UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Amendment No. 3)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Catalyst Biosciences, Inc.
(Name of the Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED JULY 12, 2023
PROPOSED BUSINESS COMBINATION
YOUR VOTE IS VERY IMPORTANT
To the Stockholders of Catalyst Biosciences, Inc.:
You are cordially invited to attend a virtual special meeting of stockholders of Catalyst Biosciences, Inc., a Delaware corporation (“Catalyst”), which will be held on     , 2023, at     Pacific Time, unless postponed or adjourned to a later date. The Catalyst special meeting will be held entirely online. You will be able to attend and participate in the Catalyst special meeting online by visiting http://www.virtualshareholdermeeting.com/CBIO2023SM, where you will be able to listen to the meeting live, submit questions and vote. On December 26, 2022, Catalyst acquired the F351 Assets (as defined below) from GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Japan”), and GNI Hong Kong Limited, a company incorporated under the laws of Hong Kong with limited liability (“GNI Hong Kong” and, together with GNI Japan, the “Sellers”), pursuant to that certain Asset Purchase Agreement, dated December 26, 2022, as amended on March 29, 2023 (the “F351 Agreement”), by and among Catalyst and the Sellers. Pursuant to the F351 Agreement, Catalyst acquired all of the assets and intellectual property rights primarily related to the Sellers’ proprietary Hydronidone compound (collectively, the “F351 Assets”), other than related assets and intellectual property rights located in the People’s Republic of China (the “PRC”). The F351 Assets include 15 issued or pending patents and patent applications outside of the PRC, with the last acquired issued patent expected to expire in August 2037.
Under the terms of the F351 Agreement and upon the effective time of the transactions contemplated by the F351 Agreement, Catalyst issued to the Sellers equity interests with an aggregate value of $35,000,000 in the form of: 6,266,521 shares of Catalyst’s common stock, par value $0.001 per share (the “Catalyst Common Stock”); and 12,340 shares of Catalyst Series X Convertible Preferred Stock, par value $0.001 per share (the “Catalyst Convertible Preferred Stock”), which Catalyst Convertible Preferred Stock is convertible, upon the approval of the stockholders of Catalyst (as further described herein) into shares of Catalyst Common Stock at a ratio of one (1) share of Catalyst Convertible Preferred Stock to 10,000 shares of Catalyst Common Stock.
In addition, Catalyst, GNI USA, Inc., a Delaware corporation (“GNI USA”), GNI Japan, GNI Hong Kong, Shanghai Genomics, Inc., a company organized under the laws of the PRC (“SG” and collectively with GNI USA, GNI Japan and GNI HK, “Contributors,” and each a “Contributor”), the individuals (each, a “Minority Holder” and collectively, the “Minority Holders”) listed on an annex thereto, and Continent Pharmaceuticals Inc., a Cayman Islands company limited by shares (“CPI”), entered into the Business Combination Agreement on December 26, 2022, as amended on March 29, 2023 (the “Business Combination Agreement”). The Business Combination Agreement contains the terms and conditions of the proposed business combination pursuant to which Catalyst will acquire an indirect controlling interest in Beijing Continent Pharmaceuticals Co., Ltd, a company organized under the laws of the PRC (“BC”).
Pursuant to the Business Combination Agreement, (a) GNI USA will contribute all of its ordinary shares in the capital of CPI, par value $0.0001 per share (each a “CPI Ordinary Share”), to Catalyst in exchange for 688,850,101 shares of Catalyst Common Stock (the “CPI Contribution”), (b) GNI USA will contribute its interest in Further Challenger International Limited, a company incorporated and existing under the laws of the British Virgin Islands with company number 1982271 (“Further Challenger”), to Catalyst in exchange for 264,971,695 shares of Catalyst Common Stock (the “FC Contribution”) and (c) each Minority Holder will contribute 100% of the interest he or she holds in his or her respective Entity (as defined in the Business Combination Agreement) to Catalyst in exchange for an aggregate of 156,954,428 shares of Catalyst Common Stock to be issued to such Minority Holders (the “Minority Holder Contributions” and together with the CPI Contribution and the FC Contribution, the “Contributions”). At the election of GNI USA or any Minority Holder, GNI USA or such Minority Holder may be issued shares of Catalyst Convertible Preferred Stock in lieu of some or all of the shares of Catalyst Common Stock GNI USA or any such Minority Holder is entitled to receive. Catalyst stockholders immediately before the Contributions are expected to own approximately 2.5% of the outstanding shares of the combined company, GNI USA is expected to own approximately 85.2% of the outstanding shares of the combined company and the Minority Holders are expected to own approximately 12.3% of the outstanding shares of the combined company, in each case, assuming conversion of the Catalyst Convertible

Preferred Stock and subject to certain assumptions, including, but not limited to, a valuation for Catalyst equal to $8.5 million and a valuation for the percentage of BC acquired in the business combination equal to $299.8 million. The combined company following the Contributions is referred to herein as the combined company.
In addition, at the Effective Time (as defined in the Business Combination Agreement), BC will terminate its 2021 Stock Incentive Plan (the “2021 Plan”) and each option (a “BC Option”) to purchase common shares (the “BC Common Shares”) of BC outstanding under the 2021 Plan will be terminated and replaced with options granted pursuant to a sub-plan for PRC participants under the Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan (the “2023 Omnibus Incentive Plan”) that are substantially similar in all material respects to the BC Options previously outstanding under the 2021 Plan.
Prior to the closing of the Contributions, Catalyst will conduct a reverse stock split of the Catalyst Common Stock, at a ratio of not less than 1-for-     and not more than 1-for-     and thereafter, each share of Catalyst Common Stock and option to purchase Catalyst Common Stock that is issued and outstanding at the Effective Time will remain issued and outstanding and such shares will be unaffected by the Contributions. Immediately before the Contributions, the Catalyst stockholders as of immediately prior to the Contributions hold approximately 83.4% of the outstanding shares of capital stock of Catalyst, GNI Japan owns approximately 2.4% of the outstanding shares of capital stock of Catalyst and GNI Hong Kong owns approximately 14.2% of the outstanding shares of capital stock of Catalyst. Immediately after the Contributions, the Catalyst stockholders as of immediately prior to the Contributions are expected to own approximately 2.5% of the outstanding shares of capital stock of the combined company, GNI USA is expected to own approximately 85.2% of the outstanding shares of capital stock of the combined company and the Minority Holders are expected to own approximately 12.3% of the outstanding shares of capital stock of the combined company, in each case, assuming conversion of the Catalyst Convertible Preferred Stock. Immediately after the Contributions, the Catalyst stockholders as of immediately prior to the Contributions are expected to own approximately 2.0% of the outstanding shares of the combined company, GNI USA is expected to own approximately 70.6% of the outstanding shares of the combined company, the Minority Holders are expected to own approximately 10.2% of the outstanding shares of the combined company, the holders of options granted under the 2023 Omnibus Incentive Plan (“Gyre Options”) are expected to own approximately 16.6% of the outstanding shares of the combined company and the holders of outstanding options of Catalyst are expected to own approximately 0.6% of the outstanding shares of the combined company, in each case, on a fully diluted basis assuming conversion of the Catalyst Convertible Preferred Stock and including the outstanding options of Catalyst and the Gyre Options to be granted in respect of the BC Options.
BC faces various risks and uncertainties related to doing business in the PRC. BC’s business operations are primarily conducted in the PRC, and BC is subject to complex and evolving PRC laws and regulations. For a detailed description of risks related to doing business in the PRC, please refer to the risks disclosed under “Risk Factors—Risks Related to BC—Risks Related to BC’s Business Operations in the PRC.”
The PRC government’s significant authority in regulating the combined company’s operations and its oversight and control over offerings conducted overseas by, and foreign investment in, PRC-based issuers could significantly limit or completely hinder the combined company’s ability to offer or continue to offer securities to investors and cause the value of the combined company’s securities to significantly decline or be worthless if the Contributions are consummated. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature could result in a material change in the combined company’s operations and may cause the value of the combined company’s securities to significantly decline or become worthless if the Contributions are consummated. Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China could result in a material adverse change in the combined company’s operations and the value of the combined company’s common stock if the Contributions are consummated. For example, in recent years, the PRC government has made statements and taken regulatory actions to regulate certain market players or to improve its supervision of the market in general, such as those related to data security or anti-monopoly concerns. There is no assurance that any new rules or regulations promulgated in the future will not impose additional requirements on the combined company. If any such rules or regulations are adopted, the combined company may be subject to more stringent regulatory scrutiny for its operation and financing efforts, which may in turn result in more compliance costs and expenses for the combined company, delay the combined company’s investment and financing activities, or otherwise impact the combined company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange following the

Contributions. For more details, see “Risk Factors Risks Related to BC—Risks Related to BC’s Business Operations in the PRC—The PRC government may intervene in or influence BC’s operations at any time, which could result in a change in BC’s operations and There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.”
Pursuant to the Cybersecurity Review Measures published by the Cybersecurity Administration of China, which became effective on February 15, 2022, critical information infrastructure operators purchasing network products and services which affect or may affect national security, or online platform operators possessing personal information of more than one million users, seeking to be listed on foreign stock markets must apply for a cybersecurity review by the Cybersecurity Review Office. For a detailed description, please refer to risks disclosed under “Risk Factors—Risks Related to BC—Risks Related to BC’s Business Operations in the PRC—Risks Relating to BC’s Financial Position and Need for Additional Capital-Compliance with the PRC’s new Data Security Law, Cyber Security Law, Cybersecurity Review Measures, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme on cyber security and any other future laws and regulations may entail significant expenses and could affect BC’s business.”
According to Special Administrative Measure (Negative List) for Access of Foreign Investments (2021 Edition) which became effective on January 1, 2022 (the “Negative List”), if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses, seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. For a detailed description, please refer to “BC’s Business—Regulations on M&A and Overseas Listings.”
However, applicable PRC laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If BC or its subsidiaries fail to obtain and maintain such approvals, licenses, or permits required for its business, inadvertently conclude that such approval is not required, or respond to changes in the regulatory environment, BC or its subsidiaries could be subject to liabilities, penalties, and operational disruption, which may materially and adversely affect its business, operating results, financial condition and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.
Generally, cash is transferred through BC’s organization in the following manner: (i) funds are transferred to BC from CPI as needed through BJContinent Pharmaceuticals Limited, a company incorporated under the laws of Hong Kong with limited liability (“BJC Limited”), or from other domestic shareholders, in the form of capital contributions or shareholder loans; and (ii) dividends or other distributions may be paid by BC to CPI through BJC Limited, or to other domestic shareholders.
In September 2020, BC paid a cash dividend of $1.9 million to BJC Limited. As required under the PRC Enterprise Income Tax Law, the dividends paid by BC were subject to a withholding tax rate of 10%. Such amount was settled in full net of withholding PRC tax through multiple payments by August 2020.
Since BC’s inception to the date of this proxy statement, there were no transfers, dividends, or distributions between BJC Limited, BC, BC’s wholly-owned subsidiary (Beijing Continent Biomedical Technology Co., Ltd., a company organized under the laws of the PRC (“BC Biomedical”)), or to investors (except as disclosed above and excluding shareholder capital contributions). BC intends to retain all available funds and any future earnings for use in the operation of its business and does not anticipate paying any cash dividends on its capital stock in the foreseeable future. Notwithstanding the foregoing, any determination to pay cash dividends subsequent to the Contributions will be at the discretion of the combined company’s board of directors and will depend upon a number of factors, including the combined company’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the combined company’s board of directors deems relevant. For more details, see “BC’s Business—Regulatory Requirements in the PRC—Dividends, Distributions and Other Transfers”, Audited Financial Statements of Beijing Continent Pharmaceuticals Co., Ltd. and “Selected Historical and Unaudited Pro Forma Condensed Combined Financial Information—Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement.
Under the Holding Foreign Companies Accountable Act (the “HFCAA”), the SEC is required to identify issuers that retain an auditor that has a branch or office that is located in a foreign jurisdiction and that the Public Company Accounting Oversight Board (the “PCAOB”) determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered accounting firms headquartered in the PRC and in Hong Kong. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations of PCAOB-registered public accounting firms headquartered in mainland PRC and Hong Kong in 2022, and as a result, the PCAOB vacated its December 2021 determinations. While vacating those determinations, the PCAOB noted that, should it encounter any impediment to conducting an inspection or investigation of auditors in mainland PRC or Hong Kong as a result of a position taken by any authority there, the PCAOB would act to immediately reconsider the need to issue new determinations consistent with the HFCAA and PCAOB Rule 6100.
If (i) the combined company’s operations require that it retain an auditor that is headquartered in mainland PRC to act as a principal auditor in order to comply with the standards of the PCAOB and (ii) the PCAOB retakes a position that is similar to its December 2021 determinations, then the combined company would be identified by the SEC as a Commission-Identified Issuer. In accordance with the HFCAA, the combined company’s securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if the SEC identifies the combined company as a Commission-Identified Issuer for two consecutive years in the future. The combined company’s operations will likely require such an auditor to act as its principal auditor. For a detailed description of risks of and impacts on the combined company relating to the HFCAA and related regulations, please refer to risks disclosed under “Risk Factors—Risks Related to the Combined Company—The PRC-operations portion of the combined company’s audit may be conducted by an independent registered public accounting firm that is not subject to inspection by the PCAOB, which may negatively impact investor sentiment towards the combined company or its PRC operations, which could adversely affect the market price of the combined company’s common stock.”
Shares of Catalyst Common Stock are currently listed on The Nasdaq Capital Market under the symbol “CBIO.” Catalyst has filed a listing application for the combined company with The Nasdaq Stock Market Inc. (“Nasdaq”). After completion of the Contributions, the combined company will be renamed “Gyre Therapeutics, Inc.” and it is expected that the common stock of the combined company will trade on The Nasdaq Stock Market under the symbol “GYRE.” On     , the last trading day before the date of this proxy statement, the closing sale price of Catalyst Common Stock was $     per share.
Catalyst stockholders are cordially invited to attend the special meeting of Catalyst stockholders. Catalyst is holding its special meeting of stockholders, or the Catalyst special meeting, on     , 2023, at     Pacific Time, unless postponed or adjourned to a later date, in order to obtain the stockholder approvals necessary to complete the Contributions and related matters. The Catalyst special meeting will be held entirely online. Catalyst stockholders will be able to attend and participate in the Catalyst special meeting online by visiting http://www.virtualshareholdermeeting.com/CBIO2023SM, where they will be able to listen to the meeting live, submit questions and vote. At the Catalyst special meeting, Catalyst will ask its stockholders:
1.
To approve, for purposes of Nasdaq Listing Rules 5635(a) and (b), the issuance of shares of Catalyst Common Stock and Catalyst Convertible Preferred Stock, each pursuant to the terms of the Business Combination Agreement (as it may be amended from time to time), a copy of which is attached as Annex A to this proxy statement;

2.
To approve, for purposes of Nasdaq Listing Rules 5635(a) and (b), the conversion of Catalyst Convertible Preferred Stock into shares of Catalyst Common Stock pursuant to the F351 Agreement, a copy of which is attached as Annex B to this proxy statement;

3.	To adopt and approve an amendment to the restated certificate of incorporation of Catalyst to increase the number of authorized shares of Catalyst Common Stock from 100,000,000 shares to shares;
4.
To adopt and approve an amendment to the restated certificate of incorporation of Catalyst to effect a reverse stock split of Catalyst Common Stock, by a ratio of not less than 1-for-    and not more than 1-for-    , such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of Catalyst’s board of directors;

5.	To adopt and approve an amendment to the restated certificate of incorporation of Catalyst to create a new class of non-voting common stock of Catalyst;
6.	To approve the Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan;

7.	To adopt and approve an amendment to the restated certificate of incorporation of Catalyst to allow for stockholder action by written consent in certain circumstances;
8.	To elect as director the two nominees named in the proxy statement to serve until the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified;
9.	To approve, by non-binding advisory vote, the compensation of Catalyst’s named executive officers;
10.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation;
11.	To ratify the selection of EisnerAmper LLP as Catalyst’s independent registered public accounting firm; and
12.	To consider and vote upon an adjournment of the Catalyst special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, 4, 5 and 6.
After careful consideration, the Catalyst board of directors has approved the Business Combination Agreement and has determined that it is advisable to consummate the Contributions and the other transactions contemplated by the Business Combination Agreement. Catalyst’s board of directors has approved the proposals described in this proxy statement and recommends that its stockholders vote “FOR” Proposal Nos. 1, 2, 3, 4, 5, 6, 7, 9, 11 and 12, “FOR” the election of the director nominees named in Proposal No. 8 and “ONE YEAR” on Proposal No. 10, as described in this proxy statement.
More information about Catalyst, BC, the Business Combination Agreement and the transactions contemplated thereby, and the foregoing proposals is contained in this proxy statement. Catalyst urges you to read this proxy statement carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 34 OF THIS PROXY STATEMENT.
Catalyst is excited about the opportunities the Contributions bring to Catalyst’s stockholders and thanks you for your consideration and continued support. Sincerely,

Nassim Usman, Ph.D.
President and Chief Executive Officer
Catalyst Biosciences, Inc.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions in this proxy statement, passed upon the merits or fairness of the Business Combination Agreement or the Contributions, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.
This proxy statement is dated    , 2023 and is first being mailed to Catalyst stockholders on or about    , 2023.

Catalyst Biosciences, Inc.
611 Gateway Blvd
Suite 120
South San Francisco, CA 94080
(650) 871-0761

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To the stockholders of Catalyst Biosciences, Inc.:
NOTICE IS HEREBY GIVEN that a virtual special meeting of stockholders, or the Catalyst special meeting, will be held on     2023,     at Pacific Time, unless postponed or adjourned to a later date. The Catalyst special meeting will be held entirely online. You will be able to attend and participate in the Catalyst special meeting online by visiting http://www.virtualshareholdermeeting.com/CBIO2023SM, where you will be able to listen to the meeting live, submit questions and vote.
The Catalyst special meeting will be held for the following purposes:
1.
To approve, for purposes of Nasdaq Listing Rule 5635(a) and (b), the issuance of shares of common stock of Catalyst Biosciences, Inc. (“Catalyst”), par value $0.001 per share (“Catalyst Common Stock”) and shares of Catalyst Series X Convertible Preferred Stock, par value $0.001 per share (the “Catalyst Convertible Preferred Stock”), each pursuant to the terms of the Business Combination Agreement and the F351 Agreement (as they may be amended from time to time), copies of which are attached as Annex A and Annex B, respectively, to this proxy statement;

2.
To approve, for purposes of Nasdaq Listing Rules 5635(a) and (b), the conversion of Catalyst Convertible Preferred Stock into shares of Catalyst Common Stock pursuant to the Asset Purchase Agreement, dated December 26, 2022, by and among Catalyst, GNI Japan and GNI Hong Kong (the “F351 Agreement”), a copy of which is attached as Annex B to this proxy statement;

3.	To adopt and approve an amendment to the restated certificate of incorporation of Catalyst to increase the number of authorized shares of Catalyst Common Stock from 100,000,000 shares to shares;
4.
To adopt and approve an amendment to the restated certificate of incorporation of Catalyst to effect a reverse stock split of Catalyst Common Stock, by a ratio of not less than 1-for-     and not more than 1-for-    , such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of Catalyst’s board of directors;

5.	To adopt and approve an amendment to the restated certificate of incorporation of Catalyst to create a new class of non-voting common stock of Catalyst;
6.	To approve the Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan;
7.	To adopt and approve an amendment to the restated certificate of incorporation of Catalyst to allow for stockholder action by written consent in certain circumstances;
8.	To elect as director the two nominees named in the proxy statement to serve until the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified;
9.	To approve, by non-binding advisory vote, the compensation of Catalyst’s named executive officers;
10.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation;
11.	To ratify the selection of EisnerAmper LLP as Catalyst’s independent registered public accounting firm; and
12.	To consider and vote upon an adjournment of the Catalyst special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, 4, 5 and 6.
Record Date:
Catalyst’s board of directors has fixed the close of business on     , 2023 as the record date for the determination of stockholders entitled to notice of and to vote at, the Catalyst special meeting and any adjournment or postponement thereof. Only stockholders of record of Catalyst at the close of business on the record date are entitled to notice of and to vote at the Catalyst special meeting. Notwithstanding the foregoing, holders of outstanding shares of Catalyst Series Y Preferred Stock, par value $0.001 per share (“Catalyst Series Y Preferred Stock”) will only be entitled to vote such shares on Proposal No. 4 and will only be able to vote to the extent that such shares have not been automatically redeemed in the Initial Redemption, as described in this proxy statement. At the close of business on the record date,     shares of Catalyst Common Stock were issued and outstanding and     shares of Catalyst Series Y Preferred Stock were issued and outstanding.

Your vote is important. Assuming a quorum is present, (i) the affirmative vote of the holders of a majority of all of the shares of Catalyst Common Stock present in person or represented by proxy at the Catalyst special meeting and entitled to vote on such matter is required for approval of Proposal Nos. 1, 2, 6, 9, 11 and 12 and for approval of one of the options set forth under Proposal No. 10, (ii) the affirmative vote of the holders of a majority of the outstanding shares of Catalyst Common Stock entitled to vote thereon is required for approval of Proposal Nos. 3 and 5, (iii) the affirmative vote of the holders of a majority of the outstanding shares of Catalyst Common Stock and Catalyst Series Y Preferred Stock entitled to vote thereon is required for approval of Proposal No. 4, (iv) the affirmative vote of the holders of two-thirds of the outstanding shares of Catalyst Common Stock entitled to vote thereon is required for approval of Proposal No. 7 and (v) the two nominees receiving the highest number of affirmative “FOR” votes shall be elected as Class II directors pursuant to Proposal No. 8.
Approval of Proposal Nos. 1, 2, 3, 4 and 6 is a condition to the completion of the Contributions. Therefore, the Contributions cannot be consummated without the approval of Proposal Nos. 1, 2, 3, 4 and 6.
Even if you plan to virtually attend the Catalyst special meeting, Catalyst requests that you sign and return the enclosed proxy or submit a proxy to vote by mail or online to ensure that your shares will be represented at the Catalyst special meeting if you are unable to virtually attend. You may change or revoke your proxy at any time before it is voted at the Catalyst special meeting. As a result of the dividend of shares of Catalyst Series Y Preferred Stock to stockholders of record as of the close of business on June 30, 2023, each holder of shares of Catalyst Common Stock will also hold a number of one one-thousandths of a share of Catalyst Series Y Preferred Stock equal to the whole number of shares of Catalyst Common Stock held by such holder. Because any one one-thousandths of a share of Catalyst Series Y Preferred Stock that is not present in person or by proxy at the Catalyst special meeting as of immediately prior to the opening of the polls at the Catalyst special meeting will be automatically redeemed, if you fail to attend the Catalyst special meeting or fail to submit a proxy to vote your shares, your shares of Catalyst Series Y Preferred Stock will be redeemed immediately prior to the opening of the polls at the Catalyst special meeting and you will not be entitled to vote those shares at the Catalyst special meeting.
CATALYST’S BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED ABOVE IS FAIR TO, IN THE BEST INTERESTS OF AND ADVISABLE TO CATALYST AND ITS STOCKHOLDERS AND HAS APPROVED EACH SUCH PROPOSAL. CATALYST’S BOARD OF DIRECTORS RECOMMENDS THAT CATALYST STOCKHOLDERS VOTE “FOR” EACH SUCH PROPOSAL.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held
on    , 2023, at     Pacific Time via the internet

This notice of special meeting of stockholders and the related proxy statement and annual report to stockholders re available at http://www.virtualshareholdermeeting.com/CBIO2023SM
By Order of Catalyst’s Board of Directors,

Nassim Usman, Ph.D.
President and Chief Executive Officer
South San Francisco
    , 2023

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement incorporates important business and financial information about Catalyst that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission website (www.sec.gov) or upon your written or oral request by contacting Catalyst Biosciences, Inc. at 611 Gateway Blvd. Suite 120, South San Francisco, California 94080.
To ensure timely delivery of these documents, any request should be made no later than     , 2023 to receive them before the Catalyst special meeting.
For additional details about where you can find information about Catalyst, please see the section entitled “Where You Can Find More Information” beginning on page 343 of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE CONTRIBUTIONS	1
SUMMARY OF THE PROXY STATEMENT	11
MARKET PRICE AND DIVIDEND INFORMATION	31
RISK FACTORS	34
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS AND MARKET AND INDUSTRY DATA	115
THE SPECIAL MEETING OF CATALYST STOCKHOLDERS	118
THE CONTRIBUTIONS	123
THE BUSINESS COMBINATION AGREEMENT	144
AGREEMENTS RELATED TO THE CONTRIBUTIONS	157
CATALYST EXECUTIVE AND DIRECTOR COMPENSATION	162
BC EXECUTIVE COMPENSATION	173
MATTERS BEING SUBMITTED TO A VOTE OF CATALYST STOCKHOLDERS	177
PROPOSAL NO. 1: APPROVAL OF THE ISSUANCE OF SHARES OF CATALYST COMMON STOCK AND CATALYST PREFERRED STOCK PURSUANT TO THE TERMS OF THE BUSINESS COMBINATION AGREEMENT FOR PURPOSES OF NASDAQ LISTING RULES 5635(A) AND (B)	177
PROPOSAL NO. 2: APPROVAL OF CONVERSION OF CATALYST CONVERTIBLE PREFERRED STOCK INTO SHARES OF CATALYST COMMON STOCK PURSUANT TO THE TERMS OF THE F351 AGREEMENT FOR PURPOSES OF NASDAQ LISTING RULES 5635(A) AND (B)	178
PROPOSAL NO. 3: ADOPTION AND APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF CATALYST TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CATALYST COMMON STOCK	180
PROPOSAL NO. 4: ADOPTION AND APPROVAL OF AN AMENDMENT TO CATALYST’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF CATALYST COMMON STOCK BY A RATIO OF NOT LESS THAN 1-FOR- AND NOT MORE THAN 1-FOR- , SUCH RATIO AND THE IMPLEMENTATION AND TIMING OF THE REVERSE STOCK SPLIT TO BE DETERMINED IN THE DISCRETION OF CATALYST’S BOARD OF DIRECTORS	182
PROPOSAL NO. 5: ADOPTION AND APPROVAL OF AN AMENDMENT TO CATALYST’S RESTATED CERTIFICATE OF INCORPORATION TO CREATE A NEW CLASS OF NON-VOTING COMMON STOCK OF CATALYST	189
PROPOSAL NO. 6 APPROVAL OF THE GYRE THERAPEUTICS, INC. 2023 OMNIBUS INCENTIVE PLAN	191
PROPOSAL NO. 7 ADOPTION AND APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATE OF CATALYST TO ADOPT ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS	197
PROPOSAL NO. 8 ELECTION OF DIRECTORS	198
PROPOSAL NO. 9 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	201
PROPOSAL NO. 10 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	202
PROPOSAL NO. 11 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	203
PROPOSAL NO. 12 APPROVAL OF POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING	204
CORPORATE GOVERNANCE	205
CATALYST’S BUSINESS	212
BC’S BUSINESS	231
CATALYST MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	275

Annex A—Business Combination Agreement and Amendment to Business Combination Agreement	A-1
Annex B—F351 Asset Purchase Agreement and Agreement and Amendment to F351 Asset Purchase Agreement	B-1
Annex C—Opinion of Catalyst’s Financial Advisor	C-1
Annex D—Contingent Value Rights Agreement and Amendment to Contingent Value Rights Agreement	D-1
Annex E—Form of Certificate of Amendment for the Authorized Share Increase, the Reverse Stock Split, the creation of the Non-Voting Common Stock and the Stockholder Action by Written Consent	E-1
Annex F—Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan	F-1

 QUESTIONS AND ANSWERS ABOUT THE CONTRIBUTIONS
Except where specifically noted, the following information and all other information contained in this proxy statement does not give effect to the proposed reverse stock split described in Proposal No. 4 of this proxy statement.
The following section provides answers to frequently asked questions about the Contributions. This section, however, provides only summary information. For a more complete response to these questions and for additional information, please refer to the cross-referenced sections.
Q:	What are the Contributions?
A:
Catalyst Biosciences, Inc. (“Catalyst”), GNI USA, Inc., a Delaware corporation (“GNI USA”), GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Japan”), GNI Hong Kong Limited, a company incorporated under the laws of Hong Kong with limited liability (“GNI Hong Kong”), Shanghai Genomics, Inc., a company organized under the laws of the PRC (“SG” and collectively with GNI USA, GNI Japan and GNI HK, “Contributors,” and each a “Contributor”), the individuals (each, a “Minority Holder” and collectively, the “Minority Holders”) listed on an annex thereto and Continent Pharmaceuticals Inc., a Cayman Islands company limited by shares (“CPI”), entered into the Business Combination Agreement on December 26, 2022, a copy of which is attached as Annex A to this proxy statement, and amended such Business Combination Agreement on March 29, 2023, a copy of which is attached as Annex A (the “Business Combination Agreement”). The Business Combination Agreement contains the terms and conditions of the proposed business combination pursuant to which Catalyst will acquire an indirect controlling interest in Beijing Continent Pharmaceuticals Co., Ltd, a company organized under the laws of the PRC (“BC”).

Pursuant to the Business Combination Agreement, (a) GNI USA will contribute all of its ordinary shares in the capital of CPI, par value $0.0001 per share (each a “CPI Ordinary Share”) to Catalyst in exchange for 688,850,101 shares of Catalyst Common Stock, par value $0.001 per share (the “Catalyst Common Stock”) (the “CPI Contribution”), (b) GNI USA will contribute its interest in Further Challenger International Limited, a company incorporated and existing under the laws of the British Virgin Islands with company number 1982271 (“Further Challenger”), to Catalyst in exchange for 264,971,695 shares of Catalyst Common Stock (the “FC Contribution”) and (c) each Minority Holder will contribute 100% of the interest he or she holds in his or her respective Entity (as defined in the Business Combination Agreement) to Catalyst in exchange for an aggregate of 156,954,428 shares of Catalyst Common Stock to be issued to such Minority Holders (the “Minority Holder Contributions” and together with the CPI Contribution and the FC Contribution, the “Contributions”). At the election of GNI USA or any Minority Holder, GNI USA or such Minority Holder shall be issued shares of Catalyst Convertible Preferred Stock in lieu of some or all of the shares of Catalyst Common Stock GNI USA or such Minority Holder is entitled to receive. References to the “combined company” are to Gyre Therapeutics, Inc. following the consummation of the transactions contemplated by the Business Combination Agreement.
In addition, at the Effective Time (as defined in the Business Combination Agreement), BC will terminate its 2021 Stock Incentive Plan (the “2021 Plan”) and each option (a “BC Option”) to purchase common shares (the “BC Common Shares”) of BC outstanding under the 2021 Plan will be terminated and replaced with options granted pursuant to a sub-plan for PRC participants under the Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan (the “2023 Omnibus Incentive Plan”) that are substantially similar in all material respects to the BC Options previously outstanding under the 2021 Plan.
Prior to the closing of the Contributions, Catalyst will conduct a reverse stock split of the Catalyst Common Stock, at a ratio of not less than 1-for-     and not more than 1-for-     and thereafter, each share of Catalyst Common Stock and option to purchase Catalyst Common Stock that is issued and outstanding at the Effective Time will remain issued and outstanding and such shares will be unaffected by the Contributions. Otherwise, each share of Catalyst Common Stock and option to purchase Catalyst Common Stock that is issued and outstanding at the Effective Time will remain issued and outstanding and such shares and options will be unaffected by the Contributions. Immediately after the Contributions, Catalyst stockholders as of immediately prior to the Contributions are expected to own approximately 2.5% of the outstanding shares of the combined company, GNI USA is expected to own approximately 85.2% of the outstanding shares of the combined company and the Minority Holders are expected to own approximately 12.3% of the outstanding shares of the combined company, in each case, assuming conversion of the Catalyst Convertible Preferred Stock. Immediately after the Contributions, the holders of the capital stock of Catalyst as of immediately prior to the Contributions are expected to own approximately 2.0% of the outstanding shares of the combined company, GNI USA is expected to own approximately 70.6% of the outstanding shares of the combined company, the Minority Holders are expected to own approximately 10.2% of the outstanding shares of the combined company, the holders of options granted under the 2023 Omnibus Incentive Plan (“Gyre Options”) are expected to own approximately 16.6% of the outstanding shares of the combined company and the holders of outstanding options of Catalyst are expected to own approximately 0.6% of the outstanding shares of the combined company, in each case, on a fully diluted basis assuming conversion of the Catalyst Convertible Preferred Stock and including the outstanding options of Catalyst and the Gyre Options to be granted in respect of the BC Options.
Q:	Why are the two companies proposing to complete the transactions contemplated by the Business Combination Agreement?
A:
Catalyst and BC’s management believe that the transactions contemplated by the Business Combination Agreement will result in a commercial-stage organ fibrosis and inflammatory disease company, with the drug ETUARY approved for the treatment of pulmonary fibrosis in the PRC and a robust pipeline of product candidates in various stages of development, including a Phase 3 study of Hydronidone in HBV associated fibrosis in the PRC and a Phase 2 study of Hydronidone in the United States in non-alcoholic steatohepatitis (“NASH”) fibrosis that is planned to begin in 2023. For a more complete description of the reasons for the Contributions, please see the sections titled “The Contributions—Catalyst Reasons for the Contributions” and “The Contributions—GNI Parties Reasons for the Contributions” beginning on pages 125 and 126, respectively, of this proxy statement.

Q:	Why am I receiving this proxy statement?
A:
You are receiving this proxy statement because you have been identified as a stockholder of Catalyst as of the record date and you are entitled to vote at the Catalyst special meeting to approve the matters set forth herein. This proxy statement is used to solicit proxies for the Catalyst special meeting to vote on the matters set forth herein.

Q:	What proposals will be voted on at the Catalyst special meeting the approval of which are conditions to the closing of the Contributions?
A:
Pursuant to the terms of the Business Combination Agreement, the following proposals must be approved by the requisite stockholder vote at the Catalyst special meeting in order for the Contributions to close:

•
Proposal No. 1: To approve, for purposes of Nasdaq Listing Rule 5635(a) and (b), the issuance of shares of Catalyst Common Stock and shares of Catalyst Convertible Preferred Stock, each pursuant to the terms of the Business Combination Agreement (as it may be amended from time to time), a copy of which is attached as Annex A to this proxy statement.

•
Proposal No. 2: To approve, for purposes of Nasdaq Listing Rules 5635(a) and (b), the conversion of Catalyst Convertible Preferred Stock into shares of Catalyst Common Stock pursuant to the F351 Agreement, dated as of December 26, 2022, by and among Catalyst, GNI Japan and GNI Hong Kong, as amended on March 29, 2023 (the “F351 Agreement”), a copy of which is attached as Annex B to this proxy statement.

•
Proposal No. 3: To adopt and approve an amendment to the restated certificate of incorporation of Catalyst to increase the number of authorized shares of Catalyst Common Stock from 100,000,000 shares to     shares.

•
Proposal No. 4: To adopt and approve an amendment to the restated certificate of incorporation of Catalyst to effect a reverse stock split of Catalyst Common Stock, by a ratio of not less than 1-for-     and not more than 1-for-    , such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of Catalyst’s board of directors.

•	Proposal No. 5: To adopt and approve an amendment to the restated certificate of incorporation of Catalyst to create a new class of non-voting common stock of Catalyst.
•	Proposal No. 6: To approve an amendment and restatement of 2023 Omnibus Incentive Plan.
•
Proposal No. 12: To consider and vote upon an adjournment of the Catalyst special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, 4, 5 and 6.

Approval of Proposal Nos. 1, 2, 3, 4 and 6 is a condition to the completion of the Contributions. Therefore, the Contributions cannot be consummated without the approval of Proposal Nos. 1, 2, 3, 4 and 6.
In addition to the requirement of obtaining Catalyst stockholder approval, each of the other closing conditions set forth in the Business Combination Agreement must be satisfied or waived. For a more complete description of the closing conditions under the Business Combination Agreement, please see the section entitled “The Business Combination Agreement—Conditions to the Completion of the Contributions” beginning on page 152 of this proxy statement.
The presence at the Catalyst special meeting, in person or being represented by proxy, of the holders of one-third of the outstanding shares of Catalyst Common Stock entitled to vote at the Catalyst special meeting, shall constitute a quorum at the meeting for the purpose of approving the proposals.
Q:	What stockholder votes are required to approve the proposals at the Catalyst special meeting?
A:
Assuming a quorum is present, the affirmative vote of the holders of a majority of all of the shares of Catalyst Common Stock present in person or represented by proxy at the Catalyst special meeting and entitled to vote on such matter is required for approval of Proposal Nos. 1, 2, 6, 9, 11 and 12. On Proposal Nos. 1, 2, 6, 9, 11 and 12, abstentions will have the same effect as “AGAINST” votes and broker non-votes, if any, will have no effect.

Assuming a quorum is present, the affirmative vote of the holders of a majority of all of the shares of Catalyst Common Stock present in person or represented by proxy at the Catalyst special meeting and entitled to vote on such matter is required for approval of Proposal No. 10. Abstentions on Proposal No. 10 will have the same effect as a vote against each option, and broker non-votes, if any, will have no effect. Because Proposal No. 10 has multiple options, if none of the options receives the affirmative vote of the holders of a majority of all of the shares of Catalyst Common Stock present in person or represented by proxy at the Catalyst special meeting and entitled to vote on the matter, then we will consider the stockholders to have approved the option selected by the holders of a plurality of the shares of Catalyst Common Stock present in person or represented by proxy at the Catalyst special meeting and entitled to vote on the matter.
Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Catalyst Common Stock entitled to vote at the Catalyst special meeting is required for approval of Proposal Nos. 3 and 5. Abstentions and broker non-votes, if any, will have the same effect as “AGAINST” votes on Proposal Nos. 3 and 5.
Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Catalyst Common Stock and Catalyst Series Y Preferred Stock (defined below) entitled to vote at the Catalyst special meeting is required for approval of Proposal No. 4. Please refer to the discussion below under “How many votes do I have?” for a description of the Catalyst Series Y Preferred Stock, which is entitled to be voted together with the Catalyst Common Stock as a single class on Proposal No. 4. Shares of Catalyst Series Y Preferred Stock that are not present in person or by proxy as of immediately prior to the opening of the polls at the Catalyst special meeting will be automatically redeemed in the Initial Redemption (defined below) and, therefore, will not be outstanding or entitled to vote on Proposal No. 4 and will be excluded from the calculation as to whether Proposal No. 4, respectively, passes at the Catalyst special meeting. Due to the voting power of the shares of Catalyst Series Y Preferred Stock that are redeemed pursuant to the Initial Redemption, the holders of Catalyst Common Stock that submit a proxy to vote their shares at the Catalyst special meeting or vote at the Catalyst special meeting will effectively have enhanced voting power on Proposal No. 4 over holders of Catalyst Common Stock that are not represented in person or by proxy at the Catalyst special meeting. This means that Proposal No. 4 could be approved by the affirmative vote of the holders of less than a majority of the outstanding shares of Catalyst Common Stock. Abstentions and broker non-votes, if any, will have the same effect as “AGAINST” votes on Proposal No. 4.
The Delaware General Assembly has passed amendments to the DGCL that would change the stockholder vote required to effect a reverse split of stock that is listed on a national securities exchange and meets certain other requirements. The Catalyst Common Stock is listed on the Nasdaq Capital Market, a national securities exchange. The DGCL amendments are anticipated to become effective on August 1, 2023, if they are signed into law by the Governor of Delaware, or otherwise enacted pursuant to Delaware law, on or before that date. If the amendments to the DGCL become effective before Catalyst files the amendment to the restated certificate of incorporation of Catalyst with the Delaware Secretary of State to effect the Reverse Stock Split, the Catalyst board of directors reserves the right to rely upon the new stockholder vote requirements authorized by the DGCL amendments to determine if Proposal No. 4 has been adopted. The DGCL amendments would permit Catalyst to effect the Reverse Stock Split if the votes cast “FOR” Proposal No. 4 exceed the votes cast “AGAINST” Proposal No. 4, assuming the presence of a quorum and if the shares of Catalyst Common Stock meet the listing requirement of the Nasdaq Capital Market relating to the minimum number of holders immediately after the amendment to the restated certificate of incorporation effecting the Reverse Stock Split becomes effective. Under this voting standard, abstentions and broker non-votes (if any), and shares of Catalyst Common Stock that are not present in person or by proxy at the Catalyst special meeting, will have no effect on the outcome of the vote on Proposal No. 4.
Assuming a quorum is present, the affirmative vote of the holders of two-thirds of the outstanding shares of Catalyst Common Stock entitled to vote at the Catalyst special meeting is required for approval of Proposal No. 7. Abstentions and broker non-votes, if any, will have the same effect as “AGAINST” votes on Proposal No. 7.
Assuming a quorum is present, the two nominees receiving the highest number of affirmative “FOR” votes shall be elected as Class II directors pursuant to Proposal No. 8. Shares withheld and broker non-votes, if any, will have no effect.
As of May 15, 2023, GNI Japan and GNI HK owned or controlled approximately 16.6% of the outstanding shares of Catalyst Common Stock entitled to vote at the Catalyst special meeting. Pursuant to the Business Combination Agreement, these stockholders have agreed to vote all shares of Catalyst Common Stock owned by them as of the record date in favor of Proposal Nos. 1-6.
Q:	What will BC shareholders, the Minority Holders and BC option holders receive in the Contributions?
A:
BC shareholders and the Minority Holders will receive shares of Catalyst Common Stock. Catalyst stockholders immediately before the Contributions are expected to own approximately 2.5% of the outstanding shares of the combined company, GNI USA is expected to own approximately 85.2% of the outstanding shares of the combined company and the Minority Holders are expected to own approximately 12.3% of the outstanding shares of the combined company, in each case, assuming conversion of the Catalyst Convertible Preferred Stock and subject to certain assumptions, including, but not limited to, a valuation for Catalyst equal to $8.5 million and a valuation for the percentage of BC acquired in the business combination equal to $299.8 million. Immediately after the Contributions, the holders of the capital stock of Catalyst as of immediately prior to the Contributions are expected to own approximately 2.0% of the outstanding shares of the combined company, GNI USA is expected to own approximately 70.6% of the outstanding shares of the combined company, the Minority Holders are expected to own approximately 10.2% of the outstanding shares of the combined company, the holders of Gyre Options to be granted in respect of BC Options are expected to own approximately 16.6% of the outstanding shares of the combined company and the holders of outstanding options of Catalyst are expected to own approximately 0.6% of the outstanding shares of the combined company, in each case, on a fully diluted basis assuming conversion of the Catalyst Convertible Preferred Stock and including the outstanding options of Catalyst and the Gyre Options to be granted in respect of the BC Options.

At the Effective Time of the Contributions, BC will terminate the 2021 Plan and BC Options outstanding thereunder will be terminated and replaced with Gyre Options.
For a more complete description of what BC shareholders and option holders will receive in the Contributions, please see the sections titled “The Contributions—Consideration” beginning on page 139 of this proxy statement.
Q:	Will the common stock of the combined company trade on an exchange?
A:
Shares of Catalyst Common Stock are currently listed on The Nasdaq Capital Market under the symbol “CBIO.” Catalyst has filed a listing application for the combined company with The Nasdaq Stock Market (“Nasdaq”). After completion of the Contributions, the combined company will be renamed “Gyre Therapeutics, Inc.” and it is expected that the common stock of the combined company will trade on Nasdaq under the symbol “GYRE.” On     , 2023, the last trading day before the date of this proxy statement, the closing sale price of Catalyst Common Stock was $     per share.

Q:	Who will be the directors of the combined company following the Contributions?
A:
Immediately following the Contributions, the combined company’s board of directors will be composed of eight (8) members, consisting of Gordon G. Carmichael, Thomas Eastling, Ying Luo, Ph.D., Songjiang Ma, Renate Parry, Nassim Usman, Ph.D., Charles Wu, Ph.D. and Han Ying, Ph.D.

Q:	Who will be the executive officers of the combined company immediately following the Contributions?
A:	Immediately following the Contributions, the executive management team of the combined company is expected to consist of:
Name	Title Immediately Following Contributions	Title Immediately Prior to Contributions
Charles Wu, Ph.D.	Chief Executive Officer and Director	Director of BC
Songjiang Ma	President and Director	Honorary Chairman, Director of BC
Ruoyu Chen	Interim Chief Financial Officer	Senior Vice President of Finance of GNI USA; Director of BC
Weiguo Ye	Chief Operating Officer	Director, President of BC
Suzana Corritori, M.D., Ph.D., MSc.	Vice President of Clinical Development and Regulatory Affairs	President & Owner of Corritori Consulting, Inc.
Q:	As a Catalyst stockholder, how does Catalyst’s board of directors recommend that I vote?
A:
After careful consideration, Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal Nos. 1, 2, 3, 4, 5, 6, 7, 9, 11 and 12, “FOR” the election of the director nominees named in Proposal No. 8 and “ONE YEAR” on Proposal No. 10.

Q:	What risks should I consider in deciding whether to vote in favor of the Contributions?
A:
You should carefully review the section entitled “Risk Factors” beginning on page 34 of this proxy statement and the annexes attached hereto and documents incorporated by reference herein, which set forth certain risks and uncertainties related to the Contributions, risks and uncertainties to which the combined company’s business will be subject and risks and uncertainties to which each of Catalyst and BC, as independent companies, are subject.

Q:	When do you expect the Contributions to be consummated?
A:
The Contributions are anticipated to close promptly after the Catalyst special meeting scheduled to be held on     , 2023, but the exact timing cannot be predicted. For more information, please see the section entitled “The Business Combination Agreement—Conditions to the Completion of the Contributions” beginning on page 152 of this proxy statement.

Q:	What do I need to do now?
A:	Catalyst urges you to read this proxy statement carefully, including the annexes attached hereto and the documents incorporated by reference and to consider how the Contributions affect you.
If you are a Catalyst stockholder of record, you may vote or provide your proxy instructions in one of four different ways:
•	You can attend the Catalyst special meeting online and vote online during the special meeting.
•	You can mail your signed proxy card in the enclosed return envelope.
•	You can provide your proxy instructions via telephone by following the instructions on your proxy card.
•	You can provide your proxy instructions via the internet by following the instructions on your proxy card.
Your signed proxy card, telephonic proxy instructions or internet proxy instructions must be received by to be counted.

If you hold your shares in “street name” (as described below), you may provide your proxy instructions via telephone or the internet by following the instructions on your vote instruction form. Please provide your proxy instructions only once, unless you are revoking a previously delivered proxy instruction and as soon as possible so that your shares can be voted at the Catalyst special meeting.
Q:	What happens if I do not return a proxy card or otherwise vote or provide proxy instructions, as applicable?
A:
If you are a Catalyst stockholder, the failure to return your proxy card or otherwise vote or provide proxy instructions may reduce the aggregate number of votes required to approve Proposal Nos. 1, 2, 6, 9, 11 and 12 and to approve one of the options under Proposal No. 10. Also, your shares will not be counted for purposes of determining whether a quorum is present at the Catalyst special meeting unless your broker has and exercises, discretionary authority to vote on certain matters.

Q:	May I attend the Catalyst special meeting and vote in person?
A:
The Catalyst special meeting will be held entirely online. Stockholders of record as of the close of business on will be able to attend and participate in the Catalyst special meeting online by accessing www.virtualshareholdermeeting.com/CBIO2023SM. To join the Catalyst special meeting, you will need to have your 16-digit control number which is included on your Notice of Internet Availability of Proxy Materials and your proxy card. If your shares are held in “street name,” you should contact your bank, broker or other nominee to obtain your 16-digit control number or otherwise vote through your bank, broker or other nominee.

Q:	Who can vote?
A:
Only stockholders of record at the close of business on    , 2023 (the “Record Date”) are entitled to notice of the Catalyst special meeting and to vote on the proposals described in this proxy statement. At the close of business on the Record Date,     shares of Catalyst Common Stock were issued and outstanding, and     shares of Catalyst Series Y Preferred Stock, par value $0.001 per share (“Catalyst Series Y Preferred Stock”), were issued and outstanding. Holders of outstanding shares of Catalyst Series Y Preferred Stock will only be entitled to vote such shares on Proposal No. 4 and will only be able to vote to the extent that such shares have not been automatically redeemed in the Initial Redemption (defined below).

Of the shares of Catalyst Common Stock issued and outstanding and entitled to vote, 6,266,521 shares of Catalyst Common Stock were issued in the F351 Acquisition (as described in “Proposal No. 2 – General” below) and are not entitled to vote on Proposal No. 2 for purposes of the listing rules of Nasdaq. Catalyst anticipates that these 6,266,521 shares of Catalyst Common Stock will be voted in favor of Proposal No. 2 for purposes of adopting the proposal under Delaware law. However, to comply with Nasdaq rules, Catalyst will instruct the inspector of elections to conduct a separate tabulation that subtracts 6,266,521 shares from the total number of shares voted in favor of Proposal No. 2 to determine whether that proposal has been adopted in accordance with applicable Nasdaq rules.
Q:	Why did the Catalyst board of directors decide to issue shares of Catalyst Series Y Preferred Stock?
A:
Over the past several years, several large brokerage firms (particularly firms with heavily retail stockholders) have changed their voting policies and now no longer return broker votes at stockholder meetings. As a result of these changes, numerous peer companies have had difficulty obtaining the requisite level of approval for proposals, such as the reverse stock split proposal, even where the votes cast were overwhelmingly in favor of the proposal. In such situations, the will of the voting stockholders is effectively ignored due to an overall low level of voting turnout. In the case of the matters to be voted on at the Catalyst special meeting, the Catalyst board of directors was concerned that a low level of voter turnout would frustrate the will of the voting stockholders and potentially endanger both Catalyst’s continued listing on Nasdaq and its ability to issue additional shares of common stock to fund ongoing operations. In light of these concerns, the Catalyst board of directors determined that it was in the best interests of Catalyst and its stockholders to issue shares of Catalyst Series Y Preferred Stock to help mitigate execution risk in connection with the Catalyst special meeting and reverse stock split. In approving the issuance of the Catalyst Series Y Preferred Stock, the Catalyst board of directors noted in particular that the Catalyst Series Y Preferred Stock votes would simply mirror the votes cast by the common stock, thereby preserving the relative “for” and “against” voting ratios.

Q:	How many votes do I have?
A:	Each share of Catalyst Common Stock is entitled to one vote on each proposal to be voted on at the Catalyst special meeting.
As announced on June 20, 2023, the Catalyst board of directors declared a dividend of one one-thousandth (1/1,000th) of a share of Catalyst Series Y Preferred Stock for each outstanding share of Catalyst Common Stock to stockholders of record of Catalyst Common Stock as of the close of business on June 30, 2023. The holders of Catalyst Series Y Preferred Stock have 250,000 votes per whole share of Catalyst Series Y Preferred Stock (i.e., 250 votes per one one-thousandth of a share of Catalyst Series Y Preferred Stock) and are entitled to vote with the Catalyst Common Stock, together as a single class, on Proposal No. 4, but are not otherwise entitled to vote on any other proposal to be presented at the Catalyst special meeting. Notwithstanding the foregoing, each share of Catalyst Series Y Preferred Stock redeemed pursuant to the Initial Redemption (defined below) will have no voting power with respect to Proposal No. 4 (or any other matter). When a holder of Catalyst Common Stock submits a vote on Proposal No. 4, the corresponding number of fractional shares of Catalyst Series Y Preferred Stock held by such holder will be automatically voted in a mirrored fashion unless otherwise indicated. For example, if a stockholder holds 10 shares of Catalyst Common Stock (entitled to one vote per share) and votes in favor of Proposal No. 4, then 2,510 votes will be recorded in favor of Proposal No. 4, because the stockholder’s shares of Catalyst Series Y Preferred Stock will automatically be voted in favor of Proposal No. 4 alongside such stockholder’s shares of Catalyst Common Stock.
All shares of Catalyst Series Y Preferred Stock that are not present in person or by proxy at the Catalyst special meeting as of immediately prior to the opening of the polls at the Catalyst special meeting will be automatically redeemed (the “Initial Redemption”). Any outstanding shares of Catalyst Series Y Preferred Stock that have not been redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by the Catalyst board of directors or (ii) automatically upon the effectiveness of the amendment to the restated certificate of incorporation of Catalyst effecting the reverse stock split.
Q:	Who counts the votes?
A:
Broadridge Financial Solutions, Inc. (“Broadridge”) will be engaged as Catalyst’s independent agent to tabulate stockholder votes, which Catalyst refers to as the inspector of election. If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation.

Q:	If my shares of Catalyst Common Stock are held in “street name” by my broker, will my broker vote my shares for me?
A:
Unless your broker has discretionary authority to vote on certain matters, your broker will not be able to vote your shares of Catalyst Common Stock on matters requiring discretionary authority without instructions from you. If you hold shares beneficially in “street name” and do not provide your broker or other agent with voting instructions, your shares may constitute “broker non-votes.” A “broker non-vote” occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its clients. These matters are referred to as “non-routine” matters. On non-routine items for which you do not give your broker instructions, shares of Catalyst Common Stock will be treated as broker non-votes. Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. To make sure that your vote is counted, you should instruct your broker to vote your shares, following the procedures provided by your broker.

Q:	What are broker non-votes and do they count for determining a quorum?
A:
Generally, broker non-votes occur when there is at least one discretionary and one non-discretionary proposal to be voted on at the meeting and shares held by a broker in “street name” for a beneficial owner are voted on at least one “routine” proposal but not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the beneficial owner for that proposal or (ii) lacks discretionary voting power to vote those shares for that proposal. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters.

Broker non-votes, if any, will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Catalyst special meeting. Broker non-votes will not be treated as votes entitled to vote on a proposal.
Q:	What if I sign and return a proxy card or otherwise vote but do not indicate specific choices?
A:	Registered Stockholder: Shares Registered in Your Name
The shares represented by each signed and returned proxy will be voted at the Catalyst special meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares of Catalyst Common Stock and, with respect to Proposal No. 4, your shares of Catalyst Series Y Preferred Stock, in accordance with the recommendations of the Catalyst board of directors. Your shares will be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and sign and return your voting instruction form without giving specific instructions, your broker, fiduciary or custodian will only be able to vote your shares of Catalyst Common Stock and, with respect to Proposal No. 4, your shares of Catalyst Series Y Preferred Stock, with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.
Q:	May I change my vote after I have submitted a proxy or provided proxy instructions?
A:
Catalyst stockholders of record, unless such stockholder’s vote is subject to a support agreement, may change their vote at any time before their proxy is voted at the Catalyst special meeting in one of four ways:

•	You may submit another properly completed proxy with a later date by mail or via the internet.
•	You can provide your proxy instructions via telephone at a later date.
•	You may send a written notice that you are revoking your proxy to Catalyst’s Corporate Secretary at investors@catbio.com.
•
You may attend the Catalyst special meeting online and vote by following the instructions at www.virtualshareholdermeeting.com/CBIO2023SM.com. Simply attending the Catalyst special meeting will not, by itself, revoke your proxy.

Your signed proxy card, telephonic proxy instructions, internet proxy instructions or written notice must be received by to be counted.
If a Catalyst stockholder who owns shares of Catalyst Common Stock in “street name” has instructed a broker to vote its shares of Catalyst Common Stock, the stockholder must follow directions received from its broker to change those instructions.
Q:	Who is paying for this proxy solicitation?
A:
Catalyst and the GNI Parties will share equally the cost of printing and filing of this proxy statement and the proxy card. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Catalyst Common Stock for the forwarding of solicitation materials to the beneficial owners of Catalyst Common Stock. Catalyst and the GNI Parties will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials. Catalyst will retain Broadridge to assist it in soliciting proxies using the means referred to above. Catalyst and the GNI Parties will pay the fees of Broadridge, which are expected to be approximately $  , plus reimbursement of out-of-pocket expenses.

Catalyst is also retaining Morrow Sodali LLC (“Morrow Sodali”) as a solicitation agent. The services Morrow Sodali will perform include the consultation and preparation in connection with the proxy solicitation services relating to the Catalyst special meeting, including any adjournment or postponement thereof, the identification of significant holders, on a best effort basis, of street accounts owning common shares and units, acting as solicitor and, if requested, telephoning individual holders of record, as well as Non- Objecting Beneficial Owners (“NOBOs”), to a level to be determined. For such services, Catalyst is paying Morrow Sodali a fixed fee of $15,500, plus associated reasonable and documented out-of-pocket disbursements, and a performance fee at Catalyst’s discretion based on Morrow Sodali’s service.
Q:	What are the material U.S. federal income tax consequences of the Contributions to Catalyst stockholders?
A:
Catalyst stockholders will not sell, exchange or dispose of any shares of Catalyst Common Stock in the Contributions. Thus, there generally will be no material U.S. federal income tax consequences to Catalyst stockholders upon consummation of the Contributions.

Q:	What are the material U.S. federal income tax consequences of the Contributions to GNI USA?
A:
(i) Catalyst, (ii) GNI USA, GNI Japan, GNI Hong Kong, SG, Further Challenger, CPI and BC (together, the “GNI Parties”) and (iii) the Minority Holders, intend for the Contributions, taken together, to qualify as a transaction governed by Section 351(a) of the Internal Revenue Code of 1986 (as amended, the “Code”). Assuming the Contributions qualify for the intended tax treatment, subject to the limitations and qualifications described in the section entitled “The Contributions—Material U.S. Federal Income Tax Consequences of the Contributions,” GNI USA will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of shares of Catalyst Common Stock in exchange for shares of CPI common stock and/or ordinary shares of Further Challenger in the Contributions. For a more detailed discussion of the material U.S. federal income tax consequences of the Contributions, see “The Contributions—Material U.S. Federal Income Tax Consequences of the Contributions” beginning on page 141 of this proxy statement.

Q:	What are the material U.S. federal income tax consequences of the receipt of contingent value rights (“CVRs”) to Catalyst stockholders?
A:
The U.S. federal income tax treatment of Catalyst stockholders’ receipt of the CVRs is unclear. Catalyst will report the issuance of the CVRs to Catalyst stockholders as a distribution of property with respect to Catalyst Common Stock. If the issuance of the CVRs is treated as a distribution of property, each Catalyst stockholder will be treated as receiving a distribution in an amount equal to the fair market value of the CVRs issued to such Catalyst stockholder on the date of the issuance. This distribution generally should be treated first as a taxable dividend to the extent of the Catalyst stockholder’s pro rata share of Catalyst’s current or accumulated earnings and profits for the year of issuance (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the Catalyst stockholder’s basis in its Catalyst Common Stock and finally as capital gain from the sale or exchange of Catalyst Common Stock with respect to any remaining value. Catalyst is in the process of performing an analysis of the its earnings and profits and some or all of the issuance of CVRs could be treated as a dividend for U.S. federal income tax purposes if Catalyst determines that it has current or accumulated earnings and profits. See the section entitled “Agreements Related to the Contributions—CVR Agreement—Material U.S. Federal Income Tax Consequences of the Receipt of CVRs” beginning on page 157 of this proxy statement for a more complete description of the material U.S. federal income tax consequences of the receipt of CVRs to Catalyst stockholders, including possible alternative treatments.

Q:	What are the material U.S. federal income tax consequences of the proposed reverse stock split to Catalyst U.S. holders?
A:
Catalyst intends for the proposed reverse stock split to qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. In general and subject to the qualifications and limitations set forth in the section entitled “Proposal No. 4—Material U.S. Federal Income Tax Consequences of the Reverse Stock Split” beginning on page 187 of this proxy statement, if the proposed reverse stock split qualifies as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, a Catalyst U.S. holder (as defined on page 158) should not recognize gain or loss upon the proposed reverse stock split. As discussed in more detail in the section entitled “Agreements Related to the Contributions—CVR Agreement—Material U.S. Federal Income Tax Consequences of the Receipt of CVRs” beginning on page 157 of this proxy statement, these consequences assume that distribution of the CVRs will be treated for U.S. federal income tax purposes as separate and distinct from the proposed reverse stock split. See the section entitled “Proposal No. 4—Material U.S. Federal Income Tax Consequences of the Reverse Stock Split” beginning on page 187 of this proxy statement for a more complete description of the material U.S. federal income tax consequences of the proposed reverse stock split to Catalyst U.S. holders.

Q:	Who can help answer my questions?
A:
If you are a Catalyst stockholder and would like additional copies of this proxy statement without charge or if you have questions about the Contributions, including the procedures for voting your shares, you should contact:

Broadridge Financial Solutions, Inc.
51 Mercedes Way
Edgewood, New York 11717
sendmaterial@proxyvote.com
Telephone: 1 (800) 579-1639

SUMMARY OF THE PROXY STATEMENT
This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Contributions and the proposals being considered at the Catalyst special meeting, you should read this entire proxy statement carefully, including the Business Combination Agreement, the F351 Agreement and the other annexes to which you are referred in this proxy statement and the documents incorporated by reference herein. For more information, please see the section entitled “Where You Can Find More Information” beginning on page 343 of this proxy statement. Except where specifically noted, the following information and all other information contained in this proxy statement does not give effect to the proposed reverse stock split of Catalyst Common Stock described in Proposal No. 4 of this proxy statement.
The Companies
Catalyst Biosciences, Inc.
611 Gateway Blvd
Suite 120
South San Francisco, CA 94080
Telephone: (650) 871-0761
Catalyst Biosciences, Inc., together with its subsidiary (“Catalyst”), is a biopharmaceutical company focused on the development and commercialization of Hydronidone for the treatment of nonalcoholic steatohepatitis (“NASH”) in the United States. Hydronidone is being evaluated for the treatment of liver fibrosis associated with a broad spectrum of chronic liver diseases. A Phase 1 clinical trial of Hydronidone has been completed in the United States and generated pharmacokinetics (“PK”), safety and tolerability data of single and multiple ascending doses of Hydronidone in U.S. healthy subjects.
This Phase 1 clinical trial of Hydronidone was conducted on the basis of an investigational new drug (“IND”) application that was filed in 2016 for Hydronidone as an anti-fibrotic agent with a focus on liver fibrosis. Upon the Federal Drug Administration’s (“FDA”) review of such IND, the Phase 1 clinical trial was initiated and completed.
Catalyst anticipates filing an IND application for the treatment of NASH in the United States in late 2023. NASH is a severe form of nonalcoholic fatty liver disease (“NAFLD”), characterized by inflammation and fibrosis in the liver that can progress to cirrhosis, liver failure, hepatocellular carcinoma (“HCC”) and death. There are currently no approved products for the treatment of NASH.
Catalyst plans to initiate the clinical development of Hydronidone in NASH fibrosis in a randomized, double-blind, placebo-controlled, parallel group, Phase 2a, Proof-of-Concept (“PoC”) clinical study evaluating the safety, tolerability, PK, and Pharmacodynamics (“PD”) of Hydronidone capsules administered daily at an oral dose of 360 mg (given as 120 mg thrice daily (“TID”)) for 24 weeks to adult subjects with advanced liver fibrosis associated with noncirrhotic NASH. The main goal of the proposed Phase 2a study is to obtain early PoC for Hydronidone in subjects with NASH fibrosis as a basis of expansion into a more comprehensive Phase 2/3 clinical program, provided that the drug is successful. The study will include a small sample size (total of 60 evaluable subjects) who will receive in a 2:1 ratio Hydronidone or Placebo. The study will evaluate changes from baseline in a set of noninvasive biochemical and imaging biomarkers relevant to assessment of NASH fibrosis in the context of drug exposure, as well as the mechanism of anti-fibrotic action of Hydronidone. The study will employ PK blood sampling and assessment of the initial population PK and PK/PD relationship to inform Hydronidone treatment in future clinical studies in NASH fibrosis. In addition, this trial will include a disease-specific patient-reported outcomes (“PROs”), a validated composite Chronic Liver Disease Questionnaire (“CLDQ”) – NASH, to collect patient-reported data about the impact of Hydronidone treatment on quality of life of subjects with advanced NASH fibrosis. Before the F351 Acquisition, GNI USA engaged in a pre-IND dialogue with the FDA in connection with this Phase 2a clinical study. The FDA’s written responses to GNI USA commented on the adequacy of the existing data package for filing an IND for the NASH fibrosis indication, including the proposed Phase 2a study design, and provided recommendations and guidance on the requirements for the IND filing. In connection with the F351 Acquisition, GNI initiated the transfer of ownership of the IND to Catalyst.
Prior to Catalyst’s acquisition from GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Japan”) and GNI Hong Kong of all of the assets and intellectual property rights primarily related to the proprietary Hydronidone compound (collectively, the “F351 Assets”), other than such assets and intellectual property rights located in the People’s Republic of China (the “PRC”) (the “F351 Acquisition”), Catalyst was engaged in the research and development of product candidates from Catalyst’s protease engineering platform. In

February 2022, Catalyst announced that it engaged Perella Weinberg Partners as a financial advisor to assist Catalyst in exploring strategic alternatives to monetize its assets. In March 2022, Catalyst ceased research and development activities and in May 2022, Catalyst entered into an asset purchase agreement with Vertex Pharmaceuticals Inc., pursuant to which Vertex Pharmaceuticals Inc. (“Vertex”) purchased Catalyst’s complement portfolio, including CB 2782-PEG and CB 4332, as well as its complement-related intellectual property, including the ProTUNE™ and ImmunoTUNE™ platforms, for $60.0 million in cash consideration. $55.0 million was received upfront and the remaining $5.0 million was retained by Vertex as a hold-back until one year after the closing date to satisfy certain post-closing indemnification obligations. Any amounts received from Vertex with respect to this hold-back will be distributed to holders of the contingent value right issued to Catalyst stockholders of record on January 5, 2023 (the “CVR Holders”). On February 27, 2023, Catalyst signed an asset purchase agreement with GC Biopharma (“GCBP”) pursuant to which GCBP acquired Catalyst’s legacy rare bleeding disorders programs, including marzeptacog alpha activated(“MarzAA”), dalcinonacog alpha (“DalcA”) and CB-2679d-GT, for a total of $6 million; $1 million payable on signing and $5 million payable on February 28, 2025, subject to satisfaction of post-closing indemnification obligations. In March 2023, Catalyst distributed net proceeds of approximately $0.2 million to the CVR Holders. Once received, any additional net proceeds from the transaction will be distributed to the CVR Holders. Catalyst is also pursuing certain legal claims against a third party related to payments under a 2016 asset purchase agreement, and any net recoveries related to these claims will be distributed to the CVR Holders.
Catalyst had net loss of $8.2 million for the year ended December 31, 2022 and net income of $260,000 for the three months ended March 31, 2023, and an accumulated deficit of $410.9 million as of December 31, 2022 and $410.7 million as of March 31, 2023. As of December 31, 2022, Catalyst had $21.7 million of cash and cash equivalents. As of March 31, 2023, Catalyst had $8.1 million of cash and cash equivalents. Substantially all its operating losses were incurred in its research and development programs and in its general and administrative operations. Catalyst believes that its existing cash and cash equivalents and investments will be sufficient to fund its cash requirements for at least the next 12 months from the date of the filing of this proxy statement, assuming Catalyst stockholders approve the Conversion Proposal.
Beijing Continent Pharmaceuticals Co., Ltd
Room 320507-320509, Building 5, Wangjing SOHO Tower, Yard 1, Futong East Street
Chaoyang District, Beijing, PRC
Telephone: +86-10-88877935
Beijing Continent Pharmaceuticals Co., Ltd, a company organized under the laws of the PRC (“BC”), is a commercial-stage biopharmaceutical company committed to the research, development, manufacturing and commercialization of innovative drugs for organ fibrosis. BC’s commercialized product, ETUARY (pirfenidone capsule) and other product candidates were all initially acquired or in-licensed from GNI Japan. BC initially focused on the treatment of idiopathic pulmonary fibrosis (“IPF”) and has gradually broadened its therapeutic field and research and development efforts to other areas of organ fibrosis. BC’s flagship product, ETUARY, was approved in the PRC in 2011 and is among the first three approved drugs for IPF worldwide. Thereafter, BC has developed a pipeline of four additional innovative drug candidates and has had nine-years of successful commercialization.
As the PRC’s first approved treatment for IPF, ETUARY has been included in the National Reimbursement Drug List (the “NRDL”) of the PRC since 2017. Filling an IPF treatment vacuum in the PRC as the first approved IPF treatment, ETUARY has developed rapidly and maintained a dominant market share in the PRC. The prevalence of IPF in the PRC increased from 83,002 patients in 2017 to 131,654 patients in 2022 and it is expected to increase to 214,664 patients by 2027 and 320,677 patients by 2031. The total estimated market size for IPF treatments in the PRC was $127.4 million in 2022 and is expected to grow to $698.6 million by 2031, according to Frost & Sullivan. Moreover, as different organ fibrosis diseases share a similar pathogenic mechanism and fibrosis process, BC is seeking to expand the use of ETUARY to include other pulmonary fibrosis diseases such as systemic sclerosis-related interstitial lung disease (“SSc-ILD”), dermatomyositis-related interstitial lung disease (“DM-ILD”) and pneumoconiosis, as well as diseases causing renal fibrosis such as diabetic kidney disease (“DKD”). Specifically, BC has commenced Phase 3 clinical trials for the treatment of SSc-ILD, DM-ILD and pneumoconiosis and completed Phase 1 clinical trials for the treatment of DKD. The success of ETUARY lays the foundation for BC’s research and development and registration strategy to further expand the use of such drugs to indications with large patient populations.
Through in-house research and development efforts and collaborative arrangements with the GNI Parties, in addition to ETUARY, BC has developed a pipeline of pharmaceutical product candidates at various phases of clinical development, including Hydronidone, F528, F230 and F573. Specifically, liver fibrosis is an area of BC’s focus and

BC’s key product candidate in this area is Hydronidone. Hydronidone is currently in its Phase 3 clinical trial and has the potential to be the world’s first approved drug to treat liver fibrosis associated with chronic hepatitis B (“CHB”). According to Frost & Sullivan, the number of patients with liver fibrosis in the PRC reached 140.3 million in 2022, of which approximately 45.3%, or 63.6 million, were caused by CHB. To date, no specific therapeutic drugs treating HBV-associated liver fibrosis have been approved worldwide and Hydronidone is the most clinically-advanced anti-liver fibrosis drug both in the PRC and globally. BC’s Phase 2 clinical trials of Hydronidone demonstrated favorable results in reversing the fibrosis process. Hydronidone was granted a Breakthrough Therapy designation by the National Medical Products Administration’s (“NMPA”) Center for Drug Evaluation (“CDE”) in March 2021 and the patient enrollment for its Phase 3 clinical trial was commenced in January 2022. As of May 9, 2023, BC has completed the enrollment of 124 subjects, which is 50% of the target enrollment. However, Hydronidone’s Breakthrough Therapy designation does not increase the likelihood that Hydronidone will ultimately receive approval from the NMPA or other comparable regulatory authorities. BC expects to submit an NMPA application for Hydronidone in the PRC in the first quarter of 2025.
With a deep understanding in molecular signaling pathway from BC’s years of research into organ fibrosis, BC has also expanded its research and development to include potential treatments for chronic obstructive pulmonary disease (“COPD”), pulmonary arterial hypertension (“PAH”) and acute/acute-on-chronic liver failure (“ALF/ACLF”):
•
F528. BC is evaluating in preclinical studies for the treatment of COPD F528, which is a novel anti-inflammatory agent that targets inhibition of multiple inflammatory cytokines and has the potential to modify the progression of COPD with low toxicity in vivo. According to Frost & Sullivan, the number of COPD patients in the PRC reached 106.4 million in 2022 and is expected to reach 110.1 million by 2031. The current standard of care is primarily used to relieve symptoms, reduce the frequency and severity of disease deterioration and improve cardio endurance. BC believes that F528 could provide a first-line therapy for COPD and adjust the long-term lung function degradation. BC intends to file an IND application in the PRC in the first quarter of 2024.

•
F230. BC is evaluating in preclinical studies for the treatment of PAH F230, which is a selective endothelin receptor antagonist. PAH is a progressive, life-threatening cardiovascular disease. According to Frost & Sullivan, the number of PAH patients in the PRC reached 57,882 in 2022 and is expected to reach 70,279 by 2031. BC plans to file an IND application in the PRC in the first quarter of 2024.

•
F573. BC is evaluating F573 in Phase 1 clinical trials for the treatment of ALF/ACLF. According to Frost & Sullivan, the number of patients in the PRC with ALF/ACLF reached 39,247 in 2022. The main treatment options for ALF/ACLF include comprehensive medical therapy, non-biological artificial liver support therapy and liver transplantation. However, there are currently no approved drugs for the treatment of ALF/ACLF. BC enrolled the first subject for the Phase 1 clinical study in January 2022 and initiated its Phase 2 clinical study in March 2023.

The following chart summarizes the development status of our product candidates in the PRC.

Product
Indication
Pre-clinical
Phase I
Phase II
Phase III
NDA
Marketed
Pulmonary Diseases
Fibrosis-associated
ETUARY®
(Pirfenidone)
Idiopathic Pulmonary Fibrosis (IPF)
Dermatomyositis Interstitial Lung disease(DM-ILD)
Systemic Sclerosis-associated Interstitial Lung Disease (SSc-ILD)
Pneumoconiosis
Others
F528
Chronic Obstructive Pulmonary Disease (COPD)
F230
Pulmonary Arterial Hypertension (PAH)
Liver Diseases
Fibrosis
F351
(Hydronidone)
Chronic Hepatitis B Liver Fibrosis
Other
F573
Acute Liver Failure(ALF) / Acute-on-Chronic Liver Failure(ACLF)
Kidney Disease
Fibrosis-associated
ETUARY®
(Pirfenidone)
Diabetic Kidney Disease (DKD)

★ Rare Disease

BC is one of only a few biopharmaceutical companies focusing on organ fibrosis drugs in the PRC with manufacturing and commercialization capabilities. BC owns two production centers in Beijing and Cangzhou. The Beijing production center has an annual production capacity of 200 million capsules with plans to scale to 500 million capsules. The Cangzhou production facility an annual production capacity of 30 tons of active pharmaceutical ingredients (“APIs”) in 2021 and was approved to expand annual production capacity to 50 tons of APIs. BC has also established a professional sales team and a comprehensive sales network to commercialize ETUARY. As of March 31, 2023, BC’s sales and marketing team consisted of 352 members with an average of nine years of experience.
BC’s total revenue and net profit increased from $47.1 million and $10.2 million in 2019, to $64.8 million and $18.5 million in 2020, with a growth rate of 37.6% and 81.4%, respectively. BC’s total revenue and net profit further increased to $88.5 million and $23.2 million in 2021, growing 36.6% and 25.4%, respectively. This growth was primarily attributable to the increased market demand of ETUARY, which is the first IPF drug marketed in the PRC. BC faces limited competition in the IPF drug market and BC directs its marketing resources to physician adoption of ETUARY. For the years ended December 31, 2021 and December 31, 2022, BC’s total revenue was $88.5 million and $102.5 million, respectively, and BC’s net profit was $23.2 million and $22.5 million, respectively. For the three months ended March 31, 2023 and March 31, 2022, BC’s total revenue was $24.6 million and $25.0 million, respectively, and BC’s net profit was $5.4 million and $6.2 million, respectively.
Generally, cash is transferred through BC’s organization in the following manner: (i) funds are transferred to BC from CPI as needed through BJContinent Pharmaceuticals Limited, a company incorporated under the laws of Hong Kong with limited liability (“BJC Limited”), or from other domestic shareholders, in the form of capital contributions or shareholder loans; and (ii) dividends or other distributions may be paid by BC to CPI through BJC Limited, or to other domestic shareholders.
In September 2020, BC paid a cash dividend of $1.9 million to BJC Limited. As required under the PRC Enterprise Income Tax Law, the dividends paid by BC were subject to a withholding tax rate of 10%. Such amount was settled in full net of withholding PRC tax through multiple payments by August 2020.
Since BC’s inception to the date of this proxy statement, there were no transfers, dividends, or distributions between BJC Limited, BC, BC Biomedical, or to investors (except as disclosed above and excluding shareholder capital contributions). BC intends to retain all available funds and any future earnings for use in the operation of its business and does not anticipate paying any cash dividends on its capital stock in the foreseeable future. Notwithstanding the foregoing, any determination to pay cash dividends subsequent to the Contributions will be at the discretion of the combined company’s board of directors and will depend upon a number of factors, including the combined company’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the combined company’s board of directors deems relevant. For more details, see “BC’s Business—Regulatory Requirements in the PRC—Dividends, Distributions and Other Transfers”, Audited Financial Statements of Beijing Continent Pharmaceuticals Co., Ltd. and “Selected Historical and Unaudited Pro Forma Condensed Combined Financial Information—Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement.
Under Cayman Islands law, CPI is permitted to provide funding to its subsidiaries through loans or capital contributions without restrictions on the amounts of the funds, provided that such funding is in the best interests of CPI and for proper purpose. Subject to compliance with applicable solvency requirements, there is no further Cayman Islands statutory restriction on the amount of funds that may be distributed by BC by dividend provided that no dividend shall be paid other than out of profits or, subject to certain statutory restrictions, the share premium account of CPI. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.
BC’s largest shareholder is BJC Limited. Under Hong Kong law, if BJC Limited were able to declare dividends, such dividends could only be paid by BJC Limited out of its distributable profits (that is, accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital), as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by BC.
Under PRC laws and regulations, BC is subject to restrictions on foreign exchange and cross-border cash transfers, including to parent companies and U.S. shareholders. The ability to distribute earnings to the parent companies and U.S. shareholders is also limited. Current PRC regulations permit BC to pay dividends to BJC Limited only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. BC is required to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of its registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. In addition, the revenue and assets of BC are generally denominated in RMB, which is not freely convertible into other currencies. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. As a result, shortages in foreign currencies may limit the ability of BC to remit sufficient foreign currency to offshore entities related to BC for such offshore entities to pay dividends or make other payments or otherwise to satisfy its foreign-currency-denominated obligations. Prior to the Contributions, the offshore shareholders of BC are BJC Limited, CPI (an indirect shareholder of BC), Nepenthe Holdings Limited, a company incorporated under the laws of Hong Kong with limited liability (“Nepenthe”), Ratel Holdings Limited, a company incorporated in the British Virgin Islands with limited liability (“Ratel”), Aaring Limited, a company incorporated under the laws of Hong Kong with limited liability (“Aaring”), and Rosefinch Holdings Limited, a company incorporated in the British Virgin Islands (“Rosefinch”). Following the Contributions, Gyre Therapeutics, Inc. will be an indirect shareholder of BC, and Nepenthe, Ratel, Aaring, Rosefinch, CPI and Further Challenger will be wholly-owned by Gyre Therapeutics, Inc. and will remain shareholders of BC. For more details, see “Regulatory Requirements in the PRC—Dividends, Distributions and Other Transfers”.
BC has established stringent controls and procedures for cash flows within BC’s organization. Each transfer of cash between entities, across borders, and to offshore shareholders is subject to internal approval. To effect a cash transfer, a number of steps are required, including, but not limited to, the issuance of a payment receipt, logging into an online banking system and completing its verification process, inspection of the invoice, and payment execution. Different employees must complete each stage of a cash transfer and only the finance department is authorized to make cash transfers. Within the finance department, the roles of payment approval, payment execution, record keeping, and auditing are segregated to minimize risk.
GNI Group Ltd.
Nihonbashi-Honcho YS Bldg. 3rd Floor
2-2-2 Nihonbashi-Honcho, Chuo-ku,
103-0023 Tokyo, Japan
Telephone: +81-3-6214-3600

GNI Japan is a vertically-integrated, multinational bio-pharma company, comprised of drug research, clinical development, manufacturing, sales and marketing. GNI Japan’s primary operations are located in the PRC, enabling GNI Japan to leverage the PRC’s comparative cost advantage in clinical trials to develop Class 1 “First to Market” drug products for the PRC domestic market.
GNI Hong Kong Limited
12/F Elite Centre, 22 Hung TO
Kwun Tong KL, Hong Kong
GNI Hong Kong manages intellectual property rights for the GNI Parties outside of the PRC.
GNI USA, Inc.
12730 High Bluff Drive, Suite 250
San Diego, CA 92130
GNI USA is a holding and investment company with no business operations or assets other than intangible assets, the capital stock of its direct and indirect subsidiaries and intercompany loan payables. Consequently, GNI USA is dependent on loans, dividends, interest and other payments from its subsidiaries to make principal and interest payments on its indebtedness, meet working capital requirements and make capital expenditures. As presently structured, its operating subsidiaries are the sole source of cash for such payments and there is no assurance that the cash for those interest payments will be available. Through its direct and indirect subsidiaries and investments, GNI USA engages in research and development for the treatment of NASH liver disease in the United States.
Further Challenger International Limited
Unit 8, 3/F., Qwomar Trading Complex
Blackburne Road, Port Purcell, Road Town
Tortola, British Virgin Islands VG1110
Further Challenger is a holding company with no business operations or assets other than intangible assets, the capital stock of its direct and indirect subsidiaries and intercompany loan payables. Consequently, Further Challenger is dependent on loans, dividends, interest and other payments from its subsidiaries to make principal and interest payments on its indebtedness, meet working capital requirements and make capital expenditures. As presently structured, its operating subsidiaries are the sole source of cash for such payments and there is no assurance that the cash for those interest payments will be available.
Continent Pharmaceuticals Inc.
Campbells Corporate Services Limited, which is situated at c/o Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands, provides the registered office for CPI.
CPI is a holding company with no business operations or assets other than the capital stock of its direct and indirect subsidiaries and intercompany loan receivables. Consequently, CPI is dependent on loans, dividends, interest and other payments from its subsidiaries to make principal and interest payments on its indebtedness, meet working capital requirements and make capital expenditures. As presently structured, its operating subsidiaries are the sole source of cash for such payments and there is no assurance that the cash for those interest payments will be available.
The Contributions (see page 123)
Pursuant to the Business Combination Agreement, Catalyst will acquire an indirect controlling interest in BC pursuant to the following transactions: (a) the CPI Contribution, (b) the FC Contribution and (c) the Minority Holder Contributions. The Contributions are intended to qualify as exchanges governed by Section 351(a) of the Code for U.S. federal income tax purposes.
Subject to the terms and conditions of the Business Combination Agreement, at the Effective Time, (a) GNI USA will contribute all of the CPI Ordinary Shares it holds immediately prior to the Effective Time to Catalyst in exchange for 688,850,101 shares of Catalyst Common Stock, (b) GNI USA will contribute all of the ordinary shares of Further Challenger it holds immediately prior to the Effective Time to Catalyst in exchange for 264,971,695 shares of Catalyst Common Stock and (c) each Minority Holder will contribute 100% of the interest he or she holds in his or her respective Entity to Catalyst in exchange for an aggregate of 156,954,428 shares of Catalyst Common Stock in the amounts set forth on an annex to the Business Combination Agreement. At the election of GNI USA or any Minority Holder, GNI USA or such Minority Holder shall be issued shares of Catalyst Convertible Preferred Stock in lieu of some or all of the shares of Catalyst Common Stock GNI USA or such Minority Holder is entitled to receive.

In addition, at the Effective Time, BC will terminate the 2021 Plan and each BC Option under the 2021 Plan will be terminated and replaced with options granted pursuant to a sub-plan for PRC participants under the 2023 Omnibus Incentive Plan that are substantially similar in all material respects to the BC Options previously outstanding under the 2021 Plan.
Immediately after the Contributions, the holders of the capital stock of Catalyst as of immediately prior to the Contribution are expected to own approximately 2.5% of the outstanding shares of the combined company, GNI USA is expected to own approximately 85.2% of the outstanding shares of the combined company and the Minority Holders are expected to own approximately 12.3% of the outstanding shares of the combined company, in each case, assuming conversion of the Catalyst Convertible Preferred Stock, and the combined company will own the F351 Assets and an approximately 69.7% indirect controlling interest in BC. Immediately after the Contributions, the holders of the capital stock of Catalyst as of immediately prior to the Contributions are expected to own approximately 2.0% of the outstanding shares of the combined company, GNI USA is expected to own approximately 70.5% of the outstanding shares of the combined company, the Minority Holders are expected to own approximately 10.2% of the outstanding shares of the combined company, the holders of options granted under the 2023 Omnibus Incentive Plan (“Gyre Options”) to be granted in respect of BC Options are expected to own approximately 16.6% of the outstanding shares of the combined company and the holders of outstanding options of Catalyst are expected to own approximately 0.6% of the outstanding shares of the combined company, in each case, on a fully diluted basis assuming conversion of the Catalyst Convertible Preferred Stock and including the outstanding options of Catalyst and the Gyre Options to be granted in respect of the BC Options.
Each share of Catalyst Common Stock issued and outstanding at the time of the Contributions will remain issued and outstanding and such shares will be appropriately adjusted to reflect the proposed reverse stock split. In addition, each option to purchase shares of Catalyst Common Stock that is outstanding immediately prior to the Effective Time, whether vested or unvested, will survive the closing and remain outstanding in accordance with its terms. The number of shares of Catalyst Common Stock underlying such options and the exercise prices for such stock options will be appropriately adjusted to reflect the proposed reverse stock split.
For a more complete description of the Contributions please see the section entitled “The Contributions” beginning on page 123 in this proxy statement.
The Contributions will be completed as promptly as practicable after all of the conditions to completion of the Contributions are satisfied or waived, including the approval by the Catalyst stockholders of the issuance of Catalyst Common Stock pursuant to the terms of the Business Combination Agreement. Catalyst and the GNI Parties are working to complete the Contributions as quickly as practicable. The Contributions are anticipated to close promptly after the Catalyst special meeting scheduled to be held on     , 2023. However, Catalyst and the GNI Parties cannot predict the exact timing of the completion of the Contributions because they are subject to the satisfaction of various conditions. After completion of the Contributions, assuming that Catalyst receives the required stockholder approval, Catalyst will be renamed “Gyre Therapeutics, Inc.”
Trading in the combined company’s securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCAA”) under certain circumstances. Under the HFCAA, the SEC is required to identify issuers that retain an auditor that has a branch or office that is located in a foreign jurisdiction and that the Public Company Accounting Oversight Board (the “PCAOB”) determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered accounting firms headquartered in the PRC and in Hong Kong. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations of PCAOB-registered public accounting firms headquartered in mainland PRC and Hong Kong in 2022 and as a result, the PCAOB vacated its December 2021 determinations. While vacating those determinations, the PCAOB noted that, should it encounter any impediment to conducting an inspection or investigation of auditors in mainland PRC or Hong Kong as a result of a position taken by any authority there, the PCAOB would act to immediately reconsider the need to issue new determinations consistent with the HFCAA and PCAOB Rule 6100.
If (i) the combined company’s operations require that it retain an auditor that is headquartered in mainland PRC to act as a principal auditor in order to comply with the standards of the PCAOB and (ii) the PCAOB retakes a position that is similar to its December 2021 determinations, then the combined company would be identified by the SEC as a Commission-Identified Issuer. In accordance with the HFCAA, the combined company’s securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United

States if the SEC identifies the combined company as a Commission-Identified Issuer for two consecutive years in the future. The combined company’s operations will likely require such an auditor to act as its principal auditor. For a detailed description of risks of and impacts on the combined company relating to the HFCAA and related regulations, please refer to risks disclosed under “Risk Factors—Risks Related to the Combined Company—The PRC-operations portion of the combined company’s audit may be conducted by an independent registered public accounting firm that is not subject to inspection by the PCAOB, which may negatively impact investor sentiment towards the combined company or its PRC operations, which could adversely affect the market price of the combined company’s common stock.”
Catalyst’s Reasons for the Contributions (see page 125)
During the course of its evaluation of the F351 Agreement, the Business Combination Agreement and the transactions contemplated thereby, Catalyst’s then-board of directors held numerous meetings, consulted with Catalyst’s management, legal counsel and financial advisors and reviewed and assessed a significant amount of information. In reaching its decision to approve the F351 Agreement, the Business Combination Agreement and the transactions contemplated thereby, Catalyst’s then-board of directors considered a number of factors that it viewed as supporting its decision to approve the F351 Agreement, the Business Combination Agreement and the transactions contemplated thereby. Several factors considered by the Catalyst’s then-board of directors included:
•	Catalyst’s historical and current business, financial performance and condition, operations, management and competitive position;
•
Catalyst’s then-board of directors’ belief that no reasonable alternatives to the Contributions were likely to create greater value for Catalyst stockholders after reviewing the various alternatives, including a belief that a dissolution of Catalyst was the likeliest alternative to the Contributions and the likelihood of achieving any such alternative relative to the likelihood of consummating the Contributions;

•	Catalyst’s ability to make a distribution of capital to Catalyst stockholders and still complete the Contributions; and
•
Catalyst’s then-board of directors’ consideration of the financial analyses of Raymond James, including its opinion to Catalyst’s then-board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to Catalyst of the Transaction Consideration (as defined in the Raymond James’ fairness opinion) to be paid by Catalyst pursuant to the F351 Agreement and the Business Combination Agreement, as more fully described below under the caption “The Contributions—Opinion of Catalyst’s Financial Advisor,” beginning on page 128 in this proxy statement.

For additional information, please see the section entitled “The Contributions—Catalyst’s Reasons for the Contributions” beginning on page 125 of this proxy statement.
GNI Parties Reasons for the Contributions (see page 126)
The board of directors and executive directors, as applicable, of the GNI Parties have each approved the Business Combination Agreement, the Contributions and the transactions contemplated thereby. The board of directors and executive directors, as applicable, of the GNI Parties each reviewed several factors in reaching their decisions and believe that the Business Combination Agreement, the Contributions and the transactions contemplated thereby are advisable and fair to and in the best interests of, the GNI Parties and their respective shareholders and stockholders, as applicable. Several factors considered by the board of directors and executive directors, as applicable, of the GNI Parties included:
•
the Contributions will provide the GNI Parties and the Minority Holders with greater liquidity by owning publicly-traded stock and expanding both the access to capital for BC and the range of investors potentially available as a public company, compared to the investors BC could otherwise gain access to if it continued to operate as a privately-held company;

•	the potential benefits from increased public market awareness of BC and its pipeline;
•
the belief of the board of directors and executive directors, as applicable, of the GNI Parties that this transaction provides a viable alternate public listing strategy for BC and addresses the risk of the lack of an available market for an initial public offering for BC at a later date; and

•
the projected financial position, operations, management structure, operating plans and anticipated cash burn rate of the combined company, including the ability to support the combined company’s current and planned clinical trials and operations.

For additional information, please see the section entitled “The Contributions—GNI Parties Reasons for the Contributions” beginning on page 126 of this proxy statement.
Recommendation of Catalyst’s Board of Directors (see page 118)
•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to, Catalyst and its stockholders to approve the issuance of shares of Catalyst Common Stock and shares of Catalyst Convertible Preferred Stock, each pursuant to the terms of the Business Combination Agreement (as it may be amended from time to time) for purposes of Nasdaq Listing Rules 5635(a) and (b), as described in this proxy statement. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 1.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to, Catalyst and its stockholders to approve, for purposes of Nasdaq Listing Rules 5635(a) and (b), the conversion of Catalyst Convertible Preferred Stock into shares of Catalyst Common Stock pursuant to the F351 Agreement. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 2.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to, Catalyst and its stockholders to adopt and approve an amendment to the restated certificate of incorporation of Catalyst to increase the number of authorized shares of Catalyst Common Stock from 100,000,000 shares to     shares. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 3.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to, Catalyst and its stockholders to adopt and approve an amendment to the restated certificate of incorporation of Catalyst to effect a reverse stock split of Catalyst Common Stock, by a ratio of not less than 1-for-     and not more than 1-for-   , such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of Catalyst’s board of directors. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 4.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to, Catalyst and its stockholders to adopt and approve an amendment to the restated certificate of incorporation of Catalyst to create a new class of non-voting common stock of Catalyst. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 5.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to, Catalyst and its stockholders to approve the 2023 Omnibus Incentive Plan. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 6.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to, Catalyst and its stockholders to approve the adjournment of the Catalyst special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, 4, 5 and 6. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 12.

Opinion of Catalyst’s Financial Advisor (see page 128)
Catalyst retained Raymond James & Associates, Inc., or Raymond James, as its financial advisor in connection with the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement. Catalyst’s then-board of directors selected Raymond James to act as Catalyst’s financial advisor based on Raymond James’ qualifications, reputation, experience and expertise in the biopharmaceutical industry, its knowledge of and involvement in recent transactions in the biopharmaceutical industry and its relationship with Catalyst and its business. Raymond James is an internationally-recognized investment banking and financial services company that has substantial experience in transactions similar to the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement.
In connection with this engagement, Catalyst’s then-board of directors requested that Raymond James evaluate the fairness, from a financial point of view, to Catalyst of the Transaction Consideration (as defined in the Raymond

James fairness opinion) to be paid by Catalyst. On December 21, 2022, at a meeting of Catalyst’s then-board of directors, Raymond James rendered to Catalyst’s then-board of directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 21, 2022, that, as of such date and based upon and subject to the various procedures followed, assumptions made, matters considered and the qualifications and limitations upon the review undertaken by Raymond James in preparing its opinion, the Transaction Consideration to be paid by Catalyst was fair, from a financial point of view, to Catalyst.
The full text of the Raymond James fairness opinion, which describes, among other things, the various procedures followed, assumptions made, matters considered, qualifications and limitations upon the scope of the review undertaken by Raymond James in preparing its opinion, is attached to this proxy statement as Annex C and is incorporated by reference in its entirety to this proxy statement.
Raymond James’ financial advisory services and opinion were provided for the information and assistance of the members of Catalyst’s then-board of directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of Catalyst’s then-board of directors’ consideration of the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement and the Raymond James fairness opinion addressed only the fairness, from a financial point of view, to Catalyst as of the date thereof of the Transaction Consideration (as defined in the Raymond James fairness opinion) to be paid by Catalyst. The opinion of Raymond James does not address any other term or aspect of the F351 Agreement or the Business Combination Agreement or the Contributions or other transactions contemplated thereby. The Raymond James fairness opinion does not constitute a recommendation to Catalyst’s board of directors or any stockholder of Catalyst as to whether or how such holder should vote or otherwise act with respect to the Contributions, other transactions contemplated by the F351 Agreement or the Business Combination Agreement or any other matter.
The full text of the Raymond James fairness opinion should be read carefully in its entirety for a description of the assumptions made and the qualifications and limitations upon the review undertaken by Raymond James in preparing its opinion.
Overview of the F351 Agreement, the Business Combination Agreement and Agreements Related to the Contributions (see page 144)
The F351 Agreement
On December 26, 2022, Catalyst acquired the F351 Assets (as defined below) from GNI Japan and GNI Hong Kong, pursuant to the F351 Agreement, by and among Catalyst and GNI Japan and GNI Hong Kong. Pursuant to the F351 Agreement, Catalyst acquired the F351 Assets, other than such assets and intellectual property rights located in the PRC. The F351 Assets include 15 issued or pending patents and patent applications outside of the PRC, with the last acquired issued patent expected to expire in August 2037.
Under the terms of the F351 Agreement, on January 17, 2023, Catalyst paid GNI Japan and GNI Hong Kong $35,000,000 in the form of: 6,266,521 shares of Catalyst Common Stock; and 12,340 shares of Catalyst Convertible Preferred Stock.
The Contributions (see page 123)
Subject to the terms and conditions of the Business Combination Agreement, at the Effective Time, (a) GNI USA will contribute all of the CPI Ordinary Shares it holds immediately prior to the Effective Time to Catalyst in exchange for 688,850,101 shares of Catalyst Common Stock, (b) GNI USA will contribute all of the ordinary shares of Further Challenger it holds immediately prior to the Effective Time to Catalyst in exchange for 264,971,695 shares of Catalyst Common Stock and (c) each Minority Holder will contribute 100% of the interest he or she holds in his or her respective Entity to Catalyst in exchange for an aggregate of 156,954,428 shares of Catalyst Common Stock in the amounts set forth on an annex to the Business Combination Agreement. At the election of GNI USA or any Minority Holder, GNI USA or such Minority Holder shall be issued shares of Catalyst Convertible Preferred Stock in lieu of some or all of the shares of Catalyst Common Stock GNI USA or such Minority Holder is entitled to receive.
Immediately after the Contributions, Catalyst stockholders as of immediately prior to the Contributions are expected to own approximately 2.5% of the outstanding shares of common stock of the combined company, GNI USA is expected to own approximately 85.2% of the outstanding shares of the combined company and the Minority Holders are expected to own approximately 12.3% of the outstanding shares of the combined company, in each case, assuming conversion of the Catalyst Convertible Preferred Stock, and the combined company will own the F351 Assets and an approximately 69.7% indirect controlling interest in BC.

Treatment of BC Options (see page 138)
At the Effective Time of the Contributions, BC will terminate the 2021 Plan and BC Options outstanding thereunder will be terminated and replaced with options granted pursuant to a sub-plan for PRC participants under the 2023 Omnibus Incentive Plan that are substantially similar in all material respects to the BC Options previously outstanding under the 2021 Plan.
Treatment of Catalyst Common Stock and Catalyst Options (see page 144)
Each share of Catalyst Common Stock issued and outstanding at the time of the Contributions will remain issued and outstanding and such shares will be appropriately adjusted to reflect the proposed reverse stock split. In addition, each option to purchase shares of Catalyst Common Stock that is outstanding immediately prior to the Effective Time, whether vested or unvested, will survive the closing and remain outstanding in accordance with its terms. The number of shares of Catalyst Common Stock underlying such options and the exercise prices for such stock options, will be appropriately adjusted to reflect the proposed reverse stock split.
Conditions to the Completion of the Contributions (see page 152)
To complete the Contributions, Catalyst stockholders must approve Proposals No. 1, 2, 3, 4 and 6. Additionally, each of the other closing conditions set forth in the Business Combination Agreement must be satisfied or waived.
Non-Solicitation (see page 149)
The Business Combination Agreement contains “non-solicitation” provisions, pursuant to which, subject to specified exceptions, Catalyst has agreed that it will not and Catalyst will not permit or authorize any of its subsidiaries or any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative to, directly or indirectly:
•
Solicit, initiate, endorse, encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal (as defined in the section of this proxy statement titled “The Business Combination Agreement—Non-Solicitation”), or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal;

•
enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal; or

•	resolve, agree or propose to do any of the foregoing.
Adverse Recommendation Change (see page 150)
Subject to specified exceptions described in the Business Combination Agreement, Catalyst has agreed that its board of directors (and any committee thereof) may not take any of the following actions, each of which are referred to in this proxy statement as a Catalyst “Adverse Recommendation Change”:
•
withdraw (or modify or qualify in any manner adverse to the Contributors) the recommendation or declaration of advisability by the Catalyst board or any such committee of the Business Combination Agreement, the Contributions, Proposal Nos. 1, 2, 3, 4, 5 and 6 or any of the other transactions contemplated by the Business Combination Agreement;

•	recommend or otherwise declare advisable the approval by the Catalyst stockholders of any Acquisition Proposal;
•
cause or permit Catalyst or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract, except for an Acceptable Confidentiality Agreement (as defined in the section of this proxy statement titled “The Business Combination Agreement—Non-Solicitation”), in each case constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal; or

•	resolve, agree or propose to do any of the foregoing.

Termination of the Business Combination Agreement (see page 154)
Either Catalyst or the Contributors may terminate the Business Combination Agreement under certain circumstances, which would prevent the Contributions from being consummated.
Termination Fee (see page 155)
Upon termination of the Business Combination Agreement under specified circumstances, Catalyst may be required to pay the Contributors a termination fee of $2.0 million and the Contributors or Catalyst, as the case may be, may be required to reimburse the other parties for reasonable out-of-pocket fees and expenses incurred by such party in connection with the transactions contemplated by the Business Combination Agreement, up to a maximum amount of $2.0 million.

Organizational Structure
The following diagrams illustrate in simplified terms the current organizational structure of Catalyst, BC and the expected structure of the combined company following the Contributions:
Catalyst – Before the Contributions(1)

1)
Percentages above reflect the total voting power of each stockholder following the F351 Acquisition and do not reflect conversion of the Catalyst Convertible Preferred Stock issued to GNI Japan and GNI Hong Kong pursuant to the F351 Agreement.

BC – Before the Contributions

1)	Prior to the Effective Time of the Contributions, GNI Japan and GNI Hong Kong will transfer 100% of their respective interests in CPI to GNI USA.
2)	Prior to the Effective Time of the Contributions, GNI Japan and GNI Hong Kong will transfer all of their respective shares of Catalyst Common Stock and Catalyst Convertible Preferred Stock to GNI USA.
3)	BJC Limited is a wholly-owned subsidiary of CPI and direct shareholder of BC. The immediate holding company of BC is BJC Limited.

After the Contributions(1)

1)
Calculated as a percentage of the total outstanding shares of capital stock of the combined company. Immediately following the Contributions, on a fully diluted basis (including the outstanding options of Catalyst and the Gyre Options to be granted in respect of the BC Options), the holders of the capital stock of Catalyst as of immediately prior to the Contributions are expected to own approximately 2.0% of the combined company, GNI USA is expected to own approximately 70.6% of the combined company, the Entities are expected to own approximately 10.2% of the combined company, the holders of Gyre Options to be granted in respect of BC Options are expected to own approximately 16.6% of the combined company and the holders of outstanding options of Catalyst are expected to own approximately 0.6% of the combined company.

2)
Calculated as a percentage of the total outstanding shares of BC. At the Effective Time of the Contributions, outstanding BC Options will be terminated and replaced with options granted under the 2023 Omnibus Incentive Plan that are substantially similar in all material respects to the BC Options previously outstanding. When such options are exercised for Gyre Options, BC is expected to issue a pro rata number of BC Common Shares to BJC Limited to proportionally increase the combined company’s indirect interest in BC and proportionally decrease the remaining BC shareholders’ interest in BC. When all such options are exercised for Gyre Options, the Entities are expected to own approximately 8% of BC, BJC Limited is expected to own approximately 61.7% of BC, and the PRC Shareholders are expected to own approximately 30.3% of BC.

Management Following the Contributions (see page 303)
Effective as of the closing of the Contributions, the combined company’s executive officers are expected to be the following individuals:
Name	Title Immediately Following Contributions	Title Immediately Prior to Contributions
Charles Wu, Ph.D.	Chief Executive Officer and Director	Director of BC
Songjiang Ma	President and Director	Honorary Chairman, Director of BC
Ruoyu Chen	Interim Chief Financial Officer	Senior Vice President of Finance of GNI USA; Director of BC
Weiguo Ye	Chief Operating Officer	Director, President of BC
Suzana Corritori, M.D., Ph.D., MSc.	Vice President of Clinical Development and Regulatory Affairs	President & Owner of Corritori Consulting, Inc.

Interests of Certain Directors, Officers and Affiliates of Catalyst and the Contributors (see page 136)
Interests of Catalyst
In considering the recommendation of Catalyst’s then-board of directors with respect to issuing shares of Catalyst Common Stock in the Contributions and other matters to be acted upon by the Catalyst stockholders at the Catalyst special meeting, Catalyst stockholders should be aware that Catalyst’s directors and executive officers may have interests in the Contributions that are different from, or in addition to, the interests of Catalyst stockholders generally. Interests of Catalyst’s directors and executive officers may be different from or in addition to the interests of Catalyst stockholders for the following reasons, among others:
•
One of Catalyst’s directors prior to the execution of the Business Combination Agreement, Nassim Usman, Ph.D., and two additional existing directors, Thomas Eastling and Ying Luo, will continue as directors of the combined company after the Effective Time and, following the closing of the Contributions, will be eligible to be compensated as non-employee directors of Catalyst pursuant to the Catalyst non-employee director compensation policy that is expected to remain in place following the Effective Time.

•
Under the terms of the F351 Agreement and the Business Combination Agreement, Catalyst’s directors and executive officers are entitled to continued indemnification, expense advancement and insurance coverage.

•
The combined company’s board of directors is expected to approve grants of fully vested awards of stock options under the 2023 Omnibus Incentive Plan to Nassim Usman, Ph.D., Seline Miller, Thomas Eastling and Ruoyu Chen. The approximate grant date fair value of such grants are as follows: Nassim Usman, Ph.D. ($841,820), Seline Miller ($169,423), Thomas Eastling ($841,820) and Ruoyu Chen ($84,711). The combined company’s board is also expected to approve an additional award of stock options under the 2023 Omnibus Incentive Plan to Ms. Miller, which will vest subject to her completion of a consulting term following the closing of the Contributions.

These interests are discussed in more detail in the sections titled “The Contributions—Interests of Catalyst’s Directors and Executive Officers in the Contributions,” “The Business Combination Agreement—Indemnification and Insurance for Directors and Officers” and “Catalyst Executive and Director Compensation” beginning on pages 136, 151 and 162, respectively of this proxy statement. The members of Catalyst’s then-board of directors were aware of and considered these potential interests, among other things, in evaluating and negotiating the Business Combination Agreement, F351 Agreement and the Contributions and in recommending to Catalyst stockholders the proposals being submitted to Catalyst stockholders at the Catalyst special meeting be approved.
Interests of the GNI Parties
In considering the recommendations of each of the GNI Parties’ board of directors or executive directors, as applicable, with respect to approving the Business Combination Agreement, stockholders should be aware that the Contributors’ directors and executive officers may have interests in the Contributions that are different from, or in addition to, the interests of the Contributors’ stockholders generally. Interests of the directors and executive officers may be different from or in addition to the interests of the stockholders for the following reasons, among others:
•
As of May 15, 2023, GNI Japan and GNI Hong Kong beneficially owned, in the aggregate, approximately 16.6% of the shares of Catalyst Common Stock and 80.5% of the shares of Catalyst Common Stock upon conversion of the Catalyst Convertible Preferred Stock upon the approval of Proposal No. 2 and successful application for initial listing with The Nasdaq Capital Market (“Nasdaq”).

•
Certain of the directors and executive officers of the GNI Parties are expected to continue as or become directors and executive officers of the combined company upon the closing of the Contributions and all such directors and officers, as well as the directors and executive officers of BC and Further Challenger, are entitled to certain indemnification coverage pursuant to the terms of the Business Combination Agreement.

These interests are discussed in more detail in the sections titled “The Contributions—Interests of GNI Parties’ Directors and Executive Officers in the Contributions,” “The Business Combination Agreement—Indemnification and Insurance for Directors and Officers” and “BC Executive Compensation” beginning on pages 138, 151 and 173, respectively, of this proxy statement. The members of each of the Contributors’ board of directors or executive directors, as applicable, were aware of and considered these interests, among other things, in evaluating and negotiating the Business Combination Agreement and the Contributions.

Material U.S. Federal Income Tax Consequences of the Contributions (see page 141)
Catalyst and the GNI Parties intend for the Contributions, taken together, to qualify as a transaction governed by Section 351(a) of the Code.
Assuming the Contributions qualify for the intended tax treatment, subject to the limitations and qualifications described in the section entitled “The Contributions—Material U.S. Federal Income Tax Consequences of the Contributions,” GNI USA will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of shares of Catalyst Common Stock in exchange for shares of CPI common stock and/or ordinary shares of Further Challenger in the Contributions.
If the Contributions do not qualify for the intended tax treatment, GNI USA generally would be required to recognize gain or loss upon the contribution of CPI common stock and ordinary shares of Further Challenger in the Contributions equal to the difference between the fair market value of the shares of Catalyst Common Stock received in exchange for the CPI common stock and ordinary shares of Further Challenger in the Contributions and GNI USA’s adjusted tax basis in the shares of fair market value of the shares of CPI common stock and ordinary shares of Further Challenger surrendered. Determining the actual tax consequences of the Contributions to GNI USA and the other Contributors may be complex and will depend on the facts of each Contributor’s own circumstances.
For a more detailed discussion of the material U.S. federal income tax consequences of the Contributions, see “The Contributions—Material U.S. Federal Income Tax Consequences of the Contributions” beginning on page 141 of this proxy statement.
Material U.S. Federal Income Tax Consequences of the Receipt of CVRs (see page 157)
The U.S. federal income tax treatment of the Catalyst stockholders’ receipt of the CVRs is unclear. Catalyst will report the issuance of the CVRs to Catalyst stockholders as a distribution of property with respect to Catalyst Common Stock. If the issuance of the CVRs is treated as a distribution of property, each Catalyst stockholder will be treated as receiving a distribution in an amount equal to the fair market value of the CVRs issued to such Catalyst stockholder on the date of the issuance. This distribution should be treated first as a taxable dividend to the extent of the Catalyst stockholder’s pro rata share of Catalyst’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the Catalyst stockholder’s basis in its Catalyst Common Stock and finally as capital gain from the sale or exchange of Catalyst Common Stock with respect to any remaining value. Catalyst is in the process of performing an analysis of the Company's earnings and profits and some or all of the issuance of the CVRs could be treated as a dividend for U.S. federal income tax purposes if Catalyst determines that it has current or accumulated earnings and profits. Any portion of the issuance of CVRs that is not treated as a dividend may be subject to the 1% Excise Tax under the IRA. As discussed in more detail in the section entitled “Agreements Related to the Contributions—CVR Agreement—Material U.S. Federal Income Tax Consequences of the Receipt of CVRs” beginning on page 157 of this proxy statement, these consequences assume that distribution of the CVRs will be treated for U.S. federal income tax purposes as separate and distinct from the proposed reverse stock split. See the section entitled “Agreements Related to the Contributions—CVR Agreement—Material U.S. Federal Income Tax Consequences of the Receipt of CVRs” beginning on page 157 of this proxy statement for a more complete description of the material U.S. federal income tax consequences of the receipt of CVRs to Catalyst stockholders, including possible alternative treatments.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split (see page 187)
Catalyst intends the proposed reverse stock split to qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. In general and subject to the qualifications and limitations set forth in the section entitled “Proposal No. 4—Material U.S. Federal Income Tax Consequences of the Reverse Stock Split” beginning on page 187 of this proxy statement, if the proposed reverse stock split qualifies as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, a Catalyst U.S. holder (as defined on page 158) should not recognize gain or loss upon the proposed reverse stock split. See the section entitled “Proposal No. 4—Material U.S. Federal Income Tax Consequences of the Reverse Stock Split” beginning on page 187 of this proxy statement for a more complete description of the material U.S. federal income tax consequences of the proposed reverse stock split to Catalyst U.S. holders.

Risk Factor Summary
Both Catalyst and BC are subject to various risks associated with their businesses and their industries. In addition, the Contributions, including the possibility that the Contributions may not be completed, poses a number of risks to each company and its respective securityholders, including the following risks:
Risks Related to the Contributions
•
Catalyst stockholders will experience substantial dilution in the Contributions. Catalyst stockholders may not realize a benefit from the Contributions commensurate with the ownership dilution they will experience in connection with the Contributions.

•
Failure to complete the Contributions may result in either Catalyst paying a termination fee to the Contributors and reimbursing the Contributors for their fees and expenses, or the Contributors reimbursing Catalyst for its fees and expenses, which could harm the common stock price of Catalyst and future business and operations of each party.

•	If the conditions to the Contributions are not satisfied or waived, the Contributions may not occur.
Risks Related to the Proposed Reverse Stock Split
•	The reverse stock split may not increase the combined company’s stock price over the long-term.
Risks Related to Catalyst
•	Catalyst has incurred significant losses since its inception and is expected to continue to incur significant losses for the foreseeable future.
•
Catalyst has no history of obtaining regulatory approval or commercialization of pharmaceutical products, and it may be unable to do so for any product candidates Catalyst acquires or develops, including Hydronidone, which may make it difficult to evaluate Catalyst’s prospects.

•	Catalyst is substantially dependent on the success of its lead product candidate, Hydronidone, and its future clinical trials may not be successful.
•
Catalyst expects to seek to establish additional collaborations, and, if Catalyst is not able to establish them on commercially reasonable terms, Catalyst may have to alter its development and commercialization plans.

•	Catalyst’s future success depends on its ability to retain key executives and to attract, retain and motivate qualified personnel.
•	If Catalyst is unable to obtain, protect or enforce intellectual property rights related to its product candidates, Catalyst may not be able to compete effectively in its markets.
•
The regulatory approval processes of the FDA and other comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. If Catalyst is not able to obtain, or if there are delays in obtaining, required regulatory approvals, Catalyst will not be able to commercialize its product candidates, including Hydronidone, and its ability to generate revenue will be materially impaired.

•
Catalyst is developing Hydronidone for the treatment of NASH, an indication for which there are no approved products. The requirements for approval of Hydronidone by the FDA and comparable foreign regulatory authorities may be difficult to predict and may change over time, which makes it difficult to predict the timing and costs of the clinical development.

•
Catalyst has recently received a Nasdaq notice for failing to comply with the minimum bid price listing requirement and there is no assurance Catalyst will regain compliance or maintain its Nasdaq listing.

•
Catalyst may not be able to continue as a going concern if the conversion of Catalyst Series X Convertible Preferred Stock, par value $0.001 per share (the “Catalyst Convertible Preferred Stock”) is not approved by its stockholders.

Risks Related to BC
•
BC is largely dependent on sales of ETUARY, its commercialized product, within a competitive environment and BC may be unable to maintain or increase the sales volume, pricing levels and profit margins.

•
BC’s business and financial prospects depend substantially on the success of its clinical stage and pre-clinical stage drug candidates and BC may be unable to successfully complete their clinical development, obtain relevant regulatory approvals or achieve their commercialization, or may experience significant delays in doing so.

•
BC’s drugs and future approved drug candidates may fail to achieve the degree of market acceptance by physicians, medical institutions, pharmacies, patients, third-party payers and others in the medical community necessary for commercial success.

•
The actual market size of BC’s drug candidates may be smaller than it anticipates, which could render some drug candidates ultimately unprofitable even if commercialized and BC’s growth is limited by existing and newly identified cases of IPF patients in the PRC until the expanded indications of ETUARY and BC’s other drug candidates are approved and become profitable.

•	All material aspects of the research, development, manufacturing and commercialization of BC’s drugs and drug candidates are heavily regulated.
•
Even if BC is able to obtain patent protection for our drugs and drug candidates, the term of such protection, if any, is limited and third parties could develop and commercialize products and technologies similar or identical to ours and compete directly against us after the expiration of BC’s patent rights.

•	If BC determines its intangible assets to be impaired, BC’s results of operations and financial condition may be adversely affected.
•
BC’s operations are primarily conducted in China, and BC is subject to complex and evolving PRC laws and regulations, which, if the Contributions are consummated, exposes investors in the combined company to risks.

•
The PRC government may intervene in or influence BC’s operations at any time, which could result in a change in BC’s and, if the Contributions are consummated, the combined company’s, operations and/or value of its securities.

•
There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, which can evolve quickly with little advance notice, which may materially and adversely affect BC’s, and if the Contributions are consummated, the combined company’s, business, financial condition, and results of operations.

•	Restrictions on currency exchange, including the risks of transferring cash outside of the PRC, may limit BC’s ability to receive and use effectively financing in foreign currencies.
•
Since BC is a legal entity registered in Beijing, PRC, it is classified as a PRC tax resident for PRC income tax purposes by default, and such classification results in unfavorable tax consequences to BC and its non-PRC shareholders.

Risks Related to the Combined Company
•
The PRC government’s significant authority in regulating the combined company’s operations and its oversight and control over offerings conducted overseas by, and foreign investment in, PRC-based issuers could significantly limit or completely hinder the combined company’s ability to offer or continue to offer securities to investors and cause the value of the combined company’s securities to significantly decline or be worthless if the Contributions are consummated. For more details regarding the risks related to operations in the PRC, see Risk Factors—Risks Related to BC—Risks Related to BC’s Operations in the PRC.

•
The market price of the combined company’s common stock following the completion of the Contributions is expected to be volatile and the market price of the common stock may drop following the Contributions.

•	Following the Contributions, the combined company may be unable to integrate successfully and realize the anticipated benefits of the Contributions.

•
The combined company will need substantial additional funding before it can complete the development of its product candidates. If the combined company is unable to obtain such additional capital on favorable terms, on a timely basis or at all, it would be forced to delay, reduce or eliminate its product development and clinical programs and may not have the capital required to otherwise operate its business.

•	The combined company will incur additional costs and increased demands upon management as a result of complying with the laws and regulations affecting public companies.
•
The PRC-operations portion of the combined company’s audit may be conducted by an independent registered public accounting firm that is not subject to inspection by the Public Company Accounting Oversight Board (“PCAOB”), which may negatively impact investor sentiment towards the combined company or its PRC operations, which could adversely affect the market price of the combined company’s common stock.

These risks and other risks are discussed in greater detail under the section entitled “Risk Factors” beginning on page 34 of this proxy statement. Catalyst and the GNI Parties encourage you to read and consider all of these risks carefully.
Regulatory Approvals (see page 141)
In the United States, Catalyst must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Catalyst Common Stock to GNI USA and the Minority Holders in connection with the transactions contemplated by the Business Combination Agreement and the filing of this proxy statement with the SEC. Catalyst does not intend to seek any regulatory approval from antitrust authorities to consummate the transactions.
On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which became effective on March 31, 2023. On the same date, CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC. These new regulations propose to establish a new filing-based regime to regulate overseas offerings and listings by PRC domestic companies. Accordingly, on May 22, 2023, BC submitted the filing documents pursuant to the Trial Measures to the CSRC that must be accepted prior to the anticipated closing of the Contributions. In June 2023, BC received comments from the CSRC on its filing materials, and BC filed its responses and supplemental materials to the CSRC. As of the date of this filing, BC has not received final confirmation from the CSRC regarding the completion of the Trial Measures filing process.
BC does not believe it falls within any of the circumstances specified in the Trial Measures in which overseas issuance and listing are prohibited. As long as BC complies with all relevant requirements, takes all necessary steps and submits all relevant materials as required, BC expects that there are no significant legal impediments to its completion of the filing process with the CSRC. However, there is still uncertainty as to whether BC will be able to complete the filing, and if it is unable to complete the filing process, BC will have to suspend or terminate the Contributions. Furthermore, pursuant to the Trial Measures, if domestic enterprises fail to fulfill the filing procedures or offer and list in an overseas market against the prohibited circumstances, they would be warned and fined not less than approximately $144,092 but not more than approximately $1.4 million. The controlling shareholder or the actual controller of a domestic enterprise who organizes or instructs to engage in such illegal acts will be fined not less than approximately $144,092 but not more than approximately $1.4 million. If the filing materials of a domestic enterprise contain false records, misleading statements or material omissions, the CSRC will order correction, issue a warning, and impose a fine of not less than approximately $144,092 and not more than approximately $1.4 million. The controlling shareholder or actual controller of a domestic enterprise who organizes or directs to engage in the illegal acts in the preceding paragraph, or conceals the relevant matters leading to the occurrence of the foregoing, shall be subject to a fine of not less than approximately $144,092 and not more than approximately $1.4 million.
As of May 15, 2023, BC has received all material permissions and approvals required for its business operations. As of May 15, 2023, BC Biomedical has obtained a business license but has no business operations. For a table that sets forth the details of material licenses, permits and approvals, see BC’s Business—Permits and Other Approvals in this proxy statement.
Except for the filing BC will make with the CSRC as described above, BC does not expect that any other governmental agency is required to approve BC’s operations, including the Cyberspace Administration of China.

However, applicable PRC laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If BC or its subsidiaries fail to obtain and maintain such approvals, licenses, or permits required for BC’s business, inadvertently conclude that such approval is not required, or fail to respond to changes in the regulatory environment, BC or its subsidiaries could be subject to liabilities, penalties, and operational disruption, which may materially and adversely affect its business, operating results, financial condition and the value of the combined company’s common stock, and if the Contributions are consummated, significantly limit or completely hinder the combined company’s ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For more details on the risks of BC’s operations in the PRC, see Risk Factors—Risks Related to BC— Risks Related to BC’s Business Operations in the PRC.
Nasdaq Stock Market Listing (see page 143)
Catalyst has filed a listing application to cause the shares of Catalyst Common Stock to be issued in connection with the Contributions to be approved for listing on Nasdaq. If such application is accepted, Catalyst and the GNI Parties anticipate that the common stock of the combined company, which will be renamed Gyre Therapeutics, Inc., will be listed on Nasdaq following the closing of the Contributions under the trading symbol “GYRE.”
Anticipated Accounting Treatment (see page 142)
For accounting purposes, CPI is considered to be acquiring Catalyst in this transaction. The transaction is expected to be accounted for as a reverse asset acquisition under existing U.S. generally accepted accounting principles (“U.S. GAAP”), which is subject to change and interpretation. To determine the accounting for this transaction under U.S. GAAP, a company must assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The guidance requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the operations acquired are not a business. Catalyst is not expected to meet the definition of a business since substantially all of the fair value is included in IPR&D and no substantive processes are being acquired. As such, the Contributions are expected to be treated as an asset acquisition. The accounting treatment is dependent on certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. A final determination of these estimated fair values, which cannot be made prior to the completion of the transaction, will be based on the actual net tangible and intangible assets of Catalyst that exist as of the completion of the transaction.
No Appraisal Rights for Catalyst Stockholders (see page 143)
Appraisal rights are statutory rights under the Delaware General Corporation Law (the “DGCL”) that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Holders of Catalyst Common Stock are not entitled to appraisal rights under Delaware law in connection with the Contributions.

MARKET PRICE AND DIVIDEND INFORMATION
Market Price Information
Catalyst Common Stock is currently listed on The Nasdaq Capital Market under the symbol “CBIO.”
The closing price of Catalyst Common Stock on December 23, 2022, the last trading day prior to the public announcement of the Contributions, was $0.50 per share, and the closing price of Catalyst Common Stock on May 15, 2023, was $0.22 per share, in each case as reported on The Nasdaq Capital Market.
Because the market price of Catalyst Common Stock is subject to fluctuation, the market value of the shares of Catalyst Common Stock that Contributors will receive in connection with the Contributions may increase or decrease.
BC is a private company and its common shares are not publicly traded.
Assuming approval of Proposal Nos. 1 and 2 and successful application for initial listing with Nasdaq, Catalyst and the GNI Parties anticipate that the common stock of the combined company, which will be renamed Gyre Therapeutics, Inc., will be listed on Nasdaq following the closing of the Contributions under the trading symbol “GYRE.”
As of    , 2023, the Record Date for the Special Meeting, there were approximately     holders of record of Catalyst Common Stock. As of    , 2023, BC had 10 holders of record of BC ordinary shares. For detailed information regarding the beneficial ownership of certain Catalyst stockholders, see the sections titled “Principal Stockholders of Catalyst” and “Principal Stockholders of BC” on pages 336 and 337, respectively, of this proxy statement.
Dividends
On September 20, 2022, Catalyst paid a special cash dividend of $45.0 million (or $1.43 per share) to Catalyst’s common stockholders of record as of the close of business on September 6, 2022, and on January 12, 2023, Catalyst paid a special cash dividend of $7.6 million (or $0.24 per share) to Catalyst’s common stockholders of record as of the close of business on January 5, 2023. Catalyst determined, in accordance with the adjustment provision of the Catalyst Biosciences, Inc. 2018 Omnibus Incentive Plan (the “2018 Plan”), that the special cash dividends were unusual and non-recurring and that appropriate adjustment to the stock options to purchase shares of Catalyst Common Stock outstanding under the 2018 Plan were required. Catalyst treated these adjustments as a modification to the original stock option grants because the terms of the agreements were modified in order to preserve the value of the option awards after a large non-recurring cash dividend. These options were amended to decrease the exercise price and increase the number of shares subject to the stock option on a proportionate basis. No incremental value was provided to the option holders as a result of the modification and no additional compensation cost was recorded by Catalyst. In 2020, BC paid a cash dividend of $1.9 million to BJContinent Pharmaceuticals Limited, a company incorporated under the laws of Hong Kong with limited liability (“BJC Limited”). BC intends to retain all available funds and any future earnings for use in the operation of its business and does not anticipate paying any cash dividends on its capital stock in the foreseeable future. Notwithstanding the foregoing, any determination to pay cash dividends subsequent to the Contributions will be at the discretion of the combined company’s board of directors and will depend upon a number of factors, including the combined company’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the combined company’s board of directors deems relevant. For more details, see “BC’s Business—Regulatory Requirements in the PRC—Dividends, Distributions and Other Transfers”, Audited Financial Statements of Beijing Continent Pharmaceuticals Co., Ltd. and “Selected Historical and Unaudited Pro Forma Condensed Combined Financial Information—Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement.

SUMMARY OF SIGNIFICANT IFRS TO U.S. GAAP DIFFERENCES
Major GAAP Difference Identified and Adjusted
1.	Lease amortization
Under U.S. GAAP, for operating leases, the amortization of right-of-use assets and the interest expense element of lease liabilities are recorded together as lease expenses, which results in a straight-line recognition effect in the consolidated statements of operations.
Under IFRS, all leases are accounted for like finance leases where right-of-use assets are generally depreciated on a straight-line basis while lease liabilities are measured under the effective interest method, which results in higher expenses at the beginning of the lease term and lower expenses near the end of the lease term.
2.	Share-based compensation
Under U.S. GAAP, compensation cost should be recognized only if it is probable that the performance condition will be achieved. An initial public offering (“IPO”) constitutes a performance condition that is not considered probable until the IPO completion date under U.S. GAAP, resulting in later recognition of the cost in comparison to IFRS Standards. When share-based awards are modified, and the modification is considered a type III modification — improbable to probable under U.S. GAAP — an entity will begin recording share-based compensation expense based on the fair value of the modified awards over the remaining vesting period.
Under IFRS, share-based compensation expenses are recognized to the extent of the best estimate of the number of equity instruments that will ultimately vest. The best estimate takes into account the likelihood of the service/non-marketing performance conditions being met. An IPO with the requirement of employees’ service is considered as non-marketing performance condition, and the likelihood of IPO is taken into account to determine the vesting period and the number of equity instruments to be vested.
3.	Internally developed intangible assets
Under U.S. GAAP, research and development activities are expensed as incurred. Milestone payment for acquired in-process research and development (“IPR&D”) incurred prior to regulatory approval are expensed as incurred.
Under IFRS, expenditure incurred on projects to develop new products can be capitalized and deferred when an entity can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the project and the ability to measure reliably the expenditure during the development.

IMPORTANT INFORMATION ABOUT EXCHANGE RATES
Certain information presented in this proxy statement has been converted from Renminbi to U.S. dollars at the rates, as set by the People’s Bank of China for each of the applicable dates, below:
•	for assets and liabilities:
○	RMB 6.8717 to US$1.00 for the three months ended March 31, 2023;
○	RMB 6.3482 to US$1.00 for the three months ended March 31, 2022;
○	RMB 6.9646 to US$1.00 for the year ended December 31, 2022; and
○	RMB 6.3757 to US$1.00 for the year ended December 31, 2021;
•	for profit, loss and cashflow:
○	RMB 6.8476 to US$1.00 for the three months ended March 31, 2023;
○	RMB 6.3504 to US$1.00 for the three months ended March 31, 2022;
○	RMB 6.7208 to US$1.00 for the year ended December 31, 2022; and
○	RMB 6.4512 to US$1.00 for the year ended December 31, 2021;
•	for equity items and all other items:
○	the historical exchange rate of Renminbi to U.S. dollars at the time the figure is reported to occur.
Exchange rates fluctuate, and such fluctuation can be significant. No representation is made that any Renminbi amounts referred to in this proxy statement could have been, or could be, converted to U.S. dollars at any particular rate, or at all.

RISK FACTORS
The combined company will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained or incorporated by reference in this proxy statement, you should carefully consider the material risks described below before deciding how to vote your shares of Catalyst Common Stock. You should also read and consider the other information in this proxy statement and additional information about Catalyst set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is filed with the Securities and Exchange Commission, or the SEC, as such risks may be updated or supplemented in its subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which is incorporated by reference into this proxy statement. Please see the section entitled “Where You Can Find More Information” beginning on page 343 of this proxy statement for further information regarding the documents incorporated by reference into this proxy statement.
Risks Related to the Strategic Transactions
Risks Related to the Contributions
Failure to complete the Contributions may result in either Catalyst paying a termination fee to the Contributors and reimbursing the Contributors for their fees and expenses, or the Contributors reimbursing Catalyst for its fees and expenses, which could harm the common stock price of Catalyst and future business and operations of each party.
If the Contributions are not completed, Catalyst and the Contributors are subject to the following risks:
•
if the Business Combination Agreement is terminated under certain specified circumstances, Catalyst will be required to pay the Contributors a termination fee of $2.0 million and reimburse the Contributors for all of their reasonable out-of-pocket fees and expenses incurred by the Contributors up to $2.0 million;

•
if the Business Combination Agreement is terminated under certain other specified circumstances, the Contributors will be required to reimburse Catalyst for all of its reasonable out-of-pocket fees and expenses incurred by Catalyst up to $2.0 million;

•	the price of Catalyst Common Stock may decline and could fluctuate significantly; and
•
costs related to the Contributions, such as financial advisor, legal and accounting fees, which Catalyst estimates will total approximately $1.75 million in the aggregate, a majority of which must be paid even if the Contributions are not completed.

If the Business Combination Agreement is terminated and the board of directors of Catalyst or equivalent thereof of the Contributors determines to seek another business combination, there can be no assurance that either Catalyst or the Contributors will be able to find a partner with whom a business combination would yield greater benefits than the benefits to be provided under the Business Combination Agreement.
If the conditions to the Contributions are not satisfied or waived, the Contributions may not occur.
Even if the Business Combination Agreement is adopted by the stockholders of Catalyst, specified conditions must be satisfied or waived to complete the Contributions. These conditions are set forth in the Business Combination Agreement and described in the section entitled “The Business Combination Agreement—Conditions to the Completion of the Contributions” beginning on page 152 of this proxy statement, which includes a description of which conditions may be waived. Catalyst and the Contributors cannot assure you that all of the conditions to the consummation of the Contributions will be satisfied or waived. If the conditions are not satisfied or waived, the Contributions may not occur or the closing may be delayed, and Catalyst and BC each may lose some or all of the intended benefits of the Contributions.
The Contributions may be completed even though a material adverse effect may result from the announcement of the Contributions, industry-wide changes or other causes.
In general, neither Catalyst nor the Contributors is obligated to complete the Contributions if there is a material adverse effect affecting the other party between December 26, 2022, the date of the Business Combination Agreement, and the closing of the Contributions. However, certain types of changes are excluded from the concept of a “material adverse effect.” Such exclusions include but are not limited to changes in general economic or market conditions, industry wide changes, changes in GAAP and IFRS, changes in laws, rules or regulations of general applicability or interpretations thereof, natural disasters, epidemics, pandemics or other disease outbreaks (including the COVID-19 pandemic), outbreaks of major hostilities or acts of terrorism, changes resulting from the announcement or pendency of the Contributions, and failures to meet internal guidance, budgets, plans or forecasts. Therefore, if any of these events were to occur impacting Catalyst, the Contributors or CPI, the other parties would still be obliged to consummate the closing of the Contributions. If any such adverse changes occur and Catalyst and BC consummate the closing of the Contributions, the stock price of the combined company may suffer. This in turn may reduce the value of the Contributions to the stockholders of Catalyst, the shareholders of BC or both. For a more complete discussion of what constitutes a material adverse effect on Catalyst, the Contributors or CPI, see the section entitled “The Business Combination Agreement—Conditions to the Completion of the Contributions” beginning on page 152 of this proxy statement.
If Catalyst and the Contributors complete the Contributions, the combined company may need to raise additional capital by issuing additional equity securities or through debt financing or licensing arrangements, which may cause significant dilution to the combined company’s stockholders or restrict the combined company’s operations.
Additional financing may not be available to the combined company when it is needed or may not be available on favorable terms. To the extent that the combined company raises additional capital by issuing equity securities, such financing will cause additional dilution to all securityholders of the combined company, including Catalyst’s pre-Contributions securityholders and BC’s former securityholders. It is also possible that the terms of any new equity securities may have preferences over the combined company’s common stock. Any debt financing the combined company enters into may involve covenants that restrict its operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of the combined company’s assets, as well as prohibitions on its ability to create liens, pay dividends, redeem its stock or make investments. In addition, if the combined company raises additional funds through licensing arrangements, it may be necessary to grant licenses on terms that are not favorable to the combined company.
Some directors and executive officers of Catalyst, the Contributors, CPI and BC may have interests in the Contributions that are different from yours and that may influence them to support or approve the Contributions without regard to your interests.
Directors and executive officers of Catalyst, the Contributors and CPI may have interests in the Contributions that are different from, or in addition to, the interests of other Catalyst stockholders generally. These interests with respect to Catalyst’s directors and executive officers may include, among others, that certain of Catalyst’s executives are entitled to, in connection with a qualifying termination of employment, accelerated vesting of options with respect to Catalyst Common Stock and the payment of severance, that certain of Catalyst’s executives are entitled to the extension of the applicable executive’s post-termination exercise period with respect to their options in the event of the executive’s continued employment through the closing of the Contributions, and that all of Catalyst’s directors and executive officers are entitled to certain indemnification and liability insurance coverage pursuant to the terms of the Business Combination Agreement. In addition, current members of the Catalyst board of directors, Nassim Usman, Ph.D, Thomas Eastling and Ying Luo, Ph.D., are expected to continue as directors of the combined company after the Effective Time, and, following the closing of the Contributions, will be eligible to be compensated as non-employee directors of the combined company pursuant to the Catalyst non-employee director compensation policy that is expected to remain in place following the Effective Time. These interests with respect to the Contributors’ and CPI’s directors and executive officers may include, among others, that certain of the Contributors’ and CPI’s directors and executive officers have options, subject to vesting, to purchase BC ordinary shares which, after the Effective Time, will be converted into and become options to purchase shares of the common stock of the combined company; and all of the Contributors and CPI’s directors and executive officers are entitled to certain indemnification and liability insurance coverage pursuant to the terms of the Business Combination Agreement. In addition, certain of BC’s executive officers are expected to continue as executive officers of the combined company after the Effective Time. Further, some of the current members of BC’s board of directors are expected to continue as directors of the combined company after the Effective Time, and, following the closing of the Contributions, will be eligible to be compensated as non-employee directors of the combined company pursuant to the Catalyst non-employee director compensation policy that is expected to remain in place following the Effective Time. Certain directors and executive officers own options to purchase the shares of their respective companies.
The Catalyst board of directors and the equivalent governing bodies of the Contributors and CPI were aware of and considered those interests, among other things, in reaching their decisions to approve and adopt the Business

Combination Agreement, approve the Contributions, and recommend the approval of the Business Combination Agreement and certain related matters to Catalyst and BC stockholders. These interests, among other factors, may have influenced the directors and executive officers of Catalyst, the Contributors and CPI to support or approve the Contributions.
For more information regarding the interests of Catalyst, the Contributors and CPI directors and executive officers in the Contributions, please see the sections titled “The Contributions—Interests of Catalyst’s Directors and Executive Officers in the Contributions” beginning on page 136 and “The Contributions—Interests of GNI Parties’ Directors and Executive Officers in the Contributions” beginning on page 138 of this proxy statement.
Catalyst’s CVR was distributed to its stockholders of record on January 5, 2023; other stockholders, including purchasers of Catalyst common stock after January 5, 2023, will not benefit from the distribution under the CVR. CVR Holders may potentially not receive any payment on the CVRs and the CVRs may otherwise expire valueless.
Pursuant to the Contingent Value Rights Agreement (the “CVR Agreement”) dated December 26, 2022, Catalyst’s CVR was distributed to its stockholders of record on January 5, 2023 the (“CVR Holders”). CVR distributions, if any, will consist of net proceeds from any potential future sale of Catalyst’s legacy assets or claims, net cash in excess of $1.0 million, as of the closing of the Contributions, net cash received from the transaction with Vertex Pharmaceuticals Incorporated (“Vertex”) in May 2022, up to $5.0 million, net proceeds from the payment of the remaining $5.0 million due from the sale of Catalyst’s legacy hemophilia assets to GC Biopharma (“GCBP”), and net proceeds from certain legal claims that Catalyst has against a third party. The amount that can be distributed will depend on a variety of factors, including the value, if any, received for Catalyst’s legacy assets or claims, the amount of expenses Catalyst incurs before the closing of the Contributions, and the amount, if any, received from Vertex and GCBP. There can be no assurance as to the timing or amount of distributions to Catalyst’s stockholders pursuant to the CVR Agreement, and such amounts may ultimately be higher or lower than anticipated.
Furthermore, other Catalyst stockholders, including purchasers of Catalyst common stock after January 5, 2023, will not benefit from the distribution under the CVR.
Catalyst may not be able to achieve successful results from the disposition of such assets as described above. If this is not achieved for any reason within the time periods specified in the CVR Agreement, or the permitted deductions set forth in the CVR Agreement are greater than any gross proceeds, no payments will be made under the CVRs, and the CVRs will expire valueless. For further information regarding the CVR Agreement, please see the section entitled “Agreements Related to the Contributions—CVR Agreement” beginning on page 157 of this proxy statement.
Catalyst stockholders may not realize a benefit from the Contributions commensurate with the ownership dilution they will experience in connection with the Contributions.
Catalyst stockholders will experience substantial dilution of their ownership interests in connection with the Contributions. Immediately before the Contributions and without giving effect to the conversion of the Catalyst Convertible Preferred Stock issued pursuant to the F351 Agreement, the Catalyst stockholders as of immediately prior to the Contributions hold approximately 83.4% of the outstanding shares of capital stock of Catalyst, GNI Japan owns approximately 2.4% of the outstanding shares of capital stock of Catalyst and GNI Hong Kong owns approximately 14.2% of the outstanding shares of capital stock of Catalyst. Immediately after the Contributions, Catalyst stockholders as of immediately prior to the Contributions are expected to own approximately 2.5% of the outstanding shares of the combined company, assuming conversion of the Catalyst Convertible Preferred Stock (or approximately 2.0% of the outstanding shares of the combined company on a fully diluted basis, assuming conversion of the Catalyst Convertible Preferred Stock and including the outstanding options of Catalyst and the Gyre Options to be granted in respect of the BC Options). If the combined company is unable to realize the full strategic and financial benefits currently anticipated from the Contributions, Catalyst stockholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only received part of the commensurate benefit to the extent the combined company is able to realize only part of the strategic and financial benefits currently anticipated from the Contributions.
If the Contributions are not completed, Catalyst’s stock price may fluctuate significantly.
The market price of Catalyst’s common stock is subject to significant fluctuations. During the 12-month period ended December 31, 2022, the closing sales price of Catalyst’s common stock on The Nasdaq Capital Market ranged from a high of $1.99 on August 19, 2022 to a low of $0.36 on May 13, 2022. Market prices for securities of pharmaceutical, biotechnology and other life science companies have historically been particularly volatile. In addition, the market price of Catalyst Common Stock will likely be volatile based on whether stockholders and other investors believe that Catalyst can complete the Contributions or otherwise raise additional capital to support Catalyst’s operations if the Contributions are not consummated and another strategic transaction cannot be identified, negotiated and consummated in a timely manner, if at all. Additional factors that may cause the market price of Catalyst Common Stock to fluctuate include:
•	changes in the industries in which Catalyst operates;
•	material and adverse impacts of public health crises on the markets and the broader global economy;
•	the public’s reaction to Catalyst’s press release, its other public announcements and its filings with the SEC;
•	additions and departures of key personnel;
•	changes in laws and regulations affecting Catalyst’s business;
•	commencement of, or involvement in, litigation;
•	changes in Catalyst’s capital structure, such as future issuances of securities or the issuance of additional debt;
•
general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism; and

•	changes attributable to the public announcement or pendency of the Contributions (including the impact thereof on relationships with employees and any federal, state, or local government entities).
Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of Catalyst Common Stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies.
Failure to effectively retain, attract and motivate key employees could diminish the anticipated benefits of the Business Combination.
The success of the Business Combination will depend in part on the attraction, retention and motivation of executive personnel critical to the business and operations of the combined company. Executives may experience uncertainty about their future roles with Catalyst and BC during the pendency of the Business Combination or after its completion. In addition, competitors may recruit BC management. If the combined company following the Business Combination is unable to attract, retain and motivate executive personnel that are critical to the successful operations of the combined company, the combined company could face disruptions in its operations, strategic relationships, key information, expertise or know-how and unanticipated recruitment and onboarding costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Business Combination.
During the pendency of the Contributions, Catalyst may not be able to enter into a business combination with another party on more favorable terms because of restrictions in the Business Combination Agreement, which could adversely affect its business prospects.
Covenants in the Business Combination Agreement impede the ability of Catalyst to make acquisitions during the pendency of the Contributions, subject to specified exceptions. In addition, while the Business Combination Agreement is in effect, Catalyst is generally prohibited from soliciting, proposing, seeking or knowingly encouraging, facilitating or supporting any inquiries, indications of interest, proposals or offers that constitute or may reasonably be expected to lead to certain transactions involving a third party, including a merger, sale of assets or other business combination, subject to specified exceptions. Any such transactions could be favorable to Catalyst’s stockholders, but Catalyst may be unable to pursue them. For more information, see the section entitled “The Business Combination Agreement—Non-Solicitation” beginning on page 149 of this proxy statement. In addition, if the Business Combination Agreement is terminated under specified circumstances, Catalyst would be required to pay the Contributors a termination fee of $2.0 million and reimburse the Contributors for all of their reasonable out-of-pocket fees and expenses up to $2.0 million. This termination fee and expense reimbursement may discourage third parties from submitting competing proposals to Catalyst or its stockholders, and may cause the Catalyst board of directors to be less inclined to recommend a competing proposal.

Because the lack of a public market for BC’s common shares makes it difficult to evaluate the fair market value of BC’s common shares, Catalyst may pay more than the fair market value of the indirect controlling interest in BC and/or GNI USA and the Minority Holders may receive consideration in the Contributions that is less than the fair market value of their indirect ownership of BC.
The outstanding common shares of BC are privately held and are not traded in any public market. The lack of a public market makes it difficult to determine the fair market value of BC’s common shares. Because the percentage of Catalyst equity to be issued to GNI USA and the Minority Holders was determined based on negotiations between the parties, it is possible that the value of the Catalyst Common Stock to be received by GNI USA and the Minority Holders will be less than the fair market value of their indirect ownership of BC, or Catalyst may pay more than the aggregate fair market value for the indirect controlling interest in BC.
The Contributions, taken together, may not qualify as a transaction governed by Section 351(a) of the Code for U.S. federal income tax purposes, resulting in recognition of taxable gain or loss by GNI USA.
As described in the section entitled “The Contributions—Material U.S. Federal Income Tax Consequences of the Contributions” in this proxy statement, Catalyst, the Contributors and BC intend for the Contributions, taken together, to qualify as a transaction governed by Section 351(a) of the Code. However, the completion of the Contributions is not conditioned on the Contributions qualifying for the intended tax treatment or upon the receipt of an opinion of counsel to that effect. In addition, Catalyst, the Contributors and BC have not sought and do not intend to seek any opinions of counsel or rulings from the U.S. Internal Revenue Service, or IRS, regarding the intended tax treatment and, even if opinions of counsel were sought and obtained, such opinions would not be binding upon the IRS or a court. Consequently, there can be no assurance that the IRS will not challenge the intended tax treatment of the Contributions and, if challenged, that a court would not sustain the IRS’ position. In the event that the Contributions do not so qualify, GNI USA generally would recognize gain or loss upon the contribution of CPI common stock and ordinary shares of Further Challenger in the Contributions equal to the difference between the fair market value of the shares of Catalyst Common Stock received in exchange for the CPI common stock and ordinary shares of Further Challenger in the Contributions and GNI USA’s adjusted tax basis in the shares of fair market value of the shares of CPI common stock and ordinary shares of Further Challenger surrendered. Determining the actual tax consequences of the Contributions to GNI USA and the other Contributors may be complex and will depend on the facts of each Contributor’s own circumstances. Each Contributor is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Contributions.
Foreign subsidiaries may directly become subject to U.S. federal income tax and be subject to a branch profits tax in the United States, which could reduce Catalyst’s after-tax returns and the value of Catalyst’s shares.
Catalyst currently intends to conduct substantially all of its businesses and operations in a manner such that any foreign subsidiaries, including BC and Further Challenger, will not be treated as engaged in a trade or business in the United States and will not be subject to additional U.S. income tax or branch profits tax. However, it is not entirely clear when a foreign subsidiary is treated as being engaged in a trade or business in the United States for U.S. federal income tax purposes. Accordingly, Catalyst cannot assure you that the IRS will not contend, perhaps successfully, that Catalyst’s foreign subsidiaries are engaged in a trade or business in the United States or are subject to more U.S. income tax than they currently incur. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax on its income that is treated as effectively connected with the conduct of that trade or business, as well as to branch profits tax on its “dividend equivalent amount,” unless the corporation is entitled to relief under an applicable tax treaty, which is determined on an annual basis.
The U.S. federal income tax treatment of the CVRs is unclear, and there can be no assurance that the Internal Revenue Service would not assert, or that a court would not sustain, a position that could result in adverse U.S. federal income tax consequences to holders of the CVRs.
The U.S. federal income tax treatment of the CVRs is unclear. There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of, and payments on, the CVRs, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position that could result in adverse U.S. federal income tax consequences to holders of the CVRs. As discussed in the section entitled “Agreements Related to the Contributions—CVR Agreement—Material U.S. Federal Income Tax Consequences of the Receipt of CVRs,” Catalyst will treat the issuance of the CVRs as a distribution of property with respect to its stock. However, there is no authority directly addressing whether contingent value rights with characteristics similar to the CVRs should be treated as a distribution of property with respect to the corporation’s stock, a distribution of equity, a “debt instrument” or an “open transaction” for U.S. federal income tax purposes. In addition, although Catalyst will estimate the value of the CVRs for purposes of reporting the distribution on Form 1099 to Catalyst stockholders, the value of the CVRs is uncertain, and the IRS or a court could determine that the value of the CVRs at the time of issuance was higher. In such case, the Catalyst stockholders could be treated as having additional income or gain upon receipt of the CVRs as described further in the section entitled “Agreements Related to the Contributions—CVR Agreement—Material U.S. Federal Income Tax Consequences of the Receipt of CVRs” beginning on page 157 of this proxy statement. Further, notwithstanding Catalyst’s position that the receipt of CVRs and the proposed reverse stock split are appropriately treated as separate transactions, it is possible that the IRS or a court could determine that the Catalyst stockholders’ receipt of the CVRs and the proposed reverse stock split constitute a single “recapitalization” for U.S. federal income tax purposes. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to Catalyst’s position, which could result in adverse U.S. federal income tax consequences to holders of the CVRs. The tax consequences of such alternative treatments are described below under the section entitled “Agreements Related to the Contributions—CVR Agreement—Material U.S. Federal Income Tax Consequences of the Receipt of CVRs,” beginning on page 157 of this proxy statement.
Catalyst may be subject to a new 1% U.S. federal excise tax in connection with the issuance of the CVRs.
On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022 (“IRA”), which, among other things, imposes a 1% excise tax (the “Excise Tax”) on certain repurchases of stock by publicly-traded domestic corporations. The Excise Tax will apply to repurchases occurring in 2023 and beyond. The amount of the Excise Tax is generally 1% of the fair market value of the repurchased stock at the time of the repurchase. The U.S. Department of the Treasury has authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of, the Excise Tax. On December 27, 2022, the U.S. Department of the Treasury issued Notice 2023-2, which provides interim guidance regarding the application of the Excise Tax pending forthcoming proposed regulations. Catalyst is in the process of performing an analysis of the Company's earnings and profits and some or all of the issuance of the CVRs could be treated as a dividend for U.S. federal income tax purposes if Catalyst determines that it has current or accumulated earnings and profits. Any portion of the issuance of CVRs that is not treated as a dividend may be subject to the 1% Excise Tax under the IRA.
The extent of the Excise Tax that Catalyst may incur would depend on a number of factors, including the extent such issuances could be treated as dividends and not repurchases, fair market value of the Catalyst Common Stock treated as being redeemed (if any), and the content of any regulations and other guidance from the U.S. Department of the Treasury that may be issued and applicable to such issuances. In addition, the amount of Excise Tax imposed with respect to repurchases of stock by a repurchasing corporation may be reduced by the fair market value of stock issued by the repurchasing corporation during the same taxable year. Absent the issuance of applicable guidance to the contrary, Catalyst currently expects that this reduction may be available with respect to the issuance of the Catalyst Common Stock in the Contributions. It is possible, however, that applicable guidance is issued that would prevent or limit the potential application of this rule.
The Excise Tax is imposed on the repurchasing corporation itself, not the investors from which shares are repurchased, and the mechanics of any required payment of the Excise Tax have not yet been determined. The imposition of the Excise Tax, if any, with respect to the issuance of the CVRs could reduce the amount of cash available to Catalyst and have a material adverse effect on liquidity and operations.
Risks Related to the Proposed Reverse Stock Split
The reverse stock split may not increase the combined company’s stock price over the long-term.
The principal purpose of the reverse stock split is to increase the per-share market price of Catalyst’s common stock above the minimum bid price requirement under the Nasdaq rules so that the listing of the combined company and the shares of Catalyst Common Stock being issued in the Contributions on Nasdaq will be approved. It cannot be assured, however, that the reverse stock split will accomplish this objective for any meaningful period of time. While it is expected that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of the combined company’s common stock, it cannot be assured that the reverse stock split will increase the market price of its common stock by a multiple of the reverse stock split ratio mutually agreed by Catalyst and BC, or result in any permanent or sustained increase in the market price of the combined company’s common stock, which is dependent upon many factors, including the combined company’s business and financial performance, general market conditions and prospects for future success. Thus, while the stock price of the combined company might meet the listing requirements for Nasdaq initially, it cannot be assured that it will continue to do so.
The reverse stock split may decrease the liquidity of the combined company’s common stock.
Although Catalyst’s board of directors believes that the anticipated increase in the market price of the combined company’s common stock resulting from the proposed reverse stock split could encourage interest in its common stock and possibly promote greater liquidity for its stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split. The reduction in the number of outstanding shares may lead to reduced trading and a smaller number of market makers for the combined company’s common stock. In addition, the reverse stock split may not result in an increase in the combined company’s stock price necessary to satisfy Nasdaq’s initial listing requirements for the combined company.
The reverse stock split may lead to a decrease in the combined company’s overall market capitalization.
Should the market price of the combined company’s common stock decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in the combined company’s overall market capitalization. If the per share market price does not increase in proportion to the reverse stock split ratio, then the value of the combined company, as measured by its stock capitalization, will be reduced. In some cases, the per-share stock price of companies that have effected reverse stock splits subsequently declined back to pre-reverse split levels, and accordingly, it cannot be assured that the total market value of the combined company’s common stock will remain the same after the reverse stock split is effected, or that the reverse stock split will not have an adverse effect on the combined company’s stock price due to the reduced number of shares outstanding after the reverse stock split.
Risks if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Contributions, the Catalyst board of directors will not have the ability to adjourn the special meeting of stockholders to a later date in order to solicit further votes, and, therefore, the Contributions will not be approved, and, therefore, the Contributions may not be consummated.
The Catalyst board of directors is seeking approval to adjourn the special meeting of stockholders to a later date or dates if, at the special meeting of stockholders, based upon the tabulated votes, there are insufficient votes to approve each of the Condition Precedent Proposals. If the Adjournment Proposal is not approved, the Catalyst board of directors will not have the ability to adjourn the extraordinary general meeting to a later date and, therefore, will not have more time to solicit votes to approve the Condition Precedent Proposals. In such events, the Contributions would not be completed.
Risks Related to Catalyst
As described below, if the Contributions are not completed, Catalyst will reconsider its strategic alternatives, including dissolving and liquidating its assets, pursuing another strategic transaction, or operating its business. If the Contributions are not completed, Catalyst will face various risks related to its financial condition and need for capital; its ability to execute on alternative strategies; discovery, development and commercialization of its product candidates; its intellectual property; regulatory and compliance matters; and its status as a public company, all as further discussed in the Risk Factors, including this subsection entitled “—Risks Related to Catalyst.”
Unless the context otherwise requires, references to “we,” “us” and “our” in this subsection “—Risks Related to Catalyst” generally refer to Catalyst in the present tense and the post-combination Company from and after the Contributions.
Risks Related to Catalyst’s Financial Condition and Capital Requirements
Catalyst has incurred significant losses since its inception and is expected to continue to incur significant losses for the foreseeable future.
Catalyst is a preclinical-stage biotechnology company and has not yet generated significant revenues. Catalyst has incurred net losses in each year since its inception in August 2002, including net losses of $8.2 million and $87.9 million for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and March 31, 2023, Catalyst had an accumulated deficit of $410.9 million and $410.7 million, respectively.

Even after the F351 Acquisition, Catalyst is still in the early stages of development of its product candidates, and has no products approved for commercial sale. To date, Catalyst has financed its operations primarily through issuances of shares of common stock, from private placements of convertible preferred stock, and from payments under collaboration agreements.
Catalyst has devoted most of its financial resources to research and development, including its preclinical and clinical development activities. If the Contributions are not consummated, Catalyst expects to continue to incur significant expenses and operating losses over the next several years as it continues the development of its complement product candidates. Catalyst’s operating losses may fluctuate significantly from quarter to quarter and year to year. Catalyst is expected to continue to incur significant expenses and operating losses for at least the next several years as it:
•	continues clinical development of Hydronidone;
•	further develops the manufacturing process for its product candidates;
•	attracts, hires and retains skilled personnel;
•	seeks regulatory and marketing approvals for any of its product candidates that successfully complete clinical studies;
•	acquires or in-licenses other product candidates and technologies;
•	maintains, protects and expands its intellectual property portfolio;
•	creates additional infrastructure to support operations as a public company and its product development and planned future commercialization efforts; and
•	experiences any delays or other issues with any of the above.
To become and remain profitable, Catalyst must succeed in developing and eventually commercializing products that generate significant revenue. This will require Catalyst to be successful in a range of challenging activities, including completing preclinical testing and clinical trials of product candidates, obtaining regulatory approval for these product candidates and manufacturing, marketing and selling any products for which regulatory approval is obtained. Catalyst is only in the preliminary stages of most of these activities. Catalyst may never succeed in these activities and, even if it does, it may never generate revenues that are significant enough to achieve profitability.
Because of the numerous risks and uncertainties associated with pharmaceutical product development, Catalyst is unable to accurately predict the timing or amount of increased expenses or when, or if, Catalyst will be able to achieve profitability. Even if Catalyst does achieve profitability, Catalyst may not be able to sustain or increase profitability on a quarterly or annual basis. Failure to become and remain profitable would depress the value of Catalyst’s common stock and could impair Catalyst’s ability to raise capital, expand its business, maintain research and development efforts, diversify product offerings or even continue operations. A decline in the value of Catalyst’s common stock could also cause you to lose all or part of your investment.
If the Contributions are not completed, Catalyst will reconsider its strategic alternatives, including dissolving and liquidating its assets, pursuing another strategic transaction, or operating its business. Catalyst’s future capital requirements depend on many factors, and adequate additional financing may not be available to it on acceptable terms, or at all.
Catalyst expects to devote significant time and resources to the completion of the Contributions. However, there can be no assurances that such activities will result in the completion of the Contributions. If the Contributions are not completed, Catalyst will reconsider its strategic alternatives. Catalyst considers one of the following courses of action to be the most likely alternatives if the Contributions are not completed:
Dissolve and liquidate its assets. If, for any reason, the Contributions do not close, Catalyst’s board of directors may conclude that it is in the best interest of stockholders to dissolve the company and liquidate its assets. In that event, Catalyst would be required to pay all of its debts and contractual obligations, and to set aside certain reserves for potential future claims. There would be no assurances as to the amount or timing of available cash remaining to distribute to stockholders after paying Catalyst’s obligations and setting aside funds for reserves.
Pursue another strategic transaction. Catalyst may resume the process of evaluating a potential strategic transaction in order to attempt another strategic transaction like the Contributions.

Operate its business. Catalyst’s board of directors may elect to seek new product candidates for development.
Raise additional capital. Catalyst may raise additional capital to fund its development of Hydronidone, which may be dilutive to Catalyst stockholders. For details regarding the risks related to raising additional capital, see the Risk Factor entitled “—Catalyst will need additional capital to continue product development and may not be able to do so. If Catalyst is unable to raise sufficient capital, it will be forced to delay, reduce or eliminate product development programs.”
If Catalyst’s board of directors elects to seek new product candidates for development, Catalyst expects that it would incur significant research and development expenses. If Catalyst is unable to raise capital when needed or on attractive terms, it would be forced to delay, reduce or eliminate any such future research and development programs or commercialization efforts and/or Catalyst could be forced to revise or abandon its current business strategy.
Catalyst will need additional capital to continue product development and may not be able to do so. If Catalyst is unable to raise sufficient capital, it will be forced to delay, reduce or eliminate product development programs.
Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is expensive. If Catalyst continues with preclinical and clinical development activities, it will continue to incur expenses related to the preclinical and clinical development of its complement product candidates. Catalyst believes that its available cash and cash equivalents will be sufficient to fund its operations for 12 months from the filing of this proxy statement, assuming Catalyst’s stockholders approve the conversion of Catalyst Convertible Preferred Stock. However, Catalyst expects to need to raise substantial additional capital to continue the clinical development of Hydronidone and depending on the availability of capital, may need to delay or cease development of some or all of its product candidates. Even if Catalyst raises additional capital, it may elect to focus its efforts on one or more development programs and delay or cease other development programs.
Until Catalyst can generate sufficient revenue from its product candidates, if ever, it expects to finance future cash needs through public or private equity offerings, debt financings, corporate collaborations and/or licensing arrangements. Additional funds may not be available when Catalyst needs them on terms that are acceptable, or at all. If adequate funds are not available, Catalyst may be required to delay, reduce the scope of or eliminate some or all of its research or development programs.
Because successful development of its product candidates is uncertain, Catalyst is unable to estimate the actual funds required to complete research and development and commercialize its products under development. Catalyst’s future funding requirements, both near and long-term, will depend on many factors, including, but not limited to:
•	the costs and results of preclinical studies or clinical trials of Hydronidone or its other complement product candidates, and expenses related to potential clinical development of such candidates;
•	the number and characteristics of product candidates that it pursues;
•	the costs it incurs related to the sale of its legacy assets or claims;
•	the terms and timing of any future collaboration, licensing or other arrangements that Catalyst may establish;
•	its headcount and costs associated with hiring or retaining personnel;
•	the outcome, timing and cost of regulatory approvals;
•	the cost of obtaining, maintaining, defending and enforcing intellectual property rights, including patent rights;
•	the effect of competing technological and market developments;
•	the cost and timing of completing outsourced manufacturing activities;
•	market acceptance of any product candidates for which Catalyst may receive regulatory approval;
•	the cost of establishing sales, marketing and distribution capabilities for any product candidates for which Catalyst may receive regulatory approval;
•	the costs of continuing to operate its business, including costs associated with being a public company; and
•	the extent to which Catalyst acquires, licenses or invests in businesses, products or technologies.

If the Contributions are not consummated, Catalyst will require additional capital to achieve its business objectives. Additional funds may not be available on a timely basis, on favorable terms or at all, and such funds, if raised, may not be sufficient to enable it to continue to implement Catalyst’s long-term business strategy. Any additional fundraising efforts may divert its management from their day-to-day activities, which may adversely affect its ability to develop and commercialize its product candidates. Further, its ability to raise additional capital may be adversely impacted by potential worsening global economic conditions and the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide resulting from the ongoing COVID-19 pandemic or the conflict between Russia and Ukraine. If Catalyst is unable to raise sufficient additional capital, it could be forced to curtail its planned operations and the pursuit of its strategy.
Based on Catalyst’s public float, as of the date of Catalyst’s Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023, Catalyst is only permitted to utilize a “shelf” registration statement on Form S-3, including the registration statement under which its Equity Distribution Agreement with Piper Sandler & Co. is operated, subject to Instruction I.B.6 to Form S-3, which is referred to as the “baby shelf” rule. For so long as Catalyst’s public float is less than $75 million, it may not sell more than the equivalent of one-third of its public float during any 12 consecutive months pursuant to the baby shelf rules. Although alternative public and private transaction structures may be available, these may require additional time and cost, may impose operational restrictions on Catalyst, and may not be available on attractive terms.
As discussed above, if the Contributions are not completed, Catalyst will reconsider its strategic alternatives, including dissolving and liquidating its assets, pursuing another strategic transaction, or operating its business. If Catalyst’s board of directors elects to seek product candidates for development, Catalyst will face the risks related to discovery, development and commercialization of its product candidates set forth in this section, in addition to other risks described in this Risk Factors section.
Raising additional funds by issuing securities or through licensing arrangements may cause dilution to stockholders, restrict Catalyst’s operations or require Catalyst to relinquish proprietary rights.
To the extent that Catalyst raises additional capital through the sale of equity or convertible debt securities, stockholders will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Catalyst currently has in place an Equity Distribution Agreement with Piper Sandler & Co. that permits it, subject to applicable SEC regulations, to issue up to $50.0 million worth of shares of its common stock in “at the market” transactions at prevailing market prices.
Debt financing, if available at all, may involve agreements that include covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If Catalyst raises additional funds through collaborations, strategic alliances or licensing arrangements with third parties, Catalyst may have to relinquish valuable rights to its technologies, product candidates or future revenue streams or grant licenses on terms that are not favorable to Catalyst. Catalyst may also seek to access the public or private capital markets whenever conditions are favorable, even if it does not have an immediate need for additional capital at that time. There can be no assurance that Catalyst will be able to obtain additional funding if, and when necessary. If Catalyst is unable to obtain adequate financing on a timely basis, Catalyst could be required to delay, curtail or eliminate one or more, or all, of its development programs or grant rights to develop and market product candidates that Catalyst would otherwise prefer to develop and market ourselves.
Catalyst currently has an effective registration statement on Form S-3 that allows Catalyst to offer up to $150.0 million of securities in one or more offerings, subject to limitations under applicable SEC rules, including up to $50.0 million of common stock issuable under its Equity Distribution Agreement with Piper Sandler & Co. Any additional sales in the public market of its common stock or other securities under these shelf registration statements could adversely affect prevailing market prices for its common stock.
SEC regulations limit the amount of funds Catalyst can raise during any 12-month period pursuant to its shelf registration statement on Form S-3.
SEC regulations limit the amount that companies with a public float of less than $75 million may raise during any 12-month period pursuant to a shelf registration statement on Form S-3, referred to as the “baby shelf” rules. Since the filing of Catalyst’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023, Catalyst has been subject to such rules. Under these regulations, the amount of funds Catalyst can raise through primary public offerings of securities in any 12-month period using its registration statement on

Form S-3, including the registration statement under which its Equity Distribution Agreement with Piper Sandler & Co is operated, is limited to one-third of the aggregate market value of the shares of its common stock held by non-affiliates of the company. Therefore, Catalyst will be limited in the amount of proceeds it is able to raise by selling shares of its common stock using its Form S-3 until such time as its public float exceeds $75 million. Furthermore, if Catalyst is required to file a new registration statement on another form, it may incur additional costs and be subject to delays due to review by the SEC staff.
Risks Related to Catalyst’s Business Operations and Product Candidates
Catalyst has no history of obtaining regulatory approval or commercialization of pharmaceutical products, and it may be unable to do so for any product candidates Catalyst acquires or develops, including Hydronidone, which may make it difficult to evaluate Catalyst’s prospects.
Catalyst began operations in August 2002. Catalyst’s operations to date have been limited to financing and staffing Catalyst, developing its technology and product candidates, establishing collaborations and conducting Phase 2 clinical trials on small numbers of patients. Catalyst has not yet demonstrated an ability to successfully conduct a Phase 3 clinical trial, obtain marketing approvals, manufacture a product at commercial scale repeatedly, or arrange for a third party to do so on its behalf, or conduct sales and marketing activities necessary for successful product commercialization. Consequently, predictions about Catalyst’s future product development timelines, clinical trial plans, expenses, success or viability may not be as accurate as they could be if Catalyst had a longer operating history or a history of successfully developing and commercializing pharmaceutical products.
If Catalyst is required to conduct additional preclinical studies or clinical trials of Hydronidone beyond those that Catalyst currently contemplates, if Catalyst is unable to successfully complete clinical trials of Hydronidone or other testing, or if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, Catalyst may:
•	be delayed in obtaining regulatory approval from the FDA, EMA or other regulatory authorities for Hydronidone;
•	not obtain regulatory approval at all and lose its ability to further develop and commercialize Hydronidone;
•	obtain regulatory approval for indications or patient populations that are not as broad as intended or desired;
•	continue to be subject to post-marketing testing requirements from the FDA, EMA or other regulatory authorities; or
•	experience having the product removed from the market after obtaining regulatory approval.
Catalyst is substantially dependent on the success of its lead product candidate, Hydronidone, and its future clinical trials may not be successful.
Catalyst’s future success is substantially dependent on its ability to timely obtain marketing approval for, and then successfully commercialize, Hydronidone, Catalyst’s lead product candidate. Catalyst expects to invest a majority of its efforts and financial resources into the research and development of Hydronidone. Catalyst is planning to initiate a Phase 2a, Proof-of-Concept (“PoC”) clinical trial in late 2023 to evaluate the safety, tolerability, PK, and PD of Hydronidone for patients with advanced liver fibrosis associated with noncirrhotic NASH. The FDA has provided pre-IND advice on the design of the planned Phase 2a trial of Hydronidone and provided clear guidance on the requirements for the IND filing. If Catalyst observes positive trends in the Phase 2a trial of Hydronidone, it expects to initiate a Phase 2 trial of Hydronidone.
Hydronidone will require additional clinical development, evaluation of clinical, preclinical and manufacturing activities, marketing approval in multiple jurisdictions, substantial investment and significant marketing efforts before Catalyst generates any revenues from product sales. Catalyst is not permitted to market or promote Hydronidone, or any other product candidates, before Catalyst receives marketing approval from the FDA and comparable foreign regulatory authorities, and Catalyst may never receive such marketing approvals.
The success of Hydronidone will depend on a variety of factors. Catalyst does not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, potential threats to Catalyst’s intellectual property rights and the manufacturing, marketing, distribution and sales efforts of any future collaborator. Accordingly, Catalyst cannot assure you that it will ever be able to generate revenue through the sale of Hydronidone, even if approved. If Catalyst is not successful in commercializing Hydronidone, or is significantly delayed in doing so, Catalyst’s business will be materially harmed.
If Catalyst experiences delays or difficulties in the commencement of clinical trials or patient enrollment in clinical trials, its regulatory approvals could be delayed or prevented.
Catalyst or its collaborators may not be able to initiate or continue clinical trials for its product candidates if Catalyst is unable to locate, enroll and maintain enrollment of a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the United States. Furthermore, there are inherent difficulties in enrolling NASH patients, which can currently only be definitively diagnosed through a liver biopsy. Specifically, identifying patients most likely to meet NASH enrollment criteria on biopsy is an on-going challenge, with existing clinical indicators lacking both sensitivity and specificity. As a result, NASH trials often suffer from high levels of screen failure following central review of the baseline liver biopsy, which can lead to lower enrollment. As a result of such difficulties and the significant competition for recruiting NASH patients in clinical trials, Catalyst or its future collaborators may be unable to enroll the patients Catalyst needs to complete clinical trials on a timely basis, or at all. In addition, Catalyst’s competitors, some of whom have significantly greater resources than Catalyst does, are conducting clinical trials for the same indications and seek to enroll patients in their studies that may otherwise be eligible for Catalyst’s clinical studies or trials. Since the number of qualified clinical investigators is limited, Catalyst expects to conduct some of its clinical trials at the same clinical trial sites that some of Catalyst’s competitors use, which could further reduce the number of patients who are available for Catalyst’s clinical trials in these sites. The availability of other approved products and other products in clinical trials have and may limit the number of patients willing to participate in Catalyst’s clinical trials.
Patient enrollment is affected by other factors including:
•	the severity of the disease under investigation;
•	the eligibility criteria for the study in question;
•	the perceived risks and benefits of the product candidate under study;
•	the efforts to facilitate timely enrollment in clinical trials;
•	clinical trials of other product candidates in the same indication;
•	laboratory testing and turnaround time for samples needed for eligibility assessments;
•	the patient referral practices of physicians;
•	the ability to monitor patients adequately during and after treatment; and
•	the proximity and availability of clinical trial sites for prospective patients.
Catalyst’s inability to enroll a sufficient number of patients for its clinical trials will result in significant delays and could require Catalyst to abandon one or more clinical trials altogether. Enrollment delays in clinical trials conducted by Catalyst may also result in increased development costs for its product candidates, which would cause the value of Catalyst to decline and limit its ability to obtain additional financing.
Geopolitical events and global economic conditions, public health crises such as COVID-19, and the conflict between Russia and Ukraine may impact Catalyst’s third-party supply of the raw materials and components needed for its product candidates which increases the risk that Catalyst will not have sufficient quantities of such product candidates or products or such quantities at an acceptable cost, which delay, prevent or impair its development efforts.
If supplies of the raw materials for its product candidates are significantly delayed, or if the third parties that Catalyst engages to supply any materials or to manufacture any products for its preclinical tests and clinical trials should cease to continue to do so for any reason, including due to the effects of global economic conditions, including inflation and rising interest rates, public health crises such as the COVID-19 pandemic, and the conflict between Russia and Ukraine, Catalyst likely would experience delays in advancing these tests and trials while Catalyst identifies and qualifies replacement suppliers or manufacturers and Catalyst may be unable to obtain replacement supplies on terms that are favorable to Catalyst. In addition, if Catalyst is not able to obtain adequate supplies of its product candidates or the substances used to manufacture them, it will be more difficult for Catalyst to develop its product candidates and compete effectively.

Catalyst’s current and anticipated dependence upon third-party suppliers may adversely affect its ability to develop product candidates and could delay its clinical trials and development programs, and otherwise harm its operations and financial condition and increase its costs and expenses.
Risks Related to the Discovery, Development and Commercialization of Catalyst’s Product Candidates
Catalyst may expend its limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.
Because Catalyst has limited financial and management resources, Catalyst must focus on development programs and product candidates that Catalyst identifies for specific indications. As such, Catalyst is currently primarily focused on the development of Hydronidone. As a result, Catalyst may forego or delay pursuit of opportunities with other product candidates or for other indications for these product candidates that later prove to have greater commercial potential. Catalyst’s resource allocation decisions may cause Catalyst to fail to capitalize on viable commercial products or profitable market opportunities. Catalyst’s spending on current and future development programs and product candidates for specific indications may not yield any commercially viable products. If Catalyst does not accurately evaluate the commercial potential or target market for a particular product candidate, Catalyst may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for Catalyst to retain sole development and commercialization rights to such product candidate.
Catalyst may not be successful in its efforts to build a pipeline of additional product candidates.
Catalyst may not be able to continue to identify and develop new product candidates in addition to its current pipeline. Even if Catalyst is successful in continuing to build its pipeline, the potential product candidates that Catalyst identifies may not be suitable for clinical development. For example, product candidates may be shown to have harmful side effects or other characteristics that indicate that they are unlikely to be successfully developed, much less receive marketing approval and achieve market acceptance. If Catalyst does not successfully develop and commercialize product candidates based upon its approach, Catalyst will not be able to obtain product revenue in future periods, which likely would result in significant harm to its financial position and adversely affect its stock price. Clinical drug development involves a lengthy and expensive process with an uncertain outcome.
Results from preclinical or early stage clinical trials, including the results of BC’s preclinical testing and early clinical trials of Hydronidone, may not be confirmed in later trials or be predictive of the success of later clinical trials, including the results of Hydronidone’s later clinical trials.
The outcome of preclinical studies and early clinical trials may not be predictive of the success of late-stage clinical trials. Trials of Catalyst’s product candidates in larger numbers of patients may not have similar efficacy results and could result in adverse effects that were not observed in the earlier trials with smaller numbers of patients.
Catalyst will be required to demonstrate substantial evidence through well-controlled clinical trials that Catalyst’s Hydronidone is safe and effective before Catalyst can seek marketing approvals for Hydronidone’s commercial sale. Demonstrations of efficacy or an acceptable safety profile in BC’s prior preclinical studies does not mean that future clinical trials will yield the same results. For instance, Catalyst does not know whether Hydronidone will perform in future clinical trials as Hydronidone has performed in preclinical studies and early clinical trials conducted by BC, and, despite Hydronidone’s Phase 1 trial in the United States demonstrating tolerability and PK and BC’s Phase 2 clinical trial in the PRC demonstrating results in the reversal of HBV-associated fibrosis, to date, there is no effective clinical therapy for liver fibrosis, and no specific therapeutic drugs have been approved worldwide. Product candidates, including Hydronidone, may fail to demonstrate in later-stage clinical trials sufficient safety and efficacy to the satisfaction of the FDA and other comparable foreign regulatory authorities despite having progressed through preclinical studies and earlier stage clinical trials. Regulatory authorities may also limit the scope of later-stage trials until Catalyst has demonstrated satisfactory safety or efficacy results in earlier-stage trials. In particular, in late 2023, we plan to initiate a Phase 2a PoC clinical trial to evaluate the safety, tolerability, PK, and initial efficacy of Hydronidone in patients with advanced liver fibrosis associated with noncirrhotic NASH. The FDA has reviewed the planned Phase 2a trial of Hydronidone and provided clear guidance on the design and trial assessment as well as requirements for the IND filing. If Catalyst observes positive trends in the Phase 2a trial of Hydronidone, it expects to initiate a larger Phase 2 trial in Hydronidone. Although data from liver fibrosis associated with chronic hepatitis B (“CHB”) patients in BC’s Phase 2 clinical trial in the PRC demonstrated Hydronidone has the potential to improve liver fibrosis, the efficacy of the Hydronidone in prior preclinical studies in a NASH model does not mean that future clinical trials will yield the same results. In addition to the pre-IND guidance provided, at the time of review of the IND application, the FDA may require additional investigations (nonclinical) and analyses (both nonclinical and clinical, including the analysis of the supportive clinical trials conducted in the PRC) before it accepts the IND file to ensure that there is sufficient and adequate information on the risks to human subjects. Such additional requests may delay the timelines for the IND filing and initiation of the planned Phase 2a trial in NASH fibrosis. Furthermore, if the FDA believes that additional data is necessary to supplement Catalyst’s clinical study data and Phase 2a clinical trial data, then the FDA may require Catalyst to conduct additional trials before expanding into a broader Phase 2 clinical trial. There is no guarantee that the FDA and other comparable foreign regulatory authorities will consider the data that is expected to be obtained in the planned Phase 2a trial in the United States sufficient to allow Catalyst to expand the development of Hydronidone in a larger Phase 2 or confirmatory Phase 3 clinical trial. Even if Catalyst is able to initiate Catalyst’s planned clinical trials on schedule, there is no guarantee that Catalyst will be able to complete such trials on the timelines Catalyst anticipates or that such trials will produce positive results. Any limitation on Catalyst’s ability to conduct clinical trials could delay or prevent regulatory approval or limit the size of the patient population to which Catalyst may market Catalyst’s product candidates, if approved.
Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage NASH clinical trials after achieving positive results in earlier development, and Catalyst may face similar setbacks. The likelihood of obtaining regulatory approval can only be determined from data obtained in clinical trials and the totality of evidence on the efficacy and safety of a product. Many companies that believed their product candidates performed satisfactorily in preclinical studies and early clinical trials have nonetheless failed to obtain marketing approval for the product candidates. Even if Catalyst believes that the results of clinical trials for its product candidates warrant marketing approval, the FDA or comparable foreign regulatory authorities may disagree and may not grant marketing approval of its product candidates without conducting additional studies.
In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the dosing regimen and other clinical trial protocols and the rate of dropout among clinical trial participants. Any Phase 2, Phase 3 or other clinical trials that Catalyst may conduct may not demonstrate the efficacy and safety necessary to obtain regulatory approval to market its product candidates.
Preliminary, “top-line” or interim data from Catalyst’s clinical trials that it announces or publishes from time to time may change as more patient data become available and are subject to audit and verification procedures.
From time to time, Catalyst may publicly disclose preliminary or top-line data from Catalyst’s clinical trials, which are based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data. Catalyst also makes assumptions, estimations, calculations and conclusions as part of Catalyst’s analyses of these data without the opportunity to fully and carefully evaluate complete data. As a result, the preliminary or top-line results that Catalyst reports may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated or subsequently made subject to audit and verification procedures.
Any preliminary or top-line data should be viewed with caution until the final data are available. From time to time, Catalyst may also disclose interim data from Catalyst’s preclinical studies and clinical trials. Interim data are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available or as patients from Catalyst’s clinical trials continue other treatments. Further, others, including regulatory agencies, may not accept or agree with Catalyst’s assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate and Catalyst’s company in general. In addition, the information Catalyst chooses to publicly disclose regarding a particular preclinical study or clinical trial is based on what is typically extensive information, and you or others may not agree with what Catalyst determines is material or otherwise appropriate information to include in Catalyst’s disclosure. If the preliminary, top-line or interim data that Catalyst reports differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, Catalyst’s ability to obtain approval for, and commercialize, Catalyst’s product candidates may be harmed, which could harm Catalyst’s business, operating results, prospects or financial condition.

A variety of risks associated with marketing Catalyst’s product candidates internationally may materially adversely affect Catalyst’s business.
Catalyst may also plan to eventually seek regulatory approval of Catalyst’s Hydronidone outside of the United States and, accordingly, Catalyst expects that it will be subject to additional risks related to operating in foreign countries if Catalyst obtains the necessary approvals, including differing regulatory requirements in foreign countries. Risks associated with international operations may materially adversely affect Catalyst’s business, financial condition and results of operations.
Catalyst’s product candidates, including Hydronidone, may cause significant adverse events, toxicities or other undesirable side effects that may result in a safety profile that could prevent regulatory approval, marketing approval or market acceptance, or limit their commercial potential.
If Catalyst’s product candidates, including Hydronidone, are associated with undesirable side effects or have unexpected characteristics in preclinical studies or clinical trials when used alone or in combination with other approved products or INDs, Catalyst may need to interrupt, delay or abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Treatment-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may prevent Catalyst from achieving or maintaining market acceptance of the affected product candidate and may adversely affect Catalyst’s business, financial condition and prospects significantly.
In general, the anticipated clinical trials of Hydronidone will include patients with advanced liver fibrosis who are at risk of further progression to cirrhosis and deterioration, but are not critically ill. A certain percentage of patients with HBV-induced liver fibrosis treated with Hydronidone have experienced adverse events, including gastrointestinal diseases, ear and labyrinth diseases, systemic diseases, metabolic and nutritional diseases, skin and subcutaneous tissue diseases, heart organ diseases, and hepatobiliary system diseases. However, the risk/benefit of Hydronidone in NASH may differ from that shown in HBV liver fibrosis patients and there is always a risk that the severity and frequency of the adverse events may worsen. See the section entitled “Catalyst’s Business—Hydronidone Overview.”
Adverse events or deaths in clinical trials involving Catalyst’s product candidates, even if not ultimately attributable to Catalyst’s product or product candidates, could result in increased government regulation, unfavorable public perception and publicity, potential regulatory delays in the testing or licensing of Catalyst’s product candidates, stricter labeling requirements for those product candidates that are licensed and a decrease in demand for any such product candidates.
Additionally, if one or more of Catalyst’s product candidates receives marketing approval and Catalyst or others later identify undesirable side effects or adverse events caused by such products, a number of potentially significant negative consequences could result. For example, regulatory authorities may suspend, limit or withdraw approvals of such product or seek an injunction against its manufacture or distribution, require additional warnings on the label, including “boxed” warnings, or issue safety alerts, require press releases or other communications containing warnings or other safety information about the product, require Catalyst to change the way the product is administered or conduct additional clinical trials or post-approval studies, require Catalyst to create a risk evaluation and mitigation strategy (“REMS”) which could include a medication guide outlining the risks of such side effects for distribution to patients, impose fines, injunctions or criminal penalties. Catalyst could also be sued and held liable for harm caused to patients, and Catalyst’s reputation may suffer. Any of these events could prevent Catalyst from achieving or maintaining market acceptance of the particular product candidate, if approved, and could seriously harm Catalyst’s business.
Breakthrough Therapy designation by the FDA for any product candidate may not lead to a faster development or regulatory review or approval process, and it does not increase the likelihood that the product candidate will receive marketing approval.
Hydronidone was granted a Breakthrough Therapy designation by the PRC’s National Medical Products Administration’s (“NMPA”) Center for Drug Evaluation (“CDE”) in March 2021 and the patient enrollment for its Phase 3 clinical trial was commenced in January 2022. However, Hydronidone’s Breakthrough Therapy designation does not increase the likelihood that Hydronidone will ultimately receive approval from the NMPA or other comparable regulatory authority. Catalyst may, in the future, apply for Breakthrough Therapy designation in the

United States, or the equivalent thereof in other foreign jurisdictions (where available), for its product candidates, depending on robustness of the clinical benefit in clinical trials. A Breakthrough Therapy is defined as a product candidate that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the product candidate may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For product candidates that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Product candidates designated as breakthrough therapies by the FDA are also eligible for priority review if supported by clinical data at the time of the submission of the New Drug Application (“NDA”).
Designation as a Breakthrough Therapy is within the discretion of the FDA. Accordingly, even if Catalyst believes that one of its product candidates meets the criteria for designation as a Breakthrough Therapy, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of a Breakthrough Therapy designation for a product candidate may not result in a faster development process, review or approval compared to product candidates considered for approval under conventional FDA procedures and it would not assure ultimate approval by the FDA. In addition, even if one or more of its product candidates qualify as breakthrough therapies, the FDA may later decide that the product candidate no longer meets the conditions for qualification or it may decide that the time period for FDA review or approval will not be shortened.
Risks Related to Catalyst’s Reliance on Third Parties
Catalyst expects to seek to establish additional collaborations, and, if Catalyst is not able to establish them on commercially reasonable terms, Catalyst may have to alter its development and commercialization plans.
Catalyst’s drug development programs and the potential commercialization of its product candidates will require substantial additional cash to fund expenses. Catalyst has previously relied on collaborators, such as Biogen, Pfizer and ISU, to contribute to the development of its product candidates. Catalyst may, in the future, form or seek strategic alliances, create joint ventures or collaborations, or enter into licensing arrangements with third parties that it believes will complement or augment Catalyst’s development and commercialization efforts with respect to Hydronidone and/or Catalyst more broadly. Any of these relationships may require Catalyst to increase its near and long-term expenditures, issue securities that dilute Catalyst’s existing stockholders or disrupt its management and business.
Catalyst faces significant competition in seeking appropriate collaborators. Whether Catalyst can reach a definitive agreement with a collaborator will depend, among other things, upon its assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of preclinical trials, the likelihood of approval by the FDA or comparable foreign regulatory authorities and the regulatory pathway for any such approval, the potential market for the product candidate, the costs and complexities of manufacturing and delivering the product to patients and the potential of competing products. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available for collaboration and whether such a collaboration could be more attractive than the one with Catalyst. There can also be no assurance that Catalyst will enter into any collaboration agreements, or that any such agreements will be on favorable terms.
Collaborations are complex and time consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. Catalyst may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If Catalyst is unable to do so, Catalyst may have to curtail the development of the product candidate for which Catalyst is seeking to collaborate, reduce or delay its development program or one or more of its other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, and increase its expenditures and undertake development or commercialization activities at its own expense. If Catalyst elects to increase its expenditures to fund development or commercialization activities on its own, Catalyst may need to obtain additional capital, which may not be available to Catalyst on acceptable terms or at all. If Catalyst does not have sufficient funds, Catalyst may not be able to further develop its product candidates or bring them to market and generate product revenue.

Catalyst contracts with third parties for the manufacture of its product candidates for preclinical testing and expects to continue to do so for clinical testing and commercialization. This reliance on third parties increases the risk that Catalyst will not have sufficient quantities or quality of its product candidates or products or such quantities at an acceptable cost, which could delay, prevent or impair its development or commercialization efforts.
Catalyst currently has no internal capabilities to manufacture its product candidates for clinical use or for preclinical trials following good manufacturing practices (“GMP”), or good laboratory practices (“GLP”). Catalyst expects to rely on one or more third-party contractors to manufacture, package, label and distribute clinical supplies and commercial quantities of any product candidate that Catalyst commercializes following approval for marketing by applicable regulatory authorities. Catalyst also expects to rely on one or more third-party contractors to manufacture its product candidates for use in its clinical trials. Reliance on such third-party contractors entails risks, including:
•	the inability to identify and negotiate manufacturing and supply agreements with suitable manufacturers;
•
manufacturing delays if its third-party contractors give greater priority to the supply of other products over its product candidates or otherwise do not satisfactorily perform according to the terms of the agreements between Catalyst and them;

•	the possible termination or nonrenewal of agreements by third-party contractors at a time that is costly or inconvenient for Catalyst;
•	the possible breach by the third-party contractors of its agreements with them;
•	the failure of third-party contractors to comply with applicable regulatory requirements;
•	the possible mislabeling of clinical supplies, potentially resulting in the wrong dose amounts being supplied or active drug or placebo not being properly identified;
•
the possibility of clinical supplies not being delivered to clinical sites on time, leading to clinical trial interruptions, or of drug supplies not being distributed to commercial vendors in a timely manner, resulting in lost sales; and

•	the possible misappropriation of its proprietary information, including its trade secrets and know-how.
Catalyst may incur delays in product development resulting from the need to identify or qualify manufacturers for its product candidates. Catalyst’s current and anticipated future dependence upon others for the manufacture of its product candidates may adversely affect its future profit margins and its ability to commercialize any products that receive marketing approval on a timely and competitive basis.
Catalyst is subject to many manufacturing risks, any of which could substantially increase its costs and limit supply of its product candidates and any future products.
To date, Catalyst’s product candidates have been manufactured by third-party manufacturers solely for preclinical studies and relatively small clinical trials. The process of manufacturing its complement associated therapeutic product candidates is complex, highly regulated and subject to several risks, including:
•
the manufacturing facilities in which its products are made could be adversely affected by equipment failures, labor and raw material shortages, financial difficulties of its contract manufacturers, including as a result of the evolving effects of the COVID-19 pandemic, natural disasters, power failures, local political unrest and numerous other factors; and

•
any adverse developments affecting manufacturing operations or the scale up of manufacturing operations for its products may result in shipment delays, inventory shortages, lot failures, product withdrawals or recalls or other interruptions in the supply of its product candidates. Catalyst may also have to record inventory write-offs and incur other charges and expenses for product candidates or drug substances that fail to meet specifications, undertake costly remediation efforts or seek costlier manufacturing alternatives.

Specifically, Catalyst plans to enter into various development, manufacturing and clinical supply services agreements with third-party manufacturers for drug substance and drug product manufacturing of its product candidate Hydronidone. If Catalyst’s third-party manufacturers are not able to provide sufficient quantities or quality of its of product candidates on a timely basis, or at all, whether due to production shortages or other supply delays or interruptions resulting from the ongoing COVID-19 pandemic or otherwise, its preclinical trials, clinical trials or regulatory approvals, as applicable, may be delayed. Significant portions of its research and development resources are focused on manufacturing. If any of its third-party manufacturers experiences difficulties in scaling production or experiences product loss due to contamination, equipment failure, improper installation or operation of equipment, vendor or operator error or improper storage conditions, the potential trials of the affected product candidate would be delayed, perhaps substantially, which could materially and adversely affect its business.
Catalyst has minimal process development capabilities and has access only to external manufacturing capabilities. Catalyst does not have, and Catalyst does not currently plan to acquire or develop, the facilities or capabilities to manufacture bulk drug substance or filled drug product for use in clinical trials or commercialization. Any delay or interruption in the supply of clinical trial material or preclinical trial material could delay the completion of clinical trials or preclinical trials, increase the costs associated with maintaining such trial programs and, depending upon the period of delay, require Catalyst to commence new clinical trials or preclinical trials at additional expense or terminate the trials completely.
Catalyst and its contract manufacturers will be subject to significant regulation with respect to manufacturing its products. The manufacturing facilities on which Catalyst will rely may not continue to meet regulatory requirements and have limited capacity.
All entities involved in the preparation of therapeutics for clinical studies or commercial sale, including any contract manufacturers for its product candidates, are subject to extensive regulation. Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical studies must be manufactured in accordance with GMP. These regulations govern manufacturing processes and procedures (including record keeping) and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Poor control of production processes can lead to the introduction of adventitious agents or other contaminants, or to inadvertent changes in the properties or stability of its product candidates that may not be detectable in final product testing. Catalyst or its contract manufacturers must supply all necessary documentation in support of an NDA on a timely basis and must adhere to the FDA’s GLP and GMP regulations enforced by the FDA through its facilities inspection program. Catalyst’s facilities and quality systems and the facilities and quality systems of some or all its third-party contractors must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of its product candidates. In addition, the regulatory authorities may, at any time, audit or inspect a manufacturing facility involved with the preparation of its product candidates or the associated quality systems for compliance with the regulations applicable to the activities being conducted. If these facilities do not pass a pre-approval plant inspection or do not have a GMP compliance status acceptable for the FDA, FDA approval of the products will not be granted.
The regulatory authorities also may, at any time following approval of a product for sale, audit its manufacturing facilities or those of its third-party contractors. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of its product specifications or applicable regulations occurs independent of such an inspection or audit, Catalyst or the relevant regulatory authority may require remedial measures that may be costly and/or time-consuming for Catalyst or a third-party to implement and that may include the temporary or permanent suspension of a clinical study or commercial sales or the temporary or permanent closure of a facility. Any such remedial measures imposed upon Catalyst or third parties with whom Catalyst contracts could materially harm its business.
If Catalyst or any of its third-party manufacturers fails to maintain regulatory compliance, the FDA can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new drug product or biologic product, or revocation of a pre-existing approval. As a result, its business, financial condition and results of operations may be materially harmed.
Additionally, if supply from one approved manufacturer is interrupted, there could be a significant disruption in commercial supply. An alternative manufacturer would need to be qualified through a NDA supplement which could result in further delay. The regulatory agencies may also require additional studies if a new manufacturer is relied upon for commercial production. Switching manufacturers may involve substantial costs and is likely to result in a delay in its desired clinical and commercial timelines.
These factors could cause the delay of clinical studies, regulatory submissions, required approvals or commercialization of its product candidates, cause Catalyst to incur higher costs and prevent Catalyst from commercializing its products successfully. Furthermore, if its suppliers fail to meet contractual requirements, and Catalyst is unable to secure one or more replacement suppliers capable of production at a substantially equivalent cost, its clinical studies may be delayed, or Catalyst could lose potential revenue.

Catalyst relies on third parties to conduct certain aspects of its preclinical studies and any clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such tasks or trials.
Catalyst relies on third parties such as contract research organizations (“CROs”), medical institutions and clinical investigators to conduct certain aspects of preclinical development, including assay development and testing, and to enroll qualified patients and conduct, supervise and monitor clinical trials. Catalyst’s reliance on these third parties for preclinical and clinical development activities reduces its control over these activities. Catalyst’s reliance on these third parties, however, will not relieve Catalyst of its regulatory responsibilities, including ensuring that its clinical studies are conducted in accordance with good clinical practices, and the investigational plan and protocols contained in the relevant regulatory application, such as an investigational new drug application (“IND”). In addition, the CROs with whom Catalyst contracts may not complete activities on schedule or may not conduct its preclinical studies or clinical studies in accordance with regulatory requirements or its clinical study design. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, its efforts to complete development and obtain regulatory approvals for, and to commercialize, its product candidates may be delayed or prevented.
Risks Related to Employee Matters, Managing Growth and Catalyst’s Business Operations
Catalyst’s future success depends on its ability to retain key executives and to attract, retain and motivate qualified personnel.
Catalyst’s ability to compete in the highly competitive biotechnology and pharmaceutical industries depends upon its ability to attract and retain highly qualified managerial, scientific and medical personnel. Catalyst is highly dependent on its executive management and scientific personnel. Catalyst does not maintain “key man” insurance policies on the lives of these individuals or the lives of any of its other employees. In addition, Catalyst will need to add personnel to achieve its business objectives. The loss of the services of any of its executive officers, other key employees, and its inability to find suitable replacements, or its inability to hire new clinical development and manufacturing personnel, could result in delays in product development and harm its business.
Catalyst conducts operations at its facility in the San Francisco Bay Area. This region is headquarters to many other biopharmaceutical companies and many academic and research institutions. Competition for skilled personnel in its market is intense and may limit its ability to hire and retain highly qualified personnel on acceptable terms or at all.
To induce valuable employees to remain at Catalyst, in addition to salary and cash incentives, Catalyst has provided stock options that vest over time. The value to employees of stock options that vest over time may be significantly affected by movements in Catalyst’s stock price that are beyond its control and may at any time be insufficient to counteract more lucrative offers from other companies. Despite its efforts to retain valuable employees, members of management and scientific and development teams have terminated and may terminate their employment with Catalyst on short notice. Catalyst’s employees are under at-will employment arrangements, which means that any of its employees can leave employment with Catalyst at any time, with or without notice. Failure to retain, replace or recruit personnel could harm its business.
Catalyst’s employees, principal investigators, consultants and commercial partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading.
Catalyst is exposed to the risk of fraud or other misconduct by its employees, principal investigators, consultants and collaborators. Misconduct by these parties could include intentional failures to comply with the regulations of the FDA and non-U.S. regulators, to provide accurate information to the FDA and non-U.S. regulators, to comply with healthcare fraud and abuse laws and regulations in the United States and abroad, to report financial information or data accurately or to disclose unauthorized activities to Catalyst. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Such misconduct could also involve the improper use of information obtained during clinical studies that could result in regulatory sanctions and cause serious harm to its reputation. It is not always possible to identify and deter employee misconduct, and the precautions Catalyst takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting Catalyst from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against Catalyst and Catalyst is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of significant fines or other sanctions.
Catalyst will continue to incur significant costs as a result of operating as a public company, and its management is required to devote substantial time to compliance initiatives.
As a public company, Catalyst has and will continue to incur significant legal, accounting and other expenses , including costs associated with public company reporting and corporate governance requirements, in order to comply with the rules and regulations imposed by the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection, as well as rules implemented by the SEC and Nasdaq. Stockholder activism, the political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which Catalyst operates its business in ways that are not currently anticipated. Its management and other personnel need to devote a substantial amount of time to these compliance initiatives. In addition, these rules and regulations make it difficult and expensive for Catalyst to obtain director and officer liability insurance, and Catalyst may be required to incur substantial costs to maintain its current levels of such coverage. Catalyst expects that it will annually incur significant expenses to comply with the requirements imposed on Catalyst as a public company.
Risks Related to Catalyst’s Intellectual Property
If Catalyst is unable to obtain, protect or enforce intellectual property rights related to its product candidates, Catalyst may not be able to compete effectively in its markets.
Catalyst relies upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to its product candidates. The strength of patents in the biotechnology and pharmaceutical field involves complex legal and scientific questions and can be uncertain. Third parties may challenge the validity, enforceability or scope of its patents, which may result in those patents being narrowed or invalidated. The patent applications that Catalyst owns may fail to result in issued patents with claims that cover its product candidates in the United States or in other foreign countries. Furthermore, even if they are unchallenged, its patents and patent applications may not adequately protect its intellectual property, provide exclusivity for its product candidates or prevent others from designing around its claims. Certain of its patents also cover processes, for which enforcement can be difficult. Any of these outcomes could impair its ability to prevent competition from third parties that may have an adverse impact on its business.
If the patents or patent applications Catalyst holds or has in-licensed for its programs or product candidates are invalidated or fail to issue, if their breadth or strength of protection is threatened, or if they fail to provide meaningful exclusivity for its product candidates, it could threaten its ability to commercialize future products. Further, if Catalyst encounters delays in regulatory approvals, the period of time during which Catalyst could market a product candidate under patent protection could be reduced. In addition, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Various extensions may be available; however the life of a patent, and the protection it affords, is limited. Once the patent life has expired for a product, Catalyst may be subject to competition from generic medications.
In addition to the protection afforded by patents, Catalyst relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that Catalyst elects not to patent and other elements of its product candidate discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect. Catalyst seeks to protect its proprietary technology and processes, in part, by entering into confidentiality agreements with its employees, consultants, scientific advisors and contractors. Catalyst also seeks to preserve the integrity and confidentiality of its data and trade secrets by maintaining the physical security of its premises and physical and electronic security of its information technology systems. While Catalyst has confidence in these individuals, organizations and systems, agreements or security measures may be breached, and Catalyst may not have adequate remedies for any breach. In addition, its trade secrets may otherwise become known or be independently discovered by competitors.
Although Catalyst expects all of its employees and consultants to assign their applicable inventions to Catalyst, and all of its employees, consultants, advisors and any third parties who have access to its proprietary know-how, information or technology to enter into confidentiality agreements, Catalyst cannot provide guarantee that all such agreements have been duly executed or that its trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to its trade secrets or independently develop substantially equivalent information and techniques. Misappropriation or unauthorized disclosure of its trade secrets could impair its competitive position and may have a material adverse effect on its business. Additionally, if the steps taken to maintain its trade secrets are deemed inadequate, Catalyst may have insufficient recourse against third parties for misappropriating the trade secret. In addition, others may independently discover its trade secrets and proprietary information.
Further, filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and Catalyst’s intellectual property rights in some countries outside the United States are less extensive than those in the United States. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, Catalyst may encounter significant problems in protecting and defending its intellectual property both in the United States and abroad. If Catalyst is unable to prevent material disclosure of the non-patented intellectual property related to its technologies to third parties, and there is no guarantee that Catalyst will have any such enforceable trade secret protection, Catalyst may not be able to establish or maintain a competitive advantage in its market, which could materially adversely affect its business, results of operations and financial condition.
Third-party claims of intellectual property infringement or challenging the inventorship or ownership of its patents may prevent or delay its development and commercialization efforts.
Catalyst’s commercial success depends in part on avoiding infringement of the patents and proprietary rights of third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, oppositions and inter partes reexamination proceedings before the USPTO, and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which Catalyst is pursuing development candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that its product candidates may be subject to claims of infringement of the patent rights of third parties.
Third parties may assert that the manufacture, use or sale of its product candidates infringes patents held by such third parties, or that Catalyst is employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to compositions of matter, materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of its product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that its product candidates or current products may infringe.
In addition, Catalyst has received confidential and proprietary information from third parties, and Catalyst employs individuals who were previously employed at other biotechnology or pharmaceutical companies. Catalyst may be subject to claims that its employees, consultants or independent contractors have inadvertently or otherwise used or disclosed confidential information of these third parties or its employees’ former employers. Litigation may be necessary to defend against these claims.
Parties making claims against Catalyst may obtain injunctive or other equitable relief that could effectively block its ability to further develop and commercialize one or more of its product candidates unless Catalyst redesigned infringing products (which may be impossible) or obtained a license under the applicable patents (which may not be available on commercially reasonable terms or at all), or until such patents expire.
Catalyst may be involved in lawsuits to protect or enforce its patents.
Competitors may infringe Catalyst’s patents. To counter infringement or unauthorized use, Catalyst or its collaborators may be required to file infringement claims that can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that one of Catalyst’s patents is not valid, is unenforceable and/or is not infringed, or may refuse to stop the other party from using the technology at issue on the grounds that its patents do not cover the technology in question. An adverse result in any litigation or defense proceeding could put one or more of Catalyst’s patents at risk of being invalidated or interpreted narrowly and could put its patent applications at risk of not issuing.
Interference proceedings provoked by third parties or brought by Catalyst may be necessary to determine the priority of inventions with respect to its patents or patent applications or those of its licensors. An unfavorable outcome could require Catalyst to cease using the related technology or to attempt to license rights from the prevailing party. Catalyst’s business could be harmed if the prevailing party does not offer Catalyst a license on commercially reasonable terms. Catalyst may not be able to prevent, alone or with its licensors, misappropriation of its intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States.
Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of its confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of its common stock.
Intellectual property litigation could cause Catalyst to spend substantial resources and distract its personnel from their normal responsibilities.
Even if resolved in Catalyst’s favor, litigation or other legal proceedings relating to intellectual property claims, regardless of their merit, would cause Catalyst to incur significant expenses, and could distract its technical and management personnel from their normal responsibilities. In the event of a successful claim of infringement against Catalyst, Catalyst may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, in addition to paying royalties, redesign infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of its common stock. Such litigation or proceedings could substantially increase its operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. Catalyst may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of its competitors may be able to sustain the costs of such litigation or proceedings more effectively than Catalyst can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise its ability to compete in the marketplace.
Catalyst may need to license certain intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.
A third-party may hold intellectual property, including patent rights, that is important or necessary to the development of its products. It may be necessary for Catalyst to use the patented or proprietary technology of third parties to commercialize its products, in which case Catalyst would be required to obtain a license from these third parties on commercially reasonable terms, or its business could be harmed, possibly materially.
Risks Related to Regulatory Approval of Catalyst’s Product Candidates and Other Compliance Matters
The regulatory approval processes of the FDA and other comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. If Catalyst is not able to obtain, or if there are delays in obtaining, required regulatory approvals, Catalyst will not be able to commercialize its product candidates, including Hydronidone, and its ability to generate revenue will be materially impaired.
The process of obtaining regulatory approvals, both in the United States and abroad, is unpredictable, expensive and typically takes many years following commencement of clinical trials, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Hydronidone currently has one active IND application with the FDA in the United States for the treatment of liver fibrosis associated with a broad spectrum of chronic liver diseases. In the future, it is expected that an additional IND will be filed for Hydronidone specifically for NASH, and Catalyst may file additional IND applications for future indications or future product candidates. If any such future IND is not accepted by the FDA, Catalyst’s clinical development timeline may be negatively impacted and any future clinical programs may be delayed or terminated. As a result, Catalyst may be unable to obtain regulatory approvals or successfully commercialize its products.
Catalyst cannot guarantee that any preclinical studies and clinical trials will be conducted as planned or completed on schedule, if at all. The clinical development of its product candidates is susceptible to the risk of failure at any stage of drug development, including failure to demonstrate efficacy in a clinical trial or across a suitable population of patients, the occurrence of severe or medically or commercially unacceptable adverse events, failure to comply with protocols or applicable regulatory requirements and determination by the FDA or any comparable foreign regulatory authority that a drug product is not approvable. It is possible that even if one or more of its product candidates has a beneficial effect, that effect will not be detected during clinical evaluation as a result of one or more of a variety of factors, including the size, duration, design, measurements, conduct or analysis of its clinical trials. Conversely, as a result of the same factors, its clinical trials may indicate an apparent positive effect of a product candidate that is greater than the actual positive effect, if any.
Catalyst cannot commercialize product candidates in the United States without first obtaining regulatory approval from the FDA. Similarly, Catalyst cannot commercialize product candidates outside of the United States without obtaining regulatory approval from comparable foreign regulatory authorities. Before obtaining regulatory approvals for the commercial sale of Catalyst’s product candidates, including Catalyst’s lead product candidate Hydronidone, Catalyst must demonstrate through lengthy, complex and expensive preclinical studies and clinical trials that Catalyst’s product candidates are both safe and effective for each targeted indication. Securing regulatory approval also requires the submission of information about the drug manufacturing process to, and inspection of manufacturing facilities by, the relevant regulatory authority. Further, Catalyst’s product candidates, including Hydronidone, may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude Catalyst’s obtaining marketing approval.
The FDA and comparable foreign regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that Catalyst’s data are insufficient for approval and require additional preclinical, clinical or other data. Catalyst’s product candidates could be delayed in receiving, or fail to receive, regulatory approval for many reasons, including:
•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of Catalyst’s clinical trials;
•	Catalyst may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that a product candidate is safe and effective for its proposed indication;
•
the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval; serious and unexpected drug-related side effects may be experienced by participants in Catalyst’s clinical trials or by individuals using drugs similar to Catalyst’s product candidates;

•
Catalyst may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks; the FDA or comparable foreign regulatory authorities may disagree with Catalyst’s interpretation of data from preclinical studies or clinical trials;

•
the data collected from clinical trials of Catalyst’s product candidates may not be acceptable or sufficient to support the submission of an NDA or other submission or to obtain regulatory approval in the United States or elsewhere, and Catalyst may be required to conduct additional clinical trials;

•	the FDA or the applicable foreign regulatory authority may disagree regarding the formulation, labeling and/or the specifications of Catalyst’s product candidates;
•
the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which Catalyst contracts for clinical and commercial supplies; and

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering Catalyst’s clinical data insufficient for approval.
The approval requirements for Catalyst’s product candidates are likely to vary by jurisdiction such that success in one jurisdiction is not necessarily predicative of success elsewhere.
Catalyst may experience delays in completing planned clinical trials for a variety of reasons, including delays related to:
•	the availability of financial resources to commence and complete the planned trials;
•
inability to reach agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	obtaining approval at each clinical trial site by an independent institutional review board (“IRB”);
•	recruiting suitable patients to participate in trials;
•	having patients complete a trial or return for post-treatment follow-up;
•	clinical trial sites deviating from trial protocol or dropping out of a trial;
•	adding new clinical trial sites; and
•	manufacturing sufficient quantities of qualified materials under Current Good Manufacturing Practice (“cGMPs”) regulations and applying them on a subject-by-subject basis for use in clinical trials.
Catalyst could also experience delays in obtaining approval if physicians encounter unresolved ethical issues associated with enrolling patients in clinical trials of its product candidates in lieu of prescribing existing treatments that have established safety and efficacy profiles given the serious nature of the diseases for the core indications for its product candidates. Additionally, a clinical trial may be suspended or terminated by Catalyst, the IRBs for the institutions in which the trials are being conducted, the Data Monitoring Committee for the trial, or by the FDA or other regulatory authorities for a number of reasons, including failure to conduct the clinical trial in accordance with regulatory requirements or its clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues, or adverse side effects, failure to demonstrate a benefit from using a product candidate, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. In addition, the FDA review and approval process could be delayed by any future shutdown of the U.S. government, and its development activities could be harmed or delayed as a result. If Catalyst experiences termination of, or delays in the completion of, any clinical trial of its product candidates, its ability to commercialize its product candidates will be harmed and its ability to generate revenue will be materially impaired. Additionally, delays in completing trials will increase costs, delay Catalyst’s product development and approval process, and impair its ability to commence product sales and generate revenue. Many of the factors that could create or lead to a delay in the commencement or completion of clinical trials may lead to the denial of regulatory approval for its product candidates.
Of the large number of drugs in development, only a small percentage successfully complete the FDA or foreign regulatory approval processes and are commercialized. The lengthy approval process as well as the unpredictability of future clinical trial results may result in Catalyst’s failing to obtain regulatory approval to market Catalyst’s product candidates, including Hydronidone, which would significantly harm Catalyst’s business, results of operations and prospects.
If Catalyst were to obtain approval, regulatory authorities may approve any of Catalyst’s product candidates, including Hydronidone, for fewer or more limited indications than Catalyst requests, including failing to approve the most commercially promising indications, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. If Catalyst is not able to obtain, or if there are delays in obtaining, required regulatory approvals for Catalyst’s product candidates, including Hydronidone, Catalyst will not be able to commercialize, or will be delayed in commercializing, Catalyst’s product candidates and Catalyst’s ability to generate revenue will be materially impaired.
Catalyst is developing Hydronidone for the treatment of NASH, an indication for which there are no approved products. The requirements for approval of Hydronidone by the FDA and comparable foreign regulatory authorities may be difficult to predict and may change over time, which makes it difficult to predict the timing and costs of the clinical development.
Catalyst is developing Hydronidone for the treatment of NASH, an indication for which there are no approved products. Although there are guidelines issued by the FDA for the development of drugs for the treatment of NASH, the development of a novel product candidate such as Hydronidone may be more expensive and take longer than for other, better known or extensively studied product candidates. As other companies are in later stages of clinical trials for their potential NASH therapies, Catalyst expects that the path for regulatory approval for NASH therapies may continue to evolve in the near term as these other companies refine their regulatory approval strategies and interact with regulatory authorities. Such evolution may impact Catalyst’s future clinical trial designs, including trial size and endpoints, in ways that Catalyst cannot predict today. In particular, regulatory authority expectations about liver biopsy data may evolve especially as more information is published about the inherent variability in liver biopsy data.

Certain of Catalyst’s competitors have experienced regulatory setbacks for NASH therapies following communications from the FDA. Catalyst currently does not know the impact, if any, that these setbacks could have on the path for regulatory approval for NASH therapies generally or for Hydronidone.
Catalyst’s anticipated development costs would likely increase if development of Hydronidone or any future product candidate is delayed because Catalyst is required by the FDA to perform studies or trials in addition to, or different from, those that Catalyst currently anticipates, or make changes to ongoing or future clinical trial designs. In addition, if Catalyst is unable to leverage our safety database for NASH indications, Catalyst may be required to perform additional trials, which would result in increased costs and may affect the timing or outcome of its clinical trials. In addition, Hydronidone may not be developed as a monotherapy, but as a part of a combination therapy, which will add to the complexity of clinical development and may cause further delays in Hydronidone’s development and affect Catalyst’s costs and divert management’s resources.
If Catalyst is required by the FDA to obtain approval of a companion diagnostic test in connection with approval of any of Catalyst’s product candidates, including Hydronidone, and Catalyst fails to obtain or face delays in obtaining FDA approval of a diagnostic device, Catalyst will not be able to commercialize such product candidate and Catalyst’s ability to generate revenue will be materially impaired.
If safe and effective use of any of Catalyst’s product candidates depends on an in vitro diagnostic that is not otherwise commercially available, then the FDA generally will require approval or clearance of that diagnostic, known as a companion diagnostic, at the same time that the FDA approves Catalyst’s product candidates, if at all. Companion diagnostics are developed in conjunction with clinical programs for the associated product and are subject to regulation as medical devices by the FDA and comparable regulatory authorities.
According to FDA guidance, if the FDA determines that a companion diagnostic device is essential to the safe and effective use of a novel therapeutic product or indication, the FDA generally will not approve the therapeutic product or new therapeutic product indication if the companion diagnostic is not also approved or cleared for that indication. If a satisfactory companion diagnostic is not commercially available, Catalyst may be required to develop or obtain one that would be subject to regulatory approval requirements. The process of obtaining or creating such diagnostics is time-consuming and costly. If the FDA or a comparable foreign regulatory authority requires approval of a companion diagnostic for any of Catalyst’s product candidates, including Hydronidone, whether before or after it obtains marketing approval, Catalyst, and/or future collaborators, may encounter difficulties in developing and obtaining approval for such product candidate. Any delay or failure by Catalyst or third-party collaborators to develop or obtain regulatory approval of a companion diagnostic could delay or prevent approval or continued marketing of such product candidate. Catalyst may also experience delays in developing a sustainable, reproducible and scalable manufacturing process for the companion diagnostic or in transferring that process to commercial partners or negotiating insurance reimbursement plans, all of which may prevent Catalyst from completing Catalyst’s clinical trials or commercializing Catalyst’s product candidates, if approved, on a timely or profitable basis, if at all.
Catalyst’s relationships with customers and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose Catalyst to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.
Healthcare providers, physicians and third-party payors will play a primary role in the recommendation and prescription of any product candidates for which Catalyst obtains marketing approval. Catalyst’s future arrangements with third-party payors and customers may expose Catalyst to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which Catalyst would market, sell and distribute its products. As a pharmaceutical company, even though Catalyst does not and may not control referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to its business. These regulations include:
•
the Federal Healthcare Anti-Kickback Statute that prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid, and which will constrain its marketing practices and the marketing practices of its licensees, educational programs, pricing policies, and relationships with healthcare providers or other entities;

•
the federal physician self-referral prohibition, commonly known as the Stark Law, which prohibits physicians from referring Medicare or Medicaid patients to providers of “designated health services” with whom the physician or a member of the physician’s immediate family has an ownership interest or compensation arrangement, unless a statutory or regulatory exception applies;

•
federal false claims laws that prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other government reimbursement programs that are false or fraudulent, and which may expose entities that provide coding and billing advice to customers to potential criminal and civil penalties, including through civil whistleblower or qui tam actions, and including as a result of claims presented in violation of the Federal Healthcare Anti-Kickback Statute, the Stark Law or other healthcare-related laws, including laws enforced by the FDA;

•
the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program and also created federal criminal laws that prohibit knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statements in connection with the delivery of or payment for healthcare benefits, items or services that, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

•
federal physician sunshine requirements under the ACA, which requires manufacturers of approved drugs, devices, biologics and medical supplies to report annually to the U.S. Department of Health and Human Services, information related to payments and other transfers of value to physicians, other healthcare providers, and teaching hospitals, and ownership and investment interests held by physicians and other healthcare providers and their immediate family members and applicable group purchasing organizations;

•
the Federal Food, Drug, and Cosmetic Act, which, among other things, strictly regulates drug product marketing, prohibits manufacturers from marketing drug products for off-label use and regulates the distribution of drug samples; and

•
state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws, which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, state laws requiring pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government and which may require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures, and state and foreign laws governing the privacy and security of health information in specified circumstances, many of which differ from each other in significant ways and often are not preempted by federal laws such as HIPAA, thus complicating compliance efforts.

Efforts to ensure that its business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that its business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If Catalyst’s operations are found to be in violation of any of these laws or any other governmental regulations that may apply to it, Catalyst may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of its operations. If any physicians or other healthcare providers or entities with whom Catalyst expects to do business are found to not be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.
Catalyst’s results of operations may be adversely affected by current and potential future healthcare legislative and regulatory actions.
All jurisdictions in which Catalyst conducts its research, development, manufacturing and commercialization activities regulate these activities in great depth and detail. Obtaining regulatory approvals is a lengthy, expensive and uncertain process. Catalyst intends to focus its activities in the major markets of the PRC and the United States. These geopolitical areas all have strict regulation on medical devices, and, in doing so, they employ broadly similar regulatory strategies, including regulation of product development, approval, manufacturing, sales and marketing and distribution of medical devices. However, regulatory regimes vary in different regions, which makes regulatory compliance more complex and costly for companies like Catalyst that plan to operate in each of these regions.
Legislative and regulatory actions affecting government prescription drug procurement and reimbursement programs occur relatively frequently. In the United States, the ACA was enacted in 2010 to expand healthcare coverage. Since then, numerous efforts have been made to repeal, amend or administratively limit the ACA in whole or in part. For example, the Tax Cuts and Jobs Act, signed into law by President Trump in 2017, repealed the individual health insurance mandate, which is considered a key component of the ACA. In December 2018, a Texas federal district court struck down the ACA on the grounds that the individual health insurance mandate is unconstitutional, although this ruling has been stayed pending appeal. The ongoing challenges to the ACA and new legislative proposals have resulted in uncertainty regarding the ACA’s future viability and destabilization of the health insurance market. The resulting impact on its business is uncertain and could be material.
Efforts to control prescription drug prices could also have a material adverse effect on its business. For example, in 2018, President Trump and the Secretary of the U.S. Department of Health and Human Services released the “American Patients First Blueprint” and have begun implementing certain portions. The initiative includes proposals to increase generic drug and biosimilar competition, enable the Medicare program to negotiate drug prices more directly and improve transparency regarding drug prices and ways to lower Catalyst consumers’ out-of-pocket costs. The Trump administration also proposed to establish an “international pricing index” that would be used as a benchmark to determine the costs and potentially limit the reimbursement of drugs under Medicare Part B. Among other pharmaceutical manufacturer industry-related proposals, Congress has proposed bills to alter the benefit structure to increase manufacturer contributions in the catastrophic phase. The volume of drug pricing-related bills dramatically increased under the previous Congress, and the resulting impact on its business is uncertain and could be material. The extent to which the 118th Congress will continue this approach is uncertain.
The IRA provides the Centers for Medicare & Medicaid Services (“CMS”) with the ability to directly negotiate prescription drug and biologic prices with manufacturers and to cap out-of-pocket spending for Medicare Part D enrollees. Each year, CMS will select and negotiate a preset number of high-spend drugs and biologics covered under Medicare Parts B and D that lack generic or biosimilar competition. Price negotiations for Part D begin in 2023. Taking effect in 2023, the IRA provides a new “inflation rebate” that requires drug manufacturers to pay a rebate to the federal government if the price for a drug or biologic under Medicare Parts B or D increases faster than the rate of inflation. The IRA contains a number of other provisions intended to reduce drug spending and the federal deficit, and the IRA’s impact on competition and commercialization is uncertain but could be material.
In addition, many states have proposed or enacted legislation that seeks to indirectly or directly regulate pharmaceutical drug pricing, such as by requiring biopharmaceutical manufacturers to publicly report proprietary pricing information or to place a maximum price ceiling on pharmaceutical products purchased by state agencies. For example, in 2017, California’s governor signed a prescription drug price transparency state bill into law, requiring prescription drug manufacturers to provide advance notice and explanation for price increases of certain drugs that exceed a specified threshold. Both Congress and state legislatures are considering various bills that would reform drug purchasing and price negotiations, allow greater use of utilization management tools to limit Medicare Part D coverage, facilitate the import of low priced drugs from outside the United States and encourage the use of generic drugs. Such initiatives and legislation may cause added pricing pressures on its products.
Changes to the Medicaid program at the federal or state level could also have a material adverse effect on its business. Proposals that could impact coverage and reimbursement of its products, including giving states more flexibility to manage drugs covered under the Medicaid program and permitting the re-importation of prescription medications from Canada or other countries, could have a material adverse effect by limiting its products’ use and coverage. Furthermore, state Medicaid programs could request additional supplemental rebates on its products as a result of an increase in the federal base Medicaid rebate. To the extent that private insurers or managed care programs follow Medicaid coverage and payment developments, they could use the enactment of these increased rebates to exert pricing pressure on its products, and the adverse effects may be magnified by their adoption of lower payment schedules.

Other proposed regulatory actions affecting manufacturers could have a material adverse effect on its business. It is difficult to predict the impact, if any, of any such proposed legislative and regulatory actions or resulting state actions on the use and reimbursement of its products in the United States, but its results of operations may be adversely affected.
Catalyst is subject to evolving privacy and data protection laws, including HIPAA and the EU General Data Protection Regulation (EU) 2016/679 (“GDPR”). If Catalyst fails to protect personal information or comply with existing or future data protection regulations, its business, financial condition, results of operations and prospects may be materially adversely affected.
Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability, integrity, and other processing of personal information. HIPAA establishes a set of national privacy and security standards for the protection of protected health information (as defined in HIPAA) (“PHI”) by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services. HIPAA requires covered entities and business associates, such as Catalyst, to develop and maintain policies with respect to the protection of, use and disclosure of electronic PHI, including the adoption of administrative, physical and technical safeguards to protect such information, and certain notification requirements in the event of a data breach.
The collection and use of personal health data and other personal data in the EU is governed by the provisions of the GDPR, which came into force in May 2018, related data protection laws in individual EU Member States as well as implementations of the GDPR in the European Economic Area. The GDPR establishes a number of strict requirements and restrictions applicable to the processing (processing includes collecting, analyzing and transferring) of personal data (i.e., data which identifies an individual or from which an individual is identifiable) in particular with respect to health data from clinical trials and adverse event reporting. The GDPR includes requirements relating to the legal basis of the processing (such as consent of the individuals to whom the personal data relates), the information provided to the individuals prior to processing their personal data, the notification obligations to the national data protection authorities and or data subjects (in particular in case of a data breach), and the security and confidentiality of the personal data. EU Member States may also impose additional requirements in relation to health, genetic and biometric data through their national legislation. Furthermore, it affords various rights to individuals (e.g., the right to access or erasure of personal data), and imposes potential penalties for breaches of up to 4% of the annual worldwide turnover or €20 million, whichever is greater. In case of a breach of the GDPR, individuals (e.g., study subjects) may also have a right to compensation for financial or non-financial losses (e.g., distress).
There may be circumstances under which a failure to comply with the GDPR, or the exercise of individual rights under the GDPR, would limit Catalyst’s ability to utilize clinical trial data collected on study subjects. Furthermore, there is a growing trend towards the required public disclosure of clinical trial data in the EU, which adds to the complexity of obligations relating to processing health data from clinical trials. Such public disclosure obligations are provided in the new EU Clinical Trials Regulation (EU CTR), EMA disclosure initiatives and voluntary commitments by industry. Failing to comply with these obligations could lead to government enforcement actions and significant penalties, harm to reputation, and adversely impact the business and operating results. The uncertainty regarding the interplay between different regulatory frameworks, such as the CTR and the GDPR, further adds to the complexity.
In addition, Catalyst is subject to various U.S. state laws which may require Catalyst to modify its data processing practices and policies and to incur substantial costs and expenses in an effort to comply.
If Catalyst fails to comply with environmental, health and safety laws and regulations, Catalyst could become subject to fines or penalties or incur costs that could harm its business.
Catalyst is subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. From time to time and in the future, its operations may involve the use of hazardous and flammable materials, including chemicals and biological materials, and may also produce hazardous waste products. Even if Catalyst contracts with third parties for the disposal of these materials and waste products, Catalyst cannot completely eliminate the risk of contamination or injury resulting from these materials. In the event of contamination or injury resulting from the use or disposal of its hazardous materials, Catalyst could be held liable for any resulting damages, and any liability could exceed its resources. Catalyst also could incur significant costs associated with civil or criminal fines and penalties for failure to comply with such laws and regulations.

Catalyst maintains workers’ compensation insurance to cover Catalyst for costs and expenses Catalyst may incur due to injuries to its employees resulting from the use of hazardous materials, but this insurance may not provide adequate coverage against potential liabilities. However, Catalyst does not maintain insurance for environmental liability or toxic tort claims that may be asserted against Catalyst.
In addition, Catalyst may incur substantial costs to comply with current or future environmental, health and safety laws and regulations. Current or future environmental laws and regulations may impair its research, development or production efforts that could adversely affect its business, financial condition, results of operations or prospects. In addition, failure to comply with these laws and regulations may result in substantial fines, penalties or other sanctions.
Even if Catalyst receives regulatory approval of Catalyst’s product candidates, including Hydronidone, Catalyst will be subject to extensive ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and Catalyst may be subject to penalties if Catalyst fails to comply with regulatory requirements or experience unanticipated problems with Catalyst’s product candidates.
Any regulatory approvals that Catalyst may receive for Catalyst’s product candidates will require the submission of reports to regulatory authorities and surveillance to monitor the safety and efficacy of the product candidate, including Hydronidone, may contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, and may include burdensome post-approval study or risk management requirements. For example, the FDA may require a REMS in order to approve Catalyst’s product candidates, which could entail requirements for a medication guide, physician training and communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or comparable foreign regulatory authorities approve Catalyst’s product candidates, Catalyst’s product candidates and the activities associated with their development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale, distribution, import and export will be subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by comparable foreign regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as on-going compliance with cGMPs and GCPs for any clinical trials that Catalyst conducts following approval. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic, unannounced inspections by the FDA and other regulatory authorities for compliance with cGMPs.
Catalyst identified a material weakness in its internal control over financial reporting in its consolidated financial statements for the year ended December 31, 2021. If Catalyst fails to maintain effective internal control over financial reporting, Catalyst may not be able to accurately or timely report its financial condition or results of operations, which may adversely affect its business and share price.
In connection with the preparation and audit of its consolidated financial statements for the year ended December 31, 2021, a material weakness was identified in Catalyst’s internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its consolidated financial statements will not be prevented or detected on a timely basis. Catalyst’s material weakness related to the following control deficiency: Catalyst did not design and maintain effective controls related to the review of certain contracts, including the proper application of U.S. GAAP. Specifically, Catalyst did not design and maintain controls to properly review the retention bonuses granted to its employees in November 2021 after its reduction in workforce to assess the appropriate accounting treatment under U.S. GAAP.
While Catalyst took steps to remediate the material weakness, Catalyst cannot assure you that the measures Catalyst has taken to date and may take in the future will prevent or avoid potential future material weakness. The effectiveness of its internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. If Catalyst is unable to record, process and report financial information accurately, and to prepare financial statements within the time periods specified by the forms of the SEC, Catalyst could be adversely affected which, in turn, may adversely affect its reputation and business and the market price of its common stock. In addition, any such failures could result in litigation or regulatory actions by the SEC or other regulatory authorities, loss of investor confidence, delisting of its securities and harm to its reputation and financial condition, or diversion of financial and management resources from the operation of its business.

Risks Related to Commercialization of Catalyst’s Product Candidates
Even if any of its product candidates receives marketing approval, Catalyst may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.
If any of its product candidates receives marketing approval, Catalyst may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community. For example, to date, no specific therapeutic drugs treating HBV-associated liver fibrosis have been approved worldwide, and doctors may not accept or use Hydronidone as a treatment for liver fibrosis even if Hydronidone receives marketing approval. If its product candidates do not achieve an adequate level of acceptance, Catalyst may not generate significant product revenues and Catalyst may not become profitable. The degree of market acceptance of its product candidates, if approved for commercial sale, will depend on several factors, including:
•	The efficacy and safety profile of Hydronidone compared with other competitor anti-fibrosis treatments;
•	Catalyst’s ability to offer its products for sale at competitive prices;
•	the convenience of TID dosing compared with alternative treatments;
•	patient understanding of NASH and associated fibrosis and its progressive nature and need for treatment;
•	improvement of confirmatory-diagnosis and monitoring of NASH and associated fibrosis;
•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;
•	the strength of marketing and distribution support;
•	the availability of third-party coverage and adequate reimbursement;
•	the prevalence and severity of any side effects; and
•	any restrictions on the use of its products together with other medications.
Catalyst’s product candidates are years away from regulatory approval.
Catalyst’s development candidates are not expected to be commercially available for several years, if at all. Further, the commercial success of product candidates will depend upon its acceptance by physicians, individuals, third-party payors and other key decision-makers as a therapeutic and cost-effective alternative to products available at the time, which may include competing products currently under development by others. See the risk factor titled “—Catalyst faces substantial competition that may result in others discovering, developing or commercializing products before or more successfully than Catalyst does.” If Catalyst is unable to successfully develop, obtain regulatory approval in a timely manner (including due to reasons that are beyond its control, such as changes in regulations or a shutdown of the federal government, including the FDA) and commercialize its development candidates, its ability to generate revenue from product sales will be significantly delayed and its business will be materially and adversely affected, and Catalyst may not be able to earn sufficient revenues to continue as a going concern.
The regulatory authorities in the United States and the EU have not approved any products for the treatment of NASH, and while there are guidelines issued by the FDA for the development of drugs for the treatment of NASH and an FDA surrogate endpoint table for drug approval, it is unclear whether the requirements for approval will change in the future or whether the FDA will rely on regulatory precedent for future regulatory approvals. Any such changes may require Catalyst to conduct new trials that could delay its timeframe and increase the costs of our programs related to Hydronidone or any future product candidate for the treatment of NASH. In addition, Catalyst cannot be certain which efficacy endpoints or presentation thereof clinical or regulatory agencies may require in a Phase 3 clinical trial of NASH or for approval of Catalyst’s product candidates.
Even if the FDA or other regulatory agency approves its product candidates, the approval may impose significant restrictions on the indicated uses, conditions for use, labeling, advertising, promotion, marketing and/or production of such product and may impose ongoing commitments or requirements for post-approval studies, including additional research and development and clinical trials. The FDA and other agencies also may impose various civil or criminal sanctions for failure to comply with regulatory requirements, including withdrawal of product approval.

Regulatory approval from authorities in foreign countries will be needed to market its product candidates in those countries. Approval by one regulatory authority does not ensure approval by regulatory authorities in other jurisdictions. If Catalyst fails to obtain approvals from foreign jurisdictions, the geographic market for its product candidates would be limited.
Catalyst faces substantial competition that may result in others discovering, developing or commercializing products before or more successfully than Catalyst does.
The biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies, intense competition, and a strong emphasis on proprietary products. Catalyst faces potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions and governmental agencies, and public and private research institutions. Any product candidates that Catalyst successfully develops and commercializes will compete with existing therapies and new therapies that may become available in the future.
Although there are no currently approved therapeutic drug treatments for liver fibrosis, several companies are developing product candidates in clinical studies. For details, see “BC’s Business—Competition” in this proxy statement.
Catalyst faces competition with respect to Catalyst’s current product candidates and will face competition with respect to any future product candidates from segments of the pharmaceutical, biotechnology and other related industries that pursue targeted therapies for patients with NASH. If Hydronidone or Catalyst’s future product candidates do not offer sustainable advantages over competing products, Catalyst may otherwise not be able to successfully compete against current and future competitors.
Catalyst’s competitors may obtain regulatory approval of their products more rapidly than Catalyst may or may obtain patent protection or other intellectual property rights that limit Catalyst’s ability to develop or commercialize Catalyst’s product candidates. Catalyst’s competitors may also develop drugs that are more effective, more convenient, more widely used and less costly or have a better safety profile than Catalyst’s products and these competitors may also be more successful than Catalyst in manufacturing and marketing their products. In addition, Catalyst will likely need to develop Catalyst’s product candidates in collaboration with companion diagnostic companies, and Catalyst will face competition from other companies in establishing these future collaborations.
Catalyst’s commercial opportunity in different indications could be reduced or eliminated if competitors develop and market products or therapies that are more convenient to use, more effective, less expensive, and safer to use than its products. Furthermore, if competitors gain FDA approval earlier than Catalyst does, Catalyst may be unable to establish a strong market presence or to gain market share. The key competitive factors affecting the success of all its product candidates, if approved, are likely to be their efficacy, safety, convenience, price, the level of generic competition, and the availability of reimbursement from government and other third-party payors. Catalyst’s product candidates, if any are approved, may compete with these existing drug and other therapies but may not be competitive with them in price. Catalyst expects that if Catalyst’s product candidates are approved, they will be priced at a significant premium over competitive generic, including branded generic, products. As a result, obtaining market acceptance of, and gaining significant share of the market for, any of Catalyst’s product candidates that Catalyst successfully introduces to the market will pose challenges.
Many of the companies against which Catalyst is competing or against which Catalyst may compete in the future have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than Catalyst does. Mergers and acquisitions in the pharmaceutical, biotechnology and diagnostic industries may result in even more resources being concentrated among a smaller number of its competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with Catalyst in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and individual registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, its programs.
Even if Catalyst commercializes any product candidates, the products may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives that would harm its business.
The regulations that govern marketing approvals, pricing, coverage and reimbursement for new drug products vary widely from country to country. Current and future legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, Catalyst may obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay its commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenues Catalyst is able to generate from the sale of the product in that country. Adverse pricing limitations may hinder its ability to recoup its investment in one or more product candidates, even if its product candidates obtain marketing approval.
Catalyst’s ability to commercialize any product candidates successfully also will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for certain medications. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. Coverage and reimbursement may not be available for any product that Catalyst or its collaborators commercialize and, even if these are available, the level of reimbursement may not be satisfactory. Reimbursement may affect the demand for, or the price of, any product candidate that receives marketing approval. Obtaining and maintaining adequate reimbursement for its products may be difficult. Catalyst may be required to conduct expensive pharmaco-economic studies to justify coverage and reimbursement or the level of reimbursement relative to other therapies. If coverage and adequate reimbursement are not available or reimbursement is available only to limited levels, Catalyst may not be able to successfully commercialize any product candidate for which Catalyst obtains marketing approval.
There may be significant delays in obtaining reimbursement for newly approved drugs, and coverage may be more limited than the purposes for which the drug is approved by the FDA or similar regulatory authorities outside the United States. Moreover, eligibility for reimbursement does not imply that a drug will be paid for in all cases or at a rate that covers its costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover its costs and may not be made permanent.
Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. Catalyst’s inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for any approved products that it develops could have a material adverse effect on its operating results, ability to raise capital needed to commercialize products and overall financial condition.
The insurance coverage and reimbursement status of newly approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit its ability to market those products and decrease its ability to generate revenue.
The availability and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford expensive treatments. Sales of Catalyst’s product candidates will depend substantially, both domestically and abroad, on the extent to which the costs of its product candidates will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. If reimbursement is not available, or is available only to limited levels, Catalyst may not be able to successfully commercialize its product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow Catalyst to establish or maintain pricing sufficient to realize a sufficient return on its investment.
There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. Moreover, increasing efforts by governmental and third-party payors, in the United States and abroad, to cap or reduce healthcare costs may cause such organizations to limit both coverage and level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for its product candidates. Catalyst expects to experience pricing pressures in connection with the sale of any of its product candidates, due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.
Risks Related to Catalyst’s Common Stock
The market price of Catalyst Common Stock has historically been highly volatile.
The trading price of Catalyst Common Stock has historically been highly volatile and there have been significant periods of time in which the trading volume of its common stock has been low, which can contribute to volatility in price. Additionally, the stock market in general has experienced extreme price and volume fluctuations. The market prices of securities of pharmaceutical, biopharmaceutical and biotechnology companies in particular have been extremely volatile and have experienced fluctuations that have often been unrelated or disproportionate to operating performance. Factors giving rise to this volatility may include:
•	disclosure of clinical trial results;
•	regulatory or political developments in both the United States and abroad;
•	developments concerning proprietary rights, including patents and litigation matters;
•	disclosure of new collaborations or other strategic transactions;
•	public concern about the safety or efficacy of product candidates or technology, their components, or related technology or new technologies generally;
•	public announcements by competitors or others regarding new products or new product candidates; and
•	general market conditions and comments by securities analysts and investors.
Fluctuations in operating results could adversely affect the price of Catalyst’s common stock.
Catalyst’s operating results are likely to fluctuate significantly from quarter to quarter and year to year. These fluctuations could cause its stock price to decline. Some of the factors that may cause operating results to fluctuate on a period-to-period basis include the scope, progress, duration results and costs of preclinical and clinical development programs, as well as non-clinical studies and assessments of product candidates and programs, restructuring costs, implementation or termination of collaboration, licensing, manufacturing or other material agreements with third parties, non-recurring revenue or expenses under any such agreement, the cost, timing and outcomes of regulatory compliance, approvals or other regulatory actions and general and industry-specific economic conditions, particularly as it affects the pharmaceutical, biopharmaceutical or biotechnology industries in the United States. Period-to-period comparisons of its historical and future financial results may not be meaningful, and investors should not rely on them as an indication of future performance. Fluctuating losses may fail to meet the expectations of securities analysts or investors. Failure to meet these expectations may cause the price of its common stock to decline.
Sales of a significant number of shares of Catalyst’s common stock in the public markets, or the perception that such sales could occur, could depress the market price of its common stock.
Catalyst’s current trading volumes are modest, and sales of a substantial number of shares of its common stock in the public market, or the perception that these sales could occur, could cause the market price to decline. Catalyst has effective registration statements on Form S-3 that enables Catalyst to sell up to $150.0 million of securities in one or more offerings, subject to limitations under applicable SEC rules, including up to $50.0 million of common stock issuable under its Equity Distribution Agreement with Piper Sandler & Co. Any additional sales in the public market of its common stock or other securities under these shelf registration statements could adversely affect prevailing market prices for its common stock. In addition, Catalyst has outstanding options to purchase 8,464,567 shares of common stock at a weighted average exercise price of $1.30 as of March 31, 2023. If such options are exercised and the shares are sold into the open market, such sales also might make it more difficult for Catalyst to sell equity securities in the future at a time and at a price that Catalyst deems appropriate. Conversion or exercise of these securities into shares of its common stock will cause dilution to the other holders of its common stock, and all such stock may be sold in the public market after conversion or exercise, subject to restrictions under the securities laws, which may lead to a decline in the market price of its common stock.

Anti-takeover provisions in its charter documents and provisions of Delaware law may make an acquisition more difficult and could result in the entrenchment of management.
Catalyst is incorporated in Delaware. Anti-takeover provisions of Delaware law and its charter documents may make a change in control or efforts to remove management more difficult. Also, under Delaware law, its board of directors may adopt additional anti-takeover measures. The existence of the following provisions of Delaware law and its restated certificate of incorporation and amended and restated bylaws could limit the price that investors might be willing to pay in the future for shares of its common stock.
Catalyst’s restated certificate of incorporation authorizes its board of directors to issue up to 5,000,000 shares of preferred stock and to determine the terms of those shares of stock without any further action by its stockholders. If the board of directors exercises this power to issue preferred stock, it could be more difficult for a third-party to acquire a majority of its outstanding voting stock and vote the stock they acquire to remove management or directors.
Catalyst’s restated certificate also provides staggered terms for the members of its board of directors, and that directors may be removed by stockholders only for cause and only by vote of the holders of 66 2/3% of voting shares then outstanding. In addition, stockholders currently are not permitted to call special meetings of stockholders, or to act by written consent without a meeting. These provisions may prevent stockholders from replacing the entire board in a single proxy contest, making it more difficult for a third party to acquire control without the consent of its board of directors. These provisions could also delay the removal of management by the board of directors with or without cause.
As a Delaware corporation, Catalyst is also subject to certain Delaware anti-takeover provisions. Under Delaware law, a publicly-held corporation may not engage in a business combination with any holder of 15% or more of its voting stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction. Catalyst’s board of directors could rely on Delaware law to prevent or delay an acquisition.
Catalyst is a smaller reporting company, and Catalyst cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make its common stock less attractive to investors.
Catalyst has been a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and thus have been allowed to provide simplified executive compensation disclosures in its filings. Catalyst has also had certain other decreased disclosure obligations in its SEC filings. Catalyst cannot predict whether investors find its common stock less attractive because of its reliance on any of these exemptions. If some investors find its common stock less attractive as a result, there may be a less active trading market for its common stock and its stock price may be more volatile.
General Risk Factors
Catalyst’s common stock may be delisted from Nasdaq.
As previously reported, on November 2, 2022, Catalyst received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, LLC informing Catalyst that, because the closing bid price for Catalyst’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, Catalyst was not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Catalyst was granted 180 calendar days, or until May 1, 2023, to regain compliance with the Minimum Bid Price Requirement.
On May 2, 2023, Catalyst was notified by the Listing Qualifications Staff (the “Staff”) of Nasdaq that Catalyst did not meet the Minimum Bid Price Requirement and was not eligible for a second 180-day period. As previously reported, on April 4, 2023, the Staff notified Catalyst that it failed to comply with Nasdaq’s $2,500,000 minimum stockholders’ equity requirement for continued listing as set forth in Listing Rule 5550(b)(1) (the “Equity Requirement”). The deficiency with regards to the Equity Requirement serves as an additional and separate basis for delisting. Catalyst timely submitted a hearing request to Nasdaq’s Hearings Department. The hearing request stays the suspension of Catalyst’s common stock pending the panel’s conclusion of the hearing process. Catalyst believes that completion of the transactions under the Business Combination Agreement and reverse stock split as described in this proxy statement will enable the combined company following the transactions under the Business Combination Agreement to meet the applicable Nasdaq initial listing requirements, providing a basis for suspension of delisting. On June 27, 2023, the panel granted Catalyst a suspension of delisting until October 30, 2023. However, there can be no assurance that the combined company will meet Nasdaq’s initial listing requirements or, if the Contributions are not consummated, that Catalyst will continue listing on The Nasdaq Capital Market.

Delisting of Catalyst’s common stock from The Nasdaq Capital Market could materially adversely impact the liquidity and value of Catalyst’s common stock and could prevent the closing of the transactions contemplated by the Business Combination Agreement. Catalyst’s ability to publicly or privately sell equity securities and the liquidity of its common stock could be adversely affected if it is delisted from The Nasdaq Capital Market or if it is unable to transfer its listing to another stock market. If Catalyst’s common stock is delisted by Nasdaq, it could lead to a number of negative implications, including an adverse effect on the price of its common stock, increased volatility in its common stock, limited availability of market quotations for its common stock, reduced liquidity in its common stock, the loss of federal preemption of state securities laws and greater difficulty in issuing additional securities and obtaining financing. In addition, delisting of Catalyst’s common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in its common stock, could result in a loss of current or future coverage by certain sell-side analysts and might deter certain institutions and persons from investing in its securities at all. Delisting could also cause a loss of confidence of Catalyst’s customers, collaborators, vendors, suppliers and employees, which could harm its business and future prospects.
Catalyst may not be able to continue as a going concern if the conversion of Catalyst Convertible Preferred Stock is not approved by its stockholders.
As part of the F351 Agreement, Catalyst issued 12,340 shares of Catalyst Convertible Preferred Stock, which upon stockholder approval, will be converted to Catalyst Common Stock, subject to applicable beneficial ownership limitations. The terms of the Catalyst Convertible Preferred Stock include a cash settlement feature which provides that if Catalyst stockholders fail to approve the conversion of the Catalyst Convertible Preferred Stock by September 30, 2023, Catalyst could be required to make cash payments to the holders of Catalyst Convertible Preferred Stock significantly in excess of its current liquidity. Catalyst believes that stockholders who are entitled to vote on the conversion proposal at Catalyst's 2023 Annual Meeting of Stockholders, which is expected to be held in the third quarter of 2023, will vote to approve the proposal. However, the vote of Catalyst's common stockholders is outside of Catalyst's control. Catalyst's independent registered public accounting firm has issued a report that raised substantial doubt about Catalyst's ability to continue as a going concern.
Risks Related to BC
Risks Relating to the Research and Development and Sales and Distribution of BC’s Drugs and Drug Candidates
BC is largely dependent on sales of ETUARY, its commercialized product, within a competitive environment and BC may be unable to maintain or increase ETUARY’s sales volume, pricing levels and profit margins.
BC is largely dependent on sales of ETUARY, but BC may not be able to maintain ETUARY’s sales volumes, pricing levels or profit margins. Sales of ETUARY accounted for 98.1% and 97.0% of BC’s total revenue in 2021 and 2022, respectively, and BC expects that sales of ETUARY will continue to comprise a substantial portion of BC’s total revenue in the near future. As a result, any reduction in sales or profit margins of ETUARY will thus have a material negative impact on BC’s business and results of operations.
In addition, the pharmaceutical industries are characterized by rapid changes in technology, constant enhancement of industrial know-how and frequent emergence of new products, which renders BC’s targeted markets highly competitive. Notably, the IPF drug market in the PRC is characterized by increasingly fierce competition, with one pirfenidone product and one nintedanib product approved and commercialized as of May 15, 2023, in addition to BC’s ETUARY. There are also several drug candidates that have entered into Phase 2 or more advanced clinical trial stage. With the increase in the penetration rate of IPF drugs and the expansion of the overall market, more market players will join the IPF market, and, consequently, the sales of BC’s ETUARY, which accounted for 55.3% of the total market in 2022, may decrease. For details, see “BC’s Business—Our Products and Product Pipeline—ETUARY: National Class 1.1 New Drug for IPF Approved in 2011—Market Opportunities and Competition” in this proxy statement. New entrants to the IPF market in the PRC may exert downward pressure on BC’s average selling price of ETUARY, which may negatively impact sales and/or profit of ETUARY.
Many of BC’s competitors, including foreign pharmaceutical companies, may have substantially greater clinical, research, regulatory, manufacturing, marketing, financial and human resources compared to BC. Certain of BC’s competitors may be actively engaged in research and development in areas where BC has products or where BC is developing drug candidates or new indications for BC’s existing products. Other companies may discover, develop, acquire or commercialize products more quickly or more successfully than BC does. Moreover, there may also be significant consolidation in the pharmaceutical industry among BC’s competitors or ventures among competitors that may increase their market share. Furthermore, BC’s competitors may apply for and obtain marketing approvals in the PRC or other countries for products with the same intended use as BC’s drugs and drug candidates more rapidly than BC does. The capacity of the relevant authorities, such as the NMPA, to concurrently review multiple marketing applications for the same type of innovative drug may be limited. Therefore, such authorities’ review of BC’s drug candidates may be delayed when there is concurrent review of BC’s drug candidates with BC’s competitors’ products, and the registration process of BC’s products may be prolonged.
In addition to market competition from generic drugs and other products or therapies indicated for the same disease, many of the factors discussed in this Risk Factors section could adversely affect sales of ETUARY, including but not limited to, pricing pressures caused by government policies and inclusion or removal from the governmental medical insurance coverage, market acceptance among the medical community, disruptions in manufacturing or distribution, issues with product quality or side effects and disputes over intellectual property. Moreover, despite BC’s efforts, BC may be unable to develop or acquire new products that would diversify BC’s business and reduce BC’s dependence on ETUARY.
BC’s business and financial prospects depend substantially on the success of BC’s clinical stage and pre-clinical stage drug candidates, and BC may be unable to successfully complete their clinical development, obtain relevant regulatory approvals or achieve their commercialization, or may experience significant delays in doing so.
BC’s ability to generate revenue and realize profitability depends on the successful completion of the development of BC’s drug candidates, obtaining necessary regulatory approvals, and manufacturing and commercializing BC’s drug candidates, which is contingent upon various factors. Such factors include:
•	successful enrollment in, and completion of, clinical trials, as well as completion of pre-clinical studies and favorable safety and efficacy data therefrom;
•	receipt of regulatory approvals;
•	enhancing BC’s commercial manufacturing capabilities;
•	the performance by CROs, or other third parties, of their duties to BC in a manner that complies with BC’s trial protocols and applicable laws and protects the integrity of the resulting data;
•
obtaining, maintaining, protecting and enforcing patent, trade secret and other intellectual property and proprietary protection and regulatory exclusivity, and ensuring BC does not infringe, misappropriate or otherwise violate the patent, trade secret or other intellectual property and proprietary rights of third parties;

•	successfully launching commercial sales;
•	obtaining and/or maintaining favorable governmental and private medical reimbursement;
•	efficiently and cost-effectively enhancing BC’s marketing platform and distribution capabilities;
•	competition with other drugs and drug candidates; and
•	continued acceptable safety profile following regulatory approval.
BC may not be able to achieve one or more of the foregoing factors in a timely manner or at all. As a result, BC could experience significant delays in or obtaining or not be able to obtain approval for and/or successful commercialization of BC’s drugs and drug candidates, which would render BC unable to achieve its planned milestones and materially harm BC’s drug development prospects.
Clinical drug development involves a lengthy and expensive process and outcomes are uncertain, and BC may not successfully complete clinical trials or procedures for drugs under development or demonstrate the safety and efficacy of BC’s drug candidates to the satisfaction of regulatory authorities.
Before obtaining regulatory approval for the sale of BC’s drug candidates, BC must conduct extensive clinical trials to demonstrate their safety and efficacy, but there can be no assurance that such trials will be completed in a timely or cost-effective manner, due to the inherently unpredictable nature of clinical drug development. Events that may prevent successful or timely completion of clinical development may include:
•	regulators, institutional review boards or ethics committees not authorizing BC or BC’s investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

•	BC’s inability to reach agreements on acceptable terms with prospective CROs, SMOs and hospitals as trial centers;
•	manufacturing issues, including problems with manufacturing, supply quality, compliance with GMP, or obtaining sufficient quantities of a drug candidate for use in a clinical trial in a timely manner;
•	clinical trials producing negative or inconclusive results, resulting in additional clinical trials or abandoning drug development programs;
•	changes to the clinical trial protocol;
•	BC’s third-party contractors’ failing to comply with regulatory requirements or meet their contractual obligations to BC in a timely manner, or at all;
•
BC’s suspending or terminating clinical trials for various reasons, including negative or inconclusive clinical response or a finding that participants are being exposed to unacceptable health risks or experiencing adverse effects;

•	the cost of clinical trials being greater than BC anticipates;
•	the supply or quality of BC’s drug candidates or other materials necessary to conduct clinical trials being insufficient or inadequate;
•	delays in having patients complete participation in a trial or return for post-treatment follow-up;
•	participants choosing an alternative treatment for the indication for which BC is developing its product candidates, or participating in competing clinical trials;
•	occurrence of adverse effects or serious adverse effects associated with the product candidate that are viewed to outweigh its potential benefits;
•	the occurrence of serious adverse events in clinical trials of competing products or conducted by competitors;
•
third-party clinical investigators losing the licenses or permits necessary to perform BC’s clinical trials, not performing BC’s clinical trials on its anticipated schedule or consistent with the clinical trial protocol or other regulatory requirements or committing fraud; and

•
the results of pre-clinical studies or early clinical trials not being predictive of the results of later-stage clinical trials, and initial or interim results of a trial not being predicative of final results.

If BC experiences delays in the completion of, or the termination of, a clinical trial of any of BC’s drug candidates, the commercial prospects of that drug candidate may be harmed. Specifically, BC may:
•	be delayed in obtaining regulatory approval;
•	be required to conduct additional clinical trials or other testing beyond those that BC currently contemplates;
•	obtain approval for indications that are not as broad as intended;
•	be subject to additional post-marketing testing requirements;
•	be subject to restrictions on how the drug is distributed or used; or
•	be unable to obtain reimbursement for the use of the drug.
Consequentially, any delays in completing BC’s clinical trials may increase BC’s costs, delay BC’s drug candidate development and approval process, and jeopardize BC’s ability to commercialize BC’s approved products and generate revenues.
If BC encounters difficulties or delays in enrolling patients in BC’s clinical trials, BC’s clinical development activities could be delayed or otherwise adversely affected.
The timely completion of clinical trials in compliance with BC’s protocols depends substantially on BC’s ability to enroll and retain a sufficient number of patients in a trial. However, BC may experience difficulties in patient enrollment for a variety of reasons, including BC’s drug candidates’ targeting rare diseases, the size and nature of the patient population for such rare diseases, the patient eligibility criteria defined in the protocol, the accessibility of trial sites for the patients, and the patients’ perceptions as to the potential advantages and side effects of the drug candidates being studied in relation to other available products, product candidates or therapies. Moreover, BC’s clinical trials will likely compete with other clinical trials for drug candidates that are in the same therapeutic areas as other drug candidates of BC, which will reduce the number and types of patients available to BC.
Even if BC is able to enroll a sufficient number of patients, delays in patient enrollment may result in increased costs or may affect the timing or outcome of the planned clinical trials, which could prevent completion of these trials and adversely affect BC’s ability to advance the development of drug candidates.
Adverse events or undesirable side effects caused by BC’s drug candidates could interrupt, delay or halt clinical trials, delay or prevent regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following any regulatory approval.
During the conduct of clinical trials, patients report changes in their health, including illnesses, injuries and discomforts, to their doctor. Often, it is not possible to determine whether or not the product candidate being studied caused these conditions. Regulatory authorities may draw different conclusions or require additional testing to confirm these determinations, if they occur. In addition, it is possible that as BC tests its product candidates in larger, longer and more extensive clinical trials with a broader group of patients, or as use of these product candidates becomes more widespread if they receive marketing approval, illnesses, injuries, discomforts and other AEs that were observed in earlier trials, as well as conditions that did not occur or went undetected in previous trials, will be reported by participants. Many times, side effects are only detectable after investigational product candidates are tested in large-scale, Phase 3 trials or, in some cases, after they are made available to patients on a commercial scale after approval. If additional clinical experience indicates that any of BC’s current product candidates and any future product candidates has serious or life-threatening side effects or other side effects that outweigh the potential therapeutic benefit, the development of the product candidate may fail or be delayed, or, if the product candidate has received marketing approval, such approval may be revoked, which would harm BC’s business, prospects, operating results and financial condition.
Any adverse events or serious adverse events reported in BC’s clinical trials caused by BC’s drug candidates could give rise to significant negative consequences. Such consequences may include:
•	regulatory authorities may order BC to cease further development of, or deny approval of, BC’s drug candidates for any or all targeted indications;
•	regulatory authorities may withdraw approvals or revoke licenses of an approved drug candidate, or BC may determine to do so even if not required;
•	regulatory authorities may require additional warnings on the label of an approved drug candidate or impose other limitations on an approved drug candidate;
•	BC may be required to develop a risk evaluation mitigation strategy for the drug candidate, or to incorporate additional requirements under the risk evaluation mitigation strategy;
•	BC may be required to conduct post-market studies;
•	BC could be subject to litigation proceedings and held liable for harm caused to patients; and
•	patient enrollment may be insufficient or slower than BC anticipates or patients may drop out or fail to return for post-treatment follow-up at a higher rate than anticipated.
In any such events, BC may suspend, delay or alter development or marketing of BC’s drug candidates, and the subsequent costs thereof may be substantially higher than anticipated.
In conducting drug research and development, BC faces potential liabilities; in particular, product liability claims or lawsuits that could cause BC to incur substantial liabilities.
BC faces an inherent risk of product liability as a result of clinical trials if BC’s drug candidates cause, or are perceived to cause, injury, or are found to be otherwise unsuitable during clinical testing. Regardless of the merits or eventual outcome, such liability claims may, among others, result in:
•	decreased demand for BC’s drug candidates after commercialization;

•	injury to BC’s reputation;
•	withdrawal of clinical trial participants and inability to continue clinical trials;
•	initiation of investigations by regulators;
•	costs to defend the related litigation;
•	a diversion of management’s time and BC’s resources; and
•	substantial monetary awards to trial participants or patients.
To cover such liability claims arising from clinical trials, BC has clinical trial insurance for all of its trials, which are necessary for the approval of commercialization of BC’s pipeline drugs. However, it is possible that BC’s liabilities could exceed BC’s insurance coverage or that BC’s insurance will not cover all situations in which a claim against BC could be made. BC may also not be able to maintain insurance coverage at a reasonable cost or obtain insurance coverage that will be adequate to satisfy any liability that may arise.
BC’s substantial investment in research and development in order to develop BC’s drugs and drug candidates and enhance BC’s technologies may ultimately fail to materialize.
The global pharmaceutical market is constantly evolving, and BC must keep pace with new technologies and methodologies to maintain BC’s competitive position. BC’s future success partially depends on BC’s ability to launch new products that meet evolving market demands, in particular, new drugs, that are effective in treating new diseases and illnesses. However, there can be no assurance that BC will be able to respond to emerging or evolving trends by improving BC’s product portfolio in a timely manner, or at all. For the years ended December 31, 2021 and 2022, and for the three months ended March 31, 2023, BC incurred substantial expenditure related to the research and development of BC’s drugs and drug candidates, and BC expects to continue to invest significant amounts of human and capital resources to develop BC’s drugs and drug candidates while enhancing BC’s technologies that will allow BC to advance its pipeline drugs. BC also intends to continue to strengthen its technical capabilities in drug discovery, development, and manufacturing, which are capital and time intensive. However, there can be no assurance that BC will be able to develop, improve or adapt to new technologies and methodologies, successfully identify new technological opportunities, or develop and bring new or enhanced products to market.
BC may allocate its limited resources to pursue a particular drug candidate or indication and fail to capitalize on drug candidates or indications that may later prove to be more profitable or for which there is a greater likelihood of success.
Due to limited financial and managerial resources, BC focuses its product pipeline on drug candidates that BC identifies for specific indications, and, as a result, BC may forego or delay pursuit of opportunities with other drug candidates or for other indications that may later prove to have greater commercial potential or a greater likelihood of success. If BC does not accurately evaluate the commercial potential or target market for a particular drug candidate, BC may allocate internal resources to a drug candidate in a therapeutic area and fail to allocate similar resources to other drug candidates or in other therapeutic areas for which it would have been more advantageous to pursue.
BC may be unable to identify, discover, or develop new drug candidates, or to identify additional therapeutic opportunities for BC’s drug candidates, in order to expand or maintain BC’s product pipeline.
BC cannot guarantee that it will be successful in identifying potentially optimal drug candidates to enrich BC’s pipeline. Research programs to pursue the development of BC’s drug candidates for additional indications and to identify new drug candidates and drug targets require substantial technical, financial and human resources. BC’s research programs may initially show positive results in identifying potential indications and/or drug candidates, yet fail to yield results for clinical development for a number of reasons. Accordingly, there can be no assurance that BC will be able to identify new drug candidates or additional therapeutic opportunities for BC’s drug candidates or to develop suitable potential drug candidates through internal research programs, which could materially and adversely affect BC’s future growth and prospects.
BC’s products may be excluded or removed from national, provincial or other government-sponsored medical insurance programs.
Under medical insurance programs in the PRC, patients are entitled to reimbursement of all or a portion of the cost of pharmaceutical products listed in the National Reimbursement Drug List (the “NRDL”), the relevant provincial reimbursement drug lists, or other medical insurance reimbursement lists. However, such inclusion is based on a variety of factors, including clinical needs, use frequency, efficacy, safety and price, which may be outside of BC’s control. Moreover, the relevant PRC government authorities may, from time to time, review and revise, or change the scope of reimbursement for, the products that are included in the medical insurance reimbursement lists.
While BC’s ETUARY has been included in the NRDL as a Category B drug for its IPF indication since 2017, there can be no assurance that it will remain so listed, or unimpacted negatively by changes in the scope of reimbursement. To the extent that BC’s future approved drug candidates are not included in any medical insurance reimbursement list, or if any such insurance schemes are changed or canceled, which results in the removal of such drug candidates from the relevant medical insurance reimbursement lists, patients may choose, and hospitals, pharmacies and other medical institutions may recommend, alternative treatment methods, which may reduce demand for BC’s products and adversely impact BC’s sales.
BC may face pressure to lower the prices of its products in order for such products to qualify for medical insurance reimbursement or due to market competition.
BC may face pressure to lower the prices of its future approved drug candidates in order to have such drug candidates included in the medical insurance reimbursement lists, while such low price and reimbursement may not necessarily lead to increased sales. It is difficult to estimate the net effect of decreased prices and the potential of increased sales on BC’s profitability, and BC’s profits from the sales of its future products may decrease if BC significantly lowers prices without a greater increase in sales.
In addition, it is typical that the prices of pharmaceutical products will decline over the life of the product as a result of, among other things, increased competition from substitute products, the tender process by the hospitals or the government authorities, pricing policies of the relevant government authorities, or voluntary price adjustments by pharmaceutical companies. Any strategic downward price adjustments of BC’s existing or future approved products due to market competition could have a materially adverse effect on BC’s business and results of operations.
Moreover, BC’s marketed ETUARY is subject to the risk of being included in the PRC’s centralized volume-based procurement scheme. For details, see “—The policies of centralized volume-based procurement set by the PRC government may cover BC’s products in the future, and the prices of BC’s products may decrease, which in turn may have a material adverse impact on BC’s revenue, financial condition and results of operation” in this Risk Factors section.
BC’s drugs and future approved drug candidates may fail to achieve the degree of market acceptance by physicians, medical institutions, pharmacies, patients, third-party payors and others in the medical community necessary for commercial success.
The commercial success of BC’s existing and future approved products depends upon the degree of market acceptance such products can achieve, particularly among physicians, hospitals, pharmacies and other medical institutions, which is contingent upon a number of factors. Such factors affecting the market acceptance of a current or future approved product may include:
•	the clinical indications for which the product is approved;
•	the safety and efficacy of the product;
•	the potential and perceived advantages and disadvantages of the product, relative to competing or alternative products or treatments;
•	the affordability of the product;
•	the cost of treatment in relation to alternative treatments and therapies;
•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;
•	the strength of BC’s relationships with patient communities;
•	the ability of third-party coverage and adequate reimbursement;
•	the willingness of patients to pay out-of-pocket in the absence of coverage and adequate reimbursement by third-party payors and government authorities;

•	the strength of marketing and distribution support;
•	the prevalence and severity of any side effects;
•
the current diagnostic conditions of the disease for which the product is indicated, which may be influenced by the number of physicians from the relevant department and their respective experiences, available diagnostic methods and equipment therefor; and

•	the effectiveness of BC’s sales and marketing efforts.
If BC’s existing and future approved products fail to achieve or maintain widespread market acceptance, or if new products introduced by BC’s competitors are perceived more favorably by healthcare practitioners and patients, are more cost-effective or otherwise render BC’s products obsolete, the demand for BC’s products may decline and BC’s business and profitability may be materially and adversely affected.
BC may fail to win bids to sell BC’s products to PRC public hospitals through the centralized tender process.
Because a considerable portion of pharmaceutical products BC sells to its distributors are sold to public hospitals and other medical institutions in the PRC, BC must submit bids in a centralized tender process to supply BC’s products to these institutions at specified prices. Each public medical institution in the PRC must generally procure drugs through a provincial centralized drug purchase platform and make substantially all of its purchases of pharmaceutical products through a centralized tender process. BC’s bids submitted in the centralized tender process are generally considered on the basis of price relative to substitute products and the clinical effectiveness of such substitute products, as well as the quality of BC’s products and services, among other things. As a result, BC’s sales volumes and profitability depend on BC’s ability to successfully differentiate its products and price its bids in a manner that enables BC to succeed in the centralized tender process at profitable levels.
However, BC may fail to win bids in a centralized tender process due to various factors, including reduced demand for the relevant product, noncompetitive bidding price, failure to meet certain quality requirements, or the relevant product’s being perceived to be less clinically effective than competing products. If BC’s products are not selected in the centralized tender process in one or more regions, BC’s sales of the relevant products to the public hospitals in those regions may encounter difficulties, and BC’s market share, revenues and profitability could be adversely affected.
The policies of centralized volume-based procurement set by the PRC government may cover BC’s products in the future, and the prices of BC’s products may decrease, which in turn may have a material adverse impact on BC’s revenue, financial condition and results of operation.
PRC government authorities have implemented policies that aim to further increase the affordability of pharmaceutical products, including the centralized volume-based drug procurement system. For further details, see “BC’s Business—Product Pricing—Centralized Tender Process and Centralized Volume-based Procurement System” and “BC’s Business—Regulatory Requirements in the PRC—PRC Regulations in Relation to the Pharmaceutical Industry—Centralized Drug Procurement and Use” in this proxy statement.
Future procurement will include drugs listed in the NRDL that have great market demand and high purchase price, and future procurement is expected to gradually cover all types of domestically marketed drugs necessary for clinical use and of reliable quality to the extent possible. As a result, all appropriate drugs may be procured thereunder. Appropriate procurement methods for “orphan drugs” and drugs in shortage may be actively explored to ensure stable supply.
BC’s marketed ETUARY is currently not subject to the centralized volume-based procurement process. However, it is uncertain whether the centralized volume-based procurement scope would be expanded in the future and result in the inclusion of BC’s ETUARY or other drug candidates if commercialized, which may cause their retail prices to decrease. Moreover, if any products comparable or similar to BC’s products or product candidates if commercialized are included in the centralized volume-based procurement, patients’ willingness to use BC’s products may be materially and adversely affected and BC may need to change its pricing strategy. If any or all of the foregoing were to occur, BC’s sales revenue may decrease, which in turn would have a material adverse impact on BC’s financial condition, profitability and results of operation.

The actual market size of BC’s drug candidates may be smaller than BC anticipates, which could render some drug candidates ultimately unprofitable even if commercialized, and BC’s growth may be limited by existing and newly identified cases of IPF patients in the PRC until the expanded indications of ETUARY and BC’s other drug candidates are approved and become profitable.
BC’s spending on current and future research and development programs and drug candidates for specific indications may not yield any commercially viable products, since the market opportunities for BC’s drug candidates may be smaller than BC anticipates. Similarly, the actual market size of BC’s ETUARY may not be as large as BC anticipates. The total addressable market opportunity will depend on, among other things, acceptance of the drug by the medical community and patient access, drug pricing and reimbursement. Moreover, the number of patients in the addressable markets may be lower than expected, patients may not be amenable to treatment with BC’s drugs, or new patients may become increasingly difficult to identify or access. Further, new studies may change the estimated incidence or prevalence of the diseases that BC’s drug candidates target. Any of the above unfavorable developments could have a material adverse effect on BC’s business, financial condition and results of operations. In particular, if the existing and newly identified cases of IPF patients in the PRC are fewer than BC expects, BC’s growth and financial position may be negatively impacted until the expanded indications of ETUARY and BC’s other drug candidates such as Hydronidone are approved and become profitable.
There may be a decrease in the prevalence of IPF in the PRC in the future, which in turn may have a negative impact on the market size of ETUARY.
According to Frost & Sullivan, the prevalence of IPF in the PRC has increased from 83,002 patients in 2017 to 131,654 patients in 2022, and is expected to increase to 214,664 patients by 2027 and 320,677 patients by 2031. Notwithstanding the short term increase in the prevalence of IPF, with strengthening of the public health system as well as medical and technological advancement in the PRC, the potential risks that cause IPF may be lowered or eliminated in the future which in turn may lead to corresponding decrease in the prevalence of IPF in the PRC. The shrinking prevalence of IPF in the PRC, as a result, may have a negative impact on the market size of ETUARY.
BC may be unable to conduct effective academic marketing.
Effective marketing and successful sales are crucial for BC to increase the market penetration of BC’s commercialized products, expand BC’s coverage of hospitals, pharmacies and other medical institutions and promote new products in the future. In particular, BC places a strong emphasis on academic marketing, through which BC promotes its products to medical professionals, hospitals, pharmacies and other medical institutions. While BC’s sales and marketing force actively works with medical professionals, hospitals, pharmacies and other medical institutions and BC endeavors to inform them of the distinctive characteristics, advantages, safety and efficacy of BC’s products as compared to BC’s competitors’ products, BC may not be able to successfully enhance BC’s product awareness and receive recognition from them.
BC may fail to maintain a qualified sales and marketing force.
In order to successfully market and sell BC’s commercialized products, BC’s sales and marketing teams possess a relatively high level of technical knowledge, up-to-date understanding of industry trends, necessary expertise in the relevant therapeutic areas and products, as well as sufficient promotion and communication abilities. However, there can be no assurance that there will be a sufficient amount of competent sales professionals with the relevant rare disease knowledge and/or academic key opinion leaders (“KOLs”) or doctor networks available for hire. As a result, if BC is unable to effectively train its in-house sales representatives or monitor and evaluate their academic marketing performances, BC’s sales and marketing may be less successful than desired.
Moreover, BC’s ability to attract, motivate and retain a sufficient number of qualified sales professionals is especially important because BC primarily relies on its in-house sales force to market BC’s products. As competition for experienced marketing, promotion and sales personnel is intense, BC may be unable to attract, motivate and retain a sufficient number of marketing, promotion and sales professionals. If BC fails to maintain a qualified sales and marketing force, sales volume of BC’s products may be adversely affected and BC may be unable to expand BC’s coverage of hospitals, pharmacies and other medical institutions or increase BC’s market penetration.
BC may fail to maintain or expand an effective distribution network for BC’s products or further expand BC’s distribution channel.
As BC primarily relies on its network of distributors to distribute BC’s products and intends to continue engaging distributors to sell BC’s products in the foreseeable future, BC’s ability to maintain and grow its business depends on its ability to maintain and manage a sufficient number of distributors with an extensive sales network, which BC could fail to achieve for several reasons. BC’s distributors may be unable to maintain or expand their sales network, or may encounter difficulties in selling BC’s products. BC’s distributors might elect not to renew their agreements with BC or otherwise terminate their business relationships with BC for various reasons, such as price controls or other factors that substantially reduce the margins they can obtain through the resale of BC’s products. Further, BC may fail to find an appropriate group of distributors suitable for BC’s products, or the costs of doing so are prohibitively high. Any disruption to BC’s distribution network, including BC’s failure to maintain relationships, form new relationships or renew BC’s existing distribution agreements, could negatively affect BC’s ability to sell its products and may materially and adversely affect BC’s business, results of operations, financial condition and prospects.
Incidents, or perceived incidents, of severe side effects caused by BC’s products could materially and adversely affect BC’s reputation and results of operations.
BC’s products may cause undesirable or unintended side effects as a result of a number of factors, many of which are outside BC’s control. These factors include potential side effects not revealed in clinical testing, unusual but severe side effects in isolated cases, defective products not detected by BC’s quality management system, and misuse of BC’s products by end-users.
Further, BC’s products may be perceived to cause severe side effects if other pharmaceutical companies’ products containing the same or similar active pharmaceutical ingredients, raw materials or delivery technologies as BC’s products cause or are perceived to have caused severe side effects, or if regulators or international institutions determine that products containing the same or similar pharmaceutical ingredients as BC’s products’ cause severe side effects. BC’s products may also be perceived to cause severe side effects when a conclusive determination as to the cause of the severe side effects is not obtained or is unobtainable.
If BC’s products cause, or are perceived to cause, severe side effects, BC may face a number of consequences, including, but not limited to:
•	injury or death of patients;
•	a decrease in the demand for, and sales of, the relevant products;
•	recall or withdrawal of the relevant products;
•	revocation of regulatory approvals for the relevant products or the relevant production facilities;
•	damage to the brand name of BC’s products and the reputation of BC’s company;
•	stricter and more frequent regulatory inspections of BC’s production facilities and products;
•	removal of relevant products from any medical insurance reimbursement lists;
•	inability to participate in the centralized tender process;
•	exposure to lawsuits and regulatory investigation relating to the relevant products that result in liabilities, fines or penalties; and
•	breach of contract with BC’s major customers.
Such incidences may cause negative publicity and have material adverse impact on BC’s business and results of operations.
Adverse drug reactions and negative results from off-label use of BC’s products could materially harm BC’s business reputation, product brand name, and financial condition and expose BC to liability.
Products distributed or sold in the pharmaceutical market may be subject to off-label drug use, and may be prescribed for an indication, dosage or in a dosage form that is not in accordance with regulatory approved usage and labeling. As such, BC’s products may be subject to off-label drug use and may be prescribed to a patient population, or in a dosage or dosage form that has not been approved by competent authorities, which may render BC’s products less effective or entirely ineffective and cause adverse drug reactions. Any of these occurrences can create negative publicity and significantly harm BC’s business reputation, product brand name, commercial operations and financial condition, including BC’s share price. These occurrences may also expose BC to liability and cause, or lead to, a delay in the progress of BC’s clinical trials and may ultimately result in failure to obtain regulatory approval for BC’s drug candidates.
Risks Relating to Manufacture and Supply of BC’s Products
Manufacturing pharmaceutical products on a large commercial scale is highly exacting and complex, and BC may encounter problems during the process.
The manufacturing of pharmaceutical products is highly complex, and problems may arise during manufacturing for a variety of reasons, including, but not limited to:
•	equipment malfunction;
•	failure to follow specific protocols and procedures;
•	changes in product specification;
•	low quality or insufficient supply of raw materials;
•	delays in the construction of new facilities or the expansion of BC’s existing manufacturing facilities and limits to manufacturing capacity due to regulatory requirements;
•	changes in the types of products produced;
•	advances in manufacturing techniques;
•	physical limitations that may inhibit continuous supply;
•	man-made or natural damages, other disasters and environmental factors; and
•	shortage of qualified personnel or key contractors.
Despite BC’s quality control and assurance system and procedures, BC may not be able to eliminate such risks, which may delay or suspend BC’s manufacturing activities, and BC may not be able to secure temporary, alternative manufacturers for BC’s drugs with the terms, quality and costs acceptable to BC, or at all. If BC encounters any manufacturing problems, including those listed above, BC’s clinical trials and/or the availability of BC’s products for commercial sale may be delayed, and BC may spend significant time and costs in order to rectify such problems and maintain production at BC’s manufacturing facilities. Moreover, products with quality issues may have to be discarded, resulting in product shortages or additional expenses.
Furthermore, manufacturing methods and formulation are sometimes altered through the development of drug candidates from clinical trials to approval, and further to commercialization, in an effort to optimize manufacturing processes and results. Such changes carry the risk that they will not achieve these intended objectives, and any of these changes could cause the drug candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the altered materials. This could delay the commercialization of drug candidates and require bridging studies or the repetition of one or more clinical trials, which may result in increases in clinical trial costs, delays in drug approvals and jeopardize BC’s ability to commence product sales and generate revenue.
Delays in completing and receiving regulatory approvals for BC’s manufacturing facilities could delay BC’s development plans or commercialization efforts.
BC’s existing and planned manufacturing facilities, as well as BC’s manufacturing process, will be subject to ongoing, periodic inspection by the NMPA or other comparable regulatory agencies to ensure compliance with GMP, which is usually the prerequisite to obtain marketing approval. Moreover, BC must obtain various permits, certificates and other approvals for BC’s manufacturing facilities and other premises from the relevant administrative authorities at various stages of property development, including, planning permits, construction permits, land use rights certificates, environmental assessments, fire control assessments, construction completion inspections and ownership certificates. Failure to comply with applicable regulations could lead to increased expense and result in sanctions being imposed on BC (including fines, injunctions, civil penalties, requirements to suspend or pause one or more of BC’s clinical trials); failure to obtain marketing approval of BC’s drug candidates; delays, suspension or withdrawal of approvals; supply disruptions; license revocation; seizures or recalls of drugs or drug candidates; operating restrictions and criminal prosecutions, any of which could materially and adversely harm BC’s business.
BC may experience substantial disruption to BC’s production sites and problems in manufacturing BC’s products.
BC is dependent on BC’s manufacturing facilities in Beijing, PRC and Cangzhou, PRC. The continued operation of BC’s manufacturing facilities and BC’s production safety may be substantially interrupted due to a number of factors, many of which are outside of BC’s control. These factors may include fire, flood, earthquakes, power outages, fuel shortages, mechanical breakdowns, terrorist attacks and wars, or other natural disasters, as well as loss of licenses, certifications and permits, changes in governmental planning for the land underlying these facilities or their vicinity and regulatory changes. Moreover, the production activities on BC’s manufacturing facilities may be suspended on a temporary basis due to governmental policies or regulations, including that on environmental protection, combating COVID-19 or organizing public events. If the operation of any of BC’s manufacturing facilities is substantially disrupted, BC may not be able to replace the equipment or inventories at such facilities, or use different sites or a third-party contractor to continue BC’s production in a legal, timely and cost-effective manner or at all. Although BC maintains property insurance for certain properties, machinery and equipment and other assets owned, operated or deemed important for BC, in line with industry practice in the PRC, BC does not have certain types of insurance, such as business interruption insurance. The amount and nature of BC’s insurance coverage may not be sufficient to cover any substantial losses in the event of a significant disruption to any of BC’s manufacturing facilities.
Since September 2021, as a result of the shortage of coal supply combined with high electricity demand from manufacturers, the PRC has experienced widespread power outages. The PRC government has imposed power curbs, including imposing power restrictions on factories in a number of provinces in the PRC to deal with an imbalance in energy supply and demand. As of May 15, 2023, we have not received any notice from relevant government authorities ordering us to temporarily suspend or limit production, and our Beijing and Cangzhou production centers were not subject to any power restrictions. The PRC government imposed power restrictions did not have a material adverse impact on our business operations or financial performance during the years ended December 31, 2021 and 2022 and up to May 15, 2023.
BC may not be able to meet the increasing demand for BC’s products, maintain adequate manufacturing capacity or successfully manage BC’s anticipated growth.
To produce BC’s increasing number of drug candidates, if approved, in the quantities that BC believes will be required to meet anticipated market demand, BC may need to increase BC’s production capacity over the initial level of production by constructing new manufacturing facilities and production lines. However, BC’s ability to successfully implement BC’s expansion plan for increasing production capacities is subject to a number of risks and uncertainties, including, but not limited to, the risk of construction delays and delays in equipment procurement, and BC’s ability to timely recruit sufficient qualified staff to support the increase in BC’s production capacity. If BC is unable to do so, is delayed, faces costs that are not economically feasible or cannot find a third-party manufacturer, BC may not be able to produce BC’s future approved drug candidates in sufficient quantities to meet future demand. Moreover, BC’s plans to increase BC’s production capacities require significant capital investment and the actual costs of BC’s expansion plan may exceed BC’s original estimates, which could adversely affect the return on BC’s expenditure.
Furthermore, given the size of BC’s existing and planned manufacturing facilities, BC may not be able to fully utilize within a reasonable period of time after BC commences operation. During the construction and ramp-up period, there may be significant changes in the macroeconomics of the pharmaceutical industry, including, among other things, market demand, product and supply pricing trends and customer preferences. Any adverse trends in this area could result in operational inefficiency and unused capacity in BC’s facilities.
Fluctuations in prices of BC’s raw materials and energy supply, as well as other costs associated with BC’s production processes, may have a material adverse effect on BC if it is not able to pass the cost increases on to BC’s customers.
In order to manufacture BC’s products, BC must obtain sufficient quantities of high-quality raw materials and stable supply of energy and power at commercially acceptable prices and in a timely manner, which exposes BC to risks associated with fluctuations in prices of raw materials. The prices of such materials may be affected by a number of factors, including market supply and demand, the PRC or international environmental and regulatory requirements, natural disasters such as the outbreak of COVID-19 and the global and local economic conditions. In addition, BC may be subject to fluctuations in other costs associated with BC’s production processes, such as costs of waste disposal, which are beyond BC’s control. BC may have limited capability to increase its revenue in a timely manner, and a significant increase in such costs may increase BC’s cost of sales and negatively affect BC’s profit margins.
Failure to maintain optimal inventory levels could increase BC’s operating costs or lead to unfulfilled customer orders.
BC is required to maintain optimal inventory levels in order to satisfy demand coming from BC’s extensive distribution network and successfully meet BC’s customers’ demand. However, BC may not be able to maintain proper inventory levels of BC’s products as a result of rapid changes in product life cycles, changing clinical demands and uncertainty of product developments and launches, as well as the volatile economic environment in the PRC. There can be no assurance that BC can accurately predict these trends and events and avoid over-stocking or under-stocking BC’s products. Further, demand for products could change significantly between the time when the products are ordered and the time they are ready for delivery.
Inventory levels in excess of demand may result in inventory write-downs, expiration of BC’s products or an increase in inventory holding costs and a potential negative effect on BC’s liquidity. On the other hand, if BC underestimates demand, BC may experience inventory shortages which may, in turn, result in unfulfilled customer orders, leading to a negative impact on BC’s customer relationships.
Risks Relating to BC’s Reliance on Third Parties
BC has entered into, and may in the future enter into, collaboration agreements and strategic alliances, and BC may not realize any or all benefits of collaboration, alliances or licensing arrangements, and disputes may arise between BC and BC’s current or future collaboration partners.
BC has in the past formed, and may in the future seek and form, strategic alliances, joint ventures or other collaborations, including entering into licensing arrangements with third parties that BC believes will complement or augment BC’s development and commercialization efforts with respect to BC’s existing drug candidates and any future drug candidates that BC may develop. BC’s strategic collaboration with partners involves numerous risks. BC may not achieve the revenue and cost synergies expected from the transactions, as such synergies are inherently uncertain and subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and are beyond BC’s control. In addition, the synergies from BC’s collaboration with BC’s partners may be offset by other costs incurred during the collaboration, including increases in other expenses, operating losses or problems in the business unrelated to BC’s collaboration. BC may not be able to recover any consideration that BC paid or will pay during past or future collaborations, including upfront payments, if BC fails to successfully realize benefits from the collaboration.
Moreover, disputes may arise between BC and BC’s current or future collaboration partners. Such disputes or BC’s partners’ failure to fully perform their obligations may cause delay or termination of the research, development or commercialization of BC’s drug candidates, or result in costly litigation or arbitration that may divert management attention and resources. In particular, international business relationships subject BC to additional risks that may materially and adversely affect BC’s ability to attain or sustain profitable operations, including, difficulty of effective enforcement of contractual provisions in local jurisdictions, and third-party collaborators may not properly obtain, maintain, protect or enforce BC’s patent, trade secret and other intellectual property rights and regulatory exclusivity for BC’s drug candidates or may use BC’s intellectual property that exposes BC to potential litigation or other intellectual property-related proceedings that could jeopardize or invalidate BC’s intellectual property.
BC’s rights to develop and commercialize some of BC’s drug candidates are subject, in part, to the terms and conditions of licenses granted to BC by others.
The success of BC’s collaborations with BC’s partners depends on each party’s performing its respective obligations under the relevant collaboration agreement. Such agreements may impose on BC diligence obligations in product development or commercialization, payment obligations when certain development or regulatory milestones and sales are achieved and other obligations. If BC fails to comply with BC’s obligations under BC’s current or future agreements, BC’s counterparties may have the right to terminate these agreements, in which event BC may not be able to develop, manufacture or market the drug candidate that is covered under the agreements. Termination of the licenses or assignments provided for under these agreements or reduction or elimination of BC’s rights under these agreements may result in BC having to negotiate new or amended agreements with less favorable terms, or cause BC to lose BC’s rights under these agreements, including BC’s rights to important intellectual property or technology.

In addition, BC may not have the exclusive right to control the preparation, filing, prosecution, maintenance, enforcement and defense of patents and patent applications covering the drug candidates that BC is licensed or assigned from third parties. In the event that these patents and patent applications are not prepared, filed, prosecuted, maintained, enforced and defended in a manner consistent with the best interests of BC’s business, BC’s rights to the relevant intellectual property may be reduced or eliminated, and BC’s right to develop and commercialize the drug candidates covered under the agreement could be adversely affected.
Moreover, the third parties on whom BC relies with respect to licenses to certain patent rights and other intellectual property rights that are important or necessary to the development, manufacture or commercialization of BC’s drug candidates may themselves rely on upstream licenses from other third parties. Such sub-licenses may not provide exclusive rights to use the covered intellectual property in all relevant fields of use or in all territories in which BC may wish to develop or commercialize BC’s drug candidates, and add further uncertainties and complications as to the scope of BC’s rights under the relevant agreement.
Further, the license or assignment agreements BC has entered into, or will enter into in the future, are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what BC believes to be the scope of its rights to the relevant intellectual property or technology, or increase what BC believes to be its financial or other obligations under the relevant agreement, either of which could have a material adverse effect on BC’s advancement through its collaboration relationship with its partners.
Because BC works with various third parties to conduct a certain number of BC’s pre-clinical studies and clinical trials, BC may not be able to obtain regulatory approval for, or commercialize, BC’s drug candidates, or may experience delays in doing so, if these third parties do not successfully carry out their contracted duties or meet expected deadlines.
BC has worked with, and plans to continue to work with, third-party collaborators, such as CROs, to monitor and manage data for BC’s ongoing pre-clinical and clinical programs and for the manufacturing of a portion of BC’s drug candidate supply for use in preclinical and clinical trials. For more details, see “BC’s Business—Our Research and Development” in this proxy statement. BC’s CROs are not its employees or affiliates, and except for remedies available to BC under its agreements with its CROs, BC cannot control whether or not its CROs devote sufficient time and resources to BC’s ongoing pre-clinical studies, clinical and non-clinical programs and manufacturing processes. If CROs do not successfully carry out their contractual duties or obligations or meet expected timelines, compromise the quality or accuracy of the clinical data obtained by CROs or BC’s investigators due to failure to adhere to BC’s clinical protocols, regulatory requirements or for other reasons, or the quality of the products manufactured fails to comply with GMP, BC’s clinical trials may be extended, delayed or terminated and BC may fail to obtain regulatory approval for or successfully commercialize BC’s drug candidates.
If any of BC’s collaborators breach or terminate their agreements with BC, BC may not be able to enter into arrangements with alternative collaborators or to do so on commercially reasonable terms. Switching or adding collaborators involves additional cost and delays, which can materially affect BC’s ability to meet its desired clinical development timelines.
Additionally, BC, its CROs for clinical programs and BC’s investigators are required to comply with GCP for all of BC’s drug candidates in clinical development. If BC or any of its CROs or investigators fail to comply with applicable GCP, the clinical data generated in BC’s clinical trials may be deemed unreliable and NMPA or comparable regulatory authorities may require BC to perform additional clinical trials before approving BC’s marketing applications, which would delay the regulatory approval process.
If BC’s distributors act in violation of the relevant agreements, or if sub-distributors with whom BC has not entered into distribution agreements do not comply with policies and measures that BC’s distributors agree to comply with, BC’s business, prospects and reputation could be materially and adversely affected.
While BC relies on the distribution agreements and the policies and measures BC has in place to manage BC’s distributors, BC cannot guarantee that it will be able to effectively manage BC’s distributors, or that BC’s distributors will comply with BC’s agreements and policies. If BC’s distributors take one or more of the following actions, BC’s business, results of operations, prospects and reputation may be adversely affected:
•	failing to distribute BC’s products in the manner BC contemplates, impairing the effectiveness of BC’s distribution network;

•	breaching the distribution agreements or BC’s policies and measures;
•	failing to maintain the requisite licenses, permits or approvals or failure to comply with applicable regulatory requirements; and
•	violating any applicable anti-corruption, anti-bribery, competition or other laws and regulations.
Any such actual or alleged violation or non-compliance by BC’s distributors of the distribution agreements, BC’s policies or any applicable laws and regulations could result in the erosion of BC’s goodwill, expose BC to liabilities, disrupt BC’s distribution network and create an unfavorable public perception about the quality of BC’s products.
Moreover, some of BC’s distributors engage sub-distributors to distribute BC’s products, and BC does not engage these sub-distributors directly or maintain contractual relationships with them. Instead, BC mainly relies on BC’s distributors to manage and control their sub-distributors in accordance with regulatory requirements, the terms of the distribution agreements between BC and its distributors and BC’s policies for its distributors. Since BC’s control is limited over these sub-distributors, there is no assurance that the sub-distributors will comply with the geographical restrictions agreed to with BC’s distributors or other distribution requirements under BC’s distribution agreements and policies. As a result, there can be no assurance that BC will be able to identify or remediate any practices by any sub-distributors’ that may be detrimental to BC’s business in a timely manner or at all, which may adversely affect BC’s results of operations and reputation.
Because BC relies on a limited number of suppliers for certain of its raw materials, BC may experience supply interruptions that could harm its ability to manufacture products.
During the years ended December 31, 2021 and 2022, and the three months ended March 31, 2023, BC had a small number of suppliers, with whom BC believes it has stable relationships. However, the stability of operations and business strategies of BC’s suppliers are beyond its control, and there can be no assurance that it will be able to maintain a stable relationship and high-quality outsourced raw materials or services with BC’s large suppliers. Moreover, BC has single-source suppliers for some principal raw materials. For details, see “BC’s Business—Raw Materials and Suppliers” in this proxy statement. There can be no assurance that BC can timely find a replacement if needed to provide the raw materials of equal quality at a similar price, which could disrupt BC’s operations.
Risks Relating to Extensive Governmental Regulations
All material aspects of the research, development, manufacturing and commercialization of BC’s drugs and drug candidates are heavily regulated.
All jurisdictions in which BC intends to conduct BC’s research, development, manufacturing and commercialization activities regulate these activities in great depth and detail. Obtaining regulatory approvals and maintaining compliance with applicable laws and regulations is a lengthy, expensive and uncertain process which requires the expenditure of substantial time and financial resources. Failure to comply with the applicable requirements at any time during the drug development process or approval process, or after approval, may subject BC to administrative or judicial sanctions. These sanctions could include, but are not limited to, a regulator’s refusal to approve pending applications, withdrawal of an approval, license revocation, a clinical hold, voluntary or mandatory product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties.
The regulatory approval processes of the NMPA and other comparable regulatory authorities are lengthy, time-consuming and inherently unpredictable.
Obtaining regulatory approvals for pharmaceutical products is a lengthy, costly and uncertain process. Specifically, BC could fail to receive regulatory approval for BC’s drug candidates for many reasons, including:
•	failure to begin or complete clinical trials due to disagreements with regulatory authorities;
•	failure to demonstrate a drug candidate’s safety and efficacy;
•	failure of clinical trial results to meet the level of statistical significance required for approval;
•	data integrity issues related to BC’s clinical trials;
•	government authority’s disagreement with BC’s interpretation of data from pre-clinical studies or clinical trials;

•	government authority’s requirement of additional information, including pre-clinical and clinical data, to support approval; and
•
clinical sites, investigators or other participants in BC’s clinical trials deviating from a trial protocol, failing to conduct the trial in accordance with regulatory requirements, or withdrawing from a trial.

All these factors, among others, may delay or prevent approval and BC’s commercialization plans, or may result in BC ceasing a development program.
Additionally, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval procedures vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking regulatory approvals in various jurisdictions could result in significant delays, difficulties and costs for BC, and there can be no assurance that BC will be able to meet regulatory requirements of different jurisdictions. Also, BC’s failure to obtain regulatory approval in any country may delay or have negative effects on the process for regulatory approval in other countries.
BC’s drugs and future approved drug candidates will be subject to ongoing or additional regulatory obligations and continued regulatory review.
BC’s drugs and future approved drug candidates are or will be subject to ongoing regulatory requirements with respect to manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-market studies, submission of safety, efficacy and other post-market information, and other requirements of regulatory authorities in the PRC and/or other countries in which BC commercializes its drugs and drug candidates. Following an approval for commercial sale of any drug candidates, certain changes to the product, such as changes in manufacturing processes and additional labeling claims, may be subject to additional review and approval by the NMPA and/or comparable regulatory authorities. Accordingly, BC expects to devote time, resources and management’s effort in all areas of regulatory compliance. For details of other potential consequences in the event that BC fails to maintain compliance with such ongoing or additional regulatory requirements, see “—All material aspects of the research, development, manufacturing and commercialization of BC’s drugs and drug candidates are heavily regulated” in this section.
BC’s failure to obtain or renew certain approvals, licenses, permits and certificates required for BC’s business may materially and adversely affect BC’s business, financial condition and results of operations.
Pursuant to relevant laws, regulations and relevant regulatory practice by governmental authorities, BC is required to obtain and maintain various approvals, licenses, permits and certificates from relevant authorities to operate BC’s business. Some of these approvals, permits, licenses and certificates are subject to periodic renewal and/or reassessment by the relevant authorities, and the standards of such renewal and/or reassessment may change from time to time. Any failure to obtain or renew any approvals, licenses, permits and certificates necessary for BC’s operations may result in enforcement actions thereunder, including orders issued by the relevant regulatory authorities ceasing BC’s operations, and may include corrective measures requiring capital expenditure or remedial actions. If the interpretation or implementation of existing laws and regulations changes, or new regulations come into effect requiring BC to obtain any additional approvals, permits, licenses or certificates that were previously not required to operate BC’s existing businesses, there can be no assurance that it will successfully obtain such approvals, permits, licenses or certificates.
BC may be directly or indirectly subject to applicable anti-kickback, false claims laws, physician payment transparency laws, fraud and abuse laws or similar healthcare and security laws and regulations in the PRC and other jurisdictions, which could, in the event of non-compliance, expose BC to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.
If BC obtains approval from the NMPA or other comparable regulatory authorities for any of BC’s drug candidates and begins commercializing those drugs in the PRC and BC’s other target markets, BC’s operations may be subject to various fraud and abuse laws of various jurisdictions, including, but not limited to, the PRC Anti-Unfair Competition Law, the PRC Criminal Law and the physician payment sunshine laws and regulations. There are ambiguities as to what is required to comply with any of these requirements, and violations of such fraud and abuse laws may be punishable by criminal and/or civil sanctions, including penalties, fines and/or exclusion or suspension from governmental healthcare programs and debarment from contracting with the relevant jurisdiction. As law enforcement authorities increase their focus on enforcing these laws, efforts to ensure that BC’s business arrangements with third parties comply with applicable healthcare laws and regulations may involve substantial costs.

If BC fails to comply with applicable anti-bribery laws, BC’s reputation may be harmed and BC could be subject to penalties and significant expenses that could have a material adverse effect on BC’s business, financial condition and results of operations.
BC is subject to the anti-bribery laws of various jurisdictions. As BC’s business expands, the applicability of relevant anti-bribery laws to BC’s operations is expected to increase. BC’s procedures and controls to monitor anti-bribery compliance may fail to protect BC from reckless or criminal acts committed by BC’s employees or agents. If BC, due to either BC’s own deliberate or inadvertent acts or those of third parties, fails to comply with applicable anti-bribery laws, BC’s reputation could be harmed and BC could incur criminal or civil penalties, other sanctions and/or significant expenses, which could have a material adverse effect on BC’s business, including BC’s financial condition, results of operations, cash flows and prospects.
Changes in government regulations or practices related to the healthcare industry, including healthcare reform and compliance with new regulations, may result in additional costs.
The policies of the NMPA and other regulatory authorities may change, or additional government regulations may be enacted, that could prevent, limit or delay regulatory approval of BC’s drug candidates, restrict or regulate post-approval activities and affect BC’s profitability. BC cannot predict the likelihood, nature or extent of governmental policies or regulations that may arise from future legislation or administrative actions in the PRC or abroad, where the regulatory environment is constantly evolving. For example, if changes to regulatory requirements and guidance require BC to substantially amend clinical trial protocols, BC may experience increased costs or inability to complete clinical trials in a timely manner or at all. Changes in government regulations relating to pharmaceutical product registrations and approvals, such as a relaxation in regulatory requirements, or the introduction of simplified approval procedures, could lower the barriers to entry for potential competitors, or increased regulatory requirements could increase the difficulty to satisfy such requirements.
In recent years, there have been, and will likely continue to be, efforts to enact administrative or legislative measures that include more rigorous coverage criteria and may result in downward pressure on prices on BC’s products. For details of the risks associated with such downward pricing pressure, see “—Risks Relating to the Research and Development and Sales and Distribution of BC’s Drugs and Drug Candidates—BC may face pressure to lower the prices of its products in order for such products to qualify for medical insurance reimbursement or due to market competition.” in this Risk Factors section.
Furthermore, any changes in laws and regulations on collection and transfer of personal data in the PRC, including the Personal Information Protection Law of the PRC and the Administrative Regulations on Human Genetic Resources of the PRC, could affect BC’s ability to use medical data and subject BC to liability for the use of such data for previously permitted purposes.
The PRC government or other government authorities in countries where BC plans to sell BC’s products could adopt new or different regulations with respect to sales of pharmaceutical products to address bribery, corruption or other concerns. New or different regulations could result in increased costs incurred by BC, its employees or distributors in selling BC’s products, or impose restrictions on sales and marketing activities, which could, in turn, increase BC’s costs.
BC is subject to stringent privacy laws, information security policies and contractual obligations related to data privacy and security, and BC is exposed to risks related to BC’s management of patient medical data and other personal or sensitive information.
When conducting its clinical trials, BC may be subject to relevant local, state, national and international data protection and privacy laws, directives, regulations, standards and contractual obligations that apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data in the jurisdictions in which BC currently and expects to operate and conduct its clinical trials. If such institutions or personnel release or transfer patient private or medical records without patient consent, they may be held liable for damage caused thereby. Data protection and privacy law regimes may continue to evolve, which may result in increased public scrutiny and stricter levels of enforcement and sanctions, which could result in increased costs of compliance. Failure to comply with any of these laws could result in enforcement action against BC, including fines, imprisonment of company officials and public censure. Although BC’s access to personal data is limited to trial data, including case report forms, the retention of which is required by applicable laws and regulations, any failure or perceived failure by BC to prevent information security breaches, to comply with applicable privacy policies or privacy-related legal obligations, or secure information that results in the unauthorized release or transfer of personally identifiable information or other patient data, could cause reputational harm to BC and expose BC to legal proceedings. While BC has and expects to continue to have measures to maintain the confidentiality of the medical records and personal data collected of patients enrolled in BC’s clinical trials, including providing for confidentiality obligations under agreements with BC’s clinical trial collaborators, these measures may not always be effective.
In addition, BC’s clinical trials frequently involve professionals from third-party institutions working on site with BC’s staff and enrolled patients. BC cannot ensure that such persons will always comply with BC’s data privacy measures. BC cooperates with third parties, including hospitals, CROs and other third-party contractors and consultants for BC’s clinical trials and operations. If BC’s third-party partners release or transfer, or are perceived to release or transfer, patient data in an unauthorized manner, or misuse or are perceived to misuse patient data for an unauthorized purpose, patients may perceive such actions as a compromise of BC’s confidentiality measures.
Risks Relating to BC’s Intellectual Property Rights
If BC or BC’s licensors are unable to obtain and maintain adequate patent and other intellectual property protection for BC’s drugs and drug candidates worldwide, or if the scope of such intellectual property rights obtained is not sufficiently broad, third parties could compete directly against BC, and BC’s ability to successfully develop and commercialize any of BC’s drugs and drug candidates could be materially and adversely affected.
BC’s success depends in large part on BC’s ability to protect its proprietary technology, drugs and drug candidates from competition by obtaining, maintaining and enforcing BC’s intellectual property rights, including patent rights. In order to protect the technologies, drugs and drug candidates that BC considers commercially important, BC, among others, filed and continues to file patent applications in the PRC and other countries. However, applying for patent protection is an expensive and time-consuming process, and BC may not be able to successfully file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. BC may not be able to prevent competitors from developing and commercializing competitive products in all such fields and territories.
Patents may be invalidated and patent applications may not be granted for various reasons, including because of known or unknown prior deficiencies in the patent applications or due to the lack of novelty or inventiveness of the underlying invention or technology. For example, there can be no assurance that BC was the first to make the inventions claimed in BC’s patents or pending patent applications because of the delay between publications of discoveries in scientific or patent literature and actual discoveries and patent applications. Under the “first-to-file” system adopted by the PRC, and, recently, the United States, even after reasonable investigation, BC may be unable to determine with certainty whether BC’s drugs, drug candidates, processes, technologies, improvement and other related matters are or may become unpatentable because a third party filed or may file a patent application earlier than BC has or does for inventions thereunder that are the same or substantially similar to BC’s inventions.
Therefore, the validity of issued patents, patentability of pending patent applications and applicability of such patent protections to BC’s programs may be lower in priority than third-party patents issued on a later date if the application for such patents was filed prior to BC’s and the technologies underlying such patents are the same or substantially similar to BC’s. In addition, BC may be involved in claims and disputes of intellectual property infringement in other jurisdictions (for example, in the United States), and the defense of these claims or disputes, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from BC’s business.
Obtaining and maintaining BC’s patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and BC’s patent protection could be reduced or eliminated for non-compliance with these requirements.
The China National Intellectual Property Administration (the “CNIPA”) and other governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. For example, in several stages over the lifetime of a patent, periodic maintenance fees are due to be paid to the CNIPA and other patent agencies. Although an inadvertent lapse can, in many cases, be cured by payment of a late fee or by other means in accordance with the applicable rules, non-compliance could result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Such non-compliance events may include failure to respond to official actions in a timely manner, non-payment of fees, and failure to properly submit formal documents. In addition, under PRC patent law, any applicant that applies for a patent in a foreign country for an invention or utility model accomplished in the PRC must report to the CNIPA for confidentiality examination. If the applicant fails to report to the CNIPA for confidentiality examination, the patent right may not be granted if an application is later filed in the PRC.
The scope of BC’s patent protection may be uncertain, and BC’s current or future patents may be challenged and invalidated after issuance.
The coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. Even if patent applications BC licenses or owns currently or in the future are to be issued as patents, they may not be issued in a form that will provide BC with any meaningful protection, prevent competitors or other third parties from competing with BC, or otherwise provide BC with any competitive advantage. In addition, the patent position of medical device companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. As a result, the issuance, scope, validity, enforceability and commercial value of BC’s patent rights are highly uncertain.
The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and BC’s owned or licensed patents may be challenged in the courts or patent offices in the PRC and other jurisdictions. For example, BC may be subject to a third-party submission of prior art to the CNIPA or other related intellectual property offices, or become involved in post-grant proceedings such as opposition, derivation, revocation, invalidation, re-examination or inter partes review, or interference proceedings or similar proceedings in foreign jurisdictions challenging the priority of BC’s invention or other features of patentability of BC’s patents and patent applications. Moreover, any claims that BC asserts against competitors who infringe, or are perceived to infringe, BC’s patent rights or misappropriate or otherwise violate BC’s intellectual property rights could, in turn, assert against BC invalidity or unenforceability of BC’s patents. Third-party submissions, proceedings or litigation may result in substantial costs and require significant time from BC’s scientists, experts and management, even if the outcome is favorable to BC. An adverse determination or outcome of a third-party submission, proceeding or litigation may result in loss of patent rights or exclusivity, or in patent claims being narrowed, invalidated or held unenforceable, which could limit BC’s ability to prevent competitors from using or commercializing similar or identical technologies and products, or limit the duration of the patent protection of BC’s technologies, drugs and drug candidates.
Even if BC is able to obtain patent protection for BC’s drugs and drug candidates, the term of such protection, if any, may be limited, and third parties could develop and commercialize products and technologies similar or identical to BC’s and compete directly against BC after the expiration of BC’s patent rights.
Although various adjustments and extensions may be available, the term of a patent, and the protection it affords, may be limited. Given the amount of time required for the development, testing and regulatory review of new drug candidates, patents protecting such drug candidates may expire before or shortly after such drug candidates are commercialized. Even if BC successfully obtains patent protection for a drug candidate, such drug candidate may face competition from generic or biosimilar medications once the patent has expired. Upon the expiration of BC’s current or future issued patents, BC will not be able to assert such patent rights against potential competitors and BC’s business and results of operations may be adversely affected.
Insufficient patent linkage, patent term extension and data and market exclusivity for NMPA-approved pharmaceutical products could increase the likelihood of early generic competition for BC’s drug candidates in the PRC.
In the PRC, the recent amendment to the PRC Patent Law, which was promulgated in October 2020 and effective as of June 2021, provides for the general principles of patent term extension and patent linkage, but does not include the revised implementation rules and operational details. Since 2020, several draft measures have been published by the NMPA, CNIPA, and the Supreme People’s Court for public comment, proposing frameworks for patentees to defend their patent exclusivity and apply for patent term extension. As of May 15, 2023, the final versions of these draft measures have not been published, and it is uncertain how the PRC government will implement the patent term extension or patent linkage system. The patents BC has in-licensed or owns in the PRC may not be eligible to be extended for any patent term lost during the regulatory review process. If BC is unable to obtain patent term extension in the PRC, BC’s competitors or other third parties may obtain approval for competing products following BC’s patent expiration.

BC may initiate lawsuits to protect or enforce its intellectual property rights, or third parties may pursue claims against BC for alleged infringement, misappropriation or violation of such third-party intellectual property rights, which could be expensive and time-consuming.
BC’s commercial success depends, in part, on BC’s ability to avoid infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, BC’s efforts to identify and avoid infringing on third parties’ intellectual property rights may not always be successful. Defending against third parties’ intellectual right infringement allegations, meritorious or not, may be expensive and time consuming, and could be a substantial diversion of BC’s resources and BC’s management team’s attention. Furthermore, because of the substantial amount of discovery that may be required in connection with intellectual property litigation, BC’s confidential information may be compromised by disclosure made during discovery.
In the event that third parties assert infringement claims against BC, there can be no assurance that the outcome would be in BC’s favor, as whether a product infringes on third parties’ intellectual property rights involves an analysis of complex legal and factual issues, and the burden of proof required to successfully challenge a third-party intellectual property right may be high. If BC was found by courts or other competent authorities to have infringed on the patent or other intellectual property rights of third parties, BC may be subject to injunctive or other equitable relief, which could prevent BC from developing and commercializing BC’s drugs and drug candidates, or delay the development or commercialization process. BC may be required to obtain and maintain licenses from third parties in order to continue the development of BC’s drug candidates or BC’s general operations, which may have an adverse impact on BC’s financial position and profitability. Even if litigations or other proceedings are resolved in BC’s favor, BC’s involvement in such proceedings may attract publicity and result in a substantial adverse effect on BC’s reputation and brand name.
BC’s owned or in-licensed patents and other intellectual property may be subject to priority disputes, inventorship disputes or similar proceedings, and BC or BC’s licensors may be unsuccessful in such proceedings. If BC or BC’s licensors are unsuccessful in such proceedings, BC may need to obtain licenses from third parties, which may not be available on commercially reasonable terms or at all. If BC is unable to obtain licenses in a timely manner or at all, BC may cease the development, manufacture and commercialization of one or more of BC’s drugs or drug candidates.
BC or BC’s licensors may be subject to claims from former employees, collaborators or other third parties that allege they have an interest in BC’s owned or licensed patents or other intellectual property. If BC or BC’s licensors are unsuccessful in interference proceedings or other priority or validity disputes to which BC’s owned or licensed intellectual properties are subject, BC may lose valuable intellectual property rights, such as loss of one or more patents or exclusive ownership, or BC’s patent claims’ being narrowed, invalidated or held unenforceable. BC may be required to obtain and maintain licenses from third parties, including parties involved in any such interference proceedings or other priority or inventorship disputes, in order to continue the development, manufacture and commercialization of one or more of BC’s drug candidates. However, such licenses may not be available on commercially reasonable terms or at all, or may be non-exclusive. Even if BC is successful in an interference proceeding or other similar priority or inventorship disputes, it could result in substantial costs and may be a distraction to BC’s management and other employees.
Changes in patent law could diminish the value of patents generally, which may impair BC’s ability to protect its pipeline products.
Decisions made by the National People’s Congress of the PRC and the CNIPA could change the laws and regulations governing patents in unpredictable ways that may affect BC’s ability to obtain new patents or to enforce BC’s existing patents and/or future patents. The United States has enacted and is currently implementing wide-ranging patent reform legislation. In addition, recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. Similar changes in the laws of other jurisdictions may impact the value of BC’s patent rights or BC’s other intellectual property rights. In addition to increasing uncertainty with regard to BC’s ability to obtain patents in the future, there is uncertainty with respect to the value of patents once obtained, if any. As the laws and regulations governing patents evolve in the PRC and other jurisdictions, such changes may have a negative impact on BC’s intellectual property protection.

BC may fail to protect the confidentiality of its trade secrets, BC may be subject to claims that BC’s employees, consultants or advisers have wrongfully used or disclosed alleged trade secrets of their former employers, and third parties may assert ownership of intellectual property that BC regards as its own.
In addition to BC’s issued patent and pending patent applications, BC relies on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain BC’s competitive position and to protect BC’s drugs and drug candidates. In order to protect these trade secrets, BC implements various measures, including entering into non-disclosure and confidentiality agreements or including non-disclosure and confidentiality provisions in agreements with parties that have access to BC’s trade secrets. However, non-disclosure agreements with employees, consultants, contractors and other parties may not adequately prevent unauthorized disclosure of BC’s trade secrets and other proprietary information. Parties may breach such agreements and wrongfully disclose BC’s proprietary information, and BC may not be able to obtain adequate remedies for such breach. Pursuing a claim that a party illegally disclosed or misappropriated a trade secret could be difficult, expensive and time-consuming, and the outcome of such claim is unpredictable.
Moreover, some of BC’s employees, including senior management, may have been employed at other pharmaceutical companies, including BC’s competitors or potential competitors. Such employees may have executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. BC may be subject to claims that it or these employees have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. In the event that litigation is necessary to defend against such claims, BC may be subject to monetary damages and lose valuable intellectual property rights or personnel.
BC may fail to protect its trademarks and trade names, which may negatively affect its ability to build brand recognition in its markets of interest.
BC currently owns issued trademark registrations and has trademark applications pending in order to build name recognition among potential partners and customers in BC’s markets of interest. However, such trademark registrations and applications subject BC to risks of trademark invalidity, dilution and infringement. BC’s trademark registrations and applications may be subject to a governmental or third-party objection, and may be challenged, infringed, circumvented or declared generic. If an issued trademark registration or trademark application is successfully challenged, then BC may not be able to register or maintain such trademark registration or application. Moreover, as BC’s products continue to be marketed, such products’ reliance on BC’s trademarks to differentiate BC from its competitors may increase. BC may not be able to prevent third parties from adopting, registering or using trademarks and trade dress that infringe, dilute or otherwise violate BC’s trademark rights, or from engaging in conduct that constitutes unfair competition, defamation or other violations of BC’s trademark rights. In addition, owners of other registered trademarks or trademarks that incorporate variations of BC’s registered or unregistered trademarks or trade names may pursue trade name or trademark infringement claims against BC. If BC is unable to establish name recognition based on BC’s trademarks and trade names, then BC may not be able to compete effectively in its markets of interest, and BC’s business may be adversely affected.
Protecting BC’s intellectual property rights in all jurisdictions worldwide would be prohibitively expensive, and BC may not be able to adequately enforce its intellectual property rights.
Filing, prosecuting, and defending patents on drug candidates in all jurisdictions worldwide would be prohibitively expensive. Moreover, the legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for BC to prevent patent infringement or marketing of competing products in violation of BC’s intellectual property and proprietary rights. In jurisdictions where BC has not obtained patent protection, competitors may be able to use BC’s technologies to develop their own products and sell or import products made using BC’s inventions in such jurisdictions. These products may compete with BC’s products, and BC’s existing patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Intellectual property rights may not address all potential threats to BC’s business or competitive advantage.
The degree of protection afforded by BC’s intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect BC’s business or permit BC to maintain its competitive advantage. The limitations of currently available intellectual property protection regimes include that:
•	others may be able to make products that are similar to BC’s drugs or drug candidates or utilize similar technologies that are not covered by BC’s owned and licensed patents;
•
others may independently develop similar or alternative technologies or duplicate any of BC’s technologies without infringing, misappropriating or otherwise violating BC’s intellectual property rights;

•	the proprietary technologies on which BC relies may not be patentable; and
•	BC may choose not to file a patent for certain trade secrets or know-how, yet a third party may subsequently file a patent covering such intellectual property.
Should any of these events occur, they could have a material adverse effect on BC’s business, financial condition, results of operations and prospects.
Risks Relating to BC’s Financial Position and Need for Additional Capital
BC may need to obtain additional financing to fund its expansion of research and development and operations, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force BC to delay, limit or terminate certain of its productive development programs, commercialization efforts or other operations.
The development, commercialization, manufacturing, marketing, sales and distribution of biopharmaceutical products and product candidates is capital-intensive. BC’s business operations and its implementation of strategies will require significant funding, including:
•	the costs of research and development programs for enriching and promoting BC’s product pipeline;
•	the expenses associated with promoting academic marketing and expanding BC’s sales and distribution network;
•	the outcome, costs and timing of seeking and obtaining regulatory approvals;
•	the number and characteristics of product candidates that BC pursue;
•	the funding required to consummate value accretive business development and strategic collaborations;
•	the costs and timing associated with manufacturing BC’s products and product candidates, and establishing commercial supplies and sales, marketing and distribution capabilities;
•
BC’s efforts to maintain, expand and defend the scope of its intellectual property portfolio, including the amount and timing of any payments BC may be required to make, or that it may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;

•	the capital expenditure required to increase BC’s production capacity and to expand and upgrade BC’s facilities; and
•	BC’s need and ability to retain key management and hire scientific, technical, business and medical personnel.
In addition, many aspects of BC’s general business operations have on-going funding requirements that may increase over time. While BC expects that the implementation of its strategies and business plans may require BC to rely in part on external financing sources, BC’s ability to obtain additional capital on commercially reasonable terms is subject to a variety of factors, many of which are outside of BC’s control, including BC’s future financial condition, results of operations and cash flows, the global economic conditions, industry and competitive conditions, interest rates, prevailing conditions in the credit markets and government policies on lending. If BC cannot obtain additional capital on commercially reasonable terms or at all, BC may not be able to execute its strategies and business plans as currently contemplated, which could have a material adverse effect on BC’s business, financial condition and results of operations.

BC’s high gross margin during the years ended December 31, 2021 and 2022 and the three months ended March 31, 2023 may not be sustainable.
During the years ended December 31, 2021 and 2022, BC maintained a high level of gross margin. BC’s profit margins were 95.5% and 95.6% for the years ended December 31, 2021 and 2022, respectively, due to our mature technology and significant cost reduction due to the scale effect. For the three months ended March 31, 2023, BC’s profit margin was 95.5%. However, there can be no assurance that BC will sustain a similarly high gross margin in the future. Various factors may affect BC’s gross margin, many of which are beyond its control. For example, changes in the competitive landscape of the relevant markets may decrease the average selling prices of BC’s products, which may have a negative effect on BC’s gross margin. Moreover, BC’s gross margin will be influenced by various components of BC’s costs, such as the cost of raw materials. For details, see “—Risks Relating to Manufacture and Supply of BC’s Products—Fluctuations in prices of BC’s raw materials and energy supply, as well as other costs associated with BC’s production processes, may have a material adverse effect on BC if BC is not able to transfer the cost increase to BC’s customers” in this Risk Factors section.
BC’s five largest customers accounted for a substantial amount of BC’s revenue during the years ended December 31, 2021 and 2022, and three months ended March 31, 2023, which subjects BC to concentration risks.
BC’s five largest customers accounted for a substantial amount of BC’s revenue for the years ended December 31, 2021 and 2022 and the three months ended March 31, 2023. For details, see “BC’s Business—Customers” in this proxy statement. As such, BC may be exposed to credit risks, and there can be no assurance that it can properly assess and respond in a timely manner to changes in BC’s customers’ credit profile. As of December 31, 2021 and 2022, BC had certain concentrations of credit risk of 10% and 10%, respectively. As of March 31, 2023, BC had certain concentrations of credit risk of 10%. In addition, as of December 31, 2021, 53.7% and 85.1%, and as of December 31, 2022, 45.1% and 78.3%, of BC’s trade receivables were due from BC’s largest customer and BC’s five largest customers, respectively. As of March 31, 2023, 49.3% and 83.5% of BC’s trade receivables were due from BC’s largest customer and BC’s five largest customers, respectively. If such customers’ cash flows, working capital, financial condition or results of operations decrease, they may be unable, or they may otherwise be unwilling, to pay trade receivables owed to BC promptly or at all. Any substantial defaults or delays could materially and adversely affect BC’s cash flows, and if BC terminates its relationships with its customers as a result of such customers’ default or payment delay, then that may adversely and materially affect BC’s cash flows and operations.
If any of BC’s major customers stops purchasing BC’s products or substantially reduces order size in the future, whether due to the termination or amendment of BC’s contractual relationship with such customer, or due to any other reason unrelated to BC, BC may not be able to identify and sell BC’s products to an alternative customer in a timely manner, or at all. As a result, BC’s business and financial performance may be materially and adversely affected.
Share-based payments may cause dilution to BC’s existing shareholders and have a negative effect on BC’s financial performance.
BC adopted employee incentive plans for the benefit of BC’s employees as remuneration for their services provided to BC to incentivize and reward eligible persons who have contributed to the success of BC. During the year ended December 31, 2021, BC reversed expenses for share-based compensation of $0.28 million. During the year ended December 31, 2022, BC incurred expenses for share-based compensation of $1.28 million and during the three months ended March 31, 2023, BC incurred expenses for share-based compensation of $0.2 million.
Effective upon the consummation of the Contributions, BC intends to terminate the 2021 Plan and all awards outstanding thereunder. Thereafter, a sub-plan to the 2023 Omnibus Incentive Plan (the “PRC Sub-plan”) will be used to facilitate grants of stock options to certain BC employees, on terms substantially similar in all material respects to those previously outstanding under the 2021 Plan. Issuance of additional shares pursuant to the PRC Sub-plan may dilute the ownership of the combined company’s existing stockholders.
BC may face risk regarding the obsolescence of its inventories.
BC’s inventories consist of raw materials, works in progress, semi-finished goods and finished goods. As of December 31, 2021 and 2022, BC’s inventories were valued at $5.7 million and $6.1 million, respectively, and as of March 31, 2023, BC’s inventories were valued at $5.7 million. During the years ended December 31, 2021 and 2022, and the three months ended March 31, 2023, BC did not identify material inventory items requiring impairment provisioning, and BC believes that maintaining appropriate levels of inventory helps BC meet market demands in a timely manner. BC generally purchases supplies based on its estimated demand and manufacturing capacity, and BC’s management system covers each stage of the warehousing process. The storage and distribution of BC’s inventories are closely monitored in order to keep BC’s inventories and logbook consistent. However, as BC’s business expands, BC’s inventory levels may increase and the risk of obsolescence may increase accordingly. Furthermore, any unexpected material fluctuations in the supplies or changes in customers’ preferences may lead to decreased demand and overstocking of supplies and increase the risk of obsolescence.
If BC's intangible assets are impaired, BC's results of operations and financial condition may be adversely affected.
BC has intangible assets primarily consisting of product development in progress, patents, technological know-how, and computer software, which accounted for a considerable portion of BC's total assets as of December 31, 2021 and 2022 and March 31, 2023. The value of BC's intangible assets is based on a number of assumptions made by BC's management. If any of these assumptions do not materialize, or if the performance of BC's business is not consistent with such assumptions, BC may have to write off a significant portion of BC's intangible assets and record a significant impairment loss. In addition, BC's determination on whether intangible assets are impaired requires an estimation of the carrying amount and recoverable amount of an intangible asset. If the carrying amount exceeds its recoverable amount, BC's intangible assets may be impaired, which could have a material adverse effect on BC's business, financial condition and results of operations. For details of BC's accounting policies with respect to intangible assets, see “Audited Financial Statements of Beijing Continent Pharmaceuticals Co., Ltd. —Summary of Significant Accounting Policies” in this proxy statement.
If BC is subject to U.S. GAAP reporting requirements, it would be difficult and costly for BC to comply with. If BC decides to convert its accounting standards of its financial statements from IFRS to U.S. GAAP, there may be significant effect on its reported financial results.
The SEC permits foreign private businesses to present financial statements in accordance with IFRS as issued by the IASB. In the future, if BC were required to change its basis of accounting from IFRS to U.S. GAAP, it may be difficult and costly for BC to comply with.
At any time in the future, BC may decide to convert the accounting standards of its financial statements from IFRS to U.S. GAAP. The application by BC of different accounting standards could have a significant effect on BC's reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on BC's reported financial results.
BC may be subject to credit risk in collecting trade receivables due from its customers.
As of December 31, 2021 and 2022, BC’s trade receivables amounted to $10.0 million and $15.6 million, respectively, which primarily represented the balances due from BC’s distributors. As of March 31, 2023, BC’s trade receivables amounted to $12.5, which primarily represented the balances due from BC’s distributors. BC’s liquidity and cash flow are directly affected by its customers’ ability to pay BC in a timely manner, but there can be no assurance that BC’s customers will not default on BC in the future, despite BC’s efforts to conduct credit assessments. During the years ended December 31, 2021 and 2022, BC’s trade receivables turnover days were 37 days and 46 days, respectively. During the three months ended March 31, 2023, BC’s trade receivables turnover days were 54 days.
If any of BC’s customers’ business, cash flow, conditions or results of operations decrease, such customers may be unable or unwilling to pay trade receivables owed to BC promptly or at all. Bankruptcy or deterioration of the credit condition of BC’s major customers could also materially and adversely affect BC’s collection of trade receivables. For details of the risk associated with concentrations of credit risk that BC is exposed to, see “—BC’s five largest customers accounted for a substantial amount of BC’s revenue during the years ended December 31, 2021 and 2022, and three month ended March 31, 2023, which subjects BC to concentration risks” in this Risk Factors section. If significant amounts due to BC is not settled in a timely manner, BC may incur significant write-offs and BC’s liquidity and cash flow may be adversely affected.
BC has historically received government grants and has been entitled to preferential tax treatment, but BC may not continue to receive government financial incentives in the future.
BC has historically received government grants in connection with certain of its research and development and manufacturing activities, and recognized government grants under other income and gains of $0.1 million and $0.9 million for the years ended December 31, 2021 and 2022, respectively, and $0.1 million for the three months ended March 31, 2023. For details of the amounts of BC’s other recognized income, see Note 5 to the Audited Financial Statements of Beijing Continent Pharmaceuticals Co., Ltd. to this proxy statement. BC was also entitled to a preferential corporate income tax rate of 15% for each of the years ended December 31, 2021 and 2022 as a High and New Technology Enterprise. In addition, BC’s ETUARY has been entitled to a preferential value-added tax (“VAT”) treatment at the tax rate of 3%. However, there can be no assurance of the continued availability of such preferential treatment. BC’s eligibility for government grants and preferential tax rates depends on a variety of factors, including, but not limited to, the assessment of BC’s improvement on existing technologies, relevant government policies and the availability of funding at different granting authorities. In addition, the timing, amount and criteria of government financial incentives are determined within the sole discretion of the local PRC government authorities. Government financial incentives are non-recurring in nature, and there can be no guarantee that BC will continue to receive government incentives. In addition, some government financial incentives may be subject to the satisfaction of certain conditions, including compliance with the applicable financial incentive agreements and completion of the specific projects therein, which BC may not satisfy. Any reduction or elimination of the government financial incentives BC currently receives could have an adverse effect on BC’s financial condition.
Risks Relating to BC’s General Operations
BC may fail to sufficiently and promptly respond to clinical demand and market changes in the pharmaceutical industry.
Clinical demand and market conditions for pharmaceutical products may change rapidly and significantly, and BC’s success in part depends on BC’s ability to anticipate product offering lead-times and demand, identify customer preferences and adapt BC’s products to these preferences. BC may need to adjust BC’s research and development plan, production scale and schedule, product portfolio and inventory levels based on customer demand, sales trends and other market conditions. However, there can be no assurance that BC will be able to sufficiently and promptly respond to changes in clinical demand and purchasing patterns in a timely manner or at all.
Business disruptions could seriously harm BC’s future revenue and financial condition and increase BC’s costs and expenses.
BC’s operations, and those of BC’s distributors, suppliers, research institution collaborators and other business partners, could be subject to natural or man-made disasters, health epidemics or business interruptions, for which BC is predominantly self-insured. Damage or extended periods of interruption to BC’s and BC’s partners’ administration, development, research, manufacturing or storage facilities due to fire, natural disaster, health epidemic, power loss, communications failure, unauthorized entry or other events could cause BC to cease or delay development or commercialization of some or all of BC’s drug candidates, seriously harm BC’s and its partners’ operations and financial condition and increase BC’s and its partners’ costs and expenses.
BC is highly dependent on the services of its senior management team and if BC is not able to retain these members of its management team and recruit and retain additional management, clinical and scientific personnel, BC’s business may be harmed.
BC’s success is highly dependent the services of its directors and senior management to manage BC’s business and operations, and BC’s key research and development personnel to develop new products, technologies and applications and to enhance BC’s existing products. BC’s ability to attract, hire, retain and motivate qualified scientific, technical, clinical, manufacturing and sales and marketing personnel, as well as other consultants and advisers, is also crucial for BC. Although BC has entered into employment agreements and consulting agreements with each of BC’s executives, employees, consultants and advisers, they may terminate their agreements with BC at their election. The loss of the services of any of these persons could impede the achievement of BC’s research, development and commercialization objectives. If BC is not able to retain its management and to attract, on terms acceptable to BC, additional qualified personnel necessary for the continued development of BC’s business, BC may not be able to sustain its operations or grow.
BC competes for qualified personnel with other pharmaceutical and biotechnology companies, universities and research institutions. The pool of suitable candidates is limited, and BC may not be able to hire and retain enough skilled and experienced scientists or other technical personnel at the current level of wages, and may need to offer higher compensation and other benefits, which could materially and adversely affect BC’s financial condition and results of operations.

BC’s future performance will also depend, in part, on its ability to successfully integrate newly hired executive officers into its management team and BC’s ability to develop an effective working relationship among senior management. BC’s failure to integrate these individuals and create effective working relationships among them and other members of management could result in inefficiencies in the development and commercialization of BC’s product candidates, harming future marketing approvals, sales of BC’s product candidates and BC’s results of operations.
BC’s business, results of operations and financial position may be adversely affected by the ongoing COVID-19 pandemic.
BC’s business operations have been, and may continue to be, negatively affected by the COVID-19 pandemic. For example, any temporary suspension of production, shortage of labor and raw materials or disruption of local and international travel may affect imports related to BC’s business. In addition, the completion of technological improvements to BC’s manufacturing facilities may be delayed. The COVID-19 pandemic may delay the development progress of drug candidates due to a prolonged process of patient enrollment for BC’s ongoing clinical trials, the removal of enrolled patients and the delay of response from the relevant governmental authorities reviewing BC’s clinical trial applications.
COVID-19 has impacted the eligible patients for BC’s trials, including BC’s ongoing clinical trials of pirfenidone in CTD-ILD and pneumoconiosis and its Phase 3 trial in Hydronidone and Phase 2 trial in F573, which has resulted in delays in patient recruitment and the clinical results of BC’s trials. Despite the measures BC has taken to arrange procurement, manufacturing and sales in response to COVID-19, there can be no assurance that BC will not be subject to further negative impact if the outbreak persists or escalates. BC cannot forecast with certainty the future impact of additional outbreaks or government restrictions, including further shelter-in-place or other government restrictions implemented in response to such outbreaks, or the ability of BC’s suppliers and other business partners to remain in business during the ongoing pandemic or additional outbreaks. With the uncertainties surrounding the COVID-19 outbreak, the risk to BC’s business and the related financial impact remains uncertain.
BC may become a party or subject to litigation, legal disputes, claims, administrative proceedings or other administrative measures, which may divert BC’s management’s attention and result in costs and liabilities, and there can be no assurance that the results of such legal proceedings would favor BC.
BC may from time to time become subject to various litigation, legal or contractual disputes, investigations or administrative proceedings arising in the ordinary course of BC’s business, including, but not limited to, various disputes with or claims from BC’s suppliers, customers, contractors, licensors, business partners and other third parties that BC engages for its business operations. Ongoing or threatened litigation, legal disputes, claims, investigations or administrative proceedings may divert BC’s management’s attention and BC’s time and resources. Furthermore, whether a certain litigation, dispute, investigation or proceeding may have a materially adverse effect on BC is subject to a variety of factors, including, but not limited to, the facts and circumstances of the proceeding, the likelihood of loss, the monetary amount at stake and the parties involved. If any verdict or award is rendered against BC or if BC agrees to settle with an adverse party, BC could be required to pay significant monetary damages, assume other liabilities and/or suspend or terminate the related business projects. Negative publicity arising from litigation, legal disputes, investigations or administrative proceedings may damage BC’s reputation and adversely affect the image of BC’s brands and products.
If BC or its employees, distributors, agents, suppliers or affiliates engage, or are perceived to engage in misconduct or breach of relevant agreements, including corrupt practices or unauthorized distribution of confidential information, BC could be exposed to regulatory investigations, costs and liabilities.
BC is subject to risks related to actions taken by BC, BC’s employees, distributors, agents, suppliers or affiliates that may or are perceived to constitute violations of anti-corruption and other related laws in jurisdictions where BC conducts business. Allegations of corrupt practices against BC, BC’s employees, distributors, agents or affiliates or the pharmaceutical industry in general could generate negative publicity and materially and adversely affect BC’s reputation and business prospects. Despite BC’s procedures and controls to monitor compliance with applicable anti-corruption laws, BC may be exposed to risks for actions taken by BC, BC’s employees or distributors, in which case government authorities may seize the products involved in any illegal or improper conduct engaged in by BC, BC’s employees or distributors. BC may also be subject to claims, fines or suspension of its operations.

BC may be subject to product liability claims that could expose BC to costs and liabilities.
BC is exposed to product liability risks as a result of developing, producing, marketing, promoting and selling pharmaceutical products in the PRC and other jurisdictions. Such claims may arise if any of BC’s products are deemed or proven to be unsafe, ineffective, defective or contaminated, or if BC is alleged to have engaged in practices such as insufficient or improper labeling of products or providing inadequate, insufficient or misleading warnings or disclosures regarding side effects. A product liability claim brought against BC may, regardless of merit or outcome, result in reputational harm and strain on financial resources and may consume the time and attention of BC’s management. If BC is unable to successfully defend itself against such claims, BC may, among others, be subject to product recalls, civil liability for physical injury, death or other losses caused by BC’s products, criminal liability and the revocation of BC’s business licenses. PRC laws and regulations currently do not require BC to, and BC does not, maintain liability insurance to cover product liability claims. As a result, BC may not be able to recover BC’s losses resulting from future product liability claims.
BC may grow its business in part through acquisitions, which may increase BC’s capital requirements, dilute BC’s shareholders, cause BC to incur debt or assume contingent liabilities and have material adverse effect on BC’s ability to manage its business, and BC may fail to successfully complete such acquisitions or enhance post-acquisition performances in the future.
To enhance BC’s growth and benefit BC’s product development, technology advancement and distribution network, BC may acquire businesses, products, technologies or know-how or enter into strategic partnerships. Any completed, in-process or potential acquisition or strategic partnership may entail numerous risks, including:
•	inability to identify suitable acquisition targets and reach agreement on acceptable terms;
•	lack of access to financing for acquisitions on acceptable terms or at all, or otherwise on assumption of additional indebtedness or contingents and issuance of BC’s equity securities;
•	failure to obtain or secure the governmental approvals and third-party consents necessary to consummate any proposed acquisition;
•	increased operating expenses, including research and development expenses due to an increased number of drug candidates, administrative expenses and selling expenses;
•	assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;
•	diversion of BC’s management’s attention from BC’s existing product programs and initiatives in pursuing such a strategic merger or acquisition;
•	difficulty in retention of key employees, the loss of key personnel and uncertainties in BC’s ability to maintain key business relationships;
•	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products and drug candidates;
•
inability to generate revenue from acquired technology and/or products sufficient to meet BC’s objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs; and/or

•	deficiencies in internal controls, data adequacy and integrity, product quality and regulatory compliance and product liabilities in the acquired business BC discovers after such acquisition.
BC’s plan to grow its business through such acquisitions may not materialize as expected.
BC’s internal risk management and control system may not be adequate or effective to detect potential risks in BC’s business as intended.
BC has an internal control system in place to monitor and control potential risk areas relevant to BC’s business operations. However, due to the inherent limitations in the design and implementation of BC’s internal control system, if external circumstances change substantially or extraordinary events take place, BC’s internal control system may not be sufficiently effective in identifying, managing and preventing all risks. Further, integration of various business operations from future acquisitions may expose BC to additional, unknown internal control risks, despite BC’s efforts to anticipate such issues. BC’s risk management and internal controls also depend on effective implementation by BC’s employees. There can be no assurance that such implementation by BC’s employees will always function as intended, or such implementation will not be subject to human errors, mistakes or intentional misconduct.
Breach, failure or disruption in or to BC’s information system could compromise sensitive information related to its business and expose BC to liability or reputational harm, and BC’s ability to effectively manage BC’s business operations could be adversely affected.
BC’s information systems may fail and are subject to risks of breakdown, breach, interruption or damage from computer viruses, computer hackers, malicious code, employee error or malfeasance, theft or misuse, denial-of-service attacks, sophisticated nation-state and nation-state-supported actors, unauthorized access, natural disasters, terrorism, war, telecommunication and electrical failures or other compromise. Any system damage or failure that interrupts data input, retrieval or transmission or increases service time could disrupt BC’s normal operations, including the loss of clinical trial data from completed or future clinical trials. Loss of clinical trial data could result in delays in BC’s regulatory approval efforts and significantly increase BC’s costs to recover or reproduce the data. There can be no assurance that BC will be able to effectively handle a failure of BC’s information systems, or that BC will be able to restore BC’s operational capacity in a timely manner or at all to avoid disruption to BC’s business. To the extent that any disruption or security breach were to result in a loss of, or damage to, BC’s data or applications, or inappropriate use, disclosure of or access to confidential or proprietary information, BC could incur liability, BC’s competitive position could be harmed and the further development and commercialization of BC’s drugs and drug candidates could be hindered or delayed.
BC may collect and store sensitive personal data in the ordinary course of BC’s business. For details, see “—Risks Relating to Extensive Governmental Regulations—BC is subject to stringent privacy laws, information security policies and contractual obligations related to data privacy and security, and BC is exposed to risks related to BC’s management of patient medical data and other personal or sensitive information.” in this Risk Factors section. If personal data are compromised due to a material breach of BC’s information, the market perception of the effectiveness of BC’s security measures could be harmed and BC’s reputation and credibility could be damaged. BC could be subject to regulatory actions and/or claims made by individuals and groups in private litigation involving privacy issues related to data collection and use practices and other data privacy laws and regulations.
If BC fails to comply with environmental, health and safety laws and regulations, BC could become subject to fines or penalties or incur costs that could materially and adversely affect BC’s business.
Because BC’s operations involve the use of hazardous chemical materials and may produce hazardous waste, BC is subject to numerous environmental, health and safety laws and regulations, including those governing air emissions, discharge of water and the handling, use, storage, treatment and disposal of hazardous materials and wastes. While BC has entered into hazardous waste disposal agreements with third parties for the disposal of these materials and wastes, BC cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from BC’s use of hazardous materials, BC could be held liable for any resulting damages, and incur significant costs associated with civil or criminal fines and penalties. Further, BC does not maintain insurance for environmental liability or toxic tort claims that may be asserted against BC in connection with BC’s storage, use or disposal of hazardous materials and waste.
Increased labor costs negatively affect BC’s operations and have an adverse impact on BC’s profitability.
BC’s strategies and business growth may require BC to hire additional employees, and BC may also hire additional employees as a result of acquisitions. The average cost of labor in the PRC has been steadily increasing in recent years as a result of inflation, government-mandated wage increases and other changes in PRC labor laws, as well as competition for talent and qualified employees among pharmaceutical companies. As a result, increased labor costs could have negative effects on BC’s growth and decrease BC’s profitability.
BC has limited insurance coverage, and any claims beyond BC’s insurance coverage may result in substantial costs and a diversion of resources.
BC operates in the pharmaceutical industry, which involves numerous operating risks and occupational hazards. The insurance policies BC maintains are required under the applicable laws and regulations as well as based on BC’s assessment of its operational needs and industry practice. For more details, see “BC’s Business—Insurance” in this proxy statement. However, there can be no assurance that the existing insurance coverage is sufficient to compensate for actual losses suffered or incurred. In addition, there are certain types of losses, such as losses from war, acts of terrorism, health or public security hazards, earthquakes, typhoons, flooding and other natural disasters, for which BC cannot obtain insurance at a reasonable cost or at all. If an uninsured loss or a loss in excess of insured limits were to occur, BC’s business, results of operations and financial condition may be materially and adversely affected. For details of the specific risks of inadequate insurance coverage in the event of product liability claims and environmental liabilities, see “—BC may be subject to product liability claims that could expose BC to costs and liabilities” and “—If BC fails to comply with environmental, health and safety laws and regulations, BC could become subject to fines or penalties or incur costs that could materially and adversely affect the success of BC’s business,” respectively, in this section.
Changes in the U.S. and international trade policies, particularly with regards to the PRC, may adversely impact BC’s business and operating results.
International market conditions and the international regulatory environment have historically been affected by competition among countries and geopolitical frictions. Changes to trade policies, treaties and tariffs of the jurisdictions in which BC operates, or the perception that these changes could occur, could adversely affect the financial and economic conditions of the jurisdictions in which BC operates, as well as BC’s overseas expansion, BC’s financial condition and results of operations.
For example, BC purchased raw materials from certain overseas suppliers through procurement agents during the years ended December 31, 2021 and 2022. In the event that the countries from which BC’s agents import raw materials impose export controls, trade restrictions or other trade barriers affecting the exportation of such components or raw materials, BC may not be able to obtain a steady supply of necessary components or raw materials at competitive prices, and BC’s business and operations may be materially and adversely affected. In addition, the United States government has recently made significant changes in its trade policy and has taken certain actions that may materially impact international trade, such as announcing import tariffs which have led to other countries, including the PRC and members of the European Union, imposing tariffs against the United States in response. There can be no assurances as to whether and to what extent any such actions would have a significant effect on BC or BC’s industry.
Risks Related to BC’s Business Operations in the PRC
The PRC government may intervene in or influence BC’s operations at any time, which could result in a change in BC’s operations.
The PRC government has some oversight and discretion over the conduct of BC’s business and may intervene or influence BC’s operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and BC cannot rule out the possibility that it will in the future release regulations or policies regarding BC’s industry that could require BC to seek permission from the PRC authorities to continue to operate BC’s business that could potentially affect BC’s business, financial condition and results of operations. Furthermore, recent statements made by the PRC government, including the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law, and new rules published for comments by the PRC government, including the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises to become effective on March 31, 2023, establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. If BC were to become subject to the direct intervention or influence of the PRC government at any time due to changes in laws or other unforeseeable reasons, it may require a material change in BC’s operations.
In addition, the risks that the PRC government may intervene or influence the combined company’s operations at any time following the consummation of the Contributions could significantly limit or completely hinder the combined company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The pharmaceutical industry in the PRC is highly regulated and such regulations are subject to change, which may affect approval and commercialization of BC’s drugs and drug candidates.
The pharmaceutical industry in the PRC is subject to comprehensive government regulation and supervision, encompassing the approval, registration, manufacturing, packaging, licensing and marketing of new drugs. For details of a discussion of regulatory requirements that are applicable to BC’s current and planned business in the PRC, see “BC’s Business—Regulatory Requirements in the PRC” in this proxy statement. BC believes its strategy and approach are consistent with the PRC government’s policies, but BC cannot ensure that its strategy and approach will continue to be consistent. In recent years, the regulatory framework for the pharmaceutical industry in the PRC has undergone significant changes, and BC expects that it will continue to undergo significant changes. Any such changes or amendments may result in:
•	increased compliance costs on BC’s business;
•	delays in or prevention of successful development or commercialization of BC’s drug candidates; or
•	reduction of the current benefits BC experiences and believes are available to BC from developing and manufacturing drugs in the PRC.
The PRC authorities have also become increasingly vigilant in enforcing laws in the pharmaceutical industry, and any failure by BC to maintain compliance with applicable laws and regulations may result in the suspension or termination of BC’s business activities in the PRC.
Adverse changes in political, economic and other policies of the PRC government could have a material adverse effect on the overall economic growth of the PRC, which could reduce the demand for BC’s products, or otherwise materially and adversely affect BC’s business, operations or competitive position.
BC’s business, results of operations, financial condition and prospects may be influenced to a significant degree by economic, political, legal and social conditions in the PRC. The PRC’s economy differs from the economies of developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange, allocation of resources and an evolving regulatory system. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources, but some of these measures may have a negative effect on BC. For example, BC’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are currently applicable to BC. Growth of the PRC economy has been uneven across different regions and among various economic sectors of the PRC, and there can be no assurance that future growth will be sustained at similar rates or at all. If the business environment or economic conditions in the PRC deteriorates from the perspective of domestic or international investment, BC’s business may also be adversely affected.
There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.
The PRC legal system is a civil law system based on written codes and statutes. Unlike the common law system, prior court decisions may be cited as persuasive authority, but have limited precedential value. Since the late 1970s, the PRC government has promulgated a comprehensive system of laws, rules and regulations governing economic matters in general. However, as these laws and regulations are relatively recent and the number of published decisions is limited, their interpretation and enforcement involve significant and certainties, and can be inconsistent and unpredictable. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection BC may experience compared to developed legal systems. These uncertainties may impede BC’s ability to enforce the contracts BC has entered into and could materially and adversely affect BC’s business, financial condition and results of operation.
Furthermore, PRC laws and regulations afford significant protection to state-owned assets. Contributions that may lead to losses of state-owned assets are subject to heightened scrutiny by the competent authorities, and the competent authorities have significant discretion in interpreting and implementing the relevant laws and regulations. In the event BC or its affiliates conduct transactions with state-owned enterprises or their affiliates, BC is exposed to risks and uncertainties involving the potential of loss of state-owned assets, which may subject BC to liabilities and could materially and adversely affect BC’s business, financial condition and results of operation.

The PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, BC may not be aware of BC’s violation of these policies and rules until after the occurrence of the violation.
Litigants may experience difficulties in effecting service of legal process and enforcing judgments against BC and BC’s management.
BC is incorporated under the laws of the PRC with limited liability, and substantially all of BC’s assets are located in the PRC. In addition, a majority of BC’s directors and supervisors and all of BC’s senior management personnel reside within the PRC, and substantially all their assets are located within the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside the PRC upon BC or most of BC’s directors, supervisors and senior management personnel.
When it comes to trans-jurisdictional recognition and enforcement of judgments, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States or many other countries. In addition, Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, recognition and enforcement in the PRC or Hong Kong of judgments of a court obtained in the United States and any of the other jurisdictions mentioned above may be difficult or impossible.
On July 14, 2006, Hong Kong and the PRC entered into the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region Pursuant to Choice of Court Agreements Between Parties Concerned (the “Arrangement”), pursuant to which a party with an enforceable final court judgment rendered by a Hong Kong court requiring payment of money in a civil and commercial case according to a choice of court agreement in writing may apply for recognition and enforcement of the judgment in the PRC. Similarly, a party with an enforceable final judgment rendered by a PRC court requiring payment of money in a civil and commercial case pursuant to a choice of court agreement in writing may apply for recognition and enforcement of such judgment in Hong Kong. A choice of court agreement in writing is defined as any agreement in writing entered into between parties after the effective date of the Arrangement in which a Hong Kong court or a PRC court is expressly designated as the court having sole jurisdiction for the dispute.
On January 18, 2019, the Supreme People’s Court and the government of the Hong Kong Special Administrative Region entered into the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region (the “New Arrangement”), which seeks to establish a mechanism with further clarification on and certainty for recognition and enforcement of judgments in a wider range of civil and commercial matters between Hong Kong Special Administrative Region and the PRC. The New Arrangement discontinued the requirements for a choice of court agreement for bilateral recognition and enforcement. The New Arrangement will only take effect after the promulgation of a judicial interpretation by the Supreme People’s Court and the completion of the relevant legislative procedures in the Hong Kong Special Administrative Region. The New Arrangement will, upon its effectiveness, supersede the Arrangement. Therefore, before the New Arrangement becomes effective it may be difficult or impossible to enforce a judgment rendered by a Hong Kong court in the PRC if the parties in the dispute do not agree to enter into a choice of court agreement in writing. As a result, it may be difficult or impossible for investors to effect service of process against BC’s assets or management in the PRC in order to seek recognition and enforcement of foreign judgments in the PRC.
Implementation of the labor laws and regulations in the PRC may adversely affect BC’s business and results of operations, and failure to fully comply with PRC labor-related laws may expose BC to potential liabilities and penalties.
Pursuant to the PRC Labor Contract Law, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. Due to lack of detailed interpretative rules and broad discretion of the local competent authorities, it is uncertain as to how the labor contract law and its implementation rules will affect BC’s current employment policies and practices. BC’s employment policies and practices may violate the labor contract law or its implementation rules, and BC may thus be subject to related penalties, fines or legal fees.
Compliance with the labor contract law and its implementation rules may increase BC’s operating expenses, in particular, BC’s personnel expenses. In the event that BC decides to terminate some of BC’s employees or otherwise change BC’s employment or labor practices, the labor contract law and its implementation rules may also limit BC’s ability to effect those changes in a desirable or cost-effective manner, which could adversely affect BC’s business and results of operations. According to the PRC Social Insurance Law (the “Social Insurance Law”), employees must participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance and maternity insurance, and the employers must, together with their employees or separately, pay the social insurance premiums for such employees. Recently, the PRC government enhanced its measures relating to social insurance collection, which may lead to stricter enforcement.
BC expects its labor costs to increase due to the implementation of these laws and regulations. Compliance with the Social Insurance Law and its implementation rules may increase BC’s operating expenses, in particular, BC’s personnel expenses. As the interpretation and implementation of these laws and regulations are still evolving, there can be no assurance that BC’s employment practice policy will at all times be deemed to be in full compliance with labor-related laws and regulations in the PRC, which may subject BC to labor disputes or government investigations. If BC is deemed to have violated relevant labor laws and regulations, BC could be required to provide additional compensation to BC’s employees and BC’s business, financial condition and results of operations could be materially and adversely affected.
Fluctuations in exchange rates may result in foreign currency exchange losses.
The change in the value of the Renminbi against other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and the PRC’s foreign exchange policies, as well as supply and demand in the local market. BC is exposed to the risks of market forces or government policies and their impact on the exchange rate between Renminbi or other currencies in the future. Substantially all of BC’s costs are denominated in Renminbi and most of BC’s financial assets are also denominated in Renminbi.
BC’s operations are subject to and may be affected by changes in PRC tax laws and regulations.
The PRC government from time to time adjusts or changes its tax laws and regulations, and future adjustments or changes to PRC tax laws and regulations, together with any uncertainty resulting therefrom, could have an adverse effect on BC’s results of operations. BC’s ETUARY has been subject to a preferential VAT treatment at the tax rate of 3%, applicable to a number of drugs for rare diseases, since March 2019. However, there can be no assurance that BC’s applicable VAT rate will stay the same or decrease, and any future changes to the VAT policies may negatively impact the selling price of BC’s products and future approved drug candidates.
Furthermore, under the amended Individual Income Tax Law, foreign nationals who have no domicile in the PRC, but have resided in the PRC for a total of 183 days or more in a tax year, are subject to PRC individual income tax on their income gained within or outside the PRC. The amended Individual Income Tax Law may materially affect BC’s ability to attract and retain highly skilled foreign scientists and research technicians to work in the PRC. BC is also subject to periodic examinations on fulfillment of BC’s tax obligation under the PRC tax laws and regulations by PRC tax authorities, and there can be no assurance that any such examinations by PRC tax authorities would not result in fines, other penalties or actions that could adversely affect BC’s business, financial condition and results of operations, as well as BC’s reputation.
BC may be restricted from transferring BC’s scientific data abroad or using human genetic resources collected in the PRC.
On March 17, 2018, the General Office of the State Council promulgated the Measures for the Management of Scientific Data (the “Scientific Data Measures”), which provides a broad definition of scientific data and relevant rules for the management of scientific data. According to the Scientific Data Measures, enterprises in the PRC must seek governmental approval before any scientific data involving a state secret may be transferred abroad or to foreign parties. Upon approval by the competent authorities, the enterprise shall undergo the required procedures, and enter into the confidentiality agreements with the users of the scientific data. Further, any researcher conducting research funded at least in part by the PRC government is required to submit relevant scientific data for management by the entity to which such researcher is affiliated before such data may be published in any foreign academic journal. Given that the term “state secret” is not clearly defined, if and to the extent any data collected or generated in connection with BC’s R&D of medical drug candidates are subject to the Scientific Data Measures and any subsequent laws as required by the relevant government authorities, there can be no assurance that BC can always obtain relevant approvals for sending scientific data (such as the results of BC’s pre-clinical studies or clinical trials conducted within the PRC) abroad or to BC’s foreign partners in the PRC. As a result, BC may be subject to fines and other administrative penalties imposed by those government authorities.

In addition, pursuant to the Service Guide for Administrative Licensing Items Concerning Examination and Approval of Sampling, Collecting, Trading or Exporting Human Genetic Resources, or Taking Such Resources out of the PRC (the “Service Guide”), the sampling, collection or research activities of human genetic resources through clinical trials is required to be filed online with the China Human Genetic Resources Management Office. Furthermore, the Administrative Regulations on Human Genetic Resources of the PRC (the “Human Genetic Resources Regulation”) stipulates that collecting human genetic resources of the PRC’s important genetic families and specific regions, or collecting those human genetic resources in such categories and quantities as prescribed by the administrative department for science and technology under the State Council, preserving the PRC’s human genetic resources and providing the basic platform for scientific research, utilization of the PRC’s human genetic resources for international cooperation in scientific research, as well as transporting the PRC’s materials of human genetic resources abroad shall be subject to the approval of the administrative department for science and technology under the State Council.
If BC is unable to obtain necessary approvals or comply with the regulatory requirements in a timely manner, or at all, BC’s R&D of drug candidates may be hindered. If the relevant government authorities consider the transmission of BC’s scientific data or collection and usage of human genetic resources to be in violation of the requirements under applicable PRC laws and regulations, BC may be subject to fines and other administrative penalties imposed by those government authorities. Furthermore, it is possible that the regulation may be interpreted and applied in a manner that is inconsistent with BC’s clinical trial practices, potentially resulting in the confiscation of human genetic resources samples and associated data and administrative fines.
Changes in the political and economic policies of the PRC government or relations between the PRC and the United States may affect BC’s business, financial condition and results of operations.
Due to BCs operations in the PRC, BC’s business, results of operations and financial condition may be influenced to a certain degree by economic, political, legal and social conditions in the PRC or changes in government relations between the PRC and the United States or other governments. There is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs. the PRC’s economy differs from the economies of developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC’s economy has experienced significant growth over the past four decades, growth has been uneven across different regions and among various economic sectors. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may have a negative effect on BC. In addition, in the past, the PRC government implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause a decrease in economic activity in the PRC, which may affect BC’s business and results of operations.
During the years ended December 31, 2021 and 2022, BC relied on certain overseas suppliers to obtain raw materials, and BC has relied on collaboration with entities in foreign countries and regions in connection with its business operations. BC may also pursue partnerships with entities in foreign countries and regions in the future. BC’s business is therefore subject to changing international economic, regulatory, social and political conditions, and local conditions in foreign countries and regions. As a result, the PRC’s political relationships with those foreign countries and regions may affect development and commercialization of BC’s drugs and drug candidates.
Additionally, the PRC’s political relationships with those foreign countries and regions may also affect BC’s current and future relationships with third parties. There can be no assurance that BC’s existing or potential collaborators will not alter their perception of BC or their preferences as a result of adverse changes to the state of political relationships between the PRC and the relevant foreign countries or regions, and such alteration may cause a decline in the demand for BC’s products and adversely affect BC’s business, financial condition, results of operations, cash flows and prospects.
In July 2021, the PRC government provided new guidance on the PRC-based companies raising capital outside of the PRC, including through arrangements called variable interest entities (“VIEs”). In light of such developments, the SEC has imposed enhanced disclosure requirements on the PRC-based companies seeking to register securities with the SEC. Although BC does not have a VIE structure, due to BC’s operations in the PRC, any future PRC, U.S. or other rules and regulations that place restrictions on capital raising or other activities by companies with operations in the PRC could affect BC’s business and results of operations. If the business environment in the PRC deteriorates from the perspective of domestic or international investment, or if relations between the PRC and the United States or other governments deteriorate, the PRC government may intervene with BC’s operations and BC’s business in the PRC and United States.
Changes in U.S. and PRC regulations may impact BC’s business, its operating results and its ability to raise capital.
The U.S. government, including the SEC, has made statements and taken certain actions that led to changes to United States and international relations, and will impact companies with connections to the United States or the PRC, including imposing several rounds of tariffs affecting certain products manufactured in the PRC, imposing certain sanctions and restrictions in relation to the PRC and issuing statements indicating enhanced review of companies with certain operations based in the PRC. It is unknown whether and to what extent new legislation, executive orders, tariffs, laws or regulations will be adopted, or the effect that any such actions would have on companies with significant connections to the United States or to the PRC, BC’s industry or on BC. BC conducts research activities and has business operations both in the United States and the PRC. Any unfavorable government policies on cross-border relations and/or international trade, including increased scrutiny on companies with certain operations based in the PRC, capital controls or tariffs, may affect the competitive position of BC’s drug products, the hiring of scientists and other research and development personnel, the demand for BC’s drug products, the import or export of raw materials in relation to drug development or BC’s ability to raise capital, or prevent BC from selling its drug products in certain countries. Furthermore, the SEC has issued statements primarily focused on companies with certain operations based in the PRC, such as BC. For example, on July 30, 2021, Gary Gensler, Chairman of the SEC, issued a Statement on Investor Protection Related to Recent Developments in the PRC, pursuant to which Chairman Gensler stated that he has asked the SEC staff to engage in targeted additional reviews of filings for companies with certain operations based in the PRC. The statement also addressed risks inherent in companies with VIE structures. BC does not have a VIE structure and is not in an industry that is subject to foreign ownership limitations by the PRC. However, it is possible that the combined company’s periodic reports and other filings with the SEC may be subject to enhanced review by the SEC and this additional scrutiny could affect BC’s ability to effectively raise capital in the United States.
In response to the SEC’s July 30, 2021 statement, the China Securities Regulatory Commission (“CSRC”) announced on August 1, 2021 that “[i]t is our belief that Chinese and U.S. regulators shall continue to enhance communication with the principle of mutual respect and cooperation, and properly address the issues related to the supervision of the PRC-based companies listed in the U.S. so as to form stable policy expectations and create benign rules framework for the market.” While the CSRC will continue to collaborate “closely with different stakeholders including investors, companies, and relevant authorities to further promote transparency and certainty of policies and implementing measures,” it emphasized that it “has always been open to companies’ choices to list their securities on international or domestic markets in compliance with relevant laws and regulations.”
On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which became effective on March 31, 2023. On the same date, CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC. These new regulations propose to establish a new filing-based regime to regulate overseas offerings and listings by PRC domestic companies. Accordingly, on May 22, 2023, BC submitted the filing documents pursuant to the Trial Measures to the CSRC that must be accepted prior to the anticipated closing of the Contributions. In June 2023, BC received comments from the CSRC on its filing materials, and BC filed its responses and supplemental materials to the CSRC. As of the date of this filing, BC has not received final confirmation from the CSRC regarding the completion of the Trial Measures filing process.
There is still uncertainty as to whether BC will be able to complete the filing, and if it is unable to complete the filing process, BC will have to suspend or terminate the Contributions. Furthermore, pursuant to the Trial Measures, if domestic enterprises fail to fulfill the filing procedures or offer and list in an overseas market against the prohibited circumstances, they would be warned and fined not less than approximately $144,092 but not more than approximately $1.4 million. The controlling shareholder or the actual controller of a domestic enterprise who organizes or instructs to engage in such illegal acts will be fined not less than approximately $144,092 but not more than approximately $1.4 million. If the filing materials of a domestic enterprise contain false records, misleading statements or material omissions, the CSRC will order correction, issue a warning, and impose a fine of not less than approximately $144,092 and not more than approximately $1.4 million. The controlling shareholder or actual controller of a domestic enterprise who organizes or directs to engage in the illegal acts in the preceding paragraph, or conceals the relevant matters leading to the occurrence of the foregoing, shall be subject to a fine of not less than approximately $144,092 and not more than approximately $1.4 million.
If any new legislation, executive orders, tariffs, laws and/or regulations are implemented, if existing trade agreements are renegotiated, if the U.S. or the PRC governments take retaliatory actions due to the recent U.S.-PRC tension or if the PRC government exerts more oversight and control over securities offerings that are conducted in the United States, such changes could have an adverse effect on BC’s business, financial condition and results of operations, and BC’s ability to raise capital.
Compliance with the PRC’s new Data Security Law, Cyber Security Law, Cybersecurity Review Measures, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme on cyber security and any other future laws and regulations may entail significant expenses and could affect BC’s business.
The PRC has implemented or will implement rules and is considering a number of additional proposals relating to data protection. The Data Security Law provides that the data processing activities must be conducted based on “data classification and hierarchical protection system” for the purpose of data protection and prohibits entities in the PRC from transferring data stored in the PRC to foreign law enforcement agencies or judicial authorities without prior approval by the PRC government.
Additionally, the PRC’s Cyber Security Law and the Administrative Measures for the Hierarchical Protection of Information Security requires companies to take certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Under the multi-level protection scheme (“MLPS”), entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level of the entity’s information and network systems. These levels range from the lowest Level 1 to the highest Level 5 pursuant to a series of national standards on the grading and implementation of the classified protection of cyber security. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.
Recently, the Cybersecurity Administration of China (“CAC”) has taken action against several PRC internet companies in connection with their initial public offerings on U.S. securities exchanges for alleged national security risks and improper collection and use of the personal information of PRC data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Cybersecurity Review Measures, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.”
Pursuant to the Revised CAC Measures, critical information infrastructure operators procuring network products and services, and online platform operators (as opposed to “data processors” in the Revised Draft CAC Measures) carrying out data processing activities which affect or may affect national security, shall conduct a cybersecurity review pursuant to the provisions therein. In addition, online platform operators possessing personal information of more than one million users seeking to be listed on foreign stock markets must apply for a cybersecurity review. On November 14, 2021, the CAC further published the Regulations on Network Data Security Management (Draft for Comment), or the Draft Management Regulations, under which data processors refer to individuals and organizations who determine the data processing activities in terms of the purpose and methods at their discretion. The Draft Management Regulations reiterate that data processors shall be subject to cybersecurity review if  (i) they process personal information of more than one million persons and they are aiming to list on foreign stock markets or (ii) their data processing activities affect or may affect PRC national security. The Draft Management Regulations also request data processors seeking to list on foreign stock markets to annually assess their data security by themselves or through data security service organizations, and submit the assessment reports to relevant competent authorities. As the Draft Management Regulations are released only for public comment, the final version and the effective date thereof is subject to change.
As of the date of this proxy statement, BC has not received any notice from any PRC regulatory authority identifying BC as a “critical information infrastructure operator,” “online platform operator” or “data processor,” or requiring BC to go through the cybersecurity review procedures pursuant to the Revised CAC Measures and the Draft

Management Regulations. Based on BC’s understanding of the Revised CAC Measures, and the Draft Management Regulations if enacted as currently proposed, BC does not expect to become subject to cybersecurity review by the CAC for issuing securities to foreign investors because: (i) the clinical and preclinical data BC handles in its business operations, either by its nature or in scale, do not normally trigger significant concerns over PRC national security and (ii) BC has not processed, and does not anticipate to process in the foreseeable future, personal information for more than one million users or persons. However, there remains uncertainty as to how the Revised CAC Measures, and the Draft Management Regulations, if enacted as currently proposed, will be interpreted or implemented. Furthermore, there remains uncertainty as to whether the PRC regulatory authorities may adopt new laws, regulations, rules, or detailed implementation and interpretation in relation, or in addition, to the Revised CAC Measures and the Draft Management Regulations. While BC intends to closely monitor the evolving laws and regulations in this area and take all reasonable measures to mitigate compliance risks, BC cannot guarantee that its business and operations will not be adversely affected by the potential impact of the Revised CAC Measures, the Draft Management Regulations or other laws and regulations related to privacy, data protection and information security.
Furthermore, the Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in the PRC, and the processing of personal information of persons in the PRC outside of the PRC if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in the PRC. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by PRC cyberspace regulators are also required to store in the PRC personal information generated or collected in the PRC, and to pass a security assessment administered by PRC cyberspace regulators for any export of such personal information. Lastly, the Personal Information Protection Law contains proposals for significant fines for serious violations of up to approximately $7.2 million or 5% of annual revenues from the prior year and may also be ordered to suspend any related activity by competent authorities. BC does not maintain, nor does BC intend to maintain in the future, personally identifiable health information of patients in the PRC.
Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation or changes in enforcement. Compliance with the PRC’s new Cyber Security Law and Data Security Law could significantly increase the cost to BC of providing BC’s service offerings, require significant changes to BC’s operations or even prevent BC from providing certain service offerings in jurisdictions in which BC currently operates or in which BC may operate in the future. Despite BC’s efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that BC’s practices, offerings or platform could fail to meet all of the requirements imposed on BC by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on BC’s part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage BC’s reputation, discourage new and existing counterparties from contracting with BC or result in investigations, fines, suspension or other penalties by PRC government authorities and private claims or litigation, any of which could adversely affect BC’s business, financial condition and results of operations. Even if BC’s practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm BC’s reputation and brand and adversely affect BC’s business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law, the Revised CAC Measures and the recent PRC government actions could adversely affect BC’s ability, on favorable terms, to raise capital.
BC may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act, or the FCPA, and similar anti-corruption and anti-bribery laws of the PRC and other countries in which BC operates, as well as U.S. and certain foreign export controls, trade sanctions and import laws and regulations. Compliance with these legal requirements could limit BC’s ability to compete in foreign markets, and any determination that BC has violated these laws could have a material adverse effect on BC’s business or BC’s reputation.
BC’s operations are subject to the FCPA and similar anti-bribery or anti-corruption laws, regulations or rules of the PRC and other countries in which BC operates. The FCPA and these other laws generally prohibit BC, BC’s officers and BC’s employees and intermediaries from, directly or indirectly, offering, authorizing or making improper payments to non-U.S. government officials for the purpose of obtaining or retaining business or other advantage. BC may engage third parties for clinical trials outside of the United States, to sell BC’s products abroad and/or to obtain necessary permits, licenses, patent registrations and other regulatory approvals. BC has direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities and other organizations. As BC’s business expands, the applicability of the FCPA and other anti-bribery laws to BC’s operations will increase. If BC’s procedures and controls to monitor anti-bribery compliance fail to protect BC from reckless or criminal acts committed by BC’s employees or agents or if BC, or BC’s employees, agents, contractors or other collaborators, fail to comply with applicable anti-bribery laws, BC’s reputation could be harmed and BC could incur criminal or civil penalties, other sanctions and/or significant expenses, which could have a material adverse effect on BC’s business, including BC’s financial condition, results of operations, cash flows and prospects.
In addition, BC’s products may be subject to U.S. and foreign export controls, trade sanctions and import laws and regulations. Governmental regulation of the import or export of BC’s products, or BC’s failure to obtain any required import or export authorization for BC’s products, when applicable, could harm BC’s international or domestic sales and adversely affect BC’s revenue. Compliance with applicable regulatory requirements regarding the export of BC’s products may create delays in the introduction of BC’s products in international markets or, in some cases, prevent the export of BC’s products to some countries altogether. Furthermore, U.S. export control laws and economic sanctions prohibit the shipment of certain products and services to countries, governments and persons targeted by U.S. sanctions. If BC fails to comply with export and import regulations and such economic sanctions, penalties could be imposed, including fines and/or denial of certain export privileges. Moreover, any new export or import restrictions, new legislation or shifting approaches in the enforcement or scope of existing regulations, or in the countries, persons or products targeted by such regulations, could result in decreased use of BC’s products by, or in BC’s decreased ability to export BC’s products to, existing or potential customers with international operations. Any decreased use of BC’s products or limitation on BC’s ability to export or sell BC’s products would likely adversely affect BC’s business.
Restrictions on currency exchange, including the risks of transferring cash outside of the PRC, may limit BC’s ability to receive and use effectively financing in foreign currencies.
BC’s ability to obtain currency exchange is subject to significant foreign exchange controls and, in the case of transactions under the capital account, requires the approval of and/or registration with PRC government authorities, including the State Administration of Foreign Exchange, or SAFE. In particular, if BC finances by means of foreign debt from BJC Limited or other foreign lenders, the amount is not allowed to, among other things, exceed the statutory limits and such loans must be registered with the local branch of SAFE. If BC finances by means of additional capital contributions, these capital contributions are subject to registration with the State Administration for Market Regulation or its local branch, reporting of foreign investment information with the Ministry of Commerce of the PRC (“MOFCOM”), or its local branch or registration with other governmental authorities in the PRC.
In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC-based entities by offshore holding companies, there can be no assurance that BC will be able to complete the necessary government requirements or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or capital contributions by BC. If BC fails to adhere to such requirements or obtain such approval, BC’s ability to capitalize or otherwise fund BC’s PRC operations, including BC’s technology development may be negatively affected, which could materially and adversely affect BC’s ability to fund and expand BC’s business.
PRC regulations relating to the establishment of offshore special purpose companies by residents in the PRC may subject BC’s PRC resident beneficial owners in the PRC to liability or penalties, or may otherwise adversely affect BC.
The Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37 requires residents of the PRC to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” The term “control” under SAFE Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by residents of the PRC in the offshore special purpose vehicles or PRC companies by such means as acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. SAFE Circular 37 further requires amendment to the registration in the event of any changes with respect to the basic information of or any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. If the shareholders of the offshore holding company who are residents of the PRC do not complete their registration with the local SAFE branches, the PRC subsidiaries may be prohibited from making distributions of profits and proceeds from any reduction in capital, share transfer or liquidation to the offshore parent company and from carrying out subsequent cross-border foreign exchange activities, and the offshore parent company may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC law for evasion of applicable foreign exchange restrictions.
Certain residents of the PRC may hold direct or indirect interests in BC’s company, and BC will request residents of the PRC who BC knows hold direct or indirect interests in BC’s company, if any, to make the necessary applications, filings and amendments as required under SAFE Circular 37 and other related rules. However, BC may not at all times be fully aware or informed of the identities of BC’s shareholders or beneficial owners that are required to make such registrations, and BC cannot provide any assurance that these residents will comply with BC’s requests to make or obtain any applicable registrations or comply with other requirements under SAFE Circular 37 or other related rules. The failure or inability of BC’s PRC resident shareholders to comply with the registration procedures set forth in these regulations may subject BC to fines or legal sanctions, restrictions on BC’s cross-border investment activities. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. As a result, BC’s business operations and BC’s ability to make distributions to you could be materially and adversely affected.
Any failure to comply with PRC regulations regarding the registration requirements for BC’s employee equity incentive plans may subject BC to fines and other legal or administrative sanctions, which could adversely affect BC’s business, financial condition and results of operations.
Pursuant to the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly Listed Companies, or the Stock Option Rules and other relevant rules and regulations, PRC citizens or non-PRC citizens residing in the PRC for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain procedures. BC’s employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who participate in Catalyst’s stock incentive plans will be subject to such regulation. BC plans to assist BC’s employees to register their equity awards. However, any failure of PRC individual beneficial owners and holders of equity awards under Catalyst’s stock incentive plans to comply with the SAFE registration requirements may subject them to fines and legal sanctions.
Since BC is a legal entity registered in Beijing, PRC, it is classified as a PRC tax resident for PRC income tax purposes by default, and such classification results in unfavorable tax consequences to BC and its non-PRC shareholders.
Under Article 2 of the PRC Enterprise Income Tax Law, a resident enterprise is an enterprise that is established within the territory of the PRC or an enterprise established with a “de facto management body” within the PRC.
BC is a PRC tax resident for PRC tax purposes by default because it is a legal entity registered in Beijing, PRC. Because BC is a PRC tax resident for PRC enterprise income tax purposes, BC is subject to PRC tax at a rate of 25% on its world-wide income, which materially reduces BC’s net income. In addition, BC is also subject to PRC tax resident income tax reporting obligations.
Furthermore, because BC is a PRC tax resident for enterprise income tax purposes, gains realized on the Contributions may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources.

BC and its shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a PRC establishment of a non-PRC company, or other assets attributable to a PRC establishment of a non-PRC company. Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential offshore restructuring transactions or sales of the shares of BC’s offshore holding companies or investments where PRC taxable assets are involved.
The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing Notice of Ministry of Finance and State Administration of Taxation (“SAT”) on Several Issues relating to Treatment of Corporate Income Tax Pertaining to Restructured Business Operations of Enterprises (“Circular 59”) and the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises (“Circular 698”). Pursuant to the Bulletin on Issues of Enterprise Income Tax and Indirect Transfers of Assets by Non-PRC Resident Enterprises (“Bulletin 7”) an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be recharacterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax.
According to Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in the PRC, immoveable properties located in the PRC, and equity investments in PRC resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, factors to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in the PRC or if its income mainly derives from the PRC; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In respect of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties located in the PRC or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Where the payor fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.
Bulletin 7 may be determined by the tax authorities to be applicable to some of BC’s offshore restructuring transactions or sales of the shares of BC’s offshore holding companies or investments where PRC taxable assets are involved. The transferors and the transferees may be subject to tax filing or withholding and tax payment obligations, while BC may be requested to assist in such filings. Furthermore, the transferors or the transferees (as withholding agent) may be required to spend valuable resources to comply with Bulletin 7 or to establish that the transferors should not be taxed under Bulletin 7, for BC’s previous and future restructuring or disposal of shares of BC’s offshore subsidiaries. The PRC tax authorities have the discretion under Bulletin 7 to adjust the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. If the PRC tax authorities adjust the taxable income of the transactions under Bulletin 7, income tax costs on the transferor side associated with such potential acquisitions or disposals will increase.
BC faces uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in BC by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request BC to assist in the filing. As a result, non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Bulletin 7 and Bulletin 37, and may be required to expend valuable resources to comply with Circular 59, Bulletin 7 and Bulletin 37 or to establish that its non-resident enterprises should not be taxed under these circulars.
The PRC tax authorities have the discretion under SAT Circular 59, Bulletin 7 and Bulletin 37 to adjust the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although BC currently has no plans to pursue any acquisitions in the PRC or elsewhere in the world, BC may pursue acquisitions in the future that may involve complex corporate structures. Because BC is a PRC tax resident by default, and if the PRC tax authorities adjust the taxable income of the transactions under SAT Circular 59 or Bulletin 7 and Bulletin 37, BC’s income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on BC’s financial condition and results of operations.
Risks Related to the Combined Company
In determining whether you should approve the issuance of shares of Catalyst Common Stock, the change of control resulting from the Contributions and other matters related to the Contributions, as applicable, you should carefully read the following risk factors in addition to the risks described above.
The market price of the combined company’s common stock is expected to be volatile, and the market price of the common stock may drop following the Contributions.
The market price of the combined company’s common stock following the Contributions could be subject to significant fluctuations. Some of the factors that may cause the market price of the combined company’s common stock to fluctuate include:
•
timing and results of INDs, preclinical studies and clinical trials of the combined company’s product candidates, or those of the combined company’s competitors or the combined company’s existing or future collaborators;

•	the success of competitive products or announcements by potential competitors of their product development efforts;
•	failure to meet or exceed financial and development projections the combined company may provide to the public;
•	failure to meet or exceed the financial and development projections of the investment community;
•	if the combined company does not achieve the perceived benefits of the Contributions as rapidly or to the extent anticipated by financial or industry analysts;
•	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by the combined company or its competitors;
•	actions taken by regulatory agencies with respect to the combined company’s product candidates, clinical studies, manufacturing process or sales and marketing terms;
•	disputes or other developments relating to proprietary rights, including patents, litigation matters and the combined company’s ability to obtain patent protection for its technologies;
•	additions or departures of key personnel;
•	lawsuits, including patent or stockholder litigation;
•	if securities or industry analysts do not publish research or reports about the combined company’s business, or if they issue adverse or misleading opinions regarding its business and stock;
•	changes in the market valuations of similar companies;
•	geo-political developments, general market or macroeconomic conditions including inflation and interest rates;
•	market conditions in the pharmaceutical and biotechnology sectors;
•	changes in the structure of healthcare payment systems;

•	announcement of expectation of additional financing efforts;
•	sales of securities by the combined company or its securityholders in the future;
•	if the combined company fails to raise an adequate amount of capital to fund its operations and continued development of its product candidates;
•	trading volume of the combined company’s common stock;
•	publicity or announcements by competitors of new commercial products, clinical progress or lack thereof, significant contracts, commercial relationships or capital commitments;
•	the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic;
•	the introduction of technological innovations or new product candidates that compete with the products and services of the combined company; and
•	period-to-period fluctuations in the combined company’s financial results.
Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of the combined company’s common stock. In addition, macroeconomic conditions, a recession, depression or other sustained adverse market event resulting from the spread of COVID-19 or otherwise could materially and adversely affect the combined company’s business and the value of its common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if the combined company experiences a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with the combined company’s strategic direction or seek changes in the composition of its board of directors could have an adverse effect on its operating results and financial condition.
Following the Contributions, the combined company may be unable to integrate successfully and realize the anticipated benefits of the Contributions.
The Contributions involves the combination of two companies which currently operate as independent companies. The combined company may fail to realize some or all of the anticipated benefits of the Contributions if the integration process takes longer than expected or is more costly than expected.
Potential difficulties the combined company may encounter in the integration process include the following:
•
the inability to successfully combine the businesses of Catalyst and BC in a manner that permits the combined company to achieve the anticipated benefits from the Contributions, which would result in the anticipated benefits of the Contributions not being realized partly or wholly in the time frame currently anticipated or at all;

•	creation of uniform standards, controls, procedures, policies and information systems; and
•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Contributions.
In addition, Catalyst and BC have operated and, until the completion of the Contributions, will continue to operate, independently. It is possible that the integration process also could result in the diversion of each company’s management’s attention, the disruption or interruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect the combined company’s ability to maintain its business relationships or the ability to achieve the anticipated benefits of the Contributions, or could otherwise adversely affect the business and financial results of the combined company.

The combined company could potentially need additional funding before it can complete the development of its product candidates. If the combined company is unable to obtain such additional capital on favorable terms, on a timely basis or at all, it would be forced to delay, reduce or eliminate its product development, clinical programs and ability to partner with third parties or enter into strategic collaborations, and may not have the capital required to otherwise operate its business.
Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is expensive. The combined company has only generated revenues from the commercial sale of ETUARY and will not be able to generate any additional product revenues until the combined company receives approval to sell its other product candidates from the FDA, NMPA or other regulatory authorities. The cash expected from both Catalyst and BC at closing, in addition to the funds generated by the combined company’s revenue, is expected to fund operations for at least the next twelve months. As the combined company has only generated revenue from commercial sales of ETUARY to date and does not expect to generate any additional revenue from its other drug candidates for at least twelve months through the combined company’s Phase 2a trial, if ever, the combined company will need to raise substantial additional capital in order to fund its future research and development, including its plans for new clinical trials, product development, partnerships with third parties and strategic collaborations.
The combined company may seek to raise additional funds through various potential sources, such as equity and debt financings, or through strategic collaborations and license agreements. There can be no assurance that the combined company will be able to secure such additional sources of funds to support its operations or, if such funds are available, that such additional financing will be sufficient to meet its needs. Moreover, to the extent that the combined company raises additional funds by issuing equity securities, its stockholders may experience additional significant dilution and new investors could gain rights, preferences and privileges senior to the holders of common stock. Debt financing, if available, may involve restrictive covenants. To the extent that the combined company raises additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to its technologies or product candidates, or grant licenses on terms that may not be favorable.
Given the combined company’s capital constraints, it will need to prioritize spending on its clinical and preclinical programs. If the combined company is unable to raise sufficient funds to support its planned operations, it may elect to discontinue certain of its ongoing activities or programs. The combined company’s inability to raise additional funds could also prevent it from taking advantage of opportunities to pursue promising new or existing programs in the future.
The combined company’s forecasts regarding its beliefs in the sufficiency of its financial resources to support its planned operations are forward-looking statements and involve significant risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section. These estimates are based on assumptions that may prove to be wrong, and the combined company could utilize its available capital resources sooner than currently expected.
The combined company will incur additional costs and increased demands upon management as a result of complying with the laws and regulations affecting public companies.
The combined company will incur significant legal, accounting and other expenses as a public company that BC did not incur as a private company, including costs associated with public company reporting obligations under the Exchange Act. Several members of the combined company’s management team will be executive officers of BC prior to the Contributions, some of whom have not previously managed and operated a public company. These executive officers and other personnel will need to devote substantial time to gaining expertise related to public company reporting requirements and compliance with applicable laws and regulations to ensure that the combined company complies with all of these requirements. Any changes the combined company makes to comply with these obligations may not be sufficient to allow it to satisfy its obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for the combined company to attract and retain qualified persons to serve on the board of directors or on board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

The unaudited pro forma condensed combined financial data for Catalyst and BC included in this proxy statement is preliminary, and the combined company’s actual financial position and operations after the Contributions may differ materially from the unaudited pro forma financial data included in this proxy statement.
The unaudited pro forma financial data for Catalyst and BC included in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of the combined company’s actual financial condition or results of operations of future periods, or the financial condition or results of operations that would have been realized had the entities been combined during the periods presented. The unaudited pro forma financial statements have been derived from the historical financial statements of Catalyst and BC and adjustments and assumptions have been made regarding the combined company after giving effect to the Contributions. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the transactions or that have been incurred since the date of such unaudited pro forma financial statements. The assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition following the transaction. The combined company’s actual results and financial position after the Contributions may differ materially and adversely from the unaudited pro forma financial data included in this proxy statement. For more information see the section entitled “Selected Historical and Unaudited Pro Forma Condensed Combined Financial Information—Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 319.
Provisions that will be in the combined company’s certificate of incorporation and bylaws and provisions under Delaware law could make an acquisition of the combined company, which may be beneficial to its stockholders, more difficult and may prevent attempts by its stockholders to replace or remove its management.
Provisions that will be included in the combined company’s certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control of the combined company that stockholders may consider favorable, including transactions in which its common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of the combined company’s common stock, thereby depressing the market price of its common stock. In addition, because the combined company’s board of directors will be responsible for appointing the members of the combined company’s management team, these provisions may frustrate or prevent any attempts by the combined company’s stockholders to replace or remove its current management by making it more difficult for stockholders to replace members of the combined company’s board of directors. Among other things, these provisions will:
•	continue the use of a classified board of directors such that not all members of the combined company board of directors are elected at one time;
•	allow the authorized number of the combined company’s directors to be changed only by resolution of its board of directors;
•	limit the manner in which stockholders can remove directors from the combined company’s board of directors;
•	provide for advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and for nominations to the combined company’s board of directors;
•	limit who may call stockholder meetings;
•	limit actions by the combined company’s stockholders by written consent;
•
authorize the combined company’s board of directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by the combined company’s board of directors; and

•
require the approval of the holders of at least two-thirds of the votes that all combined company stockholders would be entitled to cast to amend or repeal certain provisions of the combined company’s certificate of incorporation or bylaws.

Moreover, because the combined company is incorporated in Delaware, it is governed by the provisions of Section 203 of the DGCL, which generally prohibits a person who, together with their affiliates and associates, owns

15% or more of the company’s outstanding voting stock from, among other things, merging or combining with the company for a period of three years after the date of the transaction in which the person acquired ownership of 15% or more of the company’s outstanding voting stock, unless the merger or combination is approved in a prescribed manner.
The certificate of incorporation and bylaws of the combined company will generally provide that the Court of Chancery of the State of Delaware is the exclusive forum for substantially all disputes between the combined company and its stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with the combined company or its directors, officers or other employees.
The certificate of incorporation and bylaws of the combined company will provide that, unless the company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the sole and exclusive forum for the following types of proceedings: (1) any derivative action or proceeding brought on the combined company’s behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of the combined company’s directors, officers, employees or stockholders to the company or its stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (4) any action asserting a claim arising pursuant to any provision of the combined company’s restated certificate of incorporation or its bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. This choice of forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which federal courts have exclusive jurisdiction.
This exclusive forum provision may make it more expensive for stockholders to bring a claim than if the stockholders were permitted to select another jurisdiction and may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the combined company or its directors, officers or other employees or stockholders, which may discourage such lawsuits against the combined company and its directors, officers and other employees and stockholders. Alternatively, if a court were to find the choice of forum provision contained in the combined company’s certificate of incorporation and bylaws to be inapplicable or unenforceable in an action, the combined company may incur additional costs associated with resolving such action in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations.
The combined company’s ability to utilize its net operating loss carryforwards and tax credit carryforwards may be subject to limitations.
As of December 31, 2022, Catalyst had approximately $194.1 of federal and $3.6 of state net operating loss carryforwards (“NOLs”) available to reduce future taxable income. Under Section 382 and Section 383 of the Code and corresponding provisions of state law, if a corporation undergoes an “ownership change,” its ability to use its pre-change NOLs and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. A Section 382 “ownership change” is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period. Such limitations may result in expiration of a portion of the NOL carryforwards before utilization. The Company determined that ownership changes occurred December 31, 2007, August 20, 2015, April 13, 2017, February 15, 2018; February 18, 2020, and December 26, 2022. Approximately $156.5 million and $75.2 million of the NOLs will expire unutilized for federal and California purposes, respectively. The Contributions, if completed, may result in an additional ownership change and Catalyst may experience additional ownership changes in the future due to subsequent shifts in its stock ownership (some of which are outside of its control).
In addition, the combined company’s ability to use its NOLs to offset potential future taxable income and related income taxes that would otherwise be due is dependent upon the combined company’s generation of future taxable income, and Catalyst and BC cannot predict with certainty when, or whether, the combined company will generate sufficient taxable income to use all of its NOLs.
Even if the combined company achieves profitability, it may not be able to utilize a material portion of Catalyst’s or the combined company’s NOLs and other tax attributes, which could have a material adverse effect on cash flow and results of operations. Similar provisions of state tax law may also apply to limit the combined company’s use of accumulated state tax attributes. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs, or other unforeseen reasons, the combined company’s existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities.

Changes in tax laws or in their implementation may adversely affect the combined company’s business and financial condition.
The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes in tax law may adversely affect the combined company’s business or financial condition or holders of its common stock. In recent years, many such changes have been made and changes are likely to continue to occur in the future. It cannot be predicted whether, when, in what form or with what effective dates tax laws, regulations and rulings may be enacted, promulgated or issued, which could result in an increase in the combined company’s or its stockholders’ tax liability or require changes in the manner in which the combined company operates in order to minimize or mitigate any adverse effects of changes in tax law. Prospective investors should consult their tax advisors regarding the potential consequences of changes in tax law on combined company’s business and on the ownership and disposition of its common stock.
Catalyst and BC do not anticipate that the combined company will pay any cash dividends in the foreseeable future.
The current expectation is that the combined company will retain its future earnings, if any, to fund the growth of the combined company’s business as opposed to paying dividends. As a result, capital appreciation, if any, of the common stock of the combined company will be your sole source of gain, if any, for the foreseeable future.
An active trading market for the combined company’s common stock may not develop and its stockholders may not be able to resell their shares of common stock for a profit, if at all.
Prior to the Contributions, there had been no public market for shares of BC common shares. An active trading market for the combined company’s common stock may never develop or be sustained following the Effective Time. In the absence of an active trading market for the combined company’s common stock, investors may be unable to sell their shares. In addition, there can be no assurance that, at the time of the extraordinary general meeting, the combined company will have received confirmation from Nasdaq of the listing of the combined company’s common stock, or that approval will be obtained prior to the consummation of the Contributions, and it is possible that such condition to the consummation of the Contributions may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Contributions and the other proposals included in this proxy statement without such confirmation, and, further it is possible that such confirmation may never be received and the Contributions could still be consummated if such condition is waived in writing by the parties to the Business Combination Agreement and therefore the combined company’s common stock would not be listed on any nationally recognized securities exchange.
Future sales of shares by existing stockholders could cause the combined company’s stock price to decline.
If existing securityholders of Catalyst and BC sell, or indicate an intention to sell, substantial amounts of the combined company’s common stock in the public market after legal restrictions on resale discussed in this proxy statement lapse, the trading price of the common stock of the combined company could decline. Based on shares outstanding as of December 31, 2022, and shares expected to be issued upon completion of the Contributions, the combined company is expected to have outstanding a total of approximately 1,148,532,798 shares of common stock immediately following the completion of the Contributions (before adjustment for the reverse stock split). All outstanding shares of common stock, other than shares held by affiliates of the combined company, will be freely tradable, without restriction, in the public market. In addition, shares of common stock that are subject to outstanding options of BC will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements and Rules 144 and 701 under the Securities Act. If these shares are sold, the trading price of the combined company’s common stock could decline.
The combined company will be a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. The stockholders of the combined company will not have the same protections afforded to stockholders of companies that are subject to such requirements.
After the consummation of the Contributions, the GNI Parties will control a majority of the voting power of combined company outstanding common stock. As a result, the combined company will qualify as a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a listed company of which more than 50% of the voting power with respect to the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of the combined company board of directors consist of independent directors, (ii) director nominees be selected or recommended to the board entirely by independent directors and (iii) the compensation committee be composed entirely of independent directors.
Following the consummation of the Contributions, the combined company intends to rely on some or all of these exemptions. As a result, at least initially, the combined company will not have a majority of independent directors, and the combined company’s compensation committee and nominating committee will not consist entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.
After completion of the Contributions, the combined company’s executive officers, directors and principal stockholders will have the ability to control or significantly influence all matters submitted to the combined company’s stockholders for approval.
Upon the completion of the Contributions, it is anticipated that the combined company’s executive officers, directors and principal stockholders will, in the aggregate, beneficially own approximately 8.0% of the combined company’s outstanding shares of common stock. As a result, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to the combined company’s stockholders for approval, as well as the combined company’s management and affairs. For example, these persons, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of the combined company’s assets. This concentration of voting power could delay or prevent an acquisition of the combined company on terms that other stockholders may desire.
The combined company may be exposed to increased litigation, including stockholder litigation, which could have an adverse effect on the combined company’s business and operations.
The combined company may be exposed to increased litigation from stockholders, suppliers and other third parties due to the combination of Catalyst’s business and BC’s business following the Contributions. Such litigation may have an adverse impact on the combined company’s business and results of operations or may cause disruptions to the combined company’s operations. In addition, in the past, stockholders have initiated class action lawsuits against biotechnology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against the combined company, could cause the combined company to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on the combined company’s business, financial condition and results of operations.
If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about the combined company, its business or its market, its stock price and trading volume could decline.
The trading market for the combined company’s common stock will be influenced by the research and reports that equity research analysts publish about it and its business. Equity research analysts may elect not to provide research coverage of the combined company’s common stock after the completion of the Contributions, and such lack of research coverage may adversely affect the market price of its common stock. In the event it does have equity research analyst coverage, the combined company will not have any control over the analysts or the content and opinions included in their reports. The price of the combined company’s common stock could decline if one or more equity research analysts downgrade its stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of the combined company or fails to publish reports on it regularly, demand for its common stock could decrease, which in turn could cause its stock price or trading volume to decline.
The combined company’s internal control over financial reporting may not meet the standards required by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, could have a material adverse effect on the combined company’s business and share price.
As a privately held company, BC was not required to evaluate its internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404 of the Sarbanes-Oxley Act, or Section 404. Following the Contributions, the combined company’s management will be required to report on the effectiveness of the combined company’s internal control over financial reporting. The rules governing the standards that must be met for the combined company’s management to assess the combined company’s internal control over financial reporting are complex and require significant documentation, testing and possible remediation.

Any failure to maintain effective internal control over financial reporting could severely inhibit the combined company’s ability to accurately report its financial condition, results of operations or cash flows. If the combined company is unable to conclude that its internal control over financial reporting is effective, or if the combined company’s independent registered public accounting firm determines the combined company has a material weakness or significant deficiency in the combined company’s internal control over financial reporting once that firm begins its reporting on internal control over financial reporting, investors may lose confidence in the accuracy and completeness of the combined company’s financial reports, the market price of the combined company’s common stock could decline and the combined company could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Failure to remedy any material weakness in the combined company’s internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict the combined company’s future access to the capital markets.
The PRC-operations portion of the combined company’s audit may be conducted by an independent registered public accounting firm that is not subject to inspection by the Public Company Accounting Oversight Board (“PCAOB”), which may negatively impact investor sentiment towards the combined company or its PRC operations, which could adversely affect the market price of the combined company’s common stock.
On December 18, 2020, the Holding Foreign Companies Accountable Act (the “HFCAA”) was signed into law. The HFCAA requires that the SEC identify issuers that retain an auditor that has a branch or office that is located in a foreign jurisdiction and that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. As the combined company may have an auditor that is located in the PRC, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities, they would not be subject to inspection. Among other things, the HFCAA requires the SEC to prohibit the securities of any issuer from being traded on any of the U.S. national securities exchanges, such as The Nasdaq Capital Market, or on the U.S. “over-the-counter” markets, if the auditor of the issuer’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years after the law became effective.
On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was signed into law as part of a package of bills. The AHFCAA reduces the number of consecutive non-inspection years required for triggering the listing and trading prohibitions under the HFCAA from three years to two years, thus reducing the time period before the combined company’s securities may be prohibited from trading or delisted.
On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered accounting firms headquartered in the PRC and in Hong Kong.
On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA and established procedures to identify issuers and prohibit the trading of the securities of certain registrants as required by the HFCAA. This rule stated that only the principal accountant, as defined by Rule 2-05 of Regulation S-X and PCAOB AS 1205, is “deemed ‘retained’ for purposes of Section 104(i) of the Sarbanes-Oxley Act and the Commission’s determination of whether the registrant should be a Commission Identified Issuer.” The HFCAA does not apply to registrants that retain a principal accountant that is headquartered in the U.S. and subject to PCAOB inspection. Accordingly, if the combined company’s principal accountant is headquartered in the United States, then the HFCAA would not apply.
On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations of PCAOB-registered public accounting firms headquartered in mainland PRC and Hong Kong in 2022. The PCAOB vacated its previous 2021 determinations accordingly. While vacating those determinations, the PCAOB noted that, should it encounter any impediment to conducting an inspection or investigation of auditors in mainland PRC or Hong Kong as a result of a position taken by any authority there, the PCAOB would act to immediately reconsider the need to issue new determinations consistent with the HFCAA and PCAOB’s Rule 6100.
If the combined company’s operations require its independent registered public accounting firm be located in the PRC or Hong Kong in order to comply with the standards of the PCAOB regarding principal auditor then the HFCAA would apply to the combined company, including the potential delisting from The Nasdaq Capital Market and prohibition from trading in the over-the counter market in the United States. Such a restriction would negatively impact the combined company’s ability to raise capital. The combined company’s operations will likely require such an auditor to act as its principal auditor. Additionally, it is possible that in the future Congress could amend the

HFCAA or the SEC could modify its regulations to apply the restrictions, including trading prohibitions and delisting, under the HFCAA in situations in which an independent registered public accounting firm in the PRC or Hong Kong performs part of the audit such as in the combined company’s current situation. There are currently no such proposals.
Inspections of auditors conducted by the PCAOB in territories outside of the PRC have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in the PRC prevents the PCAOB from evaluating the effectiveness of such audits and such auditors’ quality control procedures. As a result, investors are deprived of the potential benefits of such PCAOB inspections, which could cause investors and potential investors in the combined company’s common stock to lose confidence in the audit procedures conducted, which may negatively impact investor sentiment towards the combined company or its PRC operations, which in turn could adversely affect the market price of its common stock.
You may have difficulty enforcing judgments obtained against the combined company.
Substantially all of the combined assets are located outside of the United States. Most of the combined company’s operations and administrative and corporate functions will be conducted in the PRC. In addition, several of the combined company’s directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, due to the lack of reciprocity and treaties between the United States and some of these foreign jurisdictions, together with cost and time constraints, it may be difficult for you to effect service of process within the United States upon these persons. In particular, several of the combined company’s officers and directors are generally located in the PRC, and it will be more difficult to enforce liabilities and enforce judgments on those individuals.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS AND MARKET AND INDUSTRY DATA
This proxy statement contains forward-looking statements relating to Catalyst, BC, the Business Combination and the other proposed transactions contemplated thereby that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement, including statements regarding Catalyst’s, BC’s or the combined company’s future results of operations and financial position, business strategy, development plans, planned clinical trials, future results of clinical trials, expected research and development costs, regulatory approvals, commercial strategy, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these terms or other similar expressions. Forward-looking statements contained in this proxy statement include, but are not limited to, statements about:
•	the ability of the combined company’s clinical trials to demonstrate safety and efficacy of the combined company’s product candidates and other positive results;
•	the combined company’s ability to develop a pipeline of product candidates to address unmet needs in the treatment of organ fibrosis and other inflammatory diseases;
•
the timing, progress and results of clinical trials for Hydronidone from Catalyst’s Phase 2a trial, F573 from BC’s Phase 2 clinical study, ETUARY from BC’s Phase 2/3 clinical study, and other product candidates the combined company may develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the studies or trials will become available and research and development programs;

•
the timing, scope and likelihood of regulatory filings and approvals, including timing of INDs and final FDA approval of Hydronidone for the treatment of NASH and liver fibrosis associated with CHB, ETUARY for the treatment of dermatomyositis-related interstitial lung disease (“DM-ILD”) and sclerosis-related interstitial lung disease (“SSc-ILD”), F528 for the treatment of chronic obstructive pulmonary disease (“COPD”), F230 for the treatment of pulmonary arterial hypertension (“PAH”), and any other future product candidates;

•	the timing, scope or likelihood of foreign regulatory filings and approvals;
•	Catalyst’s expectations regarding the reconsideration of its strategic alternatives in the event the Business Combination is not completed;
•
the combined company’s expectations regarding the future pursuit of product development efforts, including whether it will pursue such efforts, estimates regarding the expenses, future revenue, timing of any future revenue, capital requirements and need for additional financing related to such efforts, the timing of and ability of combined company to pursue such efforts and combined company’s plans to develop and, if approved, subsequently commercialize any product candidates resulting from such efforts;

•	Catalyst’s expectations regarding its ability to fund its operating expenses and capital expenditure requirements with its cash, cash equivalents and investments;
•	the combined company’s ability to develop and advance current product candidates and programs into, and successfully complete, clinical studies;
•	the combined company’s manufacturing, commercialization and marketing capabilities and strategy;
•	plans relating to commercializing the combined company’s product candidates, if approved, including the geographic areas of focus and sales strategy;
•	the need to hire additional personnel and the combined company’s ability to attract and retain such personnel;
•	the size of the market opportunity for the combined company’s product candidates, including estimates of the number of patients who suffer from the diseases the combined company is targeting;

•	expectations regarding the approval and use of the combined company’s product candidates in combination with other drugs;
•	expectations regarding potential for accelerated approval or other expedited regulatory designation;
•	the combined company’s competitive position and the success of competing therapies that are or may become available;
•	estimates of the number of patients that the combined company will enroll in its clinical trials;
•	the beneficial characteristics and the potential safety, efficacy and therapeutic effects of the combined company’s product candidates;
•	the combined company’s ability to obtain and maintain regulatory approval of its product candidates and its expectations regarding particular lines of therapy;
•	plans relating to the further development of the combined company’s product candidates, including additional indications the combined company may pursue;
•	existing regulations and regulatory developments in the United States, Europe, the PRC and other jurisdictions;
•	expectations regarding the impact of the COVID-19 pandemic on Catalyst’s, BC’s or the combined company’s business;
•
the intellectual property position of the combined company, including the scope of protection the combined company is able to establish and maintain for intellectual property rights covering ETUARY, Hydronidone, F573 F528, and F230, and other product candidates the combined company may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties and the combined company’s ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•
the combined company’s continued reliance on third parties to conduct additional clinical trials of the combined company’s product candidates and for the manufacture of its product candidates for clinical trials;

•	the combined company’s relationships with patient advocacy groups, KOLs, regulators, the research community and payors;
•
the combined company’s ability to obtain and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize the combined company’s product candidates;

•	the pricing and reimbursement of ETUARY, Hydronidone, F573 F528, and F230, and other product candidates the combined company may develop, if approved;
•	the rate and degree of market acceptance and clinical utility of ETUARY, Hydronidone, F573 F528, and F230, and other product candidates the combined company may develop;
•	Catalyst’s, BC’s or the combined company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•	Catalyst’s, BC’s or the combined company’s financial performance;
•
the period over which Catalyst, BC or the combined company estimate their existing cash and cash equivalents will be sufficient to fund their planned operating expenses and capital expenditure requirements;

•	statements regarding the approval and closing of the Business Combination;
•	the timing of the consummation of the Business Combination;
•	Catalyst’s ability to solicit a sufficient number of proxies to approve the change of control resulting from the Business Combination;
•	satisfaction of conditions to the completion of the Business Combination;

•	the expected benefits of the Business Combination;
•	Catalyst’s and BC’s ability to complete the Business Combination;
•	expectations about the continued listing of Catalyst Common Stock on The Nasdaq Capital Market;
•	the impact of laws and regulations; and
•	expectations regarding the period during which the combined company will qualify as a smaller reporting company under the Exchange Act.
These forward-looking statements are based largely on the current expectations and projections of Catalyst’s, BC’s or the combined company’s business, the industry in which Catalyst and BC operate and financial trends that Catalyst and BC believe may affect the business, financial condition, results of operations and prospects of Catalyst, BC or the combined company, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this proxy statement and are subject to a number of risks, uncertainties and assumptions described in the section entitled “Risk Factors” beginning on page 34 of this proxy statement. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by Catalyst. Please see the section entitled “Where You Can Find More Information” beginning on page 343 of this proxy statement. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in these forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Catalyst and BC do not plan to publicly update or revise any forward-looking statements contained herein until after the distribution this proxy statement, whether as a result of any new information, future events or otherwise.
In addition, statements that say “Catalyst and/or BC believe(s)” and similar statements reflect the beliefs and opinions on the relevant subject of Catalyst and BC. These statements are based upon information available to Catalyst and BC as of the date of this proxy statement, and while Catalyst and BC believe such information forms a reasonable basis for such statements, such information may be limited or incomplete and the statements of Catalyst and/or BC should not be read to indicate that Catalyst or BC have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
You should read this proxy statement and the documents that are referenced in this proxy statement with the understanding that the actual future results, levels of activity, performance and events and circumstances of Catalyst, BC or the combined company may be materially different from what Catalyst or BC expects.
In addition, this proxy statement includes statistical and other industry and market data that was obtained from independent industry publications and research, surveys and studies conducted by independent third parties, as well as Catalyst’s and BC’s estimates. The market data used in this proxy statement involves a number of assumptions and limitations and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Catalyst’s and BC’s estimates include assumptions based on their respective industry knowledge, industry publications, third-party research and other surveys. While Catalyst and BC believe that their respective internal assumptions and estimates are reasonable, no independent source has verified such assumptions or estimates.

THE SPECIAL MEETING OF CATALYST STOCKHOLDERS
Date, Time and Place
The Catalyst special meeting will be held on     , 2023, commencing at     Pacific Time, unless postponed or adjourned to a later date. The Catalyst special meeting will be held entirely online. Catalyst is sending this proxy statement to its stockholders in connection with the solicitation of proxies by Catalyst’s board of directors for use at the Catalyst special meeting and any adjournments or postponements of the Catalyst special meeting. This proxy statement is first being mailed to Catalyst stockholders on or about     , 2023.
Purposes of the Catalyst Special Meeting
The purposes of the Catalyst special meeting are:
•
to approve the issuance of shares of Catalyst Common Stock and Catalyst Convertible Preferred Stock pursuant to the terms of the Business Combination Agreement (as it may be amended from time to time), a copy of which is attached as Annex A to this proxy statement, for purposes of Nasdaq Listing Rules 5635(a) and (b);

•
to approve the conversion of Catalyst Convertible Preferred Stock into shares of Catalyst Common Stock pursuant to the F351 Agreement (as it may be amended from time to time), a copy of which is attached as Annex B to this proxy statement, for purposes of Nasdaq Listing Rules 5635(a) and (b);

•	to adopt and approve an amendment to the restated certificate of incorporation of Catalyst to increase the number of authorized shares of Catalyst Common Stock from 100,000,000 shares to shares;
•
to adopt and approve an amendment to the restated certificate of incorporation of Catalyst to effect a reverse stock split of Catalyst Common Stock, by a ratio of not less than 1-for-     and not more than 1-for-     , such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of Catalyst’s board of directors;

•	to adopt and approve an amendment to the restated certificate of incorporation of Catalyst to create a new class of non-voting common stock of Catalyst;
•	to approve the adoption of the 2023 Omnibus Incentive Plan;
•	to adopt and approve an amendment to the restated certificate of incorporation of Catalyst to allow for stockholder action by written consent in certain circumstances;
•	to elect as director the two nominees named in the proxy statement to serve until the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified;
•	to approve, by non-binding advisory vote, the compensation of Catalyst’s named executive officers;
•	to conduct an advisory vote on the frequency of future advisory votes on executive compensation;
•	to ratify the selection of EisnerAmper LLP as Catalyst’s independent registered public accounting firm; and
•	to consider and vote upon an adjournment of the Catalyst special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, 4, 5 and 6.
The issuance of shares of common stock of Catalyst in connection with the Contributions pursuant to Proposal No. 1 and the conversion of Catalyst Convertible Preferred into shares of Catalyst Common Stock pursuant to the F351 Agreement cannot take place unless approved by Catalyst stockholders and the Contributions are consummated. Therefore, the Contributions cannot be consummated without the approval of Proposals No. 1, 2, 3, 4 and 6.
Recommendation of Catalyst’s Board of Directors
•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to, Catalyst and its stockholders to approve the issuance of shares of Catalyst Common Stock and shares of Catalyst Convertible Preferred Stock, each pursuant to the terms of the Business Combination Agreement (as it may be amended from time to time) for purposes of Nasdaq Listing Rules 5635(a) and (b), as described in this proxy statement. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 1.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to Catalyst and its stockholders to approve, for purposes of Nasdaq Listing Rules 5635(a) and (b), the conversion of Catalyst Convertible Preferred Stock into shares of Catalyst Common Stock pursuant to the F351 Agreement. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 2.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to Catalyst and its stockholders to adopt and approve an amendment to the restated certificate of incorporation of Catalyst to increase the number of authorized shares of Catalyst Common Stock from 100,000,000 shares to     shares. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 3.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to Catalyst and its stockholders to adopt and approve an amendment to the restated certificate of incorporation of Catalyst to effect a reverse stock split of Catalyst Common Stock, by a ratio of not less than 1-for-      and not more than 1-for-     , such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of Catalyst’s then-board of directors. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 4.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to Catalyst and its stockholders to adopt and approve an amendment to the restated certificate of incorporation of Catalyst to create a new class of non-voting common stock of Catalyst. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 5.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to Catalyst and its stockholders to approve the 2023 Omnibus Incentive Plan. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 6.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to, Catalyst and its stockholders to approve an amendment to the restated certificate of incorporation of Catalyst to provide for shareholder action by written consent in certain circumstances. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 7.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to, Catalyst and its stockholders to elect the two director nominees named in Proposal No. 8. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” each of the nominees named in Proposal No. 8.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to, Catalyst and its stockholders to approve, by non-binding advisory vote, the compensation of Catalyst’s named executive officers. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 9.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to, Catalyst and its stockholders to conduct an advisory vote to determine the frequency of future advisory votes on executive compensation every one year. Catalyst’s board of directors recommends that Catalyst stockholders vote for “ONE YEAR” on Proposal No. 10.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to, Catalyst and its stockholders to ratify the selection of EisnerAmper LLP as Catalyst’s independent auditor for 2023. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 11.

•
Catalyst’s board of directors has determined and believes it is fair to, in the best interests of and advisable to Catalyst and its stockholders to approve the adjournment of the Catalyst special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, 4, 5 and 6. Catalyst’s board of directors recommends that Catalyst stockholders vote “FOR” Proposal No. 12.

Record Date and Voting Power
Only stockholders of record of Catalyst at the close of business on the record date, which is     , 2023, are entitled to notice of and to vote at the Catalyst special meeting. Notwithstanding the foregoing, holders of outstanding shares of Catalyst Series Y Preferred Stock will only be entitled to vote such shares on Proposal No. 4 and will only be able to vote to the extent that such shares have not been automatically redeemed in the Initial Redemption, as described in this proxy statement. At the close of business on the record date,     shares of Catalyst Common Stock were issued and outstanding and     shares of Catalyst Series Y Preferred Stock were issued and outstanding. Each share of Catalyst Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. Please refer to the discussion in the Q&A section under “What stockholder votes are required to approve the proposals at the Catalyst special meeting?” and “How many votes do I have?” for a description of the voting power of the Catalyst Series Y Preferred Stock, which is entitled to be voted together with the Catalyst Common Stock as a single class on Proposal No. 4.
Voting and Revocation of Proxies
This proxy statement is solicited on behalf of Catalyst’s board of directors for use at the Catalyst special meeting.
If, as of the record date referred to above, your shares were registered directly in your name with the transfer agent for Catalyst Common Stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. Whether or not you plan to attend the Catalyst special meeting online, Catalyst urges you to fill out and return the proxy card or submit a proxy to vote over the telephone or on the internet as instructed below to ensure your vote is counted.
The procedures for voting are as follows:
•
If you are a stockholder of record, you may vote at the Catalyst special meeting. Alternatively, you may submit a proxy to vote by using the accompanying proxy card, over the internet or by telephone. Whether or not you plan to attend the Catalyst special meeting, Catalyst encourages you to submit your proxy to vote to ensure your vote is counted. Even if you have submitted a proxy before the Catalyst special meeting, you may still attend the Catalyst special meeting and vote in person. In such case, your previously-submitted proxy will be disregarded.

•	To vote at the Catalyst special meeting, attend the Catalyst special meeting online and follow the instructions posted at http://www.virtualshareholdermeeting.com/CBIO2023SM.
•
To submit your proxy using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the Catalyst special meeting, Catalyst will vote your shares in accordance with the proxy card.

•	To submit your proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•	To submit your proxy by telephone, you may call the toll-free number found on the Notice of Internet Availability.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from Catalyst. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Catalyst special meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Catalyst provides internet proxy voting to allow you to submit your proxy to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
If you hold shares beneficially in “street name” and do not provide your broker or other agent with voting instructions, your shares may constitute “broker non-votes.” A “broker non-vote” occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its clients. These matters are referred to as “non-routine” matters. On non-routine items for which you do not give your broker instructions, shares of Catalyst Common Stock will be treated as broker non-votes. Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange.

All properly-executed proxies that are not revoked will be voted at the Catalyst special meeting and at any adjournments or postponements of the Catalyst special meeting in accordance with the instructions contained in the proxy. If a holder of Catalyst Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted “FOR” Proposal Nos. 1, 2, 3, 4, 5, 6, 7, 9, 11 and 12, “FOR” the election of each of the director nominees named in Proposal No. 8 and “ONE YEAR” on Proposal No. 10 in accordance with the recommendation of Catalyst’s board of directors.
If you are a stockholder of record of Catalyst, you may change your vote at any time before your proxy is voted at the Catalyst special meeting in any one of the following ways:
•	You may submit another properly completed proxy with a later date by mail or via the internet.
•	You can provide your proxy instructions via telephone at a later date.
•	You may send a written notice that you are revoking your proxy to Catalyst’s Corporate Secretary at 611 Gateway Blvd. Suite 120, South San Francisco, California 94080.
•
You may attend the Catalyst special meeting online and vote by following the instructions at http://www.virtualshareholdermeeting.com/CBIO2023SM.com. Simply attending the Catalyst special meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
Required Vote
The presence at the Catalyst special meeting, in person or represented by proxy, of the holders of one-third of the outstanding shares of Catalyst Common Stock entitled to vote at the Catalyst special meeting shall constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted towards a quorum.
Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. Assuming a quorum is present, the affirmative vote of the holders of a majority of all of the shares of Catalyst Common Stock present in person or represented by proxy at the Catalyst special meeting and entitled to vote on such matter is required for approval of Proposal Nos. 1, 2, 6, 9, 11 and 12. On Proposal Nos. 1, 2, 6, 9, 11 and 12, abstentions will have the same effect as “AGAINST” votes and broker non-votes, if any, will have no effect.
Assuming a quorum is present, the affirmative vote of the holders of a majority of all of the shares of Catalyst Common Stock present in person or represented by proxy at the Catalyst special meeting and entitled to vote on such matter is required for approval of Proposal No. 10. Abstentions on Proposal No. 10 will have the same effect as a vote against each option, and broker non-votes, if any, will have no effect. Because Proposal No. 10 has multiple options, if none of the options receives the affirmative vote of the holders of a majority of all of the shares of Catalyst Common Stock present in person or represented by proxy at the Catalyst special meeting and entitled to vote on the matter, then we will consider the stockholders to have approved the option selected by the holders of a plurality of the shares of Catalyst Common Stock present in person or represented by proxy at the Catalyst special meeting and entitled to vote on the matter.
Assuming a quorum is present, the affirmative vote of the holders of a majority in voting power of the outstanding shares of Catalyst Common Stock entitled to vote thereon is required for approval of Proposal Nos. 3 and 5. Abstentions and broker non-votes, if any, will have the same effect as “AGAINST” votes on Proposal Nos. 3 and 5.
Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Catalyst Common Stock and Catalyst Series Y Preferred Stock entitled to vote at the Catalyst special meeting is required for approval of Proposal No. 4. Please refer to the discussion in the Q&A section under “What stockholder votes are required to approve the proposals at the Catalyst special meeting?” and “How many votes do I have?” for a description of the voting power of the Catalyst Series Y Preferred Stock, which is entitled to be voted together with the Catalyst Common Stock as a single class on Proposal No. 4. Shares of Catalyst Series Y Preferred Stock that are not present in person or by proxy as of immediately prior to the opening of the polls at the Catalyst special meeting will be automatically redeemed in the Initial Redemption and, therefore, will not be outstanding or entitled to vote on Proposal No. 4 and will be excluded from the calculation as to whether Proposal No. 4, respectively, passes at the Catalyst special meeting. Due to the voting power of the shares of Catalyst Series Y Preferred Stock that are redeemed pursuant to the Initial Redemption, the holders of Catalyst Common Stock that submit a proxy to vote their shares at the Catalyst special meeting or vote at the Catalyst special meeting will effectively have enhanced voting power on Proposal No. 4 over holders of Catalyst Common Stock that are not represented in person or by proxy at the Catalyst special meeting. This means that Proposal No. 4 could be approved by the affirmative vote of the holders of less than a majority of the outstanding shares of Catalyst Common Stock. Abstentions and broker non-votes, if any, will have the same effect as “AGAINST” votes on Proposal No. 4.
The Delaware General Assembly has passed amendments to the DGCL that would change the stockholder vote required to effect a reverse split of stock that is listed on a national securities exchange and meets certain other requirements. The Catalyst Common Stock is listed on the Nasdaq Capital Market, a national securities exchange. The DGCL amendments are anticipated to become effective on August 1, 2023, if they are signed into law by the Governor of Delaware, or otherwise enacted pursuant to Delaware Law, on or before that date. If the amendments to the DGCL become effective before Catalyst files the amendment to the restated certificate of incorporation of Catalyst with the Delaware Secretary of State to effect the Reverse Stock Split, the Catalyst board of directors reserves the right to rely upon the new stockholder vote requirements authorized by the DGCL amendments to determine if Proposal No. 4 has been adopted. The DGCL amendments would permit Catalyst to effect the Reverse Stock Split if the votes cast “FOR” Proposal No. 4 exceed the votes cast “AGAINST” Proposal No. 4, assuming the presence of a quorum and if the shares of Catalyst Common Stock meet the listing requirement of the Nasdaq Capital Market relating to the minimum number of holders immediately after the amendment to the restated certificate of incorporation effecting the Reverse Stock Split becomes effective. Under this voting standard, abstentions and broker non-votes (if any), and shares of Catalyst Common Stock that are not present in person or by proxy at the Catalyst special meeting, will have no effect on the outcome of the vote on Proposal No. 4.
Assuming a quorum is present, the affirmative vote of the holders of two-thirds in voting power of the outstanding shares of Catalyst Common Stock entitled to vote thereon is required for approval of Proposal No. 7. Abstentions and broker non-votes, if any, will have the same effect as “AGAINST” votes on Proposal No. 7.
Assuming a quorum is present, the two nominees receiving the highest number of affirmative “FOR” votes shall be elected as Class II directors pursuant to Proposal No. 8. Shares withheld and broker non-votes, if any, will have no effect.
Proposal Nos. 1, 2, 3, 4 and 6 are a condition to the completion of the Contributions. Therefore, the Contributions cannot be consummated without the approval of Proposal Nos. 1, 2, 3, 4 and 6. The issuance of Catalyst Common Stock in connection with the Contributions will not take place unless Proposal Nos. 1, 2, 3, 4 and 6 are approved by Catalyst stockholders and the Contributions are consummated.
As of May 15, 2023, the directors and certain executive officers of Catalyst owned or controlled approximately 0.3% of the outstanding shares of Catalyst Common Stock entitled to vote at the Catalyst special meeting. As of May 19, 2023, GNI Japan and GNI Hong Kong owned or controlled approximately 16.6% of the outstanding shares of Catalyst Common Stock entitled to vote at the Catalyst special meeting.
Solicitation of Proxies
In addition to solicitation by mail, the directors, officers, employees and agents of Catalyst may solicit proxies from Catalyst stockholders by personal interview, telephone, email, fax or otherwise. Catalyst and the GNI Parties will share equally the costs of printing and filing this proxy statement and proxy card. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Catalyst Common Stock for the forwarding of solicitation materials to the beneficial owners of Catalyst Common Stock. Catalyst and the GNI Parties will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials. Catalyst will retain Broadridge to assist it in soliciting proxies using the means referred to above. Catalyst and the GNI Parties will pay the fees of Broadridge, which are expected to be approximately $    plus reimbursement of out-of-pocket expenses.
Other Matters
As of the date of this proxy statement, Catalyst’s board of directors does not know of any business to be presented at the Catalyst special meeting other than as set forth in the notice in this proxy statement. If any other matters should properly come before the Catalyst special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

THE CONTRIBUTIONS
This section and the section entitled “The Business Combination Agreement” beginning on page 144 of this proxy statement describe the material aspects of the Contributions and the Business Combination Agreement. While Catalyst and the GNI Parties believe that this description covers the material terms of the Contributions and the Business Combination Agreement, it may not contain all of the information that is important to you. You should read carefully this entire proxy statement for a more complete understanding of the Contributions and the Business Combination Agreement and the other documents to which you are referred in this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 343 of this proxy statement.
Catalyst’s Background of the Contributions
In November 2021, Catalyst announced the discontinuation of its Phase 3 and Phase 1/2 clinical trials of MarzAA based on a number of factors, including challenges in enrollment resulting from the limited number of potential patients eligible to enroll in these trials, difficulties in identifying and enrolling eligible patients during the pandemic, delays in enrollment resulting from COVID-19, competition from approved therapies, the capital requirements to complete the trials, and other factors.
In February 2022, Catalyst announced that it had engaged Perella Weinberg Partners (“PWP”), a leading global independent advisory firm, as a financial advisor to assist Catalyst in exploring strategic alternatives, including a potential sale of Catalyst, a sale of Catalyst’s assets, or other alternatives to monetize Catalyst’s assets. In February 2022, Catalyst’s board of directors also formed a transaction committee to oversee its strategic alternative process (the “Transaction Committee”). The members of the Transaction Committee were Augustine Lawlor, Jeanne Jew and Sharon Tetlow.
Between February and early April 2022, PWP and Catalyst explored Catalyst’s strategic alternatives related to the licensing or sale of Catalyst’s complement and hemophilia programs engaged with many potential counterparties. This exploration included outreach to approximately 75 potentially interested parties, the execution of confidentiality agreements with 15 parties (such agreements contained a customary standstill provision that, among other things, permitted interested parties to confidentially request from Catalyst a waiver of the standstill, and that terminated upon Catalyst’s entry into the Business Combination Agreement), due diligence conducted by 14 parties, process letters sent to 13 parties, two offers received to purchase Catalyst’s complement-related assets, including an offer from Vertex. Catalyst also received one subsequent verbal offer for the purchase of Catalyst’s complement-related assets. Throughout this period, the Transaction Committee reviewed these proposals with Catalyst’s entire board of directors, PWP, Catalyst’s management, and Catalyst’s outside legal advisors, and discussed negotiating strategies and plans.
In parallel, between February 2022 and July 2022, Catalyst, PWP and another financial advisor, Raymond James (“RJ”), reviewed approximately 40 potential reverse merger transactions. In February 2022, Catalyst received an initial indication of interest to combine with a company (“Company A”) in a reverse merger transaction. This proposed transaction was subject to several conditions, including a concurrent $70 million financing by Company A and an assumed Catalyst net cash amount at closing equal to $30 million. Catalyst and Company A and their respective outside legal and financial advisors negotiated the terms and conditions of definitive legal agreements through May 2022, at which time it became apparent that all conditions could not be satisfied. As a result, Catalyst ceased negotiations with Company A.
During the period between February and July 2022 the Transaction Committee held approximately 21 meetings, often with representatives of PWP and RJ, to evaluate all potential transactions including reverse mergers, out-licensing, and asset sales.
With respect to reverse merger transactions reviewed during this period, the Transaction Committee elected not to proceed with any of these potential transactions because of, among other reasons: uncertainty about the scientific rationale or business prospects of the proposed counterparties to such transactions; transaction requirements related to Catalyst retaining significant amounts of cash to fund future operations of the resulting entity, thereby reducing the amount of cash that Catalyst could distribute to its stockholders; the capital requirements of the surviving company following any such transaction and the likelihood of raising such capital at reasonable valuations, if at all; dilution to Catalyst stockholders from the initial proposed transaction and likely additional dilution resulting from additional fundraising; and uncertainty of completing any such transaction.
During April and May 2022, Catalyst and Vertex and their respective outside legal and financial advisors conducted due diligence on Catalyst’s complement-related assets and certain other assets, and negotiated the final terms and definitive legal agreements under which Vertex would acquire such assets from Catalyst for up to $60 million in cash, including an initial payment of $55 million at closing and a subsequent payment of up to $5 million payable on the completion of certain obligations. In May 2022, Catalyst’s board of directors and its outside legal and financial advisors discussed the terms and conditions of such proposed asset sale to Vertex and related matters, following which Catalyst’s board of directors unanimously approved the Vertex transaction. Among the factors considered by Catalyst’s board of directors were the non-contingent cash consideration offered by Vertex, the amount, duration, and conditions related to consideration holdback, Catalyst’s board of directors’ belief that the terms and conditions offered by Vertex were superior to all other offers received as part of Catalyst’s exploration of strategic alternatives with PWP during this period, the opinion of Potter Anderson & Coroon LLP that a vote of the Catalyst stockholders to approve the Vertex transaction was not required under Delaware law, the fact that the Vertex proposal provided for a simultaneous signing and closing of the transaction, which was viewed favorably by Catalyst’s board of directors, and Catalyst’s board of directors’ belief that the Vertex transaction provided certainty of closing.
Following the consummation of the Vertex transaction, Catalyst’s assets consisted primarily of the discontinued MarzAA and other hemophilia assets and cash on hand. Catalyst also owned certain contractual rights related to the sale of legacy assets from a prior company, Targacept, which were of uncertain value.
In June, July, and August 2022, Catalyst’s board of directors continued their review of strategic alternatives. In furtherance of the foregoing, Catalyst’s board of directors, along with its outside legal and financial advisors, continued to discuss potential reverse merger transactions, potential transactions to sell MarzAA and the other hemophilia assets, and alternatives for distributing cash to Catalyst’s stockholders, including a potential dividend or tender offer. In late August 2022, following the dismissal of certain stockholder litigation and the closing of the Vertex transaction, Catalyst’s board of directors declared a special cash dividend to its stockholders of approximately $45 million, which was paid in September 2022.
In September 2022, Catalyst’s board of directors considered two potential reverse merger transactions, one of which Catalyst’s board of directors did not consider feasible due to financing considerations, and the other of which Catalyst’s board of directors had uncertainties about due to the nature of the target company’s business. The Catalyst Board, along with its outside legal advisors, also discussed the potential to dissolve Catalyst, including the requirement to obtain a stockholder vote and the probability of doing so, timing, potential expense, and the amounts and timing of potential distributions to stockholders.
In October 2022, Catalyst received, and Catalyst’s board of directors discussed, a letter of intent from GNI regarding a proposed transaction (the “Transaction”), including the possibility of valuing MarzAA and DalcA assets as part of the Transaction. GNI’s and Catalyst’s legal representatives continued to discuss potential transaction structures considering GNI’s financial reporting obligations and tax considerations.
In November 2022, GNI provided a revised letter of intent regarding the Transaction, including the addition of a cash distribution to Catalyst stockholders, the distribution of the CVR to Catalyst’s current stockholders that would include value received for MarzAA, DalcA, and Catalyst’s other assets, and provisions related to expense sharing between Catalyst and GNI, with a goal towards maximizing the amount of cash that could be distributed to Catalyst stockholders in connection with the Transaction. Both the original October letter of intent and the revised November letter of intent contemplated that, following the F351 Acquisition and until the completion of the Contributions, the Catalyst board of directors would consist of three legacy Catalyst directors and two new directors designated by GNI. Both letters of intent also contemplated that Nassim Usman, Ph.D. and Seline Miller would continue in their roles as Chief Executive Officer and interim Chief Financial Officer, respectively, during this period. The November letter of intent also contemplated appropriate management retention awards through the closing of the Contributions. These awards were subsequently negotiated as discussed in the section entitled “Catalyst Executive and Director Compensation—Post-Closing Arrangements” beginning on page 164 of this proxy statement. Dr. Usman has had discussions with representatives of GNI regarding his role as a board member of the combined company following the Contributions; however, except as expressly described in this proxy statement, there are no written agreements between Catalyst, GNI or BC and Dr. Usman regarding his compensation or role following the completion of the Contributions.
The current President and Chief Executive Officer of Catalyst will serve as a director on the board of directors of the combined company. Nassim Usman, Ph.D. has eight years of experience as a director of a public company, and

Catalyst believes that this experience will be valuable for the combined company. In addition, Dr. Usman’s financial expertise qualifies him to be chair of the audit committee of the combined company. For those reasons, Catalyst negotiated with Dr. Usman for him to remain involved as a director for the combined company.
Seline Miller will cease serving as Catalyst’s interim Chief Financial Officer at the Effective Time and, following the consummation of the Contributions, will not continue as an executive officer of the combined company.
Catalyst reviewed the updated term sheet with members of the Transaction Committee, who unanimously favored moving forward with negotiations for the Transaction. On November 10, 2022, Catalyst’s board of directors met and discussed the status of discussions with GNI regarding the Transaction, as well as the status of other potential asset sale or acquisition discussions.
In November and December 2022, legal representatives from Catalyst and GNI exchanged and negotiated draft legal documents regarding the Transaction. On November 9, 2022, Catalyst engaged Raymond James to conduct an analysis of the fairness of the Transaction to Catalyst from a financial point of view. On December 20, 2022, Catalyst’s board of directors reviewed the terms and conditions of the Transaction. At this meeting, representatives or Orrick, Herrington & Sutcliffe LLP, Catalyst’s legal advisors, discussed Catalyst’s board of directors’ fiduciary duties with respect to the Transaction, and representatives of Raymond James delivered their opinion that the Transaction Consideration (as defined in the Raymond James Fairness Opinion) to be paid by Catalyst pursuant to the Business Combination Agreement is fair to Catalyst from a financial point of view. See “—Opinion of Catalyst’s Financial Advisor” below. On December 21, 2022, Catalyst’s board of directors unanimously approved the Transaction and related matters. See “—Catalyst’s Reasons for the Contributions” below.
Catalyst’s Reasons for the Contributions
During the course of its evaluation of the F351 Agreement and the Business Combination Agreement and the transactions contemplated thereby, Catalyst’s then-board of directors held numerous meetings, consulted with Catalyst’s management, legal counsel and financial advisors and reviewed and assessed a significant amount of information. In reaching its decision to approve the Contributions and the transactions contemplated by the F351 Agreement and the Business Combination Agreement, Catalyst’s then-board of directors considered a number of supporting factors and risks and countervailing factors related to entering into the F351 Agreement and the Business Combination Agreement and the transactions contemplated thereby, including:
•	Catalyst’s historical and current business, financial performance and condition, operations, management and competitive position;
•	the current industry and economic conditions;
•	Catalyst’s prospects if it were to remain an independent company;
•	Catalyst’s inability to regain compliance with Nasdaq listing requirements;
•
Catalyst’s then-board of directors’ belief that no reasonable alternatives to the Contributions were likely to create greater value for Catalyst stockholders after reviewing the various alternatives, including a belief that a dissolution of Catalyst was the likeliest alternative to the Contributions and the likelihood of achieving any such alternative relative to the likelihood of consummating the Contributions;

•
the anticipated cash resources and potential access to liquidity sources of the combined company following the consummation of the Contributions relative to Catalyst’s stand-alone, anticipated burn rate;

•	Catalyst’s ability to make a distribution of capital to Catalyst stockholders and still complete the Contributions; and
•
Catalyst’s then-board of directors’ consideration of the financial analyses of Raymond James, including its opinion to Catalyst’s then-board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to Catalyst the Transaction Consideration (as defined in the Raymond James fairness opinion) pursuant to the F351 Agreement and the Business Combination Agreement, as more fully described below under the caption “The Contributions—Opinion of Catalyst’s Financial Advisor,” beginning on page 128 in this proxy statement.

Catalyst’s then-board of directors also reviewed the terms of the F351 Agreement, the Business Combination Agreement and related transaction documents, including those described below and concluded that the terms of the F351 Agreement, the Business Combination Agreement and related transaction documents, in the aggregate, were advisable and reasonable under the circumstances:
•
the expected dilutive impact resulting from and the relative percentage ownership of GNI and the Catalyst stockholders upon, the consummation of the Contributions (including upon the conversion of the Catalyst Convertible Preferred Stock);

•	the likelihood of consummating the Contributions given the limited number and nature of the closing conditions under the F351 Agreement and the Business Combination Agreement;
•
the various deal protection provisions under the Business Combination Agreement, including limitations on Catalyst’s then-board of directors’ ability to solicit other strategic alternatives and the potential payment by the Catalyst of the Termination Fee (as defined therein);

•
the transactions contemplated by the F351 Agreement are consummated immediately upon signing, are independent of the transactions contemplated by the Business Combination Agreement and therefore, the potential adverse effects on Catalyst in the event that Catalyst stockholders do not vote to approve the Business Combination or the conversion of the Catalyst Convertible Preferred Stock into shares of Company Common Stock in accordance with Nasdaq Listing Rule 5635;

•
the potential adverse economic effects to Catalyst under the Certificate of Designation if Catalyst stockholders do not approve the conversion of the Catalyst Convertible Preferred Stock into shares of Company Common Stock and the Catalyst Convertible Preferred Stock is prohibited from converting into shares of Company Common Stock; and

•	the amounts and likelihood of holders of CVRs receiving the payments under the CVR Agreement.
The foregoing information and factors considered by Catalyst’s then-board of directors are not intended to be exhaustive, but are believed to include all of the material factors considered by Catalyst’s then-board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Contributions and the complexity of these matters, Catalyst’s then-board of directors did not find it useful and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of Catalyst’s then-board of directors may have given different weight to different factors. Catalyst’s then-board of directors conducted an overall analysis of the factors described above, including thorough discussions with and questioning of the Catalyst management team and the legal and financial advisors of Catalyst, and considered the factors overall to be favorable to and to support its determination.
GNI Parties Reasons for the Contributions
In the course of reaching their decision to approve the Contributions, the board of directors and executive directors, as applicable, of the GNI Parties held numerous meetings, consulted with senior management of the GNI Parties, BC’s financial advisors and legal counsel and considered a wide variety of factors, including, among others, the following material factors (which factors are not necessarily presented in any order of relative importance):
•
the Contributions will provide the GNI parties and the Minority Holders with greater liquidity by owning publicly traded stock and expanding both the access to capital for BC and the range of investors potentially available as a public company, compared to the investors BC could otherwise gain access to if it continued to operate as a privately held company;

•	the historical and current information concerning BC’s business, including its financial performance and condition, operations, management and preclinical and clinical data;
•	the competitive nature of the industry in which BC operates;
•
the belief of the board of directors and executive directors, as applicable, of the GNI Parties that this transaction provides a viable alternate public listing strategy for BC and addresses the risk of the lack of an available market for an initial public offering of BC at a later date;

•	the projected financial position, operations, management, operating plans and financial projections of the combined company, including the impact of the CVR Agreement;

•	the expected cash resources of the combined company (including the ability to support the combined company’s current and planned clinical trials and operations);
•	the terms and conditions of the Business Combination Agreement, including the following:
•
the determination that the expected relative percentage ownership of Catalyst’s stockholders and GNI USA in the combined company was appropriate, based on the judgment and assessment of the board of directors and executive directors, as applicable, of the GNI Parties of the approximate valuations of Catalyst and BC;

•
the expectation that the Contributions, taken together, will qualify as a transaction governed by Section 351(a) of the Code, for U.S. federal income tax purposes, with the result that in the Contributions GNI USA will generally not recognize taxable gain or loss for U.S. federal income tax purposes, as more fully described below under the caption “The Contributions—Material U.S. Federal Income Tax Consequences of the Contributions,” beginning on page 141 in this proxy statement;

•	the limited number and nature of the conditions of the obligation of Catalyst to consummate the Contributions;
•
the conclusion of the board of directors and executive directors, as applicable, of the GNI Parties that the potential termination fees of $2 million payable by Catalyst to the Contributors in certain circumstances and the circumstances when such fees may be payable, were reasonable;

•
the belief that the other terms of the Business Combination Agreement, including the parties’ representations, warranties and covenants and the conditions to their respective obligations, were reasonable in light of the entire transaction;

•	the ability to obtain a Nasdaq listing and the change of the combined company’s name to Gyre Therapeutics, Inc. upon the closing of the Contributions; and
•	the likelihood that the Contributions will be consummated on a timely basis.
The board of directors and executive directors, as applicable, of the GNI Parties also considered a number of uncertainties and risks in its deliberations concerning the Contributions and the other transactions contemplated by the Business Combination Agreement, including the following:
•
the possibility that the Contributions might not be completed and the potential adverse effect of the public announcement of the Contributions on the reputation of BC and the ability of BC to obtain financing in the future in the event the Contributions is not completed;

•
the risk that future sales of common stock by existing Catalyst stockholders may cause the price of Catalyst Common Stock to fall, thus reducing the potential value of Catalyst Common Stock received by GNI USA and the Minority Holders following the Contributions;

•
the possibility that Contributors or Catalyst, as the case may be, may be required to reimburse the other parties for reasonable out-of-pocket fees and expenses incurred by such party in connection with the transactions contemplated by the Business Combination Agreement, up to a maximum amount of $2.0 million;

•	the potential reduction of Catalyst’s net cash prior to the closing;
•
the possibility that Catalyst could, under certain circumstances, consider unsolicited acquisition proposals if superior to the Contributions or change its recommendation to approve the Contributions upon certain events;

•
the possibility that the Contributions might not be completed in a timely manner or at all, for a variety of reasons, such as the failure of Catalyst to obtain the required stockholder vote and the potential adverse effect on the reputation of BC and the ability of BC to obtain financing in the future in the event the Contributions are not completed;

•
the costs involved in connection with completing the Contributions, the time and effort of the senior management of the GNI Parties required to complete the Contributions, the related disruptions or potential disruptions to BC’s business operations and future prospects, including its relationships with its employees, suppliers and partners and others that do business or may do business in the future with BC and related administrative challenges associated with combining the companies;
•
the additional expenses and obligations to which BC’s business will be subject following the Contributions that BC has not previously been subject to and the operational changes to BC’s business, in each case, that may result from being a public company;

•
the fact that the representations and warranties in the Business Combination Agreement do not survive the closing of the Contributions and the potential risk of liabilities that may arise post-closing; and

•	various other risks associated with the combined company and the Contributions, including the risks described in the section entitled “Risk Factors” in this proxy statement.
The foregoing information is not intended to be exhaustive, but summarizes the material factors considered by the board of directors and executive directors, as applicable, of the GNI Parties in their consideration of the Business Combination Agreement and the transactions contemplated. The board of directors and executive directors, as applicable, of the GNI Parties concluded that the benefits, advantages and opportunities of a potential transaction outweighed the uncertainties and risks described above. After considering these and other factors, the board of directors and executive directors, as applicable, of the GNI Parties each unanimously approved the Business Combination Agreement, the Contributions and the other transactions contemplated by the Business Combination Agreement.
Opinion of Catalyst’s Financial Advisor
Catalyst retained Raymond James & Associates, Inc., or Raymond James, as its financial advisor in connection with the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement. Catalyst’s then-board of directors selected Raymond James to act as Catalyst’s financial advisor based on Raymond James' qualifications, reputation, experience and expertise in the biopharmaceutical industry, its knowledge of and involvement in recent transactions in the biopharmaceutical industry and its relationship with Catalyst and its business. Raymond James is an internationally-recognized investment banking and financial services company that has substantial experience in transactions similar to the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement.
In connection with this engagement, Catalyst’s then-board of directors requested that Raymond James evaluate the fairness, from a financial point of view, to Catalyst of the Transaction Consideration (as defined in the Raymond James fairness opinion) to be paid by Catalyst. On December 21, 2022, at a meeting of Catalyst’s then-board of directors, Raymond James rendered to Catalyst’s then-board of directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated December 21, 2022, that, as of such date and based upon and subject to the various procedures followed, assumptions made, matters considered and the qualifications and limitations upon the review undertaken by Raymond James in preparing its opinion, the Transaction Consideration to be paid by Catalyst was fair, from a financial point of view, to Catalyst.
The full text of the Raymond James fairness opinion, which describes, among other things, the various procedures followed, assumptions made, matters considered, qualifications and limitations upon the scope of the review undertaken by Raymond James in preparing its opinion, is attached to this proxy statement as Annex C and is incorporated by reference in its entirety to this proxy statement.
Raymond James’ financial advisory services and opinion were provided for the information and assistance of the members of Catalyst’s then-board of directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of Catalyst’s then-board of directors’ consideration of the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement and the Raymond James fairness opinion addressed only the fairness, from a financial point of view, to Catalyst as of the date thereof, of the Transaction Consideration (as defined in the Raymond James fairness opinion) to be paid by Catalyst. The opinion of Raymond James does not address any other term or aspect of the F351 Agreement or the Business Combination Agreement or the Contributions or other transactions contemplated thereby. The Raymond James fairness opinion does not constitute a recommendation to Catalyst’s board of directors or any stockholder of Catalyst as to whether or how such holder should vote or otherwise act with respect to the Contributions, other transactions contemplated by the F351 Agreement or the Business Combination Agreement or any other matter.

The full text of the Raymond James fairness opinion should be read carefully in its entirety for a description of the assumptions made and the qualifications and limitations upon the review undertaken by Raymond James in preparing its opinion.
In connection with rendering the opinion described above and performing its related financial analyses, Raymond James, among other things:
•
reviewed the financial terms and conditions of (a) the Asset Purchase as stated in the draft of the F351 Agreement dated as of December 20, 2022, such draft being the last draft of the F351 Agreement provided to Raymond James and not materially different from the final agreement, and (b) the Contributions as stated in the draft of the Business Combination Agreement, dated as of December 20, 2022, such draft being the last draft of the Business Combination Agreement provided to Raymond James and not materially different from the final agreement;

•
reviewed the financial terms and conditions of the CVRs as stated in the draft of the CVR Agreement, dated as of December 20, 2022, such draft being the last draft of the CVR Agreement provided to Raymond James;

•	reviewed certain information related to the historical, current and future operations, financial condition and prospects of Catalyst made available to Raymond James by Catalyst;
•
reviewed certain information related to the historical, current and future operations of BC and the Purchased Assets (as defined in the F351 Agreement) made available to Raymond James by Catalyst, including, but not limited to, financial projections prepared by the management of Catalyst for the period ending 2023 through 2031, as approved for Raymond James' use by Catalyst as of December 19, 2022 (the “Projections”);

•
reviewed Catalyst’s recent public filings and certain other publicly-available information regarding Catalyst, GNI Japan, the Asset Sellers (as defined in the Raymond James fairness opinion), the Contributors, CPI and BC;

•	reviewed certain other non-public financial, operating and other information regarding Catalyst, GNI Japan, the Asset Sellers, the Contributors, Continent and BC provided to Raymond James by Catalyst;
•	reviewed the financial and operating performance of selected public companies that Raymond James deemed to be relevant;
•	considered the publicly available financial terms of certain transactions Raymond James deemed to be relevant;
•
reviewed the current and historical market prices for Catalyst Common Stock and the current market prices of the publicly traded securities of certain other companies that Raymond James deemed to be relevant; and

•	considered certain discussions and negotiations between representatives of Catalyst, BC, the Asset Sellers and/or the Contributors in which Raymond James participated.
Raymond James also performed a discounted cash flow analysis with respect to BC and the Purchased Assets based upon the Projections, (as defined below), received a certificate addressed to Raymond James from a member of senior management of Catalyst regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of Catalyst, conducted such other financial studies, analyses and inquiries and considered such other information and factors as Raymond James deemed appropriate and discussed with members of the senior management of Catalyst certain information relating to the aforementioned and any other matters which Raymond James has deemed relevant to its inquiry.
With the consent of Catalyst's then-board of directors, Raymond James has assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of Catalyst or otherwise reviewed by or discussed with Raymond James and Raymond James has undertaken no duty or responsibility to, nor did Raymond James, independently verify any of such information. Raymond James has not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of Catalyst or BC. With respect to the Projections and any other forward-looking information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James has, with the consent of Catalyst’s then-board of directors, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Catalyst and Raymond James has relied upon Catalyst to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of Raymond James review. Raymond James expresses no opinion with respect to the Projections or the assumptions on which they are based. Raymond James has assumed that the final forms of the Transaction Agreements will be substantially similar to the drafts reviewed by Raymond James and that the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement will be consummated in accordance with the terms of the Transaction Agreements without waiver or amendment of any conditions thereto. Furthermore, Raymond James has assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Transaction Agreements are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Transaction Agreements without being waived. Raymond James has relied upon and assumed, without independent verification, that (i) the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations and (ii) all governmental, regulatory and other consents and approvals necessary for the consummation of the Contributions will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Contributions or such other transactions contemplated by the F351 Agreement and the Business Combination Agreement, Catalyst or BC that would be material to Raymond James' analyses or the Raymond James fairness opinion. Furthermore, at Catalyst’s direction, Raymond James has ascribed no value to the CVRs and therefore is not providing any opinion with regard to any aspect of the CVRs, which are further described in the CVR Agreement.
Material Financial Analyses
The following summarizes the material financial analyses reviewed by Raymond James with Catalyst’s then-board of directors during its meeting on December 21, 2022. Unless the context indicates otherwise, the analyses relied upon the closing price of the common stock of the selected companies listed below as of December 20, 2022. Unless otherwise indicated, for each of the following analyses performed by Raymond James, financial and market data and earnings estimates for the selected companies were based on the companies’ filings with the SEC and certain publicly available research analyst estimates for those companies. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Raymond James, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Raymond James. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Raymond James. No company or transaction used in the analyses described below is identical or directly comparable to Catalyst, BC or the Contributions or other transactions contemplated by the F351 Agreement and the Business Combination Agreement.
Selected Companies Analysis. Raymond James analyzed the equity values of the following 16 publicly-traded biotechnology companies (the “Selected Companies”). Selected Companies included clinical- or commercial-stage biotechnology companies targeting pulmonary and liver fibrosis indications as well as other similar indications with equity values between $100.0 million and $2.0 billion.
($ in millions) Company	Equity Value (as of 12/20/22)
89bio, Inc.	$525.9
Arbutus Biopharma Corporation	378.7
BELLUS Health Inc.	1,096.1
CymaBay Therapeutics, Inc.	391.2
FibroGen, Inc.	1,350.2
Genfit S.A.	178.8
Intercept Pharmaceuticals, Inc.	511.1
Inventiva S.A.	182.8
Mirum Pharmaceuticals, Inc.	654.8
Oramed Pharmaceuticals Inc.	323.9
Pliant Therapeutics, Inc.	929.4

($ in millions) Company	Equity Value (as of 12/20/22)
PureTech Health plc	919.0
Terns Pharmaceuticals, Inc.	317.8
Theravance Biopharma, Inc.	725.0
Verona Pharma plc	1,405.8
Viking Therapeutics, Inc.	551.4
Raymond James calculated the equity values of the Selected Companies. Raymond James reviewed the mean, median, 25th percentile and 75th percentile of equity values of the Selected Companies to derive a range of potential values for BC. Raymond James compared those equity values to the Transaction Consideration. The results of the Selected Companies analysis are summarized below:
	Selected Companies Equity Value as of 12/20/22 ($ in millions)
	25th Percentile	Median	Mean	75th Percentile
Equity Value	$365.0	$538.6	$652.6	$921.6
Selected Transaction Analysis. Raymond James analyzed publicly available information relating to selected acquisition transactions that were announced and consummated between 2021 and December 20, 2022 for which the buyer acquired an ownership stake of greater than 50% for an implied equity value between $10.0 million and $3.0 billion, and in which the target was either a late-clinical-stage biotechnology company or commercial-stage biotechnology company with one or two marketed products with less than $400.0 million in most recent historical annual revenue (the “Selected Transactions”). Biotechnology companies specializing in oncology, gene therapy, cell therapy, and COVID-19 were omitted due to their dissimilarity to the indications targeted by BC. No target of a transaction used in this analysis is identical to BC. For each transaction, Raymond James reviewed the implied equity value. Implied equity value was estimated excluding the value of any contingent value rights. The Selected Transactions used in the analysis included:
($ in millions) Announce Date	Target	Buyer	Implied Equity Value (excluding CVR)
08/22/2022	Aerie Pharmaceuticals, Inc.	Alcon Research, Ltd.	$753.5
07/21/2022	ARS Pharmaceuticals, Inc.	Silverback Therapeutics, Inc.	251.8
07/11/2022	La Jolla Pharmaceutical Company	Innoviva, Inc.	150.5
06/23/2022	Radius Health, Inc.	Gurnet Point Capital and Patient Square Capital	502.6
01/19/2022	Zogenix, Inc.	UCB Biosciences, Inc.	1,488.0
11/22/2021	Sanifit Therapeutics S.A.	Vifor Pharma AG	230.5
11/11/2021	Forendo Pharma Ltd	Organon & Co.	75.0
09/29/2021	Caelum Biosciences, Inc.	Alexion Pharmaceuticals, Inc.	150.0
09/13/2021	First Wave Bio, Inc.	AzurRx BioPharma	24.0
09/08/2021	Kadmon Holdings, Inc.	Sanofi	1,646.7
05/24/2021	Strongbridge Biopharma plc	Xeris Biopharma Holdings, Inc.	184.2
05/05/2021	Chiasma, Inc.	Amryt Pharma plc	260.3
02/01/2021	Viela Bio, Inc.	Horizon Therapeutics plc	2,909.9
01/04/2021	Arvelle Therapeutics GmbH	Angelini Acraf	610.0
Raymond James calculated the implied equity values of the Selected Transactions. Raymond James reviewed the mean, median, 25th percentile and the 75th percentile of the implied equity values to derive a range of potential values for BC. Raymond James compared those implied equity values to the Transaction Consideration. The results of the Selected Transactions analysis are summarized below:
	Selected Transactions as of 12/20/22 ($ in millions)
	25th Percentile	Median	Mean	75th Percentile
Implied Equity Value (excluding CVR)	$158.9	$256.1	$659.8	$717.7

Discounted Cash Flow Analysis. Raymond James also performed a discounted cash flow analysis with respect to BC and the Purchased Assets based upon the Projections and the certificate received from a member of management of Catalyst.
Raymond James analyzed the discounted present value of BC’s unlevered, after-tax, risk-adjusted free cash flows for the years ending December 31, 2023 through 2031 on a standalone basis. Raymond James used after-tax, risk adjusted unlevered free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.
The discounted cash flow analysis was based on the Projections. Consistent with the periods included in the Projections, Raymond James used calendar year 2031 as the final year for the analysis and assumed that BC has no terminal value as of December 31, 2031.
The projected after-tax, risk-adjusted unlevered free cash flows were discounted using rates ranging from 10.7% to 12.7%, which reflected the weighted average after-tax cost of debt and equity capital associated with executing BC’s business plan. Raymond James reviewed the range of risk-adjusted equity values derived in the discounted cash flow analysis and compared them to the Transaction Consideration. The results of the discounted cash flow analysis are summarized below:
	BC Implied Equity Value as of 12/20/22 ($ in millions)
	Minimum	Maximum
Risk Adjusted Implied Equity Value	$408.4	$447.8
Summary. Raymond James compared the low and high range of implied values for BC to the $335 million proposed purchase price and determined that such amount was less than the range of most of the range of implied values for BC.
Summary ($ in millions)
	LOW	HIGH
Selected Companies analysis(1)	$365.0	$921.6
Selected Transactions analysis(2)	$158.9	$717.7
Discounted cash flow analysis (3)	$408.4	$447.8
(1)	Selected Companies analysis represents a range of the 25th percentile to 75th percentile of the equity values.
(2)	Selected Transactions analysis represents a range of the 25th percentile to the 75th percentile of the implied equity value excluding any value associated with contingent value rights (CVRs).
(3)	Discounted cash flow analysis based on risk adjusted equity value.
The Raymond James fairness opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to Raymond James as of December 20, 2022 and any material change in such circumstances and conditions would require a reevaluation of the Raymond James fairness opinion, which Raymond James is under no obligation to undertake. Raymond James has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Catalyst, Continent, GNI Japan, BC, any Asset Seller or any Contributor since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to Raymond James' analyses or the Raymond James fairness opinion and that there is no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.
Raymond James expresses no opinion as to the underlying business decision to effect the Contributions or other transactions contemplated by the F351 Agreement and the Business Combination Agreement, the structure or tax consequences of the Contributions or other transactions contemplated by the F351 Agreement and the Business Combination Agreement or the availability or advisability of any alternatives to the Contributions. While Raymond James provided advice to Catalyst with respect to the proposed Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement, Raymond James did not recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement.

In addition, Raymond James does not express any opinion as to the likely trading range of Catalyst Common Stock following the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of Catalyst at that time.
The Raymond James fairness opinion is limited to the fairness, from a financial point of view, to Catalyst of the Transaction Consideration to be paid by Catalyst. Raymond James expresses no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the board of directors of Catalyst to approve or consummate the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Raymond James has relied, with the consent of Catalyst's then-board of directors, on the fact that Catalyst has been assisted by legal, accounting and tax advisors and Raymond James has, with the consent of Catalyst's then-board of directors, relied upon and assumed the accuracy and completeness of the assessments by Catalyst and its advisors as to all legal, accounting and tax matters with respect to Catalyst and the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement.
In formulating its opinion, Raymond James has considered only what it understands to be the Transaction Consideration to be paid by Catalyst in the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement as described above and Raymond James did not consider and expresses no opinion on, the fairness of the amount or nature of any compensation to be paid or payable to any of Catalyst’s, Continent’s, any Asset Seller’s or any Contributor’s officers, directors or employees, or class of such persons, whether relative to the compensation received by any such party or otherwise. Raymond James has not been requested to opine as to and the Raymond James fairness opinion does not express an opinion as to or otherwise address, among other things: (i) the fairness of the Contributions or other transactions contemplated by the F351 Agreement and the Business Combination Agreement to the holders of any class of securities, creditors or other constituencies of Catalyst, or to any other party, or (ii) the fairness of the Transaction to any one class or group of Catalyst’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of Catalyst’s or such other party’s security holders or other constituencies (including, without limitation, the allocation of any consideration to be received in the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement amongst or within such classes or groups of security holders or other constituencies or parties). Raymond James is not expressing any opinion as to the impact of the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement on the solvency or viability of Catalyst, Continent, any Asset Seller or any Contributor or the ability of Catalyst, Continent, any Asset Seller or any Contributor to pay their respective obligations when they come due.
The preparation of an opinion regarding fairness is a complex process and is not susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all its analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James as to the actual value of Catalyst.
In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Catalyst. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by its analyses. Such analyses were provided to the then-Catalyst board of directors (solely in its capacity as such) and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, to Catalyst of the Transaction Consideration to be paid by Catalyst. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into account by the then-board of directors of Catalyst in making its determination to approve the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement. Neither Raymond James’ opinion nor the analyses described above should be viewed as determinative of the then-board of directors of Catalyst or Catalyst management’s views with respect to Catalyst or the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement.
The Raymond James opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on December 20, 2022, and any material change in such circumstances and conditions may affect the opinion of Raymond James, but Raymond James does not have any obligation to update, revise or reaffirm that opinion. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Catalyst since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.
During the two years preceding the date of Raymond James’ written opinion, Raymond James has been engaged by or otherwise performed services for Catalyst for which it was paid fees of approximately $951,000 (separate from any amounts that were paid to Raymond James under the engagement letter described in this proxy statement pursuant to which Raymond James was retained as a financial advisor to Catalyst to assist in reviewing strategic alternatives). Catalyst also reimbursed Raymond James for its expenses incurred in connection with its services. During the two years preceding the date of Raymond James’ written opinion, Raymond James has not been engaged by or otherwise performed services for BC, GNI, or their respective affiliates.
For services rendered in connection with the delivery of its opinion, Catalyst paid Raymond James a cash advisory fee of $750,000 upon delivery of its opinion, which was not contingent upon the successful completion of the Contributions or other transactions contemplated by the F351 Agreement and the Business Combination Agreement or on the conclusion reached in its opinion. Catalyst also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement.
Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of Catalyst for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to Catalyst or other participants in the Contributions or other transactions contemplated by the F351 Agreement and the Business Combination Agreement in the future, for which Raymond James may receive compensation.
The delivery of the Raymond James fairness opinion was approved by an opinion committee of Raymond James.
The Raymond James fairness opinion is for the information of the then-board of directors of Catalyst (solely in each director’s capacity as such) in evaluating the proposed Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement and does not constitute a recommendation to the board or any stockholder of Catalyst regarding how the board or any such stockholder should vote on the proposed Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement.
Certain BC Unaudited Prospective Financial Information
As a matter of course, Catalyst does not publicly disclose forecasts or internal projections of future financial results due to, among other reasons, the uncertainties of the new drug development, approval and commercialization processes, and the inherent unpredictability and subjectivity of underlying assumptions and estimates concerning future revenues, expenses and liabilities. However, in connection with Catalyst’s then-board of directors’ evaluation of the Transaction Consideration, certain internal financial projections (the “Projections”) for BC were prepared by the management of Catalyst and provided to Raymond James solely for use by Raymond James in connection with the rendering of its fairness opinion and performing its related financial analyses, as described below. A summary of the Projections is set forth below.
The inclusion of the Projections should not be deemed an admission or representation by Catalyst, Raymond James, BC or any of their respective officers, directors, affiliates, advisors, or other representatives with respect to such Projections. The Projections are not included to influence your views on the Contributions or other transactions contemplated by the F351 Agreement and the Business Combination Agreement and are summarized in this proxy statement solely to provide stockholders access to certain non-public information considered by Catalyst’s then-board of directors in connection with its evaluation of the Contributions or other transactions contemplated by the F351 Agreement and the Business Combination Agreement and provided to Catalyst’s financial advisor, Raymond James, to assist with its financial analyses as described in the section titled “Opinion of Catalyst’s Financial Advisor.” The information from the Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Catalyst and BC in this proxy statement.
The Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or generally accepted accounting principles (“GAAP”). Neither Catalyst’s nor BC’s independent registered public accounting firm, nor any other independent accountant, has audited, reviewed, compiled, examined or performed any procedures with respect to the unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither the independent registered public accounting firm of Catalyst or BC nor any other independent accountant expresses an opinion or provides any other form of assurance with respect thereto for the purpose of this proxy statement. The reports of the independent accountant of Catalyst and BC included in this proxy statement relate to the previously issued financial statements of Catalyst and BC. The reports do not extend to the Projections and should not be read to do so.
The Projections are being included in this proxy statement in accordance with subsection (a)(6) of Item 1015 of Regulation M-A because they constitute part of the bases of the analysis conducted by Raymond James as described herein, in connection with delivering its opinion described under the section entitled “Opinion of Catalyst’s Financial Advisor.” The Projections include estimates concerning unlevered, after-tax, risk-adjusted free cash flow, which is a “non-GAAP financial measure”. Non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or to financial advisors in connection with a proposed business combination transaction such as a merger if the disclosure is included in a document such as this proxy statement to comply with requirements under state laws, including case law. The Projections were provided to Raymond James in order for it to render its opinion and to Catalyst’s then-board of directors in connection with its consideration of the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement, and Catalyst believes it has an obligation to disclose such projections under Delaware law, including applicable case law, in order to provide a fair summary of certain of the financial analyses and substantive work of Raymond James. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not provided to nor relied upon by Raymond James in connection with rendering its opinion with respect to the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement. Accordingly, Catalyst has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures.
The Projections are subjective in many respects and thus subject to interpretation. While presented with numeric specificity, the Projections reflect numerous estimates and assumptions that are inherently uncertain with respect to general business, economic, market and financial conditions and matters specific to Catalyst or BC that are inherently uncertain and beyond BC’s or Catalyst’s control and which may prove not to have been, or to no longer be, accurate, including matters relating to the development of BC’s product candidates, the likelihood of receiving FDA approval for BC’s product candidates, the future commercial success of BC’s products, if developed, approved and commercialized, and the other factors described or referenced under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” and under the section entitled “Risk Factors,” all of which are difficult to predict and many of which are beyond Catalyst’s or BC’s control. If any of these variables, estimates and assumptions prove to be wrong, the actual results for the combined company’s business may differ materially from the results reflected in the Projections. In addition, the Projections cover an extended period of time, and this information by its nature becomes subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the estimates and assumptions made in preparing the Projections will prove accurate or that any of the Projections will be realized. Important factors that may affect actual results and cause these Projections to not be achieved include, but are not limited to, risks and uncertainties relating to BC’s business (including the ability to achieve strategic goals, objectives and targets over the applicable periods, and obtain regulatory approval of BC’s product candidates), the future commercial success of BC’s current and future products, the successful development of BC’s product candidates, industry performance, the regulatory environment, general business and economic conditions and other factors.
The Projections assume sufficient capital availability for BC. Many of the assumptions reflected in the Projections are subject to change, and none of the Projections reflect revised prospects for BC’s business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such financial information was prepared. Except required by law, neither Catalyst nor BC assume any obligation, nor does any of them intend, to update or otherwise revise the Projections to reflect circumstances existing or arising after the date the Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions or other information underlying the Projections are shown to be in error. There can be no assurance that the results reflected in any of the Projections will be realized or that actual results will not materially vary from the Projections. Therefore, the inclusion of the Projections in this proxy statement should not be relied on as predictive of actual future events nor construed as financial guidance.
Neither Catalyst nor BC has made, in the F351 Agreement and the Business Combination Agreement or otherwise, any representation to the other party, or to any other person, concerning any of the Projections. The inclusion of the Projections herein should not be regarded as an indication that Catalyst, Raymond James, BC or any of their respective affiliates or representatives considered or consider the Projections to be necessarily indicative of actual future events, and the Projections should not be relied upon as such. Furthermore, the Projections do not take into account the effect of any failure of the Contributions or other transactions contemplated by the F351 Agreement and the Business Combination Agreement to be consummated and should not be viewed as accurate or continuing in that context. The summaries of the Projections are not included in this proxy statement in order to induce any Catalyst stockholder to vote in favor of the Contributions or other transactions contemplated by the F351 Agreement and the Business Combination Agreement or any of the other proposals to be voted on at the Catalyst Special Meeting.
In light of the foregoing factors and the uncertainties inherent in financial projections, stockholders are cautioned not to place undue reliance, if any, on the Projections.
The following table presents a summary of the estimated BC unlevered after tax risk adjusted free cash flows from the Projections used by Raymond James, and is included below to provide Catalyst stockholders access to specific non-public information that was considered by Raymond James and Catalyst’s then-board of directors for purposes of evaluating the Transaction Consideration to be paid by Catalyst in the Contributions and other transactions contemplated by the F351 Agreement and the Business Combination Agreement.
	2023	2024	2025	2026	2027	2028	2029	2030	2031
Unlevered After Tax Risk Adjusted Free Cash Flows	$5.4	($5.5)	$21.6	$49.5	$70.7	$106.7	$125.7	$149.3	$179.1
The Projections were prepared by Catalyst and included certain assumptions relating to, among other things, Catalyst’s expectations, which may not prove to be accurate, relating to the business, earnings, cash flow, development and launch of new products, commercial success of future products, and prospects of BC, industry metrics and the regulatory and commercial probability of success. The Projections assumed an annual growth rate between (202%) and 493%. These growth rates were based on BC’s management’s estimates of various factors, including previous growth rate, market size, competition, yearly cost of treatment, and marketing capability.
The Projections are subject to many risks and uncertainties, and you are urged to review the section titled “Risk Factors” for a description of risk factors relating to the Contributions or other transactions contemplated by the F351 Agreement and the Business Combination Agreement and BC’s business. You should also read the section titled “Forward-Looking Statements” for additional information regarding the risks inherent in forward-looking information such as the Projections.
Interests of Catalyst’s Directors and Executive Officers in the Contributions
In considering the recommendation of Catalyst’s then-board of directors with respect to the Contributions, holders of shares of Catalyst Common Stock should be aware that Catalyst’s executive officers and directors may have interests in the Contributions that may be different from, or in addition to, those of Catalyst stockholders generally.

These interests may create potential conflicts of interest. Catalyst’s then-board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Contributions and related transactions and to recommend that Catalyst stockholders vote in favor of the proposals.
The combined company’s board of directors is expected to approve grants of awards of fully vested stock options under the 2023 Omnibus Incentive Plan to Nassim Usman, Ph.D., Seline Miller, Thomas Eastling and Ruoyu Chen. The approximate grant date fair value of such grants are as follows: Nassim Usman, Ph.D. ($841,820), Seline Miller ($169,423), Thomas Eastling ($841,820) and Ruoyu Chen ($84,711). The combined company’s board is also expected to approve an additional award of stock options under the 2023 Omnibus Incentive Plan to Ms. Miller, which will vest subject to her completion of a consulting term following the closing of the Contributions.
Severance Benefits
Pursuant to the severance agreements between Catalyst and Grant Blouse, in the event that Catalyst consummates the Contributions prior to the expiration of the nine-month period beginning from his separation from Catalyst, Catalyst will pay Mr. Blouse all then unpaid severance pay in a lump sum within 30 days following the later of (i) the Effective Time and (ii) the effective date of his severance agreements.
Pursuant to his employment agreement with Catalyst, as modified by that certain Waiver Agreement dated January 17, 2023, in connection with the termination of his employment, Dr. Nassim Usman shall be entitled to receive, subject to certain conditions described in Dr. Usman’s amended and restated employment agreement, the following:
•	continued base salary for twelve (12) months after the termination (the “Usman Severance Period”);
•	accelerated vesting of options that would otherwise have vested during the Usman Severance Period; and
•
payment by Catalyst of the same portion of his monthly premium under COBRA as it pays for active employees until (i) the close of the Usman Severance Period if the termination occurs outside of the CIC Protection Period or (ii) the end of the 18-month period following termination if such termination occurs during the CIC Protection Period. “CIC Protection Period” refers to the 6-month period prior to, or the 18-month period following, a change in control (as defined in the employment agreement).

Pursuant to her employment agreement with Catalyst, as modified by that certain Waiver Agreement dated January 17, 2023 and as further amended thereafter, if Seline Miller’s employment is terminated, she shall be entitled to receive, subject to certain conditions described in Mrs. Miller’s employment agreement, the following:
•
continued base salary (i) for nine (9) months after the termination if such termination occurs after August 31, 2023, or (ii) until May 31, 2024, if such termination occurs prior to August 31, 2023 (the “Miller Severance Period”);

•	accelerated vesting of options that would otherwise have vested during the Miller Severance Period; and
•
payment by Catalyst of the same portion of her monthly premium under COBRA as it pays for active employees until (i) the close of the Miller Severance Period if the termination occurs outside of the CIC Protection Period or (ii) the end of the 12-month period following termination if such termination occurs during the CIC Protection Period.

Ownership Interests
As of May 15, 2023, Catalyst’s directors and executive officers beneficially owned, in the aggregate, approximately 0.3% of the shares of Catalyst Common Stock, which, for purposes of this subsection, excludes any shares of Catalyst Common Stock issuable upon exercise or settlement of stock options to purchase shares of Catalyst Common Stock or restricted stock units held by such individual.
Management Following the Contributions
Three of Catalyst’s existing directors, Thomas Eastling, Ying Luo and Nassim Usman, Ph.D., will continue as directors of the combined company after the Effective Time and, following the closing of the Contributions, will be eligible to be compensated as a non-employee director of Catalyst pursuant to the Catalyst non-employee director compensation policy that is expected to remain in place following the Effective Time.

Indemnification of Officers and Directors
Catalyst has entered into indemnification agreements with each of Catalyst’s directors and executive officers, including the two directors appointed to the board following the signing of the Business Combination Agreement, Ying Luo, Ph.D. and Thomas Eastling. Pursuant to the indemnification agreements, Catalyst has agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the DGCL. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of Catalyst. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to Catalyst’s obligation to indemnify the directors and officers, including any intentional malfeasance or act where the director or officer did not in good faith believe he or she was acting in Catalyst’s best interests, with respect to “short-swing” profit claims under Section 16(b) of the Exchange Act and, with certain exceptions, with respect to proceedings that he or she initiates.
Interests of GNI Parties’ Directors and Executive Officers in the Contributions
In considering the recommendation of the board of directors and executive directors, as applicable, of the GNI Parties with respect to approving the Contributions, stockholders should be aware that the board of directors and executive directors, as applicable, of the GNI Parties may have interests in the Contributions that are different from, or in addition to, the interests of BC. These interests may present them with actual or potential conflicts of interest and these interests, to the extent material, are described below.
The board of directors and executive directors, as applicable, of the GNI Parties were aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Business Combination Agreement and the Contributions.
Ownership Interests
As of May 15, 2023, GNI Japan and GNI Hong Kong beneficially owned, in the aggregate, approximately 16.6% of the shares of Catalyst Common Stock and 80.5% of the shares of Catalyst Common Stock upon conversion of the Catalyst Convertible Preferred Stock that is convertible upon the approval of Proposal No. 2 and successful application for initial listing with The Nasdaq Stock Market.
Treatment of BC Options
At the Effective Time of the Contributions, BC will terminate the 2021 Plan and BC Options outstanding thereunder will be terminated and replaced with options granted pursuant to a sub-plan for PRC participants under the 2023 Omnibus Incentive Plan that are substantially similar in all material respects to the BC Options previously outstanding under the 2021 Plan.
The table below sets forth information regarding the BC Options held as of May 15, 2023 granted under any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of BC. The number of shares of common stock underlying the Gyre Options granted in respect of the BC Options will be adjusted appropriately to reflect the proposed reverse stock split. In addition, when such Gyre Options are exercised in exchange for shares of the combined company’s common stock, BC is expected to issue a pro rata number of BC Common Shares to BJC Limited, a wholly-owned subsidiary of CPI and direct shareholder of BC, to proportionally increase the combined company’s indirect interest in BC. This increase in the combined company’s indirect interest in BC will maintain the combined company’s proportionate ownership in BC when such Gyre Options are exercised for the combined company’s common stock.
Name	Number of Options Held(1)	Exercise Price of All Options(2)	Number of Gyre Options(3)	Exercise Price of Gyre Options(4)
Executive Officers of BC
Songjiang Ma	2,434,150	$1.41	67,650,710	$0.05
Lin Han	209,942	$1.41	5,834,778	$0.05
Qijia Liu	196,728	$1.41	5,467,530	$0.05
Weiguo Ye	898,691	$1.41	24,976,721	$0.05
Li Zhang	13,796	$1.41	383,423	$0.05

Name	Number of Options Held(1)	Exercise Price of All Options(2)	Number of Gyre Options(3)	Exercise Price of Gyre Options(4)
Directors of BC
Ying Luo	1,808,537	$1.41	50,263,465	$0.05
Charles Wu	91,977	$1.41	2,556,256	$0.05
Ruoyu Chen	312,248	$1.41	8,678,101	$0.05
Yuwen Wu	—	—	—	—
Xiaoxing Jiang	—	—	—	—
(1)
Pursuant to the 2021 Plan, the BC Options were granted on February 4, 2021, and vested 20 months after the grant date (the “Vesting Period”). 50% of each person’s BC Options may be exercised from the first day that BC’s board of directors has certified the conditions to exercise have been met until the last business day of the 12 months following the expiration of the Vesting Period (the “First Exercisable Period”). The remaining 50% may be exercised following the expiration of the First Exercisable Period and from the first day that BC’s board of directors has certified the conditions to exercise have been met until the last business day of the 24 months following the expiration of the Vesting Period. As of the date of this table, BC’s board of directors has certified that all of the conditions to exercise will have been met when the Contributions have been consummated.

(2)	The exercise price is RMB 9.79. The foreign exchange rate reported by the People's Bank of China as of the date of this table was 6.9400.
(3)
Each BC Option will be converted into 27.8 Gyre Options, which such ratio is equal to the quotient of 1,110,776,224 shares of Catalyst Common Stock to be issued in the Business Combination divided by 39,967,000 BC shares exchanged by BJC Limited and the Minority Holders for the Catalyst Common Stock in the Contribution.

(4)	The exercise price of the Gyre Options is equal to the quotient of the exercise price of each BC option divided by 27.8, and such amount is converted into U.S. dollars.
Management Following the Contributions
As described elsewhere in this proxy statement, including in the section captioned “Management Following the Contributions,” certain of BC’s directors and executive officers are expected to become the directors and executive officers of the combined company upon the closing of the Contributions.
Limitations of Liability and Indemnification
For a discussion of the indemnification provisions related to the directors and executive officers of BC and Further Challenger are entitled to under the Business Combination Agreement, please see the section entitled “The Business Combination Agreement—Indemnification and Insurance for Directors and Officers” beginning on page 151 of this proxy statement.
Form of the Contributions
Pursuant to the Business Combination Agreement, Catalyst will acquire an indirect controlling interest in BC pursuant to the following transactions: (a) GNI USA will contribute all of its CPI Ordinary Share to Catalyst, (b) GNI USA will contribute its interest in Further Challenger to Catalyst and (c) each Minority Holder will contribute 100% of the interest he or she holds in his or her respective Entity to Catalyst. The Contributions are intended to qualify as exchanges governed by Section 351 of Code for U.S. federal income tax purposes.
Consideration
Subject to the terms and conditions of the Business Combination Agreement, at the Effective Time, (a) GNI USA will contribute all of the CPI Ordinary Shares it holds immediately prior to the Effective Time to Catalyst in exchange for 688,850,101 shares of Catalyst Common Stock, (b) GNI USA will contribute all of the ordinary shares of Further Challenger it holds immediately prior to the Effective Time to Catalyst in exchange for 264,971,695 shares of Catalyst Common Stock and (c) each Minority Holder will contribute 100% of the interest he or she holds in his or her respective Entity to Catalyst in exchange for an aggregate of 156,954,428 shares of Catalyst Common Stock in the amounts set forth on an annex to the Business Combination Agreement. At the election of GNI USA or any Minority Holder, GNI USA or such Minority Holder shall be issued shares of Catalyst Convertible Preferred Stock in lieu of some or all of the shares of Catalyst Common Stock GNI USA or such Minority Holder is entitled to receive.

Calculation of Catalyst’s Final Net Cash
Pursuant to the terms of the Business Combination Agreement, Catalyst’s “final net cash” means, whether positive or negative, without duplication, as of immediately prior to the Effective Time the sum (without duplication) of the following:
•	unrestricted (a) cash and cash equivalents and (b) marketable securities, in each case determined in accordance with GAAP;
•	short-term investments; and
•
accounts receivable, determined, to the extent in accordance with GAAP, in a manner consistent with the manner in which such items were historically determined and in accordance with the financial statements (including any related notes) contained or incorporated by reference in the forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by Catalyst and he audited balance sheet of Catalyst as of December 31, 2021, included in Catalyst’s Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC.

Minus the sum (without duplication) of the following:
•
Catalyst’s consolidated short-term and long-term liabilities accrued at the closing of the Contributions under GAAP (including fees and expenses incurred with respect to the Contributions and related transactions and excluding non-cash liabilities (e.g., deferred revenue));

•	any accrued and unpaid tax liabilities of Catalyst and its subsidiaries;
•
the cash cost of change in control payments, including termination or similar payments to current or former employees or other service provider of such party that have to be paid by a party in connection with, or at the time of, the closing of the Contributions and/or the termination of Catalyst’s then employees (if any);

•	the cash costs of any retention payments or other bonuses due to any current or former employee as of the closing of the Contributions;
•
80% of the sum of estimated cash costs associated with the termination of ongoing contractual obligations relating to Catalyst’s legacy business operations (including, without limitation, CRO fees, consulting fees with termination provisions and manufacturing obligations);

•	to the extent not included in the balance sheet liabilities, other outstanding contractual obligations of Catalyst;
•	the aggregate costs associated with obtaining a D&O tail policy (if applicable); and
•	any amounts paid or payable as bonuses to employees granted prior to the date of the Business Combination Agreement.
Plus, solely with respect to Catalyst, prepaid expenses.
Two business days prior to the closing of the Contributions, Catalyst will deliver to the Contributors a schedule (the “Net Cash Schedule”) setting forth, in reasonable detail, Catalyst’s good-faith, estimated calculation of Net Cash, including each component thereof as of the close of business on the last Business Day prior to the closing of the Contributions prepared and certified by Catalyst’s principal financial or accounting officer. Catalyst will make available to the Contributors, as requested by the Contributors, the work papers and back-up materials used or useful in preparing the Net Cash Schedule.
Catalyst’s net cash balance is subject to numerous factors, some of which are outside of Catalyst’s control. The actual amount of net cash will depend significantly on the timing of the closing of the Contributions.
Effective Time
The Business Combination Agreement requires the parties to consummate the Contributions as promptly as practicable (and, in any event, within two business days unless any conditions remain unsatisfied or unwaived) after all of the conditions to the consummation of the Contributions contained in the Business Combination Agreement are satisfied or waived, including the adoption of the approval by the Catalyst stockholders of the issuance of Catalyst Common Stock and the conversion of Catalyst Convertible Preferred Stock issued pursuant to the F351 Agreement into Catalyst Common Stock and the other transactions proposed under the Business Combination Agreement, other than those conditions that by their nature are to be satisfied at the closing of the Contributions. The Contributions will become effective as of 12:01 a.m. on the date on which the closing of the Contributions occur or at such other time as Catalyst, the Contributors and BC shall agree in writing. Neither Catalyst nor BC can predict the exact timing of the consummation of the Contributions.
Regulatory Approvals
In the United States, Catalyst must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Catalyst Common Stock to GNI USA and the Minority Holders in connection with the transactions contemplated by the Business Combination Agreement and the filing of this proxy statement with the SEC. Catalyst does not intend to seek any regulatory approval from antitrust authorities to consummate the transactions.
On February, 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which became effective on March 31, 2023. On the same date, CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC. These new regulations propose to establish a new filing-based regime to regulate overseas offerings and listings by PRC domestic companies. Accordingly, on May 22, 2023, BC submitted the filing documents pursuant to the Trial Measures to the CSRC that must be accepted prior to the anticipated closing of the Contributions. In June 2023, BC received comments from the CSRC on its filing materials, and BC filed its responses and supplemental materials to the CSRC. As of the date of this filing, BC has not received final confirmation from the CSRC regarding the completion of the Trial Measures filing process.
BC does not believe it falls within any of the circumstances specified in the Trial Measures in which overseas issuance and listing are prohibited. As long as BC complies with all relevant requirements, takes all necessary steps and submits all relevant materials as required, BC expects that there are no significant legal impediments to its completion of the filing process with the CSRC. However, there is still uncertainty as to whether BC will be able to complete the filing, and if it is unable to complete the filing process, BC will have to suspend or terminate the Contributions. Furthermore, pursuant to the Trial Measures, if domestic enterprises fail to fulfill the filing procedures or offer and list in an overseas market against the prohibited circumstances, they would be warned and fined not less than approximately $144,092 but not more than approximately $1.4 million. The controlling shareholder or the actual controller of a domestic enterprise who organizes or instructs to engage in such illegal acts will be fined not less than approximately $144,092 but not more than approximately $1.4 million. If the filing materials of a domestic enterprise contain false records, misleading statements or material omissions, the CSRC will order correction, issue a warning, and impose a fine of not less than approximately $144,092 and not more than approximately $1.4 million. The controlling shareholder or actual controller of a domestic enterprise who organizes or directs to engage in the illegal acts in the preceding paragraph, or conceals the relevant matters leading to the occurrence of the foregoing, shall be subject to a fine of not less than approximately $144,092 and not more than approximately $1.4 million.
Material U.S. Federal Income Tax Consequences of the Contributions
The following discussion is a summary of the material U.S. federal income tax consequences of the Contributions to GNI USA, but this discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to GNI USA. The effects of other U.S. federal tax laws (such as estate and gift tax laws, the corporate alternative minimum tax, the Medicare contribution tax on net investment income or the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code) and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, in each case, in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Catalyst stockholder. Catalyst has not sought and does not intend to seek any opinions of counsel or rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Contributions.
This discussion is limited to GNI USA and does not address consequences relevant to the other Contributors, Catalyst Stockholders or the Minority Holders.

IT IS RECOMMENDED THAT CATALYST STOCKHOLDERS AND MINORITY HOLDERS CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE CONTRIBUTIONS.
General
For U.S. federal income tax purposes, it is intended that the Contributions, taken together, qualify as a transaction governed by Section 351(a) of the Code. Catalyst, the Contributors and BC have not sought, nor do they intend to seek, any ruling from the IRS or opinion of counsel with respect to the qualification of the Contributions, taken together, as a transaction governed by Section 351(a) of the Code, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
Tax Treatment for GNI USA
Subject to the limitations and qualifications set forth in this section “—Material U.S. Federal Income Tax Consequences of the Contributions,” the following are the anticipated material U.S. federal income tax consequences to GNI USA as a result of the contribution of CPI common stock and ordinary shares of Further Challenger in the Contributions pursuant to a transaction governed by Section 351 of the Code:
•	no gain or loss upon will be recognized on the contribution of shares of CPI common stock or ordinary shares of Further Challenger for Catalyst Common Stock in the Contributions;
•
the tax basis in the Catalyst Common Stock received in the Contributions will be equal to the tax basis of the CPI common stock or ordinary shares of Further Challenger surrendered in exchange therefor; and

•
the holding period for shares of Catalyst Common Stock received in the Contributions includes its holding period for its shares of CPI common stock or ordinary shares of Further Challenger surrendered in exchange therefor.

Tax Consequences if the Contributions Fail to Qualify as an Exchange Governed by Section 351(a) of the Code
If the Contributions do not qualify as a transaction governed by Section 351(a) of the Code, GNI USA generally would recognize gain or loss for U.S. federal income tax purposes on each share of common stock of BC or ordinary share of Further Challenger contributed to Catalyst in the Contributions in an amount equal to the difference between the fair market value, at the time of the Contributions, of the Catalyst Common Stock received in the Contributions and GNI USA’s tax basis in the shares of BC common stock and ordinary shares of Further Challenger surrendered in the Contributions. Gain or loss must be calculated separately for each block of BC common stock or ordinary shares of Further Challenger exchanged by GNI USA if such blocks were acquired at different times or for different prices. Any gain or loss recognized generally would be capital gain or loss and generally would be long-term capital gain or loss if GNI USA’s holding period in a particular block exceeds one year at the Effective Time. The deductibility of capital losses is subject to limitations. GNI USA’s tax basis in shares of Catalyst Common Stock received in the Contributions would be equal to the fair market value thereof as of the closing of the Contributions and GNI USA’s holding period in such shares would begin on the day following the Contributions.
Anticipated Accounting Treatment
For accounting purposes, CPI is considered to be acquiring Catalyst in this transaction. The transaction is expected to be accounted for as a reverse asset acquisition under existing U.S. GAAP, which is subject to change and interpretation. To determine the accounting for this transaction under U.S. GAAP, a company must assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The guidance requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the operations acquired are not a business. Catalyst is not expected to meet the definition of a business since substantially all of the fair value is included in IPR&D and no substantive processes are being acquired. As such, the Contributions are expected to be treated as an asset acquisition. The accounting treatment is dependent on certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. A final determination of these estimated fair values, which cannot be made prior to the completion of the transaction, will be based on the actual net tangible and intangible assets of Catalyst that exist as of the completion of the transaction.

Nasdaq Stock Market Listing
Shares of Catalyst Common Stock are currently listed on The Nasdaq Capital Market under the symbol “CBIO.” Catalyst has agreed to cause the shares of Catalyst Common Stock being issued in the Contributions to be approved for listing on Nasdaq at or prior to the Effective Time.
In addition, under the Business Combination Agreement, each of Catalyst’s, the Contributors’ and CPI’s obligation to complete the Contributions is subject to the satisfaction or waiver by each of the parties, at or prior to the Contributions, of various conditions, including that the shares of Catalyst Common Stock to be issued in the Contributions have been approved for listing on Nasdaq as of the closing of the Contributions.
Catalyst has filed a listing application for the combined company with Nasdaq. If the Nasdaq listing application is accepted, Catalyst and the GNI Parties anticipate that the common stock of the combined company, which will be renamed Gyre Therapeutics, Inc., will be listed on The Nasdaq Stock Market following the closing of the Contributions under the trading symbol “GYRE.” In order for the Nasdaq listing application to be accepted, among other requirements, the combined company must maintain a bid price of $4 or higher. As of     , 2023, the bid price of Catalyst Common Stock was $   .
No Appraisal Rights for Catalyst Stockholders
Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances. Holders of Catalyst Common Stock are not entitled to appraisal rights under Delaware law in connection with the Contributions.

THE BUSINESS COMBINATION AGREEMENT
The following is a summary of the material terms of the Business Combination Agreement. A copy of the Business Combination Agreement is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. The Business Combination Agreement has been attached to this proxy statement to provide you with information regarding its terms. It is not intended to provide any other factual information about Catalyst, BC or the GNI Parties. The following description does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement. You should refer to the full text of the Business Combination Agreement for details of the Contributions and the terms and conditions of the Business Combination Agreement.
The Business Combination Agreement contains representations and warranties that Catalyst, on the one hand, and the GNI Parties and the Minority Holders, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Business Combination Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Business Combination Agreement. While Catalyst and the GNI Parties do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Business Combination Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about Catalyst or the GNI Parties because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Catalyst and the GNI Parties and are modified by the disclosure schedules.
Structure
Subject to the terms and conditions of the Business Combination Agreement and in accordance with applicable law, at the completion of the Combinations, CPI and Further Challenger will become wholly owned subsidiaries of Catalyst. Through CPI and Further Challenger, Catalyst will indirectly own BC.
Completion and Effectiveness of the Contributions
The Contributions will be completed as promptly as practicable after all of the conditions to completion of the Contributions are satisfied or waived, including the approval by the stockholders of Catalyst. Catalyst and the GNI Parties are working to complete the Contributions as quickly as practicable and expect that the Contributions will be completed soon after the Catalyst special meeting of stockholders scheduled to be held on   , 2023. However, Catalyst and the GNI Parties cannot predict the completion of the Contributions or the exact timing of the completion of the Contributions because it is subject to various conditions.
Treatment of BC Options
At the Effective Time of the Contributions, BC will terminate the 2021 Plan and BC Options outstanding thereunder will be terminated and replaced with options granted pursuant to a sub-plan for PRC participants under the 2023 Omnibus Incentive Plan that are substantially similar in all material respects to the BC Options previously outstanding under the 2021 Plan.
Treatment of Catalyst Common Stock and Catalyst Options
Each share of Catalyst Common Stock issued and outstanding at the time of the Contributions will remain issued and outstanding. In addition, each option to purchase shares of Catalyst Common Stock that is outstanding immediately prior to the Effective Time, whether vested or unvested, will survive the closing and remain outstanding in accordance with its terms. The number of shares of Catalyst Common Stock underlying such options and the exercise prices for such stock options will be appropriately adjusted to reflect the proposed reverse stock split.
Catalyst and the GNI Parties have agreed that the Contributions constitute or will be deemed to constitute a “change of control” or “change in control” for purposes of the Catalyst stock plans and any awards issued thereunder and for purposes of any employee benefit plan maintained for current or former employees or directors of or independent contractors to Catalyst, except as expressly set forth in agreements between Catalyst and certain employees, including Dr. Usman and Ms. Miller. Immediately after the Contributions, Catalyst stockholders as of immediately prior to the

Contributions are expected to own approximately 2.5% of the outstanding shares of common stock of the combined company (assuming conversion of the Catalyst Convertible Preferred Stock), subject to certain assumptions, including, but not limited to, a valuation for Catalyst equal to $8.5 million and a valuation for the percentage of BC acquired in the business combination equal to $299.8 million.
Directors and Officers of Catalyst Following the Contributions
Pursuant to the Business Combination Agreement, each of the directors and officers of Catalyst who will not continue as directors or officers of the combined company following the consummation of the Contributions will resign effective as of the Effective Time. Effective as of the Effective Time, the combined company board of directors will consist of a total of eight directors, who shall be Gordon G. Carmichael, Ph.D., Thomas Eastling, Ying Luo, Ph.D., Songjiang Ma, Renate Parry, Ph.D., Nassim Usman, Ph.D. Charles Wu, Ph.D. and Han Ying, Ph.D. In addition, upon the Effective Time, Charles Wu, Ph.D. will serve as Chief Executive Officer, Songjiang Ma will serve as President, Ruoyu Chen will serve as Interim Chief Financial Officer, Weiguo Ye will serve as Chief Operating Officer and Suzana Corritori, M.D., Ph.D., MSc. will serve as Vice President of Clinical Development and Regulatory Affairs of the combined company.
Amendment of the Restated Certificate of Incorporation of Catalyst
Catalyst’s certificate of incorporation shall be identical to its certificate of incorporation prior to the Effective Time (which will include the amendments contemplated by Proposal Nos. 3, 4, 5 and 7, if approved by stockholders) unless the Contributors elect to amend it further prior to the closing.
Representations and Warranties
The Business Combination Agreement contains customary representations and warranties of the CPI and Catalyst for a transaction of this type relating to, among other things:
•	corporate organization, standing and power and similar corporate matters;
•	capitalization;
•	subsidiaries;
•	authority to enter into the Business Combination Agreement and the related agreements and the absence of certain conflicts;
•	financial statements and, with respect to Catalyst, documents filed with the SEC and the accuracy of information contained in those documents;
•	liabilities;
•	material changes or events;
•	litigation;
•	permits and compliance with laws;
•	healthcare regulatory matters;
•	employee benefit plans;
•	employee matters;
•	environmental matters;
•	tax matters;
•	contracts;
•	insurance;
•	real property and leaseholds;
•	intellectual property;
•	state takeover statutes;

•	with respect to Catalyst, brokers, fees and expenses;
•	certain transactions or relationships with affiliates;
•	with respect to CPI, absence of rights plans; and
•	certain payments.
The Business Combination Agreement contains customary representations and warranties of the Contributors and the Minority Holders for a transaction of this type relating to, among other things:
•	with respect to the Contributors, corporate organization, standing and power and similar corporate matters;
•	with respect to the Contributors, capitalization and subsidiaries;
•	authority to enter into the Business Combination Agreement and the related agreements and the absence of certain conflicts;
•	ownership of shares to be contributed to Catalyst;
•	with respect to the Contributors, brokers, fees and expenses;
•	accredited investor status; and
•
with respect to the Minority Holders, the organization, standing, power, capitalization and subsidiaries of the entities with respect to which the Minority Holders will contribute their interests to Catalyst.

The representations and warranties are, in many respects, qualified by materiality and knowledge and will not survive the Contributions, but their accuracy forms the basis of one of the conditions to the obligations of Catalyst, CPI and the Contributors to complete the Contributions.
Covenants; Conduct of Business Pending the Contributions
Catalyst has agreed that, except as required by law, during the period commencing on the date of the Business Combination Agreement and continuing until the earlier to occur of the effective time and the termination of the Business Combination Agreement, Catalyst and its subsidiaries will act and carry on its business in the ordinary course of business in all material respects consistent with past practice and use reasonable best efforts to preserve its and each of its subsidiaries’ business organization, assets, rights and properties, keep available the services of its present officers, employees and consultants and preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Catalyst has also agreed that, subject to certain limited exceptions, it will not, and will not cause or permit any of its subsidiaries to, during the period commencing on the date of the Business Combination Agreement and continuing until the earlier to occur of the effective time and the termination of the Business Combination Agreement, take any action that would reasonably be expected to materially impeded or delay the Combinations, or take any of the following actions without the consent of the Contributors:
•
subject to certain exceptions, (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, (B) purchase, redeem or otherwise acquire shares of its capital stock or its other equity interests or any options, warrants or rights to acquire any such shares or other equity interests or (C) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

•	issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, or grant any person any right to acquire any shares of its capital stock;
•	amend or otherwise change, or authorize or propose to amend or otherwise change, its certificate of incorporation or bylaws (or similar organizational documents);
•
acquire (i) by merging or consolidating with, purchasing an equity interest in or a portion of the assets of, making an investment in or loan or capital contribution to or in another manner, any corporation partnership, association or other business organization or division thereof or (ii) any assets;

•
sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any lien or otherwise dispose in whole or in part of any material properties, assets or rights or any interest therein of Catalyst or any of its subsidiaries;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
•
(A) incur, create, assume or otherwise become liable for, or repay or prepay, any indebtedness, or amend, modify or refinance any indebtedness or (B) make any loans, advances or capital contributions to, or investments in, any other person;

•	incur or commit to incur any material new capital expenditure or authorization or commitment with respect thereto;
•	enter into, materially amend or terminate any material contract;
•
commence any legal action (other than an action as a result of any action commenced against Catalyst or any of its subsidiaries), or compromise, settle or agree to settle any legal action (including any action relating to the Business Combination Agreement or the transactions contemplated thereby);

•	implement or adopt any change to its financial or tax accounting methods, principles or practices, except as required by a change in accounting standards or law;
•
settle or compromise any liability for taxes; file any amended tax return or claim for tax refund; make (outside of the ordinary course of business and other than on a basis consistent with past practice), revoke or modify any tax election; file any tax return other than on a basis consistent with past practice, unless required by applicable law; consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes (other than an extension for the filing of a tax return in the ordinary course of business); grant any power of attorney with respect to taxes; enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement, tax holiday or any closing or other similar agreement; or change any method of accounting for tax purposes;

•
except to the extent required by applicable law (including Section 409(A) of the Internal Revenue Code), any arrangement in effect as of the date of the Business Combination Agreement, or as consistent with past practice, (A) increase the compensation or benefits of any director or executive officer of Catalyst, (B) amend or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan (other than any such adoption or amendment that does not increase the cost to Catalyst or any of its subsidiaries of maintaining the applicable compensation or benefit plan) with or for the benefit or its employees or directors or (C) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

•	hire or, subject to certain exceptions, terminate any employees or otherwise cause any employees to resign;
•
pay, discharge or satisfy any claim or liability, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected or reserved against on the Parent Balance Sheet (as defined in the Business Combination Agreement) or subsequently incurred in the ordinary course of business;

•	accelerate the collection of or discount any accounts receivable, delay the payment of accounts payable or defer expenses, reduce inventories or otherwise increase cash on hand;
•
fail to keep in force insurance policies or replacement or revised provisions regarding insurance coverage with respect to the assets, operations and activities of Catalyst and its subsidiaries as currently in effect;

•
permit the lapse of any right relating to Intellectual Property (as defined in the Business Combination Agreement) or any other intangible asset used in the business of Catalyst or any of its subsidiaries;

•	renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement that would restrict or limit the operations of Catalyst or any of its subsidiaries;
•	enter into any new line of business outside of its existing business;
•	enter into any new lease or amend the terms of any existing lease of real property; or

•
authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action that would make any representation or warranty of Catalyst in the Business Combination Agreement untrue or incorrect in any material respect, or would materially impair, delay or prevent the satisfaction of any conditions to obligations of the parties to effect the Contributions.

The Contributors have agreed that, except as required by law, during the period commencing on the date of the Business Combination Agreement and continuing until the earlier to occur of the Effective Time and the termination of the Business Combination Agreement, each Contributor and its subsidiaries will act and carry on its business in the ordinary course of business in all material respects consistent with past practice and use reasonable best efforts to preserve its and each of its subsidiaries’ business organization, assets, rights and properties, keep available the services of its present officers, employees and consultants and preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Each Contributor has also agreed that, subject to certain limited exceptions, it will not and will not cause or permit any of its subsidiaries to, during the period commencing on the date of the Business Combination Agreement and continuing until the earlier to occur of the effective time and the termination of the Business Combination Agreement, take any action that would reasonably be expected to materially impeded or delay the Combinations, or take any of the following actions without the consent of Catalyst:
•
subject to certain exceptions, (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, (B) purchase, redeem or otherwise acquire shares of its capital stock or its other equity interests or any options, warrants, or rights to acquire any such shares or other equity interests or (C) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

•	issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of its capital stock, or grant any person any right to acquire any shares of its capital stock;
•	amend or otherwise change, or authorize or propose to amend or otherwise change, its certificate of incorporation or bylaws (or similar organizational documents);
•
acquire (i) by merging or consolidating with, purchasing an equity interest in or a portion of the assets of, making an investment in or loan or capital contribution to or in another manner, any corporation partnership, association or other business organization or division thereof or (ii) any assets;

•
sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any lien or otherwise dispose in whole or in part of any material properties, assets or rights or any interest therein of Catalyst or any of its subsidiaries;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
•	enter into any new line of business outside of its existing business; or
•	authorize any of, or commit, resolve or agree to take any of, the foregoing actions.
Contingent Value Rights
On December 26, 2022, Catalyst declared a dividend to its common stockholders of record of the right to receive one CVR for each outstanding share of Catalyst Common Stock held by such stockholder as of such date, each representing the right to receive contingent payments upon the occurrence of certain events set forth in and subject to and in accordance with the terms and conditions of, the CVR Agreement in the form attached to the Business Combination Agreement, discussed in greater detail under the section entitled “Agreements Related to the Contributions—CVR Agreement” beginning on page 157 of this proxy statement. The record date for such dividend was January 5, 2023. In connection with such dividend, Catalyst caused the CVR Agreement to be duly authorized, executed and delivered by Catalyst and American Stock Transfer & Trust Company, LLC (the “Rights Agent”).

Non-Solicitation
Catalyst has agreed that, except as described below, it will not and will not permit or authorize its subsidiaries or any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative to:
•
solicit, initiate, endorse, encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal;

•
enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal; or

•	resolve, agree or propose to do any of the foregoing.
Notwithstanding the foregoing, Catalyst may actively take any and all actions with respect to the sale or license of its legacy assets, technology and intellectual property.
An “Acquisition Proposal” means any proposal or offer with respect to any direct or indirect acquisition or purchase or license, in one transaction or a series of transactions and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing or similar transaction, or otherwise, of (A) assets or businesses of Catalyst and its subsidiaries that generate 15% or more of the net revenues or net income (for the 12-month period ending on the last day of Catalyst’s most recently completed fiscal quarter) or that represent 15% or more of the total assets (based on fair market value) of Catalyst and its subsidiaries, taken as a whole, immediately prior to such transaction or (B) 10% or more of any class of capital stock, other equity securities or voting power of Catalyst, any of its subsidiaries or any resulting parent company of Catalyst, in each case other than the transactions contemplated by the Business Combination Agreement.
Notwithstanding the restrictions described above or anything to the contrary set forth in the Business Combination Agreement, before obtaining Catalyst stockholder approval, Catalyst may (A) furnish non-public information with respect to Catalyst and its subsidiaries to any third party (and the representatives of such third party) or (B) engage in discussions or negotiations with any third party (and the representatives of such third party) regarding any Acquisition Proposal, provided that:
•	Catalyst’s board of directors believes in good faith such Acquisition Proposal to be bona fide;
•	Catalyst has not materially breached the non-solicitation provisions of the Business Combination Agreement described above;
•
Catalyst’s board of directors has determined in good faith, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal;

•
Catalyst’s board of directors has determined in good faith, after consultation with outside legal counsel and its financial advisor, that failure to take the actions referred to in clauses (A) and (B) above would constitute a breach of its fiduciary duties to its stockholders under applicable law; and

•
Catalyst receives from the third party an executed confidentiality agreement containing terms substantially similar to and no less favorable to Catalyst than, those contained in the confidentiality agreements between Catalyst and GNI Japan and Catalyst and BC.

A “Superior Proposal” means any unsolicited bona fide binding written Acquisition Proposal that is fully financed or has fully committed financing that the Catalyst board determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, is (A) more favorable to the stockholders of Catalyst from a financial point of view than the transactions contemplated by the Business Combination Agreement (including any adjustment to the terms and conditions proposed by the Contributors in response to such proposal) and (B) reasonably likely of being completed on the terms proposed on a timely basis; provided that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “15%” shall be deemed to be references to “50%”.

The Business Combination Agreement also provides that Catalyst will as promptly (and, in any event, within 24 hours of receipt) advise the Contributors in writing of (i) any indication by any person that it is considering making an Acquisition Proposal, (ii) any inquiry or request for information, discussion or negotiation that is reasonably likely to lead to or that contemplates an Acquisition Proposal or (iii) any proposal or offer that is or is reasonably likely to lead to an Acquisition Proposal, in each case, together with a description of the material terms and conditions of and facts surrounding any such indication, inquiry, request, proposal or offer, the identity of the person making any such indication, inquiry, request, proposal or offer and a copy of any written proposal, offer or draft agreement provided by such person. Catalyst shall keep the Contributors informed (orally and in writing) with respect to the status and details (including within 24 hours after the occurrence of any amendment, modification, development, discussion or negotiation) of any Acquisition Proposal. Catalyst must provide the Contributors with written notice of the first decision by Catalyst’s board of directors to consider any Acquisition Proposal, to enter into discussions or negotiations concerning any Acquisition Proposal or to provide non-public information with respect to such to any person and in no event shall begin providing such information or engaging in such discussions or negotiations prior to providing such notice.
Adverse Recommendation Change
Under the Business Combination Agreement, subject to certain exceptions described below, Catalyst agreed that its board of directors (and any committee thereof) may not take any of the following actions, each of which are referred to in this proxy statement as an “Adverse Recommendation Change”:
•
withdraw, modify or qualify in any manner adverse to the Contributors the recommendation or declaration of advisability by the Catalyst board of directors of the Business Combination Agreement the transactions contemplated thereby or the proposals to be considered at the Catalyst special meeting;

•	recommend or otherwise declare advisable the approval by Catalyst stockholders of any Acquisition Proposal; or
•	resolve, agree or propose to taken of the foregoing actions.
However, notwithstanding the foregoing, at any time prior to the approval of the proposals to be considered at the Catalyst special meeting by the necessary vote of Catalyst stockholders, with respect to a Superior Proposal or in response to an Intervening Event, the Catalyst board of directors may (i) make an Adverse Recommendation Change or (ii) with respect solely to a Superior Proposal that was unsolicited and did not otherwise breach the non-solicitation provisions of the Business Combination Agreement, terminate the Business Combination Agreement and concurrently enter into a binding alternative acquisition agreement, if:
•
the Catalyst board of directors determines in good faith, after consultation with outside legal counsel, that the failure to do so would result in a breach of its fiduciary duties to the stockholders of Catalyst under applicable law, taking into account all adjustments to the terms of the Business Combination Agreement that may be offered by the Contributors;

•
Catalyst has provided at least five business days’ prior written notice to the Contributors that it intends to effect an Adverse Recommendation Change and specifies the reasons therefor, including the terms and conditions of and the identity of the person making, such Superior Proposal and contemporaneously furnishes written copies of any relevant proposed transactions agreements with any party making a potential Superior Proposal;

•	Catalyst has complied in all material respects with the non-solicitation provisions of the Business Combination Agreement in connection with any potential Superior Proposal or Intervening Event; and
•
after the Contributors have delivered to Catalyst a written, binding and irrevocable offer to alter the terms or conditions of the Business Combination Agreement during the required five business day notice period, the Catalyst board of directors has determined in good faith after consultation with outside legal counsel and after considering the terms of such offer by the Contributors, that the Superior Proposal continues to be a Superior Proposal and the failure to effect an Adverse Recommendation Change would result in a breach of its fiduciary duties to Catalyst stockholders under applicable law.

In addition, the Catalyst board of directors may not make an Adverse Recommendation Change in response to an Intervening Event unless:
•	Catalyst provides the Contributors with written information describing such Intervening Event in reasonable detail as soon as reasonably practicable after becoming aware of it;
•	Catalyst keeps the Contributors reasonably informed of developments with respect to such Intervening Event;
•
Catalyst notifies the Contributors in writing at least five business days before making an Adverse Recommendation Change with respect to such Intervening Event of its intention to do so and specifies the reasons therefor; and

•
after the Contributors have delivered to Catalyst a written, binding and irrevocable offer to alter the terms or conditions of the Business Combination Agreement during the required five business day notice period, the Catalyst board of directors has determined in good faith after consultation with outside legal counsel and after considering the terms of such offer by the Contributors, that the failure to effect an Adverse Recommendation Change would result in a breach of its fiduciary duties to Catalyst stockholders under applicable law.

An “Intervening Event” means a material event or circumstance that was not known or reasonably foreseeable to the Catalyst board of directors prior to the execution of the Business Combination Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any material consequence thereof, becomes known to the Catalyst board of directors prior to the receipt of approval by Catalyst stockholders of the proposals that does not relate to (A) an Acquisition Proposal, (B) CPI or its Subsidiaries (including any Company Material Adverse Effect), (C) any actions taken pursuant to the Business Combination Agreement or (D) any changes in the price of the Catalyst Common Stock.
Meeting of Catalyst’s Stockholders
Catalyst is obligated under the Business Combination Agreement to take all action necessary under applicable law, its certificate of incorporation and amended and restated bylaws and Nasdaq rules to duly call, give notice of, convene and hold a meeting of the holders of Catalyst Common Stock for the purpose of considering and voting to approve the proposals set forth herein. The Catalyst special meeting will be held promptly (and, in any event, within five Business Days) following (x) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, or (y) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC.
Indemnification and Insurance for Directors and Officers
Under the Business Combination Agreement, from the Effective Time through the sixth anniversary of the date on which the Effective Time occur, Catalyst and CPI have agreed to indemnify and hold harmless each person who was at the time of the execution of the Business Combination Agreement, or has been at any time prior to the date of the Business Combination Agreement, or who becomes prior to the Effective Time, a director or officer of Catalyst, CPI or Further Challenger, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the indemnified officer or director is or was a director or officer of Catalyst or of CPI, whether asserted or claimed prior to, at or after the Effective Time, to the extent permitted under the DGCL.
From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the provisions of the certificate of incorporation and bylaws of Catalyst with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Catalyst shall not be amended, modified or repealed in a manner that would adversely affect the rights of the individuals who, at or prior to the Effective Time, were officers or directors of Catalyst, unless such modification is required by applicable law.
To the extent permitted by applicable law, the memorandum and articles of association of CPI shall contain, and Catalyst shall cause the memorandum and articles of association of CPI to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the certificate of incorporation and bylaws of Catalyst.
Catalyst will secure and purchase a six-year “tail policy” on their respective existing directors’ and officers’ liability insurance policies.

Additional Agreements
Each of the parties has agreed to use reasonable best efforts to:
•	take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective the transactions contemplated by the Business Combination Agreement;
•	use reasonable best efforts to:
•	obtain all required consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties;
•	obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities; and
•	execute and deliver any additional instruments necessary to consummate the transactions contemplated by the Business Combination Agreement and fully carry out its purposes.
Pursuant to the Business Combination Agreement, Catalyst has further agreed that:
•
Catalyst will use reasonable best efforts to remain listed on Nasdaq and cause the shares of Catalyst Common Stock to be issued or reserved for issuance pursuant to the Business Combination Agreement to be approved for listing on Nasdaq and

•	Catalyst will, upon request by the Contributors and subject to the approval of the proposals set forth herein, approve and adopt an increase to the number of shares reserved under the Equity Plan.
Conditions to the Completion of the Contributions
The following contains a description of the material conditions to the completion of the Contributions. Each party’s obligation to complete the Contributions is subject to the satisfaction or waiver by each of the parties, at or prior to the closing, of various conditions, which include the following:
•
Proposal Nos. 1, 2, 3, 4 and 6 having been approved at a meeting of Catalyst’s stockholders, at which a quorum is present, by the requisite vote of the stockholders of Catalyst under applicable law and stock market regulations;

•	the waiting period (and any extensions thereof) applicable to the consummation of the Contributions under the HSR Act and any other applicable law having expired or been terminated;
•
no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect and no law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that prohibits or makes illegal the consummation of the Contributions; and

•	the shares of Catalyst Common Stock to be issued in the Contributions pursuant to the Business Combination Agreement having been approved for listing on Nasdaq.
In addition, the obligation of Catalyst to complete the Contributions is further subject to the satisfaction or waiver of the following conditions:
•
the representations and warranties of the Contributors and CPI must be true and correct on the date of the Business Combination Agreement and on the closing date of the Contributions as if made on the date on which the Contributions are to be completed or, if such representations and warranties address matters as of a particular date, then as of that particular date, except for inaccuracies the circumstances giving rise to which, individually or in the aggregate, have not had and would not reasonably be expected to have a CPI Material Adverse Effect;

•	each of the Contributors and CPI must have performed in all material respects all obligations required to be performed by it under the Business Combination Agreement on or prior to the closing date;
•	Catalyst must have received an officers’ certificate duly executed by an officer of each of the Contributors and CPI to the effect that certain closing conditions have been satisfied; and
•	GNI USA and each of the Minority Holders shall have delivered to Catalyst an appropriate tax form.

“CPI Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, results of operations of CPI and its subsidiaries, taken as a whole, or (B) materially impairs the ability of CPI to consummate the Contributions or any of the other transactions contemplated by the Business Combination Agreement; provided, however, that in the case of clause (A) only, CPI Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the industries in which CPI or any of its subsidiaries operates, or the economy or the financial, debt, banking, capital, credit or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of war or acts of terrorism or any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing or any declaration of martial law, quarantine or similar directive, policy or guidance or law or other action by any governmental entity in response thereto, (3) changes in law or International Financial Reporting Standards, or the interpretation or enforcement thereof, (4) the public announcement of the Business Combination Agreement or (5) any specific action taken (or omitted to be taken) by CPI at or with the express written consent of Catalyst; provided that, with respect to clauses (1), (2) and (3), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to CPI as compared to other participants in the industries in which CPI operates.
In addition, the obligation of the Contributors and CPI to complete the Contributions is further subject to the satisfaction or waiver of the following conditions:
•
the representations and warranties of Catalyst must be true and correct on the date of the Business Combination Agreement and on the closing date of the Contributions as if made on the date on which the Contributions are to be completed or, if such representations and warranties address matters as of a particular date, then as of that particular date, except for inaccuracies the circumstances giving rise to which, individually or in the aggregate, have not had and would not reasonably be expected to have a Catalyst Material Adverse Effect;

•	Catalyst must have performed in all material respects all obligations required to be performed by it under the Business Combination Agreement on or prior to the closing date;
•	the Contributors must have received an officer’s certificate duly executed by an executive officer of Catalyst to the effect that certain closing conditions have been satisfied;
•
the Contributors must have received copies of the resignations, effective as of the Effective Time, of each director and officer of Catalyst and its subsidiaries, other than resignations from the individuals who will continue as directors or officers following the Effective Time; and

•	Catalyst shall have delivered to the Contributors an appropriate tax certificate.
“Catalyst Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition or results of operations of Catalyst and its subsidiaries, taken as a whole, or (B) materially impairs the ability of Catalyst to consummate the Contributions or any of the other transactions contemplated by the Business Combination Agreement; provided, however, that, in the case of clause (A) only, Parent Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the industries in which the Catalyst and its subsidiaries operate, or the economy or the financial, debt, banking, capital, credit or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of war or acts of terrorism or any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing or any declaration of martial law, quarantine or similar directive, policy or guidance or law or other action by any governmental entity in response thereto, (3) changes in law or generally accepted accounting principles in the United States, or the interpretation or enforcement thereof, (4) the public announcement of the Business Combination Agreement or (5) any specific action taken (or omitted to be taken) by Catalyst at or with the express written consent of the Contributors; provided that, with respect to clauses (1), (2) and (3), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to Catalyst and its subsidiaries, taken as a whole, as compared to other participants in the industries in which Catalyst and its subsidiaries operate.

Each of Catalyst, the Contributors and CPI may waive any or all of the conditions to the closing of the Contributions that are for its benefit to the extent permitted by applicable laws. Catalyst, the Contributors and CPI do not believe that applicable laws would permit them to waive (i) the condition for obtaining approval from Catalyst’s stockholders of Proposal No. 1 or (ii) the condition for obtaining approval of the Contributions from the shareholders of each of the Contributors and CPI.
Termination and Termination Fees
Termination of the Business Combination Agreement
The Business Combination Agreement may be terminated at any time before the Effective Time, whether before or (subject to the terms of the Business Combination Agreement) after the required Catalyst stockholder approvals to complete the Contributions have been obtained, as set forth below:
(a)	by mutual written consent of Catalyst and Contributors;
(b)	by either Catalyst or the Contributors, if:
(i)
the Contributions have not been consummated by September 30, 2023; provided that the right to terminate the Business Combination Agreement on or after such date will not be available to any party whose action or failure to act has been a principal cause of the failure of the Contributions to occur on or before September 30, 2023;

(ii)
any court of competent jurisdiction or other governmental entity has issued a final and nonappealable judgment, order, injunction, rule or decree, or taken any other final and nonappealable action restraining, enjoining or otherwise prohibiting the Contributions; provided, however, that the party seeking to terminate the Business Combination Agreement for this reason shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with the Business Combination Agreement; or

(iii)
at the Catalyst special meeting (including any adjournment or postponement) at which and Catalyst stockholders have taken a vote on the proposals set forth herein, such proposals have not been approved by the Catalyst stockholders; provided, however, that Catalyst may not terminate the Business Combination Agreement pursuant to this provision if the failure to fulfil any obligation under the Business Combination Agreement has been a principal cause of the failure to obtain the required approval of Catalyst stockholders;

(c)	by Catalyst, if any of the following circumstances shall occur:
(i)
the Contributors or CPI have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Business Combination Agreement, or if any representation or warranty of the Contributors or CPI have become untrue, which breach or failure to perform or to be true, individually or in the aggregate, if occurring at the Effective Time, would result in the failure of a closing condition and cannot be cured by the earlier of the outside date and 30 days after giving written notice to the Contributors or CPI of such breach or failure; provided that Catalyst may not terminate the Business Combination Agreement pursuant to this provision if Catalyst is then in material breach of any its covenants or agreements set forth in the Business Combination Agreement such that any closing condition would not be satisfied; or

(ii)
at any time prior to the approval by Catalyst stockholders of the proposals set forth herein, in order to accept a Superior Proposal in accordance with the provisions of the Business Combination Agreement; provided that Catalyst shall have simultaneously entered into the associated alternative acquisition agreement, complied with the non-solicitation provisions of the Business Combination Agreement and paid to the Contributors the termination fee;

(d)	by the Contributors, if any of the following circumstances shall occur:
(i)
Catalyst has breached or failed to perform certain of its representations, warranties, covenants or agreements set forth in the Business Combination Agreement, or if any representation or warranty of the Contributors or CPI have become untrue, which breach or failure to perform or to be true, individually or in the aggregate, if occurring at the Effective Time, would result in the failure of a closing condition and cannot be cured by the earlier of the outside date and 30 days after giving written notice to the Contributors or CPI of such breach or failure; provided that Catalyst may not terminate the Business Combination Agreement pursuant to this provision if Catalyst is then in material breach of any its covenants or agreements set forth in the Business Combination Agreement such that any closing condition would not be satisfied; or
(ii)
(A) an Adverse Recommendation Change shall have occurred, (B) Catalyst shall, within 10 business days of a tender offer or exchange offer relating to Catalyst securities having been commenced, fail to publicly recommend against such tender or exchange offer or (C) Catalyst shall have failed to publicly reaffirm its recommendation of the Contributions within five business days after the date any Acquisition Proposal or material modification thereto is first commenced, publicly announced, distributed or disseminated to Catalyst’s stockholders upon a request to do so by the Contributors.

The party desiring to terminate the Business Combination Agreement will give the other party written notice of such termination.
Termination Fees Payable by Catalyst
Catalyst must pay to the Contributors a termination fee of $2 million if:
(a)
(A) an Acquisition Proposal or intention to make an Acquisition proposal is made directly to Catalyst’s stockholders or is otherwise publicly disclosed or otherwise communicated to senior management of Catalyst or Catalyst’s board of directors, (B) the Business Combination Agreement is terminated by the Contributors or Catalyst pursuant to (b)(i) or (b)(iii) above and (C) within 18 months after the date of such termination, Catalyst enters into an agreement in respect of any Acquisition Proposal or recommends or submits any Acquisition Proposal to its stockholders for adoption (provided, that for purposes of clause (C), each reference to “15%” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “50%”);

(b)	the Business Combination Agreement is terminated by the Contributors pursuant to (d)(ii) above; or
(c)	the Business Combination Agreement is terminated by Catalyst pursuant to (c)(ii) above.
Expense Reimbursements
If Catalyst terminates the Business Combination Agreement pursuant to (c)(i) above, the Contributors shall reimburse Catalyst for all of its reasonable out-of-pocket fees and expenses incurred by Catalyst in connection with the authorization, preparation, investigation, negotiation, execution and performance of the Business Combination Agreement and the Contributions, up to $2 million.
If the Contributors terminate the Business Combination Agreement pursuant to (d)(i) above, Catalyst shall reimburse the Contributors for all of their reasonable out-of-pocket fees and expenses incurred by the Contributors in connection with the authorization, preparation, investigation, negotiation, execution and performance of the Business Combination Agreement and the Contributions, up to $2 million.
Amendment
The Business Combination Agreement may be amended, modified or supplemented by Catalyst, the Contributors and CPI. Such amendment may be made at any time prior to the Effective Time and requires the approval of the respective boards of directors or equivalent bodies of CPI, the Contributors and Catalyst, except that after the Business Combination Agreement has been adopted and approved by the Catalyst stockholders, no amendment which by law requires further approval by the Catalyst stockholders, as the case may be, may be made without such further approval. Any amendment to Sections 1.1, 1.4, Article V, Sections 6.3(c), 6.3(d) and 8.4 (to the extent that such amendment to Section 8.4 pertains to the foregoing) must also be approved by the Minority Holders.
Fees and Expenses
The Business Combination Agreement provides all fees and expenses incurred in connection with the Business Combination Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except as described above in the section entitled “The Business Combination Agreement—Termination and Termination Fees” beginning on page 154 of this proxy statement and except that the Contributors and Catalyst will share equally (i) the filing and other fees paid to the SEC or under the HSR Act and (ii) all fees and expenses, other than attorneys’ and accountants’ fees, incurred in relation to the printing, filing and mailing of this proxy statement and any amendments or supplements thereto.

In addition, the Contributors shall reimburse Catalyst for ongoing operating expenses in excess of $500,0000 (but not to exceed $1 million) in the aggregate, where such expenses are solely incurred between the date of the Business Combination Agreement and the Effective Time, provided that such expenses shall be set forth on a budget that is approved by Catalyst’s board of directors after the date of the Business Combination Agreement and delivered to CPI within 30 days of the date of the Business Combination Agreement and the aggregate sum of such reimbursed amounts shall be distributed to the Catalyst stockholders pursuant to the CVR Agreement. Operating expenses in excess of $1 million (if any) incurred by Catalyst, where such expenses are solely incurred between the date of the Business Combination Agreement and the effective date of the Contributions, shall be borne equally by CPI and Catalyst; provided that any such expenses shall be approved by Catalyst’s board of directors.

AGREEMENTS RELATED TO THE CONTRIBUTIONS
CVR Agreement
Overview
Concurrent with the signing of the Business Combination Agreement on December 26, 2022, Catalyst and the Rights Agent entered into the CVR Agreement, pursuant to which each holder of Catalyst Common Stock, excluding the Sellers, as of January 5, 2023 (the “CVR Record Date”) received one contractual CVR issued by Catalyst, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Catalyst Common Stock held by such holder at the CVR Record Date. Each CVR entitles the holder thereof to receive (i) certain cash payments from the net proceeds, if any, related to (a) the disposition of Catalyst’s legacy assets within 90 calendar days after the remainder of the Holdback Amount (as defined in the CVR Agreement) is finally determined and received by Catalyst or (b) the resolution of certain legal claims; provided, however, such period will be automatically extended for any Claim (as defined in the CVR Agreement) for an additional one-year period to the extent any Claim is appealed during the initial term, (ii) 100% of the excess cash (net of all current or contingent liabilities, including transaction-related expenses) retained by Catalyst in excess of $1,000,000 as of the Closing and (iii) 100% of the amount actually received (net of indemnity claims, if any) by Catalyst pursuant to the asset purchase agreement, dated as of May 19, 2022, by and between Catalyst and Vertex.
The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the CVR Holders. In the event that no such proceeds are received, or the permitted deductions under the CVR Agreement are greater than any such proceeds, CVR Holders will not receive any payment pursuant to the CVR Agreement. There can be no assurance that CVR Holders will receive any amounts with respect thereto. The CVRs are not transferable, except in certain limited circumstances provided in the CVR Agreement, are not certificated or evidenced by any instrument and are not registered with the SEC or listed for trading on any exchange. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Catalyst or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.
The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of CVR Agreement, which is included in Annex D to this proxy statement.
Material U.S. Federal Income Tax Consequences of the Receipt of CVRs
The following discussion is a summary of the material U.S. federal income tax consequences of the receipt of CVRs to Catalyst stockholders who receive CVRs with respect to Catalyst Common Stock, but this discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a Catalyst stockholder. The effects of other U.S. federal tax laws, such as estate and gift tax laws and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, in each case, in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Catalyst stockholder. Catalyst has not sought and does not intend to seek any opinions of counsel or rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the receipt of CVRs.
This discussion is limited to Catalyst stockholders that hold Catalyst Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a Catalyst stockholder’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income or the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code. In addition, it does not address (1) the tax consequences of transactions effectuated before, after or at the same time as the distribution of the CVRs, whether or not they are in connection with the distribution of the CVRs, including, without limitation, the Contributions and the reverse stock split, except as specifically provided below and (2) consequences relevant to Catalyst stockholders subject to special rules, including, without limitation:
•	certain U.S. expatriates and former citizens or long-term residents of the U.S.;
•	Catalyst U.S. holders whose functional currency is not the U.S. dollar;
•	persons holding Catalyst Common Stock as part of a hedge, straddle or other risk-reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•
persons subject to special tax accounting rules as a result of any item of gross income with respect to Catalyst Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons deemed to sell Catalyst Common Stock under the constructive sale provisions of the Code;
•	persons who hold or received Catalyst Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
•	tax-qualified retirement plans.
If an entity treated as a partnership for U.S. federal income tax purposes holds Catalyst Common Stock, the tax treatment of a partner in the partnership and such partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Catalyst Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
IT IS RECOMMENDED THAT CATALYST STOCKHOLDERS CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT OF CVRs ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
For purposes of this discussion, a “Catalyst U.S. holder” is a beneficial owner of Catalyst Common Stock that, for U.S. federal income tax purposes, is or is treated as:
•	an individual who is a citizen or resident of the U.S.;
•	a corporation created or organized under the laws of the U.S., any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) over all of its substantial decisions or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “Catalyst non-U.S. holder” means a beneficial owner of Catalyst Common Stock that is neither a Catalyst U.S. holder nor a partnership (or other entity treated as a partnership) for U.S. federal income tax purposes.
Alternative Treatment of the Receipt of CVRs and the Proposed Reverse Stock Split as a Single Recapitalization
Catalyst will treat the proposed reverse stock split as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code that is separate from Catalyst’s distribution of the CVRs. Notwithstanding that Catalyst will report the receipt of CVRs and the proposed reverse stock split as separate transactions, it is possible that the IRS or a court could determine that the receipt of the CVRs and the proposed reverse stock split constitute a single “recapitalization” for U.S. federal income tax purposes. In such case, the tax consequences of the receipt of CVRs and the proposed reverse stock split could differ from those described below and would depend in part on many of the same considerations described below, including whether the CVRs should be treated as property, equity or debt instruments or should be subject to the “open transaction” doctrine. In general, if the CVRs are treated as property and are not subject to the “open transaction” doctrine and the receipt of the CVRs and the proposed reverse stock split constitute a single “recapitalization” for U.S. federal income tax purposes, then a Catalyst stockholder may recognize gain (but not loss) equal to the lesser of (i) the fair market value of the CVRs received and (ii) the excess (if any) of (A) the sum of (1) the fair market value of the CVRs received and (2) the fair market value of the shares of Catalyst Common Stock received in the proposed reverse stock split (including any cash received in lieu of a fractional share) over (B) the Catalyst stockholder’s adjusted tax basis in the Catalyst Common Stock surrendered in the proposed reverse stock split.
The remainder of this discussion assumes that the distribution of the CVRs to Catalyst stockholders will be treated for U.S. federal income tax purposes as a transaction that is separate and distinct from the proposed reverse stock split.
Receipt of CVRs by Catalyst U.S. Holders
There is substantial uncertainty as to the tax treatment of the CVRs. Specifically, there is no authority directly addressing whether contingent value rights with characteristics similar to the CVRs should be treated as a distribution of property with respect to Catalyst Common Stock, a distribution of equity, a “debt instrument” or an “open transaction” for U.S. federal income tax purposes and such determinations are inherently factual in nature.
As a result, it is not possible to express a definitive conclusion as to the U.S. federal income tax treatment of receipt of the CVRs or receipt of any payment pursuant to the CVRs. Based on the specific characteristics of the CVRs, Catalyst intends the issuance of the CVRs to be treated and will treat such issuance, as a distribution of property with respect to its stock. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any description of the intended tax consequences summarized below. No opinion of counsel or ruling has been or will be sought from the IRS regarding the tax treatment of the CVRs.
Treatment as Distribution of Property. As discussed above, Catalyst will report the issuance of the CVRs as a distribution of property with respect to its stock. Assuming such treatment is respected by the IRS, each Catalyst U.S. holder should be treated as receiving a distribution in an amount equal to the fair market value of the CVRs issued to such Catalyst U.S. holder on the date of the issuance. This distribution should be treated first as a taxable dividend to the extent of the Catalyst U.S. holder’s pro rata share of Catalyst’s current or accumulated earnings and profits for the year of issuance (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the Catalyst U.S. holder’s basis in its Catalyst Common Stock and finally as capital gain from the sale or exchange of Catalyst Common Stock with respect to any remaining value. Catalyst has accumulated earnings and profits and expects to have current earnings and profits for the relevant taxable year. Thus, Catalyst expects the distribution of the CVRs to be treated as a dividend for U.S. federal income tax purposes to the extent of Catalyst’s earnings and profits. Catalyst U.S. holders will receive a Form 1099-DIV notifying them of the portion of the CVR value that is treated as a dividend to the extent of Catalyst’s earnings and profits for U.S. federal income tax purposes. Although Catalyst will estimate the value of the CVRs for purposes of reporting on Form 1099-DIV to Catalyst U.S. holders, the value of the CVRs is uncertain and the IRS or a court could determine that the value of the CVRs at the time of issuance was higher. In such case, the Catalyst U.S. holders could be treated as having additional income or gain upon receipt of the CVRs as described above. A Catalyst U.S. holder’s initial tax basis in such holder’s CVRs should equal the fair market value of such CVRs on the date of their issuance. The holding period of such CVRs should begin on the day after the date of issuance.
Future payments received by a Catalyst U.S. holder with respect to a CVR would likely be treated as a non-taxable return of such Catalyst U.S. holder’s adjusted tax basis in the CVR to the extent thereof and payment in excess of such amount may be treated as ordinary income. However, the treatment of future payments, if any, pursuant to the CVRs is uncertain and alternative treatments are possible.
Alternative Treatment as Equity. It is possible that the issuance of the CVRs could be treated as a distribution of equity for U.S. federal income tax purposes, in which case Catalyst U.S. holders generally should not recognize gain or loss as a result of the issuance of the CVRs. Each Catalyst U.S. holder’s tax basis in such holder’s Catalyst Common Stock would be allocated between such holder’s Catalyst Common Stock and such holder’s CVRs based on the fair market value of the CVRs on the date of their issuance and the fair market value of such holder’s Catalyst Common Stock. The holding period of such CVRs should include the Catalyst U.S. holder’s holding period of such holder’s Catalyst Common Stock. Future payments, if any, on a CVR received by a Catalyst U.S. holder should be treated as a dividend to the extent of the Catalyst U.S. holder’s pro rata share of Catalyst’s current or accumulated earnings and profits at the time of such payment (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the Catalyst U.S. holder’s basis in the CVR and finally as capital gain from the sale or exchange of the CVR with respect to any remaining amount. As discussed above, Catalyst will not report the issuance of the CVRs as a distribution of equity for U.S. federal income tax purposes.

Alternative Treatment as Debt Instrument. It is also possible that the CVRs could be treated as one or more “debt instruments.” If the CVRs are treated as one or more “debt instruments,” then payments received with respect to the CVRs would likely be treated as payments in retirement of a “debt instrument,” except to the extent of interest imputed under the Code. If this tax treatment were to apply, interest generally would be imputed under complex rules. In such a case, a Catalyst U.S. holder would be required to include any such interest in income on an annual basis, whether or not currently paid. As discussed above, Catalyst will not report the issuance of the CVRs as a distribution of a “debt instrument” for U.S. federal income tax purposes.
Alternative Treatment as “Open Transaction.” It is also possible that the issuance of the CVRs could be treated as subject to the “open transaction” doctrine if the value of the CVRs at closing cannot be “reasonably ascertained.” If the receipt of CVRs were treated as an “open transaction” for U.S. federal income tax purposes, each Catalyst U.S. holder should not immediately take the CVRs into account in determining whether such holder must recognize income or gain, if any, on the receipt of the CVRs and such holder would not take any tax basis in the CVRs. Rather, the Catalyst U.S. holder’s U.S. federal income tax consequences would be determined at the time future payments, if any, with respect to the CVRs are received or deemed received in accordance with the Catalyst U.S. holder’s regular method of accounting based on whether, as discussed above, the CVRs are treated as a distribution of property or of debt or equity. As discussed above, Catalyst will not report the issuance of the CVRs as an open transaction for U.S. federal income tax purposes.
Receipt of CVRs by Catalyst Non-U.S. Holders
Provided that the issuance of the CVRs is treated as a distribution of property with respect to Catalyst Common Stock, each Catalyst non-U.S. holder should be treated as receiving a distribution in an amount equal to the fair market value of the CVRs issued to such Catalyst non-U.S. holder on the date of the issuance. This distribution should be treated first as a taxable dividend to the extent of the Catalyst non-U.S. holder’s pro rata share of Catalyst’s current or accumulated earnings and profits for the year of issuance (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the Catalyst non-U.S. holder’s basis in its Catalyst Common Stock and finally as capital gain from the sale or exchange of Catalyst Common Stock with respect to any remaining amount. Catalyst is in the process of performing an analysis of its earnings and profits and some or all of the distribution could be treated as a dividend for U.S. federal income tax purposes if Catalyst determines that it has current or accumulated earnings and profits. If Catalyst cannot determine at the time of the distribution of the CVRs whether or not the amount of such distribution will exceed current and accumulated earnings and profits, Catalyst or the applicable withholding agent may withhold (potentially by utilizing other property of such Catalyst non-U.S. holder held in an account with the applicable withholding agent) at the rate applicable to dividends, as described below.
Dividend payments to a Catalyst non-U.S. holder generally will be subject to withholding at a 30% rate. If a Catalyst non-U.S. holder is eligible for a lower treaty rate, withholding will be at such lower treaty rate only if such Catalyst non-U.S. holder provides a duly executed and properly completed version of the appropriate IRS Form W-8 (or applicable successor form) certifying such Catalyst non-U.S. holder’s qualification for the reduced rate. If a Catalyst non-U.S. holder holds the stock through a financial institution or other intermediary, the Catalyst non-U.S. holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Catalyst non-U.S. holders who do not timely provide the applicable withholding agent with the required certification, but who qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Subject to the discussions below regarding FATCA (as defined below) and backup withholding, if the issuance of the CVRs is effectively connected with a Catalyst non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Catalyst non-U.S. holder maintains a permanent establishment in the United States to which the distribution of the CVRs is attributable), the Catalyst non-U.S. holder will be exempt from U.S. federal withholding tax and the distribution of the CVRs generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such Catalyst non-U.S. holder were a U.S. holder. To claim the exemption, the Catalyst non-U.S. holder must furnish to the applicable withholding agent a duly executed and properly completed version of IRS Form W-8ECI (or applicable successor form), certifying that the distribution is effectively connected with the Catalyst non-U.S. holder’s conduct of a trade or business within the United States. A Catalyst non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on all or a portion of its effectively connected earnings and profits for the taxable year.
Future payments, if any, to a Catalyst non-U.S. holder with respect to a CVR may also be subject to withholding at a 30% rate unless the holder establishes a reduced treaty rate or that such income is exempt from withholding because it is effectively connected with the holder’s conduct of a trade or business within the United States.
Under the provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, the issuance of the CVRs and future payments, if any, to a Catalyst non-U.S. holder with respect to the CVRs may be subject to withholding at a rate of 30% if the Catalyst non-U.S. holder fails to satisfy prescribed certification requirements. In general, no such withholding will be required with respect to a Catalyst non-U.S. holder that timely provides certifications that establish an exemption from FATCA withholding on a duly executed and properly completed version of the appropriate IRS Form W-8. If withholding under FATCA is required, Catalyst non-U.S. holders not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) may be required to seek a refund or credit from the IRS.
Any withholding required by Catalyst or other applicable withholding agents may be satisfied by Catalyst or such agent by withholding a portion of the issued CVRs, from future payments, if any, on the CVRs, or from other property of the Catalyst non-U.S. holder held in an account with the applicable withholding agent.
To the extent that the issuance of the CVRs is treated as capital gain from the sale or exchange of Catalyst Common Stock, such gain generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with the conduct by a Catalyst non-U.S. holder of a trade or business in the United States (and, if an income tax treaty applies, the gain is generally attributable to a U.S. permanent establishment maintained by such Catalyst non-U.S. holder), (ii) in the case of gain realized by a Catalyst non-U.S. holder that is an individual, such Catalyst non-U.S. holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met or (iii) Catalyst is or has been a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes and, if the shares are “regularly traded on an established securities market,” such Catalyst non-U.S. holder owned, directly or indirectly, at any time during the five-year period ending on the date of the distribution, more than five percent of the shares of Catalyst Common Stock and such Catalyst non-U.S. holder is not eligible for any treaty exemption. Catalyst believes it is not and has not been, a USRPHC for U.S. federal income tax purposes. In addition, although not free from doubt, Catalyst believes that shares of Catalyst Common Stock currently should be considered to be regularly traded.
Due to the legal and factual uncertainty regarding the tax treatment of the CVRs (and any future distributions pursuant to the CVRs), Catalyst non-U.S. holders are urged to consult their tax advisors concerning the recognition of gain and/or loss or withholding that may apply in connection with the CVRs and any future distributions pursuant to the CVRs.
Information Reporting and Backup Withholding
In general, the issuance of the CVRs to Catalyst U.S. holders will be reported to the IRS unless the holder is an exempt recipient. Backup withholding, currently at a rate of 24%, may apply unless the Catalyst U.S. holder (1) is an exempt recipient or (2) provides a certificate (generally on an IRS Form W-9) containing the Catalyst U.S. holder’s name, address, correct federal taxpayer identification number and statement that the Catalyst U.S. holder is a U.S. person and is not subject to backup withholding.
A Catalyst non-U.S. holder will not be subject to backup withholding with respect to the issuance of the CVRs, provided the Catalyst non-U.S. holder certifies its non-U.S. status, such as by providing a duly executed and properly completed version of the appropriate IRS Form W-8, or otherwise establishes an exemption. However, information returns will be filed with the IRS in connection with the issuance of the CVRs, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Catalyst non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
PLEASE CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE PROPER CHARACTERIZATION OF THE RECEIPT OF THE CVRs.

CATALYST EXECUTIVE AND DIRECTOR COMPENSATION
Executive Compensation
Catalyst’s named executive officers for 2022, which consist of its principal executive officer and the next two most highly compensated executive officers, are:
•	Nassim Usman, Ph.D., Catalyst’s President and Chief Executive Officer;
•	Grant Blouse, Catalyst’s Chief Scientific Officer;
•	Seline Miller, Catalyst’s Interim Chief Financial Officer.
Summary Compensation Table
The following table shows for the fiscal years ended December 31, 2022 and 2021 compensation awarded to or paid to Catalyst’s named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Nassim Usman, Ph.D. President and Chief Executive Officer	2022	595,000	1,149,000	640,434		8,348	2,392,782
	2021	595,000		622,642		11,600	1,229,242
Grant Blouse Chief Scientific Officer	2022	414,000	572,249	78,499		12,200	1,076,948
	2021	407,333	77,324	252,037		11,600	748,294
Seline Miller Interim Chief Financial Officer	2022	325,000	370,351	42,210		12,200	749,761
	2021	201,426	53,455	58,458		6,248	319,587
(1)
The amounts paid in 2022 reflect special bonuses that were paid in connection with Catalyst’s sale of its complement-related assets to Vertex for up to $60 million and the subsequent distribution of approximately $45 million to Catalyst’s stockholders in a special dividend, as well as Catalyst’s distribution of approximately $7.5 million to its stockholders as a special dividend, along with the distribution to Catalyst’s stockholders of a CVR.

(2)
The amounts in this column reflect the aggregate grant date fair value of options awarded during the year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Compensation-Stock Compensation (Topic 718), or ASC 718, disregarding the potential for forfeitures, regardless of the period in which the corresponding compensation expense was recorded in accordance with ASC 718.

(3)	The amount in this column for Dr. Usman, Dr. Blouse and Ms. Miller represent Catalyst 401(k) plan matches.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding unexercised stock options held by each of the named executive officers as of the end of fiscal year 2022, which reflects adjustments to the exercise price and the number of shares subject to each stock option that were made in connection with certain changes in Catalyst’s capitalization that occurred on or prior to the end of fiscal year 2022, as required pursuant to the terms of the applicable equity plan. This information does not give effect to the proposed Reverse Stock Split or the payment of the special, one-time cash dividend payment of $1.43 per share to holders of its common stock and on January 31, 2023.
Name	Grant Date	Number of Securities Underlying Unexercised Option Exercisable (#)	Number of Securities Underlying Unexercised Option Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Nassim Usman, Ph.D.	8/20/2015(1)(2)	5,705	—	45.43	1/3/2023
	10/22/2015(1)(3)	57,053	—	17.36	10/22/2025
	7/11/2017(4)	988,193	—	1.22	7/11/2027
	1/12/2018 (5)	361,372	—	3.98	1/12/2028
	7/30/2018(6)	285,294	—	2.55	7/30/2028
	1/24/2019(7)	297,972	6,341	2.10	1/24/2029
	1/23/2020(8)	318,975	118,475	1.81	1/23/2030
	2/8/2021(9)	244,088	288,460	1.55	2/8/2031
	6/1/2022(10)	—	1,521,568	0.32	6/1/2032
Grant Blouse, Ph.D.	7/16/2018(11)	114,117	—	3.21	7/16/2028
	7/30/2018(12)	38,038	—	2.55	7/30/2028
	1/24/2019(13)	67,043	1,426	2.10	1/24/2029
	1/23/2020(14)	97,079	36,057	1.81	1/23/2029
	2/8/2021(9)	67,122	79,328	1.55	2/8/2031
	6/16/2021(15)	35,660	59,437	1.14	6/16/2031
	2/11/2022(16)	—	760,783	0.14	2/11/2032
Seline Miller	4/15/2021(17)	26,617	34,245	1.27	4/15/2031
	2/11/2022(16)	—	408,921	0.14	2/11/2032
(1)
These stock options were granted by Catalyst’s board of directors on the grant dates listed, but were assumed by Catalyst upon the closing of the merger on August 20, 2015 and converted into options to purchase common stock of Catalyst as described in the table.

(2)	These options became fully vested on August 20, 2019.
(3)	These options became fully vested on September 1, 2019.
(4)	These options became fully vested on June 15, 2021.
(5)	The options became fully vested on January 12, 2022.
(6)	The options became fully vested on June 13, 2022.
(7)
The remaining portion of these options to purchase common stock vests at the rate of 1/48th of the total number of shares subject to the option on the 24th day of each month, with the final tranche vesting on January 24, 2023.

(8)
The remaining portion of these options to purchase common stock vests at the rate of 1/48th of the total number of shares subject to the option on the 23rd day of each month, with the final tranche vesting on January 23, 2024.

(9)
The remaining portion of these options to purchase common stock vests at the rate of 1/48th of the total number of shares subject to the option on the 8th day of each month, with the final tranche vesting on February 8, 2025.

(10)
This option grant is subject to vesting upon the attainment of milestones established by the compensation committee of Catalyst’s board of directors (the “Compensation Committee”), none of which milestones has occurred.

(11)	The options became fully vested on July 2, 2022.
(12)	The options became fully vested on July 1, 2022.
(13)
The remaining portion of these options to purchase common stock vests at the rate of 1/48th of the total number of shares subject to the option on the 24th day of each month, with the final tranche vesting on January 24, 2023.

(14)
The remaining portion of these options to purchase common stock vests at the rate of 1/48th of the total number of shares subject to the option on the 23rd day of each month, with the final tranche vesting on January 23, 2024.

(15)
The remaining portion of these options to purchase common stock vests at the rate of 1/48th of the total number of shares subject to the option on the 16th day of each month thereafter, with the final tranche vesting on June 16, 2025.

(16)
These options to purchase common stock vest at the rate of 1/4 of the total number of shares subject to the option on February 11, 2023 and at the rate of 1/48th of the total number of shares subject to the option on the 11th day of each month thereafter, with the final tranche vesting on February 11, 2026.

(17)
The remaining portion of these options to purchase common stock vests at the rate of 1/48th of the total number of shares subject to the option on the 29th day of each month thereafter, with the final tranche vesting on March 29, 2025.

Post-Closing Arrangements
In connection with the Contributions, Catalyst’s board of directors is expected to adopt the 2023 Omnibus Incentive Plan, subject to stockholder approval, in order to facilitate the grant of equity awards to attract, retain and incentivize employees (including its named executive officers). Please see the section entitled “Proposal No. 6 – Approval of the 2023 Omnibus Incentive Plan” for a summary of the material terms of the 2023 Omnibus Incentive Plan. Immediately following the consummation of the Contributions, the combined company’s board of directors is expected to approve grants of awards of fully vested stock options under the 2023 Omnibus Incentive Plan representing the following percentages of the outstanding shares of the combined company, on a fully diluted basis assuming conversion of the Catalyst Convertible Preferred Stock and including the outstanding options of Catalyst, the Gyre Options to be granted in respect of the BC Options and such grants, to Nassim Usman, Ph.D. (0.33%) and Seline Miller (0.07%), as well as to Thomas Eastling (0.33%), Ruoyu Chen (a current GNI consultant who is expected to serve as Interim Chief Financial Officer of the combined company following the Contributions) (0.03%) and one other GNI consultant (0.03%), for contributions to realizing the successful completion of the entire transaction. The approximate grant date fair value of such grants are as follows: Nassim Usman, Ph.D. ($841,820), Seline Miller ($169,423), Thomas Eastling ($841,820), Ruoyu Chen ($84,711) and one other GNI consultant ($84,711).
Seline Miller will cease serving as Catalyst’s interim Chief Financial Officer at the Effective Time and, following the consummation of the Contributions, will not continue as an executive officer of the combined company. Ms. Miller entered into an amendment to her employment agreement with Catalyst providing that, if Ms. Miller experiences a qualifying termination after August 31, 2023, she will continue to receive payment of her base salary for nine months from such termination date, and if Ms. Miller experiences a qualifying termination prior to August 31, 2023, she will receive continued payment of her base salary until May 31, 2024, and in each case, continued vesting of stock options for the duration of the applicable severance period. Additionally, Ms. Miller has entered into a consulting agreement with Catalyst providing that, in her capacity as a consultant and reporting to the Chief Financial Officer or the Interim Chief Financial Officer of the combined company (as applicable), Ms. Miller will provide integration and transition assistance commencing upon the closing of the Contributions until March 31, 2024, at a rate of $350 per hour, provided that, if the amount aggregate of consulting fees paid to Ms. Miller under her consulting agreement is less than $100,000 as of March 31, 2024, Catalyst will, on such date, pay Ms. Miller the an amount equal to the difference between $100,000 and the amount of such aggregate consulting fees previously paid. Upon the closing of the Contributions, Ms. Miller will also be awarded an additional stock option under the 2023 Omnibus Incentive Plan for 100,000 shares of common stock pursuant to the terms of the consulting agreement, which will become vested, if at all, on March 31, 2024, subject to Ms. Miller’s continued service to Catalyst pursuant to her consulting agreement through such date.
Limitation of Liability and Indemnification
Catalyst has entered into indemnification agreements with each of its directors and with each executive officer. Pursuant to the indemnification agreements, Catalyst has agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the DGCL. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of Catalyst. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to Catalyst’s obligation to indemnify the directors and officers, including any intentional malfeasance or act where the director or officer did not in good faith believe he or she was acting in Catalyst’s best interests, with respect to “short-swing” profit claims under Section 16(b) of the Exchange Act and, with certain exceptions, with respect to proceedings that he or she initiates.

Director Compensation
Until 2022, pursuant to Catalyst’s non-employee directors’ compensation policy (directors who are Catalyst employees do not receive any compensation for their service on Catalyst’s board of directs), Catalyst’s non-employee directors were eligible to receive the following:
•
Initial Equity Grants. Each non-employee director who joins Catalyst’s board of directors received an option to purchase 28,000 shares of common stock, which will vest over three years, subject to continued service.

•
Annual Retainers. Each non-employee director received an annual retainer for service on Catalyst’s board of directors consisting of an option to purchase 14,000 shares of common stock, to be awarded at Catalyst’s annual stockholders’ meeting and which will vest over one year. However, due to the changes in Catalyst’s business, no annual option grants were awarded in connection with Catalyst’s 2022 Annual Meeting of Stockholders. Such awards were in addition to annual cash retainers for service on Catalyst’s board of directors and committees of Catalyst’s board of directors, or for service as chair of Catalyst’s board of directors or such committees (inclusive of retainers for service as a member), which were paid quarterly in the amounts as follows:

Additional annual retainer fees for service as member or chair of	Member	Chair
Board of Directors	$40,000	$75,000
Audit Committee	$9,000	$18,000
Compensation Committee	$7,000	$14,000
Governance and Nominating Committee	$5,000	$10,000
Pursuant to a policy approved by the Catalyst’s then-board of directors, each director may elect to receive some or all of his or her retainer service fees in the form of fully vested shares of Catalyst Common Stock.
Director Compensation for 2022
The following table shows for the year ended December 31, 2022 certain information with respect to the compensation of Catalyst’s non-employee directors serving during 2022. For information regarding compensation paid to Nassim Usman, Ph.D., see the “Summary Compensation Table” on page 162.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Stock Grants ($)	Total ($)
Augustine Lawlor	91,000	—	—	91,000
Andrea Hunt	50,000	—	—	50,000
Eddie Williams	45,000	—	—	45,000
Errol B. De Souza	59,000	—	—	59,000
Geoffrey Ling	47,000	—	—	47,000
Jeanne Jew	49,000	—	—	49,000
Sharon Tetlow	58,000	—	—	58,000
(1)
The amounts in this column reflect the aggregate grant date fair value of stock options granted during the fiscal year ended December 31, 2022 calculated in accordance with ASC 718, disregarding the potential for forfeitures.

(2)	The following table sets forth the aggregate number of option awards held by each non-employee director serving in 2022 as of December 31, 2022:
Name	Aggregate Number of Option Awards
Augustine Lawlor	154,054
Andrea Hunt	148,350
Eddie Williams	148,350
Errol B. De Souza	157,218
Geoffrey Ling	109,255
Jeanne Y. Jew	44,385
Sharon Tetlow	109,255
Contributions-related Compensation of Named Executive Officer
The following table and the related footnotes present information about the compensation payable to Catalyst’s named executive officers. The compensation shown in the table below is intended to comply with Item 402(t) of

Regulation S-K, which requires disclosure of information about compensation for each named executive officer that is based on or otherwise relates to the Contributions. The cash and perquisites/benefits disclosure provided by this table is quantified assuming that the following events occur on May 15, 2023, the latest practicable date prior to the filing of this proxy statement: (i) the consummation of the Contributions and (ii) each of Dr. Usman and Ms. Miller experience a “qualifying termination” (as defined below) immediately following the consummation of the Contributions. The equity disclosure provided in this table is quantified assuming that the consummation of the Contributions occurs on May 15, 2023, the latest practicable date prior to the filing of this proxy statement.
As used in the discussion below, “single-trigger” refers to benefits that arise solely as a result of the consummation of the Contributions (regardless of whether a qualifying termination has occurred) and “double-trigger” refers to benefits that require two conditions, which are the consummation of the Contributions, as well as a qualifying termination following the consummation of the Contributions.
Catalyst’s named executive officers are not entitled to any pension or non-qualified deferred compensation benefits enhancements, or any other form of compensation that is based on or otherwise related to the Contributions.
Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur (including assumptions described in this proxy statement) or may occur at times different than the time assumed. Some of these assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by Catalyst’s named executive officers may differ in material respects from the amounts set forth below.
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/Benefits ($)(3)	Total ($)
Nassim Usman, Ph.D.	595,000	—	96,860	691,860
Grant Blouse	257,375	—	—	257,375
Seline Miller	243,750	—	55,018	298,768
(1)
The amounts in this column for Dr. Usman and Ms. Miller represent potential cash severance payments that Dr. Usman and Ms. Miller will be entitled to receive only upon a termination without “cause” or as a result of “constructive termination,” (as each such terms is defined in their respective employment agreements) (each referred to herein as a “qualifying termination”). Dr. Usman’s amended and restated employment agreement, as modified by that certain Waiver Agreement dated January 17, 2023 (the “Usman Employment Agreement”), and Ms. Miller’s employment agreement, as modified by that certain Waiver Agreement dated January 17, 2023, and as further amended thereafter (the “Miller Employment Agreement”), provide for the following potential cash severance payments upon a qualifying termination: (i) for Dr. Usman, base salary continuation for the 12 month-period immediately following the termination date (the “Usman Severance Period”); and (ii) for Ms. Miller, base salary continuation for the Miller Severance Period, in each case, payable in accordance with Catalyst’s standard payroll practice following the effective date of the release described below. As a condition to receiving the severance benefits set forth in the table above, Dr. Usman and Ms. Miller must enter into a separation agreement and execute a full and irrevocable waiver and release of all claims in Catalyst’s favor. Payment of certain of these amounts may also be subject to required six-month delays under Section 409A of the Code. The cash severance payments described above for Dr. Usman and Ms. Miller would not be considered “single trigger” or “double trigger” because they are payable upon the occurrence of any qualifying termination, regardless of whether the consummation of the Contributions has also occurred.

The amount in this column for Mr. Blouse represents cash severance payments that will accelerate under Mr. Blouse’s separation agreement in connection with the consummation of the Contributions. In connection with Mr. Blouse’s termination of employment with Catalyst on January 15, 2023, Mr. Blouse entered into a separation agreement providing for base salary continuation for the 9-month period following his termination (the “Blouse Severance Period”); provided that, if the consummation of the Contributions occurs during the Blouse Severance Period, any then unpaid portion of Mr. Blouse’s cash severance will be paid in a lump sum within 30 days following the consummation of the Contributions. As a condition to receiving the severance benefits set forth in the table above, Mr. Blouse was required to execute a full and irrevocable waiver and release of all claims in Catalyst’s favor, which was included in Mr. Blouse’s separation agreement. The accelerated cash severance payments described above for Mr. Blouse would not be considered “single trigger” or “double trigger” because they will be payable to Mr. Blouse pursuant to the terms of his separation agreement regardless of whether the consummation of the Contributions occurs. Mr. Blouse’s separation agreement does not provide for any additional payments or benefits in connection with the consummation of the Contributions.
(2)
These amounts represent the estimated intrinsic value of Dr. Usman’s and Ms. Miller’s unvested stock options that will accelerate upon a qualifying termination. The Usman Employment Agreement and the Miller Employment Agreement each provide that all unvested options that would have vested during the Usman Severance Period or the Miller Severance Period, as applicable, had Dr. Usman and Ms. Miller remained employed during such periods will immediately vest upon a qualifying termination. As a condition to receiving the accelerated vesting described above, Dr. Usman and Ms. Miller must enter into a separation agreement and execute a full and irrevocable waiver and release of all claims in Catalyst’s favor. The accelerated vesting benefits described above for Dr. Usman and Ms. Miller would not be considered “single trigger” or “double trigger” because the accelerated vesting would occur upon the occurrence of any qualifying termination, regardless of whether the consummation of the Contributions has also occurred.

“Intrinsic value” with respect to Dr. Usman’s and Ms. Miller’s unvested stock options refers, in accordance with Item 402(t), to the excess of the average closing market price of Catalyst’s common stock over the first 5 business days following December 27, 2022, the date of the first announcement of the Contributions, over the exercise price of the Catalyst stock options held by Dr. Usman and Ms. Miller that were unvested as of May 15, 2023. Because the exercise price of each Catalyst stock option held by Dr. Usman and Ms. Miller that was unvested as of May 15, 2023 exceeded the average closing market price of Catalyst’s common stock over the first 5 business days following December 27, 2022, the amount reported in the table above for Dr. Usman and Ms. Miller is $0.

(3)
The amounts in this column for Dr. Usman and Ms. Miller represent the value of COBRA benefits Dr. Usman and Ms. Miller will be entitled to receive only upon a qualifying termination. The Usman Employment Agreement and the Miller Employment Agreement each provide that if the applicable executive experiences a qualifying termination during the 6-month period prior to, or the 18-month period following, a change in control (which includes the consummation of the Contributions), and the executive elects to continue company health insurance coverage under COBRA, Catalyst will pay the same portion of the executive’s monthly premium under COBRA as it pays for active employees until the earliest of (i) the date that is 18 months (for Dr. Usman) or 12 months (for Ms. Miller) following termination, (ii) the expiration of the executive’s continuation coverage under COBRA or (iii) the date when the executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment. As a condition to receiving the COBRA benefits described above, Dr. Usman and Ms. Miller must each enter into a separation agreement and execute a full and irrevocable waiver and release of all claims in Catalyst’s favor. Certain of these amounts may also be subject to required six-month delays under Section 409A of the Code. The COBRA benefits described above for Dr. Usman and Ms. Miller are considered “double trigger” payments because they will only be paid in connection with the occurrence of a qualifying termination that occurs during the 6-month period prior to, or the 18-month period following, the consummation of the Contributions.

Hedging and Pledging Policy
Under the terms of Catalyst’s insider trading policy, no employees, contractors, consultants and members of Catalyst’s board of directors (and their respective family members and any affiliated entities) may engage in hedging or monetization transactions involving Catalyst’s securities, such as contingent or forward contracts, collars and other similar or related arrangements. In addition, such persons may not hold Catalyst’s securities in a margin account or pledge our securities as collateral. This policy covers equity securities that are granted to the employee or director as compensation or held, directly or indirectly, by the employee or director.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of Catalyst. Because Catalyst is a smaller reporting company, in accordance with the smaller reporting company rules under Item 402(v) of Regulation S-K, Catalyst has provided the information required by Item 402(v) of Regulation S-K for two fiscal years and is not required to provide disclosures under Item 402(v)(2)(iv), (v)(5), (v)(2)(vi) or (v)(6).
Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Value of Initial Fixed $100 Investment Based On:	Net Income (millions)[6]
					Total Shareholder Return[5]
(a)	(b)	(c)	(d)	(e)	(f)	(h)
2022	$2,105,532	$1,763,799	$795,530	$1,090,213	$32.24	($8.2)
2021	$1,235,751	$88,374	$579,478	$154,959	$14.48	($87.9)
1.
The dollar amounts reported in column (b) are the amounts of total compensation reported for Dr. Usman (Catalyst’s President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Catalyst Executive and Director Compensation – Executive Compensation – Summary Compensation Table.”

2.
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Usman, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Usman during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Usman’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2022	$2,105,532	$640,434	$298,701	$1,763,799
2021	$1,235,751	$622,642	($524,735)	$88,374
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$—	$72,434	$ —	$226,267	$ —	$ —	$298,701
2021	$48,280	($404,024)	$ —	($168,992)	$ —	$ —	($524,735)
3.
The dollar amounts reported in column (d) represent the average of the amounts reported for Catalyst’s named executive officers (NEOs) as a group (excluding Dr. Usman, who has served as our CEO since 2015) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Dr. Usman) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Grant Blouse and Seline Miller; and (ii) for 2021, Grant Blouse, Seline Miller, Clinton Musil and Howard Levy.

4.
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Dr. Usman), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Dr. Usman) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Dr. Usman) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$795,530	$60,355	$355,038	$1,090,213
2021	$579,478	$200,606	($223,913)	$154,959
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$275,842	$20,227	$ —	$58,969	$—	$ —	$355,038
2021	$7,447	($27,804)	$ —	($36,454)	($167,102)	$ —	($223,913)
5.
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between Catalyst’s share price at the end and the beginning of the measurement period by Catalyst’s share price at the beginning of the measurement period.

6.	The dollar amounts reported represent the amount of net loss reflected in Catalyst’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table
While Catalyst generally utilizes many factors to align executive compensation with Catalyst performance, including the qualifications, experience, role and responsibilities of our executives, a review of comparable company data (except Catalyst did not conduct a formal comparability analysis in 2022, when Catalyst anticipated beginning a wind-down process of its operations), assessments of individual performance, and other performance measures, all of those factors are not presented in the Pay versus Performance table. Moreover, Catalyst generally seeks to incentivize long-term performance, and therefore, does not specifically align Catalyst’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, Catalyst is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Dr. Usman and the average amount of compensation actually paid to Catalyst’s NEOs as a group (excluding Dr. Usman) is generally aligned with the upward trend of Catalyst’s cumulative TSR over the two years presented in the table. Though Catalyst does not use cumulative TSR in its executive compensation program, compensation actually paid is aligned with Catalyst’s cumulative TSR over the period presented as a significant portion of the compensation actually paid to Dr. Usman and to the other NEOs is comprised of equity awards.

Compensation Actually Paid vs. Company TSR
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Cumulative TSR
(value of initial $100 investment)
$1,235,751
$88,374
$14.48
$2,105,532
$1,763,799
$32.24
2021
2022
PEO
Average for Non-PEO NEOs
TSR

Compensation Actually Paid and Net Income (Loss)
Catalyst has never been profitable and has incurred significant operating losses in each year since inception. As demonstrated by the following table, while Catalyst experienced challenges with respect to net loss in 2021 and 2022, the amount of compensation actually paid to Dr. Usman and the average amount of compensation actually paid to Catalyst’s NEOs as a group (excluding Dr. Usman) is generally aligned with Catalyst’s improvement with respect to net loss over the two years presented in the table. Catalyst does not use net income or loss as a performance measure in its executive compensation program.

Compensation Actually Paid vs. Net Loss
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
10.00
-10.00
-30.00
-50.00
-70.00
-90.00
-110.00
Net Income (Loss) (millions)
$1,235,751
$88,374
-$87.90
$2,105,532
-$8.20
$1,763,799
2021
2022
PEO
Average for Non-PEO NEOs
Net Income (Loss) (millions)

BC EXECUTIVE COMPENSATION
Overview
The following section discusses the material components of the executive compensation program for BC’s named executive officers who are identified in the Summary Compensation Table below. This discussion may contain forward-looking statements that are based on BC’s current plans, considerations, expectations and determinations regarding future compensation programs.
For 2022, BC’s named executive officers were:
•	Songjiang Ma, General Manager;
•	Lin Han, Vice President and Chief Financial Officer;
•	Qijia Liu, Vice President;
•	Weiguo Ye, Executive Vice President and Chief Operating Officer; and
•	Li Zhang, Vice President.
2022 Compensation of Named Executive Officers
For the year ended December 31, 2022, the compensation for each named executive officer generally consisted of a base salary, performance-based cash bonus, standard employee benefits and stock options under BC’s equity plan. These elements (and the amounts of compensation and benefits under each element) were selected because BC believes they are necessary to help attract and retain executive talent which is fundamental to its success. Below is a more detailed summary of the current executive compensation program as it relates to BC’s named executive officers.
Base Salary
The named executive officers receive a base salary to compensate them for services rendered to BC. Base salaries are intended to provide a fixed level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of BC’s executive compensation program. The relative levels of base salary for the named executive officers are designed to reflect each executive officer’s skill set, experience, scope of responsibility and accountability. Please see the “Salary” column in the Summary Compensation Table for the base salary amount received by each named executive officer during the year ended December 31, 2022.
2022 Bonuses
BC maintains a cash-based bonus program in which certain of its employees, including its named executive officers, are eligible to receive discretionary annual cash bonuses based on BC’s evaluation of the employee’s individual performance and contributions, as well as BC’s overall financial condition and performance. Bonus compensation is designed to incentivize the named executive officers with a variable level of compensation, hold executives accountable by rewarding them based on actual business results and help create a “pay for performance” culture. Please see the “Bonus” column in the Summary Compensation Table for the actual cash bonus amount earned by each named executive officer for the year ended December 31, 2022.
Equity Compensation
Equity Incentive Plan and Outstanding Awards
BC maintains the Stock Incentive Plan, referred to as the 2021 Plan, in order to facilitate the grant of equity-based incentive awards to its employees, including its named executive officers, which are designed to align the interests of BC’s employees with those of BC’s stockholders. Stock options are the only form of equity award available for grant under the 2021 Plan, and as of December 31, 2022, stock options were the only type of equity incentives that BC had granted to the named executive officers. BC has historically used stock options as incentives for long-term incentive compensation to the named executive officers as the return on the awards is tied to an increase in BC’s stock price. 9,197,685 shares of BC stock were reserved for issuance in connection with grants of stock options under the 2021 Plan, collectively representing approximately 15.0% of the aggregate number of shares of BC stock outstanding.

All stock options under the 2021 Plan have a seven-year term and were granted with an exercise price of approximately $1.41 per share. Stock options granted under the 2021 Plan generally vest over a 20-month period (which may be adjusted to 17-23 months by BC’s board of directors) subject to the achievement of corporate performance conditions, and may be subject to acceleration of vesting and exercisability upon certain termination events. In the event of a change in control of BC, the 2021 Plan provides that awards outstanding thereunder will generally remain unchanged. Please see “—Outstanding Equity Awards at Fiscal 2022 Year-End” below for additional information regarding outstanding stock options held by each of the named executive officers as of the 2022 year-end.
Effective upon the consummation of the Contributions, BC intends to terminate the 2021 Plan and all awards outstanding thereunder. Thereafter, the PRC Sub-plan will be used to facilitate grants of stock options to certain BC employees, on terms substantially similar in all material respects to those previously outstanding under the 2021 Plan.
2023 Omnibus Incentive Plan
Catalyst will adopt and seek stockholder approval of the 2023 Omnibus Incentive Plan. If Catalyst’s stockholders approve the 2023 Omnibus Incentive Plan and it becomes effective, BC employees will be eligible to receive awards thereunder following the Contributions.
The aggregate number of shares of common stock of Catalyst reserved for issuance pursuant to awards under the 2023 Omnibus Incentive Plan is equal to    % of the common stock outstanding, including shares authorized under the 2023 Omnibus Incentive Plan. Any employee, director or consultant of Catalyst (including, after the Contributions, employees of BC) is eligible to receive an award under the 2023 Omnibus Incentive Plan, to the extent that an offer of such award is permitted by applicable law, stock market or exchange rules, and regulations or accounting or tax rules and regulations.
The 2023 Omnibus Incentive Plan provides for the grant of stock options (including incentive stock options and non-qualified stock options), restricted stock, restricted stock units, performance-based awards, other stock-based awards, or any combination thereof. No determination has been made as to the types or amounts of awards that will be granted to specific individuals under the 2023 Omnibus Incentive Plan. Each award will be set forth in a separate grant notice or agreement and will indicate the type and terms and conditions of the award. Please see the section entitled “Proposal No. 6—Approval of the GYRE Therapeutics, Inc. 2023 Omnibus Incentive Plan” for a summary of the material terms of the 2023 Omnibus Incentive Plan.
Summary Compensation Table
The following table presents all of the compensation awarded to or earned by or paid to BC’s named executive officers for the year ended December 31, 2022.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Songjiang Ma Executive Director And General Manager	2022	99,452	36,900	338,950	—	—	475,302
Lin Han Vice President And Chief Financial Officer	2022	116,937	29,758	29,234	—	—	175,929
Weiguo Ye Executive Vice President And Chief Operating Officer	2022	161,574	210,689	125,141	—	—	497,404
Li Zhang Vice President	2022	129,417	164,207	1,921	—	—	295,545
Qijia Liu Vice President	2022	105,509	63,534	27,394	—	—	196,437
Total		612,889	505,088	522,640	—	—	1,640,617
(1)	The amounts disclosed represent the dollar value of base salary earned by the named executive officer during 2022.
(2)	The amounts disclosed represent discretionary annual bonuses earned by the named executive officer during 2021 and paid in 2022.
(3)
The amounts disclosed represent the aggregate grant date fair value of the stock options awarded in 2022 computed in accordance with IFRS, rather than the amounts paid to or realized by the named individual.

Outstanding Equity Awards at Fiscal 2022 Year-End
The following table presents information regarding the outstanding equity awards held by each of BC’s named executive officers as of December 31, 2022.
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Songjiang Ma	2/4/2021(1)	—	2,434,150	1.40568	2/4/2028	—	—
Lin Han	2/4/2021(1)	—	209,942	1.40568	2/4/2028	—	—
Weiguo Ye	2/4/2021(1)	—	898,691	1.40568	2/4/2028	—	—
Li Zhang	2/4/2021(1)	—	13,796	1.40568	2/4/2028	—	—
Qijia Liu	2/4/2021(1)	—	196,728	1.40568	2/4/2028	—	—
(1)
Pursuant to the 2021 Plan, the BC Options were granted on February 4, 2021, and vested 20 months after the grant date (the “Vesting Period”). 50% of each person’s BC Options may be exercised from the first day that BC’s board of directors has certified the conditions to exercise have been met until the last business day of the 12 months following the expiration of the Vesting Period (the “First Exercisable Period”). The remaining 50% may be exercised following the expiration of the First Exercisable Period and from the first day that BC’s board of directors has certified the conditions to exercise have been met until the last business day of the 24 months following the expiration of the Vesting Period. As of the date of this table, none of the BC Options are exercisable.

(2)
Exercise price of the options held by each named executive officer has been converted from RMB to U.S. dollars at a rate of RMB 6.9646 to $1.00, the exchange rate on December 31, 2022, as reported by the People’s Bank of China.

Executive Compensation Arrangements
Songjiang Ma
Mr. Songjiang Ma currently receives an annual base salary of $99,452 and is eligible for an annual discretionary performance bonus with a target amount of up to 130% of his base salary.
Lin Han
Mr. Lin Han currently receives an annual base salary of $116,937 and is eligible for an annual discretionary performance bonus with a target amount of up to 130% of his base salary.
Weiguo Ye
Mr. Weiguo Ye currently receives an annual base salary of $161,574 and is eligible for an annual discretionary performance bonus with a target amount of up to 130% of his base salary.
Li Zhang
Ms. Li Zhang currently receives an annual base salary of $129,417 and is eligible for an annual discretionary performance bonus with a target amount of up to 130% of her base salary.
Qijia Liu
Ms. Qijia Liu currently receives an annual base salary of $105,509 and is eligible for an annual discretionary performance bonus with a target amount of up to 130% of her base salary.

Director Compensation
2022 Director Compensation Table
The following table sets forth information for the year ended December 31, 2022 regarding the compensation awarded to or earned by certain of BCs non-employee directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Ruoyu Chen	—	—	43,480	43,480
Yuwen Wu	—	—	—	—
Youming Cheng	—	—	—	—
Guowei Zhu	17,855	—	—	17,855
Bing Chen	17,855	—	—	17,855
Jianyuan Jack Luo	17,855	—	—	17,855
Hui Xia	14,879	—	—	14,879
Non-Employee Director Compensation
Prior to the Contributions, BC did not have a formal policy to provide any cash or equity compensation to its non-employee directors for their service on its board of directors or committees of its board of directors. In connection with closing of the Contributions, it is expected that the combined company will provide compensation to non-employee directors that is consistent with Catalyst’s current practices, however, these director compensation policies may be reevaluated by the combined company and the compensation committee following the completion of the Contributions and may be subject to change. Non-employee directors are expected to receive an annual retainer fee and equity compensation in the form of a stock option grant.
In connection with the closing of the Contributions and the transition of the board of directors, the combined company expects to evaluate Catalyst’s director compensation practices and finalize the combined company’s non-employee director compensation program, pursuant to which non-employee directors will be eligible to receive compensation for service on the board of directors of the combined company and its committees. The board of directors of the combined company expects to review director compensation periodically to ensure that director compensation remains competitive such that the combined company is able to recruit and retain qualified directors.

MATTERS BEING SUBMITTED TO A VOTE OF CATALYST STOCKHOLDERS

PROPOSAL NO. 1:

APPROVAL OF THE ISSUANCE OF SHARES OF CATALYST COMMON STOCK AND CATALYST PREFERRED STOCK PURSUANT TO THE TERMS OF THE BUSINESS COMBINATION AGREEMENT FOR PURPOSES OF NASDAQ LISTING RULES 5635(A) AND (B)
General
At the Catalyst special meeting, Catalyst stockholders will be asked to approve the issuance of shares of Catalyst Common Stock and Catalyst Convertible Preferred Stock pursuant to the terms of the Business Combination Agreement (as it may be amended from time to time) in accordance with Nasdaq Listing Rules 5635(a) and (b).
Immediately following the Contributions, it is expected that pre-Contributions Catalyst stockholders will own approximately 2.5% of the outstanding shares of the combined company, GNI USA will own approximately 85.2% of the outstanding shares of the combined company and the Minority Holders will own approximately 12.3% of the outstanding shares of the combined company, in each case, assuming conversion of the Catalyst Convertible Preferred Stock, and the combined company will own an approximately 69.7% indirect controlling interest in BC. Immediately after the Contributions, the holders of the capital stock of Catalyst as of immediately prior to the Contributions are expected to own approximately 2.0% of the outstanding shares of the combined company, GNI USA is expected to own approximately 70.6% of the outstanding shares of the combined company, the Minority Holders are expected to own approximately 10.2% of the outstanding shares of the combined company, the holders of Gyre Options to be granted in respect of BC Options are expected to own approximately 16.6% of the outstanding shares of the combined company and the holders of outstanding options of Catalyst are expected to own approximately 0.6% of the outstanding shares of the combined company, in each case, on a fully diluted basis assuming conversion of the Catalyst Convertible Preferred Stock and including the outstanding options of Catalyst and the Gyre Options to be granted in respect of the BC Options.
The terms of, reasons for and other aspects of the Business Combination Agreement, the Contributions and the issuance of Catalyst Common Stock and Catalyst Preferred Stock in the Contributions are described in detail in the other sections in this proxy statement. Copies of the Business Combination Agreement and the Amendment to the Business Combination Agreement are attached as Annex A, respectively, to this proxy statement.
Stockholder Approval Requirement for Purposes of Nasdaq Listing Rules 5635(a) and (b)
Pursuant to Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20.0% of the voting power outstanding before the issuance of such securities, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20.0% of the number of shares of common stock outstanding before the issuance of such securities. Because Catalyst expects to issue 953,821,796 shares of Catalyst Common Stock to GNI and an aggregate of 156,954,428 shares of Catalyst Common Stock to the Minority Holders in accordance with the terms and subject to the conditions of the Business Combination Agreement, which number exceeds 20.0% of both the voting power and the number of shares of Catalyst Common Stock outstanding before such issuance, Catalyst is seeking the approval of its stockholders for the issuance of shares of Catalyst Common Stock pursuant to the Business Combination Agreement pursuant to Nasdaq Listing Rule 5635(a).
Additionally, pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of common stock that will result in a change of control of a listed company. Because Catalyst expects that the consummation of the Contributions, including the issuance of shares of Catalyst Common stock to GNI USA and the Minority Holders pursuant to the Business Combination Agreement, will constitute a change of control for purposes of Nasdaq Listing Rule 5635(b), Catalyst is seeking the approval of its stockholders for the issuance of shares of Catalyst Common Stock pursuant to the Business Combination Agreement pursuant to Nasdaq Listing Rule 5635(b).
CATALYST’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 1.
Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of this Proposal No. 1.

PROPOSAL NO. 2:

APPROVAL OF CONVERSION OF CATALYST CONVERTIBLE PREFERRED STOCK INTO SHARES OF CATALYST COMMON STOCK PURSUANT TO THE TERMS OF THE F351 AGREEMENT FOR PURPOSES OF NASDAQ LISTING RULES 5635(A) AND (B)
General
At the Catalyst special meeting, Catalyst stockholders will be asked to approve the issuance of shares of Catalyst Common Stock upon the conversion of Catalyst Convertible Preferred Stock issued pursuant to the terms of the F351 Agreement (as it may be amended from time to time) in accordance with Nasdaq Listing Rules 5635(a) and (b).
Pursuant to the F351 Agreement, on December 26, 2022, Catalyst issued 10,577 shares of Catalyst Convertible Preferred Stock to GNI Hong Kong and 1,763 shares of Catalyst Convertible Preferred Stock to GNI Japan. In addition, pursuant to the Business Combination Agreement, at the election of GNI USA or any Minority Holder, GNI USA or such Minority Holder shall be issued shares of Catalyst Convertible Preferred Stock in lieu of some or all of the shares of Catalyst Common Stock GNI USA or such Minority Holder is entitled to receive in connection with the Contributions. The Catalyst Convertible Preferred Stock is intended to have rights that are generally equivalent to Catalyst Common Stock, provided that the Catalyst Convertible Preferred Stock does not have the right to vote on most matters (including the election of directors). 123,400,000 shares of Catalyst Common Stock are issuable upon conversion of the above-described Catalyst Convertible Preferred Stock, assuming the approval of the Proposal No. 2 and subject to certain beneficial ownership limitations.
Subject to stockholder approval, each share of Catalyst Convertible Preferred Stock is convertible into Catalyst Common Stock at a rate equal to $10,000 per share divided by $1.00 (the “Conversion Ratio”). This Proposal No. 2 would provide the necessary approval to permit such conversion. If Catalyst’s stockholders have not approved the conversion of Catalyst Convertible Preferred Stock into Catalyst Common Stock by September 30, 2023, then a holder of Catalyst Convertible Preferred Stock may require Catalyst to settle any conversion demand made thereafter by paying an amount equal to the Fair Value (defined below) of such undelivered shares, with such payment to be made within two Business Days from the date of request by the holder of Catalyst Convertible Preferred Stock, whereupon the Catalyst’s obligations to deliver such shares underlying the Catalyst Convertible Preferred Stock will be extinguished.
The terms of, reasons for and other aspects of the F351 Agreement, the Business Combination Agreement and the issuance of Catalyst Preferred Stock in connection with the F351 Agreement and Business Combination Agreement are described in detail in the other sections in this proxy statement. A copy of the Business Combination Agreement is attached as Annex A to this proxy statement and a copy of the F351 Agreement is attached as Annex B to this proxy statement.
Shares Issuable Upon Conversion
Shares Issuable Upon Conversion Set forth below is a table summarizing the issued and outstanding Catalyst Convertible Preferred Stock, as well as the number of shares of Catalyst Common Stock that are potentially issuable upon conversion of the Catalyst Convertible Preferred Stock.
	Catalyst Convertible Preferred Stock Issued and Outstanding	Catalyst Common Stock (as converted)
GNI Hong Kong	10,577	105,770,000
GNI Japan	1,763	17,630,000
Total	12,340	123,400,000
Stockholder Approval Requirement for Purposes of Nasdaq Listing Rules 5635(a) and (b)
Pursuant to Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20.0% of the voting power outstanding before the issuance of such securities, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20.0% of the number of shares of common stock outstanding before the issuance of such securities. For purposes of Nasdaq Listing Rule 5635(a), the issuance of any Catalyst Common Stock in connection with the F351 Agreement and Business Combination Agreement would be aggregated together. Thus, in order to permit the issuance of Catalyst Common Stock upon conversion of the Catalyst Convertible Preferred Stock, Catalyst must first obtain stockholder approval of this issuance.
Additionally, pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of common stock that will result in a change of control of a listed company. Because Catalyst expects that the conversion of Catalyst Preferred Stock into Catalyst Common Stock upon the approval of Proposal No. 2 will constitute a change of control for purposes of Nasdaq Listing Rule 5635(b), Catalyst is seeking the approval of its stockholders for the issuance of shares of Catalyst Common Stock upon the conversion of Catalyst Convertible Preferred Stock issued pursuant to the terms of the F351 Agreement and Business Combination Agreement pursuant to Nasdaq Listing Rule 5635(b).
CATALYST’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2
Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of this Proposal No. 2.

PROPOSAL NO. 3:

ADOPTION AND APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF CATALYST TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CATALYST COMMON STOCK
General
Catalyst is seeking stockholder approval for a proposal to adopt an amendment to its restated certificate of incorporation to increase the number of authorized shares of Catalyst Common Stock from 100,000,000 shares to     shares.
Catalyst’s restated certificate of incorporation currently authorizes 100,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share, of which     shares of common stock and no shares of preferred stock were outstanding as of     , 2023, the record date for the Catalyst special meeting. The proposed amendment to Catalyst’s restated certificate of incorporation would not increase or otherwise affect its authorized preferred stock. Catalyst Common Stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional Catalyst Common Stock to be authorized by adoption of the amendment would have rights identical to Catalyst’s currently outstanding common stock.
A copy of the amendment to Catalyst’s restated certificate of incorporation is attached as Annex E to this proxy statement. If Catalyst’s stockholders approve this proposal, subject to the discretion of Catalyst’s board of directors, Catalyst intends to file the amendment to its restated certificate of incorporation with the Secretary of State of the State of Delaware prior to the Effective Time. In the event that Catalyst’s board of directors determines to effect the authorized share increase that is the subject of this Proposal No. 3 and the Reverse Stock Split that is the subject of Proposal No. 4, assuming that each proposal is approved by the Catalyst stockholders, Catalyst’s board of directors would effect the authorized share increase before effecting the Reverse Stock Split.
Purpose
As described in greater detail in Proposal No. 1, Catalyst will be required to issue shares of its common stock to GNI USA and the Minority Holders pursuant to the terms of the Business Combination Agreement. In addition, if Proposal No. 6 is approved, Catalyst will reserve additional shares of its common stock for future issuance under the 2023 Omnibus Incentive Plan.
Catalyst’s board of directors believes that as a result of the foregoing, the number of authorized shares of common stock that would be authorized and unissued and not reserved for issuance will not be an adequate number of shares to assure that there will be sufficient shares available for future issuance under the 2023 Omnibus Incentive Plan, taking into account (i) the cancellation of the BC Options upon the effective time of the Contributions in exchange for Gyre Options and (ii) the conversion of the Gyre Options into options to purchase shares of the combined company as described in Proposal No. 6. In addition, there will not be sufficient shares available for issuance in connection with possible future acquisitions, equity and equity-based financings, possible future awards under employee benefit plans and other corporate purposes. Therefore, Catalyst’s board of directors has determined that it is in the best interests of Catalyst and its stockholders to amend its restated certificate of incorporation as described herein.
Except for (i) the issuance of shares pursuant to the terms of the Business Combination Agreement, which is the subject of Proposal No. 1 and which is described elsewhere in this proxy statement, (ii) the issuance of Catalyst Common Stock upon the conversion of Catalyst Convertible Preferred Stock, which is the subject of Proposal No. 2 and which is described elsewhere in this proxy statement and (iii) the issuance of shares that may result from the shares available for issuance under the 2023 Omnibus Incentive Plan, which is the subject of Proposal No. 6, Catalyst does not currently have any plans, proposals or arrangement to issue any of its authorized but unissued shares of common stock.
Possible Effects of the Amendment
If the amendment to Catalyst’s restated certificate of incorporation is approved, the additional authorized shares would be available for issuance at the discretion of Catalyst’s board of directors and without further stockholder approval, except as may be required by law or the rules of The Nasdaq Stock Market on which Catalyst Common

Stock is listed. The additional shares of authorized common stock would have the same rights and privileges as the shares of Catalyst Common Stock currently issued and outstanding. Holders of Catalyst Common Stock have no preemptive rights.
The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of Catalyst Common Stock, or the perception that these sales might occur, could adversely affect the prevailing market price of Catalyst Common Stock or limit Catalyst’s ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the company than they presently own.
CATALYST’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 3.
Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of this Proposal No. 3.

PROPOSAL NO. 4:

ADOPTION AND APPROVAL OF AN AMENDMENT TO CATALYST’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF CATALYST COMMON STOCK BY A     RATIO OF NOT LESS THAN 1-FOR-     AND NOT MORE THAN 1-FOR-    , SUCH RATIO AND THE IMPLEMENTATION AND TIMING OF
THE REVERSE STOCK SPLIT TO BE DETERMINED IN THE DISCRETION OF
CATALYST’S BOARD OF DIRECTORS
General Information on Reverse Stock Split
Catalyst is seeking stockholder approval for a proposal to adopt an amendment to its restated certificate of incorporation to effect a reverse stock split, which is referred to herein as the Reverse Stock Split, of Catalyst’s issued common stock by a ratio of not less than 1-for-     and not more than 1-for-    , such ratio and the implementation and timing of the Reverse Stock Split to be determined in the discretion of Catalyst’s board of directors as described below.
The form of the amendment to Catalyst’s restated certificate of incorporation to effect the Reverse Stock Split, which Catalyst’s board of directors approved and declared advisable on    , 2023, is attached as Annex E to this proxy statement. If this Proposal No. 4 is approved, the Reverse Stock Split would become effective on or around the closing date of the Contributions. Assuming that the Contributions are approved, the exact ratio of the Reverse Stock Split will be determined in the discretion of Catalyst’s board of directors in consultation and cooperation with the GNI Parties prior to the effective time of the Reverse Stock Split and will be publicly announced by Catalyst prior to such effective time of the Reverse Stock Split. If the Contributions are not approved or consummated, Catalyst’s board of directors may elect to proceed with the Reverse Stock Split even in the absence of completion of the Contributions and the exact ratio of the Reverse Stock Split will be determined by Catalyst’s board of directors. Catalyst’s board of directors may effect only one Reverse Stock Split in connection with this Proposal No. 4. Catalyst believes that enabling the boards of directors of Catalyst to set the ratio of the Reverse Stock Split within the stated range will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for Catalyst’s stockholders. In determining a ratio of the Reverse Stock Split, if any, following the receipt of stockholder approval, the boards of directors of Catalyst may consider, among other things, factors such as:
•	the historical trading prices and trading volume of Catalyst Common Stock;
•	the number of shares of Catalyst Common Stock outstanding;
•
the then-prevailing trading price and trading volume of Catalyst Common Stock and the anticipated or actual impact of the Reverse Stock Split on the trading price and trading volume for Catalyst Common Stock;

•	the anticipated impact of a particular ratio on Catalyst’s ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.
Catalyst reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed ratios for the Reverse Stock Split, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of Catalyst and the Catalyst Stockholders. Catalyst’s board of directors must determine to effect the Reverse Stock Split. In the event that Catalyst’s board of directors determines to effect the authorized share increase that is the subject of Proposal No. 3 and the reverse stock split that is the subject of this Proposal No. 4, assuming that each proposal is approved by the Catalyst stockholders, Catalyst’s board of directors would effect the authorized share increase before effecting the Reverse Stock Split. Depending on the ratio for the Reverse Stock Split determined by Catalyst’s board of directors, no fewer than every     and no more than every     shares of issued common stock will be reclassified into one share of common stock. As set forth in the form of amendment attached hereto as Annex E, any whole number of shares ascertainable within such range, together with the remaining provisions of the form of amendment not set forth in brackets, constitutes a separate amendment that is being submitted to the stockholders of Catalyst for their adoption and approval pursuant to this Proposal No. 4 in accordance with Section 242 of the DGCL. The final determination of the Reverse Stock Split ratio will be made by Catalyst’s board of directors as described herein and will be announced publicly prior to the effective time of the Reverse Stock Split. All amendments other than the amendment filed by Catalyst with the Secretary of State of the State of Delaware will be abandoned upon the filing of such amendment. Such amendment will not change the number of authorized shares of preferred stock of Catalyst, or the par value of Catalyst Common Stock or Preferred Stock.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split
Catalyst’s board of directors approved the proposal approving the Reverse Stock Split for the following reasons:
•
Catalyst’s board of directors believes effecting the Reverse Stock Split may be an effective means of ensuring that the combined company can satisfy the initial listing requirements for its common stock on The Nasdaq Stock Market, thereby avoiding a delisting;

•
Catalyst’s board of directors believes that even if the Contributions are not approved or consummated, effecting the Reverse Stock Split may be an effective means to ensure that Catalyst can satisfy the continued listing requirements for the Nasdaq Capital Market; and

•	Catalyst’s board of directors believes a higher stock price may help generate investor interest in Catalyst and help Catalyst attract and retain employees.
Nasdaq Listing Requirements
As of the date of this proxy statement, Catalyst Common Stock is listed on The Nasdaq Capital Market under the symbol “CBIO.”
According to Nasdaq rules, a Nasdaq-listed issuer must apply for initial inclusion following a transaction whereby the issuer combines with a non-Nasdaq entity, resulting in a change of control of the issuer and potentially allowing the non-Nasdaq entity to obtain a Nasdaq listing. Accordingly, the listing standards of Nasdaq will require the combined company to have, among other things, a $4.00 per share minimum bid price upon the closing of the Contributions. The combined company may not be able to meet the $4.00 per share minimum bid price requirement of the Nasdaq Capital Market unless Catalyst effects the Reverse Stock Split to increase the per share market price of its common stock.
In addition, the standards of the Nasdaq Capital Market require Catalyst to maintain, among other things, a $1.00 per share minimum bid price in order to stay in compliance with specified continued listing requirements that are currently in effect and that would remain in effect if the Contributions are not approved or consummated. Catalyst’s board of directors expects that the Reverse Stock Split will have the effect of increasing the market price of Catalyst Common Stock so that Catalyst will be better able to maintain compliance with the relevant Nasdaq listing requirements.
Potential Increased Investor Interest and Ability to Attract and Retain Employees
In addition, Catalyst’s board of directors believes that a higher stock price may help generate investor interest in Catalyst and help Catalyst attract and retain employees. If the Reverse Stock Split successfully increases the per share price of Catalyst Common Stock, Catalyst’s board of directors also believes this increase could result in the potential for increased trading volume in Catalyst Common Stock and the potential for future financings by Catalyst.
While reducing the number of outstanding shares of Catalyst Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of Catalyst Common Stock, other factors, such as factors relating to the Contributions and F351 Agreement described elsewhere in this proxy statement, Catalyst’s financial results, market conditions and the market perception of Catalyst’s business may adversely affect the market price of Catalyst Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if effected, will result in the intended benefits described above, that the market price of Catalyst Common Stock will increase following the Reverse Stock Split or that the market price of Catalyst Common Stock will not decrease in the future. Additionally, Catalyst cannot assure you that the market price per share of its common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of Catalyst Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of Catalyst Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.
Procedure for Implementing the Reverse Stock Split
The Reverse Stock Split would become effective upon the filing of the certificate of amendment to Catalyst’s restated certificate of incorporation with the Secretary of State of the State of Delaware. Assuming that the Contributions are approved, the Reverse Stock Split would become effective on or around the closing date of the Contributions. If the Contributions are not approved or consummated, the timing of the Reverse Stock Split will be determined by the board of directors of Catalyst in its sole discretion. In addition, Catalyst’s board of directors reserves the right, notwithstanding stockholder approval of this Proposal No. 4 and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the certificate of amendment to Catalyst’s restated certificate of incorporation to effect the Reverse Stock Split, or, in the event that the amendment is not effective until a later time, such later time, Catalyst’s board of directors, in its sole discretion, determines that it is no longer in Catalyst’s best interests and the best interests of its stockholders to proceed with the Reverse Stock Split.
Effect of the Reverse Stock Split on Holders of Outstanding Common Stock
Depending on the ratio for the Reverse Stock Split determined by the board of directors of Catalyst, a minimum of every     and a maximum of every     shares of issued common stock will be reclassified into one new share of common stock. Based on 37,759,825 shares of common stock issued and outstanding as of May 15, 2023, immediately following the Reverse Stock Split, Catalyst would have approximately     shares of common stock issued and outstanding if the ratio for the Reverse Stock Split is 1-for-     and approximately     shares of common stock issued and outstanding if the ratio for the Reverse Stock Split is 1-for-     . Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding of between approximately and shares. In addition, giving effect to the Contributions and the conversion of the Catalyst Convertible Preferred Stock into Catalyst Common Stock pursuant to the F351 Agreement and based on 37,759,825 shares of common stock issued and outstanding as of May 15, 2023, Catalyst would have approximately     million shares of common stock issued and outstanding if the ratio for the Reverse Stock Split is 1-for-     and approximately     million shares of common stock issued and outstanding if the ratio for the Reverse Stock Split is 1-for-     .
The actual number of shares issued and outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the ratio for the Reverse Stock Split that is ultimately determined by the board of directors of Catalyst.
The Reverse Stock Split will affect all holders of Catalyst Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in Catalyst, except that, as described below under “—Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.
After the effective time of the Reverse Stock Split, Catalyst Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify its equity securities and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the effectiveness of the Reverse Stock Split, Catalyst will continue to be subject to the periodic reporting and other requirements of the Exchange Act.
All shares of Catalyst Series Y Preferred Stock that are not present in person or by proxy at the Catalyst special meeting as of immediately prior to the opening of the polls at the Catalyst special meeting will be automatically redeemed in the Initial Redemption. Any outstanding shares of Catalyst Series Y Preferred Stock that are not redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by the Catalyst board of directors or (ii) automatically upon the effectiveness of the amendment to the restated certificate of incorporation of Catalyst effecting the Reverse Stock Split. Please refer to the discussion in the Q&A section under “What stockholder votes are required to approve the proposals at the Catalyst special meeting?” and “How many votes do I have?” for a description of the voting power of the Catalyst Series Y Preferred Stock.
The Delaware General Assembly has passed amendments to the DGCL that would change the stockholder vote required to effect a reverse split of stock that is listed on a national securities exchange and meets certain other requirements. The Catalyst Common Stock is listed on the Nasdaq Capital Market, a national securities exchange. The DGCL amendments are anticipated to become effective on August 1, 2023, if they are signed into law by the Governor of Delaware, or otherwise enacted pursuant to Delaware law, on or before that date. If the amendments to the DGCL become effective before Catalyst files the amendment to the restated certificate of incorporation of Catalyst with the Delaware Secretary of State to effect the Reverse Stock Split, the Catalyst board of directors reserves the right to rely upon the new stockholder vote requirements authorized by the DGCL amendments to determine if Proposal No. 4 has been adopted. The DGCL amendments would permit Catalyst to effect the Reverse

Stock Split if the votes cast “FOR” Proposal No. 4 exceed the votes cast “AGAINST” Proposal No. 4, assuming the presence of a quorum and if the shares of Catalyst Common Stock meet the listing requirement of the Nasdaq Capital Market relating to the minimum number of holders immediately after the amendment to the restated certificate of incorporation effecting the Reverse Stock Split becomes effective. Under this voting standard, abstentions and broker non-votes (if any), and shares of Catalyst Common Stock that are not present in person or by proxy at the Catalyst special meeting, will have no effect on the outcome of the vote on Proposal No. 4.
Authorized Shares of Common Stock
Except for (i) the issuance of shares pursuant to the terms of the Business Combination Agreement, which is the subject of Proposal No. 1 and which is described elsewhere in this proxy statement, (ii) the issuance of Catalyst Common Stock upon the conversion of Catalyst Convertible Preferred Stock, which is the subject of Proposal No. 2 and which is described elsewhere in this proxy statement and (iii) the issuance of shares that may result from the shares available for issuance under the 2023 Omnibus Incentive Plan, which is the subject of Proposal No. 6, Catalyst does not currently have any plans, proposals or arrangement to issue any of its authorized but unissued shares of common stock.
Beneficial Holders of Common Stock (i.e., stockholders who hold in “street name”)
For purposes of implementing the Reverse Stock Split, Catalyst intends to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Catalyst Common Stock in “street name.” However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of Catalyst Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.
Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)
Certain of Catalyst’s registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of Catalyst Common Stock. They are, however, provided with a periodic statement reflecting the number of shares registered in their accounts.
Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-split common stock, because the exchange will be automatic.
Exchange of Stock Certificates
If the Reverse Stock Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificate(s) (each an “Old Certificate”) for shares held in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of Catalyst Common Stock resulting from the Reverse Stock Split. Stockholders of record upon the effective time of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by Catalyst’s transfer agent, American Stock Transfer & Trust Company, LLC. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Reverse Stock Split, Catalyst’s transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares held in book-entry form.
YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.
As soon as practicable after the surrender to the transfer agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will have its records adjusted to reflect that the number of whole shares of post-split common stock into which the shares represented by such Old Certificate(s) have been reclassified in connection with the Reverse Stock Split are held in book-entry form in the name of such person.

Until surrendered as contemplated herein, a stockholder’s Old Certificate(s) shall be deemed at and after the effective time of the Reverse Stock Split to represent the number of whole shares of Catalyst Common Stock resulting from the Reverse Stock Split as well as the right to receive cash in lieu of any fractional shares.
Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that Catalyst and its transfer agent customarily apply in connection with lost, stolen or destroyed certificates.
No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate(s), except that if any book-entry shares are to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to Catalyst any applicable transfer taxes or establish to Catalyst’s satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws and (3) the surrendered Old Certificate(s) are properly endorsed and otherwise in proper form for transfer. In lieu of holding their shares in book-entry form, any stockholder who holds Old Certificate(s) and wants to continue holding certificated shares may receive new certificates by contacting Catalyst’s transfer agent and complying with the customary requirements that apply to the issuance of certificated shares.
Fractional Shares
Fractional shares will not be issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold fractional shares of Catalyst Common Stock as a result of the Reverse Stock Split will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) in lieu thereof in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing trading price of the Catalyst Common Stock on The Nasdaq Capital Market during regular trading hours for the five trading days immediately preceding the effective time of the Reverse Stock Split.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Catalyst is domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Stock Split that are not timely claimed after the effective time in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
Effect of the Reverse Stock Split on Employee Plans and Options
Pursuant to the various instruments governing Catalyst’s then outstanding stock option awards, in connection with any Reverse Stock Split, Catalyst’s board of directors will reduce the number of shares of common stock issuable upon the exercise of the stock options in proportion to the ratio of the Reverse Stock Split and proportionately increase the exercise price of outstanding stock. In connection with such proportionate adjustments, the number of shares of common stock issuable upon exercise, vesting or conversion of outstanding stock options will be rounded down to the nearest whole share and the exercise prices will be rounded up to the nearest cent and no cash payment will be made in respect of such rounding.
Accounting Matters
The amendment to Catalyst’s restated certificate of incorporation will not affect the par value of Catalyst Common Stock per share, which will remain $0.001 par value per share. As a result, as of the effective time of the Reverse Stock Split, the par value attributable to Catalyst Common Stock will decrease with the corresponding increase in the additional paid-in capital account on Catalyst’s balance sheet. Reported per share net income or loss will be higher because there will be fewer shares of Catalyst Common Stock outstanding.
No Appraisal Rights
Under the DGCL, Catalyst’s stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split and Catalyst will not independently provide its stockholders with any such rights.
Interest of Certain Persons in Matters to Be Acted Upon
No officer or director of Catalyst has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of Catalyst’s other stockholders.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to Catalyst U.S. Holders (which, for purposes of this discussion, has the same meaning as in “Agreements Related to the Business Combination Agreement—CVR Agreement—Material U.S. Federal Income Tax Consequences of the Receipt of CVRs”), but does not purport to be a complete analysis of all potential tax consequences that may be relevant to Catalyst U.S. holders.
The effects of other U.S. federal tax laws, such as estate and gift tax laws and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Catalyst U.S. holder. Catalyst has not sought and does not intend to seek any opinions of counsel or rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.
This discussion is limited to Catalyst U.S. holders that hold Catalyst Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a Catalyst U.S. holder’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income or the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code. In addition, it does not address consequences relevant to Catalyst U.S. holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the U.S.;
•	Catalyst U.S. holders whose functional currency is not the U.S. dollar;
•	persons holding Catalyst Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•
persons subject to special tax accounting rules as a result of any item of gross income with respect to Catalyst Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons deemed to sell Catalyst Common Stock under the constructive sale provisions of the Code;
•	persons who hold or received Catalyst Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
•	tax-qualified retirement plans.
If an entity treated as a partnership for U.S. federal income tax purposes holds Catalyst Common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Catalyst Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
IT IS RECOMMENDED THAT CATALYST STOCKHOLDERS CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR

PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Catalyst intends the Reverse Stock Split to qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Assuming such treatment, a Catalyst U.S. holder should not recognize gain or loss upon the Reverse Stock Split. In addition, a Catalyst U.S. holder’s aggregate tax basis in the shares of Catalyst Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Catalyst Common Stock surrendered, excluding any portion of such basis that is allocated to any fractional share of Catalyst Common Stock and such Catalyst U.S. holder’s holding period in the shares of Catalyst Common Stock received should include the holding period in the shares of Catalyst Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Catalyst Common Stock surrendered to the shares of Catalyst Common Stock received pursuant to the Reverse Stock Split. Holders of shares of Catalyst Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares of Catalyst Common Stock.
This discussion assumes that the distribution of CVRs to Catalyst U.S. holders will be treated for U.S. federal income tax purposes as a transaction that is separate and distinct from the Reverse Stock Split. However, it is possible that the IRS or a court could determine that the Reverse Stock Split and the receipt of CVRs constitute a single “recapitalization” for U.S. federal income tax purposes. For a discussion of such treatment with respect to the CVRs, see the section entitled “Agreements Related to the Business Combination Agreement—CVR Agreement—Material U.S. Federal Income Tax Consequences of the Receipt of CVRs” beginning on page 157 of this proxy statement. If the Reverse Stock Split and receipt of CVRs are treated as a single “recapitalization” for U.S. federal income tax purposes, then a Catalyst U.S. holder may be required to recognize gain (but not loss) equal to the lesser of (i) the fair market value of the CVRs received (assuming the receipt of CVRs is treated as a distribution of property as described in “Agreements Related to the Contributions—CVR Agreement—Material U.S. Federal Income Tax Consequences of the Receipt of CVRs”) and (ii) the excess (if any) of (A) the sum of (1) the fair market value of the CVRs received and (2) the fair market value of the shares of Catalyst Common Stock received in the Reverse Stock Split (including any cash in lieu of a fractional share) over (B) the Catalyst U.S. holder’s adjusted tax basis in the Catalyst Common Stock surrendered in the Reverse Stock Split.
CATALYST’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 4.
Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of this Proposal No. 4.

PROPOSAL NO. 5:

ADOPTION AND APPROVAL OF AN AMENDMENT TO CATALYST’S RESTATED CERTIFICATE OF INCORPORATION TO CREATE A NEW CLASS OF NON-VOTING COMMON STOCK OF CATALYST
General
Catalyst is seeking stockholder approval for a proposal to adopt an amendment to its restated certificate of incorporation to authorize up to 20,000,000 shares of non-voting common stock, par value $0.001 per share (“Catalyst Non-Voting Common Stock”).
Catalyst’s restated certificate of incorporation currently authorizes 100,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share, of which     shares of common stock and no shares of preferred stock were outstanding as of     , 2023, the record date for the Catalyst special meeting. The proposed amendment to Catalyst’s restated certificate of incorporation would not increase or otherwise affect its authorized preferred stock. Catalyst Common Stock is currently all of a single class, with equal voting, distribution, liquidation and other rights. Holders of Catalyst Non-Voting Common Stock to be authorized by adoption of the amendment will have identical rights to holders of Catalyst Common Stock, provided that, (i) except as otherwise expressly provided in Catalyst’s restated certificate of incorporation or as required by applicable law, on any matter that is submitted to a vote by Catalyst’s stockholders, holders of Catalyst Non-Voting Common Stock will not be entitled to any votes per share of Catalyst Non-Voting Common Stock, including for the election of directors and (ii) holders of Catalyst Non-Voting Common Stock will have the right to convert each share of Catalyst Non-Voting Common Stock into one share of Catalyst Common Stock at such holder’s election, provided that as a result of such conversion, such holder, together with its affiliates and any members of a Schedule 13(d) group with such holder, would not beneficially own in excess of 9.99% of Catalyst Common Stock immediately prior to and following such conversion (the “Non-Voting Beneficial Ownership Limitation”), unless otherwise as expressly provided for in Catalyst’s restated certificate of incorporation. However, the Non-Voting Beneficial Ownership Limitation may be increased or decreased to any other percentage (not to exceed 19.99%) designated by such holder of Catalyst Non-Voting Common Stock upon 61 days’ notice to Catalyst. The Non-Voting Common Stock will not be listed on any securities exchange.
A copy of the amendment to Catalyst’s restated certificate of incorporation is attached as Annex E to this proxy statement. If Catalyst’s stockholders approve this proposal, subject to the discretion of Catalyst’s board of directors, Catalyst intends to file the amendment to its restated certificate of incorporation with the Secretary of State of the State of Delaware prior to the Effective Time.
Purpose
Catalyst’s board of directors believes that the creation of Catalyst Non-Voting Common Stock will help generate investor interest in Catalyst by allowing potential investors to purchase Catalyst Non-Voting Common Stock in the event that potential investors do not want to purchase in excess of 9.99% of Catalyst Common Stock.
Except for (i) the issuance of shares pursuant to the terms of the Business Combination Agreement, which is the subject of Proposal No. 1 and which is described elsewhere in this proxy statement, (ii) the issuance of Catalyst Common Stock upon the conversion of Catalyst Convertible Preferred Stock, which is the subject of Proposal No. 2 and which is described elsewhere in this proxy statement and (iii) the issuance of shares that may result from the shares available for issuance under the 2023 Omnibus Incentive Plan, which is the subject of Proposal No. 6, Catalyst does not currently have any plans, proposals or arrangement to issue any of its authorized but unissued shares of common stock.
Possible Effects of the Amendment
Catalyst Non-Voting Common Stock will rank pari passu with Catalyst Common Stock with respect to the payment of dividends or distributions. Accordingly, the holders of record of Catalyst Non-Voting Common Stock will be entitled to receive as, when and if declared by the board of directors of Catalyst, dividends in the same per share amount as paid on Catalyst Common Stock and no dividends will be payable on Catalyst Common Stock or any other class or series of Catalyst’s capital stock ranking with respect to dividends pari passu with Catalyst’s Common Stock unless a dividend identical to that paid on Catalyst’s Common Stock is payable at the same time on the Non-Voting Common Stock in an amount per share equal to the product of (i) the per share dividend declared and paid in respect of each share of Catalyst Common Stock and (ii) the number of shares of Catalyst Common Stock into which such share of Catalyst Non-Voting Common Stock is then convertible (without regard to any limitations on conversion of Catalyst Non-Voting Common Stock); provided, however, that if a stock dividend is declared on Catalyst Common Stock payable solely in Catalyst Common Stock, the holders of Catalyst Non-Voting Common Stock will be entitled to a stock dividend payable solely in shares of Catalyst Non-Voting Common Stock. In the event that the board of directors of Catalyst does not declare or pay any dividends with respect to shares of the Catalyst Common Stock, the holders of Catalyst Non-Voting Common Stock will have no right to receive any dividends. The holders of Catalyst Non-Voting Common Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of Catalyst that, by their respective terms, are senior to Catalyst Non-Voting Common Stock or Catalyst Common Stock and (ii) pari passu with Catalyst Common Stock.
The holders of Catalyst Non-Voting Common Stock will not have any voting rights, except as may otherwise from time to time be required by law. Catalyst Non-Voting Common Stock will not be redeemable at the option of Catalyst or any holder thereof at any time; provided that Catalyst will not be prohibited from repurchasing or otherwise acquiring the shares of Catalyst Non-Voting Common Stock in voluntary transactions with the holders thereof, subject to compliance with any applicable legal or regulatory requirements. Any shares of Catalyst Non-Voting Common Stock repurchased or otherwise acquired may be reissued as additional shares of Catalyst Non-Voting Common Stock.
Each holder of Catalyst Non-Voting Common Stock will be permitted to convert such holder’s shares of Non-Voting Common Stock into shares of Catalyst Common Stock at any time or from time to time; provided that upon such conversion, the holder, together with all affiliates of the holder, will not own or control in the aggregate more than 9.9% of Catalyst Common Stock (or of any class of Catalyst’s voting securities), excluding for the purpose of this calculation any reduction in the ownership resulting from transfers by such holder of voting securities (which does not include Catalyst Non-Voting Common Stock). In any such conversion of Catalyst Non-Voting Common Stock, each share of Catalyst Non-Voting Common Stock will convert into one share of Catalyst Common Stock.
Upon conversion of the shares of Catalyst Non-Voting Common Stock to shares of Catalyst Common Stock, the converted shares of Catalyst Common Stock would have the same rights and privileges as the previously issued and outstanding shares of Catalyst Common Stock, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid by Catalyst. Any issuance of additional shares of Catalyst Common Stock as a result of the conversion of the shares of Catalyst Non-Voting Common Stock would increase the total number of outstanding shares of Catalyst Common Stock, which would result in dilution to the percentage ownership, voting power and earnings per share of the existing holders of Catalyst Common Stock.
CATALYST’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 5.
Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of this Proposal No. 5.

PROPOSAL NO. 6

APPROVAL OF THE GYRE THERAPEUTICS, INC. 2023 OMNIBUS INCENTIVE PLAN
Overview
Assuming that the Contributions are approved, Catalyst’s stockholders are also being asked to approve and adopt the 2023 Omnibus Incentive Plan. In designing the 2023 Omnibus Incentive Plan, the anticipated future equity needs were considered, and a total of     shares of Catalyst Common Stock will be reserved for issuance under the 2023 Omnibus Incentive Plan (representing     % of Catalyst’s fully diluted common stock as of     , 2023). Catalyst’s board of directors has approved the 2023 Omnibus Incentive Plan, subject to receiving stockholder approval. A summary of the principal features of the 2023 Omnibus Incentive Plan is provided below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the 2023 Omnibus Incentive Plan. If the Contributions are consummated and the 2023 Omnibus Incentive Plan is approved by Catalyst’s stockholders, the 2023 Omnibus Incentive Plan will be assumed by the combined company and a number of shares of the combined company equal to the number of Catalyst shares reserved under the 2023 Omnibus Incentive Plan will be issuable under the 2023 Omnibus Incentive Plan, and no additional awards will be granted under our 2018 Omnibus Incentive Plan, our current equity compensation plan.
If the Contributions are consummated and the 2023 Omnibus Incentive Plan is not approved by Catalyst’s stockholders, Catalyst will be unable to make equity grants to its employees, consultants and directors, and therefore Catalyst will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to Catalyst’s success.
Considerations for the Approval of the Plan
The 2023 Omnibus Incentive Plan incorporates corporate governance best practices to align Catalyst’s equity compensation program with the interests of Catalyst’s stockholders. Certain of the corporate governance best practices included in the 2023 Omnibus Incentive Plan are as follows:
•
Restricted dividends on awards. The 2023 Omnibus Incentive Plan prohibits the payment of dividends in respect of an award (other than awards of restricted stock) prior to the time such award (or the applicable portion thereof) vests (and, in the case of performance awards, the applicable performance condition is achieved).

•
No “liberal” change in control definition. The change in control definition under the 2023 Omnibus Incentive Plan is only triggered in those instances where an actual change in control occurs, such as a 50% or greater change in beneficial ownership (see “Change in Control,” below).

•	Clawback of awards. The 2023 Omnibus Incentive Plan provides that awards granted thereunder are subject to any clawback or recoupment policies that we have in effect from time to time.
Summary of the 2023 Omnibus Incentive Plan
Purpose
The purpose of the 2023 Omnibus Incentive Plan is to enable Catalyst to offer its employees, directors and other individual service providers long-term equity-based incentives in Catalyst, thereby attracting, retaining and rewarding such individuals, and strengthening the mutuality of interests between such individuals and Catalyst’s stockholders.
Eligibility
Catalyst’s employees, non-employee directors, individual consultants, advisors and other service providers are eligible to receive awards under the 2023 Omnibus Incentive Plan based on the Compensation Committee’s determination, in its sole discretion, that an award to such individual will further the 2023 Omnibus Incentive Plan’s stated purpose (as described above). Awards of incentive stock options will be limited to Catalyst’s employees or certain of Catalyst’s affiliates. As of     , 2023 there are approximately     employees and approximately    individual consultants, directors, advisers and other service providers eligible to receive awards under the 2023 Omnibus Incentive Plan. Following the consummation of the Contributions, approximately     employees and     individual consultants, directors, advisers and other service providers of the combined company are expected to be eligible to receive awards under the 2023 Omnibus Incentive Plan.

Authorized Shares
Subject to adjustment (as described below), the number of shares of Catalyst Common Stock that may be subject to awards granted under the 2023 Omnibus Incentive Plan is     , and the number of shares of Catalyst Common Stock that may be subject to incentive stock options granted under the 2023 Omnibus Incentive Plan is     . The number of shares of Catalyst Common Stock reserved for issuance under the 2023 Omnibus Incentive Plan will automatically increase on the first day of each calendar year during the term of the 2023 Omnibus Incentive Plan, commencing on January 1, 2024 (assuming the 2023 Omnibus Incentive Plan becomes effective in 2023) through January 1, 2033, by the least of (i)     % of the total number of shares of all classes of Catalyst Common Stock outstanding on December 31 of the immediately preceding calendar year or (ii) such smaller number of shares of our common stock as determined by our board of directors. If an award expires or is canceled or forfeited, or is otherwise settled without the issuance of shares, the shares covered by the award will again be available for issuance under the 2023 Omnibus Incentive Plan. Shares tendered or withheld to pay or satisfy the exercise price of a stock option or SAR or to pay taxes in respect of any stock option or SAR, will again be available for issuance under the 2023 Omnibus Incentive Plan. Shares underlying replacement awards (i.e., awards granted as replacements for awards granted by a company that we acquire or with which we combine) will not reduce the number of shares available for issuance under the plan. The 2023 Omnibus Incentive Plan limits non-employee director compensation, including cash fees and incentive equity awards (based on their grant-date fair value), to a maximum of (i) $750,000 during the initial annual period following a non-employee director’s appointment or election to our board of directors and (ii) $500,000 per each subsequent calendar year, in each case, in respect of their service as non-employee directors. The limitation on non-employee director compensation applies beginning the first calendar year following the effective date of the 2023 Omnibus Incentive Plan.
Administration
The 2023 Omnibus Incentive Plan is administered by the Compensation Committee.
The Compensation Committee has authority under the 2023 Omnibus Incentive Plan to:
•	designate participants;
•
determine the types of awards to grant, the number of shares to be covered by awards, the terms and conditions of awards, the circumstances under which awards may be canceled, forfeited or suspended, and whether awards may be deferred;

•	amend the terms of any outstanding awards;
•
correct any defect, supply any omission or reconcile any inconsistency in the 2023 Omnibus Incentive Plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the 2023 Omnibus Incentive Plan into effect;

•	interpret and administer the 2023 Omnibus Incentive Plan and any instrument or agreement relating to, or award made under, the 2023 Omnibus Incentive Plan; and
•
make any other determination and take any other action that it deems necessary or desirable to administer the 2023 Omnibus Incentive Plan, in each case, as it deems appropriate for the proper administration of the 2023 Omnibus Incentive Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

The Compensation Committee may delegate some or all of its authority under the 2023 Omnibus Incentive Plan, to the extent permitted by applicable law, to (i) one or more of Catalyst’s officers (except that such delegation will not be applicable to grant awards to a person then covered by Section 16 of the Exchange Act) and (ii) one or more committees of Catalyst’s board of directors.
Establishment of Sub-Plans
Catalyst’s board of directors has the authority to establish one or more sub-plans under the 2023 Omnibus Incentive Plan to facilitate the local administration of the 2023 Omnibus Incentive Plan in any jurisdiction in which Catalyst and Catalyst’s affiliates operate and to conform the 2023 Omnibus Incentive Plan to the legal requirements of any such jurisdiction or to allow for favorable tax treatment under any applicable provision of tax law. Catalyst’s board of directors may establish such sub-plans by adopting supplements setting forth (i) such limitations on the

Compensation Committee’s discretion under the 2023 Omnibus Incentive Plan as the board of directors deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the 2023 Omnibus Incentive Plan as the board of directors deems necessary or desirable. All sub-plans adopted by the board of directors will be deemed to be part of the 2023 Omnibus Incentive Plan, but each such sub-plan will only apply to participants within the affected jurisdiction.
Types of Awards
The 2023 Omnibus Incentive Plan provides for grants of stock options (both nonqualified and incentive stock options), SARs, restricted stock, restricted stock units, performance awards and other cash-based or stock-based awards. Any award may be granted alone or in tandem with other awards, and may be granted in addition to, or in substitution for, other types of awards.
Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option will be determined by the Compensation Committee and may not be less than the fair market value of a share of Catalyst Common Stock on the grant date. The Compensation Committee will determine the date after which each stock option may be exercised, the method and form by which each option is to be exercised, and the expiration date of each option, provided that no option will be exercisable more than 10 years after the grant date. Options intended to be incentive stock options under Section 422 of the Code may not be granted to any person who is not an employee of us or any parent or subsidiary, as defined in Section 424 of the Code. There have not yet been any options granted under the 2023 Omnibus Incentive Plan, and so there are no options outstanding under the 2023 Omnibus Incentive Plan.
Stock Appreciation Rights. Stock appreciation rights (SARs) represent a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share from the grant date. The terms and conditions applicable to stock options also apply to SARs.
Restricted Stock. Restricted stock is an award of shares that are subject to restrictions on transfer and a substantial risk of forfeiture. Recipients of restricted stock generally have the rights and privileges of a stockholder, including the right to vote such shares of restricted stock and receive dividends.
Restricted Stock Units. A restricted stock unit award is a right to receive a specified number of shares of Catalyst Common Stock (or the fair market value thereof in cash, other property or any combination thereof, as determined by the Compensation Committee), subject to the expiration of a specified restriction period and/or the achievement of any performance measures selected by the Compensation Committee, consistent with the terms of the 2023 Omnibus Incentive Plan. The restricted stock unit award agreement will specify whether the award recipient is entitled to receive dividend equivalents with respect to the number of shares of Catalyst Common Stock subject to the award. Prior to the settlement of a restricted stock unit award in Catalyst Common Stock, the award recipient will have no rights or privileges as a stockholder of Catalyst with respect to Catalyst Common Stock subject to the award.
Performance Awards. Performance awards, which may be denominated in cash, shares or units (including restricted stock units), will be earned on the satisfaction of performance goals specified by the Compensation Committee. With respect to any performance award that becomes settled in Catalyst Common Stock upon achievement or satisfaction of the applicable performance conditions, prior to such settlement the award recipient will have no rights or privileges as a stockholder of Catalyst with respect to Catalyst Common Stock subject to the award.
Other Cash-Based and Other Stock-Based Awards. The Compensation Committee is authorized to grant other cash-based and other stock-based awards that are payable in cash or Catalyst Common Stock (or a combination thereof), and may be granted either independently or as an element of or supplement to any other award under the 2023 Omnibus Incentive Plan. Other stock-based awards are valued in whole or in part by reference to such stock, including restricted stock units, phantom stock and similar units.
Dividends and Dividend Equivalents
Other than with respect to awards of restricted stock, awards granted under the 2023 Omnibus Incentive Plan may not provide for any dividend to be payable to the participant in respect of such award prior to the time such award (or the applicable portion thereof) vests (and, in the case of performance awards, the applicable performance condition is achieved). The Compensation Committee may, in its discretion, provide for dividend equivalents on awards of restricted stock units.

Adjustments
In the event the Compensation Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, or other similar corporate transaction or event affecting our common stock or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Omnibus Incentive Plan, the Compensation Committee will adjust equitably any or all of: (i) the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate limit under the 2023 Omnibus Incentive Plan; (ii) the number and type of shares or other securities subject to outstanding awards; (iii) the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; and (iv) the terms and conditions of any outstanding awards, including the performance criteria of any performance awards.
Change in Control
In the event of a change in control, except as otherwise provided in the applicable award agreement, the Compensation Committee may provide for:
•	continuation or assumption of outstanding awards under the 2023 Omnibus Incentive Plan by Catalyst (if Catalyst is the surviving corporation) or by the surviving corporation or its parent;
•	substitution or replacement or any outstanding award for a cash payment;
•
acceleration of the vesting (including the lapse of any restriction) and exercisability of outstanding awards, in each case, either (i) immediately prior to or as of the date of the change in control, (ii) upon a participant’s involuntary termination of service on or within a specified period following the change in control, or (iii) upon the failure of the successor or surviving corporation (or its parent) to continue or assume such outstanding awards;

•	in the case of a performance award, determination of the level of attainment of the applicable performance conditions; and
•
cancellation of outstanding awards under the 2023 Omnibus Incentive Plan in consideration of a payment, with the form, amount and timing of such payment to be determined by the Compensation Committee in its sole discretion, provided that (i) such payment is made in cash, securities, rights and/or other property, (ii) the amount of such payment equals the value of the award, as determined by the Compensation Committee in its sole discretion (provided that the Compensation Committee may cancel out-of-the-money options or SARs for no consideration) and (iii) such payment will be made promptly following the change in control, in compliance with Section 409A of the Code.

A change in control generally means (i) the acquisition of 50% or more of Catalyst Common Stock or combined voting power of voting securities; (ii) a change in the composition of Catalyst’s board of directors such that, during any 12-month period, the individuals who as of the beginning of such period constitute Catalyst’s board of directors cease for any reason to constitute at least 50% of Catalyst’s board of directors (provided that any individual becoming a member of Catalyst’s board of directors after the beginning of such 12-month period whose election or nomination for election by Catalyst’s stockholders was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of Catalyst’s board of directors at the beginning of such 12-month period); (iii) Catalyst’s merger or consolidation with another entity after which Catalyst’s voting securities outstanding immediately prior to such transaction do not continue to represent 50% or more of the total voting power of Catalyst’s stock or of the surviving entity or parent entity thereof (if we are not the surviving entity in such merger or consolidation); or (iv) a disposition of all or substantially all of Catalyst’s assets.
Amendment and Termination
Catalyst’s board of directors may amend, modify, suspend, discontinue or terminate the 2023 Omnibus Incentive Plan (or any portion thereof) at any time. However, no such action may, without the consent of the participant, materially adversely affect the rights of such participant under any award previously granted (other than to apply with applicable law or to impose any clawback or recoupment provisions on any awards). Additionally, no such action may be made without Catalyst’s stockholder approval, if such approval is required by applicable law or by the rules of the stock market or exchange on which our common shares are principally quoted or traded. No award may be granted pursuant to the 2023 Omnibus Incentive Plan after the 10th anniversary of the date on which the 2023 Omnibus Incentive Plan was approved by Catalyst’s stockholders.
Repricing
The Compensation Committee may, through cancellation or re-grant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of our stockholders.
Cancellation or “Clawback” of Awards
The Compensation Committee may, to the extent permitted by applicable law and stock exchange rules or by any of Catalyst’s policies (including any recoupment policy Catalyst may adopt from time to time or pursuant to the recoupment provisions in any award agreement), cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the 2023 Omnibus Incentive Plan or the sale of shares underlying such awards.
Term
The 2023 Omnibus Incentive Plan expires 10 years after the date on which the Contributions are consummated, unless earlier terminated (x) upon the maximum number of shares of common stock available for issuance under the 2023 Omnibus Incentive Plan having been issued or (y) by the board of directors at its discretion (and in accordance with the terms of the 2023 Omnibus Incentive Plan).
U.S. Federal Income Tax Consequences of Equity Awards
The following is a general summary under current law of certain United States federal income tax consequences to Catalyst and participants who are citizens or individual residents of the United States relating to awards granted under the 2023 Omnibus Incentive Plan. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to Catalyst and participants. Accordingly, Catalyst urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the 2023 Omnibus Incentive Plan under federal, state, local and other applicable laws. In addition, Catalyst may be subject to limits on tax deductibility relating to compensation described herein under certain statutory provisions, including Sections 162(m) and 280G of the Code.
Non-Qualified Stock Options
A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. Catalyst generally will be entitled to a corresponding federal income tax deduction. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them.
Incentive Stock Options
An incentive stock option (“ISO”) is an option that meets the requirements of Section 422 of the Code. A participant will not have taxable income when granted an ISO or when exercising an ISO. If a participant exercises an ISO and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares will be taxable as long-term capital gain.

However, even though a participant will not have taxable income when exercising an ISO, the exercise of an ISO is taken into account for purposes of determining whether the participant has any alternative minimum tax liability (described below). Catalyst generally will not be entitled to a corresponding federal income tax deduction.
If a participant disposes of the shares received upon exercise of an ISO within the one-year or two-year periods described above, it will be considered a “disqualifying disposition.” Under such circumstances, the participant generally will realize ordinary income in the year of the disposition, and Catalyst generally will be entitled to a corresponding federal income tax deduction. The amounts of the participant’s ordinary income and Catalyst’s deduction will equal the excess of the lesser of the amount, if any, realized on the disposition and the fair market value of the shares on the exercise date over the aggregate exercise price of the ISO. Any additional gain or loss that the participant realizes on the disposition will be long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them.
If a participant exercises an ISO more than three months after the participant’s employment with Catalyst terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant is disabled and terminates employment because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of a participant’s death.
Stock Appreciation Rights (SARs)
A participant does not recognize income at the time a SAR is granted. A participant will recognize income at the time cash or stock representing the amount of the appreciation is transferred to the participant pursuant to exercise of a SAR. The amount of income will equal the amount of cash or fair market value of shares paid or transferred to the participant and will be ordinary income. Catalyst generally will be entitled to a corresponding federal income tax deduction.
Restricted Stock
Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant generally will not recognize income, and Catalyst generally will not be entitled to a corresponding federal income tax deduction at the time restricted stock is granted. When the restrictions lapse, the participant generally will recognize ordinary income equal to the fair market value of the shares as of that date, less any amount paid for the restricted stock, and Catalyst generally will be entitled to a corresponding federal income tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant generally will recognize ordinary income as of the date of grant equal to the fair market value of the common shares as of that date, less any amount the participant paid for the restricted stock, and Catalyst generally will be entitled to a corresponding federal income tax deduction at that time. Any future appreciation in the shares generally will be taxable to the participant at capital gains rates. However, if the restricted stock is later forfeited, the participant generally will not be able to recover the tax previously paid pursuant to his Section 83(b) election.
Restricted Stock Units
A participant does not recognize taxable income at the time of grant of a restricted stock unit, and Catalyst is not entitled to a tax deduction at that time. The participant will recognize compensation taxable as ordinary income (and subject to income tax withholding), however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid by Catalyst. Catalyst will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) of the Code apply.
PRC Sub-plan
The PRC Sub-plan will govern stock options granted to certain BC employees or service providers. The PRC Sub-plan is generally intended to replace BC’s 2021 Plan, which will be terminated (along with all options outstanding thereunder) effective as of the closing of the Contributions. The terms and conditions of the PRC Sub-plan and the options granted thereunder will generally be substantially similar in all material respects to the 2021 Plan and the options that were outstanding thereunder immediately prior to the closing of the Contributions.
CATALYST’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 6.
Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of this Proposal No. 6.

PROPOSAL NO. 7

ADOPTION AND APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF CATALYST TO ADOPT ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS
General
Assuming that the Contributions are approved, Catalyst is seeking stockholder approval for a proposal to adopt an amendment to its restated certificate of incorporation to allow stockholders to act by written consent, for so long as GNI USA and its affiliates beneficially own 50% or more of the combined voting power of the outstanding shares of Catalyst common stock. The form of the amendment to Catalyst’s restated certificate of incorporation to allow stockholder action by written consent, which Catalyst’s board of directors approved and declared advisable on     , 2023, is attached as Annex E to this proxy statement. If this Proposal No. 7 is approved, the amendment to allow stockholder action by written consent would become effective immediately following the closing of the Contributions.
Background and Purpose
Under Section 228 of the DGCL, stockholders may act by written consent to take any action which may be or is required to be taken at any annual or special meeting of stockholders, without prior notice and without a vote, unless otherwise specified in a company's certificate of incorporation. Catalyst’s restated certificate of incorporation currently requires that such actions only be taken at an annual or special meeting of stockholders. The purpose of the amendment is to streamline and increase the efficiency of the combined company’s corporate governance processes following the Contributions and eliminate the need to incur the unnecessary time and expense associated with convening special meetings of stockholders. This change would be effective for so long as the combined company is considered a “controlled company” under Nasdaq rules and is generally consistent with governance practices among other controlled companies.
In addition, following the amendment, to the extent that the stockholders of Catalyst were to act by written consent, SEC rules generally would require Catalyst to distribute an information statement to stockholders whose consent was not solicited and to disclose on Form 8-K the actions taken by written consent.
Effect of the Amendment
If this amendment is approved, Catalyst’s certificate of incorporation will be amended allow to stockholders to act by written consent for so long as GNI USA and its affiliates beneficially own 50% or more of the combined voting power of the outstanding shares of Catalyst common stock.
CATALYST’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 7.
Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of this Proposal No. 7.

PROPOSAL NO. 8

ELECTION OF DIRECTORS
The total number of authorized directors on Catalyst’s board of directors is currently fixed at five. Pursuant to Catalyst’s certificate of incorporation and bylaws, Catalyst’s board of directors is divided into three classes with staggered three-year terms. At the special meeting (which is being held in lieu of an annual meeting of stockholders for 2023), stockholders will vote to elect each of the two Class II director nominees named in this proxy statement to serve until the 2026 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal (including in connection with the Contributions, as discussed below). Notwithstanding stockholder approval of this proposal, if stockholders approve Proposals 1, 2, 3, 4, 5 and 6, then it is expected that at the Effective Time Andrea Hunt and Augustine Lawlor will resign from the board of directors, the size of the board of directors will be increased to eight (8) directors, and Gordon G. Carmichael, Ph.D., Songjiang Ma, Renate Perry, Ph.D., Charles Wu, Ph.D. and Han Ying, Ph.D. will be appointed to the board of directors, as discussed in more detail in Management of the Combined Company—Executive Officers and Directors of the Combined Company Following the Contributions.
Catalyst’s board of directors has nominated Andrea Hunt and Nassim Usman, Ph.D. as the Class II director nominees. Ms. Hunt currently serves as a Class II director. Dr. Usman currently serves as a Class III director. Catalyst’s board of directors has determined that effective as of the special meeting in lieu of an annual meeting of stockholders for 2023, and subject to election by the stockholders, Dr. Usman be moved to Class II. Ms. Hunt and Dr. Usman were each most recently elected by stockholders at the 2020 Annual Meeting of Stockholders, and each has indicated that he or she is willing and able to serve as a director. However, if either of the nominees becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person or persons as shall be designated by Catalyst’s board of directors, or the board of directors may decrease the size of the board of directors.
Stockholders cannot submit proxies voting for a greater number of persons than the two nominees named in this Proposal No. 8.
There are no family relationships between any of Catalyst’s directors, its nominees or its executive officers. Except in connection with the F351 Agreement and Business Combination Agreement, there are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.
Nominees for Class II Director
Name	Age	Class	Position
Andrea Hunt	63	II	Audit Committee Member; Compensation Committee Member; Governance and Nominating Committee Chair
Nassim Usman, Ph.D.	64	II	President and Chief Executive Officer
Andrea Hunt has served on Catalyst’s board of directors since October 2017. Ms. Hunt served as the Vice President of New Product Gene Therapy, Neuroscience, Oncology and Ophthalmology with Shire from June 2016 until June 2017, where she developed and integrated disease area strategies for Shire’s gene therapy platform, Neuroscience, Oncology and Ophthalmology franchises. She previously served as the Vice President - Global Franchise Head for Blood Disorders with Baxalta from June 2015 to June 2016 before it was acquired by Shire. From 1988 to 2015, Ms. Hunt served in various roles with Baxter Healthcare, most recently as Vice President - Lead BAX855 and Gene Therapy in the Biosciences division from 2014 to June 2015. Ms. Hunt serves on the board of OX2 Therapeutics, and is an advisor to Cell One Partners. She previously served as a board member of the Alliance for Regenerative Medicine and was an advisor to the Angiogenesis Foundation. She also previously served on the Ryan Banks Academy board. Ms. Hunt received her M.B.A. from the University of Michigan at Ann Arbor and her B.S. in Hospital Dietetics and B.A. in Foods & Nutrition from the University of Illinois at Urbana-Champaign.
Ms. Hunt’s breadth of experience with pharmaceutical and biotechnology companies, together with her service as a director for another biopharmaceutical company, qualifies her to serve on the board of directors.
Nassim Usman, Ph.D. served as Chief Executive Officer and a member of the board of directors of Catalyst Bio from February 2006 until the completion of the merger of Catalyst Bio and Catalyst (formerly known as Targacept, Inc.) in August 2015. Since August 2015, Dr. Usman has served as our President and Chief Executive Officer and a director. Dr. Usman is currently a Venture Partner at Morgenthaler Ventures. Prior to joining Morgenthaler in 2005, he was Senior Vice President and Chief Operating Officer at Sirna Therapeutics Inc., which was subsequently acquired by Merck, from 2004 to 2005, and held various R&D positions at both Sirna and Ribozyme Pharmaceuticals, including Vice President of R&D and Chief Scientific Officer, from 1992 to 2004. During his industrial career, Dr. Usman has overseen the entry of several drugs into clinical development, completion of multiple licensing deals with pharmaceutical and biotechnology companies and raised capital in both private and public financings. Prior to moving into the private sector in 1992, Dr. Usman was an NIH Fogarty and NSERC Postdoctoral Fellow and Scientist in the Departments of Biology and Chemistry at the Massachusetts Institute of Technology from 1987 to 1992. He has authored more than 70 scientific articles and is the named inventor in 130 issued patents and patent applications. Dr. Usman is a past director of Mosaic Biosciences, Principia Biopharma, Osprey Pharmaceuticals, Archemix Corporation and atugen AG (now Silence Therapeutics) and served on the science advisory boards of RXi Pharmaceuticals and Noxxon Pharma AG. He received his B.Sc. (Honours) and Ph.D. in organic chemistry from McGill University. In his doctoral dissertation, he developed a method for the solid-phase synthesis of RNA that is widely used in science and in two marketed RNA products (Macugen™ and Onpattro™).
Dr. Usman’s role as Catalyst’s President and Chief Executive Officer and extensive experience and innovations in the field of biotechnology, particularly with companies engaged in clinical drug development, qualifies him to serve on the Board. In addition, Dr. Usman’s academic expertise and accomplishments provide the board of directors with in-depth product and field knowledge.
Continuing Directors
Name	Age	Class	Position
Augustine Lawlor	67	I	Audit Committee Chair; Compensation Committee Chair; Governance and Nominating Committee Member
Thomas Eastling	63	III	Audit Committee Member; Compensation Committee Member
Ying Luo, Ph.D.	57	I	Chairman of the Board; Governance and Nominating Committee Member
Augustine Lawlor has served as a member of Catalyst’s board of directors since February 2006 and as Chairman of the Board since February 2018. Since January 2016, Mr. Lawlor has served as Chief Operating Officer of Leap Therapeutics, Inc., an oncology company listed on Nasdaq. He has been a Managing Partner of HealthCare Ventures since 2000. From 1997 to 2000, he served as Chief Operating Officer of LeukoSite, Inc., a biotechnology company acquired by Millennium Pharmaceuticals Inc. in 1999. Mr. Lawlor was previously a management consultant with KPMG. He is currently a director of Cardiovascular Systems, Inc. and PainReform Ltd, which are listed on Nasdaq, and LayerBio, Inc. Mr. Lawlor received his Master’s in Public and Private Management from Yale University.
Mr. Lawlor’s experience as a successful venture capitalist, service on the boards of public and private companies, and roles in commercial and business development in the pharmaceutical and biotechnology industries qualifies him to serve on the board of directors.
Thomas Eastling has served on Catalyst’s board of directors since December 2022. Mr. Eastling has served as a board member and Chief Financial Officer of Cullgen Inc. (“Cullgen”), a privately-held biotech firm in San Diego, since February 2018 and as an outside member of GNI Japan since April 2013 and an advisor to the executive committee of GNI Japan since September 2013. He previously served as Chief Financial Officer of GNI Japan, a vertically-integrated, multinational bio-pharma company, focused on drug research, clinical development, manufacturing, sales and marketing, from 2013 to 2021. Mr. Eastling has more than nine years of experience serving as a public company board member, as well as positions on numerous private company boards. His career covers 35 years of experience in executive management, global finance, and mergers and acquisitions, with senior postings in New York, London, Tokyo and Hong Kong. Mr. Eastling started his career on Wall Street at Nikko Securities Co. International, Inc., where he worked from June 1983 to November 1999, rising to the position of Senior Vice President & General Manager of the Investment Banking and Syndicate Divisions. Mr. Eastling was the Company Representative in Japan for Duff & Phelps Credit Rating Co., which was acquired by Fitch Ratings, Inc. in 2021, from May 2000 to June 2001 and subsequently worked as Managing Director for Softbank Corp. from July 2001 to July 2003. In 2009 he relocated to Hong Kong with American Appraisal where he served as Director of the firm’s Transaction Advisory Services in Asia from April 2008 to August 2013. He returned to Japan in 2013 to assume the position of Chief Financial Officer and Representative Executive Officer for GNI Japan from 2013 to 2021, relocating in 2021 to Cullgen’s San Diego headquarters. Mr. Eastling has a bachelor’s degree from the University of Southern California and a master’s degree from the American Graduate School of International Management. He graduated from the Board Director Training Institute of Japan and is a member of the National Association of Corporate Directors.
Mr. Eastling’s financial expertise from his extensive experience in investment banking and as a Chief Financial Officer for various companies, as well as his experience as a director of public and private companies in the life sciences industry, qualifies him to serve on the board of directors.
Ying Luo, Ph.D. has served on Catalyst’s board of directors since December 2022. Dr. Luo has served as a director, representative executive officer, president and chief executive officer of GNI Japan since 2007, Chief Executive Officer of SG from 2001 to 2021, chairman of the board of BC since 2011, a director of the board of GNI Hong Kong since 2013, and chairman of the board and Chief Executive Officer of Cullgen, since 2018. Dr. Luo has also served as a director of the board and President of GNI USA since 2015 and a director of Berkeley Advanced Biomaterials LLC since 2017. Dr. Luo had been a postdoctoral fellow at the University of California at San Francisco studying HIV gene regulation from 1991 to 1992, a scientist at Aviron Company from 1992 to 1993, a scientist at Clontech Laboratories from 1993 to 1997 and senior scientist/director/senior director of genomics and target discovery of Rigel Inc. from 1997 to 2000, where he led research in the field of protein-protein interactions in cancer and inflammation signaling pathways. In his career, Dr. Luo has authored more than 37 research publications. Dr. Luo completed his undergraduate education at Peking Union Medical College (Peking University’s Premedicine) from 1982 to 1986 and received his doctorate in biomedical sciences from the University of Connecticut Health Center in 1991.
Dr. Luo’s scientific expertise from his extensive experience in R&D at biotechnology companies, as well as his experience as an executive and director of public and private companies in the life sciences industry qualifies him to serve on the board of directors.
Recommendation of Catalyst’s board of directors:
Catalyst’s board of directors recommends a vote FOR each of the nominees named in Proposal No. 8.

PROPOSAL NO. 9

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, in this proposal Catalyst is providing its stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of Catalyst’s named executive officers as described in the “Catalyst’s Executive and Director Compensation” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure, as set forth in this proxy statement.
Prior to casting your vote on this proposal, Catalyst encourages you to read the “Catalyst Executive and Director Compensation” section of this proxy statement (beginning on page 162) for a detailed discussion of Catalyst’s policies and practices relating to the compensation of its named executive officers.
The Compensation Committee believes that the objectives of Catalyst’s executive compensation program, as they relate to Catalyst’s named executive officers, are appropriate for a company in Catalyst’s position and that Catalyst’s compensation policies and practices help meet those objectives. In addition, the Compensation Committee believes that Catalyst’s executive compensation program, as it relates to Catalyst’s named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of Catalyst’s named executive officers and Catalyst’s stockholders. Accordingly, Catalyst is asking its stockholders to approve the compensation of its named executive officers.
This vote is advisory, which means that the vote on executive compensation is not binding on Catalyst, Catalyst’s board of directors or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of Catalyst’s named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against Catalyst’s named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address Catalyst stockholders’ concerns. Unless the board of directors modifies its policy on the frequency of holding these votes, the next advisory vote to approve executive compensation is expected to occur in 2024.
Recommendation of Catalyst’s board of directors:
Catalyst’s board of directors recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 10

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
In accordance with Section 14(a) of the Exchange Act, in this proposal Catalyst is providing its stockholders with the opportunity to vote, on a non-binding, advisory basis, on the frequency of future advisory votes on executive compensation, such as the one in Proposal No. 9 above. Stockholders may indicate whether they prefer that Catalyst holds future votes once every one, two, or three years. Stockholders may also abstain from casting a vote on this proposal.
In consideration of best practices in corporate governance, Catalyst’s board of directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate for Catalyst, and therefore Catalyst’s board of directors recommends that you vote to hold such votes every one year. Catalyst recognizes that the stockholders may have different views as to the best approach for Catalyst, and therefore Catalyst looks forward to hearing from its stockholders as to their preferences on the frequency of an advisory vote on executive compensation.
This vote is advisory, which means that it is not binding on Catalyst, its board of directors or the Compensation Committee. However, the board of directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The board of directors may decide that it is in the best interests of Catalyst’s stockholders and Catalyst to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by Catalyst’s stockholders. The next advisory vote to approve the frequency of future advisory votes on executive compensation is expected to occur in 2029.
Recommendation of Catalyst’s board of directors:
Catalyst’s board of directors recommends that stockholders vote to hold an advisory vote on executive compensation every ONE YEAR.

PROPOSAL NO. 11

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of Catalyst’s board of directors (the “Audit Committee”) has selected EisnerAmper LLP (“EisnerAmper”) as Catalyst’s independent registered public accounting firm for the fiscal year ending December 31, 2023. EisnerAmper has served as Catalyst’s independent registered public accounting firm since 2015. Catalyst is soliciting stockholder ratification of the appointment of EisnerAmper, although stockholder ratification is not required by law. If the appointment of EisnerAmper is not ratified at the special meeting, the Audit Committee will consider whether to appoint a different independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Catalyst and its stockholders.
A representative of EisnerAmper is expected to be present at the special meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table summarizes the audit fees billed and expected to be billed by EisnerAmper for the indicated fiscal years and the fees billed by EisnerAmper for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by the Audit Committee in accordance with the “Audit Committee Pre-Approval Policy” described below.
	Fiscal 2022	Fiscal 2021
Audit Fees(1)	$282,990	$326,575
Audit-Related Fees:	—	—
Tax Fees:	—	—
All Other Fees:	—	—
Total Fees:	$282,990	$326,575
(1)
Audit Fees include fees billed for the applicable year for services in connection with the audit of Catalyst’s financial statements included in Catalyst’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and, for fiscal year 2021, its registration statement on Forms S-3.

Audit Committee Pre-Approval Policy
The Audit Committee has adopted a policy that requires the Audit Committee to approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm prior to its engagement to provide such services. The Audit Committee has established a pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent registered public accounting firm. In addition, the Chairperson of the Audit Committee, or any member of the Audit Committee designated by the Chairperson, may specifically approve any service that is not a prohibited non-audit service if the fees for such service are not reasonably expected to exceed $10,000. Any such approval by the Chairperson or his designee must be reported to the Audit Committee at its next scheduled meeting. The pre-approved services of the independent registered public accounting firm, and corresponding maximum fees, are reviewed annually by the Audit Committee.
Recommendation of Catalyst’s board of directors:
Catalyst’s board of directors recommends a vote FOR ratification of EisnerAmper LLP as Catalyst’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

PROPOSAL NO. 12

APPROVAL OF POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING
If Catalyst fails to receive a sufficient number of votes to approve Proposal Nos. 1, 2, 3, 4, 5 or 6, Catalyst may propose to adjourn the Catalyst special meeting, for a period of not more than 60 days, for the purpose of soliciting additional proxies to approve Proposal Nos. 1, 2, 3, 4, 5 and 6. Catalyst currently does not intend to propose adjournment at the Catalyst special meeting if there are sufficient votes to approve Proposal Nos. 1, 2, 3, 4, 5 and 6. Additionally, pursuant to Article IV, Section 4 of Catalyst’s amended and restated bylaws, any meeting of stockholders may be adjourned from time to time to reconvene at any other time and to any other place at which a meeting of stockholders may be held under Catalyst’s amended and restated bylaws by the chairman of the board of directors, the chief executive officer, the president or a majority of the directors then in office.
CATALYST’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 12.
Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the approval of this Proposal No. 12.

CORPORATE GOVERNANCE
Board Leadership Structure
The roles of Chief Executive Officer and Chairman of the board of directors are held by separate individuals. This separation of roles enables Catalyst’s Chief Executive Officer to focus on his core responsibility of leading and managing Catalyst’s operations and day-to-day performance, consistent with strategic direction provided by the board of directors, and Catalyst’s Chairman of the board of directors to focus on leading the board of directors in its fundamental role of providing guidance to, and independent oversight of, Catalyst’s management. The board of directors and each of its committees are chaired by directors whom the board of directors has determined are independent in accordance with the applicable listing standards of Nasdaq.
Director Independence
Nasdaq’s listing standards and Catalyst’s Corporate Governance Guidelines require that the board of directors consist of a majority of independent directors, as determined under the applicable Nasdaq listing standard. The board of directors, with the assistance of the Governance and Nominating Committee, has determined that each of Thomas Eastling, Andrea Hunt, Augustine Lawlor and Ying Luo qualifies as an independent director and that each of Errol B. De Souza, Ph.D., Jeanne Jew, Geoffrey Ling, M.D./Ph.D., Sharon Tetlow and Eddie Williams qualified as an independent director for the period in which they served during 2022. In making this determination, the board of directors has determined that no relationships exist which would preclude the finding of independence under the applicable Nasdaq listing standard, and that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, Catalyst’s directors reviewed and discussed information provided by Catalyst’s directors and Catalyst with regard to each director’s business and personal activities as they may relate to Catalyst and its management.
Role of the Board of Directors in Risk Oversight
The board of directors is involved in Catalyst’s risk oversight in multiple ways. The board of directors oversees Catalyst’s management of risks related to Catalyst’s financial condition and risks inherent in drug development and commercialization. In addition, the board of directors routinely receives at its meetings business updates from various members of management. These updates may identify matters that have emerged within that member of management’s scope of responsibility that involve operational, financial, legal or regulatory risks and, in these cases, the board of director’s risk oversight role is to provide guidance to management.
The board of directors also exercises a risk oversight role through its Audit Committee, Compensation Committee and Governance and Nominating Committee, each of which is structured to include only independent directors and is separately chaired. Each such committee provides regular reports of its actions to the full board of directors. In particular, the Audit Committee is responsible for discussing Catalyst’s exposure to material risks and the adequacy of Catalyst’s risk management activities with management and Catalyst’s independent registered public accounting firm. The Audit Committee’s primary emphasis is financial risk, including Catalyst’s internal control over financial reporting, and it reviews information received from Catalyst’s independent registered public accounting firm as to the effectiveness of Catalyst’s internal control over financial reporting and from other third parties in support of management’s assessment of the effectiveness of Catalyst’s internal control over financial reporting. The Audit Committee also oversees Catalyst’s management of exposure to certain financial risks through its periodic review of Catalyst’s investment policy and the allocation of Catalyst’s investment portfolio. The Compensation Committee is responsible for considering whether Catalyst’s compensation programs and practices are reasonably likely to have a material adverse effect on Catalyst.
Contacting the Board of Directors
The board of directors will receive and review written communications submitted by stockholders to the attention of the board of directors. The Chairperson of the Governance and Nominating Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as she considers appropriate.
Stockholders who wish to send communications on any topic to the board of directors should address such communications to the board of directors, c/o Secretary, Catalyst Biosciences, Inc., 611 Gateway Boulevard,

Suite 120, South San Francisco, California 94080. Catalyst’s Corporate Secretary will forward all communications addressed to the board of directors to the Chairperson of the Governance and Nominating Committee. You should indicate on your correspondence that you are a Catalyst stockholder.
Corporate Governance Guidelines
The board of directors has adopted Corporate Governance Guidelines that address a number of matters applicable to directors, including, as examples, independence, qualification standards, compensation, conduct and frequency of meetings, executive sessions and management evaluation and succession. You can find Catalyst’s Corporate Governance Guidelines on the “Investors” page of Catalyst’s website, www.catalystbiosciences.com, under the “Corporate Governance” tab.
Code of Business Conduct and Ethics
Catalyst has adopted a Code of Business Conduct and Ethics that applies to all of Catalyst’s directors, officers and employees, including Catalyst’s principal executive, principal financial and principal accounting officers, or persons performing similar functions. Catalyst’s Code of Business Conduct and Ethics is posted on Catalyst’s website located at www.catalystbiosciences.com, under “Governance Highlights.” Catalyst intends to disclose on its website any amendments to, or waivers from, the code of business conduct and ethics that are required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K within four business days following the date of the amendment or waiver.
Catalyst’s Board of Directors and its Committees
In 2022, the board of directors met fifteen (15) times. Except Dr. Geoffrey Ling, each of Catalyst’s directors attended at least 75% of the aggregate number of meetings of the board of directors and the committees on which he or she served, during the period in which he or she served as a director or committee member. Catalyst’s Corporate Governance Guidelines provide that Catalyst’s directors are also expected to attend annual meetings of stockholders. All of Catalyst’s directors attended the 2022 annual meeting of stockholders. The board of directors currently has the following standing committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee.
Audit Committee
Catalyst’s Audit Committee generally assists the board of directors in its oversight of Catalyst’s accounting, financial reporting and internal control functions, the audit of Catalyst’s financial statements and internal control over financial reporting and the review of Catalyst’s interim financial statements. In 2022, the Audit Committee met five (5) times. The Audit Committee has a written charter approved by the board of directors that is compliant with the standards of Nasdaq. A copy of the Audit Committee charter is available on the investors section of Catalyst’s website (www.catalystbiosciences.com) under the heading “Governance Highlights.” The responsibilities and activities of the Audit Committee are described in greater detail in the “Report of the Audit Committee” and include the following:
•
the appointment, compensation, retention and oversight of any independent registered public accounting firm that Catalyst engages to issue an audit report, or to perform other audit, review or attest services, for its financial statements, and evaluating auditor independence;

•
receiving and reviewing reports of management and the independent registered public accounting firm regarding the annual audit process, as well as the review process for its interim financial statements;

•	reviewing with management significant accounting issues, policies relating to its financial statements and its cash management program;
•	discussing with management and the independent registered public accounting firm its exposure to material risks and the adequacy of its risk management activities;
•	reviewing management’s assessment of the effectiveness of, and its independent registered public accounting firm’s report on, its internal control over financial reporting;
•	monitoring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	approving, to the extent required by applicable law or Nasdaq listing standards or by its related person transactions policy, related person transactions;
•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;
•	responding to any report of evidence of a material violation of the securities laws or breach of fiduciary duty that it receives; and
•	preparing the report of the audit committee required by applicable SEC rules to be included in its annual proxy statement.
The Audit Committee currently consists of Mr. Lawlor, who serves as Chair, Mr. Eastling and Ms. Hunt. As required by the Nasdaq rules, the members of the Audit Committee each qualify as “independent” under special standards established for members of audit committees. To qualify as “independent” to serve on the Audit Committee, the Nasdaq rules and the applicable rules of the SEC require that a director does not accept any consulting, advisory, or other compensatory fee from Catalyst, other than for service as a director, or be an affiliated person of Catalyst. In accordance with Nasdaq rules, each member of the Audit Committee must be able to read and understand financial statements with at least one member who has past employment experience or background which results in the individual’s financial sophistication. Mr. Eastling and Ms. Hunt are directors who have been determined by the board of directors to be the audit committee financial experts, as defined by applicable SEC rules, and possess financial sophistication, as defined by the Nasdaq rules. The designation does not impose any duties, obligations or liability that are greater than are generally imposed on them as members of the Audit Committee and the board of directors, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the board of directors.
Compensation Committee
In 2022, the Compensation Committee met four (4) times. The Compensation Committee has a written charter approved by the board of directors that is compliant with the standards of the Nasdaq. The Compensation Committee reviews and reassesses the adequacy of its charter on an annual basis. A copy of the Compensation Committee charter is available on the investors section of Catalyst’s website (www.catalystbiosciences.com) under the heading “Governance Highlights.” The responsibilities of the Compensation Committee include the following:
•	reviewing periodically Catalyst’s compensation philosophy and the adequacy of compensation plans and programs for its executive officers and other employees;
•
the appointment, compensation and oversight of any compensation expert, legal counsel or other adviser that the Compensation Committee determines to engage and the consideration of factors relevant to such expert’s, counsel’s or adviser’s independence;

•	reviewing the performance of its Chief Executive Officer and establishing the compensation of all of its executive officers;
•	approving employment, severance and change in control agreements, and any amendments, for Catalyst’s executive officers;
•
administering (or overseeing the administration of) Catalyst’s stock option and other equity-based plans and other employee benefit and incentive plans, to the extent consistent with their respective terms;

•	assessing annually any risks associated with its compensation policies and practices;
•
reviewing and discussing with management its Compensation Discussion and Analysis disclosure and formally recommending to the board of directors that it be included in its Annual Report on Form 10-K (either directly or by incorporation by reference to its annual proxy statement), to the extent required of Catalyst;

•
making a recommendation to the board of directors with respect to the board of directors’ recommendation to its stockholders on any proposal that its stockholders approve the compensation of its Named Executive Officers on an advisory basis;

•
making a recommendation to the board of directors, at least once every six years, whether to submit the compensation of its Named Executive Officers to an advisory vote of its stockholders every one, two or three years;

•
preparing the report of the Compensation Committee required by applicable SEC rules to be included in its Annual Report on Form 10-K (either directly or by incorporation by reference to its annual proxy statement);

•	periodically evaluating and making recommendations to the board of directors concerning the compensation of non-employee directors; and
•	forming and delegating authority to subcommittees when it considers appropriate.
The Compensation Committee currently consists of Mr. Lawlor, who serves as Chair, Mr. Eastling and Ms. Hunt.
As required by the Nasdaq rules, the members of the Compensation Committee each qualify as “independent” under special standards established for members of compensation committees. To qualify as independent to serve on the Compensation Committee, the Nasdaq rules require that the board of directors consider all factors specifically relevant to determining whether a director has a relationship to Catalyst which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to, the source of compensation of such director, and whether such director is affiliated with Catalyst, a subsidiary of Catalyst or an affiliate of a subsidiary of Catalyst.
In addition, the Compensation Committee, from time to time, retains independent compensation consultants to assist it with assessing the competitiveness of executive and board of directors compensation. In 2022, the Compensation Committee retained Radford, an Aon Hewitt company (“Radford”), as an independent compensation consultant. The Compensation Committee determined, based on its review of all relevant factors, including those set forth in Rule 10C-1b(4)(i) through (iv) under the Exchange Act, that the work of Radford has not created any conflict of interest.
Historically, Catalyst’s Chief Executive Officer makes recommendations to the Compensation Committee, and is involved in the determination of compensation for the respective executive officers that report to him, except that Catalyst’s Chief Executive Officer does not make recommendations as to his own compensation.
Compensation Committee Interlocks and Insider Participation
None of the directors who served on Catalyst’s Compensation Committee during the fiscal year ended December 31, 2022 was an officer within the meaning of Rule 3b-2 under the Exchange Act, or an employee of Catalyst during or prior to the fiscal year ended December 31, 2022 nor did any of such directors have any relationship during the past year that would have been required to be disclosed pursuant to Item 404 of Regulation S-K. None of Catalyst’s executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers serving on Catalyst’s board of directors or Compensation Committee.
Governance and Nominating Committee
In 2022, the Governance and Nominating Committee met eleven (11) times. The Governance and Nominating Committee has a written charter approved by the board of directors that is compliant with the standards of Nasdaq. A copy of the Governance and Nominating Committee charter is available on the investors section of Catalyst’s website (www.catalystbiosciences.com) under the heading “Governance Highlights.” The responsibilities of the Governance and Nominating Committee include the following:
•
identifying individuals qualified to serve as directors and committee members, recommending to the board of directors nominees for election at its annual stockholders’ meetings and recommending to the board of directors individuals to fill vacancies on the board of directors;

•
making recommendations to the board of directors concerning the criteria for membership on the board of directors and the size, composition, chairmanship and compensation of the board of directors and its committees;

•	considering whether and how it takes into account diversity in identifying nominees;
•	monitoring and making recommendations to the board of directors regarding corporate governance matters;

•	advising the board of directors on corporate governance matters generally; and
•	conducting an annual review of the performance of the board of directors and its committees.
The Governance and Nominating Committee currently consists of Ms. Hunt, who serves as Chair, Mr. Lawlor and Dr. Luo. As required by the Nasdaq rules, the members of the Governance and Nominating Committee each qualify as “independent” directors.
Although Catalyst’s board of directors does not maintain a specific policy with respect to board diversity, Catalyst’s board of directors believes that the board of directors should be a diverse body and the Governance and Nominating Committee operates based on the belief that the backgrounds and qualifications of the directors as a group provide a significant breadth and diversity of experience, knowledge and abilities. In considering whether to recommend any particular candidate for inclusion in Catalyst’s slate of recommended nominees, the Governance and Nominating Committee applies certain criteria set forth in the Corporate Governance Guidelines. In particular, each nominee should possess:
•	a reputation for integrity, honesty and adherence to high ethical standards;
•	sound judgment and a willingness and ability to contribute positively to decision-making processes;
•	a commitment to understand Catalyst and its industry and to regularly attend and participate in meetings of the board of directors and, as applicable, its committees;
•
the interest in and ability to understand sometimes conflicting interests of various constituencies, such as stockholders, employees, governmental or regulatory bodies, creditors and the general public, and to act in the interests of all stockholders; and

•	no actual or apparent conflict of interest that would impair the ability to represent the interests of all stockholders and to fulfill the responsibilities of a director.
The Governance and Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for a nominee.
The Governance and Nominating Committee recommends to the board of directors individuals to be nominated for election as directors. In considering an incumbent director as a nominee, the Governance and Nominating Committee considers his or her prior contributions to the functioning of the board of directors and, as applicable, its committees. The Governance and Nominating Committee may also receive recommendations for nominees from members of the board of directors or management and may from time to time engage a third-party search firm to help identify potential nominees. If a candidate is identified, the Governance and Nominating Committee evaluates his or her qualifications and other biographical information, taking into account the backgrounds and qualifications of the continuing members of the Board and the criteria included in Catalyst’s Corporate Governance Guidelines. Members of the Governance and Nominating Committee and the Chief Executive Officer then interview the candidate or, if multiple candidates are identified, select candidates for further consideration. Following discussion of the candidates identified and evaluated, the Governance and Nominating Committee recommends to the board of directors a list of nominees for election.
Stockholders may recommend individuals for consideration by the Governance and Nominating Committee as potential nominees for director by submitting their names, together with a comprehensive written resume of each potential nominee’s business experience and background and a signed consent stating that he or she is willing to be considered as a nominee and, if nominated and elected, will serve as a director, to Governance and Nominating Committee of the board of directors, c/o Secretary, Catalyst Biosciences, Inc., 611 Gateway Boulevard, Suite 120, South San Francisco, California 94080. The submission must also include a statement as to whether the stockholder, or, if the recommendation is being made by a group of stockholders, whether the group of stockholders, beneficially owned Catalyst Common Stock as of the date the recommendation is made. Assuming that the required information has been provided by the deadline that applies for stockholder proposals to be included in the proxy materials for Catalyst’s 2024 annual meeting of stockholders as specified under “Stockholder Proposals” under the “OTHER MATTERS” section of this proxy statement, the committee expects to evaluate stockholder-recommended candidates using substantially the same process and applying substantially the same criteria as described above.

BOARD DIVERSITY MATRIX
Board Diversity Matrix (As of July 12, 2023)
Total Number of Directors	#
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1	2
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		3
Two or More Races or Ethnicities		1
LGBTQ+
Did Not Disclose Demographic Background

CATALYST REPORT OF THE AUDIT COMMITTEE
Catalyst’s Audit Committee has reviewed and discussed with Catalyst’s management and EisnerAmper Catalyst’s audited consolidated financial statements for the fiscal year ended December 31, 2022. Catalyst’s Audit Committee has also discussed with EisnerAmper the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC.
Catalyst’s Audit Committee has received and reviewed the written disclosures and the letter from EisnerAmper required by applicable requirements of the PCAOB regarding the independent accountant’s communications with Catalyst’s audit committee concerning independence, and has discussed with EisnerAmper its independence from Catalyst.
Based on the review and discussions referred to above, Catalyst’s Audit Committee recommended to Catalyst’s board of directors that the audited consolidated financial statements be included in Catalyst Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Submitted by the Audit Committee
Augustine Lawlor, Chair
Thomas Eastling
Andrea Hunt

CATALYST’S BUSINESS
In this prospectus, unless the context requires otherwise, references to “we,” “us,” “our,” “Catalyst” or “the Company” refer to Catalyst Biosciences, Inc. and its consolidated subsidiary.
Summary
Catalyst Biosciences, Inc., together with its subsidiary (“Catalyst”), is a biopharmaceutical company focused on the development and commercialization of Hydronidone for the treatment of NASH in the United States. Hydronidone is being evaluated for the treatment of liver fibrosis associated with a broad spectrum of chronic liver diseases. A Phase 1 clinical trial of Hydronidone has been completed in the United States and generated PK, safety and tolerability data of single and multiple ascending doses of Hydronidone in U.S. healthy subjects.
Overview
Prior to ceasing research and development activities in March 2022, Catalyst had engineered several protease assets that were designed to address unmet medical needs in disorders of the complement or coagulation systems. Prior to the F351 Agreement, Catalyst had engaged in the research and development of product candidates from Catalyst’s protein engineering platform. In February 2022, Catalyst announced that it engaged Perella Weinberg Partners as a financial advisor to assist Catalyst in exploring strategic alternatives to monetize its assets.
In March 2022, Catalyst ceased research and development activities and in May 2022, Catalyst entered into an asset purchase agreement with Vertex, pursuant to which Vertex purchased Catalyst’s complement portfolio, including CB 2782-PEG and CB 4332, as well as its complement-related intellectual property, including the ProTUNETM and ImmunoTUNETM platforms, for $60.0 million in cash consideration. $55.0 million was received upfront and the remaining $5.0 million was retained by Vertex as a hold-back until one year after the closing date to satisfy certain post-closing indemnification obligations. Any amounts received from Vertex with respect to this hold-back will be distributed to the CVR Holders.
On September 20, 2022, Catalyst paid a special, one-time cash dividend payment of $1.43 per share, or approximately $45.0 million, to holders of its common stock.
On December 26, 2022, Catalyst executed the F351 Agreement and the Business Combination Agreement. For further information about the F351 Agreement and the Business Combination Agreement, see the sections entitled “Questions and Answers About the Contributions” and “The Business Combination Agreement” beginning on pages 1 and 144, respectively, elsewhere in this proxy statement.
In accordance with the Business Combination Agreement, on December 26, 2022, Catalyst executed the CVR Agreement. For further information about the CVR Agreement, see the section entitled “Agreements Related to the Contributions—CVR Agreement” beginning on page 157 elsewhere in this proxy statement.
On February 27, 2023, Catalyst signed an asset purchase agreement with GCBP pursuant to which GCBP acquired Catalyst’s legacy rare bleeding disorders programs including MarzAA, DalcA and CB-2679d-GT for a total of $6.0 million, $1.0 million payable on signing and $5.0 million payable on February 28, 2025, subject to satisfaction of post-closing indemnification obligations. In March 2023, Catalyst distributed net proceeds of approximately $0.2 million to the CVR Holders. Once received, any additional net proceeds from the transaction will be distributed to the CVR Holders.
Catalyst is also pursuing certain legal claims against a third party related to payments under a 2016 asset purchase agreement, and any net recoveries related to these claims will be distributed to the CVR Holders.
Current Product Development Plans
Catalyst anticipates filing an IND application for the treatment of NASH in the United States in late 2023. NASH is a severe form of nonalcoholic fatty liver disease (“NAFLD”), characterized by inflammation and fibrosis in the liver that can progress to cirrhosis, liver failure, HCC and death. There are currently no approved products for the treatment of NASH.
Hydronidone is a structural analogue of the approved anti-fibrotic (pulmonary fibrosis) drug pirfenidone. Hydronidone has been shown to inhibit in vitro both p38γ kinase activity and TGF-ß1-induced excessive collagen synthesis in hepatic stellate cells (“HSCs”),which are recognized as critical events in the development and progression of fibrosis in the liver. This is further supported by its anti-proliferative effects on the HSCs in the liver. In vitro anti-fibrotic effects of Hydronidone were also confirmed in several established in vivo rodent models of liver fibrosis such as carbon tetrachloride (“CCl4”)-induced liver fibrosis mouse model, DMN-induced liver fibrosis rat model, and HSA-induced liver fibrosis rat model, as well as mouse model of NASH fibrosis (CCl4 +Western [High Fat] Diet). In the NASH mouse model, Hydronidone significantly reduced the severity of fibrosis, as well as demonstrated improvements in the functional, biochemical and histopathological attributes of the affected liver tissue, including a significant reduction of hydroxyproline content and liver enzymes (ALT), aspartate (AST), a decrease in liver fat degeneration, and decreases in the levels of several of inflammatory cytokines at doses of 3-10 mg/kg/day, as well as a decrease in the NAS score in the CCl4 and WD-induced fibrosis and cell ballooning NASH models at doses of 15-50 mg/kg bid (HEDs of 144 – 480 mg) which are relevant to human exposure. Thus, the key attributes of Hydronidone’s molecular mechanisms of action in animal models of liver fibrosis, support its efficacy potential in liver fibrosis of various etiologies including those associated with NASH.
Catalyst plans to initiate clinical development of Hydronidone in NASH fibrosis in a randomized, double-blind, placebo-controlled, parallel group, Phase 2a, PoC clinical study evaluating the safety, tolerability, PK, and Pharmacodynamics (“PD”) of Hydronidone capsules administered daily at an oral dose of 360 mg (given as 120 mg TID) for 24 weeks to adult subjects with advanced liver fibrosis associated with noncirrhotic NASH. The main goal of the proposed Phase 2a study is to obtain early PoC for Hydronidone in subjects with NASH fibrosis as a basis of expansion into a more comprehensive Phase 2/3 clinical program. The study will include a small sample size (total of 60 evaluable subjects) who will receive in a 2:1 ratio Hydronidone or Placebo. A single dose level that was shown to be safe and effective in a 52-week clinical study in PRC subjects with advanced fibrosis associated with chronic Hepatitis B (CHB) infection will be used. The study will evaluate trends of changes from baseline in a set of noninvasive biochemical and imaging biomarkers relevant to assessment of NASH fibrosis in the context of drug exposure, as well as the mechanism of anti-fibrotic action of Hydronidone. The study will include PK blood sampling and assessment of the initial population PK and preliminary PK/PD relationship to inform Hydronidone treatment in future clinical studies in NASH fibrosis. In addition, this trial will include a disease-specific PROs, a validated composite CLDQ – NASH, to collect patient-reported data about the impact of Hydronidone treatment on quality of life of subjects with advanced NASH fibrosis. Before the F351 Acquisition, GNI USA engaged in a pre-IND dialogue with the FDA in connection with this Phase 2a clinical study. The FDA’s written responses to GNI USA commented on the adequacy of the existing data package for filing an IND for the NASH fibrosis indication, including the proposed Phase 2a study design, and provided recommendations and guidance on the requirements for the IND filing. In connection with the F351 Acquisition, GNI initiated the transfer of ownership of the IND to Catalyst.
NASH represents a large and rapidly growing problem in the United States and worldwide. Diagnoses have been on the rise and are expected to increase dramatically in the next decade. The prevalence of NAFLD, which affects approximately 25% of the global population, and NASH, which develops in approximately 20% to 25% of NAFLD patients, is driven primarily by the worldwide obesity epidemic. As a result, the prevalence of NASH has increased significantly in recent decades, paralleling similar trends in the prevalence of obesity, insulin resistance and Type 2 diabetes. The prevalence of these conditions is expected to increase further in view of the unhealthy nutrition habits, such as consumption of a diet high in fructose, sucrose and saturated fats, and sedentary behavior that characterize modern lifestyle.
Hydronidone is a structural analogue of the approved drug pirfenidone. Hydronidone has been shown to inhibit in vitro both p38γ kinase activity and TGF-ß1-induced excessive collagen synthesis in HSCs, which are recognized as critical events in the development and progression of fibrosis in the liver. This is further supported by its anti-proliferative effects on the HSCs in the liver. The key attributes of Hydronidone’s molecular mechanisms of action in animal models of liver fibrosis included that of NASH, support its efficacy potential in liver fibrosis of various etiologies including that associated with NASH. Hydronidone has exhibited protective effects on CCl4+WD induced NASH; the total NAS and fibrosis scores were statistically significantly lower following Hydronidone dosing at 15-50 mg/kg/day.
In preclinical studies, the key attributes of Hydronidone’s molecular mechanisms of action in animal models of liver fibrosis included that of NASH, support its efficacy potential in liver fibrosis of various etiologies including that associated with NASH. To support the indication of NASH-associated fibrosis, GNI USA evaluated the anti-fibrotic effects of Hydronidone in a murine NASH model which is characterized by a rapid progression of extensive liver fibrosis. The model was induced by feeding male C57BL/6J mice (n=20/group) a high fat diet for 14 weeks. Subcutaneous injections of CCl4 in weeks 11-14 served as an accelerator of the liver pathology and exacerbated histological features of NASH and associated fibrosis. The establishment of the NASH model was indicated by statistically significantly higher body weights, lower food intake, and histopathologically observed fatty degeneration, inflammatory infiltrates, and hepatocellular ballooning in NASH mice vs negative control. The NAS total score, ballooning, and steatosis score in the NASH mice (positive control, model) group increased significantly compared to Naive (negative control group). Hydronidone exhibited protective effect on CCl4+WD induced NASH; the total NAS and fibrosis score were statistically significantly lower following Hydronidone dosing at 15-50 mg/kg/day. Fibrosis and cell ballooning were significantly inhibited by Hydronidone, but no effects on inflammation and steatosis were observed.
On February 27, 2023, Catalyst signed an asset purchase agreement with GCBP pursuant to which GCBP acquired Catalyst’s legacy rare bleeding disorders programs including MarzAA, DalcA and CB-2679d-GT for a total of $6 million, $1 million payable on signing and $5 million payable on February 28, 2025, subject to satisfaction of post-closing indemnification obligations. In March 2023, Catalyst distributed net proceeds of approximately $0.2 million to the CVR Holders. Once received, any additional net proceeds from the transaction will be distributed to the CVR Holders. Catalyst is also pursuing certain legal claims against a third party related to payments under a 2016 asset purchase agreement, and any net recoveries related to these claims will be distributed to the CVR Holders.
Catalyst is located in South San Francisco, California and operates in one segment.
Disease Overview – NASH
NASH, a severe form of NAFLD, is characterized histologically by the additional presence of inflammation and hepatocellular injury, such as visible ballooning, and has a significantly worse prognosis, with the potential to progress to liver fibrosis, cirrhosis or HCC.
NASH represents a large and rapidly growing problem in the United States and worldwide. Diagnoses have been on the rise and are expected to increase dramatically in the next decade. The prevalence of NAFLD, which affects approximately 25% of the global population, and NASH, which develops in approximately 20% to 25% of NAFLD patients, is driven primarily by the worldwide obesity epidemic. As a result, the prevalence of NASH has increased significantly in recent decades, paralleling similar trends in the prevalence of obesity, insulin resistance and Type 2 diabetes. The prevalence of these conditions is expected to increase further due to unhealthy nutrition habits, such as consumption of a diet high in fructose, sucrose and saturated fats, and sedentary behavior.
The critical pathophysiologic mechanisms underlying the development and progression of NASH include reduced ability to metabolize and clear lipids, increased insulin resistance, injury to hepatocytes and liver fibrosis in response to hepatocyte injury. NASH patients have an excessive accumulation of fat in the liver resulting primarily from a caloric intake above and beyond energy needs. A healthy liver contains less than 5% fat, but a liver in someone with NASH can contain more than 20% fat. This abnormal liver fat contributes to the progression to NASH, a liver necro-inflammatory state, that can lead to scarring, also known as fibrosis, and, for some, can progress to cirrhosis and liver failure—cirrhosis develops in approximately 20% to 45% of patients. In some cases, cirrhosis progresses to decompensated cirrhosis, which results in permanent liver damage that can lead to liver failure. In addition, it is estimated that 8% of patients with advanced fibrosis will develop HCC. NASH is a complex, multifaceted disease that does not just affect the liver. Patients with NASH frequently have other significant metabolic co-morbidities such as obesity, hyperglycemia, dyslipidemia and systemic hypertension (a constellation of which is commonly referred to as metabolic syndrome) and these further contribute to the risk of cardiovascular disease.
Etiology of NASH
Understanding of the pathophysiologic mechanisms that lead to NASH has evolved in recent years. Excessive caloric overload, metabolic dysregulation, cardio-metabolic co-morbidities and genetic risk factors increase the likelihood of developing NASH, with a multitude of potential mechanistic contributors to pathophysiology. In NASH, the liver’s capacity to handle the primary metabolic energy substrates, carbohydrates and fatty acids, is overwhelmed. This occurs when there is an excess of free fatty acids deposited in the liver or their disposal from the liver is impaired. The accumulation of surplus free fatty acids leads to the formation of toxic lipid species. These toxic lipids then induce endoplasmic reticulum stress, oxidative stress and an inflammatory response, which can result in hepatocellular injury and death. This may lead to fibrosis and genomic instability, which may worsen over time to cirrhosis and HCC, respectively.

The critical pathophysiologic mechanisms underlying development and progression of NASH include (1) reduced ability to handle lipids, (2) increased insulin resistance, (3) injury to hepatocytes and (4) development and progression of liver fibrosis in response to hepatocyte injury.
Diagnosis
Most people with NASH are asymptomatic and their disease is often discovered incidentally following a liver imaging procedure, such as an ultrasound, prescribed for other reasons or as part of an investigation for elevated liver enzymes. Once suspected clinically, a liver biopsy is required to definitively diagnose NASH, which necessitates the joint presence of steatosis, ballooning and lobular inflammation. Once pathologically confirmed, the severity of NAFLD and NASH is determined using the histologically validated NAS, which grades disease activity on a scale of 0 to 8. The NAS is the sum of the individual scores for steatosis (0 to 3), lobular inflammation (0 to 3), and hepatocellular ballooning (0 to 2) but does not include a score for fibrosis. Fibrosis staging (F0-F4) relies on the Kleiner classification (F0 = no fibrosis; F1 = perisinusoidal or periportal fibrosis (not both); F2 = both perisinusoidal and periportal fibrosis; F3 = bridging fibrosis; F4 = cirrhosis).
Histological diagnosis remains the gold standard for assessment of NASH and fibrosis. However, given that liver biopsy is associated with risks of pain, bleeding and other morbidity, as well as significant cost, the procedure is not practical for general patient screening. Additionally, histology diagnosis is confounded by evaluation of a small sliver of a large heterogenous organ that may not represent the full organ, and significant variability in reading of slides including inter- and intra-reader variability. Several non-invasive tools such as clinical risk scores, serum markers and imaging techniques are increasingly used to assess NASH patients. Non-invasive tests (“NITs”) such as the Fibroscan-AST score, Fibrosis-4 index, the Enhanced Liver Fibrosis score and vibration-controlled transient elastography, have been validated and are increasingly used. These NITs have an excellent negative predictive value and an acceptable positive predictive value for detection of advanced (≥ F3) fibrosis and are increasingly used in clinical settings. Additionally, evidence is emerging that shows a correlation between reduction in steatosis as measured by MRI-proton density fat fraction (MRI-PDFF) and reduction in ALT ≥17 U/L and histologic improvement on liver biopsy. In draft guidance, the FDA encouraged sponsors to identify biochemical or noninvasive imaging biomarkers that, once characterized and agreed by the FDA, could replace liver biopsies for patient selection and efficacy assessment in clinical trials.
We expect that the validation and subsequent adoption of these NITs will result in an increase in the diagnosis and treatment rates for NASH in the future.
Hydronidone Overview
Hydronidone, Catalyst’s Phase 1 clinical-stage drug, has the potential to treat NASH. To date, there are no approved products for the treatment of NASH. The Phase 1 clinical trial results demonstrated that Hydronidone was well tolerated when administered as a single oral dose of 30 mg or 120 mg and when administered as repeated oral doses of 30 mg or 120 mg TID for 7 consecutive days. Hydronidone may reverse liver fibrosis by inhibiting hepatic stellate cell proliferation and the TGF-ß1 signaling pathway, both of which play major roles in the liver fibrosis associated with NASH.
Mechanism of Action
Hydronidone is a structural analogue of the approved drug pirfenidone. Hydronidone has been shown to inhibit both p38γ kinase activity and TGF-ß1-induced excessive collagen synthesis in vitro in HSCs, which are recognized as critical events in the development and progression of fibrosis in the liver. This is further supported by its anti-proliferative effects on the HSCs in the liver.
In vitro anti-fibrotic effects of Hydronidone were also confirmed in several established in vivo models of liver fibrosis such as CCl4-induced liver fibrosis mouse model, DMN-induced liver fibrosis rat model, and HSA-induced liver fibrosis rat model, as well as mouse model of NASH fibrosis (CCl4 +Western [High Fat] Diet).
In the NASH mouse model, Hydronidone significantly reduced the severity of fibrosis, as well as demonstrated improvements in the functional, biochemical and histopathological attributes of the affected liver tissue, including a significant reduction of hydroxyproline content and liver enzymes (ALT), aspartate (AST), a decrease in liver fat degeneration, and decreases in the levels of several inflammatory cytokines at doses of 3-10 mg/kg/day, as well as a decrease in the NAS score in the CCl4 and WD-induced fibrosis and cell ballooning NASH models at doses of 15-50 mg/kg bid (HEDs of 144 – 480 mg) which are relevant to human exposure.

Thus, the key attributes of Hydronidone’s molecular mechanisms of action in animal models of liver fibrosis support its efficacy potential in liver fibrosis of various etiologies, including those associated with NASH.
The diagram below illustrates the mechanism of action of Hydronidone:

Biological Effects of Hydronidone
Hydronidone is a new chemical entity, structural analogue of an approved anti-fibrotic drug, pirfenidone. The chemical structure and formula of Hydronidone are presented below.
N-(4-hydroxyphenyl)-5-methyl-2-pyridone

Hydronidone has been shown to inhibit both p38γ kinase activity and TGF-ß1-induced excessive collagen synthesis in HSCs, which are recognized as critical events in the development and progression of fibrosis in the liver. This is further supported by its anti-proliferative effects on the HSCs in the liver.
In vitro anti-fibrotic effects of Hydronidone were also confirmed in several established in vivo models of liver fibrosis such as CCl4-induced liver fibrosis mouse model, DMN-induced liver fibrosis rat model, and HSA-induced liver fibrosis rat model, as well as mouse model of NASH fibrosis (CCl4 +Western [High Fat] Diet).
Clinical Development of Hydronidone in NASH
Phase 1 in the United States
The primary objective of this study was to assess the PK of Hydronidone capsules when administered as single and repeated doses to healthy adult volunteers, and the secondary objective was to evaluate the safety and tolerability of Hydronidone capsules following single and multiple dose oral administrations to healthy adult volunteers. This Phase 1 clinical trial of Hydronidone was conducted on the basis of an IND that was filed in 2016 for Hydronidone as an anti-fibrotic agent with focus on liver fibrosis. Upon the FDA’s review of such IND, the Phase 1 clinical trial was initiated and completed. This was an open-label, two-part study in healthy subjects. Part I was a single escalating dose, sequential cohort study of oral capsules of Hydronidone 30 mg and Hydronidone 120 mg . Part II was a multiple escalating dose, sequential cohort study of oral capsules of Hydronidone 30 mg TID for seven days and Hydronidone 120 mg TID for seven days. In Part II, subjects received an extra dose on the morning of Study Day 8.
Following single oral doses of Hydronidone 30 mg or 120 mg in Part I of the study, Hydronidone was rapidly absorbed showing a linear PK pattern of exposure, with mean elimination half-life of Hydronidone was 5 to 6 hours, and was 5 to 7 hours for M3 and M4 metabolites. Following repeated oral doses of Hydronidone 30 mg or 120 mg TID for seven days in Part II of the study, Hydronidone capsules were rapidly absorbed with similar PK pattern of exposure as seen following single doses of Hydronidone and similar half-life. Modest accumulation (less than 1.5-fold increase) was observed for Hydronidone, M3 and M4 with repeated 30 mg or 120 mg TID. Dose-normalized Hydronidone Cmax and AUC values were similar in males and females.
Overall, Hydronidone was well tolerated when administered as a single oral dose of 30 mg or 120 mg and when administered as repeated oral doses of 30 mg or 120 mg TID for 7 consecutive days. There were no premature discontinuations due to adverse events (“AEs”), no serious adverse events (“SAEs”) nor deaths reported in this study. Treatment-emergent AEs reported following single dose administration in Part I of the study included a single AE of rhinorrhoea and scattered, isolated, reversible laboratory abnormalities. Treatment-emergent AEs reported following repeated dose administration in Part II of the study included headache (25.0%), constipation (16.7%) and somnolence (12.5%). Abdominal discomfort and flatulence were also reported as GI AEs in 1 subject each. Scattered, isolated, reversible or stable laboratory abnormalities were reported in 1 or 2 subjects. There were no clinically significant overall changes in safety laboratory tests that were attributable to study drug, including no evidence of any significant drug-induced liver injury, nor clinically significant overall changes in vital signs, ECG parameters or physical examinations that were attributable to study drug.
Phase 2
To support the IND filing and initiation of the proposed Phase 2a clinical study, Catalyst plans to cross-reference all nonclinical and clinical data obtained in studies completed under the currently active IND in the United States, as well as those previously completed in the PRC. Specifically, the initiation of this clinical study is supported by comprehensive ICH-compliant package of nonclinical studies, including long-term toxicology studies, the completed Phase 1 study bridging safety, tolerability, and PK in the United States in healthy subjects (single and multiple dosing), and the recently completed 52-week Phase 2 clinical trial of Hydronidone in PRC subjects with liver fibrosis associated with CHB infection conducted by BC. Catalyst believes that the results obtained in these nonclinical and clinical studies provide adequate information on the current clinical risk/benefit profile of the drug and allow for safe initiation of the proposed Phase 2a clinical study of Hydronidone in NASH associated fibrosis. However, if the FDA believes that additional data is necessary to supplement Catalyst’s clinical study data and Phase 2a clinical trial data, then the FDA may require Catalyst to conduct additional trials before expanding into a broader Phase 2 clinical trial. For more details, see “Risk Factors—Risks Related to Catalyst—Risks Related to the Discovery, Development and Commercialization of Catalyst’s Product Candidates— Results from preclinical or early stage clinical trials, including the results of BC’s preclinical testing and early clinical trials of Hydronidone, may not be confirmed in later trials or be predictive of the success of later clinical trials, including the results of Hydronidone’s later clinical trials”. Because the FDA will ultimately evaluate the adequacy of the IND file upon review of the data package submitted, which includes both nonclinical and clinical data, there is a risk that the FDA may request additional information or recommendations for monitoring in the planned Phase 2a clinical study, in addition to the previously provided pre-IND advice. Before the F351 Acquisition, GNI USA engaged in a pre-IND dialogue with the FDA in connection with this Phase 2a clinical study. The FDA’s written responses to GNI USA commented on the adequacy of the existing data package for filing an IND for the NASH fibrosis indication, including the proposed Phase 2a study design, and provided recommendations and guidance on the requirements for the IND filing. In connection with the F351 Acquisition, GNI initiated the transfer of ownership of the IND to Catalyst.
Catalyst plans to initiate clinical development of Hydronidone in NASH fibrosis in a randomized, double-blind, placebo-controlled, parallel group, Phase 2a, Proof-of-Concept (“PoC”) clinical study evaluating the safety, tolerability, PK, and Pharmacodynamics (“PD”) of Hydronidone capsules administered daily at an oral dose of 360 mg (given as 120 mg TID) for 24 weeks to adult subjects with advanced liver fibrosis associated with noncirrhotic NASH. The main goal of the proposed Phase 2a study is to obtain early PoC for Hydronidone in subjects with NASH fibrosis as a basis of expansion into a more comprehensive Phase 2/3 clinical program. The study population will be further characterized by inclusion and exclusion criteria at baseline, which will include, among the others, serum biomarkers (i.e., NAFLD scoring) and imaging modality, such as LSM via FibroScan. Magnetic Resonance Elastography may be evaluated in a selected number of subjects as an exploratory measure. The cut-offs of both non-invasive biomarkers as well as elastography will be consistent with identifying patients with advanced fibrosis while separating them from those indicative of cirrhosis.
The proposed severity of fibrosis will allow more space for separation from placebo, if any. It has been shown that more severe fibrosis responds favorably to Hydronidone in the clinical trial of Hepatitis B-associated liver fibrosis, without significant safety concerns. In addition, these patients are at high risk for progression to cirrhosis without adequate treatment options, and as such, they are a suitable population for treatment with Hydronidone.
Agreements Relating to the Hydronidone Program
F351 Asset Purchase Agreement
On December 26, 2022, Catalyst acquired the F351 Assets from the GNI Japan and GNI Hong Kong. Pursuant to the F351 Agreement, Catalyst acquired all of the assets and intellectual property rights primarily related to GNI Japan’s and GNI Hong Kong’s proprietary Hydronidone compound, other than such assets and intellectual property rights located in the PRC. The F351 Assets include 15 issued or pending patents and patent applications outside of the PRC, with the last acquired issued patent expected to expire in August 2037.

Under the terms of the F351 Agreement and upon the effective time of the transactions contemplated by the F351 Agreement, Catalyst paid GNI Japan and GNI Hong Kong $35,000,000 in the form of: 6,266,521 shares of Catalyst Common Stock; and 12,340 shares of Catalyst Convertible Preferred Stock.
Competition
The biopharmaceutical industry is intensely competitive and subject to rapid innovation and significant technological advancements. We believe the key competitive factors that will affect the development and commercial success of Hydronidone and any future product candidates are efficacy, safety and tolerability profile, reliability, convenience of dosing, price, the level of generic competition and reimbursement. Our competitors include multinational pharmaceutical companies, specialized biotechnology companies, universities and other research institutions. A number of biotechnology and pharmaceutical companies are pursuing the development or marketing of pharmaceuticals that target the same diseases that we are targeting. Smaller or earlier-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Given the high incidence of NASH, it is likely that the number of companies seeking to develop products and therapies for the treatment of liver and cardio-metabolic diseases, such as NASH, will increase.
If Hydronidone is approved for the treatment of NASH, future competition could also arise from select products currently in development, including: Firsocostat/GS-0976, an ACC inhibitor, and Cilofexor/GS-9674, an FXR agonist, from Gilead Sciences, Inc.; Clesacostat/PF-05221304, an ACC inhibitor, and PF-06835919, a KHK inhibitor, from Pfizer Inc.; Ocaliva, an FXR agonist from Intercept Pharmaceuticals, Inc.; Resmetirom, a beta-thyroid hormone receptor agonist from Madrigal Pharmaceuticals, Inc.; VK2809, a beta-thyroid hormone receptor agonist from Viking Therapeutics, Inc.; Aldafermin, an FGF19 analog from NGM Biopharmaceuticals, Inc.; MK-3655, an FGFR1c/KLB agonist antibody from Merck & Co., Inc.; Efruxifermin, a FGF21 fusion protein from Akero Therapeutics, Inc.; Pegozafermin, a FGF21 fusion protein from 89bio, Inc.; Belapectin, a Galectin-3 inhibitor from Galectin Therapeutics Inc.; Aramchol, a synthetic conjugate of cholic acid and arachidic acid from Galmed Pharmaceuticals Ltd.; Semaglutide, a GLP-1 receptor agonist from Novo Nordisk A/S; Pemvidutide/ALT-801, a dual GLP-1/glucagon agonist from Altimmune; Tirzepatide, a dual GIP/GLP-1 receptor agonist from Eli Lilly and Company; Lanifibranor, a PPAR alpha/delta/gamma agonist from Inventiva; NNC0194-0499, an FGF21 analog from Novo Nordisk; BOS-580, an FGF21 analog from Boston Pharmaceuticals; and BFKB8488A, an FGFR1/KLB agonist antibody from Genentech; and pegozafermin, a specifically engineered glycoPEGylated analog of fibroblast growth factor 21 from 89bio, Inc.
Many of our competitors have substantially greater financial, technical, human and other resources than we do and may be better equipped to develop, manufacture and market technologically superior products. In addition, many of these competitors have significantly longer operating histories and greater experience than we have in undertaking nonclinical studies and human clinical trials of new pharmaceutical products and in obtaining regulatory approvals of human therapeutic products. Many of our competitors have established distribution channels for the commercialization of their products, whereas we have no such channel or capabilities. In addition, many competitors have greater name recognition and more extensive collaborative relationships. As a result, our competitors may obtain regulatory approval of their products more rapidly than we do or may obtain patent protection or other intellectual property rights that limit our ability to develop or commercialize our product candidate or any future product candidates. Our competitors may also develop and succeed in obtaining approval for drugs that are more effective, more convenient, more widely used and less costly or have a better safety profile than our products and these competitors may also be more successful than we are in manufacturing and marketing their products. If we are unable to compete effectively against these companies, then we may not be able to commercialize our product candidate or any future product candidates or achieve a competitive position in the market. This would adversely affect our ability to generate revenue. Our competitors also compete with us in recruiting and retaining qualified scientific, management and commercial personnel, establishing clinical trial sites and enrolling patients for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.
Manufacturing and Supply
Currently, the manufacturing of Hydronidone active pharmaceutical ingredients (“API”) and drug product supplies required for supporting the Phase 2a clinical study in NASH is being outsourced to WuXi STA, based in the PRC. The API and drug product will be of cGMP grade quality, and batch release and stability studies will comply with applicable regulatory requirements. Currently, the manufacturing and quality agreements for the Hydronidone API and drug product supplies to support the Phase 2a clinical study in NASH are under negotiation.

Intellectual Property
Our success depends in part upon our ability to protect our core technology and intellectual property. Our intellectual property is critical to our business and we strive to protect it through a variety of approaches, including by obtaining and maintaining patent protection in the United States and internationally for our product candidates, new targets, indications and applications and other inventions important to our business. For our product candidates, we generally pursue patent protection covering compositions of matter, methods of manufacture and methods of use. As we further develop our product candidates, we plan to identify additional novel candidates for patent protection that may potentially enhance commercial success, including pursuit of claims directed to new therapeutic indications.
Hydronidone Patents
Our Hydronidone patent portfolio currently consists of five (5) patent families, including patents and/or patent applications in the United States, the Patent Cooperation Treaty, the European Patent Convention and Japan.
The first patent family is entitled “DERIVATIVES OF PYRIDONE AND THE USE OF THEM”. The patent family provides granted patent protection in six countries, including the Australia (AU Patent Number 2003284808, expiry date November 13, 2023), United States (U.S. Patent Number 7,825,133, expiry date: September 22, 2024; U.S. Patent Numbers 8,022,087 and 8,084,465, expiry dates: November 14, 2023), Japan (JP Patent Number 4614884, expiry date: November 14, 2023), Canada (CA Patent Number 2,545,813, expiry date November 13, 2023), India (IND Patent Number 256615, expiry date November 13, 2023) and EU (EU Patent Number 1683788 B1, expiry date: November 13, 2023). The granted claims protect our lead drug candidate Hydronidone and pharmaceutical compositions thereof, as well as methods for preparing or using Hydronidone to treat fibrosis.
The second patent family is entitled “USE OF PYRIDONE DERIVATIVES IN PREVENTING AND TREATING RADIATION LUNG INJURY. USE OF PYRIDONE DERIVATIVES IN THE PREVENTION OR TREATMENT OF TISSUE OR ORGAN TOXICITY INDUCED BY CYTOTOXIC AGENTS AND RADIATION”. The patent family provides granted patent protection in four countries, including the United States (U.S. Patent Number 8,765,726, expiry date: July 17, 2028), Japan (JP Patent Number 5213852, expiry date: September 25, 2026), Canada (CA Patent Number 2,656,017, expiry date September 24, 2026) and EU (EU Patent Number 2036555 B1, expiry date: September 24, 2026). The granted claims relate to methods for using Hydronidone to treat certain cytotoxic- or radiation-induced injuries, such as pneumonitis.
The third patent family is entitled “METHOD FOR PREPARING HYDRONIDONE”. The patent family provides granted patent protection in Japan (JP Patent Number 6764998, expiry date: August 3, 2037) for a method of preparing Hydronidone.
The fourth patent family is entitled “METHOD FOR PREPARING HYDRONIDONE”. The patent family provides granted patent protection in Japan (JP Patent Number 6764999, expiry date: August 3, 2037) for a method of preparing Hydronidone.
The fifth patent family is entitled “PHARMACEUTICAL HYDRONIDONE FORMULATIONS FOR DISEASES”. The patent family comprises a pending Patent Cooperation Treaty application (PCT/CN2021/088104, international filing date: April 19, 2021). The pending claims relate to methods for using Hydronidone to treat liver fibrosis, liver cirrhosis, advanced hepatitis B viral infection, or NASH fibrosis.
We expect to continue to file patent applications to cover methods of treating additional indications, as well as new forms, formulations, and methods of manufacturing Hydronidone.
Government Regulation
Government authorities in the United States, at the federal, state and local levels, and in other countries and jurisdictions, including the European Union, extensively regulate, among other things, the research, development, testing, product approval, manufacture, quality control, manufacturing changes, packaging, storage, recordkeeping, labeling, promotion, advertising, sales, distribution, marketing, and import and export of drugs and biologic products. Our current product candidates are expected to be regulated as drugs. The processes for obtaining regulatory approval in the United States and in foreign countries and jurisdictions, along with compliance with applicable statutes and regulations and other regulatory authorities both pre- and post-commercialization, are a significant factor in the production and marketing of our products and our research and development activities and require the expenditure of substantial time and financial resources.

Review and Approval of Drugs in the United States
In the United States, the FDA and other government entities regulate drugs under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and the regulations promulgated thereunder, as well as other federal and state statutes and regulations. Failure to comply with applicable legal and regulatory requirements in the United States at any time during the product development process, approval process, or after approval, may subject us to a variety of administrative or judicial sanctions, such as a delay in approving or refusal by the FDA to approve pending applications, withdrawal of approvals, delay or suspension of clinical trials, issuance of warning letters and other types of regulatory letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil monetary penalties, refusals of or debarment from government contracts, exclusion from the federal healthcare programs, restitution, disgorgement of profits, civil or criminal investigations by the FDA, U.S. Department of Justice, State Attorneys General, and/or other agencies, False Claims Act suits and/or other litigation, and/or criminal prosecutions.
An applicant seeking approval to market and distribute a new drug in the United States must typically undertake the following:
•	completion of pre-clinical laboratory tests, animal studies, and formulation studies in compliance with the FDA’s GLP, regulations;
•	submission to the FDA of an IND for human clinical testing, which must become effective without FDA objection before human clinical trials may begin;
•	approval by an IRB, representing each clinical site before each clinical trial may be initiated;
•
performance of adequate and well-controlled human clinical trials in accordance with the FDA’s good clinical practice (“GCP”), regulations, to establish the safety and effectiveness of the proposed drug product for each indication for which approval is sought;

•	preparation and submission to the FDA of an NDA;
•	review of the NDA by an FDA advisory committee, where applicable;
•
satisfactory completion of one or more FDA inspections of the manufacturing facility or facilities at which the drug product, and the active pharmaceutical ingredient or ingredients thereof, are produced to assess compliance with cGMP, regulations and to assure that the facilities, methods, and controls are adequate to ensure the product’s identity, strength, quality, and purity;

•	payment of user fees, as applicable, and securing FDA approval of the NDA; and
•	compliance with any post-approval requirements, such as any REMS, or post-approval studies required by the FDA.
Preclinical Studies and an IND
Preclinical studies can include in vitro and animal studies to assess the potential for adverse events and, in some cases, to establish a rationale for therapeutic use. The conduct of preclinical studies is subject to federal regulations and requirements, including GLP regulations. Other studies include laboratory evaluation of the purity, stability and physical form of the manufactured drug substance or API and the physical properties, stability and reproducibility of the formulated drug or drug product. An IND sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and plans for clinical studies, among other things, to the FDA as part of an IND. Some preclinical testing, such as longer-term toxicity testing, animal tests of reproductive adverse events and carcinogenicity, may continue after the IND is submitted. An IND automatically becomes effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to a proposed clinical trial and places the trial on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. As a result, submission of an IND may not result in the FDA allowing clinical trials to commence.
Following commencement of a clinical trial under an IND, the FDA may place a clinical hold on that trial. A clinical hold is an order issued by the FDA to the sponsor to delay a proposed clinical investigation or to suspend an ongoing investigation. A partial clinical hold is a delay or suspension of only part of the clinical work requested under the IND. For example, a specific protocol or part of a protocol is not allowed to proceed, while other protocols may do so. No more than 30 days after imposition of a clinical hold or partial clinical hold, the FDA will provide the sponsor a written explanation of the basis for the hold. Following issuance of a clinical hold or partial clinical hold, an investigation may only resume after the FDA has notified the sponsor that the investigation may proceed. The FDA will base that determination on information provided by the sponsor correcting the deficiencies previously cited or otherwise satisfying the FDA that the investigation can proceed.
Human Clinical Studies in Support of an NDA
Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCP requirements, which include, among other things, the requirement that all research subjects provide their informed consent in writing before their participation in any clinical trial. Clinical trials are conducted under written study protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A protocol for each clinical trial and any subsequent protocol amendments must be submitted to the FDA as part of the IND. In addition, an IRB representing each institution participating in the clinical trial must review and approve the plan for any clinical trial before it commences at that institution, and the IRB must conduct continuing review and reapprove the study at least annually. The IRB must review and approve, among other things, the study protocol and informed consent information to be provided to study subjects. An IRB must operate in compliance with FDA regulations.
Information about certain clinical trials must be submitted within specific timeframes to the NIH for public dissemination on its ClinicalTrials.gov website.
Human clinical trials are typically conducted in three sequential phases, which may overlap or be combined:
Phase 1: The product candidate is initially introduced into healthy human subjects or patients with the target disease or condition and tested for safety, dosage tolerance, absorption, metabolism, distribution, excretion and, if possible, to gain an early indication of its effectiveness.
Phase 2: The product candidate is administered to a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.
Phase 3: The product candidate is administered to an expanded patient population, generally at geographically dispersed clinical trial sites, in well-controlled clinical trials to generate enough data to statistically evaluate the efficacy and safety of the product for approval, to establish the overall risk-benefit profile of the product, and to provide adequate information for the labeling of the product.
Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if serious adverse events occur. Phase 1, Phase 2, and Phase 3 clinical trials may not be completed successfully within any specified period, or at all. Furthermore, the FDA or the sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution, or an institution it represents, if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients. The FDA will typically inspect one or more clinical sites in late-stage clinical trials to assure compliance with GCP and the integrity of the clinical data submitted.
Submission of an NDA to the FDA
Assuming successful completion of required clinical testing and other requirements, the results of the preclinical and clinical studies, together with detailed information relating to the product’s chemistry, manufacture, controls and proposed labeling, among other things, are submitted to the FDA as part of an NDA requesting approval to market the drug product for one or more indications. Under federal law, the submission of most NDAs is additionally subject to an application user fee, currently $2.876 million for fiscal year 2021, for applications requiring clinical data, and the sponsor of an approved NDA is also subject to an annual program fee, currently $336,432 for fiscal year 2021. These fees are adjusted annually.
Under certain circumstances, the FDA will waive the application fee for the first human drug application that a small business, defined as a company with less than 500 employees, including employees of affiliates, submits for review. An affiliate is defined as a business entity that has a relationship with a second business entity if one business entity controls, or has the power to control, the other business entity, or a third-party controls, or has the power to control, both entities. In addition, an application to market a prescription drug product that has received orphan designation is not subject to a prescription drug user fee unless the application includes an indication for other than the rare disease or condition for which the drug was designated. Under the Orphan Drug Act, the FDA may grant orphan designation to a drug intended to treat a disease or condition that affects fewer than 200,000 individuals in the United States, or for which there is no reasonable expectation that U.S. sales will be sufficient to recoup the development and production costs.
The FDA conducts a preliminary review of an NDA within 60 days of its receipt and informs the sponsor by the 74th day after the FDA’s receipt of the submission to determine whether the application is sufficiently complete to permit substantive review. The FDA may request additional information rather than accept an NDA for filing. In this event, the application must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review. The FDA has agreed to specified performance goals in the review process of NDAs. Most such applications are meant to be reviewed within ten months from the date of filing, and most applications for “priority review” products are meant to be reviewed within six months of filing. The review process may be extended by the FDA for three additional months to consider new information or clarification provided by the applicant to address an outstanding deficiency identified by the FDA following the original submission.
Before approving an NDA, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with GMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with cGCP.
The FDA also may require submission of a REMS plan to mitigate any identified or suspected serious risks. The REMS plan could include medication guides, physician communication plans, assessment plans, and elements to assure safe use, such as restricted distribution methods, patient registries, or other risk minimization tools.
The FDA is required to refer an application for a novel drug to an advisory committee or explain why such referral was not made. Typically, an advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.
The FDA’s Decision on an NDA
On the basis of the FDA’s evaluation of the NDA and accompanying information, including the results of the inspection of the manufacturing facilities, the FDA may issue an approval letter or a complete response letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing or information for the FDA to reconsider the application. If those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. The FDA has committed to reviewing such resubmissions in two or six months depending on the type of information included. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.
If the FDA approves a product, it may limit the approved indications for use for the product, require that contraindications, warnings or precautions be included in the product labeling, require that post-approval studies be conducted to further assess the drug’s safety after approval, require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution restrictions or other risk management mechanisms, including REMS, which can materially affect the potential market and profitability of the product. After approval, the FDA may seek to prevent or limit further marketing of a product based on the results of post-market studies or surveillance programs. Some types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further testing requirements and FDA review and approval.

Fast Track Designation, Accelerated Approval, Priority Review, Orphan Drug Designation and Breakthrough Therapy Programs
Fast Track
There are several FDA programs intended to help facilitate the development of new drugs and biologics that meet certain criteria. Specifically, new drugs and biological products are eligible for Fast Track designation if they are intended to treat a serious or life-threatening condition and demonstrate the potential to address unmet medical needs for the condition. Fast Track designation applies to the combination of the product and the specific indication for which it is being studied. The sponsor of a new drug or biological product may request the FDA to designate the drug or biological product as a Fast Track product at any time during the clinical development of the product. Under a Fast Track designation, the FDA may consider for review sections of the marketing application on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the application, the FDA agrees to accept sections of the application and determines that the schedule is acceptable and the sponsor pays any required user fees upon submission of the first section of the application.
Priority Review
A product is eligible for priority review if it has the potential to provide safe and effective therapy where no satisfactory alternative therapy exists or a significant improvement in the treatment, diagnosis or prevention of a disease compared to marketed products. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug or biological product designated for priority review to facilitate the review.
Accelerated Approval
A product that is being studied for safety and effectiveness in treating serious or life-threatening illnesses and provides meaningful therapeutic benefit over existing treatments may receive accelerated approval, which means that it may be approved on the basis of adequate and well-controlled clinical trials establishing that the product has an effect on a surrogate endpoint that is reasonably likely to predict a clinical benefit, or on the basis of an effect on a clinical endpoint other than survival or irreversible morbidity. As a condition of approval, the FDA may require that a sponsor of a drug or biological product receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. In addition, the FDA currently requires pre-approval of promotional materials as a condition for accelerated approval, which could adversely impact the timing of the commercial launch of the product.
Orphan Drug Designation
Under the Orphan Drug Act, the FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States. Orphan drug designation must be requested before submitting an NDA. After the FDA grants orphan drug designation, the identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review and approval process. If a product that has orphan drug designation subsequently receives FDA approval for the disease for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications to market the same drug for the same disease, except in limited circumstances, for seven years. These circumstances are an inability to supply the drug in sufficient quantities or a situation in which a new formulation of the drug has shown superior safety or efficacy or a major contribution to patient care. This exclusivity, however, could also block the approval of its product for seven years if a competitor obtains earlier approval of the same drug for the same indication.
Rare Pediatric Drug Designation
There are FDA programs intended to help facilitate the development of new drugs and biologics that meet certain criteria. Specifically, new drugs and biological products are eligible for rare pediatric disease designation if they treat a serious or life-threatening condition that affects less than 200,000 individuals in the United States per year and who are primarily less than 18 years of age. Under the FDA’s rare pediatric disease designation program, the FDA may grant a priority review voucher to a sponsor who receives a product approval for a rare pediatric disease.
Breakthrough Therapy Designation
A product may also be eligible for receipt of a Breakthrough Therapy designation. The Breakthrough Therapy designation is intended to expedite the FDA’s review of a potential new drug for serious or life-threatening diseases where “preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development.” The designation of a drug as a Breakthrough Therapy provides the same benefits as are available under the Fast Track program, as well as intensive FDA guidance on the product’s development program. Fast Track designation, priority review, accelerated approval and Breakthrough Therapy designation do not change the standards for approval, but they may expedite the development or approval process.
Post-Approval Requirements
Drugs manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, advertising and promotion and reporting of adverse experiences with the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims, are subject to prior FDA review and approval. There also are continuing, annual user fee requirements for any marketed products and the establishments at which such products are manufactured, as well as new application fees for supplemental applications with clinical data.
In addition, drug manufacturers and other entities involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and state agencies and are subject to periodic unannounced inspections by the FDA and these state agencies for compliance with cGMP requirements. Changes to the manufacturing process are strictly regulated and often require prior FDA approval before being implemented.
FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting and documentation requirements upon the sponsor and any third-party manufacturers that the sponsor may decide to use. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain cGMP compliance.
Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events or problems with manufacturing processes of unanticipated severity or frequency, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution or other restrictions under a REMS program. Other potential consequences include, among other things:
•	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;
•	fines, warning letters or holds on post-approval clinical trials;
•	refusal of the FDA to approve pending NDAs or supplements to approved NDAs, or suspension or revocation of product license approvals;
•	product seizure or detention, or refusal to permit the import or export of products; or
•	injunctions or the imposition of civil or criminal penalties.
The FDA strictly regulates marketing, labeling, advertising and promotion of products that are placed on the market. Drugs may be promoted only for the approved indications and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant criminal and civil liability.
In addition, the distribution of prescription pharmaceutical products is subject to the Prescription Drug Marketing Act, (“PDMA”), which regulates the distribution of drugs and drug samples at the federal level and sets minimum standards for the registration and regulation of drug distributors by the states. Both the PDMA and state laws limit the distribution of prescription pharmaceutical product samples and impose requirements to ensure accountability in distribution.
Hatch-Waxman Patent Certification and the 30 Month Stay
Upon approval of an NDA or a supplement thereto, NDA sponsors are required to list with the FDA each patent with claims that cover the applicant’s product or a method of using the product. Each of the patents listed by the NDA sponsor is published in the Orange Book. When an Abbreviated New Drug Application (“ANDA”) applicant files its application with the FDA, the applicant is required to certify to the FDA concerning any patents listed for the reference product in the Orange Book, except for patents covering methods of use for which the ANDA applicant is not seeking approval.
Specifically, the applicant must certify with respect to each patent that:
•	the required patent information has not been filed;
•	the listed patent has expired;
•	the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or
•	the listed patent is invalid, unenforceable or will not be infringed by the new product.
A certification that the new product will not infringe the already approved product’s listed patents or that such patents are invalid or unenforceable is called a Paragraph IV certification. If the applicant does not challenge the listed patents or indicate that it is not seeking approval of a patented method of use, the ANDA application will not be approved until all the listed patents claiming the referenced product have expired. If the ANDA applicant has provided a Paragraph IV certification to the FDA, the applicant must also send notice of the Paragraph IV certification to the NDA and patent holders once the ANDA has been accepted for filing by the FDA. The NDA and patent holders may then initiate a patent infringement lawsuit in response to the notice of the Paragraph IV certification. The filing of a patent infringement lawsuit within 45 days after the receipt of a Paragraph IV certification automatically prevents the FDA from approving the ANDA until the earlier of 30 months, expiration of the patent, settlement of the lawsuit or a decision in the infringement case that is favorable to the ANDA applicant.
To the extent that a Section 505(b)(2) applicant is relying on studies conducted for an already approved product, the applicant is required to certify to the FDA concerning any patents listed for the approved product in the Orange Book to the same extent that an ANDA applicant would. As a result, approval of a 505(b)(2) NDA can be stalled until all the listed patents claiming the referenced product have expired, until any non-patent exclusivity, such as exclusivity for obtaining approval of a new chemical entity, listed in the Orange Book for the referenced product has expired, and, in the case of a Paragraph IV certification and subsequent patent infringement suit, until the earlier of 30 months, settlement of the lawsuit or a decision in the infringement case that is favorable to the Section 505(b)(2) applicant.
Legislative Developments
The 21st Century Cures Act (the “Cures Act”), which was signed into law in December 2016, includes provisions to accelerate the development and delivery of new treatments. For example, the Cures Act requires the FDA to establish a program to evaluate the potential use of real world evidence to help to support the approval of a new indication for an approved drug and to help to support or satisfy post-approval study requirements, to issue guidance on adaptive and novel clinical trial designs for new drugs, and to establish a process for qualifying drug development tools used to support FDA approval for marketing or investigational use of a drug. The Cures Act also permits the FDA to rely on qualified data summaries to support the approval of a supplemental application for an already approved drug. The FDA is in the process of implementing the Cures Act requirements.
Disclosure of Clinical Trial Information
Sponsors of clinical trials of FDA-regulated products, are required to register and disclose certain clinical trial information. Information related to the product, patient population, phase of investigation, trial sites and investigators and other aspects of the clinical trial is then made public as part of the registration. Sponsors are also obligated to discuss the results of their clinical trials after completion. Disclosure of the results of these trials can be delayed in certain circumstances for up to two years after the date of completion of the trial. Competitors may use this publicly available information to gain knowledge regarding the progress of development programs.
Other U.S. Healthcare Laws and Compliance Requirements
In the United States, its activities are potentially subject to regulation by various federal, state and local authorities in addition to the FDA, including but not limited to CMS, other divisions of the U.S. Department of Health and Human Services (e.g., the Office of Inspector General), the U.S. Department of Justice, or DOJ and individual U.S.

Attorney offices within the DOJ and state and local governments. For example, sales, marketing and scientific/educational grant programs must comply with the anti-fraud and abuse provisions of the Social Security Act, the false claims laws, the privacy provisions of the Health Insurance Portability and Accountability Act, or HIPAA and similar state laws, each as amended.
The federal Anti-Kickback Statute prohibits, among other things, any person or entity, from knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or in return for purchasing, leasing, ordering or arranging for the purchase, lease or order of any item or service reimbursable under Medicare, Medicaid or other federal healthcare programs. The term remuneration has been interpreted broadly to include anything of value. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on one hand and prescribers, purchasers and formulary managers on the other. There are statutory exceptions and regulatory safe harbors protecting some common activities from prosecution. The exceptions and safe harbors are drawn narrowly and practices that involve remuneration that may be alleged to be intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exception or safe harbor. Failure to meet all the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all its facts and circumstances. Catalyst’s practices may not in all cases meet all the criteria for protection under a statutory exception or regulatory safe harbor.
Additionally, the intent standard under the Anti-Kickback Statute was amended by the Affordable Care Act (“ACA”) to a stricter standard such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the ACA codified case law that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act (discussed below).
The civil monetary penalties statute imposes penalties against any person or entity who, among other things, is determined to have presented or caused to be presented a claim to a federal health program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent.
The federal False Claims Act prohibits, among other things, any person or entity from knowingly presenting, or causing to be presented, a false claim for payment to, or approval by, the federal government or knowingly making, using, or causing to be made or used, a false record or statement material to a false or fraudulent claim to the federal government. As a result of a modification made by the Fraud Enforcement and Recovery Act of 2009, a claim includes “any request or demand” for money or property presented to the U.S. government. Recently, several pharmaceutical and other healthcare companies have been prosecuted under these laws for allegedly providing free product to customers with the expectation that the customers would bill federal programs for the product. Other companies have been prosecuted for causing false claims to be submitted because of the companies’ marketing of the product for unapproved and thus non-reimbursable, uses. HIPAA created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud or to obtain, by means of false or fraudulent pretenses, representations or promises, any money or property owned by, or under the control or custody of, any healthcare benefit program, including private third-party payors and knowingly and willfully falsifying, concealing or covering up by trick, scheme or device, a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of, or payment for healthcare benefits, items or services.
Also, many states have similar fraud and abuse statutes or regulations that apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor.
Catalyst may be subject to data privacy and security regulations by both the federal government and the states in which Catalyst conducts its business. HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH and its implementing regulations, imposes requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to business associates, independent contractors or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also created four new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’

fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in specified circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.
Additionally, the federal Physician Payments Sunshine Act within the ACA and its implementing regulations, require that certain manufacturers of drugs, devices, biological and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report information related to certain payments or other transfers of value made or distributed to physicians and teaching hospitals, or to entities or individuals at the request of, or designated on behalf of, the physicians and teaching hospitals and to report annually certain ownership and investment interests held by physicians and their immediate family members.
To distribute products commercially, Catalyst must comply with state laws that require the registration of manufacturers and wholesale distributors of drug and biological products in a state, including, in certain states, manufacturers and distributors who ship products into the state even if such manufacturers or distributors have no place of business within the state. Some states also impose requirements on manufacturers and distributors to establish the pedigree of product in the chain of distribution, including some states that require manufacturers and others to adopt new technology capable of tracking and tracing product as it moves through the distribution chain. Several states have enacted legislation requiring pharmaceutical and biotechnology companies to establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales, marketing, pricing, clinical trials and other activities and/or register their sales representatives, as well as to prohibit pharmacies and other healthcare entities from providing certain physician prescribing data to pharmaceutical and biotechnology companies for use in sales and marketing and to prohibit certain other sales and marketing practices. All its activities are potentially subject to federal and state consumer protection and unfair competition laws.
If its operations are found to be in violation of any of the federal and state healthcare laws described above or any other governmental regulations that apply to Catalyst, Catalyst may be subject to penalties, including without limitation, civil, criminal and/or administrative penalties, damages, fines, disgorgement, exclusion from participation in government programs, such as Medicare and Medicaid, injunctions, private “qui tam” actions brought by individual whistleblowers in the name of the government, or refusal to allow Catalyst to enter into government contracts, contractual damages, reputational harm, administrative burdens, diminished profits and future earnings and the curtailment or restructuring of its operations, any of which could adversely affect its ability to operate its business and its results of operations.
Coverage, Pricing and Reimbursement
Significant uncertainty exists as to the coverage and reimbursement status of any product candidates for which Catalyst obtains regulatory approval. In the United States and markets in other countries, sales of any products for which Catalyst receives regulatory approval for commercial sale will depend, in part, on the extent to which third-party payors provide coverage and establish adequate reimbursement levels for such products. In the United States, third-party payors include federal and state healthcare programs, privately managed care providers, health insurers and other organizations. The process for determining whether a third-party payor will provide coverage for a product may be separate from the process for setting the price of a product or for establishing the reimbursement rate that such a payor will pay for the product. Third-party payors may limit coverage to specific products on an approved list, also known as a formulary, which might not include all the FDA-approved products for a particular indication. Third-party payors are increasingly challenging the price, examining the medical necessity and reviewing the cost effectiveness of medical products, therapies and services, in addition to questioning their safety and efficacy. Catalyst may need to conduct expensive pharmaco-economic studies to demonstrate the medical necessity and cost-effectiveness of its products, in addition to the costs required to obtain the FDA approvals. Its product candidates may not be considered medically necessary or cost-effective. A payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Further, one payor’s determination to provide coverage for a product does not assure that other payors will also provide coverage for the product. This is also true of Medicare reimbursement, where different vendors process payments, so that coverage by one vendor does not assure that all other vendors will provide coverage. Adequate third-party reimbursement may not be available to enable Catalyst to maintain price levels sufficient to realize an appropriate return on its investment in product development. In addition, the United States federal government position on matters related to drug pricing is evolving and uncertain and any changes could have a material impact on drug pricing generally in the United States, including for its product candidates if approved.

Different pricing and reimbursement schemes exist in other countries. In the EU, governments influence the price of pharmaceutical products through their pricing and reimbursement rules and control of national healthcare systems that fund a large part of the cost of those products to consumers. Some jurisdictions operate positive and negative list systems under which products may only be marketed once a reimbursement price has been agreed. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost-effectiveness of a particular product candidate to currently available therapies. Other member states allow companies to fix their own prices for medicines but monitor and control company profits. The National Institute for Health and Care Excellence (NICE) in the United Kingdom also requires consideration of cost-benefit analysis. The downward pressure on healthcare costs has become very intense. As a result, increasingly high barriers are being erected to the entry of new products. In addition, in some countries, cross-border imports from low-priced markets exert a commercial pressure on pricing within a country.
The marketability of any product candidates for which Catalyst receives regulatory approval for commercial sale may suffer if the government and third-party payors fail to provide adequate coverage and reimbursement. In addition, emphasis on managed care in the United States has increased and Catalyst expects will continue to increase the pressure on healthcare pricing. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which Catalyst receives regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.
The Foreign Corrupt Practices Act
The Foreign Corrupt Practices Act, or FCPA, prohibits any U.S. individual or business from paying, offering, or authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with accounting provisions requiring the company to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries and to devise and maintain an adequate system of internal accounting controls for international operations.
Additional Regulation
In addition to the foregoing, state and federal laws regarding environmental protection and hazardous substances, including the Occupational Safety and Health Act, the Resource Conservancy and Recovery Act and the Toxic Substances Control Act, affect its business. These and other laws govern the use, handling and disposal of various biological, chemical and radioactive substances used in and wastes generated by, its operations. If its operations result in contamination of the environment or expose individuals to hazardous substances, Catalyst could be liable for damages and governmental fines. Catalyst believes that it is in material compliance with applicable environmental laws and that continued compliance therewith will not have a material adverse effect on its business. Catalyst cannot predict, however, how changes in these laws may affect its future operations.
Government Regulation Outside of the United States
In addition to regulations in the United States, Catalyst will be subject to a variety of regulations in other jurisdictions governing, among other things, clinical trials and any commercial sales and distribution of its products. Whether or not Catalyst obtains FDA approval of a product, Catalyst must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. Certain countries outside of the United States have a similar process that requires the submission of a clinical trial application much like the IND prior to the commencement of human clinical trials. In the EU, for example, a clinical trial application must be submitted to each country’s national health authority and an independent ethics committee, much like the FDA and IRB, respectively. Once the clinical trial application is approved in accordance with a country’s requirements, clinical trial development may proceed. Because biologically sourced raw materials are subject to unique contamination risks, their use may be restricted in some countries.
The requirements and process governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, the clinical trials are conducted in accordance with GCP and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.
To obtain regulatory approval of an investigational drug or biological product under EU regulatory systems, Catalyst must submit a marketing authorization application.

For other countries outside of the EU, such as countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, again, the clinical trials are conducted in accordance with GCP and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.
If Catalyst or its potential collaborators fail to comply with applicable foreign regulatory requirements, Catalyst may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.
Employees
We consider our ability to recruit, retain and motivate our employees to be critical to our success. We are an equal opportunity employer and we are fundamentally committed to creating and maintaining a work environment in which employees are treated with respect and dignity. All human resources policies, practices and actions related to hiring, promotion, compensation, benefits and termination are administered in accordance with the principal of equal employment opportunity, meaning that they are made on the basis of individual skills, knowledge, abilities, job performance and other legitimate criteria and without regard to race, color, religion, sex, sexual orientation, gender expression or identity, ethnicity, national origin, ancestry, age, mental or physical disability, genetic information, any veteran status, any military status or application for military service, or membership in any other category protected under applicable law.
As of March 31, 2023, we had 4 full-time employees. Of the full-time employees, as of such date, all employees were engaged in finance and general management. Of our employees as of March 31, 2023, 50% were male and 50% were female. We have no collective bargaining agreements with our employees, and we have not experienced any work stoppages. We consider our relations with our employees to be good.
We aim to provide our employees with competitive salary and benefits that enable them to achieve a good quality of life and plan for the future. Our benefits are based on local norms and market preferences, but include all salary and social benefits required by local law (including paid time off for vacation and sick leave) and many additional benefits that go beyond legal requirements.
To maintain and enhance the safety of our employees, we promote a culture of continuous improvement and individual accountability to provide safe workplaces. The safety of our employees has been a priority throughout our response to the COVID-19 pandemic. Our management team guided our operations in the processes and procedures to comply with applicable government-imposed health and safety-related operating restrictions, and to enhance the safety of our facilities to protect the health of our employees. The management team continues to operate, updating guidance as the pandemic has continued and the medical science and government guidance and orders have evolved. We continue to enforce COVID-19 health and safety protocols and have implemented protocols to address actual and suspected cases of COVID-19 and resulting contact tracing and quarantine requirements. Throughout the pandemic, we have been communicating regularly with our employees and monitoring their views on issues related to COVID-19 and the workplace as well as general levels of engagement. In addition, management has regularly updated our board of directors on our COVID-19 status and response, including with respect to employee safety.

BC’S BUSINESS
In this section, references to “we,” “our,” “us” and “our company” refer to Beijing Continent Pharmaceuticals Co., Ltd.
Overview
We are a commercial-stage biopharmaceutical company committed to the research, development, manufacturing and commercialization of innovative drugs for organ fibrosis. Our commercialized product ETUARY (pirfenidone capsule) and other product candidates were all initially acquired or in-licensed from GNI Japan. We initially focused on the treatment of idiopathic pulmonary fibrosis (“IPF”) and have gradually broadened our therapeutic field and research and development efforts to other areas of organ fibrosis. Our flagship product, ETUARY, was approved in the PRC in 2011 and is among the first three approved drugs for IPF worldwide. Thereafter, we have developed a pipeline of additional innovative drug candidates Hydronidone, F528, F230 and F573 and have had nine years of successful commercialization of ETUARY.
As the PRC’s first approved treatment for IPF, ETUARY has been included in the National Reimbursement Drug List (the “NRDL”) of the PRC since 2017. Filling a vacuum in the PRC as the first approved IPF treatment, ETUARY has developed rapidly and maintained a dominant market share in the PRC. The total estimated market size for IPF treatments in the PRC was $127.4 million in 2022 and is expected to grow to $698.6 million by 2031, according to Frost & Sullivan. Moreover, as different organ fibrosis diseases share a similar pathogenic mechanism and fibrosis process, we are seeking to expand the use of ETUARY to include other pulmonary fibrosis diseases, such as SSc-ILD, DM-ILD and pneumoconiosis, as well as diseases causing renal fibrosis, such as diabetic kidney disease (“DKD”). The success of ETUARY in the IPF drug market lays the foundation for our research and development and registration strategy to further expand the use of such drugs to indications with large patient populations.
Through in-house research and development efforts and collaborative arrangements with GNI Japan, we have developed, in addition to ETUARY, a pipeline of pharmaceutical product candidates at various phases of clinical development, including Hydronidone, F528, F230 and F573. Specifically, liver fibrosis is an area of our focus and our key product candidate in this area is Hydronidone. Hydronidone is currently in its Phase 3 clinical trial and has the potential to be the world’s first approved drug to treat liver fibrosis associated with chronic hepatitis B (“CHB”). According to Frost & Sullivan, the number of patients with liver fibrosis in the PRC reached 140.3 million in 2022, of which approximately 45.3%, or 63.6 million, were caused by CHB. To date, no specific therapeutic drugs treating HBV-associated liver fibrosis have been approved worldwide. Our Phase 2 clinical trials of Hydronidone demonstrated positive results in reversing the fibrosis process. Hydronidone was granted a Breakthrough Therapy designation by the NMPA’s Center for Drug Evaluation (“CDE”) in March 2021 and we commenced patient enrollment for the Phase 3 clinical trial in January 2022. However, Hydronidone’s Breakthrough Therapy designation does not increase the likelihood that Hydronidone will ultimately receive approval from the NMPA or other comparable regulatory authorities. As of May 9, 2023, we have completed the enrollment of 124 subjects, which is 50% of the target enrollment.
With a deep understanding in molecular signaling pathway from our years of research into organ fibrosis, we have also expanded our research and development to include potential treatments for chronic obstructive pulmonary disease (“COPD”), pulmonary arterial hypertension (“PAH”) and acute/acute-on-chronic liver failure (“ALF/ACLF”):
•
F528. We are evaluating F528 in preclinical studies for the treatment of COPD. F528 is a novel anti-inflammation agent that targets inhibition of multiple inflammatory cytokines and has the potential to modify the progression of COPD with low toxicity in vivo. According to Frost & Sullivan, the number of COPD patients in the PRC reached 106.4 million in 2022 and is expected to reach 110.1 million by 2031. The current standard of care is primarily used to relieve symptoms, reduce the frequency and severity of disease deterioration and improve cardio endurance. We expect that F528 could provide a first-line therapy for COPD and reduce long-term lung function degradation. We intend to file an IND application in the PRC for F528 first quarter of 2024.

•
F230. We are evaluating F230, a selective endothelin receptor antagonist, in preclinical studies for the treatment of PAH. PAH is a progressive, life-threatening cardiovascular disease. According to Frost & Sullivan, the number of PAH patients in the PRC reached 57,882 in 2022 and is expected to reach 70,279 by 2031. We plan to file an IND application in the PRC in the first quarter of 2024.

•
F573. We are evaluating F573 in Phase 1 clinical trials for the treatment of ALF/ACLF. According to Frost & Sullivan, the number of patients in the PRC with ALF/ACLF reached 39,247 in 2022. The main treatment options for ALF/ACLF include comprehensive medical therapy, non-biological artificial liver support therapy and liver transplantation. However, there are currently no approved drugs for the treatment of ALF/ACLF. We enrolled the first subject for the Phase 1 clinical study in January 2022 and initiated our Phase 2 clinical study in March 2023.

The following chart summarizes the development status of our product candidates in the PRC.

Product
Indication
Pre-clinical
Phase I
Phase II
Phase III
NDA
Marketed
Pulmonary Diseases
Fibrosis-associated
ETUARY® (Pirfenidone)
Idiopathic Pulmonary Fibrosis (IPF)
Dermatomyositis Interstitial Lung disease(DM-ILD)
Systemic Sclerosis-associated Interstitial Lung Disease (SSc-ILD)
Pneumoconiosis
Others
F528
Chronic Obstructive Pulmonary Disease (COPD)
F230
Pulmonary Arterial Hypertension (PAH)
Liver Diseases
Fibrosis
F351 (Hydronidone)
Chronic Hepatitis B Liver Fibrosis
Other
F573
Acute Liver Failure(ALF) / Acute-on-Chronic Liver Failure(ACLF)
Kidney Disease
Fibrosis-associated
ETUARY® (Pirfenidone)
Diabetic Kidney Disease (DKD)
Rare Disease

Our products and product candidates, including ETUARY, were initially acquired from GNI Japan, GNI USA, GNI Hong Kong, SG, and CPI and have been continually developed by us since their acquisition. Currently, we own all related IP rights to these products, except for the Hydronidone rights outside of the PRC, which are now owned by Catalyst pursuant to the F351 Agreement and the research and development capabilities to expand into new product indications and discover and develop new drug candidates. The continued development and expansion of our pipeline products is provided by our in-house research and development team led by experienced project leaders in the pharmaceutical industry.
While advancing the research and development of our pipeline products, we are one of only a few of biopharmaceutical companies focusing on organ fibrosis drugs in the PRC with manufacturing and commercialization capabilities and an established track record. For further details about our two manufacturing centers, manufacturing capabilities and processes, see “—Land and Properties” and “—Production and Quality Control—In-House Manufacturing Facilities.” For further details about our professional sales team and a comprehensive sales network, see “—Sales, Marketing and Distribution.”
We are also one of a limited number of biopharmaceutical companies in the PRC that has grown from a development-stage company to achieving sustained profitability. Our total revenue and net profit increased from $47.1 million and $10.2 million in 2019, to $64.8 million and $18.5 million in 2020, respectively, with respective growth rates of 37.6% and 81.4%. Our total revenue and net profit further increased to $88.5 million and $23.2 million in 2021, with respective growth rates of 36.6% and 25.4%. This growth was primarily attributable to the increased market demand for ETUARY, which is the first IPF drug marketed in the PRC. We face limited competition in the IPF drug market and we direct our marketing resources to encourage physician adoption of ETUARY. For the years ended December 31, 2021 and December 31, 2022, our total revenue was $88.5 million and

$102.5 million, respectively, and our net profit was $23.2 million and $22.5 million, respectively. For the three months ended March 31, 2022 and March 31, 2023, our total revenue was $25.0 million and $24.6 million, respectively, and our net profit was $6.2 million and $5.4 million, respectively
Our Products and Product Pipeline
ETUARY: National Class 1.1 New Drug for IPF Approved in 2011
Overview
ETUARY (pirfenidone capsule) was approved as a National Class 1.1 New Drug in 2011 for the treatment of IPF, a rare disease. We initially acquired the intellectual property rights of pirfenidone for the treatment of IPF from SG in July 2011 and acquired the remaining rights of pirfenidone in September 2020. Given the absence of an approved IPF treatment in the PRC, ETUARY was included in the NRDL in 2017 and held a dominant market share of over 90% and 70%, of total sales in the PRC in 2020 and 2021, respectively. Clinical studies have shown that ETUARY can effectively slow down the decline in lung function and IPF disease progression. Moreover, given that different organ fibroses have similar pathogenic mechanisms and fibrosis processes, we are currently working to expand the therapeutic indications of ETUARY to other pulmonary fibrosis diseases, such as SSc-ILD, DM-ILD and pneumoconiosis, as well as diseases causing renal fibrosis, such as DKD.
Mechanism of Action
Pulmonary fibrosis is caused by activation of alveolar cells after epithelial damage, which secretes a series of pro-inflammatory cytokines, activating fibroblast proliferation and myofibroblast differentiation and reducing the rate of apoptosis. ETUARY reduces Type I Collagen expression by inhibiting the expression of pro-fibrogenic mediators, including TGF-ß1, platelet-derived growth factor (“PDGF”) and fibroblast growth factor (“FGF”), which ultimately reduces fibroblast proliferation and collagen fiber synthesis and decreases extracellular matrix accumulation. It also inhibits TNF-α, IL-1 and other inflammatory mediators, thus reducing the inflammatory response.
The diagram below illustrates the mechanism of action of pirfenidone.

Market Opportunities and Competition
IPF
IPF is a rare disease, defined as a chronic, progressive fibrotic interstitial pneumonia of unknown cause to the lungs, occurring primarily in the elderly. It is characterized by progressive worsening of dyspnea and lung function and is associated with a poor prognosis. The average five-year survival rate for patients with IPF is 32%, with the average 10-year survival rate dropping to 16%.

According to Frost & Sullivan, the prevalence of IPF in the PRC increased from 83,002 patients in 2017 to 131,654 patients in 2022 at a CAGR of 9.7%, and it is expected to increase to 214,664 patients by 2027 at a CAGR of 10.3% from 2022 to 2027 and to 320,677 patients by 2031 at a CAGR of 10.6% from 2027 to 2031. The total market size of IPF in the PRC increased from $13.6 million in 2017 to $127.4 in 2022 at a CAGR of 56.3%, and is expected to reach $344.9 million by 2027 at a CAGR of 22.0% from 2022 to 2027 and $698.6 million by 2031 at a CAGR of 19.3% from 2027 to 2031.
The scarring of lung tissues is irreversible. However, proper treatment may slow the rate of fibrosis, increase the patient’s survival rate, alleviate the patient’s symptoms and improve the patient’s quality of life. There are currently two types of IPF drugs approved in the PRC: pirfenidone and nintedanib. They are both clinically shown to slow down the formation of scar tissue in the lungs of IPF patients and are the only drugs that are considered effective for the treatment of organ fibrosis in the PRC. According to the latest guideline for the treatment of IPF issued by the American Thoracic Society, European Respiratory Society, Japanese Respiratory Society and Latin American Thoracic Association (“ATS/ERS/JRS/ALAT”), pirfenidone and nintedanib are the only two types of IPF drug conditionally recommended with moderate-quality evidence.
Pirfenidone has been clinically shown to slow down the development of scar tissues in the lungs of IPF patients. Based on the vast clinical needs for pirfenidone, ETUARY was approved as the PRC’s first National Class 1.1 New Drug for the treatment of mild to moderate IPF.
Since its commercialization, ETUARY has remained a dominant player in the IPF drug market, with a market share of over 90% in 2020 and over 70% in 2021. Sales of ETUARY have continued to grow rapidly, increasing from $63.3 million in 2020 to $86.8 million in 2021 to $99.3 million in 2022 and we expect our sales growth to continue. In 2021, the market share of ETUARY decreased to 78.8%, primarily due to recent inclusion of competitors’ products into NRDL (such as Ofev by Boehringer Ingelheim) and the related increased sales of such competitors’ products. In 2022, the market share of ETUARY decreased to 55.3%, primarily due to the market share of new drugs rising rapidly as a result of new drugs having different shelf times and targeting different indications. Despite the recent decrease of market share of ETUARY in the IPF market, we continue to expect a strong sales performance due to: (i) sustained increases in the prevalence of IPF; and (ii) future indication expansion of ETUARY for the potential treatment of DM-ILD, SSc-ILD, pneumoconiosis, and DKD. In addition, there are various barriers to entry for the potential market entrants. For instance, it is difficult for new entrants to build an experienced and specialized sales and marketing team in the short term given that sales and marketing strategies of organ fibrosis drugs significantly differ from that of etiological treatment drugs and long-term and stable collaboration with KOLs and hospitals is critical to developing and optimizing product portfolio, effectively educating and penetrating the market and recruiting patients for clinical trials.
SSc-ILD and DM-ILD
Connective tissue disease associated with interstitial lung disease (“CTD-ILD”) is non-idiopathic interstitial pneumonia. CTD is a type of autoimmune disease that causes damage to various organs throughout the body based on chronic inflammation of blood vessels and connective tissue. ILD is one of the most serious pulmonary complications and can result in significant morbidity and mortality when associated with CTD.
SSc is a CTD characterized by degenerative microvascular phenomena and immune system activation, leading to fibrosis of the skin and internal organs. ILD is very frequent in patients affected by SSc, reaching about 50% prevalence, representing the leading SSc-related cause of death. DM is characterized by proximal skeletal muscle weakness and muscle inflammation. Among patients with DM, ILD is a major cause of morbidity and mortality. The frequency of ILD in DM has been reported to range between 5% and 45% depending on the diagnostic method.
According to Frost & Sullivan, the prevalence of CTD-ILD in the PRC increased from approximately 2.3 million patients in 2017 to 2.4 million patients in 2022, and is expected to reach 2.5 million patients in 2027 and 2.6 million patients in 2031. Among the CTD-ILD patients, approximately 8.4% are SSc-ILD and DM-ILD patients in 2022. The market size of anti-fibrosis drugs for SSc-ILD/DM-ILD patients was $9.1 million in 2022 and is expected to reach $53.1 million by 2027 and $117.6 million by 2031 at a CAGR of 42.4% from 2022 to 2027 and a CAGR of 22.0% from 2027 to 2031.
SSc-ILD and DM-ILD are induced by known factors, including specific exposure or autoimmune diseases (such as scleroderma and rheumatoid arthritis). Symptoms include chronic cough, expectoration, hemoptysis, progressive dyspnea and intermittent fever. The treatment of CTD-ILD (including SSc-ILD and DM-ILD) is a combination of the immunosuppressive treatment for CTD and the anti-fibrosis treatment for ILD, which can effectively prevent or even reverse the progression of ILD lesion and protect the pulmonary function of patients. Recommended immunological drugs include cyclophosphamide, mycophenolate mofetil and azathioprine. Anti-fibrosis treatment methods vary with different types of CTD-related ILD in terms of the timing, drug selection, dosage and treatment duration. Recommended anti-fibrosis drugs include pirfenidone and nintedanib.
Pirfenidone is an antifibrotic agent with anti-inflammatory properties, including inhibition of proinflammatory cytokines and inhibition of inflammatory cell proliferation. Despite the differences in their clinical presentation, IPF, SSc-ILD and DM-ILD share some overlapping pathogenic mechanisms, including injury to structural cells, fibroblast activation, myofibroblast accumulation, expression of fibrogenic cytokines and growth factors and progressive ILD. Based on the results of pirfenidone’s preclinical studies, we are evaluating its efficacy on patients with SSc-ILD and DM-ILD in Phase 3 clinical trials. Currently, nintedanib is approved for the treatment of anti-fibrosis in patients with SSc-ILD.
Pneumoconiosis
Pneumoconiosis refers to a spectrum of pulmonary diseases caused by inhalation of mineral dust, usually as the result of certain occupations. The main pathological features include chronic pulmonary inflammation and progressive pulmonary fibrosis, which can eventually lead to death caused by respiratory and/or heart failure. Pneumoconiosis is widespread globally and a serious global public health concern. Its high incidence and mortality result from improper occupational protection and the lack of early diagnostic methods and effective treatments.
According to Frost & Sullivan, in the PRC, the prevalence of pneumoconiosis increased from 850,299 patients in 2017 to 926,769 patients in 2022, and it is expected to increase to 962,562 patients by 2027 and 980,917 patients by 2031. The market size of anti-fibrosis drugs for pneumoconiosis is expected to reach $12.1 million by 2027 and $64.1 million by 2031 a CAGR of 51.7% from 2027 to 2031.
To date, there are two pirfenidone product candidates for the treatment of pneumoconiosis in various clinical stages in the PRC. We enrolled the first patient in our Phase 3 clinical study of ETUARY for the treatment of pneumoconiosis in June 2022, making ETUARY the most clinically advanced anti-fibrosis drug for the treatment of pneumoconiosis in the PRC. As of May 15, 2023, no anti-fibrosis product for the treatment of pneumoconiosis had been approved in the PRC.
An experimental study on silica-induced lung fibrosis in rats demonstrated that pirfenidone can slow the transformation from epithelial to mesenchymal cells when administered for 14 days and 28 days. These treatments were associated with a significant down-regulation of vimentine and up-regulation of E-cadherin, suggesting that pirfenidone can exhibit an inhibiting effect on silica-induced epithelial-mesenchymal transition (“EMT”) in rats.
DKD
DKD is a chronic kidney disease (“CKD”) caused by diabetes mellitus. DKD is clinically manifested as specific pathological structural and functional changes in the kidney of diabetes patients. In addition, DKD has become the primary cause of progression from CKD to the end-stage renal disease and one of the main diseases causing renal fibrosis. As one of the serious complications of diabetes, DKD in the PRC is characterized by high prevalence, low awareness rate, low treatment rate and low control rate.
According to Frost & Sullivan, the prevalence of DKD in the PRC increased from 45.4 million patients in 2017 to 53.2 million patients in 2022, and it is expected to increase to 61.5 million patients by 2031. The DKD market in the PRC increased from $24.2 billion in 2017 to $37.2 billion in 2022 and it is predicted to expand to $51.5 billion by 2027 and $60.3 billion by 2031.
The standard of care (“SOC”) for DKD has been blood glucose control, blood pressure control and blood liquid control. However, current therapeutic strategies are far from being completely effective because no available therapy successfully prevents DKD and many patients still progress to end-stage renal disease. The current available drugs for the treatment of DKD include hypoglycemic drugs, antihypertensive drugs and lipid-lowering drugs. There is no specific anti-fibrosis drug approved for the treatment of DKD globally or in the PRC.
Pirfenidone has demonstrated positive therapeutic effects on DKD due to its unique mechanism of action. Several growth factors or cytokines that are locally produced in the kidney appear to contribute to the extracellular matrix accumulation, inflammation and scarring in progressive DKD. The TGF-ß1 system is activated and plays a pathogenetic role in DKD in animal models of type 1 and type 2 diabetes. In addition, several studies in patients with type 1 and type 2 diabetes indicate increased renal production of TGF-ß1. The TNF-α’ system has also recently been linked with human DKD on the basis of circulating blood levels and gene expression in kidneys from patients with DKD. Pirfenidone has been found to inhibit TGF-ß1 production and consequent matrix deposition in experimental animal models of kidney disease. In animal models and cell culture studies, pirfenidone also reduces TNF-α’ production. Previous studies also showed that oral pirfenidone administered to db/db mice after the onset of established DKD was effective in reducing glomerulosclerosis.
Summary of Clinical Results
As of May 15, 2023, BC or SG conducted over 10 clinical trials to explore the clinical benefits of pirfenidone in the PRC. As the first drug approved for IPF in the PRC, ETUARY was approved upon completion of Phase 2a clinical trials. Summarized below are the results of selected key clinical trials of ETUARY.
Registered Phase 2a clinical trial of pirfenidone for IPF
Trial Design: This study was a randomized, double-blind, multi-dose, parallel-controlled, multicenter Phase 2a clinical trial to investigate the effectiveness of pirfenidone combined with basic treatment for IPF. The objective was to evaluate the safety and efficacy of pirfenidone capsules, as well as to determine the most appropriate clinical treatment dose by observing the therapeutic effects of pirfenidone capsules on pulmonary function (including arterial blood gas analysis), the six-minute walk test (“6MWT”), survival, quality of life and high-resolution computed tomography imaging in IPF patients. The treatment group was divided into two dose treatment groups, a 400 mg/tid treatment group and a 600 mg/tid treatment group. 24 patients were enrolled in each treatment group. The placebo group was also divided into two groups, a four capsules/tid group and a six capsules/tid group, with 12 patients in each group. The treatment and placebo groups were assigned in a 2:2:1:1 ratio and patients were stratified and randomized to be assigned to receive pirfenidone or placebo. The primary endpoints were pulmonary function parameters, 6MWT results and survival rate.
This trial has been completed with a total of 72 patients enrolled.
The efficacy results of the trial were as follows:
Therapeutic Effect	Criteria	Results (FAS, after 12 months treatment)
Pulmonary function	Diffusing capacity of carbon monoxide % (“DLco%”)
There was a statistically significant difference among the three groups of the change in DLco% (P=0.0306), with a mean change of -2.79±9.34% in the 600 mg treatment group and a mean change of -14.92±16.40% in the placebo group (P=0.0014 for the two groups).

Diffusing capacity of carbon monoxide (“DLco”)
There was a statistically significant difference among the three groups of the change in DLco (P=0.0049), with a mean change of -0.42±3.45% in the 600 mg treatment group and a mean change of -3.14±4.44% in the placebo group (P=0.0016 for the two groups).

Arterial oxygen saturation (“SaO2”)
There was a statistically significant difference among the three groups of the change in arterial oxygen saturation (SaO2) (P=0.0145), with a mean change of -3.83±4.02% in the placebo group and -0.30±3.05% in the 400 mg group (P=0.0055 for the two groups).

6MWT	Pulse oxygen saturation (“SpO2”)
There was a statistically significant difference among the three groups of the change in SpO2 after 6MWT (P=0.0168), with a mean change of -9.08±10.66% in the placebo group and 0.22±7.30% in the 400 mg treatment group (P=0.0062 for the two groups).

Survival rate	N/A	The mortality of placebo group, 400 mg treatment group and 600

Therapeutic Effect	Criteria	Results (FAS, after 12 months treatment)
mg treatment group was 20.83%, 21.74% and 16.67%, respectively, with no statistical significance.
17 patients experienced SAEs, but none were drug-related. The incidence of adverse drug reactions (“ADRs”) in the placebo group, 400 mg and 600 mg treatment groups was 41.67%, 29.17% and 45.83%, respectively, with no statistical difference between the three groups. The incidence of rash in the treatment groups was statistically different from that in the placebo group and was present in all of the 600 mg treatment groups with an incidence of 20.83%. The common ADRs included nausea (12.5% in each of the 400 mg treatment group and 600 mg treatment group), photosensitivity (4.17% in the 400 mg treatment group and 12.5% in the 600 mg treatment group) and drowsiness (8.33% in the 600 mg treatment group), but these were not statistically significant from the placebo group. The incidence of AEs in the placebo group, 400 mg and 600 mg treatment groups was 70.83%, 66.67% and 66.67%, respectively, with no statistical difference between the three groups. The average incidence of significant adverse events in each of the placebo group and the 400 mg and 600 mg treatment groups was 54.17%, with no statistical difference between the three groups. The incidence of SAEs (including mortality and hospitalization) in each of the placebo group and the 400 mg and 600 mg treatment groups was 29.17%, 20.83% and 20.83%, with no statistical difference between the three groups.
After 12 months of treatment, pirfenidone was effective in slowing down the decline in DLco%, DLco, SaO2 and SpO2 immediately after 6MWT. No drug-related SAEs were observed and rash and nausea were the most common ADRs. The results show that pirfenidone has potential for the treatment of IPF.
Phase 3 clinical trial of pirfenidone for the treatment of SSc-ILD
We are conducting a randomized, double-blind, placebo-controlled, multicenter Phase 3 clinical trial. The purpose of this registration trial is to evaluate the efficacy and safety of pirfenidone in the treatment of SSc-ILD. The primary endpoint is the change in FVC% at 52 weeks of treatment compared to baseline. 144 patients are planned to be enrolled in the trial, with 108 in the treatment group and 36 in the control group.
This trial enrolled the first patient in June 2018. Due to the outbreak of COVID-19 and the scarcity of eligible patients, this trial is still in the process of recruiting patients and therefore no clinical results are currently available for analysis.
Phase 3 clinical trial of pirfenidone for the treatment of DM-ILD
We are conducting a randomized, double-blind, placebo-controlled, multicenter Phase 3 clinical trial. The purpose of this registration trial is to evaluate the efficacy and safety of pirfenidone for the treatment of DM-ILD. The primary endpoint is the change in FVC% at 52 weeks of treatment compared to baseline. 152 patients will be enrolled in the trial, with 114 in the treatment group and 38 in the control group.
This trial enrolled the first patient in June 2018. Due to the outbreak of COVID-19 and the scarcity of eligible patients, this trial is still in the process of recruiting patients and no clinical results are currently available for analysis.
Phase 3 clinical trial of pirfenidone for the treatment of pneumoconiosis
We are conducting a randomized, double-blind, placebo-controlled, multi-center Phase 3 clinical trial. The purpose of this registration trial is to evaluate the efficacy and safety of pirfenidone in the treatment of pneumoconiosis. The primary endpoint is the change in force vital capacity at 52 weeks of treatment compared to baseline. 272 patients will be enrolled in the trial, with 136 in the treatment group and 136 in the control group.
We obtained ethics committee approval as of January 2022 and enrolled the first patient in June 2022.
Phase 1 clinical trial of pirfenidone for the treatment of DKD
We are conducting an open-label, parallel-controlled, single-center clinical trial. The purpose of this registration trial is to evaluate the safety and PK of a single dose of pirfenidone capsules in patients with CKD stages G2 and G3a. 24 subjects were enrolled, consisting of 12 patients with renal insufficiency and 12 healthy volunteers.
The Phase 1 clinical trial was completed in March 2022. In this trial, pirfenidone was tolerated when used in patients with chronic kidney disease G2 and G3a, there is no significant change in the main pharmacokinetic parameters compared with healthy controls, and no dose adjustment is required.

Our Clinical-Stage Product - Hydronidone: A Drug to Reverse Liver Fibrosis Associated with CHB
Overview
Hydronidone, our Phase 3 clinical-stage product candidate, has the potential to become the first approved drug to treat liver fibrosis associated with CHB. According to Frost & Sullivan, CHB is the number one cause of liver fibrosis in the PRC and the number of patients with liver fibrosis in the PRC reached approximately 140.3 million in 2022, of which approximately 45.3% were caused by CHB. To date, there is no effective clinical therapy for liver fibrosis and no specific therapeutic drugs have been approved worldwide. Hydronidone demonstrated positive results the reversal of the fibrosis process in its Phase 2 clinical trial. Hydronidone may reverse liver fibrosis by inhibiting hepatic stellate cell proliferation and the TGF-ß1 signaling pathway, both of which play major roles in the liver fibrosis associated with CHB. Due to the results of the Phase 2 clinical trial in CHB-induced liver fibrosis, and as one of the first drugs announced to treat liver fibrosis, Hydronidone was granted a Breakthrough Therapy designation by the CDE in March 2021 and we commenced patient enrollment for the Phase 3 clinical trial in January 2022. As of May 9, 2023, we have completed the enrollment of 124 subjects, which is 50% of the target enrollment. We expect to submit an NMPA application for Hydronidone in the PRC in the first quarter of 2025.
Mechanism of Action
When injuries occur and epithelial and/or endothelial cells are damaged, pro- inflammatory cytokines are released by the coagulation cascade for immune cell recruitment, mainly neutrophils and macrophages. These recruited immune cells function as the scavenger to remove tissue debris and dead cells, resulting in acute inflammation. Meanwhile, immune cells themselves release factors like chemokines and cytokines to amplify inflammatory reactions. Next, the released factors, such as TGF-ß1, PDGF, interleukin-13 and interleukin-4, induce the limited activation and proliferation of myofibroblasts. Hydronidone is expected to treat and reverse liver fibrosis in chronic viral hepatitis B by inhibiting the proliferation of HSCs and the TGF-ß1 signaling pathway.
The diagram below illustrates the mechanism of action of Hydronidone:

Market Opportunities and Competition
CHB is a major cause of liver morbidity and mortality worldwide. Patients chronically infected with the hepatitis B virus tend to experience liver fibrosis and may develop end-stage liver disease, such as decompensated cirrhosis and hepatocellular carcinoma (HCC), without intervention. In the PRC, about 70% of cirrhoses were developed from HBV infection, which reflects the significant demand for the treatment of liver fibrosis associated with CHB.
According to Frost & Sullivan, the prevalence of liver fibrosis associated with CHB globally increased from 221.1 million patients in 2017 to 257.8 million patients in 2022. The prevalence of liver fibrosis associated with

CHB in the PRC from 2017 to 2022 ranges from 63.6 million to 66.4 million patients and is expected to remain stable in the next 10 years. The anti-liver fibrosis drug market in the PRC has increased from $138.0 million in 2017 to $162.7 million in 2022 and we expect the market to grow to $338.0 million in 2027 and $801.2 million in 2031, at a CAGR of 15.8% and 24.1%, respectively.
Etiological treatment is currently the most common treatment of liver fibrosis. For liver fibrosis associated with CHB, antiviral therapy is only able to suppress the viral infection, but is unable to prevent, slow or reverse the progress of fibrosis. Anti-fibrotic treatment is recommended for the treatment of intermediate and advanced liver fibrosis, as well as early-stage cirrhosis. As of May 15, 2023, no chemical or biological drugs treating liver fibrosis that have been approved globally or in the PRC. The inability of etiological treatment to reverse fibrosis and the lack of treatment for liver fibrosis diseases, including those associated with CHB, suggests a massive unmet need for effective antifibrotic therapy. Globally, there are currently a series of drugs that are in late-stage (Phase 2 or later) clinical trials for the treatment of liver fibrosis. Of these clinical stage drugs, Hydronidone is the most clinically advanced product candidate in the PRC that has the potential to effectively reverse the fibrosis process.
In our clinical trials, Hydronidone showed results in reversing the process of liver fibrosis. Our Phase 2 clinical results in CHB patients with liver fibrosis show that, using the pathological score of Ishak stage as the primary outcome measure, the treatment group showed better results in reversing liver fibrosis than the placebo group after 52 weeks of treatment. In particular, around 56.1% of the patients achieved a fibrosis regression of > 1 in the 270 mg group. We commenced the patient enrollment for the Phase 3 clinical trial in January 2022. As of May 9, 2023, we have completed the enrollment of 124 subjects, which is 50% of the target enrollment.
According to Frost & Sullivan, the commercialization of Hydronidone could open the market for HBV-associated anti-liver fibrosis drugs in the PRC in 2025, the year in which the market for the anti-fibrosis drug for the treatment of CHB is expected to reach $25.2 million. Leveraging first-mover advantages, such as better market education, better brand recognition, higher patient adherence and richer sales and marketing experience, we anticipate Hydronidone will have a higher penetration rate among patients with liver fibrosis associated with CHB as compared with other competing drugs.
Summary of Clinical Results
As of May 15, 2023, more than five clinical trials sponsored by us or SG were carried out to explore the clinical risk/benefit of Hydronidone. Summarized below are the results of selected key clinical trials of Hydronidone.
Phase 2 Study of Hydronidone for liver fibrosis associated with CHB in the PRC
We conducted a randomized, double-blind, placebo-controlled, Entecavir-based treatment (the first-line drug for the treatment of CHB virus infection), multi-center, dose-escalation study assessing the safety and efficacy of Hydronidone for treatment of patients in the PRC with liver fibrosis associated with CHB. The Phase 2 study was designed to be randomized in 240 patients divided into four dose-escalating groups (placebo; 180 mg/day; 270 mg/day; and 360 mg/day) with a primary endpoint of the reduction of the liver fibrosis score (Ishak Scoring System) by greater than or equal to one grade after taking Hydronidone in combination with Entecavir.
The study met its primary endpoint of a statistically-significant improvement in the liver fibrosis score over the 52-week treatment versus placebo (p=0.0245). The percentages of patients who achieved a fibrosis regression of > 1 were 25.58% (placebo), 40.48% (180 mg/day), 56.10% (270 mg/day) and 43.90% (360 mg/day). Accordingly, the 270 mg/day treatment group showed the highest percentage of patients who were able to reach the primary endpoint.
Hydronidone showed better safety results when compared to the placebo in this study. In the placebo group, 180 mg treatment group, 270 mg treatment group and 360 mg treatment group, rates of SAEs were 4.65%, 2.38%, 2.38% and 7.32%, respectively, with no statistical significance. A total of 7 (4.17%) subjects experienced 7 serious adverse events (SAEs) throughout the study: 2 (4.6%) in the placebo group, 1 (2.38%) in the 180 mg group, 1 (2.38%) in the 270 mg group and 3 (7.32%) in 360 mg group, with no statistical significance. The SAEs were laboratory abnormalities, elevation of transaminases, embolic infarction, comminuted fracture, osteoporosis, unplanned pregnancy and hypertension. No deaths occurred.
Hydronidone showed data in improving liver fibrosis associated with CHB after 52 weeks of treatment, with the best efficacy results at 270 mg/day. Hydronidone in combination with Entecavir has promising effects over 52 weeks in the treatment of liver fibrosis associated with CHB.

Phase 3 Study of Hydronidone for liver fibrosis associated with CHB in the PRC
We are conducting a randomized, double-blind, placebo-controlled, Entecavir-based treatment (the first-line drug for the treatment of CHB), multi-center study assessing the safety and efficacy of Hydronidone for treatment of patients in the PRC with liver fibrosis associated with CHB. The Phase 3 study was designed to be randomized in 248 patients with a primary endpoint of the reduction of the liver fibrosis score (Ishak Scoring System) by at least one grade after taking Hydronidone in combination with Entecavir.
We commenced patient enrollment for the Phase 3 clinical trials of Hydronidone in January 2022. As of May 9, 2023, we have completed the enrollment of 124 subjects, which is 50% of the target enrollment. This trial is actively recruiting additional patients and no clinical results are currently available for analysis.
Licenses, Rights and Obligations
In September 2020, we entered into an intellectual property transfer agreement with GNI Japan and three of its subsidiaries (SG, GNI Tianjin Limited and GNI-HK) for the transfer of IP rights related to Hydronidone. According to that agreement, we acquired the intellectual property rights of Hydronidone and retain the exclusive rights to use those intellectual property rights in mainland PRC and the right of first offer to the global intellectual property rights of Hydronidone. In connection with the F351 Acquisition, we waived our right of first offer under such agreement. For details, see “Catalyst’s Business—Agreements Relating to the Hydronidone Program—F351 Asset Purchase Agreement.”
F573: Potential Category 1 New Drug for ALF/ACLF
Overview
F573 is a caspase inhibitor and a potential Category 1 new drug for the treatment of ALF/ACLF. We acquired the intellectual property rights of F573 from a subsidiary of GNI in September 2020. According to Frost & Sullivan, the number of patients with ALF/ACLF in 2022 reached 39,247 in the PRC. The main treatment options for ALF/ACLF include comprehensive medical therapy, non-biological artificial liver support therapy and liver transplantation. Currently, there are no drugs specifically for the treatment of ALF/ACLF. We enrolled the first subject for the Phase 1 clinical study in January 2022 and initiated its Phase 2 clinical study in March 2023.
Mechanism of Action
Inflammatory response and immune dysfunction can lead to massive liver cell death, which causes ALF/ACLF. Therefore, inhibiting the apoptosis process of normal hepatocytes helps to delay the progression of ALF/ACLF. The main mediating pathways of hepatocyte apoptosis include the mitochondrial pathway and the death receptors pathway, where the caspase family plays an important role as the main executive molecules. The main mechanism of F573 is to inhibit the activity of the caspase family, including caspases 3, 6, 7, 8 and 9 and to reduce the cleavage effects on poly-ADP-ribose polymerase, thus blocking the cell apoptosis process mediated by endogenous or exogenous signals. As a result, hepatic failure is expected to be alleviated by F573.
The diagram below illustrates the mechanism of action of F573:

Market Opportunities and Competition
ALF/ACLF is severe liver damage caused by a variety of factors, resulting in severe impairment or loss of synthesis of detoxification, metabolism and biotransformation functions. ALF/ACLF can follow with syndromes of jaundice, coagulation dysfunction, hepatorenal syndrome, hepatic encephalopathy and ascites. The causes of ALF/ACLF are complex and include the hepatitis viruses (especially HBV) and other viruses, drugs, hepatotoxic substances (e.g., alcohol and chemical agents), bacteria and parasites. In the PRC, HBV, drugs and hepatotoxic substances are the most common causes of ALF/ACLF.
According to Frost & Sullivan, the prevalence of ALF/ACLF in the PRC was 43,123 patients in 2017 and 39,247 patients in 2022 and is expected to be 34,969 patients in 2027 and 31,485 patients in 2031. The market size of ALF/ACLF in the PRC was $278.6 million in 2017 and $253.5 million in 2022 and it is expected to be $225.9 million in 2027 and $203.3 million in 2031.
The main treatment options for liver failure include comprehensive medical therapy, non-biological artificial liver support treatment and liver transplantation. Medical treatment mainly includes general supportive therapy, symptomatic treatment, etiological treatment and treatment for complications.
The efficacy profile of F573 has been demonstrated in four preclinical studies. In in vitro studies, F573 has a significant inhibitory effect on apoptosis in a variety of cells. Specifically, F573 had a protective effect on HeLa cells, human normal hepatocytes L02 and Jurkat cells while inhibiting Caspase-3 enzyme activity and reducing its ability to cleave the substrate AC-DEVD-AMC. F573 improved liver function and alleviated the liver injury caused by D-GalN/LPS-induced fulminant liver failure in rats, which significantly inhibited hepatocyte necrosis and apoptosis and showed a preventive and therapeutic effect on acute and severe liver injury. In a pharmacodynamic acute liver injury experiment on D-Gal/LPS mortality in mice, F573 had a protective effect against acute liver injury caused by D-Gal and LPS in km mice and prolonged the survival time of km mice. F573 has been shown to improve liver function and reduce liver injury in ConA-induced acute liver failure in BALB/c mice. F573 significantly inhibits hepatocyte necrosis and apoptosis and has a preventive and therapeutic effect on acute and severe liver injury.
Clinical Development Plan
We enrolled the first subject for our Phase 1 clinical trial to assess the tolerance and PK of single and multiple doses of F573 in January 2022. We recruited 100 healthy subjects for this trial and completed the Phase 1 clinical observations of tolerability and PK in July 2022. We initiated our Phase 2 clinical study in March 2023.
Phase 1 Study of F573 for ALF/ACLF
The Cmax of F573 was not dose-dependent at the dose range from 0.5mg/kg to 2.0mg/kg, and AUC0-t and AUC0-∞ of F573 showed linear pharmacokinetics. The rate of absorption of F573 showed sex differences. F573 was administered once a day for 7 days without accumulation in the human body.
Phase 2 Study of F573 for ALF/ACLF
The Phase 2 study is designed to be a randomized, double-blind, placebo-controlled clinical trial. The main objective of this study is to assess the efficacy and safety of F573 for injection in the treatment of liver injury/failure. The Phase 2 study is divided into three stages.
First Stage: 36 patients with 1/2 grade DILI and 12 patients with CHB are expected to enroll. First, DILI patients will be treated with the trial drug at either 0.5, 1.0, 2.0 mg/kg or placebo in a 1:1:1:1 ratio. CHB patients will receive the trial drug or placebo in a 3:1 ratio.
Second Stage: The 2/3 grade DILI patients and CHB patients are expected to enroll, 12 cases in each group, and are expected to be assigned to the experimental group and the control group in a ratio of 3:1.
After obtaining subject consent, pharmacokinetic blood samples will be collected for CHB patients in stages 1 and 2 in this trial.
Third Stage: This study is expected to use a randomized, double-blind, placebo-controlled design. The study is designed to be divided into screening period (14 days), treatment period (28 days) and follow-up period (90 days).
48 screen eligible subjects are expected to receive trial drug or placebo in a ratio of 3:1, once a day for 28 days. Subjects are also expected to receive concurrent drug acetylcysteine injection (NAC). After withdrawal, the subjects will be followed up for 90 days for safety.

Licenses, Rights and Obligations
In September 2020, we entered into an intellectual property assignment agreement with Continent Cayman (a wholly-owned subsidiary of GNI Japan and indirect holder of our company) whereby we acquired the intellectual property rights to F573. According to the agreement, we own the global rights to develop and commercialize F573. For more details, see “BC’s Business—Our Products and Product Pipeline—F573: Potential Category 1 New Drug for ALF/ACLF.”
Our Preclinical-Stage Product Candidates
F528: A Potential First-line Therapy for COPD
F528 is an anti-inflammatory small molecule drug candidate developed for the treatment of COPD. F528 is a novel anti-inflammation agent that targets inhibition of multiple inflammatory cytokines and could modify the progression of COPD with extreme low toxicity in vivo. In September 2020, we acquired from SG the intellectual property rights to F528, as well as the global rights to develop and commercialize F528.
COPD is a chronic inflammatory lung disease which causes obstructed air flow from the lungs. It consists of three separate illnesses: emphysema, chronic bronchitis and chronic obstructive asthma. COPD causes the destruction of barriers between alveoli inside the lungs, causing airways to get swollen and clogged with mucus. In most cases, COPD develops very slowly and symptoms may emerge for years before being diagnosed.
According to Frost & Sullivan, prevalence of COPD in the PRC increased from 102.7 million patients in 2017 to 106.4 million patients in 2022 and is expected to increase to 108.6 million patients in 2027 and 110.1 million patients in 2031. The COPD market in the PRC was $0.9 billion in 2017 to $1.1 billion in 2022. The market is predicted to expand to $1.3 billion by 2027 and $1.5 billion by 2031.
The drug treatment of COPD is mainly used to relieve symptoms, reduce the frequency and severity of disease deterioration and improve cardio endurance and health. Currently, there is no conclusive clinical trial evidence showing that existing drugs can slow down the long-term decline in lung function. For late-stage COPD patients, currently-available treatment options achieve limited therapeutic effects. As clinical research results from external parties indicated, 2% of patients were reported to gain improvement in exercise capability after 24 months of standard medical treatment and none were reported to gain improved health-related quality of life. Thus, there are significant unmet clinical needs for COPD patients.
We believe F528 could become first-line therapy for COPD. It has exhibited a favorable preclinical profile in the treatment of COPD. In a preclinical study of the effect of F528 in rats with COPD induced by smoke exposure and LPS tracheal injection, the lung index, the alveolar space and the lung injury score were significantly decreased after the treatment of F528. F528 is currently in preclinical studies. Three indexes are statistically significant difference between treatment groups and disease control. We intend to file an IND application in the first quarter of 2024.
F230: Selective Antagonist of EPA for PAH
F230 is a selective-receptor antagonist to treat PAH. In March 2021, we entered into a sublicense agreement with GNI whereby GNI sub-licensed to us the exclusive right to research, develop and commercialize F230 in mainland PRC and such sub-license is authorized under the license agreement between GNI and Eisai Co., Ltd., a Japanese pharmaceutical company.
PAH is a rare disease and a progressive, life-threatening disorder characterized by increased pressure in the pulmonary arteries that carry blood from the heart to the lungs. PAH occurs when the pulmonary arteries thicken or grow rigid. This restricts blood flow through the lungs, causing pulmonary hypertension and making the heart work harder to pump blood to the lungs. The exact cause of PAH is unknown and there is no known cure for PAH. PAH is a serious disease that has a short life expectancy if left untreated. The prognosis for the treatment of PAH is poor, with a high mortality rate and survival of less than three years in the absence of standard therapy.
According to Frost & Sullivan, the prevalence of PAH in the PRC increased from 49,004 patients in 2017 to 57,882 patients in 2022 and it is expected to increase to 67,682 patients by 2027 and 70,279 patients by 2031. The market size of PAH in the PRC increased from $0.29 billion in 2017 to $0.37 billion in 2022 and it is expected to increase to $0.47 billion by 2027 and $0.52 billion by 2031.
For the study of Hypoxia-induced PAH in rats, F230 resulted in significant decreases of, or exhibited a decrease trend based on different dose groups, in mean pulmonary arterial pressure (mPAP), right ventricular systolic pressure

(RVSP), right ventricular/left ventricular plus septum (RV/LV+S) and pulmonary artery wall thickness (PAWT). Even at minimum effective dosage, the differences of those indexes between treatment group and PAH group are statistically significant. F230 is currently in preclinical studies. We intend to file an IND application in the first quarter of 2024.
Other Drug Candidates
To supplement and enrich our product candidate pipeline for the treatment of CLD-associated diseases and multiple sclerosis, we acquired two drugs, the Avatrombopag Maleate Tablets and the Fingolimod Hydrochloride Capsules.
In June 2021, we entered into a transfer agreement with Nanjing Healthnice Pharmaceutical Technology Co., Ltd. (“Nanjing Healthnice”), an independent third party, in relation to the Avatrombopag Maleate Tablets, a drug for the treatment of CLD-associated thrombocytopenia. Pursuant to this transfer agreement, Nanjing Healthnice agreed to transfer to us the Avatrombopag Maleate Tablets and all relevant technologies, and it shall complete any research, trial and APIs registration and transfer to us all materials necessary for the application of marketing approval by CDE. Upon the completion of this transfer agreement, we will be approved by NMPA as the marketing authorization holder of the Avatrombopag Maleate Tables. In exchange for our rights, we will pay a total amount of approximately $2.3 million upon certain milestones (e.g., the completion of bioequivalence study, or the registration application to CDE) being met. We have completed the bioequivalence study and as of May 15, 2023, we have made total payments of approximately $1.8 million.
In December 2019, we entered into a transfer agreement with Oryza Pharmaceuticals Shenzhen Limited (“Shenzhen Ruihua”), an independent third party, in relation to the Fingolimod Hydrochloride Capsules, a drug for the treatment of multiple sclerosis. Pursuant to this transfer agreement, Shenzhen Ruihua agreed to transfer to us the Fingolimod Hydrochloride Capsules and all relevant technologies, and it shall assist us in completing any research, trial and other required procedures and transfer to us all materials necessary for the application of marketing approval of CDE. Upon the completion of this transfer agreement, we will be approved by NMPA as the marketing authorization holder of the Fingolimod Hydrochloride Capsules. In exchange for our rights, we will pay a total amount of $0.6 million and the payments will be made by installments conditioned upon certain milestones (e.g., the completion of bioequivalence study, or the registration application to CDE) being met. We have completed the bioequivalence study and as of May 15, 2023, we have made total payments of approximately $0.6 million.
Our Strategy
We are committed to bringing hope through innovation to patients with organ fibrosis. We are seeking to implement the following strategies to achieve our mission and goals:
Solidify our leading position in the treatment of fibrosis diseases, enrich our product portfolio and explore indication expansion
We have successfully commercialized ETUARY for the treatment of IPF and we expect to continue to research and develop the application of ETUARY to other indications to solidify our market position. Specifically, Phase 3 clinical trials for the treatment of SSc-ILD and DM-ILD are underway . We enrolled the first patient in June 2022 in the Phase 3 clinical study of ETUARY for the treatment of pneumoconiosis. We are conducting a Phase 1 clinical trial in ETUARY for the treatment of DKD.
Currently, we have only one commercialized product for the treatment of IPF in a relatively small market. To expand our market, we are actively exploring additional indications for ETUARY and developing other drug candidates for the treatment of various fibrosis diseases. Our Hydronidone is being developed to treat liver fibrosis associated with CHB, the prevalence of which reached 63.6 million patients in 2022 in the PRC according to Frost & Sullivan. We commenced patient enrollment for our Phase 3 clinical trial in January 2022 and plan to enroll 248 patients in total. As of May 9, 2023, we have completed the enrollment of 124 subjects, which is 50% of the target enrollment.
Our early clinical-stage product pipeline includes F573 for ALF/ACLF treatment. F573 has entered into Phase 1 clinical trials. We completed our Phase 1 clinical observations of tolerability and PK in July 2022 and initiated our Phase 2 clinical study of F573 in March 2023. We have also established a tiered preclinical product pipeline. For instance, we are researching and developing F528 for the treatment of COPD, and we intend to file an IND application in the first quarter of 2024. In addition, our F230 is currently in its preclinical phase and has demonstrated the potential to significantly alleviate PAH in animal studies, and we anticipate filing an IND application in the first quarter of 2024.

Further enhance our academic promotion and expand our sales network
Enhancing academic promotion is one of our key sales approaches. We work to maintain close and long-term collaboration with academic organizations, promote expert consensus, attend international and domestic academic conferences, closely communicate with KOLs and improve our brand recognition. We will actively participate in online and offline academic activities and host academic conferences, to promote the market education, raise our brand recognition and increase the clinical use of our products.
We have established a comprehensive sales network and accumulated rich sales experience, which enables us to quickly realize sales a product candidate is approved. We provide on-the-job training to our sales team to educate them on the latest research and clinical practice and gain an in-depth understanding on the clinical benefits of our product portfolio. To expand the geographic coverage of product sales, precisely target the clinical needs and improve our market penetration, we deploy our sales teams and resources to hospitals and expand our reach to additional small and medium-sized cities across the PRC.
Prudently enrich our product portfolio through value accretive business development and strategic collaborations
Complementary to our in-house research and development efforts, stay abreast of cutting-edge technology and product developments in the industry by bringing in products and technology that are in line with our development strategies and research and development principle through acquisition, in-licensing or collaboration. We intend to build a dedicated and seasoned business development team to seek value accretive opportunities to support our growing business development needs.
We proactively yet prudently source, identify, and execute promising in-licensing or acquisition opportunities. We have acquired or in-licensed the intellectual property rights of certain drug candidates from GNI Japan, particularly the intellectual property rights to Hydronidone in mainland PRC. This contract was assigned to Catalyst in connection with that certain F351 Agreement. For more details, see “Catalyst’s Business—Agreements Relating to the Hydronidone Program—F351 Asset Purchase Agreement.” Leveraging our well established medical and pharmaceutical network, we will continue to collaborate with domestic and multinational industry leaders to optimize our pipeline structure and maximize the clinical and commercial value of our product portfolio.
We continue to focus on high-quality products that are synergistic with our existing product pipeline. For instance, to enrich our hepatic product pipeline, we have acquired promising products for the treatment of thrombocytopenia in patients with chronic liver disease. Meanwhile, leveraging our extensive research and development and commercial experience, we are also exploring other disease areas such as multiple sclerosis.
Expand and upgrade our facilities to increase production capacity and control production costs
To facilitate research and development of our product pipelines, meet growing market demands, and realize our plan of sales expansion, we commenced the construction of an innovative drug research, development and production center in Shunyi, Beijing in June 2022. We plan to add additional production capacity of 500 million capsules by 2024 and continue to scale up our production capacity in accordance with our sales and the market demand for our products and product candidates.
In addition, we expect to ramp up our production capacity in line with the development and commercialization progress of our products. To secure stable and sufficient supply of APIs of high quality at reasonable costs, we have built our API production center in Cangzhou, PRC and plan to expand our production capacity through technology upgrades. When we complete the upgrade of our facilities, we plan to increase our annual production capacity to 50 tons of APIs after our Cangzhou facility is put into full operation. Our API production capability reduces our reliance on the upper-stream suppliers of raw materials, improves our cost management and renders us pricing advantages.
Continuously attract, develop and retain high-quality talent
As a profitable and innovative pharmaceutical company, maintaining a streamlined talent team tailored to the features of our product pipeline and our development needs is crucial for our efficiency. To attract and retain talent, we are committed to the consistent development of a cohesive and vibrant corporate culture and attach great importance to the training and development of each of our employees.

Our experienced sales and marketing team is crucial to our continuous growth. To expand our national network and penetrate into small and medium-sized cities across the PRC, we intend to further strengthen our sales and marketing capabilities by gradually increasing our headcount in this area. As an innovative company, we recruit experienced and skilled production technicians and research and development talent in related fields in the PRC and globally. We also plan to build our business development team to coordinate and implement our strategic collaboration plans. Relying on our strong branding, competitive salaries and equity incentives, we expect to attract talented people to join our team.
Our Strengths
Long-term commitment to the treatment of organ fibrosis given ETUARY being one of the first three drugs for IPF globally
Our rich pipeline and our revenue of $86.8 million and $99.3 million for ETUARY in 2021 and 2022, respectively, has laid a solid foundation for us in organ fibrosis treatment. ETUARY (pirfenidone capsule) is the first drug in the PRC and among the first three drugs in the world approved to treat IPF.
IPF is a chronic condition in which scar tissues build up in lungs from unknown causes, which primarily occurs in the elderly. IPF patients have an average survival time of two to three years, or three to five years if receiving early diagnosis, and five-year survival rate of 20% to 40%. For more details, see “BC’s Business—Our Products and Product Pipeline—ETUARY: National Class 1.1 New Drug for IPF Approved in 2011—Market Opportunities and Competition—IPF.”
In addition, we have an extensive pipeline of drug candidates focusing on fibrosis of various organs, including lung, liver and kidney. Among them, Hydronidone is being developed for the treatment of the liver fibrosis disease. We are also expanding the indication of our ETUARY to DKD, the renal disease that causes renal fibrosis.
Hydronidone, potentially the first approved drug for liver fibrosis associated with CHB
With nearly 20 years of dedicated research in pulmonary fibrosis diseases, deep know-how accumulated in organ fibrosis treatment, coupled with the fact that fibrosis occurs in different organs with the similar pathogenic mechanism, we have expanded from pulmonary fibrosis to the treatment of liver fibrosis which addresses unmet clinical needs and a growing market. Our innovative small molecule drug, Hydronidone, presents a favorable profile for liver fibrosis associated with CHB. It reverses liver fibrosis by inhibiting hepatic stellate cell proliferation while simultaneously blocking the TGF-ß1 signaling pathway, both of which play important roles in the liver fibrosis associated with CHB. Due to the severity of the disease and the clinical trial progress of Hydronidone comparing with the currently available treatments, in March 2021, the CDE granted Hydronidone a Breakthrough Therapy designation, which helps to accelerate the review of drugs that have early evidence to suggest that the drug may demonstrate a substantial improvement over currently available therapies. We commenced the patient enrollment for our Phase 3 clinical trial in January 2022. As of May 9, 2023, we have completed the enrollment of 124 subjects, which is 50% of the target enrollment. We expect to submit an NMPA application for Hydronidone in China in the first quarter of 2025.
Professional sales and marketing team and nationwide sales network
There is an extremely high barrier for commercializing orphan drugs due to the scarcity of patients. We have established a professional sales and marketing team and a comprehensive sales network during the commercialization of ETUARY, which are evidenced by its strong sales track record and dominant market position. Currently, our sales network covers 30 provinces, autonomous regions and municipalities in the PRC. Our sales network grew rapidly, covering 2,763 and 2,901 hospitals and pharmacies in 2021 and 2022, respectively.
As of March 31, 2023, our sales and marketing team had 352 employees with an average of nine years of experience. Among them, our vice president in charge of sales has more than 25 years of experience in multinational pharmaceutical companies and PRC innovative pharmaceutical companies and our core regional managers have an average of 17 years of industry experience and 11 years of management experience. One-third of the other members of our sales team worked for international pharmaceutical companies and one-fourth have a bachelor’s degree or above in biology, medicine or pharmacy. We believe that our comprehensive integrated sales network and accumulated management and sales experience will allow us to continue to be a dominant player in the IPF market in the PRC and to achieve rapid sales of new products once they are launched.

Comprehensive manufacturing facilities and strict quality control
Our ability to produce both APIs and drug products internally provides us with stringent control over the supply chain, which enables us to maintain cost-effective production and lower our exposure to unforeseen supply chain disruptions. For more details about our two manufacturing centers, manufacturing capabilities and processes, see “—Land and Properties” and “—Production and Quality Control—In-House Manufacturing Facilities.”
Experienced senior management team with strong execution capability
We have an experienced management team with strong execution capability and an average of more than 20 years of industry experience. See “Management Following the Contributions” for more detail about BC’s management team.
Background on Organ Fibrosis
Overview
Organ damage and inflammation trigger a complex series of cellular and molecular responses that ultimately lead to tissue fibrosis. Although this fibrogenic response may have adaptive features in the short term, it will progress over time and ultimately result in cellular dysfunction and organ failure. Tissue fibrosis can affect virtually every organ system, including skin, lungs, liver and kidney. Organ fibrosis as a reactive progress to organ damage and inflammation, in certain cases, is associated with and/or is a result of no effective treatment of other diseases (e.g., CTD, DKD and CHB). Organ fibrosis constitutes a major challenge to global health owing to the large number of affected individuals, the incomplete knowledge of fibrosis pathogenesis and limited effective therapeutic treatments. Organ fibrosis and resultant organ failure account for at least one-third of deaths worldwide. Organ fibrosis is a leading cause of morbidity and mortality worldwide. In 2021, the patients suffering from major organ fibrosis amounted to 171.9 million in the PRC. Organ fibrosis includes pulmonary fibrosis, liver fibrosis, renal fibrosis and myocardial fibrosis.
The prevalence of diseases causing pulmonary fibrosis, liver fibrosis, renal fibrosis and myocardial fibrosis increased from 186.0 million patients in 2017 to 198.7 million patients in 2022 at a CAGR of 1.3%. It is expected to increase to 211.8 million patients by 2027 and 221.3 million patients by 2031 at a CAGR of 1.3% from 2022 to 2027 and a CAGR of 1.1% from 2027 to 2031.
Prevalence of Major Organ Fibrosis Diseases in China, 2017-2031E

Source: Weiskirchen R, Weiskirchen S, Tacke F. Organ and tissue fibrosis: Molecular signals, cellular mechanisms and translational implications. Mol Aspects Med. 2019 Feb;65:2-15; Wang J, Zhang L, Tang SC, et al. Disease burden and challenges of chronic kidney disease in North and East Asia. Kidney Int. 2018;94(1):22-25; Estimation of Prevalence of Kidney Disease Treated With Dialysis in China: A Study of Insurance Claims

Data; Global, regional and national burden of chronic kidney disease, 1990–2017: a systematic analysis for the Global Burden of Disease Study 2017; Zhao X, Kwan JYY, Yip K, Liu PP, Liu FF. Targeting metabolic dysregulation for fibrosis therapy. Nat Rev Drug Discov. 2020 Jan;19(1):57-75; Richeldi L, Rubin AS, Avdeev S, Udwadia ZF, Xu ZJ. Idiopathic pulmonary fibrosis in BRIC countries: the cases of Brazil, Russia, India and China. BMC Med. 2015 Sep 24;13:237; Frost & Sullivan Analysis.
Therapies for fibrosis mainly consist of drug treatment, non-drug treatment and general treatment. Drug treatment can be further divided into (i) anti-fibrosis treatment which focuses on relief or reversal of organ fibrosis and (ii) etiological treatment which focuses on treating the causal diseases that lead to fibrosis. Currently there are two commercialized anti-pulmonary fibrosis drugs in the PRC, pirfenidone and nintedanib. Non-drug treatment mainly includes organ transplantation and oxygen therapy. General treatment includes dietary adjustment and lifestyle modification.
Land and Properties
Owned Properties
As of May 15, 2023, we had land use right certificates for two parcels of land in Shunyi District, Beijing and Cangzhou, Hebei province, with an aggregate site area of 66,559 square meters and building ownership certificates for six properties with an aggregate gross floor area of 12,206 square meters. Our two production centers are in Beijing and Cangzhou. For more details regarding our manufacturing capabilities and processes, see “—Production and Quality Control.”
Leased Properties
As of May 15, 2023, we leased 19 properties in the PRC. Among our 19 leased properties, seven are used as offices, eleven are used as employee dormitories and one is operated as a laboratory.
Occupational, Health, Safety and Environmental Matters
We are subject to various health, safety, social and environmental laws and regulations and our operations are regularly inspected by local government authorities. We are committed to social responsibilities and consider environmental, social and governance essential to our continuous development and we believe we have adequate policies ensuring compliance with all health, safety, social and environmental protection regulations.
Under the oversight of the senior management, we actively identify and monitor the actual and potential impact of environmental, social and climate-related risks on our business, strategy and financial performance and incorporate considerations for these issues into our business, strategic and financial planning with a particular focus on areas such as employee responsibility, environment responsibility and public responsibility. Corporate social responsibility is viewed as part of our core growth philosophy and pivotal to our ability to create sustainable value for our stockholders.
In addition, we monitor and enforce the compliance of our operations with environment, health and safety laws and regulations. This responsibility is executed through training, formulation and implementation of strategies, policies, standards and metrics, communication of environmental, health and safety policies and procedures through a team of coordinators, environmental, health and safety audits and incident response planning and implementation. With the oversight of our management, our quality control team assesses the likelihood of such risks occurring and the estimated magnitude of any potential impact.
Permits and Other Approvals
As of May 15, 2023, we have received all material permissions and approvals required for our business operations. As of May 15, 2023, our wholly-owned subsidiary (Beijing Continent Biomedical Technology Co., Ltd., a company organized under the laws of the PRC (“BC Biomedical”)) has obtained a business license but has no business operations. The following table sets forth the details of material licenses, permits and approvals:
License/Permit	Validity Period	Authority
Drug Production License	January 2022 – September 2025	Beijing Medical Products Administration
Information Service Qualification Certificate	January 2021 – January 2026	Beijing Medical Products Administration

License/Permit	Validity Period	Authority
Zhongguancun High- tech Enterprise	December 2022 – December 2024	Administrative Commission of Zhongguancun Science Park
High-tech Enterprise Certificate	November 2022 – November 2025	Beijing Municipal Science & Technology Commission, Beijing Municipal Finance Bureau, Beijing Municipal Administration of Taxation
Drug Registration Approval (pirfenidone)	Valid until December 2023	NMPA
Drug Registration Approval (pirfenidone capsule)	Valid until December 2023	NMPA
GMP Certificate for Pharmaceutical Products (Pirfenidone APIs)	July 2019 – July 2024	Beijing Medical Products Administration
Foreign Trade Operators Registration Form	From February 2022	Beijing Municipal Commission of Commerce
Pursuant to the Cybersecurity Review Measures published by the CAC, which became effective on February 15, 2022, critical information infrastructure operators purchasing network products and services which affect or may affect national security, or online platform operators possessing personal information of more than one million users, seeking to be listed on foreign stock markets must apply for a cybersecurity review by the Cybersecurity Review Office. We did not apply for a cybersecurity review and do not expect to be subject to cybersecurity review, given that: (i) the clinical and preclinical data we handle in our business operations, either by its nature or in scale, do not normally trigger significant concerns over PRC national security and (ii) we have not processed, and do not anticipate processing in the foreseeable future, personal information for more than one million users or persons. For a detailed description, please refer to risks disclosed under “Risk Factors—Risks Related to BC—Risks Related to BC’s Business Operations in the PRC—Risks Relating to BC’s Financial Position and Need for Additional Capital-Compliance with the PRC’s new Data Security Law, Cyber Security Law, Cybersecurity Review Measures, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme on cyber security and any other future laws and regulations may entail significant expenses and could affect BC’s business.”
According to Special Administrative Measure (Negative List) for Access of Foreign Investments (2021 Edition) which became effective on January 1, 2022 (the “Negative List”), if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses, seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. We, as a commercial-stage biopharmaceutical company, are not operating in an industry that prohibits or limits foreign investment under Negative List. As a result, other than filing with the CSRC, we believe that we are not required to obtain any regulatory approval from any PRC authorities prior to the closing of the Contributions. See “Regulations on M&A and Overseas Listings” in this section.
However, applicable PRC laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If we or our subsidiaries fail to obtain and maintain such approvals, licenses, or permits required for our business, inadvertently conclude that such approval is not required, or respond to changes in the regulatory environment, we or our subsidiaries could be subject to liabilities, penalties, and operational disruption, which may materially and adversely affect our business, operating results, financial condition and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.
Our Research and Development
We consistently devote resources to research and development to achieve long-term growth. We believe the diversification and expansion of our product pipeline through both in-house research and development and through external collaboration are critical to our long-term competitiveness and success. Our research and development expenses charged to profit or loss were $8.5 million and $7.2 million in 2021 and 2022, respectively, and the capitalized expenditures were $4.9 million and $6.1 million in 2021 and 2022, respectively, representing 15.2% and 13.0% of our revenue for each of the respective years.

We have a dedicated in-house research and development team of 79 employees as of March 31, 2023. Our research and development department is comprised of the following departments: drug discovery, CMC (chemistry, manufacturing and control), clinical development, medical affairs and regulatory affairs. Our research and development employees possess significant expertise in molecular biology, chemistry regulatory affairs and clinical development. Through cross-functional collaboration, our research and development organization has enabled us to develop new drug products to address unmet clinical needs.
We employ a clinical-demand-oriented and market-driven approach to our research and development efforts. We first identify suitable drug development targets and carry out project evaluation and overall project design based on our development strategies and then explore and establish experimental methodology by coordinating across different experimental platforms. We carefully select drug development programs by balancing the commercial potential of each drug candidate and its likelihood of successful development, its potential competition, and the ultimate market size.
Drug Discovery
Our molecule screening and design capabilities increase the possibility of success of advancing molecules from preclinical studies to market, enable innovative therapeutic approaches and support rich pipeline assets built around key pathways and targets. We have built an efficient system to conduct target identification and validation, compound design and screen and lead compound optimization. During the discovery stage, drug candidates are tested for their absorption, distribution, metabolism, excretion and toxicological (ADME/Tox) properties, and promising compounds are optimized through structure modification to achieve maximum efficacy and minimum toxicity. Our research and development centers support a targeted drug discovery and screening platform, which can efficiently complete target identification and validation, compound design and lead optimization.
During the drug discovery stage, we explore new research and development opportunities, conduct feasibility research and provide evaluation for the opportunities. We also design and prepare new chemical compounds, conduct systematic research related to the manufacturing process and quality management of the new drugs and develop technology platforms to support, manage and supervise the related technologies.
Chemistry, Manufacture & Controls (“CMC”)
CMC Group
The CMC Group is a critical link between discovery and clinical study. It is responsible for developing chemical and pharmaceutical processes, so that drug substances can be made with the desired physical and chemical properties and formulated to achieve maximum bio availability and stability. During the CMC stage, the synthesis of each API molecule is investigated thoroughly to ensure that the drug substance can reach pre-determined quality standards, the manufacturing processes are safe, robust, economical and environmentally friendly and the drug products have good stability and suitable storage conditions and shelf life.
Clinical Development Group
Our clinical development team oversees clinical trials for drug development, sets up the procedural standard of clinical affairs and handles clinical medicine matters. Our clinical development team also focuses on clinical development strategy, clinical trial protocol design, clinical trial operation coordination, pharmacovigilance and clinical trial quality control. Our clinical development team members specialize in management of all stages of our clinical trials, including clinical trial design, implementation, drug supply and the collection and analysis of trial data. We collaborate with top clinical experts in various areas as our principal investigators, leverage the operational capabilities of industry leading CROs and rely on well-known academic medical institutions and clinical trial centers in the PRC and abroad to promote the high quality and efficient implementation of our clinical trials in the PRC.
Clinical Trial Design and Implementation
Our clinical development group manages all stages of clinical trials, including protocol design, operation and the collection and analysis of clinical data. Our rapid trial advancements are driven by (i) our strategic decision to initiate clinical phase trials with our outstanding preclinical results, (ii) rigorous trial design, (iii) long-term partnership with numerous hospitals and principal investigators from different regions and (iv) seamless execution. Leveraging our extensive knowledge and experience in clinical trials, our clinical development experts identify unique therapeutic opportunities for our drug candidates based on the differentiating properties observed in clinical trials and improve clinical plans accordingly.

Competition
The organ fibrosis market is subject to rapid change. While we believe that our robust pipeline of innovative products and drug candidates, strong sales and marketing capability and experienced leadership team provide us with competitive advantages, we face potential competition from many different sources working to develop therapies targeting the same indications which our marketed drug or our drug candidates target. These include major pharmaceutical companies, specialty pharmaceutical and biotechnology companies of various sizes, academic institutions, government agencies and research institutions. Any drug candidates that we successfully develop and commercialize will compete both with existing drugs and with any new drugs that may become available in the future.
Our products primarily compete with products that are indicated for similar conditions as our products on the basis of efficacy, price and general market acceptance by medical professionals and hospitals. The identities of our key competitors vary by product or drug candidate, while in certain cases, our competitors may have greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved drugs than we do.
We believe our continued success will primarily depend on our ability to develop innovative products and advanced technologies, apply technologies to all production lines, continuously develop an extensive product portfolio and pipeline, effectively commercialize and market our existing and future products, expand our distribution network and maintain customer relationships, attract and retain seasoned and talented technology development personnel, maintain high quality standards, maintain a highly efficient operational model and obtain and maintain regulatory approvals.
Production and Quality Control
In-House Manufacturing Facilities
Our manufacturing facilities are situated in Beijing and Cangzhou, Hebei province, in the PRC. During the years ended December 31, 2021 and 2022, 100% of pirfenidone we sold was manufactured at our Beijing and Cangzhou facilities. Our manufacturing facilities are designed and operated in compliance with GMP regulations.
Quality Management
We believe that the product quality is fundamental to ensure the safety of patients and achieve our long-term development. Our quality management team monitors every stage of our operations in accordance with NMPA’s regulations. We implement quality management measures throughout our production process, including supplier examination, raw material inspection and testing and process control, and all products are thoroughly inspected and tested before release.
Procurement Quality Control
We have established internal procedures governing the selection for raw material suppliers and quality control to meet the requirements of relevant GMP and pharmaceutical registration regulations. We select our raw material suppliers based on a variety of factors, including their economic status, capital, reputation, quality control management, production scale and technological strengths and evaluate them based on their qualification, feedback to our questionnaire and our on-site examination.
Logistics and Delivery Management
We have entered into logistics service agreements with third parties. Pursuant to the arrangement, logistics service providers provide delivery services in a safe and timely manner pursuant to our requirements, while we are responsible for the quality of goods. Our logistics service providers are responsible for any loss caused by their negligence during their provision of the logistics service, including transfer, loading, unloading, transportation and delivery. Our logistics service providers also liaise and handle the insurance aspects, while we arrange the payment of insurance premiums together with the freight charges.
Inventory Management
Our inventory principally consists of raw materials, work-in-progress, semi-finished goods (representing APIs) and finished products. We endeavor to maintain our inventory at a reasonable level that is sufficient to sustain our production without interruption. We enter into supply agreements with reference to our annual sales plan, manufacturing plan and procurement plan.

Sales, Marketing and Distribution
Our In-House Sales and Marketing Team
As of May 15, 2023, our in-house sales and marketing team had market coverage of 30 provinces, autonomous regions and municipalities in the PRC. Our sales and marketing team is primarily responsible for establishing and maintaining relationships with outlets in their covered regions.
We believe the relatively high level of medical knowledge and skill of our sales and marketing team are important to the implementation of our academic marketing approach and maintenance of our reputation as a leading pharmaceuticals company. As of March 31, 2023, our in-house sales and marketing team included 352 employees, with an average of more than nine years of experience in pharmaceutical sales. Our more experienced staff also share their academic promotion networking experience on a regular basis.
For more details regarding the qualifications of our employees, see “Employees and Human Capital” in this section of the proxy statement.
Academic Promotion
We emphasize academic promotion and patient service in our sales and marketing efforts. We strive to promote and strengthen our academic recognition and brand awareness among medical experts by educating doctors and other medical professionals on ETUARY, our other product candidates and their respective indications. We believe that our working relationships with medical experts help to raise our profile, enhance awareness of ETUARY in the medical community and among patients, increase the clinical capabilities of healthcare providers and provide us with valuable clinical data to improve ETUARY, all of which help us more effectively market and sell ETUARY.
Distribution
Distributors are our direct customers and they resell our products to the outlets including hospitals, other medical institutions and pharmacies. Distributors are primarily responsible for the delivery of products and their payments, while our in-house sales and marketing team is responsible for conducting academic marketing activities and other promotional efforts.
From time to time, we have terminated or opted to not renew our collaboration relationships with certain distributors due to consolidation of distribution channels and unstable business management of the distributors. At the same time, we add new distributors primarily as a result of the continued expansion and optimization of our sales network. In general, our relationships with our major distributors have remained stable.
Product Pricing
We take into account a number of factors in determining our prices, which primarily includes our research and development, production and marketing costs and expenses, the perceived value of products, our market share and the competitive landscape. In addition, our pricing strategies are also affected by the regulations and policies imposed on the pharmaceutical industry, including medical insurance reimbursement standards and regulation of medical and pricing practices. Our commercialization team closely monitors new policies affecting the pricing of pharmaceutical products in the PRC and keeps updating our pricing strategies to navigate in the evolving regulatory environment and cope with local policies and competition in different provinces, with the goal of maintaining the price levels of our products and maximizing our overall sales in the PRC. For details, see “BC’s Business—Regulatory Requirements in the PRC—Other PRC Regulations in Relation to the Pharmaceutical Industry—Price Controls” in this proxy statement.
National Reimbursement Drug List
Participants in the national public medical insurance program are eligible for full or partial reimbursement of the purchase price of drugs included in the NRDL which sets forth the payment standard for drugs under the basic medical insurance, work-related injury insurance and maternity insurance funds. For further details, see “BC’s Business—Regulatory Requirements in the PRC—Other PRC Regulations in Relation to the Pharmaceutical Industry—Coverage of the National Medical Insurance Program” in this proxy statement.
The government started to regularly adjust the NRDL since 2017 and our ETUARY successfully entered into the NRDL within the same year. The latest version of the NRDL has been implemented from March 1, 2023.

Two-Invoice System
On December 26, 2016, the State Counsel Healthcare Reform Committee, National Health and Family Planning Commission, the National Development and Reform Commission (the “NDRC”) and other relevant government authorities jointly issued the Circular on Issuing the Implementing Opinions on Carrying out the Two-Invoice System for Drug Procurement among Public Medical Institutions (for trial implementation) (the “Circular 4”), which provides detailed rules regarding the implementation of the Two-Invoice System at a national level. For details, see “BC’s Business—Regulatory Requirements in the PRC—Other PRC Regulations in Relation to the Pharmaceutical Industry —Drug Distribution and Two-Invoice System” in this proxy statement. To comply with relevant regulations, we primarily adopt the single-layer distribution model with distributors who directly on-sell our products to hospitals and public medical institutions. Certain distributors may engage sub-distributors for the sales to pharmacies, which were not subject to the regime of the Two-Invoice System.
Centralized Tender Process and Centralized Volume-Based Procurement System
Prices of most pharmaceutical products in the PRC sold to public hospitals and public medical institutions are determined through a competitive centralized tender process at the provincial or municipal level with varying terms and procedures. In the centralized tender process, the winner pharmaceutical production companies will be allowed to sell their products to public hospitals and other public medical institutions at the bid prices. The centralized tender process can create pricing pressure among substitute products or products that are perceived by the market to be substitute products and resulted in significant change in how drugs are priced and procured in the PRC.
Intellectual Property
Intellectual property rights are important to the success of our business. Our future commercial success depends, in part, on our ability to obtain and maintain patent and other intellectual property and proprietary protection for commercially important technologies, inventions and know-how related to our business, defend and enforce our patents, preserve the confidentiality of our trade secrets and operate without infringing, misappropriating or otherwise violating the valid, enforceable intellectual property rights of third parties. As of May 15, 2023, we were the owner of all the patents and patent applications which are material to our business.
Patents
As of December 31, 2022, we owned 14 granted patents and eight patent applications in the PRC and three active Patent Cooperation Treaty (“PCT”) patent applications. We believe there is no material legal impediment for us to obtain the approvals for these pending patents and trademarks.
The term of individual patents depends on the legal term for patents in the jurisdictions in which they are granted. In most jurisdictions, the patent term for inventions is 20 years from the earliest claimed filing date of a non-provisional patent application in the applicable jurisdiction. The actual protection afforded by a patent varies on a claim-by-claim and country-by-country basis and depends upon many factors, including the type of patent, the scope of its coverage, the availability of any patent term extensions or adjustments, the availability of legal remedies in a particular country and the validity and enforceability of the patent.
Below is a summary of our eight patents, eight patent applications and three PCT applications related to our product pipeline:
Patent/Application No.	Description	Related Product	Jurisdiction	Status	Expiration Date
ZL200380110691.0	Pyridone derivatives and the application	F351	PRC	Granted	November 14, 2023
ZL200810201706.9	A method for preparing hydronidone	F351	PRC	Granted	October 24, 2028
ZL202110287773.2	A method for preparing crystal form of hydronidone and the application	F351	PRC	Granted	March 17, 2041
CN201780048534.3	A method for preparing hydronidone	F351	PRC	Pending	---

Patent/Application No.	Description	Related Product	Jurisdiction	Status	Expiration Date
CN201780048603.0	A method for preparing hydronidone	F351	PRC	Pending	---
CN202211364720.7	A method for preparing hydronidone	F351	PRC	Pending	---
CN202310048439.0	A method for preparing hydronidone	F351	PRC	Pending	---
CN202110531848.7	Application of hydronidone in preparation of drugs for treatment or prevention of hepatic fibrosis in chronic viral hepatitis B	F351	PRC	Pending	---
CN202110627506.5	a combination of hydronidone and dextromethorphan and their application to the treatment of pulmonary fibrosis	F351	PRC	Pending	--
PCT/CN2022/093039	Application of hydronidone in preparation of drugs for treatment or prevention of hepatic fibrosis in chronic viral hepatitis B	F351	PCT	Pending	--
PCT/CN2022/097197	a combination of hydronidone and dextromethorphan and their application to the treatment of pulmonary fibrosis	F351	PCT	Pending	--
ZL201110025509.8	a dipeptide derivatives to improve liver function and the application	F573	PRC	Granted	January 24, 2031
ZL201110025516.8	dipeptide derivatives and the application	F573	PRC	Granted	January 24, 2031
CN202210532274.X	dipeptide derivative composition, preparation method and application	F573	PRC	Pending	---
ZL200680054930.9	The use of derviate of pyridone for preventing and treating radioactive injury of lungs	F647	PRC	Granted	September 25, 2026
ZL200410018582.2	The use of pirfenidone for treating hepatic injury and necrosis and acute lung injury	F647	PRC	Granted	May 24, 2024
ZL201810246953.4	a method for preparing Pirfenidone and its application	F647	PRC	Granted	March 23, 2038
PCT/CN2020/070981	Macrolide compound and its use of treatment chronic respiratory disease	F528	PCT	Pending	---
CN202080078212.5	Macrolide compound and its use of treatment chronic respiratory disease	F528	PRC	Pending	---

Trade Secrets
We may rely, in some circumstances, on trade secret and/or confidential information to protect aspects of our technology. We seek to protect our proprietary technology and processes, in part, by entering into confidentiality agreements with consultants, scientific advisers and contractors. We have entered into confidentiality agreements and non-competition agreements with our senior management and key members of our research and development team and other employees who have access to trade secrets or confidential information about our business.
We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems. For details of risks related thereto, see “Risk Factors—Risks Related to BC—Risks Relating to BC’s Intellectual Property Rights” in this proxy statement.
Marks
We conduct our business under the brand name of “Continent” or “”. As of March 31, 2023, we owned four registered artwork copyrights, 13 registered software copyrights and 34 registered trademarks in the PRC. We also owned seven registered trademarks in Hong Kong, one international trademark of “ETUARY” and the trademark application of “ETUARY” in seven countries and regions including the United States, EU and Japan. As of the same date, we are also the registered owner of 13 domain names.
We enter into collaboration agreements and other relationships with pharmaceutical companies and other industry participants to leverage our intellectual property or gain access to the intellectual property of others. For details, see “BC’s Business—Our Products and Product Pipeline” in this proxy statement.
Raw Materials and Suppliers
We procure raw materials and equipment for the development and manufacture of our products and drug candidates from highly reputable manufacturers and suppliers. We mainly purchase raw materials, packing materials, third-party contracting services for research and development purposes, machines and equipment.
We have single-source suppliers for some principal raw materials. We believe we will be able to source these raw materials from alternative suppliers at similar terms as our suppliers sell these raw materials through multiple distributors who each stock inventory. In order to mitigate any risks relating to single-sourced suppliers, we have preliminarily selected an additional list of suppliers from which we will purchase these raw materials for our new Cangzhou facility.
Regulatory Requirements in the PRC
Government authorities in the PRC extensively regulate, among other things, the research, development, testing, product approval, manufacture, quality control, manufacturing changes, packaging, storage, recordkeeping, labeling, promotion, advertising, sales, distribution, marketing, and import and export of drugs and biologic products. Our current product candidates are expected to be regulated as drugs. The processes for obtaining regulatory approval in the PRC, along with compliance with applicable statutes and regulations and other regulatory authorities both pre- and post-commercialization, are a significant factor in the production and marketing of our products and our research and development activities and require the expenditure of substantial time and financial resources.
Drug Regulatory Regime
The drug regulatory regime in the PRC consists of the Standing Committee of the National People’s Congress (the “SCNPC”), the State Council and several ministries and agencies under the State Council’s authority including, among others, the National Medical Products Administration (“NMPA”), the predecessor of which is the China Food and Drug Administration (“CFDA”), the National Health Commission (the “NHC”), the predecessors of which are the National Health and Family Planning Commission of the PRC and the National Healthcare Security Administration (the “NHSA”).
The NMPA, is a regulatory authority responsible for registration and supervision of pharmaceutical products, cosmetics and medical equipment under the supervision of State Administration for Market Regulation (“SAMR”).
The NHC is the chief healthcare regulator of the PRC, and is primarily responsible for drafting national healthcare policy, regulating public health, medical services and the health contingency system of the PRC, coordinating healthcare reform in the PRC and overseeing the operation of medical institutions and practicing of medical personnel in the PRC.

The NHSA is responsible for drafting and implementing policies, plans and standards of medical insurance, maternity insurance and medical assistance, administering the PRC’s healthcare fund, formulating a uniform medical insurance catalogue and payment standards for drugs, regulating medical disposables and healthcare services, and formulating and administering the bidding and tendering policies for drugs and medical disposables.
Laws and regulations in relation to Drugs
Pharmaceutical Product Development
In the PRC, the NMPA monitors and supervises the administration of pharmaceutical products, as well as medical devices and equipment. The local provincial medical products administrative authorities in the PRC are responsible for the supervision and administration of drugs within their respective administrative regions. According to the Drug Administration Law of the PRC (the “Drug Administration Law”), drugs refer to articles which are used in the prevention, treatment and diagnosis of human diseases and intended for the regulation of the physiological functions of human beings, for which indications or functions, usage and dosage are specified, including traditional PRC drugs, chemical drugs and biological products. The Drug Administration Law and the Implementing Regulations of the Drug Administration Law of the PRC, have established the legal framework for the administration of pharmaceutical products and applies to entities and individuals engaged in the research, production, trade, application, supervision and administration of pharmaceutical products. The Drug Administration Law provides a framework for the administration of pharmaceutical manufactures, pharmaceutical trading companies, medical institutions and the development, research, manufacturing, distribution, packaging, pricing and advertisements of pharmaceutical products. Pursuant to the NMPA, individuals conducting drug trials must submit relevant data, materials and samples, including research and development methods, quality indicators, pharmacological and toxicological test results and other related material, to the NMPA for approval. The drug administrative department of the State Council will approve or reject applications within 60 business days from the receipt of the clinical trial application. In the event the NMPA fails to notify a clinical trial applicant of its approval or rejection within the prescribed 60 business day period, the application will be deemed approved under the NMPA. Upon an applicant’s completion of clinical trials and satisfaction of the criteria set forth by the NMPA, the NMPA will issue a drug registration certificate. The Implementing Regulations of the Drug Administration Law of the PRC provides detailed implementation regulations for the Drug Administration Law.
Non-Clinical Research and Animal Testing
The State Administration for Market Regulation requires preclinical data to support registration applications for imported and domestic drugs. Pursuant to the Circular on Administrative Measures for Certification of Good Laboratory Practice for Non-clinical Laboratory Studies, the NMPA is responsible for the certification of non-clinical research institutions across the PRC and the local provincial medical products administrative authorities are in charge of the daily supervision of non-clinical research institutions in the PRC. The NMPA decides whether an institution is qualified for undertaking pharmaceutical non-clinical research by evaluating such institution’s organizational administration, research personnel, equipment and facilities and operation and management of non-clinical pharmaceutical projects. A GLP Certification will be issued by the NMPA if all the relevant requirements are satisfied, which will also be published on the NMPA’s website. When the GLP requirements are met, the State Drug Administration will approve and issue the drug GLP certification which is valid for five years.
The Administrative Regulations on Experimental Animals, the Administrative Measures on Good Practice of Experimental Animals and the Administrative Measures on the Certificate for Experimental Animals (for Trial Implementation) regulates the use and breeding of experimental animals and performing experimentation on animals requires a Certificate for Use of Laboratory Animals.
Approval and Reform for Clinical Trials of New Drugs
Under the Administrative Measures for Drug Registration, the PRC Drug Administration Law and Implementing Regulations of the PRC Drug Administration Law, new drug applications are subject to clinical trials. The NMPA has taken a number of steps to increase efficiency for approving clinical trial applications and has also significantly increased monitoring and enforcement of the Good Clinical Practice for Drug Trials (the “PRC’s GCP”), to ensure data integrity.
The Administrative Measures for Drug Registration confirms a number of reform actions, including but not limited to: (i) the full implementation of MAH System and implied approval of the commencement of clinical trials;

(ii) implementing associated review of drugs, excipients and packaging materials; and (iii) introducing procedures for expedited registration of drugs, including (a) procedures for ground-breaking therapeutic drugs, (b) procedures for conditional approval, (c) procedures for prioritized reviews and approval and (d) procedures for special examination and approval. Upon completion of nonclinical research, clinical trials must be conducted for the application of a new drug registration and applicants must apply for approval of IND from the NMPA, or the CDE before conducting clinical trials.
The Opinions of the State Council on the Reform of Evaluation and Approval System for Drugs and Medical Devices, established a framework for reforming the evaluation and approval system for drugs and medical devices.
The Announcement of the China Food and Drug Administration on Several Policies on the Appraisal and Approval of Drug Registration, further simplifies the approval process of drugs and provides that the IND of new drugs is subject to one-off umbrella approval and the declaration review or approval by stages will no longer be adopted. According to the Announcement of the State Drug Administration on Adjusting Evaluation and Approval Procedures for Clinical Trials for Drugs, within 60 days after the acceptance of and the fees paid for the IND, the applicant may conduct the clinical trials for the drug in accordance with the clinical trial protocol submitted, if the applicant has not received any negative or questioning opinion from the CDE.
The Priority Review and Approval Procedures for Drug Marketing Authorizations (for Trial Implementation) further clarified that a fast track IND or drug registration pathway will be available to the innovative drugs.
Regarding International Multi-Center Clinical Trials
Pursuant to the International Multi-Center Clinical Trial Guidelines (for Trial Implementation), promulgated by the NMPA, international multi-center clinical trial applicants may simultaneously perform clinical trials in different centers using the same clinical trial protocol. Where the applicants plan to implement the International Multi-center clinical trials in the PRC, the applicants must comply with the Drug Administration Law, the Regulations for the Implementation of the PRC Drug Administration Law and the Measures for the Administration of Drug Registration. Additionally, applicants must execute the GCP, make reference to universal international principles such as the ICH-GCP and comply with the laws and regulations of the countries involved in the International Multi-Center clinical trials. Where the applicants plan to use the data derived from the International Multi-Center clinical trials for approval of a drug registration in the PRC, the application must involve at least two countries, including the PRC, and must satisfy the requirements for clinical trials set forth in the Notice on Issuing the International Multi-Center Clinical Trial Guidelines (for Trial Implementation) and the Administrative Measures for Drug Registration and other related laws and regulations.
Drug Clinical Trial Registration
According to the Administrative Measures for Drug Registration, upon obtaining the approval of its IND, the applicant must, prior to conducting the clinical trial of drugs, register on the registration and information announcement platform for clinical trials of drugs, information regarding the scheme of the clinical trial.
Pursuant to the Announcement on Drug Clinical Trial Information Platform, all clinical trials approved by the NMPA and conducted in the PRC must complete a clinical trial registration and publish trial information through the Drug Clinical Trial Information Platform. The applicant must complete the trial pre-registration within one month after obtaining the approval of the IND in order to obtain the trial’s unique registration number and complete registration of certain follow-up information before the first subject’s enrolment in the trial. If the registration is not completed within one year after the approval of the IND, the applicant must submit an explanation and if applicant’s first submission is not completed within three years, the approval of the IND will automatically expire.
Phases of Clinical Trials and the Communication with the CDE
According to the Administrative Measures for Drug Registration, a clinical trial consists of Phases 1, 2, 3, 4 and bioequivalence trial. In addition to the characteristics of a drug and the research purpose, the research contents must also include clinical pharmacological research, exploratory clinical trial, confirmatory clinical trial and post-marketing research under the Administrative Measures for Drug Registration.
According to the Circular on Adjusting Evaluation and Approval Procedures for Clinical Trials for Drugs, where the application for clinical trial of new investigational drug has been approved upon the completion of Phases 1 and 2 clinical trials and prior to Phase 3 clinical trial, the applicant must also submit the application for Communication

Session to CDE. Once the application is submitted for Communication Session to CDE, the applicant must discuss with CDE the key technical questions including the design of Phase 3 clinical trial protocol. Within 60 days after the acceptance of and the fees paid for the IND application, if the applicant has not received any negative or questioning opinion from the CDE, the applicant may conduct the clinical trials for the drug in accordance with the clinical trial protocol submitted.
Pursuant to the Administrative Measures for Communication on Drug Research, Development and Technical Reviews, during the research and development periods and in the registration applications of the innovative new drugs (among others), the applicants may propose to conduct communication meetings with the CDE. The communication meetings can be classified into three types. Type 1 meetings are convened to address key safety issues in clinical trials of drugs and key technical issues in the research and development of breakthrough therapeutic drugs. Type II meetings are held during the key research and development periods of drugs, and mainly include meetings before the IND application, meetings upon the completion of Phase 2 trials and before the commencement of Phase 3 trials, meetings before submitting a marketing application for a new drug and meetings for risk evaluation and control. Type III meetings refer to meetings not classified as Type I or Type II.
Sampling and Collecting Human Genetic Resources Filing
The Regulations of the PRC on the Administration of Human Genetic Resources, further stipulates that in order to obtain marketing authorization for relevant drugs and medical devices in the PRC, no approval is required in international clinical trial cooperation using the PRC’s human genetic resources at clinical institutions without export of human genetic resource materials. However, the two parties must file the type, quantity and usage of the human genetic resource to be used with the administrative department of science and technology under the State Council before clinical trials may commence. According to the Service Guide for Administrative Licensing Items concerning Examination and Approval of Sampling, Collecting, Trading or Exporting Human Genetic Resources, or Taking Such Resources out of the PRC, the sampling, collection or research activities of human genetic resources by a foreign-invested sponsor falls within the scope of international cooperation and the cooperating organization of the PRC must apply for approval of the China Human Genetic Resources Management Office.
Pursuant to the Administrative Regulations of the PRC on Human Genetic Resources, no approval is required in international clinical trial cooperation using the PRC’s human genetic resources at clinical institutions without export of human genetic resource materials in order to obtain marketing authorization for relevant drugs and medical devices in the PRC. However, the two parties must file the type, quantity and usage of the human genetic resource to be used with the administrative department of science and technology under the State Council before clinical trials commence.
On June 1, 2023, The Ministry of Science and Technology promulgated the Implementation Rules for the Administrative Regulation on Human Genetic Resources (the “HGR Implementation Rules”), which will become effective on July 1, 2023. The HGR Implementation Rules have refined the Regulations of the PRC on the Administration of Human Genetic Resources, including, but not limited to, refining the definition of “human genetic resources information”, clarifying the identification standard of “foreign entities”, adjusting the scope of collection licensing, and adjusting and improving the approval procedures for international cooperative scientific research and administrative supervision rules.
Registration of Drug Marketing
According to the Administrative Measures for Drug Registration, an applicant must complete studies in pharmacy, pharmacology and toxicology, as well as clinical trials of pharmaceuticals. The applicant must submit an application for drug marketing authorization and the relevant research materials in accordance with the submission requirements after determining quality standards, verifying commercial scale manufacturing process and preparing to undergo examination and inspection for drug registration. Once an application is submitted, the CDE will assemble pharmacists, medical professionals and other technical specialists to analyze the drug’s safety, effectiveness and quality control. After the comprehensive review, the drug will be approved for marketing and a drug registration certificate shall be issued.
Marketing Authorization Holder System
Pursuant to the Drug Administration Law, the state implements the drug marketing authorization holder system for drug management. The drug marketing authorization holder is an enterprise or a drug development institution that has obtained the drug registration certificate and is responsible for non-clinical research, clinical trials, production and operation, post-marketing research, adverse reaction monitoring, reporting and processing of drugs in accordance with the provisions of the Drug Administration Law. Other units and individuals engaged in drug development, production, operation, storage, transportation, use and other activities shall bear corresponding responsibilities pursuant to the Drug Administration Law.
Under the Circular of the China Food and Drug Administration on the Matters Relating to Promotion of the Pilot Program for the Drug Marketing Authorization Holder System (the “Circular on Drug Marketing Authorization Holder System”), the drug marketing authorization holder must establish a drug quality assurance system and be equipped with special personnel to take charge of quality management on drugs independently. Additionally, the drug marketing authorization holder must regularly review the quality management system of the drug manufacturer and the drug distributor and supervise its continuous quality assurance and control capabilities. A drug marketing authorization holder who manufactures drugs on its own shall obtain a drug production license in accordance with the Circular on Drug Marketing Authorization Holder System and entrust a qualified drug manufacturer. The drug regulatory authority of the State Council has formulated guidelines for the quality of pharmaceuticals entrusted manufacturing, to guide and supervise the drug marketing authorization holder and the entrusted manufacturer to fulfill their drug quality assurance obligations. Where a drug marketing authorization holder, a drug manufacturer or a drug distributor are entrusted to store or transport drugs, the drug marketing authorization holder shall evaluate the trustee’s quality assurance capabilities and risk management capabilities, sign a trust agreement with the trustee, agree on drug quality responsibilities and operating procedures and supervise the trustee. The drug marketing authorization holder, drug manufacturers, drug distributors and medical institutions shall establish and implement a drug traceability system in accordance with regulations to ensure that drugs are traceable.
Drugs’ Registration Classification
Under the Measures for the Administration of Drug Registration, drugs are classified into PRC medicine, chemical medicine, biological products and others. According to the Notice of the NMPA about the Issuing of the Reform Plan for the Registration Classification of the Chemical Drugs, the registration classification of the chemical drugs are adjusted to five categories. Category 1 drugs refer to innovative chemical drugs that have not been marketed anywhere in the world. Improved new chemical drugs that are not marketed anywhere in the world fall into Category 2 drugs. Generic chemical drugs that have equivalent quality and efficacy to the originator’s drugs that have been marketed abroad but not yet in the PRC are classified as Category 3 drugs. Generic drugs that have equivalent quality and efficacy to the originator’s drugs and have been marketed in the PRC fall into Category 4 drugs. Category 5 drugs are drugs which have already been marketed abroad, but are not yet approved in the PRC. Category 1 and 2 drugs must follow the registration application procedure for new drugs according to the Measures for the Administration of Drug Registration; Category 3 and 4 drugs must follow the procedure for generic drugs; and Category 5 drugs must follow the application and regulation requirements for importing drugs. Where there is a discrepancy between the Notice of the NMPA about the Issuing of the Reform Plan for the Registration Classification of the Chemical Drugs and the Measures for the Administration of Drug Registration, the Notice of the NMPA about the Issuing of the Reform Plan for the Registration Classification of the Chemical Drugs must be complied with.
According to the Chemical Drug Registration Classification and Application Data Requirements, innovative chemical drugs and improved new chemical drugs are categorized as Category 5.1 drugs, while generic chemical drugs, all of which shall have been already marketed abroad but not yet approved in the PRC are categorized as Category 5.2 drugs.
Special Examination and Fast Track Approval for Drugs Targeting Rare Diseases
Pursuant to the Notice on Publishing the Procedures of Developing the Rare Disease List, the following four criteria must be met at the same time for rare disease designation: (i) the disease has a low incidence or prevalence in PRC and abroad; (ii) the disease significantly impacts the patient and his or her family; (iii) there is a clear diagnosis method; and (iv) the disease can be treated or intervened in an economically feasible way, or it has been included in a national scientific research project if there is no effective treatment or intervention for such disease. In principle, the catalog update time shall not be shorter than 2 years.
With certain drugs targeting rare diseases being listed in National Rare Disease List, a company may be eligible for the priority review and approval of new drugs for these diseases from the NMPA.
According to the Administrative Provisions on Special Examination and Approval of the Registration of New Drugs, special examination and approval for new drugs registration applications applies when (1) the effective constituent of a drug extracted from plants, animals and minerals, as well as the preparations thereof, have never been marketed in the PRC and the material medicines and the preparations thereof are newly discovered; (2) the chemical raw materials for medicines as well as the preparations thereof and the biological product have not been approved for marketing, either in the PRC or aboard; (3) new drugs with distinctive clinical treatment advantages for diseases such as AIDS, malignant tumor or other rare diseases; or (4) new drugs for diseases that currently lacking effective treatment. Under the circumstances set out in (1) and (2) above, drug registration applicants may make special approval applications in submitting applications for clinical trials of new drugs; under the circumstances set out in (3) and (4) above, drug registration applicants may make special approval applications only in applying for production.
According to the Opinions of the State Council on the Reform of Evaluation and Approval System of Drugs and Medical Devices, a special evaluation and approval system shall be adopted for innovative drugs to accelerate the evaluation and approval process for innovative drugs for prevention and treatment of AIDS, cancer, major infectious diseases, rare diseases and other diseases.
According to the Announcement of the State Drug Administration and the NHC on Optimizing the Evaluation and Approval of Drug Registration, the CDE will prioritize the allocation of resources for review, inspection, examination and approval of registration applications that have been included in the scope of priority evaluation and approval.
Good Manufacturing Practices
The Good Manufacturing Practice for Drugs, provided guidance for the quality management, organization and staffing, production premises and facilities, equipment, material and products, recognition and inspection, documentation maintenance, manufacture management, quality control and quality assurance, contractual manufacture and contractual inspection for the products, product delivery and recalls of a manufacturer.
Pursuant to the Drug Administration Law, one engaged in drug manufacturing activities shall still comply with the GMP and establish a sound GMP management system, to ensure that the entire process of drug manufacturing is maintained to meet the statutory requirements and the GMP requirements enacted by the drug regulatory authority under the State Council in accordance with the Drug Administration Law. The legal representative of and principal person in charge of a drug manufacturer are fully responsible for the drug manufacturing activities of the enterprise.
Drug Production License
Under the Measures for the Supervision and Administration of Drug Production promulgated by SAMR, persons engaging in pharmaceutical manufacturing activities shall be subject to approval by the pharmaceuticals administrative authorities of the province, autonomous region or centrally- administered municipality where the persons engaging in pharmaceutical manufacturing activities are located, obtain a Drug Production License pursuant to the Measures for the Supervision and Administration of Drug Production promulgated by SAMR , comply strictly with the pharmaceutical manufacturing quality control norms and ensure that the manufacturing process complies with statutory requirements at all times. The Drug Production License shall indicate the license number, classification code, enterprise name, unified social credit code, domicile (premises), legal representative, person in charge of the enterprise, person in charge of production, person in charge of quality, qualified person, production address and scope of production, issuing organ, date of issuance and period of validity. The period of validity of Drug Production License is five years. In the event the license holder needs to continue to manufacture pharmaceuticals upon the expiration of the Drug Production License, it shall apply to the original issuing authorities for reissuance of a Drug Production License six months before the expiration date of the Drug Production License. Although the Announcement on Matters Concerning the Implementation of the Drug Administration Law of the PRC no longer requires GMP certificates for drug manufacturing enterprises, the competent drug administrative authorities shall, based on regulatory needs, conduct compliance inspection of drug manufacturing quality control examination before drug marketing procedure.
Drug Business License and Good Supply Practice Requirements
According to Drug Administration Law and the Regulations for the Implementation of the PRC Drug Administration Law, in order to be engaged in the drug wholesale distribution and retailing of drugs, a company must obtain a Drug Business License with an appropriate “scope of distribution” from the local drug regulatory authority and comply with the Good Supply Practice for Pharmaceutical Products (the “GSP”) promulgated by the CFDA under the State Council. Under the Administrative Measures for Pharmaceutical Trading Licenses, a Pharmaceutical Trading License is valid for five years. Each holder of the Pharmaceutical Trading License must apply for an extension of its permit six months prior to expiration.

Pursuant to the Announcement of the NMPA on Matters Concerning the Implementation of the Drug Administration Law of the PRC, the competent regulatory authorities shall, based on regulatory needs, conduct the supervision and regulation through changing to the inspection of the implementation of the GSP from time to time and supervising the compliance of enterprises.
Other PRC Regulations in relation to the Pharmaceutical Industry
Drug Recall
According to the Measures on the Administration of Drug Recalls, the term “drug recalls” refers to the activities of a drug marketing authorization holder to recall drugs that have been marketed, but have quality problems or other potential safety hazards under the prescribed procedures and take corresponding measures to timely control risks and eliminate potential hazards. The term “quality problems or other potential safety hazards” refers to non-compliance of drugs with statutory requirements, or other unreasonable risks that may endanger human health and life safety caused by drugs due to research and development, production, storage and transportation, labeling and other reasons.
Administrative Protection and Monitoring Periods for New Drugs
Pursuant to the Implementing Regulations for the Drug Administration Law of the PRC, based on the needs for protection of public health, the NMPA may set an observation period of not more than five years for new drugs produced by drug manufacturers; and no approval shall be given to any other manufacturers to produce or import the said drugs during the observation period.
Packaging of Pharmaceutical Products
Pursuant to the Drug Administration Law, drug packaging must be printed or affixed with a label and include the literature pursuant to the provisions. According to the Measures for The Administration of Pharmaceutical Packaging, pharmaceutical packaging must comply with national and professional standards. If there is no national or professional standard available, an applicant can formulate and implement its own standards after obtaining the approval of the provincial administration or bureau of standards. The applicant must reapply if it needs to change its own packaging standards. Drugs that have not been developed and approved for packaging standards cannot be sold or marketed in the PRC (except for drugs for the military). According to the PRC’s GCP Administration, the packaging labels of the investigational product must indicate the information on the use only for clinical trial, clinical trial information and information on the drug for clinical trial, but the blinded state may be kept in blind trials.
Insert Sheet and Labels of Pharmaceutical Products
Pursuant to Administrative Provisions on Pharmaceutical Directions and Label, the insert sheets and labels of drugs should be reviewed and approved by the NMPA. A drug insert sheet should include the important scientific data, conclusions and information concerning drug safety and efficacy in order to direct the safe and rational use of drugs. The inner label of a drug should bear such information as the drug’s name, indication or function, strength, dose and usage, production date, batch number, expiry date and drug manufacturer, and the outer label of a drug should indicate such information as the drug’s name, ingredients, description, indication or function, strength, dose and usage, adverse reaction, contraindications, precautions, storage, production date, batch number, expiry date, approval number and drug manufacturer.
Advertising of Pharmaceutical Products
Pursuant to the Interim Administrative Measures for Censorship of Advertisements for Drugs, Medical Devices, Dietary Supplements and Foods for Special Medical Purpose, the contents of a drug advertisement must be based on the drug instructions approved by the drug administrations under the State Council. Where a drug advertisement involves drug name, indications or major functions and pharmacological effects, the drug advertisement not go beyond the scope of instructions and must state contraindications and adverse reactions in a prominent position. Prescription drug advertisements must also state that “the advertisement is meant to be read only by medical and pharmaceutical professionals” in a prominent position and OTC drug advertisements must also add the non-prescription drug label (OTC) in a prominent place and state that “please purchase and use the drugs in accordance with the drug instructions or under the guidance of a pharmacist” in a prominent position.

Drug Technology Transfer
Drug technology transfer refers to the transfer of drug production technology by the owner to a drug manufacturer as the transferee and the application for drug registration by the drug manufacturer as the transferee pursuant to the provisions under Technology Transfer Regulations. The NMPA promulgated the Administrative Provisions for Registration of Drug Technology Transfer, to standardize the registration process of drug technology transfer, which includes application for, evaluation, review, approval and supervision of drug technology transfer registration. Drug technology transfer includes new drug technology transfer and drug production technology transfer. An application for drug technology transfer must be submitted to the provincial drug regulatory authority and the SFDA will ultimately make an approval decision based on the comprehensive opinions of the drug review center. Eligible applications will receive a letter of approval and a drug approval number for the supplementary application.
Online Drug Information Services
According to the Administrative Measures for Online Drug Information Service, the operational internet drug information service refers to the activities of providing medical information (including medical devices) and other services through the internet. Where any website intends to provide internet drug information services, the website must file an application with the local provincial counterparts of NMPA and will be subject to the examination and approval thereof for obtaining the qualifications for providing internet drug information services. The validity term for a Qualification Certificate for Internet Drug Information Services is five years and may be renewed at least six months prior to its expiration date upon a re-examination by the relevant authority. Pursuant to the Measures Regarding the Administration of Drug Information Service over the internet, the internet drug information services are classified into two categories: profit-making services and non-profit- making services. Profit-making services refers to that of providing internet users with drug information in return for service fees whilst non-profit-making services refers to that of providing internet users with drug information which is shared and accessible by the public through the internet free of charge.
Centralized Drug Procurement and Use
According to the Circular of the General Office of the State Council on Issuing the Pilot Program for Conducting Centralized Drug Procurement and Use by the State and the Opinions of the National Healthcare Security Administration on Supporting Measures Concerning Medical Insurance for the Pilot Program for Conducting Centralized Procurement and Use of Drugs by the State (“4+7 Centralized Drug Procurement”), eleven pilot cities including Beijing, Tianjin, Shanghai, Chongqing Shenyang, Dalian, Xiamen, Guangzhou, Shenzhen, Chengdu and Xi’an, are selected as the pilot cities for the centralized procurement and use of drugs under the organization of the country. The scope of drugs to be procured in a centralized manner includes selected varieties from the generic names corresponding to generic drugs passing consistency evaluation of quality and efficacy. On the basis of the procurement submitted by public medical institutions in the pilot regions, the total procurement is estimated at 60%-70% of total annual drug consumption of all public medical institutions in the pilot regions and the centralized drug purchasing prices will be formed by conducting quantity-specific procurement, pegging procurement to prices and trading procurement for prices. After completing the purchases by the public medical institutions in the pilot regions, the public medical institutions will use the selected drugs as the priority drugs and the quantity of the selected drugs used during the pilot procurement period will be no less than that of the non-selected drugs.
According to the Implementation Opinions on Expanding the Regional Scope in the Pilot Program for Conducting Centralized Procurement and Use of Drugs by the State to Wider Areas issued by several authorities including the National Healthcare Security Administration and NMPA, among others, the mode of centralized procurement of drugs with quantity for centralized procurement and use of drugs organized by the country is being promoted throughout the country. Such mode is applicable to 25 designated generic drugs in the pilot program of centralized drug procurement and use of drugs organized by the country.
Under 4+7 Centralized Drug Procurement, the healthcare institutions have priority when it comes to procuring the bid-winning drugs and the doctors have to prescribe the bid-winning drugs so as to satisfy the required quantity commitment of the healthcare institutions. As a result, the sales volume of the bid-winning drugs will significantly increase in the short run, which enables the drugs to gain a substantial market share. Despite the erosion of the average selling price, in the medium run, winning bidders are expected to continue obtaining a higher market share. Given that winning bidders are awarded with the guaranteed procurement, such pharmaceutical companies may be able to reduce their sales and marketing expenses.

Coverage of the National Medical Insurance Program
Under the Decision of the State Council on Establishing the Urban Employees’ Basic Medical Insurance System, all employers in urban cities are required to enroll their employees in the basic medical insurance program and employers and employees must jointly contribute to the insurance premiums. Under the Guiding Opinions of the State Council about the Pilot Urban Resident Basic Medical Insurance, urban residents of the pilot district, rather than urban employees, may voluntarily join Urban Resident Basic Medical Insurance. The Opinions of the State Council on Integrating the Basic Medical Insurance Systems for Urban and Rural Residents requires the integration of the urban resident basic medical insurance and the new rural cooperative medical care system. Additionally, the Guiding Opinions of the State Council about the Pilot Urban Resident Basic Medical Insurance established a unified basic medical insurance system, which covers all urban and rural residents other than rural migrant workers and persons in flexible employment arrangements who participate in the basic medical insurance for urban employees. Program participants are eligible for full or partial reimbursement of the cost of medicines included in the medical insurance catalogue.
Pursuant to the Notice Regarding the Tentative Measures for the Administration of the Scope of Basic Medical Insurance Coverage for Pharmaceutical Products for Urban Employee, a pharmaceutical product listed in the medical insurance catalogue must be clinically necessary, safe, effective, reasonably priced, easy to use, available in sufficient quantity and must meet one of the following requirements: (1) be set forth in the pharmacopoeia of the PRC, (2) satisfy the standards promulgated by the NMPA and (3) be approved by the NMPA for imported pharmaceutical products.
According to the Tentative Measures for the Administration of the Scope of Basic Medical Insurance Coverage for Pharmaceutical Products for Urban Employee, the PRC Ministry of Labor and Social Security, together with other government authorities, has the power to determine the medicines included in the National Medical Insurance Catalog, which is divided into two parts, Part A and Part B. Provincial governments are required to include all Part A medicines listed on the National Medical Insurance Catalog in their provincial Medical Insurance Catalog, but have the discretion to adjust upwards or downwards by no more than 15% from the number of Part B medicines listed in the National Medical Insurance Catalog. As a result, the contents of Part B of the provincial Medical Insurance Catalogs may differ from region to region in the PRC. Patients purchasing medicines included in Part A of the Medical Insurance Catalog are entitled to reimbursement in accordance with the regulations in respect of basic medical insurance. Patients purchasing medicines included in Part B of the Medical Insurance Catalog are required to pay a certain percentage of the purchase price and the remainder of the purchase price shall be reimbursed in accordance with the regulations in respect of basic medical insurance. The percentage of reimbursement for Part B medicines is stipulated by local authorities and in result may differs from region to region in the PRC.
National Essential Drug List
According to the Opinions of the General Office of the State Council on Improving the National Essential Drugs System, Circular on the Issuance the Administrative Measures for the List of National Essential Drugs, and the National Essential Drug List (2018) (the “National Essential Drug List”), basic healthcare institutions funded by government (primarily county-level hospitals, county-level PRC medicine hospitals, rural clinics and community clinics), must store and use drugs listed in the National Essential Drug List. The drugs listed in the National Essential Drug List must be purchased by centralized tender process and shall be subject to the price control by NDRC. Remedial drugs in the National Essential Drug List are listed in the Medical Insurance Catalogue and the entire amount of the purchase price of such drugs is entitled to reimbursement.
Medical Insurance Reimbursement Standards
According to the Decision of the State Council on Establishing the Urban Employees’ Basic Medical Insurance System, Opinions on the Establishment of the New Rural Cooperative Medical System, the Guiding Opinions of the State Council about the Pilot Urban Resident Basic Medical Insurance and the Opinions of the State Council on Integrating the Basic Medical Insurance Systems for Urban and Rural Residents, medical insurance would be available to all employees and residents in both rural and urban areas.
According to the Notice of Opinion on the Diagnosis and Treatment Management, Scope and Payment Standards of Medical Service Facilities Covered by the National Urban Employees Basic Medical Insurance Scheme, the basic medical insurance scheme would cover a portion of the costs of diagnostic and treatment devices, as well as diagnostic testing. The scope and rate of reimbursement are determined by provincial policies.

The major aim of the Guidance on Further Deepening the Reform of the Payment Method of Basic Medical Insurance released by the General Office of the State Council is to develop a diverse reimbursement mechanism that includes diagnosis-related groups, per-capita caps and per-bed-day caps. These new reimbursement systems have been implemented across the country, replacing the previous reimbursement method, which is based on service category and product price.
Price Controls
For drugs with their prices determined by the market, the Drug Administration Law of the PRC requires that these drugs’ prices are determined by the market and marketing authorization holders, manufacturers and distributors of drugs and medical institutions must conduct pricing under the principles of fairness, rationality, good faith and consistency between quality and prices. Marketing authorization holders, manufacturers and distributors of drugs and medical institutions must comply with the price management rules for drugs of the medicinal product price department of the State Council to determine the prices of drugs and are prohibited from making exorbitant profits, price monopoly and price fraud, among others.
According to Price Law of the PRC, drug prices must be set in compliance with the law of value. Prices of most commodities and services are market-adjusted prices and prices of a very small number of commodities and services are government- guided prices or government-set prices. The prices of pharmaceutical products are mainly determined by market competition. Instead of direct governmental price controls, the government primarily regulates prices by establishing a centralized procurement mechanism, revising medical insurance reimbursement standards and strengthening regulation of medical and pricing practices.
The Opinions on Effectively Carrying out Drug Price Administration at Present promulgated by National Healthcare Security Administration seek to further improve the drug pricing formation mechanism and emphasizes the market-oriented drug pricing mechanism. Although narcotic drugs and Class I psychotropic drugs are subject to government pricing, other drugs are priced by drug operators according to the market. Meanwhile, the national and provincial medical security departments may implement or commission price cost investigation on drug suppliers and the results can be used as the basis for determining whether the drugs were sold at unfair prices.
Drug Distribution and Two-Invoice System
The Implementing Opinions on Promoting the “Two-Invoice System” for Drug Procurement By Public Medical Institutions (For Trial Implementation) (“Two-Invoice System Notice”) is a system that mandates pharmaceutical manufacturers to issue one invoice to pharmaceutical distributors and pharmaceutical distributors to provide another invoice to public medical institutions. The Two-Invoice System excludes the sale of products invoiced from the manufacturer to its wholly owned or controlled distributors, or for imported drugs, to their exclusive distributor, or from a distributor to its wholly owned or controlled subsidiary. Pharmaceutical companies must comply with the Two-Invoice System in order to engage in procurement processes with public hospitals.
According to the Several Opinions of the General Office of the State Council on Further Reform and Improvement in Policies of Drug Production, Circulation and Use, the Two-Invoice System would be promoted in pilot provinces (autonomous regions and municipalities directly under the Central Government) and pilot cities for public hospital reform, with the goal of having it implemented nationwide by 2018 and it has been implemented nationwide by 2018. Pharmaceutical companies must comply with the Two-Invoice System in order to engage in procurement processes with public hospitals.
Regulation in Relation to Intellectual Property Rights
Patents
Pursuant to the Patent Law of the PRC and the Implementation Rules of the Patent Law of the PRC, an invention-creation shall mean an invention, utility model or design. Inventions and utility models for which patent rights are granted and an invention-creation must possess novelty, creativity and practicality. The Patent Office under the State Intellectual Property Office is responsible for receiving, examining and approving patent applications. The protection period is 20 years for an invention patent, 10 years for a utility model patent and 15 years for a design patent, commencing from such patent’s application date. Any patentee or interested party may file a lawsuit with a people’s court against any individual or entity that utilizes a patent or conducts any other activity that infringes a patent without the patent holder’s authorization, and may request regulatory authorities to order the infringer to stop the infringement act forthwith or impose a fine on the infringer. If the patent infringement is found to constitute a crime, the patent infringer shall be held criminally liable in accordance with applicable laws. According to the PRC Patent Law, for public health purposes, the State Intellectual Property Office of the PRC may grant a compulsory license for manufacturing patented drugs and exporting them to countries or regions covered under relevant international treaties to which PRC has acceded. In addition, according to the Patent Law, any organization or individual that applies for a patent in a foreign country for an invention or utility model patent established in the PRC is required to report to the State Intellectual Property Office for confidentiality examination.
Trademarks
Pursuant to the Trademark Law of the PRC and the Regulations on the Implementation of the Trademark Law of the PRC, the validity period of registered trademarks is 10 years, calculated from the date of approval of the registration. A trademark registrant intending to continue to use the registered trademark upon expiry of the period of validity must undergo the renewal formalities within 12 months before expiry according to the relevant provisions. If it fails to do so, the trademark registrant may be granted a six-month grace period. The period of validity of each renewal is 10 years, commencing from the day after the expiry date of the last period of validity. If the renewal formalities are not satisfied within the grace period, the registration of the trademark is canceled.
Copyright
Copyright in the PRC is protected by the Copyright Law of the PRC and Regulations for the Implementation of the Copyright Law of PRC. These laws and regulations provide provisions on the classification of works and the obtaining and protection of copyright and its related rights.
Domain Names
Domain names are protected under the Measures for the Administration of Internet Domain Names issued by the Ministry of Industry and Information Technology (the “MIIT”) and Implementing Rules on Registration of China Country Code Top-level Domain Names issued by China Internet Network Information Center. The MIIT is the regulatory body responsible for the administration of PRC internet domain names. The China Internet Network Information Center is responsible for the administration of registration of China country code top-level domain names.
Trade Secrets
According to the Anti-Unfair Competition Law of the PRC and Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Civil Cases Involving Trade Secret Infringement, the term “trade secrets” refers to technical and business information that is unknown to the public, has utility, may create business interests or profits for its legal owners or holders and is maintained as a secret by its legal owners or holders. Under the PRC Anti-Unfair Competition Law, business persons are prohibited from infringing others’ trade secrets by: (1) acquiring a trade secret from the right holder by theft, bribery, fraud, coercion, electronic intrusion or any other illicit means; (2) disclosing, using or allowing another person to use a trade secret acquired from the right holder by any means as specified in the preceding subparagraph; (3) disclosing, using or allowing another person to use a trade secret in its possession, in violation of its confidentiality obligation or the requirements of the right holder for keeping the trade secret confidential; and (4) abetting a person, or tempting or aiding a person into or in acquiring, disclosing, using or allowing another person to use the trade secret of the right holder in violation of his or her non-disclosure obligation or the requirements of the right holder for keeping the trade secret confidential.
Regulations on Environmental Protection
According to the Environmental Protection Law of the PRC, the Regulations on the Administration of Construction Project Environmental Protection and the Environmental Impact Assessment Law of the PRC and Law of the PRC on the Prevention and Control of Environment Pollution Caused by Solid Wastes, an enterprise, which causes environmental pollution and discharges other materials that endanger the public, must implement environmental protection methods and procedures into its business operations. Where effects may be exerted on the environment after the completion of construction projects, the construction enterprise must submit an environmental impact report (form) or environmental impact registration form to the relevant environmental protection department. Any project that is required to prepare the environmental impact report (form) in accordance with the law must obtain the approval from the relevant environmental protection department for its environmental impact assessment documents; otherwise, construction on the project may not begin. Pursuant to the Administrative Measures for Pollutant Discharge Licensing (for Trial Implementation) and the Regulations on the Administration of Pollutant Discharge Permits, a pollutant-discharging entity must legally hold a pollutant discharge license and discharge pollutants in compliance with the pollutant discharge license. Any entity must obtain a pollutant discharge license prior to discharging any pollutants. A pollutant discharge license shall be valid from the date on which the decision on the granting of the license is made. A discharge license issued for the first time shall be valid for three years and a renewed license shall be valid for five years.
Pursuant to the Notice of the General Office of the State Council on Issuing the Implementation Plan for the Permit System for Controlling the Discharge of Pollutant Emission and the Classification Administration List of Pollutant Discharge Permitting for Fixed Pollution Sources (2019 Version), the state implements a focused management, a simplification management and a registration management of emission permits based on the pollutant discharging enterprises and other manufacturing businesses’ amount of pollutants, emissions and the extent of environmental damage. The manufacturing of drug substance and manufacturing dose for chemical drugs (except for manufacturing of dose for chemical drugs that are simply mixed or repackaged) fall within the industries that are strictly regulated, and must obtain the discharge permit in accordance with the prescribed time limit.
Hazardous Chemicals
Regulations on Safety Administration of Hazardous Chemicals (the “Hazardous Chemicals Regulation”), provides regulatory requirements on the safe production, storage, use, operation and transportation of hazardous chemicals. The PRC government exerts strict control over implementing overall planning and rational layout for the production and storage of hazardous chemicals and exam safety conditions of construction project concerning manufacturing or storing hazardous chemicals. An enterprise that manufactures and stores hazardous chemicals is required to appoint a qualified institution to conduct safety evaluations of its safety production conditions once every three years and to prepare a safety evaluation report. Such report shall set out the rectification measures and plans for problem solution as to the safety production. The safety evaluation report and the implementation of the rectification measure must be filed with the safety supervision regulatory authority.
According to the Administrative Measures for the Registration of Hazardous Chemicals, the state adopts a registration system for hazardous chemicals. The registration of hazardous chemicals are subject to the principles of application by enterprises, two-level review, unified issuance of certificates and hierarchical administration. Where any registering enterprise fails to go through the registration formalities for hazardous chemicals or fails to go through the formalities for altering the registration contents of hazardous chemicals when the type of registration changes or the hazardous chemicals it manufactures or imports have new hazardous characteristics, the registering enterprise must make corrections and may be subject to a fine of not more than 50,000 yuan. If the registering enterprise refuses to make corrections, it shall be given a fine of not less than 50,000 yuan but not more than 100,000 yuan. If the circumstance is serious, the registering enterprise will be ordered to suspend production and business for rectification.
According to the administrative Regulations on Precursor Chemicals, promulgated by State Council, the state applies the classified administration and licensing system to the production, distribution, purchase, transportation and import and export of precursor chemicals. An entity that is to purchase any precursor chemical in Category II or III must, prior to the purchase, report the type and quantity in demand for record, with the public security authority of the local people’s government at the county level.
Product Liability
Pursuant to the Product Quality Law of the PRC, manufacturers shall be liable for the quality of products they produce and guarantee that the product quality meets the requirements stipulated by laws and shall not mix impurities or imitations into products, pass fake goods off as genuine ones or shoddy products as good ones or sub-standard products as standard ones. Sellers are required to take measures to ensure the quality of the products sold by them. The manufacturer shall be liable to compensate for any bodily injuries or damage to property other than the defective product itself resulting from the defects in the product, unless the manufacturer is able to prove that: (1) the product has never been circulated; (2) the defects causing injuries or damage did not exist at the time when the product was circulated; or (3) the science and technology at the time when the product was circulated were at a level incapable of detecting the defects.
According to the Civil Code of the PRC, where a defect of a product endangers the personal or property safety of another person, the manufacturer or the seller shall assume civil liabilities in accordance with the law.

Labor Protection
According to the Labor Law of the PRC, employers must develop and improve their rules and regulations in accordance with the law to ensure that workers enjoy their labor rights and perform their labor obligations. Employers must develop and improve the system of labor safety and sanitation and strictly implement the national protocols and procedures on labor safety. Employers must guard against labor safety accidents and reduce occupational hazards and labor safety and sanitation facilities must meet the relevant national standards. Employers must provide workers with the necessary labor protection equipment that meets the safety and hygiene conditions stipulated under national regulations by the State and conduct regular health checks for workers who engage in operations with occupational hazards. Laborers engaged in special operations must have received specialized training and obtained the pertinent qualifications.
According to Labor Contract Law of the PRC and the Implementation Regulations of the Labor Contract Law of the PRC, employers and employees must enter into written labor contracts to establish their employment relationships. With respect to a circumstance where a labor relationship has already been established but no formal contract has been made, a written labor contracts must be entered into within one month from the date when the employee begins to work. In addition, wages shall not be lower than the local minimum wage standard.
According to Interim Provisions on Labor Dispatch, employers may employ dispatched workers only for temporary, auxiliary or substitutable positions and must strictly control the number of dispatched workers which may not exceed 10% of the total number of its workers.
Pursuant to the Notice of the General Office of the Ministry of Human Resources and Social Security of the PRC on the Proper Handling of Labor Relations During the Prevention and Control of Pneumonia Epidemic Caused by the Novel Coronavirus, in the event that corporate employees who are patients or suspected patients of COVID-19 (as well as their close contacts) cannot provide normal service due to the quarantine or medical observation period, quarantine measures or other emergency measures imposed by the government, the enterprise must pay their employee the salary of that period and may not terminate the labor contract with such employee in accordance with Articles 40 and 41 of the Labor Contract Law of the PRC. For labor contracts which expire during the period described in the prior sentence, the enterprise must extent the employment period to the termination of the medical treatment period, the medical observation period, the quarantine period or the emergency measures of the government due to the COVID-19.
Social Insurance and Housing Fund Regulations
According to the Social Insurance Law of the PRC, the Interim Regulation on Levying Social Insurance Premiums, the Regulation on Work-Related Injury Insurance, the Regulation on Unemployment Insurance and the Trial Measures for Maternity Insurance of Enterprises Employees, the employer must contribute to social insurance plans covering basic pensions insurance, basic medical insurance, maternity insurance, work injury insurance and unemployment insurance. Basic pension, medical and unemployment insurance contributions shall be paid by both employers and employees, while work-related injury insurance and maternity insurance contributions shall only be paid by employers. Employers who fail to promptly contribute social security premiums in full shall be ordered by the social security premium collection agency to make or supplement contributions within a prescribed time limit and shall be subject to a late payment fine computed from the due date at the rate of 0.05% per day; where payment is not made within prescribed time limit, the relevant administrative authorities shall impose a fine ranging from one to three times the outstanding amount.
According to the Regulation on the Administration of Housing Provident Fund, employers must register with the competent managing center for housing provident funds and upon the examination by such center, these employers shall complete procedures for opening an account at the bank for the deposit of employees’ housing provident funds. Employers are also required to pay and deposit housing funds on behalf of their employees in full and in a timely manner. Employers that violate the Regulation on Housing Provident Fund and fail to open housing provident fund accounts for their employees with the housing fund administration center within a designated period or fail to go through the formalities of opening housing provident fund accounts for their employees shall be subject to a fine ranging from approximately $1,441 to $7,204.
Foreign Investment
The Foreign Investment Law of the PRC and the Implementing Regulation for the Foreign Investment Law, applies to any investment activities directly or indirectly conducted by a foreign natural person, enterprise or other organization and a foreign-invested enterprise established prior to the effective date of the Foreign Investment Law shall adjust its legal form or governance structure to comply with the provisions of the Company Law of the PRC or the Partnership Enterprises Law of the PRC, as applicable and complete amendment registration before January 1, 2025. According to the Foreign Investment Law of the PRC, the state applies the administrative system of pre-establishment national treatment plus negative list to foreign investment and accords national treatment to foreign investment outside of the negative list. Furthermore, the Implementing Regulation for the Foreign Investment Law provides implementing measures and detailed rules to ensure the effective implementation of the Foreign Investment Law.
On December 30, 2019, the MOFCOM and the State Administration for Market Regulation, or the SAMR, jointly promulgated the Measure for Reporting of Information on Foreign Investment, which came into effect on January 1, 2020 and pursuant to which, the establishment of the foreign-invested enterprises, including establishment through purchasing the equities of a domestic non-foreign-invested enterprise or subscribe to the increased capital of a domestic non-foreign funded enterprise and its subsequent changes are required to submit an initial or change report through the Enterprise Registration System.
Provisions for Guiding the Foreign Investment Direction, categorizes all foreign-invested projects into encouraged, permitted, restricted and prohibited projects. Foreign investment projects that are not encouraged, restricted or prohibited are classified as permitted foreign investment projects.
The Negative List sets out in a unified manner the special management measures for the access of foreign investments such as requirements for equity and senior management. Any field falling outside the Negative List shall be administered under the principle of equal treatment to domestic and foreign investment. Domestic enterprises engaged in businesses in fields prohibited from investment by the Negative List must be reviewed and approved by the relevant competent authorities of the state before issuing shares abroad and listing for trading. Foreign investors are not allowed to participate in the operation and management of the enterprises and their equity ratio are governed with reference to the relevant regulations on the management of domestic securities investment by overseas investors.
Regulations on Outbound Investment
Pursuant to the Administrative Measures on Outbound Investments, the MOFCOM and the commerce departments at provincial levels shall subject the overseas investment of enterprises to recordation or confirmation management, depending on the actual circumstances of investment. Overseas investment involving any sensitive country or region, or any sensitive industry is subject to confirmation management. Overseas investment under other circumstances is subject to recordation management.
Pursuant to the Administrative Measures for the Outbound Investment of Enterprises, an enterprise in the territory of the PRC (the PRC Investor”) shall, in overseas investment, undergo the formalities for the confirmation or recordation, among others, of an overseas investment project (the “Investment Project”), report the relevant information and cooperate in supervisory inspection. Sensitive Investment Projects conducted by PRC Investors directly or through overseas enterprises controlled by them shall be subject to confirmation management. Non-sensitive Investment Project directly conducted by PRC Investors, namely, non-sensitive Investment Projects involving PRC Investors’ direct contribution of assets or rights and interests or provision of financing or security, shall be subject to recordation management. The aforementioned sensitive Investment Project means an Investment Project involving a sensitive country or region or a sensitive industry. The NDRC promulgated the Catalogue of Sensitive Sectors for Outbound Investment (2018 Edition) to list the sensitive industries in detail.
Enterprise Income Tax
Pursuant to Law of the PRC on Enterprise Income Tax (the “EIT Law”), the income tax rate for resident enterprises is 25% commencing from January 1, 2008 (with certain exceptions for qualified enterprises). The Implementation Rules on the Enterprise Income Tax Law of the PRC (the “EIT Implementation Rules”), requires non-resident enterprises which have not established agencies or offices in PRC, or which have established agencies or offices in PRC but whose income has no association with such agencies or offices, to pay enterprise income tax on its income earned from inside PRC. Such income of non-resident enterprises is taxed at the reduced rate of 10% and is withheld at the source of the income, for which the payer thereof shall be the withholding agent.
Non-resident Enterprises Taxation Arrangement
Pursuant to the Arrangement between Mainland PRC and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Tax Evasion with Respect to Taxes on Incomes, or the Double Tax

Avoidance Arrangement, the tax rate on dividends declared by a PRC resident enterprise to a Hong Kong resident enterprise will be no more than 5%, if the Hong Kong resident enterprise directly holds at least 25% of the PRC enterprise.
According to the Administrative Measures for Entitlement to Treaty Benefits for Non-resident Taxpayers, non-resident taxpayers claiming treaty benefits shall be handled in accordance with the principles of “self-assessment, claiming benefits, retention of the relevant materials for future inspection.” Where a non-resident taxpayer self-assesses and concludes that it satisfies the criteria for claiming treaty benefits, it may (i) enjoy treaty benefits at the time of tax declaration or at the time of withholding through the withholding agent, (ii) simultaneously gather and retain the relevant materials pursuant to the provisions of the Administrative Measures on Non-resident Taxpayers Enjoying Treaty Benefits for future inspection and (iii) accept follow-up administration by the tax authorities.
Pursuant to the Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises when (i) the withholding agent enters into a business contract with a non-resident enterprise in relation to income derived from or accruing in the PRC,(ii) the non-resident enterprise has no office or premises established in the PRC or (iii) the income derived or accrued has no de facto relationship with the office or premises established, and the contract stipulates that the withholding agent shall bear the tax payable amount, the tax-exclusive income amount derived by the non-resident enterprise will be converted to tax-inclusive income amount and the tax withheld must be turned over to the relevant taxing authority.
Value-added Tax (VAT)
According to the Interim Regulations of the PRC on Value-Added Tax and the Implementing Rules for the Interim Regulations of the PRC on Value-added Tax, all enterprises and individuals that engage in the sale of goods, the provision of processing, repair and replacement services, sales of service, intangible assets and real estate and the importation of goods within the territory of the PRC must pay VAT at the rate of 17%, except when specified otherwise.
According to the Circular of the Ministry of Finance and the State administration of Taxation on Adjustment to Value-Added Tax Rates, the VAT rates of 17% and 11% applicable to taxpayers engaging in the sale or import of goods shall be adjusted to 16% and 10% respectively. For export goods that originally applied a 17% tax rate and an export tax rebate rate of 17%, the export tax rebate rate is adjusted to 16%. For export goods and cross-border taxable acts that originally applied a 11% tax rate and an export rebate rate of 11%, the export tax rebate rate is adjusted to 10%.
Pursuant to the Announcement on Relevant Policies for Deepening Value-Added Tax Reform, for taxpayers engaging in the sale or import of goods that originally applied a 16% tax rate, the export tax rebate rate is adjusted to 13%. According to Circular on the Value-added Tax Policies for Rare Disease Drugs, for the production and sale of drugs for rare diseases, VAT shall be calculated and paid at the rate of 3% under the simplified method.
Foreign Exchange
According to the Regulation of the PRC on Foreign Exchange Administration, the foreign exchange income and expenditure and foreign exchange business operations of PRC institutions and individuals, as well as the foreign exchange income and expenditure and foreign exchange business operations conducted within the territory of the PRC by overseas institutions and individuals, shall be subject to Foreign Exchange Administration. The Renminbi is freely convertible for payments of current account items such as trade and service-related foreign exchange transactions and dividend payments, but is not freely convertible for capital expenditure items such as direct investments, loans or investments in securities outside of the PRC unless approval from the SAFE or its local counterpart is obtained in advance.
According to the Administrative Regulation regarding Foreign Exchange Settlement, Sales and Payment, foreign exchange receipts under the current account of foreign-invested enterprises may be retained to the fullest extent specified by the foreign exchange bureau. Any portion in excess of such amount shall be sold to a designated foreign exchange bank or through a foreign exchange swap center.
According to the Circular on Further Simplifying and Improving Policies on Foreign Exchange Administration for Direct Investment, banks shall directly examine and handle foreign exchange registration under overseas direct investment. The State Administration of Foreign Exchange and its branches shall indirectly regulate the foreign exchange registration of direct investment through banks.

Pursuant to the Decision of the State Council on Matters relating to Canceling and Adjusting a Group of Administrative Examination and Approval Items, the administrative approval by the SAFE and its branches for matters concerning the repatriation and settlement of foreign exchange of overseas-raised funds through overseas listing was canceled. According to the Notice on Issues Concerning the Foreign Exchange Administration of Overseas Listing, a domestic company shall, within 15 business days from the date of the end of its overseas listing issuance, register the overseas listing with the local branch office of SAFE at the place of its establishment. The proceeds from an overseas listing of a domestic company may be remitted to the domestic account or deposited in an overseas account, but the use of the proceeds shall be consistent with the content of the prospectus and other disclosure documents.
According to the Notice on Revolutionizing and Regulating Capital Account Settlement Management Policies, foreign currency earnings in capital accounts that maintain relevant policies of willingness to exchange settlement and have been clearly implemented on (including the recalling of raised capital by overseas listing) may undertake foreign exchange settlement in the banks according to actual business needs of the domestic institutions. The tentative percentage of foreign exchange settlement for foreign currency earnings in capital account of domestic institutions is 100%, subject to adjust of the SAFE in due time in accordance with international revenue and expenditure situations.
The Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (the “Circular 37”) requires PRC residents to register their legally owned assets or equity interests in domestic enterprises or offshore assets or interests with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing. Failure to comply with the various SAFE registration requirements described above could result in liability under the PRC law for evasion of foreign exchange controls. The Circular on Further Simplifying and Improving Policies for Foreign Exchange Administration for Direct Investment allows banks to directly examine and handle the initial foreign exchange registration and amendment registration under the Circular 37 on behalf of the SAFE.
Regulations relating to stock incentive plans
The SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly Listed Companies, or the Stock Option Rules, which prescribed that PRC citizens or non-PRC citizens residing in the PRC for a continuous period of no less than one year (except for foreign diplomatic personnel in the PRC and representatives of international organizations in the PRC) who participate in any stock incentive plan of an overseas publicly-listed company shall, through the domestic company to which the said company is affiliated, collectively entrust a domestic agency (as such agency may be the PRC affiliate of the overseas publicly listed company which participates in stock incentive plan, or other domestic institutions qualified for asset trust business lawfully designated by such company) to handle foreign exchange registration and entrust an overseas institution to handle issues such as the exercise of options, the purchase and sale of corresponding stocks or equity and transfer of corresponding funds. In addition, the domestic agency is required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan.
Regulations on Dividend Distribution
The principal laws, rules and regulations governing dividend distributions by foreign-invested enterprises in the PRC are the PRC Company Law and the Foreign Investment Law and its Implementation Regulations. Under these requirements, foreign-invested enterprises may only pay dividends out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. A PRC company is required to allocate at least 10% of its respective accumulated after-tax profits each year, if any, to fund certain capital reserve funds until the aggregate amount of these reserve funds have reached 50% of the registered capital of the enterprises. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.
The EIT Law and the EIT Implementation Rules provide that since January 1, 2008, an enterprise income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors that have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC, unless any such non-PRC resident investors’ jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement.
Pursuant to the Arrangement Between the Mainland of the PRC and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes (the “Double Tax Avoidance Arrangement”) and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Notice of the State Administration of Taxation on Issues Relating to the Implementation of Dividend Clauses in Tax Treaties, issued by SAT in 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties issued by SAT in 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner” and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.
Dividends, Distributions and Other Transfers
Generally, cash is transferred through our organization in the following manner: (i) funds are transferred to us from CPI as needed through BJContinent Pharmaceuticals Limited, a company incorporated under the laws of Hong Kong with limited liability (“BJC Limited”), or from other domestic shareholders, in the form of capital contributions or shareholder loans; and (ii) dividends or other distributions may be paid by us to CPI through BJC Limited, or to other domestic shareholders.
In September 2020, we paid a cash dividend of $1.9 million to BJC Limited. As required under the PRC Enterprise Income Tax Law, the dividends paid by us were subject to a withholding tax rate of 10%. Such amount was settled in full net of withholding PRC tax through multiple payments by August 2020. In the future, cash proceeds raised from overseas financing activities, may be transferred to us via capital contribution or shareholder loans, as the case may be.
Since BC’s inception to the date of this proxy statement, there were no transfers, dividends, or distributions between BJC Limited, BC, BC Biomedical, or to investors (except as disclosed above and excluding shareholder capital contributions). We intend to retain all available funds and any future earnings for use in the operation of its business and does not anticipate paying any cash dividends on its capital stock in the foreseeable future. Notwithstanding the foregoing, any determination to pay cash dividends subsequent to the Contributions will be at the discretion of the combined company’s board of directors and will depend upon a number of factors, including the combined company’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the combined company’s board of directors deems relevant. For additional information, see Audited Financial Statements of Beijing Continent Pharmaceuticals Co., Ltd. and “Selected Historical and Unaudited Pro Forma Condensed Combined Financial Information—Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement.
Under Cayman Islands law, CPI is permitted to provide funding to its subsidiaries through loans or capital contributions without restrictions on the amounts of the funds, provided that such funding is in the best interests of CPI and for proper purpose. Subject to compliance with applicable solvency requirements, there is no further Cayman Islands statutory restriction on the amount of funds that may be distributed by BC by dividend provided that no dividend shall be paid other than out of profits or, subject to certain statutory restrictions, the share premium account of CPI. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.
Our largest shareholder is BJC Limited. Under Hong Kong law, if BJC Limited were able to declare dividends, such dividends could only be paid by BJC Limited out of its distributable profits (that is, accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital), as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HKD into foreign currencies and the remittance of currencies out of Hong Kong. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Under PRC laws and regulations, we are subject to restrictions on foreign exchange and cross-border cash transfers, including to the parent companies and U.S. shareholders. The ability to distribute earnings to the parent companies and U.S. shareholders is also limited. Current PRC regulations permit us to pay dividends to BJC Limited only out of our accumulated profits as determined in accordance with PRC accounting standards and regulations. We are required to set aside at least 10% of our after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of our registered capital, if any, to fund our statutory common reserves, which are not available for distribution as cash dividends. In addition, our revenue and assets are generally denominated in RMB, which is not freely convertible into other currencies. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. As a result, shortages in foreign currencies may limit our ability to remit sufficient foreign currency to offshore entities related to us for such offshore entities to pay dividends or make other payments or otherwise to satisfy its foreign-currency-denominated obligations. Prior to the Contributions, our offshore shareholders are BJC Limited, CPI (an indirect shareholder of BC), Nepenthe Holdings Limited, a company incorporated under the laws of Hong Kong with limited liability (“Nepenthe”), Ratel Holdings Limited, a company incorporated in the British Virgin Islands with limited liability (“Ratel”), Aaring Limited, a company incorporated under the laws of Hong Kong with limited liability (“Aaring”), and Rosefinch Holdings Limited, a company incorporated in the British Virgin Islands (“Rosefinch”). Following the Contributions, our offshore shareholders will be Gyre Therapeutics, Inc., which will be an indirect shareholder, and Nepenthe, Ratel, Aaring, Rosefinch, CPI and Further Challenger, each of which will be wholly-owned by Gyre Therapeutics, Inc.
We have established stringent controls and procedures for cash flows within our organization. Each transfer of cash between entities, across borders, and to U.S. shareholders, is subject to internal approval. To effect a cash transfer, a number of steps are needed, including but not limited to the issuance of payment receipt, logging into the online banking system and completing its verification process, inspection of the invoice, and payment execution. A single employee is not permitted to complete each and every stage of a cash transfer, but rather only portions of the whole procedure. Only the finance department is authorized to make cash transfers. Within the finance department, the roles of payment approval, payment execution, record keeping, and auditing are segregated to minimize risk.
According to the Foreign Investment Law of the PRC and its implementing rules, which jointly established the legal framework for the administration of foreign-invested companies, a foreign investor may, in accordance with other applicable laws, freely transfer into or out of the PRC its contributions, profits, capital earnings, income from asset disposal, intellectual property, royalties acquired, compensation or indemnity legally obtained, and income from liquidation, made or derived within the territory of the PRC in renminbi, or RMB, or any foreign currency, and any entity or individual shall not illegally restrict such transfer in terms of the currency, amount and frequency. According to the Company Law of the PRC and other PRC laws and regulations, we may pay dividends only out of their respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, we are required to set aside at least 10% of our accumulated after-tax profits, if any, each year to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Where the statutory reserve fund is insufficient to cover any loss we incurred in the previous financial year, our current financial year’s accumulated after-tax profits shall first be used to cover the loss before any statutory reserve fund is drawn therefrom. At our discretion, we may allocate a portion of our after-tax profits based on PRC accounting standards to a discretionary reserve fund.
RMB is not freely convertible into other currencies. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Shortages in availability of foreign currency may then restrict our ability to remit sufficient foreign currency to offshore entities related to us for such offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. Prior to the Contributions, our offshore shareholders are BJC Limited, CPI (an indirect shareholder of BC), Nepenthe Holdings Limited, a company incorporated under the laws of Hong Kong with limited liability (“Nepenthe”), Ratel Holdings Limited, a company incorporated in the British Virgin Islands with limited liability (“Ratel”), Aaring Limited, a company incorporated under the laws of Hong Kong with limited liability (“Aaring”), and Rosefinch Holdings Limited, a company incorporated in the British Virgin Islands (“Rosefinch”). Following the Contributions, our offshore shareholders will be Gyre Therapeutics, Inc., which will be an indirect shareholder, and Nepenthe, Ratel, Aaring, Rosefinch, CPI and Further Challenger, each of which will be wholly-owned by Gyre Therapeutics, Inc. The RMB is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and foreign currency debt, including loans we may secure for our onshore subsidiaries. Currently, we may purchase foreign currency for settlement of  “current account transactions,” without the approval of the State Administration of Foreign Exchange of the PRC, or SAFE, by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. The PRC government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions falling under both the current account and the capital account. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside of the PRC or pay dividends in foreign currencies to holders of our securities. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for BC and its subsidiaries.
Regulations on M&A and Overseas Listings
MOFCOM, the CSRC, SAFE and other three other PRC governmental and regulatory agencies jointly promulgated the Provisions on Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective in 2006 and was latest amended in 2009. The M&A Rules, among other things, requires that if an overseas company established or controlled by PRC companies or individuals (the “PRC Citizens”), intends to acquire interests or assets of any other PRC domestic company affiliated with the PRC Citizens, such acquisition must be submitted to MOFCOM for approval. The M&A Rules also requires that offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicles’ securities on an overseas stock exchange.
The M&A Rules also establish procedures and requirements that could make some acquisitions of PRC companies by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In addition, the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by MOFCOM in 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM and prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement. The NDRC and MOFCOM jointly promulgated the Measures for the Security Review of Foreign Investment to forth provisions concerning the security review mechanism on foreign investment, including the types of investments subject to review, review scopes and procedures, among others. According to the Measures for the Security Review of Foreign Investment, foreign investments in military, national defense-related areas or in locations in proximity to military facilities, or foreign investments that would result in acquiring the actual control of assets in certain key sectors, such as critical agricultural products, energy and resources, equipment manufacturing, infrastructure, transport, cultural products and services, information technology, Internet products and services, financial services and technology sectors, are required to obtain approval from designated government authorities in advance.
The Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), together with the No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions (the “Guidance Rules and Notice”), reiterate the basic supervision principles as reflected in the Administration Provisions and the Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies and made the following updates compared to the draft Provisions and Measures: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. The domestic companies shall complete the filing procedures with the CSRC if such submission of initial public offerings or listing application with the overseas supervision administrations is made while the approval from overseas supervision administrations or stock exchanges has not been obtained on or prior to the effective date of the Trial Measures, and for us, since we are a domestic enterprise in the PRC, upon completion of the Contributions, the Contributions will constitute an indirect overseas listing under the Trial Measures, and, as a result, we are required to file with the CSRC for the overseas listing application. In accordance with the Trial Measures, since Catalyst filed the preliminary proxy statement in connection with the Contributions with the SEC before the date of effectiveness of the Trial Measures, we reasonably believe that we shall complete the CSRC filing procedure prior to the anticipated closing of the Contributions. On May 22, 2023, we submitted the filing documents pursuant to the Trial Measures to the CSRC. In June 2023, we received comments from the CSRC on our filing materials, and we filed our responses and supplemental materials to the CSRC. As of the date of this filing, we have not received final confirmation from the CSRC regarding the completion of the Trial Measures filing process.
We do not believe we fall within any of the circumstances specified in the Trial Measures in which overseas issuance and listing are prohibited. As long as we comply with all relevant requirements, take all necessary steps and submit all relevant materials as required, we expect that there are no significant legal impediments to our completion of the filing process with the CSRC. However, there is still uncertainty as to whether we will be able to complete the filing, and if we are unable to complete the filing process, we will have to suspend or terminate the Contributions. Furthermore, pursuant to the Trial Measures, if domestic enterprises fail to fulfill the above-mentioned filing procedures or offer and list in an overseas market against the prohibited circumstances, they would be warned and fined not less than approximately $144,092 but not more than approximately $1.4 million. The controlling shareholder or the actual controller of a domestic enterprise who organizes or instructs to engage in such illegal acts will be fined not less than approximately $144,092 but not more than approximately $1.4 million. If the filing materials of a domestic enterprise contain false records, misleading statements or material omissions, the CSRC will order correction, issue a warning, and impose a fine of not less than approximately $144,092 and not more than approximately $1.4 million. The controlling shareholder or actual controller of a domestic enterprise who organizes or directs to engage in the illegal acts in the preceding paragraph, or conceals the relevant matters leading to the occurrence of the foregoing, shall be subject to a fine of not less than approximately $144,092 and not more than approximately $1.4 million.
Employees and Human Capital
As of March 31, 2023, we had 540 total employees, including 154 employees in Beijing, 39 employees in Cangzhou and 347 employees in other regions which were primarily our sales and marketing employees located across the nation. We recruit our employees based on a number of factors, including work experience, educational background and the requirements of a relevant vacancy. We provide internal and external training for our management staff and other employees in various areas, such as product knowledge, project development and team building. We provide our employees with regular feedback and assess our employees based on their performance to determine their salary, promotion and career development.
In compliance with the relevant PRC labor laws, we enter into individual employment contracts with our employees covering matters such as terms, wages, bonuses, employee benefits, workplace safety and grounds for termination. The remuneration package of our employees includes salary and bonus, which are generally based on their qualifications, industry experience, position and performance. We consider the remuneration package of our employees to be competitive among our domestic competitors. The social insurance and housing provident funds for our employees have been paid in full during the years ended December 31, 2021 and 2022 and as of May 15, 2023.
We are also subject to safety laws and regulations of the PRC. We have implemented various internal occupational health and safety procedures to maintain a safe work environment, including adopting protective measures at our production centers, inspecting our equipment and facilities regularly to identify and address safety hazards and providing regular training to our employees on safety awareness.
As of May 15, 2023, we have formed a labor union to represent our employees. We believe that we have maintained good working relationships with our employees. During the years ended December 31, 2021 and 2022 and up to May 15, 2023, we were not subject to any material claims, lawsuits, penalties or administrative actions relating to non-compliance with occupational health and safety laws or regulations and had not experienced any strikes, labor disputes or industrial actions which have had a material effect on our business.
Legal Proceedings
We may be subject to legal proceedings, investigations and claims arising from the ordinary course of our business from time to time and we may also initiate legal proceedings in order to protect our intellectual property and other rights. We do not consider any claims, lawsuits, or proceedings that are currently pending against BC, individually or in the aggregate, to be material to our business or likely to result in a material adverse effect on our future operating results, financial condition, or cash flows. From time to time, we may be subject to various claims, lawsuits, and other legal and administrative proceedings that may arise in the ordinary course of business. Some of these claims, lawsuits, and other proceedings may range in complexity and result in substantial uncertainty; it is possible that they may result in damages, fines, penalties, non-monetary sanctions or relief.
PRC Taxation
Under Article 2 of the PRC Enterprise Income Tax Law, a resident enterprise is an enterprise that is established within the territory of the PRC or an enterprise established with a “de facto management body” within the PRC.
We are a PRC resident enterprise for PRC tax purposes by default because we are a legal entity registered in Beijing, PRC.
Because we are a PRC resident enterprise for Enterprise Income Tax, or EIT, purposes, we are required to withhold tax at a rate of 10% on dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders are subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of ordinary shares. Furthermore, gains derived by our non-PRC individual shareholders from the sale of our ordinary shares may be subject to a 20% PRC withholding tax. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax (including withholding tax) on dividends received by such non-PRC individual shareholders since we are a PRC resident enterprise. If any PRC tax were to apply to dividends realized by non-PRC individuals, it will generally apply at a rate of 20%. The PRC tax liability may be reduced under applicable tax treaties. However, it is unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaty between their country of tax residence and the PRC since we are a PRC resident enterprise.
See the section entitled “Risk Factors—Risks Related to BC—Risks Related to BC’s Business Operations in the PRC—Since BC is a legal entity registered in Beijing, PRC, it is classified as a PRC tax resident for PRC income tax purposes by default, and such classification results in unfavorable tax consequences to BC and its non-PRC shareholders.”
With respect to gains realized from the sale or other disposition of the shares, there is a possibility that a PRC tax authority may impose an income tax under the indirect transfer rules set out under the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or SAT Circular 7, except that such transaction could fall under the safe harbor thereunder. See the section entitled “Risk Factors—Risks Related to BC—Risks Related to BC’s Business Operations in the PRC—BC and its shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a PRC establishment of a non-PRC company, or other assets attributable to a PRC establishment of a non-PRC company. Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential offshore restructuring transactions or sales of the shares of BC’s offshore holding companies or investments where PRC taxable assets are involved.”

CATALYST MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis of Catalyst’s financial condition and results of operations in conjunction with the financial statements and the related notes, each included elsewhere in this proxy statement. In addition to historical financial information, the following discussion contains forward-looking statements that reflect Catalyst’s plans, estimates, beliefs and expectations that involve risks and uncertainties. Catalyst’s actual results and the timing of events could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this proxy statement, particularly in “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements and Market and Industry Data.”
Overview
F351 Asset Acquisition
On December 26, 2022, Catalyst acquired the F351 Assets from the Sellers pursuant to that certain F351 Agreement, by and among Catalyst and the Sellers. The F351 Assets include 15 issued or pending patents and patent applications outside of the PRC, with the last acquired issued patent expected to expire in August 2037. Under the terms of the F351 Agreement and upon the effective time of the transactions contemplated by the F351 Agreement, Catalyst issued to the Sellers equity interests with an aggregate value of $35.0 million in the form of 6,266,521 shares of Catalyst Common Stock and 12,340 shares of Catalyst Convertible Preferred Stock, which Catalyst Convertible Preferred Stock is convertible, upon the approval of the stockholders of Catalyst (as further described herein) into shares of Catalyst Common Stock at a ratio of one (1) share of Catalyst Convertible Preferred Stock to 10,000 shares of Catalyst Common Stock.
Subject to stockholder approval, each share of Catalyst Convertible Preferred Stock issued under the F351 Agreement is convertible into 10,000 shares of Catalyst Common Stock. Pursuant to the F351 Agreement, Catalyst has agreed to hold a stockholders’ meeting, which is expected to be held in the third quarter of 2023, to submit the following matters to Catalyst’s stockholders for their consideration: (i) the approval of the conversion of the Catalyst Convertible Preferred Stock into shares of Catalyst Common Stock in accordance with Nasdaq rules, or the Conversion Proposal, and (ii) if necessary or appropriate, the approval of an amendment to Catalyst’s certificate of incorporation to authorize sufficient shares of common stock for the conversion of the Catalyst Convertible Preferred Stock issued pursuant to the F351 Agreement. Following stockholder approval of the Conversion Proposal, each share of Catalyst Convertible Preferred Stock is convertible into shares of Catalyst Common Stock at any time at the option of the holder thereof, into 10,000 shares of Catalyst Common Stock, subject to certain limitations, including that a holder of Catalyst Convertible Preferred Stock is prohibited from converting shares of Catalyst Convertible Preferred Stock into shares of Catalyst Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be initially set at 9.99% and thereafter adjustable by the holder to a number between 4.99% and 19.99%) of the total number of shares of Catalyst Common Stock issued and outstanding immediately after giving effect to such conversion.
Business Combination Agreement
On December 26, 2022, Catalyst, the Contributors, the Minority Holders and CPI entered into the Business Combination Agreement. The Business Combination Agreement contains the terms and conditions of the proposed business combination pursuant to which Catalyst will acquire an indirect controlling interest in BC. The closing of the Business Combination Agreement will be subject to stockholder approval at a stockholder meeting expected to be held in the third quarter of 2023 and certain customary closing conditions. If the transaction is approved by stockholders, Catalyst would issue at closing a total of up to 1,110,776,224 shares of Catalyst Common Stock for an indirect controlling interest in BC.
The Business Combination Agreement contains certain termination rights, including the right for it to terminate the Business Combination Agreement to enter into a definitive agreement for a superior proposal. Upon termination of the Business Combination Agreement under specified circumstances, Catalyst may be required to pay a termination fee of $2.0 million and either party, as the case may be, may be required to reimburse the other party for reasonable out-of-pocket fees and expenses incurred by such party in connection with the Business Combination Agreement, up to a maximum amount of $2.0 million.

Contingent Value Rights Agreement
Concurrent with the signing of the Business Combination Agreement, Catalyst entered into the CVR Agreement, pursuant to which each CVR Holder, excluding the Sellers, received one contractual CVR issued by Catalyst, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Catalyst Common Stock held by such holder at the CVR Record Date. Each CVR entitles the holder thereof to receive (i) certain cash payments from the net proceeds, if any, related to (a) the disposition of Catalyst’s legacy assets within 90 calendar days after the remainder of the Holdback Amount (as defined in the CVR Agreement) is finally determined and received by Catalyst or (b) the resolution of certain legal claims; provided, however, such period will be automatically extended for any Claim (as defined in the CVR Agreement) for an additional one-year period to the extent any Claim is appealed during the initial term, (ii) 100% of the excess cash (net of all current or contingent liabilities, including transaction-related expenses) retained by Catalyst in excess of $1.0 million as of the closing date of the transactions under the Business Combination Agreement, and (iii) 100% of the amount actually received (net of indemnity claims, if any) by Catalyst pursuant to the Asset Purchase Agreement, dated as of May 19, 2022, by and between Catalyst and Vertex.
The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent (as defined in the CVR Agreement) for subsequent distribution to the CVR Holders. In the event that no such proceeds are received, or the permitted deductions under the CVR Agreement are greater than any such proceeds, CVR Holders will not receive any payment pursuant to the CVR Agreement. There can be no assurance that CVR Holders will receive any amounts. The CVRs are not transferable, except in certain limited circumstances as provided for in the CVR Agreement, will not be certificated or evidenced by any instrument, and will not be registered with the SEC or listed for trading on any exchange.
Prior to the F351 Acquisition, Catalyst was engaged in the research and development of product candidates from Catalyst’s protease engineering platform. In February 2022, Catalyst announced that it engaged Perella Weinberg Partners as a financial advisor to assist Catalyst in exploring strategic alternatives to monetize its assets. In March 2022, Catalyst ceased research and development activities and in May 2022, Catalyst entered into an asset purchase agreement with Vertex, pursuant to which Vertex purchased Catalyst’s complement portfolio, including CB 2782-PEG and CB 4332, as well as its complement-related intellectual property, including the ProTUNE™ and ImmunoTUNE™ platforms, for $60.0 million in cash consideration. $55.0 million was received upfront and the remaining $5.0 million was retained by Vertex as a hold-back until one year after the closing date to satisfy certain post-closing indemnification obligations. Any amounts received from Vertex with respect to this hold-back, net of expenses, are being distributed to the CVR Holders. On February 27, 2023, Catalyst signed an asset purchase agreement with GCBP pursuant to which GCBP acquired Catalyst’s legacy rare bleeding disorders programs including MarzAA, DalcA and CB-2679d-GT for a total of $6.0 million in cash consideration, $1.0 million payable on signing and $5.0 million payable on February 28, 2025, subject to satisfaction of post-closing indemnification obligations. In March 2023, Catalyst distributed net proceeds of approximately $0.2 million to the CVR Holders. Once received, any additional net proceeds from the transaction will be distributed to the CVR Holders. Catalyst is also pursuing certain legal claims against a third party related to payments under a 2016 asset purchase agreement, and any net recoveries related to these claims will be distributed to the CVR Holders.
Financial Operations Overview
Catalyst has no drug products approved for commercial sale and has not generated any revenue from drug product sales.
With the exception of the three months ended March 31, 2023 and June 30, 2022, Catalyst has never been profitable and has incurred significant operating losses in each year since inception. Catalyst had net income of $0.3 million and net losses of $14.5 million for the three months ended March 31, 2023 and 2022, respectively, and net losses of $8.2 million and $87.9 million for the years ended December 31, 2022 and 2021, respectively. As of March 31, 2023, Catalyst had an accumulated deficit of $410.7 million and cash and cash equivalents of $8.1 million. Substantially all its operating losses were incurred in its research and development programs and in its general and administrative operations.
Collaboration Revenue
Collaboration revenue consists of revenue earned for performance obligations satisfied pursuant to the License and Collaboration Agreement with Biogen entered into in December 2019 and terminated in May 2022 (the “Biogen

Agreement”). Catalyst recognized collaboration revenue for reimbursable third-party vendor, out-of-pocket and personnel costs pertaining to the Biogen Agreement, of $0.8 million and $7.3 million during the years ended December 31, 2022 and 2021, respectively.
Catalyst has not generated any revenue from the sale of any drug products and Catalyst does not expect to generate any revenue from the sale of drug products until Catalyst obtains regulatory approval of and commercializes its product candidates.
Cost of Collaboration Revenue
Cost of collaboration revenue consists of fees for research and development services payable to third-party vendors and personnel costs, corresponding to the recognition of collaboration revenue from Biogen. Cost of collaboration revenue does not include any allocated overhead costs. Catalyst recognized third-party vendor, out-of-pocket and personnel costs, most of which were reimbursable, pertaining to the Biogen Agreement of $0.8 million and $7.4 million during the years ended December 31, 2022 and 2021, respectively, and recorded such costs as cost of collaboration revenue.
Acquired In-process Research and Development Expenses
Acquired in-process research and development (“IPR&D”) expense resulted from the acquisition of the F351 Assets in December 2022. The acquisition costs allocated to acquire IPR&D with no alternative future use was recorded as an expense at the acquisition date.
Research and Development Expenses
As of March 2022, Catalyst ceased the development of certain programs and during the quarter ended June 30, 2022, Catalyst ceased all research and development activities. Research and development expenses represent costs incurred to conduct research, such as the discovery and development of its product candidates. Catalyst recognizes all research and development costs as they are incurred. Nonrefundable advance payments for goods or services used in research and development are deferred and capitalized. The capitalized amounts are then expensed as the related goods are delivered or services are performed, or until it is no longer expected that the goods or services will be delivered.
Research and development expenses have traditionally consisted primarily of the following:
•	employee-related expenses, which include salaries, benefits and stock-based compensation;
•	laboratory and vendor expenses, including payments to consultants and third parties, related to the execution of preclinical, non-clinical and clinical studies;
•	the cost of acquiring and manufacturing preclinical and clinical materials and developing manufacturing processes;
•	clinical trial expenses, including costs of third-party clinical research organizations;
•	performing toxicity and other preclinical studies; and
•	facilities and other allocated expenses, which include direct and allocated expenses for rent and maintenance of facilities, depreciation and amortization expense and other supplies.
The table below details its internal and external costs for research and development for the period presented, excluding the acquired IPR&D (in thousands).
	Year Ended December 31,		Three Months Ended March 31,
	2022	2021	2023	2022
Personnel and other	$6,135	$17,198	$522	$4,140
Stock-based compensation	330	1,202	66	128
Complement	4,139	24,698	—	3,383
Hemophilia	2,433	25,791	—	2,052
Total research and development expenses	$13,037	$68,889	$588	$9,703

The largest component of total operating expenses had historically been Catalyst’s investment in research and development activities, including the clinical and manufacturing development of its product candidates. Costs listed for its hemophilia and complement programs above consist of clinical trial, manufacturing and research costs. Its internal resources, employees and infrastructure, identified above as personnel and other, are generally not directly tied to individual product candidates or development programs. As such, Catalyst does not maintain information regarding these costs incurred for these research and development programs on a project-specific basis.
Catalyst has entered into a Cost Sharing and Agency Agreement with GNI USA, Inc. pursuant to which GNI USA, Inc. will be responsible for development expenses related to the F351 Assets until the closing of the transactions under the Business Combination Agreement. Accordingly, since Catalyst has ceased its other research and development activities, it does not expect to incur material research and development expenses until the closing of the transactions under the Business Combination Agreement.
General and Administrative Expenses
General and administrative expenses consist of personnel costs, allocated expenses, expenses for outside professional services, including legal, human resources, audit and accounting services, and other general expenses. Personnel costs consist of salaries, bonuses, benefits and stock-based compensation. Catalyst incurs expenses associated with operating as a public company, including expenses related to compliance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and Nasdaq Stock Market LLC (“Nasdaq”), insurance expenses, audit expenses, investor relations activities, Sarbanes-Oxley compliance expenses and other administrative expenses and professional services.
Gain on Disposal of Assets
Gain on disposal of assets for the three months ended March 31, 2023 resulted from the sale of Catalyst’s legacy rare bleeding disorder program, including MarzAA, DalcA and CB-2679d-GT to GCBP in February 2023. The gain is presented net of the direct costs incurred in connection with the transaction. The gain on disposal of assets for the year ended December 31, 2022 resulted from the sale of Catalyst’s complement portfolio and related intellectual property to Vertex in May 2022. The gain is presented net of the direct costs incurred to transact the sale and losses incurred in connection with the sale of Catalyst’s property and equipment.
Results of Operations
Comparisons for the Three Months Ended March 31, 2023 and 2022
The following table summarizes Catalyst’s results of operations data for the periods presented (in thousands):
	Three Months Ended March 31,
	2023	2022	Change ($)	Change (%)
Revenue:
Collaboration	$—	$794	$(794)	(100)%
Operating expenses (income):
Cost of collaboration	—	798	(798)	(100)%
Research and development	588	9,703	(9,115)	(94)%
General and administrative	3,970	4,994	(1,024)	(21)%
Gain on disposal of assets, net	(4,736)	—	(4,736)	100%
Total operating expenses (income)	(178)	15,495	(15,673)	*
Income (loss) from operations	178	(14,701)	14,879	*
Interest and other income, net	96	165	(69)	*
Income (loss) before income taxes	274	(14,536)	14,810	(42)%
Income tax expenses	14	—	14	100%
Net income (loss)	$260	$(14,536)	$14,796	*
*	Not meaningful

Collaboration Revenue
Collaboration revenue for the three months ended March 31, 2022 consisted of reimbursable collaboration expenses from the Biogen Agreement. No collaboration revenue was recognized for the three months ended March 31, 2023.
Cost of Collaboration
Cost of collaboration revenue for the three months ended March 31, 2022 primarily related to reimbursable third-party vendor and personnel costs incurred pertaining to the Biogen Agreement. No cost of collaboration revenue was recognized for the three months ended March 31, 2023.
Research and Development Expenses
Research and development expenses were $0.6 million and $9.7 million during the three months ended March 31, 2023 and 2022, respectively, a decrease of $9.1 million, or 94%. The decrease was due primarily to a decrease of $3.6 million in personnel-related costs, a decrease of $3.4 million in complement-related costs, and a decrease of $2.1 million in hemophilia-related costs. Research and development expenses for the three months ended March 31, 2022 include approximately $0.6 million of severance and other costs related to Catalyst’s reduction-in-force.
General and Administrative Expenses
General and administrative expenses were $4.0 million and $5.0 million during the three months ended March 31, 2023 and 2022, respectively, a decrease of $1.0 million, or 21%. The decrease was due primarily to a decrease of $0.7 million in professional services and a $0.4 million decrease in personnel-related costs, partially offset by an increase of $0.1 million in facilities and overhead costs. General and administrative expenses for the three months ended March 31, 2022 include approximately $0.4 million of severance and other costs related to Catalyst’s reduction-in-force.
Gain on Disposal of Assets, Net
Gain on disposal of assets, net was $4.7 million for the three months ended March 31, 2023, which related to the sale of Catalyst’s legacy rare bleeding disorder program to GCBP in February 2023.
Interest and Other Income, Net
The $0.1 million decrease in interest and other income, net for the three months ended March 31, 2023 compared to the three months ended March 31, 2022 was primarily due to a gain on extinguishment of $0.2 million recognized in the first quarter of 2022 where there was no comparable activity in the first quarter of 2023, partially offset by an increase in interest income of $0.1 million.
Comparisons for the Years Ended December 31, 2022 and 2021
The following table summarizes Catalyst’s results of operations data for the periods presented (in thousands):
	Year Ended December 31,
	2022	2021	Change ($)	Change (%)
Revenue:
Collaboration	$794	$7,338	$(6,544)	(89)%
Operating expenses (income):
Cost of collaboration	798	7,380	(6,582)	(89)%
Research and development	13,037	68,889	(55,852)	(81)%
General and administrative	17,366	18,963	(1,597)	(8)%
Acquired in-process research and development	35,390	—	35,390	*
Gain on disposal of assets, net	(57,186)	—	(57,186)	*
Total operating expenses	9,405	95,232	(85,827)	(90)%
Loss from operations	(8,611)	(87,894)	79,283	(90)%
Interest and other income (expense), net	717	(39)	756	*
Loss before income taxes	(7,894)	(87,933)	80,039	(91)%

	Year Ended December 31,
	2022	2021	Change ($)	Change (%)
Income tax expenses	348	—	348	*
Net loss	$(8,242)	$(87,933)	$79,691	(91)%
*	Not meaningful
Collaboration Revenue
Collaboration revenue for the years ended December 31, 2022 and 2021 consisted of reimbursable collaboration expenses from the Biogen Agreement.
Cost of Collaboration
Cost of collaboration revenue for the years ended December 31, 2022 and 2021 primarily related to reimbursable third-party vendor and personnel costs incurred pertaining to the Biogen Agreement.
Research and Development Expenses
Research and development expenses, excluding the acquired IPR&D, were $13.0 million and $68.9 million during the years ended December 31, 2022 and 2021, respectively, a decrease of approximately $55.9 million, or 81%. The decrease was due primarily to a decrease of $23.4 million in hemophilia-related costs, a decrease of $20.5 million in complement-related costs, a decrease of $11.1 million in personnel-related costs, and a decrease of $0.9 million in stock-based compensation costs. Research and development expenses for the year ended December 31, 2022 include approximately $0.6 million of severance and other costs related to Catalyst’s reduction-in-force.
General and Administrative Expenses
General and administrative expenses were $17.4 million and $19.0 million during the years ended December 31, 2022 and 2021, respectively, a decrease of approximately $1.6 million, or 8%. The decrease was due primarily to a decrease of $2.1 million in professional services, a decrease of $2.1 million in personnel-related costs, partially offset by an increase of $2.2 million in facilities and other administrative costs, which primarily related to transaction costs incurred in connection with the Business Combination Agreement and costs related to Catalyst’s operating leases, an increase of $0.2 million related to Catalyst’s allowance for doubtful accounts, and a net increase of $0.2 million related to settlements reached with Biogen and certain contract service vendors. General and administrative expenses for the year ended December 31, 2022 include approximately $0.4 million of severance and other costs related to Catalyst’s reduction-in-force.
Acquired In-Process Research and Development
Acquired IPR&D was $35.4 million for the year ended December 31, 2022, which related to the acquisition of the F351 Assets in December 2022. The acquisition cost allocated to acquire IPR&D with no alternative future use was recorded as an expense at the acquisition date. No acquired IPR&D expenses were incurred in 2021.
Gain on Disposal of Assets, Net
Gain on disposal of assets, net was $57.2 million for the year ended December 31, 2022, which primarily consisted of a $57.4 million gain related to the sale of its complement portfolio to Vertex in May 2022.
Interest and Other Income (Expense), Net
The $0.8 million increase in interest and other income (expense), net for the year ended December 31, 2022 compared to the year ended December 31, 2021 was primarily due to a $0.2 million gain recognized upon the extinguishment of a liability and an increase in interest income.
Liquidity and Capital Resources
On March 8, 2023, Catalyst distributed the net cash proceeds received from the GCBP asset sale of $0.2 million, or $0.01 per share, to holders of Catalyst Common Stock, excluding the Sellers.

On September 20, 2022, Catalyst paid a special, one-time cash dividend of $1.43 per share, or approximately $45.0 million, to holders of Catalyst Common Stock. On December 27, 2022, Catalyst declared another special cash dividend of $0.24 per share, or approximately $7.6 million, to holders of Catalyst Common Stock, excluding the Sellers, which was paid on January 12, 2023.
As of March 31, 2023, Catalyst had $8.1 million of cash and cash equivalents. For the three months ended March 31, 2023, Catalyst had net income of $0.3 million and $6.2 million cash used in operating activities. Catalyst had an accumulated deficit of $410.7 million as of March 31, 2023. Catalyst expects that its existing cash and cash equivalents are sufficient to support its operating expenses through at least the next 12 months from the date of this filing, assuming Catalyst’s stockholders approve the Conversion Proposal. Catalyst’s estimate as to how long it expects its cash and cash equivalents to be able to fund its operations is based on assumptions that may prove to be wrong, and it could use Catalyst’s available capital resources sooner than it currently expects. Further, changing circumstances, some of which may be beyond Catalyst’s control, could cause it to consume capital significantly faster than currently anticipated, and Catalyst may need to seek additional funds sooner than planned.
In connection with the F351 Agreement, Catalyst issued Catalyst Convertible Preferred Stock to the Sellers. Catalyst is obligated to seek stockholder approval for the conversion of the Catalyst Convertible Preferred Stock into common stock. In the event that Catalyst fails to timely hold the stockholders’ meeting or fails to obtain stockholder approval of the Conversion Proposal, then the holders of the Catalyst Convertible Preferred Stock would be entitled to require Catalyst to redeem, in cash, the shares of common stock underlying its Catalyst Convertible Preferred Stock at a price per share equal to the fair value of the common stock. If Catalyst is forced to redeem a significant amount of shares underlying the Catalyst Convertible Preferred Stock, it could, among other things, materially affect Catalyst’s results of operations and cash usage forecasts, require Catalyst to raise additional capital and impact its ability to raise additional capital. Also, while Catalyst cannot predict the amount with any level of certainty, there is a level of cash settlement at which, if it is exceeded, could require Catalyst to make redemption payments in excess of its current liquidity. Catalyst believes that its stockholders who are entitled to vote on the Conversion Proposal at its 2023 Annual Meeting of Stockholders, which is expected to be held in the third quarter of 2023, will vote to approve the proposal. However, as the vote of Catalyst’s stockholders is outside of its control, there is substantial doubt about Catalyst’s ability to continue as a going concern within one year from the filing of this proxy statement.
Catalyst expects to finance any future cash needs through a combination of divestitures of its product candidates or other assets, equity offerings, debt financings, collaborations, strategic alliances and licensing arrangements. There can be no assurance as to the timing, terms or consummation of any divestiture or financing, and the terms of any such financing may adversely affect Catalyst’s stockholders’ rights. If Catalyst raises funds through collaborations, strategic alliances or licensing arrangements with third parties, it may have to relinquish valuable rights to its technologies, product candidates or to grant licenses on terms that may not be favorable to Catalyst.
The following table summarizes Catalyst’s cash flows for the periods presented (in thousands):
	Year Ended December 31,		Three Months Ended March 31,
	2022	2021
Cash used in operating activities	$(33,096)	$(83,755)	$(6,216)	$(12,050)
Cash provided by investing activities	55,426	48,189	411	2,504
Cash (used in) provided by financing activities	(45,011)	49,553	(7,762)	16
Net (decrease) increase in cash and cash equivalents	$(22,681)	$13,987	$(13,567)	$(9,530)
Cash Flows from Operating Activities
Cash used in operating activities for the three months ended March 31, 2023 was $6.2 million. The most significant component of Catalyst’s cash used was net loss of $4.4 million excluding the net gain of $4.7 million from the sale of its legacy rare bleeding disorder program. The net loss included non-cash stock-based compensation expense of $0.2 million. In addition, net cash outflow of $2.0 million was attributable to the change in its net operating assets and liabilities primarily as a result of a $2.4 million decrease in accrued compensation and other accrued liabilities and a $0.2 million decrease in accounts payable, partially offset by a $0.6 million decrease in prepaid and other current assets.
Cash used in operating activities for the three months ended March 31, 2022 was $12.1 million. The most significant component of Catalyst’s cash used was a net loss of $14.5 million. This included non-cash expense related to stock-based compensation of $0.5 million, bad debt expense of $0.2 million and depreciation and amortization of $0.1 million. In addition, cash inflow of $1.7 million was attributable to the change in its net operating assets and liabilities primarily as a result of a $1.5 million decrease in prepaid and other current assets, a $1.1 million decrease in accounts receivable, and a $1.0 million increase in accrued compensation and other accrued liabilities, partially offset by a $1.7 million decrease in accounts payable and a $0.2 million decrease in deferred revenue related to the Biogen Agreement.
Cash used in operating activities for the year ended December 31, 2022 was $33.1 million. The most significant component of Catalyst’s cash used was a net loss of $8.2 million. The net loss included the net gain of $57.2 million from the sale of its complement portfolio and other assets, offset by non-cash expense primarily related to IPR&D of $35.4 million that resulted from the acquisition of the F351 Assets in December 2022, in exchange for shares of Catalyst’s stock, stock-based compensation of $1.3 million, bad debt expense of $0.2 million, and depreciation and amortization of $0.2 million. In addition, net cash outflow of $4.9 million was attributable to the change in its net operating assets and liabilities primarily as a result of a $6.2 million decrease in accounts payable, and a $1.9 million decrease in accrued compensation and other accrued liabilities, partially offset by a $1.6 million decrease in accounts and other receivables and a $1.6 million decrease in prepaid and other current assets.
Cash used in operating activities for the year ended December 31, 2021 was $83.8 million. The most significant component of Catalyst’s cash used was a net loss of $87.9 million. This included non-cash expenses related to stock-based compensation of $3.4 million and depreciation and amortization of $0.3 million. In addition, cash inflow of $0.5 million was attributable to the change in its net operating assets and liabilities primarily as a result of a $3.9 million decrease in prepaid and other assets, a $1.5 million decrease in accounts receivable, and a $0.5 million increase in accounts payable, offset by a $3.7 million decrease in accrued compensation and other accrued liabilities and a $1.8 million decrease in deferred revenue related to the Biogen Agreement.
Cash Flows from Investing Activities
Cash provided by investing activities for the three months ended March 31, 2023 was $0.4 million, due to $1.0 million in cash proceeds from the sale of the Catalyst’s legacy rare bleeding disorder program to GCBP, offset by $0.6 million in transaction costs related to the sale of its legacy rare bleeding disorder program to GCBP.
Cash provided by investing activities for the three months ended March 31, 2022 was $2.5 million, due primarily to proceeds from maturities of investments.
Cash provided by investing activities for the year ended December 31, 2022 was $55.4 million, due to $55.0 million in cash proceeds from the sale of its complement portfolio to Vertex, $2.5 million due to proceeds from maturities of investments, and $0.5 million in proceeds from the sale of property and equipment, partially offset by $2.6 million in transaction costs related to the sale of its complement portfolio to Vertex.
Cash provided by investing activities for the year ended December 31, 2021 was $48.2 million, due to $49.0 million in proceeds from maturities of investments, offset by $0.8 million used in purchases of property and equipment.
Cash Flows from Financing Activities
Cash used in financing activities for the three months ended March 31, 2023 was $7.8 million, due primarily to the special dividend paid in January 2023 and the distribution of net proceeds related to the GCBP Agreement to the CVR Holders.
Cash provided by financing activities for the three months ended March 31, 2022 was due to the issuance of stock grants.
Cash used in financing activities for the year ended December 31, 2022 was $45.0 million, due to the special dividend issued and paid in September 2022, offset by the issuance of a minimal amount of stock grants and option exercises.
Cash provided by financing activities for the year ended December 31, 2021 was $49.6 million, due to $49.3 million in net proceeds from the issuance of common stock related to its public offering in the first quarter of 2021 and $0.3 million in proceeds from ESPP purchases of common stock and stock option exercises.
Critical Accounting Polices and Estimates
The preparation of the consolidated financial statements and related disclosures in conformity with U.S. generally accepted accounting principles (“GAAP”) and Catalyst’s discussion and analysis of its financial condition and operating results require Catalyst’s management to make judgments, assumptions and estimates that affect the amounts reported in its consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates, and such differences may be material.
Management believes Catalyst’s critical accounting policies and estimates discussed below are critical to understanding its historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.
Stock-based Compensation
Catalyst measures the cost of employee, non-employee and director services received in exchange for an award of equity instruments based on the fair value-based measurement of the award on the date of grant and recognize the related expense over the period during which an employee, non-employee or director is required to provide service in exchange for the award on a straight-line basis. The estimated fair value of equity awards that contain performance conditions is expensed over the term of the award once Catalyst has determined that it is probable that performance conditions will be satisfied.
Determining the fair value of stock-based awards at the grant date requires judgment. Catalyst uses the Black-Scholes option-pricing model to determine the fair value of stock options. The determination of the grant date fair value of options using an option-pricing model is affected by Catalyst’s assumptions regarding a number of variables including the fair value of its common stock, its expected common stock price volatility over the expected life of the options, expected term of the stock option, risk-free interest rates and expected dividends. Catalyst records stock-based compensation as a compensation expense, net of the forfeited awards. Catalyst elected to account for forfeitures when they occur. As such, Catalyst recognizes stock-based compensation expense over their requisite service period based on the vesting provisions of the individual grants.
F351 Asset Acquisition
On December 26, 2022, Catalyst completed its acquisition of the F351 Assets in accordance with the terms of the F351 Agreement. Catalyst concluded that the acquisition did not result in the acquisition of a business, as substantially all of the fair value of the assets acquired was concentrated in a single identifiable asset, the intellectual property rights (outside of the PRC) to a clinical stage drug candidate for the treatment of liver fibrosis, or the F351 Assets. Significant judgment was required in evaluating the terms of the F351 Agreement and in valuing and recording the acquired assets at fair value as well as determining whether the acquired IPR&D had an alternative future use.
Catalyst Convertible Preferred Stock
In connection with the F351 Acquisition, Catalyst issued shares of Catalyst Convertible Preferred Stock to the Sellers. Each share of Catalyst Convertible Preferred Stock is convertible into 10,000 shares of Catalyst Common Stock, subject to stockholder approval under Nasdaq rules and subject to a beneficial ownership conversion blocker. Catalyst classified the Catalyst Convertible Preferred Stock as temporary equity on the consolidated balance sheet because if conversion to Catalyst Common Stock is not approved by the stockholders, the Catalyst Convertible Preferred Stock would be redeemable at the option of the holders for cash equal to the closing price of Catalyst Common Stock on last trading day prior to the holder’s redemption request. Catalyst recorded the Catalyst Convertible Preferred Stock at its relative fair value on the date of issuance (i.e., the closing date of the F351 Acquisition) and did not adjust the carrying value to its redemption value since the Catalyst Convertible Preferred Stock is not currently redeemable, and it is not probable that it will become redeemable in the future at the balance sheet date. Significant judgment was required in evaluating the various rights of the Catalyst Convertible Preferred Stock and in classifying and measuring the Catalyst Convertible Preferred Stock as well as determining whether the Catalyst Convertible Preferred Stock is a participating security upon issuance.
Contingent Value Rights Liability
On December 26, 2022, Catalyst executed the CVR Agreement, pursuant to which each CVR Holder received one contractual CVR for each share of Catalyst Common Stock held by such holder. Each CVR entitles the holder thereof to receive cash payments in the future. Certain contingent payments under the CVR Agreement qualified as derivatives under ASC 815, Derivatives and Hedging, and were recorded as a liability on the balance sheet as of

March 31, 2023 and December 31, 2022. The CVR liability is considered a Level 3 instrument that is initially measured at its estimated fair value on the transaction date and subsequently remeasured at each reporting date with changes recorded in the consolidated statement of operations. The determination of the initial and subsequent fair value of the CVR liability requires significant judgment by management. Changes in any of the inputs not related to facts and circumstances existing as of the transaction date may result in a significant fair value adjustment, which can impact the results of operations in the period in which the adjustment is made.

BC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
In this section, references to “we,” “our,” “us” and “our company” refer to Beijing Continent Pharmaceuticals Co., Ltd.
You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this proxy statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. As a result of many factors, including those factors set forth in the section entitled “Risk Factors,” our actual results could differ materially from the results described in or implied by these forward-looking statements. You should carefully read the section entitled “Risk Factors” to gain an understanding of the factors that could cause actual results to differ materially from our forward-looking statements. Please also see the section entitled “Cautionary Statement Concerning Forward-Looking Statements and Market and Industry Data.”
Overview
We are a commercial-stage biopharmaceutical company committed to the research, development, manufacturing and commercialization of innovative drugs for organ fibrosis. Our commercialized product, ETUARY and other product candidates were all initially acquired or in-licensed from GNI Japan. We have long been focusing on the treatment of IPF and has gradually broadened its therapeutic field and research and development efforts to other areas of organ fibrosis. Our flagship product ETUARY (pirfenidone capsule) was approved in the PRC in 2011 and is among the first three approved drugs for IPF worldwide. Thereafter, we developed a pipeline of additional innovative drug candidates and has had nine years of successful commercialization.
We are also one of the few innovative biopharmaceutical companies in the PRC that has been able to achieve self-sustainable growth. Our total revenue and net profit increased from approximately $47.1 million and $10.2 million in 2019, to approximately $64.8 million and $18.5 million in 2020, with a growth rate of 37.6% and 81.4%, respectively. Our total revenue and net profit further increased to approximately $88.5 million and $23.2 million in 2021, growing 36.6% and 25.4%, respectively. Such growth was primarily due to the increased market demand of ETUARY, the first IPF drug marketed in the PRC. The significant increase in the sales of ETUARY has been benefited from the relatively limited competition and our dominant position in the IPF drug market in the PRC as we devotes our marketing resources to continuously increase physician adoption of ETUARY. For the year ended December 31, 2022, our total revenue was $102.5 million and our net profit was $22.5 million. Our total revenue and net profit decreased from approximately $25.0 million and $6.2 million, respectively, for the three months ended March 31, 2022, to $24.6 million and $5.4 million, respectively, for the three months ended March 31, 2023, a decrease of 1.6% and 12.9%, respectively. In RMB terms our total revenue increased 5.7% and net profit decreased 5.5%, respectively.
Recent Developments
The Contributions
Subject to the terms and conditions of the Business Combination Agreement, at the Effective Time, (a) GNI USA will contribute all of the CPI Ordinary Shares it holds immediately prior to the Effective Time to Catalyst in exchange for 688,850,101 shares of Catalyst Common Stock, (b) GNI USA will contribute all of the ordinary shares of Further Challenger it holds immediately prior to the Effective Time to Catalyst in exchange for 264,971,695 shares of Catalyst Common Stock and (c) each Minority Holder will contribute 100% of the interest he or she holds in his or her respective Entity to Catalyst in exchange for an aggregate of 156,954,428 shares of Catalyst Common Stock in the amounts set forth on an annex to the Business Combination Agreement. At the election of GNI USA or any Minority Holder, GNI USA or such Minority Holder shall be issued shares of Catalyst Convertible Preferred Stock in lieu of some or all of the shares of Catalyst Common Stock GNI USA or such Minority Holder is entitled to receive.
Immediately after the Contributions, Catalyst stockholders as of immediately prior to the Contributions are expected to own approximately 2.5% of the outstanding shares of common stock of the combined company, GNI USA is expected to own approximately 85.2% of the outstanding shares of the combined company and the Minority Holders are expected to own approximately 12.3% of the outstanding shares of the combined company, in each case, assuming conversion of the Catalyst Convertible Preferred Stock, and the combined company will own the F351 Assets and an approximately 69.7% indirect controlling interest of the combined company.
Business Impact of the COVID-19 Pandemic
Since late 2019, the outbreak of a novel strain of coronavirus causing coronavirus disease 2019 (COVID-19) has materially and adversely affected the global economy. During the early phases of COVID-19 outbreak, the governmental restrictive measures resulted in significantly reduced mobility of our employees, causing most to work remotely. We implemented various precautionary measures and adjusted our employees’ work arrangements in accordance with the relevant regulations and policies, which allowed us to maintain a sufficient number of personnel to work on-site and continue our research and development activities. Since February 2020, all of our facilities have resumed normal operations. Nevertheless, the outbreak and continued impact of COVID-19 still caused delays in the research and development of Hydronidone and F573, because the governmental anti-epidemic measures resulted in limitations on our ability to fully devote human resources to our operations, freely travel to clinical trial sites and efficiently test and improve production technologies to facilitate optimization of our chemical, manufacturing and control (including production process, impurity research, quality research and stability research) compared to the pre-COVID-19 era.
Since late July 2021, COVID-19 has recurred in the form of the Delta variant in the PRC and overseas and since November 2021, another variant designated as Omicron has also been discovered in many cases around the globe (the “Recurrences”). The Recurrences did not have any material impact on our sales and marketing efforts and research and development activities. For more information regarding the risks related to COVID-19, see the section entitled “Risk Factors” beginning on page 34 of this proxy statement.
Components of Our Results of Operations
Revenue
Our revenues have been generated from the sales of drug products, including ETUARY and generic drugs, and the license of intellectual property related to transferring API technologies on omeprazole sodium enteric-coated, one of our generic drugs.
Drug Product Sales
We generate revenue through sales of ETUARY and certain generic drugs. We consider our generic drugs as cash flow generating assets until the approval for the respective drug expires, and we do not expect to further expand our R&D or commercialization efforts thereon afterwards. In years ended December 31, 2021 and 2022, our sales from generic drugs were $1.6 million and $1.8 million, respectively, accounting for 1.8% and 1.8% of the total revenue of the corresponding period. For the three months ended March 31, 2023 and 2022, our sales from generic drugs were $0.4 million and $0.3 million, respectively, accounting for 1.6% and 1.2% of the total revenue of the corresponding period. In line with the common practice in the PRC pharmaceutical industry and our sales strategy, our generic drugs are marketed and promoted by third-party distributors.
As we continue to expand in the IPF market, we expect revenue to increase as physicians continue to adopt ETUARY as a method of treatment. As discussed in the “Selling Expenses” section below, a significant portion of our efforts and resources are allocated to our sales team and distribution network in order to expand our service to more patients.
Our in-house sales and marketing teams market and promote ETUARY to the outlets including hospitals and other medical institutions as well as pharmacies mainly by way of academic promotion activities. From time to time, we also engage third-party promotion service providers to facilitate our marketing activities. We sell our products through third-party distributors, who purchase ETUARY from us and then resell to the outlets, where patients buy ETUARY with physician prescriptions.

During the years ended December 31, 2021 and 2022, distributors were our direct customers, and sales to distributors accounted for 100% of our revenue from ETUARY. Our distributors then sell ETUARY to the outlets, including hospitals and other medical institutions as well as pharmacies. ETUARY has been listed as a Category B drug in the NRDL since 2017. The following diagram illustrates our relationship with distributors, hospitals, pharmacies and patients:

In 2021 and 2022, the total revenue generated from our five largest customers on a group basis amounted to approximately $68.8 million and $78.3 million, respectively, representing 77.8% and 76.4%, respectively, of our revenue in each of the corresponding year. Meanwhile, the largest customer group accounted for 47.9% and 47.6%, respectively, of our revenue in 2021 and 2022. For the three months ended March 31, 2023 and 2022, the revenue generated from the largest customer group accounted for 49.7% and 48.4%, respectively, of our total revenue in the corresponding periods.
Many of our distributors are members of large pharmaceutical distributor groups in the PRC. In particular, sales derived from subsidiaries of Sinopharm Group Co. Ltd. (collectively with its subsidiaries, the “Sinopharm Group”) accounted for 47.9% and 47.6%, respectively, of our total sales in 2021 and 2022, and 49.7% and 48.4% of our total sales in the three months ended March 31, 2023 and 2022, respectively; see “Risk Factors—Risks Related to BC—Risks Relating to BC’s Financial Position and Need for Additional Capital—BC’s five largest customers accounted for a substantial amount of BC’s revenue during the years ended December 31, 2021 and 2022, and three months ended March 31, 2023, which subjects BC to concentration risks” in this proxy statement.
ETUARY has been included in the NRDL as a Part B drug since 2017 and therefore is entitled to partial reimbursement of the purchase price and patients are required to pay the remainder of the purchase price. Our selling price (i.e., ex-factory price charged to distributors and certain pharmacies) is set at a lower level than the ultimate purchase price. The difference between our selling price and the ultimate purchase price would allow reasonable profit margin of the distributors and retail pharmacies. We also set the selling price range of our products that are charged by our distributors to their end-customers in the distribution agreements, which is equal to the ultimate purchase price (i.e., approximately $104 or $106 per bottle) and which remained the same level since its launch in 2014 up to March 1, 2023.
License of Intellectual Property
We license intellectual property related to API technologies on omeprazole sodium enteric-coated to Fu Fang Chuan Gui Tincture. Revenue from licensing intellectual property is recognized when the control of the right to use of the license is transferred to the customer. Milestone payments, which are included in the transaction price to the extent that it is highly probable that a significant reversal of accumulative revenue recognized will not occur, represent a form of variable consideration when the uncertainty associated with the variable consideration is subsequently resolved. At the inception of each arrangement that includes milestone payments, we evaluates whether the milestones are considered highly probable of being achieved and estimates the amount to be included in the transaction price using the most likely amount method. Milestone payments that are not within the control of the Company, such as regulatory approvals, are not considered highly probable of being achieved until those approvals are received.

Cost of Sales
Cost of sales primarily consists of (i) raw material costs; (ii) staff costs for production employees; (iii) depreciation and amortization related to plants and equipment and intangible assets used in production; (iv) taxes and surcharges; (v) transportation costs; and (vi) miscellaneous.
Raw Material Costs and Suppliers
Raw material costs consist of costs for the purchase of the compounds required to create our drug products and materials related thereto. We expect our raw material costs as a percentage of drug product sales to be stable in the future.
During the years ended December 31, 2021 and 2022, fluctuations in raw materials costs have not had a material impact on our results of operations or gross profit margin. For 2021 and 2022, purchases from our five largest suppliers in aggregate accounted for 16.5% and 16.3% of our total purchases (including value added tax), respectively and purchases from our largest supplier accounted for 5.6% and 5.0% of our total purchases for the same periods (including value added tax), respectively. During the three months ended March 31, 2022 and 2023, purchases from our five largest suppliers in the aggregate accounted for 24.2% and 17.3% of our total purchases (including value added tax), respectively, and purchases from our largest supplier accounted for 10.8% and 6.5% of our total purchases for the same periods (including value added tax), respectively.
Staff Costs
Staff costs primarily consist of salaries and benefits for our production staff. Staff costs are impacted by the average social wage and benefits levels, which we expect to increase in the future.
Depreciation and Amortization
Depreciation and amortization is comprised of machinery, buildings, capitalized development costs and various machinery equipment and intellectual property. We expect expenses particularly related to depreciation to increase moderately as we continue to invest in our production capabilities and accommodate the expected future increase in drug product sales.
Selling, General and Administrative Expenses
Selling Expenses
Selling expenses primarily relate to sales of ETUARY and consist of conference expenses incurred from hosting academic conferences, seminars and symposia; promotional expenses associated with market education on ETUARY for its use in hospitals; and staff costs primarily consisting of salaries and benefits for our in-house marketing and promotion staff. The IPF market in China is expanding and we plan to increase investment in doctor education and market awareness, which we expect will result in greater patient market share.
General and Administrative Expenses
General and administrative expenses consist of (i) accounting, IT, legal, administrative, and other internal service staff costs; (ii) share-based compensation representing share options granted to our functional employees; (iii) professional service fees, primarily for legal and accounting services; and (iv) other miscellaneous expenses.
Our general and administrative expenses will decrease in the near future because we incurred one-time professional service fees during our previously contemplated initial public offering process.
Research and Development Expenses (R&D)
Our R&D expenses consist of (i) R&D department staff costs, (ii) materials and utilities costs, (iii) pre-clinical research costs, (iv) clinical trial costs, (v) intellectual property costs associated with our acquisition of intellectual property rights, and (vi) share-based compensation for research and development staff. The R&D expenses represent our development expenses in pre-clinical and clinical research.
Our efforts are focused on adding indications for ETUARY and Hydronidone. The number of patients enrolled in clinical trials and the speed of patient enrollment are the key factors that impact our R&D costs.

We expect our R&D costs will continue to increase for the foreseeable future as we enroll more patients in our clinical trials and increase R&D activities.
Results of Operations
The following table summarizes our results of operations for the periods presented (in millions):
	Three Months Ended March 31,		Change		Year Ended December 31,		Change
	2023	2022	Dollars	%	2022	2021	Dollars	%
Revenue	24.6	25.0	(0.4)	(1.6)	$102.5	$88.5	$14.0	15.8
Cost of Sales	(1.1)	(1.2)	0.1	(8.3)	(4.5)	(4.0)	(0.5)	12.5
Gross Profit	23.5	23.8	(0.3)	(1.3)	98.0	84.5	13.5	16.0
Other Income and Gains	0.2	0.1	0.1	100.0	1.6	0.8	0.8	100.0
Research and Development Expenses	(1.6)	(2.1)	0.5	(23.8)	(8.5)	(7.2)	(1.3)	18.1
Selling Expenses	(12.8)	(11.3)	(1.5)	13.3	(52.6)	(44.1)	(8.5)	19.3
General and Administrative Expenses	(1.9)	(2.4)	0.5	(20.8)	(8.9)	(3.6)	(5.3)	147.2
Other Expenses	(0.3)	(0.1)	(0.2)	200.0	(1.2)	(1.0)	(0.2)	20.0
Finance Costs	—	—	—	—	—	(0.1)	0.1	(100.0)
Profit before Tax	7.1	8.0	(0.9)	(11.3)	28.4	29.3	(0.9)	(2.7)
Income Tax Expense	(1.7)	(1.8)	0.1	(5.6)	(5.9)	(6.1)	0.2	(3.3)
Net Profit	$5.4	$6.2	$ (0.8)	(12.9)	$22.5	$23.2	$(0.7)	(3.0)
Comparison of the Three Months Ended March 31, 2023 and 2022
Revenues
Revenue was $24.6 million for the three months ended March 31, 2023, a decrease of $0.4 million, compared to $25.0 million for the three months ended March 31, 2022. In RMB terms, revenue increased by 5.7% for the three months ended March 31, 2023 as compared to the same period in 2022. Excluding the foreign exchange rate influence, the increase was primarily due to an increase in the sales volume of ETUARY of 13,370 bottles. This reflects the strong market demand in the first quarter of 2023 compared with the same period last year, and our efforts to enhance our sales and marketing capabilities.
The drug products we sell consist of ETUARY and certain generic drugs. We consider our generic drugs as cash flow generating assets until the approval for the respective drug expires, and we do not expect to further expand our R&D or commercialization efforts thereon afterwards. A breakdown of revenue by products is set forth in the following table (in millions):
	Three Months Ended March 31,		Change
	2023	2022	Dollars	%
ETUARY	24.2	24.7	(0.5)	(2.0)
Generic Drugs	0.4	0.3	0.1	33.3
Total	$24.6	$25.0	$(0.4)	(1.6)
The following table sets forth the average selling price and sales volume of ETUARY in the three months ended March 31, 2023 and 2022:
	Three Months Ended March 31,
	2023		2022
	Average selling price	Sales volume	Average selling price	Sales volume	% change in average selling price	% change in sales volume
	$	Bottles ‘000	$	Bottles ‘000
ETUARY	91.8	264	98.4	251	(6.7)	5.2

Cost of Sales
The following table summarizes the period-over-period changes in the cost of sales for the periods presented (in millions):
	Three Months Ended March 31,		Change
	2023	2022	Dollars	%
Raw Materials	0.6	0.6	—	—
Production Employees	0.2	0.2	—	—
Taxes and Surcharges	0.1	0.1	—	—
Miscellaneous	0.2	0.3	(0.1)	(33.3)
Total Cost of Sales	$1.1	$1.2	$(0.1)	(8.3)
Costs of sales were $1.1 million for the three months ended March 31, 2023, a decrease of $0.1 million compared to $1.2 million for the three months ended March 31, 2022. In RMB terms, costs of sales increased by 1.4% for the three months ended March 31, 2023 as compared to the same period in 2022.The increase in RMB terms is materially consistent with the increase in volume of net product sales.
Gross Profit and Gross Profit Margin
Our gross profit represents our revenue less our cost of sales, and our gross profit margin represents our gross profit as a percentage of our revenue. Our gross profit amounted to $23.5 million and $23.8 million for the three months ended March 31, 2023 and 2022, respectively, while our gross profit margin reached 95.5% and 95.2% during the same periods. In RMB terms, our gross profit increased by 6.0% for the three months ended March 31, 2023 as compared to the same period in 2022. Specifically, the following table sets forth the breakdown of gross profit from sales of drug products in absolute amounts and gross profit margin in percentages by product type for the periods indicated:
	Three Months Ended March 31,
	2023		2022
	Gross profit	Gross profit margin	Gross profit	Gross profit margin
	Dollars	%	Dollars	%
ETUARY	23.4	96.7	23.7	96.0
Generic Drugs	0.1	3.5	0.1	6.7
TOTAL	$23.5	95.5	$23.8	95.2
Our gross profit margin levels are high due to our mature technology and significant cost reduction due to the scale effect. We believe that our gross margin rate is within a reasonable range.
Our gross margins have remained stable over the last two years and we believe they will remain relatively stable in the future. We expect no material favorable or unfavorable impact on revenues or gross profit margins.
The following table summarizes the gross-margin rate changes for the periods presented:
Three Months Ended March 31,	Revenue (ETUARY) ('000s)	Cost of sales (ETUARY) ('000s)	Sales quantity (Bottles)	Unit selling price	Unit cost	Gross margin rate
2023	$24,223	$809	263,940	$91.8	$3.1	96.7%
2022	$24,653	$977	250,570	$98.4	$3.9	96.0%
However, if the scope of the centralized volume-based procurement is expanded in the future to include ETUARY or our other drug candidates, if commercialized, it may cause their retail prices to decrease, which would result in a material negative impact on our revenues and gross margins. For more detail, see “Risk Factors—Risks Related to BC—Risks Relating to the Research and Development and Sales and Distribution of BC’s Drugs and Drug Candidates—The policies of centralized volume-based procurement set by the PRC government may cover BC’s products in the future, and the prices of BC’s products may decrease, which in turn may have a material adverse impact on BC’s revenue, financial condition and results of operation.”

Research and Development Expenses
The following table summarizes the period-over-period changes in R&D expenses for the periods presented (in millions):
	Three Months Ended March 31,		Change
	2023	2022	Dollars	%
R&D Staff	0.5	0.5	—	—
Materials and Utilities	0.6	0.8	(0.2)	(25.0)
Pre-clinical Research	0.2	0.2	—	—
Clinical Trials	0.1	0.4	(0.3)	(75.0)
Intellectual Property	—	—	—	—
Depreciation and Amortization	0.1	0.1	—	—
Share-Based Compensation	—	0.1	(0.1)	(100.0)
Others	0.1	—	0.1	100.0
Total R&D Expenses	$1.6	$2.1	$ (0.5)	(23.8)
R&D expenses were $1.6 million for the three months ended March 31, 2023, a decrease of $0.5 million compared to $2.1 for the three months ended March 31, 2022. This decrease was primarily due to decrease in clinical trials expense and materials used.
Selling Expenses
The following table summarizes the period-over-period changes in selling expenses for the periods presented (in millions):
	Three months ended December 31,		Change
	2023	2022	Dollars	%
Conferences	3.1	2.7	0.4	14.8
Promotional	5.1	4.5	0.6	13.3
Marketing and Sales Staff	4.1	3.7	0.4	10.8
Travelling	0.3	0.2	0.1	50.0
Others	0.2	0.2	—	—
Total Selling Expenses	$12.8	$11.3	$1.5	13.3
Selling expenses were $12.8 million for the three months ended March 31, 2023, an increase of $1.5 million compared to $11.3 million for the three months ended March 31, 2022. This increase was primarily due to increases in our staff costs, promotional activities and conferences.
General and Administrative Expenses
The following table summarizes the period-over-period changes in general and administrative expenses for the periods presented (in millions):
	Three Months Ended March 31,		Change
	2023	2022	Dollars	%
Staff	0.4	0.6	(0.2)	(33.3)
Professional Fees	1.1	1.0	0.1	10.0
Share-Based Compensation	0.2	0.5	(0.3)	(60.0)
Depreciation and Amortization	0.1	0.1	—	—
Miscellaneous	0.1	0.2	(0.1)	(50.0)
Total General and Administrative Expenses	$1.9	$2.4	$ (0.5)	(20.8)

General and Administrative Expenses were $1.9 million for the three months ended March 31, 2023, a decrease of $0.5 million compared to $2.4 million for the three months ended March 31, 2022. The decrease was primarily due to the decrease in recognition of share-based compensation expenses in accordance with the applicable IFRS schedule.
Comparison of the Years Ended December 31, 2022 and 2021
Revenues
The following table summarizes the period-over-period changes in revenue for the periods presented (in millions):
	Year Ended December 31,		Change
	2022	2021	Dollars	%
Sale of Pharmaceutical Products	$101.1	$88.4	$12.7	14.4
License of Intellectual Property	1.4	0.1	1.3	1419.8
Total Revenue	$102.5	$88.5	$14.0	15.8
Revenue was $102.5 million for the year ended December 31, 2022, an increase of $14 million, compared to $88.5 million for the year ended December 31, 2021. The increase was primarily due to an increase in the sales volume of ETUARY of $12.5 million, despite temporary delays in sales due to the impact of the COVID-19 pandemic in China, beginning with reoccurrences in the first quarter of 2022, and an increase in revenue of $1.3 million as a result of licensing our intellectual property.
The drug products we sold consist of ETUARY and certain generic drugs. We consider our generic drugs as cash flow generating assets until the approval for the respective drug expires, and we do not expect to further expand our R&D or commercialization efforts thereon afterwards. A breakdown of revenue by products is set forth in the following table (in millions):
	Year Ended December 31,		Change
	2022	2021	Dollars	%
ETUARY	$99.3	$86.8	$12.5	14.4
Generic Drugs	1.8	1.6	0.2	12.5
Total	$101.1	$88.4	$12.7	14.4
The following table sets forth the average selling price and sales volume of ETUARY in 2021 and 2022:
	Year Ended December 31,
	2022		2021
	Average selling price	Sales volume	Average selling price	Sales volume	% change in average selling price	% change in sales volume
	$	Bottles ‘000	$	Bottles ‘000
ETUARY	92.6	1,073	95.6	908	(3.1)	18.2
Cost of Sales
The following table summarizes the period-over-period changes in the cost of sales for the periods presented (in millions):
	Year Ended December 31,		Change
	2022	2021	Dollars	%
Raw Materials	$2.3	$2.0	$0.3	15.0
Production Employees	0.8	0.7	0.1	14.3
Taxes and Surcharges	0.6	0.5	0.1	20.0
Miscellaneous	0.8	0.8	(0.0)	—
Total Cost of Sales	$4.5	$4.0	$0.5	12.5

Costs of sales were $4.5 million for the year ended December 31, 2022, an increase of $4.0 million, compared to $0.5 million for the year ended December 31, 2021. The increase is materially consistent with the increase in volume of net product sales.
Gross Profit and Gross Profit Margin
Our gross profit represents our revenue less our cost of sales, and our gross profit margin represents our gross profit as a percentage of our revenue. Our gross profit amounted to $98.0 million and $84.5 million for the years ended December 31, 2021 and 2022, respectively, while our gross profit margin reached 95.6% and 95.5% during the same years. Specifically, the following table sets forth the breakdown of gross profit from sales of drug products in absolute amounts and gross profit margin in percentages by product type for the years/periods indicated:
	Year Ended December 31,
	2022		2021
	Gross profit	Gross profit margin	Gross profit	Gross profit margin
	Dollars	%	Dollars	%
ETUARY	96.3	96.9	84.4	97.2
Generic Drugs	0.3	17.9	0.1	1.9
	$96.6	95.5	$84.5	95.5
Our gross profit margin levels are high due to our mature technology and significant cost reduction due to the scale effect. We believe that our gross margin rate is within a reasonable range.
Our gross margins have remained stable over the last two years and are expected to remain relatively stable in the future. We expect no material favorable or unfavorable impact on revenues or gross profit margins.
The following table summarizes the gross-margin rate changes for the periods presented:
Year ended December 31,	Revenue (ETUARY) ('000s)	Cost of goods sales (ETUARY) ('000s)	Sales quantity (Bottles)	Unit selling price	Unit cost	Gross margin rate
2021	$86,835	$2,459	907,858	$95.6	$2.70	97.2%
2022	$99,341	$3,015	1,072,740	$92.60	$2.81	97.0%
For the years ended December 31, 2022 and 2021, the unit cost of each bottle of ETUARY was approximately $2.80, of which the cost of raw materials accounts for approximately half, and the proportion of which has remained stable. The other 50% of the cost are labor and overhead, which are also relatively stable.
The market supply of major raw materials is sufficient to maintain stable procurement prices. The historical gross margin rates when ETUARY was first approved and sold are as below:
The gross margin rate has improved since 2014 and has remained stable in the most recent four years.
Year	Gross Margin Rate
2014	88.35%
2015	92.46%
2016	94.68%
2017	94.74%
2018	94.94%
2019	96.28%
2020	96.04%
2021	97.17%
2022	96.96%
However, if the scope of the centralized volume-based procurement is expanded in the future to include ETUARY or our other drug candidates, if commercialized, it may cause their retail prices to decrease, which would result in a material negative impact on our revenues and gross margins. For more detail, see “Risk Factors—Risks Related to BC—Risks Relating to the Research and Development and Sales and Distribution of BC’s Drugs and Drug

Candidates—The policies of centralized volume-based procurement set by the PRC government may cover BC’s products in the future, and the prices of BC’s products may decrease, which in turn may have a material adverse impact on BC’s revenue, financial condition and results of operation.”
Research and Development Expenses
The following table summarizes the period-over-period changes in R&D expenses for the periods presented (in millions):
	Year Ended December 31,		Change
	2022	2021	Dollars	%
R&D Staff	$2.2	$2.1	$0.1	4.8
Materials and Utilities	2.8	1.9	0.9	47.4
Pre-clinical Research	1.1	1.8	(0.7)	(38.9)
Clinical Trials	1.5	0.6	0.9	150.0
Intellectual Property	—	0.1	(0.1)	(100.0)
Depreciation and Amortization	0.5	0.5	—	0.0
Share-Based Compensation	0.2	—	0.2	100.0
Others	0.2	0.2	—	0.0
Total R&D Expenses	$8.5	$7.2	$1.3	18.1
R&D expenses were $8.5 million for the year ended December 31, 2022, an increase of $1.3 million, compared to $7.2 million for the year ended December 31, 2021. The increase was primarily due to an increase in clinical trial costs in line with our continued progress in conducting clinical trials for our drug candidates.
Selling Expenses
The following table summarizes the period-over-period changes in selling expenses for the periods presented (in millions):
	Year Ended December 31,		Change
	2022	2021	Dollars	%
Conferences	$12.4	$10.6	$1.8	17.0
Promotional	23.7	18.1	5.6	30.9
Marketing and Sales Staff	14.9	13.3	1.6	12.0
Travelling	0.6	1.0	(0.4)	(40.0)
Others	1.0	1.1	(0.1)	(9.1)
Total Selling Expenses	$52.6	$44.1	$8.5	19.3
Selling expenses were $52.6 million for the year ended December 31, 2022, an increase of $8.5 million, compared to $44.1 million for the year ended December 31, 2021. This increase was primarily due to increases in our staff costs, promotional activities and conferences.
General and Administrative Expenses
The following table summarizes the period-over-period changes in general and administrative expenses for the periods presented (in millions):
	Year Ended December 31,		Change
	2022	2021	Dollars	%
Staff	$2.9	$2.1	$0.8	38.1
Professional Fees	3.8	0.7	3.1	442.9
Share-Based Compensation	1.1	(0.2)	1.3	100.0
Depreciation and Amortization	0.6	0.7	(0.1)	(14.3)
Miscellaneous	0.5	0.3	0.2	66.7
Total General and Administrative Expenses	$8.9	$3.6	$5.3	147.2

General and Administrative Expenses were $8.9 million for the year ended December 31, 2022, an increase of $5.3 million, compared to $3.6 million for the year ended December 31, 2021. The increase was primarily due to an increase in our professional service fees incurred in 2022 related to our previously contemplated initial public offering process and share-based compensation expenses.
Other Income (Expense), net
Other Income was $0.4 million for the year ended December 31, 2022, an increase of $0.7 million, compared to expense, net of $0.3 million for the year ended December 31, 2021. The increase was due to the increase of government grants in 2022.
Liquidity and Capital Resources
Funding Requirements
We believe that our available cash and cash equivalents as of the date of this proxy statement will be sufficient to fund our anticipated level of operations for at least the next 12 months. We expect to use cash flows from operations to meet our current and future financial obligations, including funding our operations, and capital expenditures. Our ability to make these payments depends on our future performance, which will be affected by financial, business, economic, regulatory and other factors, many of which we cannot control. Factors that may affect financing requirements include, but are not limited to:
•	the timing, progress, cost and results of our clinical trials, preclinical studies and other discovery and research and development activities;
•	the timing and outcome of, and costs involved in, seeking and obtaining marketing approvals for our products, and in maintaining quality systems standards for our products;
•	the timing of, and costs involved in, commercial activities, including product marketing, sales and distribution;
•	our ability to successfully commercialize and to obtain regulatory approval for, and successfully commercialize our other or future product candidates;
•	increases or decreases in revenue from our marketed products, including decreases in revenue resulting from generic entrants or health epidemics or pandemics such as COVID-19;
•	the number and development requirements of other product candidates that we pursue;
•	our ability to manufacture sufficient quantities of our products to meet expected demand;
•	the costs of preparing, filing, prosecuting, maintaining and enforcing any patent claims and other intellectual property rights, litigation costs and the results of litigation;
•	our ability to enter into collaboration, licensing or distribution arrangements and the terms and timing of these arrangements;
•	the potential need to expand our business, resulting in additional payroll and other overhead expenses;
•	the potential in-licensing of other products or technologies;
•	the emergence of competing technologies or other adverse market or technological developments; and
•	the impacts of inflation and resulting cost increases.
Future capital requirements will also depend on the extent to which we acquire or invest in additional complementary businesses, products and technologies.
Sources of Liquidity
We have financed our operations primarily through cash generated from our operating activities, and our primary use of cash is to fund our capital expenditures and operating expenses, which primarily consist of purchase of fixed assets and intangible assets, R&D expenses, selling expenses and general and administrative expenses. Going forward, we believe that our liquidity requirements will be satisfied with cash flows generated from our operating activities. As of December 31, 2022, we had cash and cash equivalents of $23.5 million. As of March 31, 2023, we had cash and cash equivalents of $26.5 million. Taking into account the financial resources available to us, we believe that we have sufficient working capital to meet our present requirements for the next 12 months from the date of this proxy statement.
Cash Flows
The following table summarizes our cash flows for the periods set forth below (in millions):
	Three Months Ended March 31,		Year Ended December 31,
	2023	2022	2022	2021
Net cash flow from operating activities	$11.9	$9.0	$19.2	$20.5
Net cash flow used in investing activities	(9.0)	(3.1)	(19.1)	(8.1)
Net cash flow used in financing activities	(0.1)	(0.1)	(0.5)	(6.7)
Effect of foreign exchange rate changes on cash and cash equivalents	0.2	0.1	(2.2)	0.5
Net increase (decrease) in cash and cash equivalents	$3.0	$5.9	$(2.6)	$6.2
Operating Activities
Net cash flow from operating activities for the year ended December 31, 2022 was $19.2 million, and consisted of $28.4 million from profit before tax, offset by $7.9 million from increase of accounts receivable and $6.3 million from income tax paid. The decrease in net cash flows from operating activities was $1.3 million, and was primarily due to $8.4 million in increased selling expenses, $5.3 million in increased general and administrative expenses and $1.3 million in increased research and development expenses offset by $13.9 million increase in sales.
Net cash flow from operating activities for the year ended December 31, 2021 was $20.5 million, and consisted of $29.3 million from profit before tax, offset by $2.4 million from increase of inventory, $1.9 million from increase of accounts receivable and $5.0 million from income tax paid.
Net cash flow from operating activities for the three months ended March 31, 2023 was $11.9 million, and principally consisted of $7.1 million from profit before tax, $4.3 million from decrease of accounts receivable, and $0.5 million from decrease of inventory. The increase in net cash flows from operating activities was $2.9 million, and was primarily due to the impact of the COVID-19 epidemic at the end of 2022, because customers were unable to make timely payments in December 2022, resulting in delayed payments being made in the first quarter of 2023.
Net cash flow from operating activities for the three months ended March 31, 2022 was $9.0 million, and principally consisted of $7.9 million from profit before tax, and $2.3 million from increase in other payable and accruals, offset by $1.3 million from increase in deposits and other receivables.
Investing Activities
During the year ended December 31, 2022, the net cash used in investing activities was $19.1 million, and consisted of $5.1 million purchase in property, plant and equipment, $6.5 million purchase in intangible assets and $7.5 million purchase of long-term bank deposits. The increase in net cash used in investing activities was $11.0 million as compared with 2021, primarily as a result of (i) purchase of long-term bank deposit of $7.5 million and (ii) increase in purchasing of property, plant and equipment of $4.0 million.
During the year ended December 31, 2021, the net cash used in investing activities was $8.1 million, and consisted of $1.1 million purchase in property, plant and equipment and $7.2 million purchase in intangible assets.
Net cash flow used in investing activities for the three months ended March 31, 2023 was $9.0 million, and consisted of (i) purchase of long-term bank deposit of $5.8 million, (ii) purchase of property, plant and equipment of $1.8 million, and (iii) purchase of intangible assets of $1.4 million.
Net cash flow used in investing activities for the three months ended March 31, 2022 was $3.1 million, and consisted of $0.6 million purchase in property, plant and equipment and $2.5 million purchase in intangible assets.

Financing Activities
During the year ended December 31, 2022, net cash used in financing activities was $0.5 million. The decrease in net cash used in financing activities was $6.2 million as compared with 2021, and was primarily as a result of repayment of bank loans in 2021.
Net cash flow used in operating activities for the three months ended March 31, 2023 was $0.1 million, and consisted of the payment of the principal portion and interest for lease liabilities.
Net cash flow used in financing activities for the three months ended March 31, 2022 was $0.1 million, and consisted of the payment of the principal portion and interest for lease liabilities.
Contractual Obligations and Commitments
Operating Lease Obligations
We lease office space for our corporate headquarters in Beijing, China under a lease that expires in June 2024. As of December 31, 2022, undiscounted future minimum lease payments amounted to $0.7.
Capital commitments (in millions)
	Year Ended December 31,
	2022	2021
Contracted, but not provided for:
Property, plant and equipment	$5.9	$0.2
Research and development	30.7	27.1
Total	$36.6	$27.3
Off-Balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.
Critical Accounting Policies and Significant Judgments and Estimates
Our consolidated financial statements are prepared in accordance with IFRS as issued by the IASB. The significant accounting policies and methods used in preparation of BC’s consolidated financial statements are described in Note 2.4, Summary of Significant Accounting Policies, in the Audited Financial Statements of Beijing Continent Pharmaceuticals Co., Ltd to this proxy statement. The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amount of revenue and expenses during the reported periods. There can be no assurance that actual results will not differ from those estimates. We have identified certain estimates as critical to our business operations and the understanding of our results of operations.
Revenue from Contracts with Customers
We applied the following judgment that significantly affects the determination of the amount and timing of revenue from contracts with customers.
Determining the Method to Estimate Consideration Payable to a Customer
Certain contracts for the sale of pharmaceutical products include certain sales rebates, which are incurred after the control rights of products are passed to distributors, and give rise to consideration payable to a customer. Since the exact amounts of the rebates are not finalized at the time of revenue recognition, we apply deductions from revenue based on our historical experience. There may be differences between the deductions and the actual settlements. In estimating consideration payable to a customer, we are required to use either the expected value method or the most likely amount method, depending on which method better predicts the amount of consideration to which it will be entitled.
We have determined that the most likely amount method is the appropriate method to use in estimating consideration payable to a customer.

Determining the Method to Estimate Variable Consideration and Assessing the Constraint for the Sale of Pharmaceutical Products
Certain contracts for the sale of pharmaceutical products include the right to return products due to defects, which gives rise to variable consideration. In estimating variable consideration, we are required to use either the expected value method or the most likely amount method based on which method better predicts the amount of consideration to which it will be entitled. We determined that the expected value method is the appropriate method to use in estimating the variable consideration for the sale of pharmaceutical products with rights of return due to defective products given the large number of customer contracts that have similar characteristics.
Before including any amount of variable consideration in the transaction price, we consider whether the amount of variable consideration is constrained. We determined that the estimates of variable consideration are not constrained based on its historical experience, business forecast and the current economic conditions. In addition, the uncertainty on the variable consideration will be resolved within a short time frame.
Development Costs
Development costs are capitalized at the end of each of the reporting periods in accordance with the accounting policy for research and development expenses. Determining the commencement date of the capitalization period requires our management to make assumptions regarding our intention to complete and our ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the project and the ability to measure reliably the expenditure during the development stage.
Impairment of Non-Financial Assets
We assess whether there are any indicators of impairment for all non-financial assets at the end of each of the reporting periods. Product development in progress is tested for impairment annually and at other times when such an indicator exists. Other non-financial assets are tested for impairment when there are impairment indicators. An impairment exists when the carrying value of an asset or a cash-generating unit exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The calculation of the fair value less costs of disposal is based on available data from binding sales transactions in an arm’s length transaction of similar assets or observable market prices less incremental costs for disposing of the asset. When value in use calculations are applied, management must estimate the expected future cash flows from the asset or cash-generating unit and choose a suitable discount rate in order to calculate the present value of those cash flows.
Recently Issued Accounting Pronouncements
The Company has not applied the following new and revised IFRSs, that have been issued but are not yet effective, in the financial statements.
Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture[2]
IFRS 17	Insurance Contracts[1]
Amendments to IFRS 17	Insurance Contracts[1,3]
Amendments to IAS 1	Classification of Liabilities as Current or Non-current (the “2020 Amendments”)[4,5]
Amendments to IAS 1	Non-current Liabilities with Covenants (the “2022 Amendments”)[4]
Amendments to IAS8	Definition of Accounting Estimates[1]
Amendments to IAS 1 and IFRS Practice Statement 2	Disclosure of Accounting Policies[1]
Amendments to IAS 12	Deferred Tax related to Assets and Liabilities arising from a Single Transaction[1]
Amendments to IFRS 16	Lease Liability in a Sale and Leaseback[4]
1	Effective for annual periods beginning on or after January 1, 2023.
2	No mandatory effective date yet determined but available for adoption.
3
As a consequence of the amendments to IFRS 17 issued in June 2020, IFRS 4 was amended to extend the temporary exemption that permits insurers to apply IAS 39 rather than IFRS 9 for annual periods beginning before January 1, 2023.

4	Effective for annual periods beginning on or after January 1, 2024.
5	As a consequence of the 2022 Amendments, the effective date of the 2020 Amendments was deferred to annual periods beginning on or after January 1, 2024.
We are in the process of making an assessment of the impact of these new and revised IFRSs upon initial application and has concluded that the adoption of them will not have a material impact on the our financial position and financial performance.
Quantitative and Qualitative Disclosures About Market Risks
Foreign currency risk
BC mainly operates in Mainland China with transactions primarily settled in RMB. The foreign exchange risk arising from recognized assets and liabilities is considered to be minimal.
Credit risk
BC trades only with recognized and creditworthy third parties. It is BC’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures. In addition, balances of receivables are monitored on an ongoing basis and BC’s exposure to bad debts is not significant.
The credit risk of BC’s other financial assets, which comprise cash and bank balances, bank deposits and other receivables included in BC’s financial statements, arises from default of counterparty with a maximum exposure equal to the carrying amounts of these instruments.
Since BC trades only with recognized and creditworthy third parties, there is no requirement for collateral. For trade and other receivables, the credit quality of the counterparties is assessed by taking into account their financial position, credit history and other factors. Given the constant repayment history, BC is of the opinion that the risk of default by these counterparties is not significant.
At the end of each reporting period, BC had certain concentrations of credit risk. As of December 31, 2022 and 2021, $30,858.9 and $26,082.5, respectively, were deposited with various major reputable financial institutions located in the PRC. As of March 31, 2023 and 2022, $39,837.5 and $31,949.4, respectively, were deposited with various major reputable financial institutions located in the PRC. In May 2015, a new Deposit Insurance System (“DIS”) managed by the People’s Bank of China (“PBOC”) was implemented by the PRC government. Deposits in the licensed banks in mainland China are protected by DIS, up to a limit of approximately $71.8. In the event of bankruptcy of one of these financial institutions, BC may be unable to claim its deposits back in full. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions.
As of December 31, 2022 and 2021, BC had trade receivables arising from product sales of $15,738.9 and $10,117.2, respectively. As of March 31, 2023 and 2022, BC had trade receivables arising from product sales of $12,600.8 and $10,706.2, respectively. BC monitors economic conditions to identify facts or circumstances that may indicate receivables are at risk of collection. As of December 31, 2022 and 2021, BC's three largest customers contributed a total of 69.7% and 77.7% of trade receivables, respectively. As of March 31, 2023 and 2022, BC’s three largest customers contributed a total of 76.2% and 77.1% of trade receivables, respectively.
For the year ended December 31, 2022, revenue contributed by BC's three largest customers represented 48.3%, 11.4% and 10.9% of pharmaceutical product revenue, respectively. For the three months ended March 31, 2023, revenue contributed by BC’s three largest customers represented 49.7%, 13.4% and 10.1% of pharmaceutical product revenue, respectively. For the year ended December 31, 2021, revenue contributed by BC's three largest customers represented 48.0%, 12.0% and 10.9% of pharmaceutical product revenue, respectively. For the three months ended March 31, 2022, revenue contributed by BC’s three largest customers represented 48.4%, 12.5% and 10.8% of pharmaceutical product revenue, respectively.
The tables below show the credit quality and the maximum exposure to credit risk based on BC's credit policy, which is mainly based on past due information unless other information is available without undue cost or effort, and year-end staging classification as of December 31, 2022 and 2021.
The amounts presented are gross carrying amounts for financial assets (in thousands).
As at December 31, 2022

	12-month ECLs	Lifetime ECLs
	Stage 1	Stage 2	Stage 3	Simplified approach	Total
Trade receivables	—	—	—	$15,738.9	$15,738.9
Debt investments at fair value through other comprehensive income	—	—	—	1,521.6	1,521.6
Financial assets included in prepayments, deposits and other receivables	976.2	—	—	—	976.2
Cash and bank balances	23,464.4	—	—	—	23,464.4
Bank deposits	7,394.5	—	—	—	7,394.5
	$31,835.1	—	—	$17,260.5	$49,095.6
As at December 31, 2021
	12-month ECLs	Lifetime ECLs
	Stage 1	Stage 2	Stage 3	Simplified approach	Total
Trade receivables	—	—	—	$10,117.2	$10,117.2
Debt investments at fair value through other comprehensive income	—	—	—	389.0	389.0
Financial assets included in prepayments, deposits and other receivables	872.8	—	—	—	872.8
Cash and bank balances	26,082.5	—	—	—	26,082.5
	$26,955.3	—	—	$10,506.2	$37,461.5
The tables below show the credit quality and the maximum exposure to credit risk based on BC's credit policy, which is mainly based on past due information unless other information is available without undue cost or effort, and periods-end staging classification as of March 31, 2023 and 2022.
The amounts presented are gross carrying amounts for financial assets (in thousands).
As at March 31, 2023
	12-month ECLs	Lifetime ECLs
	Stage 1	Stage 2	Stage 3	Simplified approach	Total
Trade receivables	—	—	—	$12,600.8	$12,600.8
Debt investments at fair value through other comprehensive income	—	—	—	608.3	608.3
Financial assets included in prepayments, deposits and other receivables	1,074.1	—	—	—	1,074.1
Cash and bank balances	26,459.2	—	—	—	26,459.2
Bank deposits	13,378.2	—	—	—	13,378.2
	$40,911.5	—	—	$13,209.1	$54,120.6

As at March 31, 2022
	12-month ECLs	Lifetime ECLs
	Stage 1	Stage 2	Stage 3	Simplified approach	Total
Trade receivables	—	—	—	$10,706.2	$10,706.2
Debt investments at fair value through other comprehensive income	—	—	—	332.7	332.7
Financial assets included in prepayments, deposits and other receivables	937.7	—	—	—	937.7
Cash and bank balances	31,949.4	—	—	—	31,949.4
	$32,887.1	—	—	$11,038.9	$43,926.0
Liquidity risk
BC’s policies are to maintain sufficient cash and bank balances and to have available funding through bank and other borrowings to meet its working capital requirements.
The maturity profile of BC’s financial liabilities as at the end of the reporting period, based on the contractual undiscounted payments, is as follows (in thousands):
As at December 31, 2022
	On demand	Less than 1 year	1 to 2 years	2 to 5 years	Total
Trade payables	$122.0	—	—	—	$122.0
Financial liabilities included in customers’ deposits, other payables and accruals	3,225.0	—	—	—	3,225.0
Amounts due to related parties	112.7	—	—	—	112.7
Lease liabilities	—	510.7	232.6	—	743.3
	$3,459.7	$510.7	$232.6	—	$4,203.0
As at December 31, 2021
	On demand	Less than 1 year	1 to 2 years	2 to 5 years	Total
Trade payables	$251.0	—	—	—	$251.0
Financial liabilities included in customers’ deposits, other payables and accruals	1,574.3	—	—	—	1,574.3
Amounts due to related parties	107.1	—	—	—	107.1
Lease liabilities	—	538.0	528.4	239.5	1,305.9
	$1,932.4	$538.0	$528.4	$239.5	$3,238.3
As at March 31, 2023
	On demand	Less than 1 year	1 to 2 years	2 to 5 years	Total
Trade payables	$279.6	—	—	—	$279.6
Financial liabilities included in customers’ deposits, other payables and accruals	1,332.6	—	—	—	1,332.6
Amounts due to related parties	112.6	—	—	—	112.6
Lease liabilities	—	507.3	122.5	—	629.8
	$1,724.8	$507.3	$122.5	—	$2,354.6

As at March 31, 2022
	On demand	Less than 1 year	1 to 2 years	2 to 5 years	Total
Trade payables	$198.5	—	—	—	$198.5
Financial liabilities included in customers’ deposits, other payables and accruals	913.5	—	—	—	913.5
Amounts due to related parties	125.7	—	—	—	125.7
Lease liabilities	—	575.9	544.9	—	1,120.8
	$1,237.7	$575.9	$544.9	—	$2,358.5

MANAGEMENT FOLLOWING THE CONTRIBUTIONS
Executive Officers and Directors of the Combined Company Following the Contributions
Upon the completion of the Contributions, the business and affairs of the combined company will be managed under the direction of the combined company’s board of directors, subject to the requirements of Delaware law.
The combined company’s board of directors will initially be fixed at eight (8) members, consisting of three (3) current Catalyst board members (Thomas Eastling, Ying Luo, Ph.D. and Nassim Usman, Ph.D.), two (2) current BC board members (Songjiang Ma and Charles Wu, Ph.D.) and three (3) other board members (Gordon G. Carmichael, Ph.D., Renate Parry, Ph.D and Han Ying, Ph.D). In conjunction with the completion of the Contributions, current Catalyst board members, Andrea Hunt and Augustine Lawlor, are expected to resign as members of the Catalyst’s board. The staggered structure of the current Catalyst board of directors will remain in place for the combined company’s board of directors following the completion of the Contributions, with Class I directors holding terms expiring at the 2025 Annual Meeting, Class II directors holding terms expiring at the 2026 Annual Meeting and Class III directors holding terms expiring at the 2024 Annual Meeting).
The executive officers of the combined company will be appointed by and serve at the discretion of, the combined company’s board of directors. There are no family relationships among those who will be the combined company’s directors or executive officers.
The following table lists the names and ages, as of May 15, 2023 and positions of the individuals who are expected to serve as executive officers and directors of the combined company upon completion of the Contributions:
Name	Age	Position
Executive Officers:

Charles Wu, Ph.D.	63	Chief Executive Officer and Class III Director
Songjiang Ma	68	President and Class I Director
Ruoyu Chen	53	Interim Chief Financial Officer
Weiguo Ye	46	Chief Operating Officer
Suzana Corritori, M.D., Ph.D., MSc.	61	Vice President of Clinical Development and Regulatory Affairs

Non-Employee Directors:

Ying Luo, Ph.D.	57	Chairman of the Board and Class I Director
Gordon G. Carmichael, Ph.D.	75	Class II Director
Renate Parry, Ph.D.	60	Class III Director
Han Ying, Ph.D.	58	Class II Director
Thomas Eastling	63	Class III Director
Nassim Usman, Ph.D.	64	Class II Director
Executive Officers
Charles Wu, Ph.D. will be the Chief Executive Officer and a director of the combined company. Dr. Wu has served as a director of BC since April 2023. Dr. Wu has over 30 years of experience in the field of CMC. He joined BC as the chief technology officer in January 2020, which position he held until April 2023, and served as the general manager of BC’s Cangzhou branch from January 2020 to October 2020. He was further appointed as vice president in December 2020, which position he held until April 2023. Prior to joining BC, Dr. Wu served as a vice president of the Active Pharmaceutical Ingredient (API) division of Zhejiang Huahai Pharmaceutical Co., Ltd. (“Zhejiang Huahai”) from February 2019 to September 2019, as a technical consultant of Shandong Lixin Pharmaceuticals Co., Ltd. from January 2018 to February 2019, as the general manager of Teva Pharmaceutical & Chemical (Hangzhou) Co., Ltd. from November 2016 to January 2018, as the general manager of Xellia (Taizhou) Pharmaceutical Co., Ltd. from April 2014 to November 2016, as the vice president of Lianhe Chemical Technology Co., Ltd. from June 2011 to March 2013 and as the executive director in API production technology of Zhejiang Huahai from April 2010 to June 2011. Dr. Wu has also had extensive experience in R&D in the pharmaceutical industry, which includes his research experience at Wyeth Holdings Corporation, Honeywell International Inc. (formerly known as AlliedSignal

Inc.), Rohm and Haas Company and the Virginia Polytechnic Institute and State University. Dr. Wu obtained his bachelor’s degree in polymer chemistry from University of Science and Technology of China in the PRC in July 1983. He further obtained his doctoral degree in chemistry from University of Maryland, College Park in December 1989. He obtained his MBA certificate from Tulane University in April 2004. He obtained the qualification of professor-level senior engineer from Zhejiang Province Human Resources and Social Security Department in June 2015.
Songjiang Ma will be the President and a director of the combined company. Mr. Ma has served as an executive director of BC since January 2022 and as Honorary Chairman since April 2023. Prior to being re-designated as an executive director, Mr. Ma served as a director of BC from June 2006. Mr. Ma has over 25 years of experience in the pharmaceutical industry. Mr. Ma founded Kangdini Factory, one of the founding shareholders of BC, in June 1996, and acted as its general manager from June 1996 to March 2006, and then as the supervisor since March 2006. After the incorporation of BC in June 2002, he served as the vice president of BC from June 2002 to July 2011 and then as the general manager since July 2011. Prior to founding Kangdini Factory, Mr. Ma served as the general manager of Beijing Pan-continental Medical Limited. He also worked at the Beijing Science Institute of Electric Power Research Institute Computer College from September 1983 to December 1987, during which he was also seconded to Beijing Jinxing Computer Engineering Company from June 1985 to October 1986. He worked at Shaanxi Communication Planning and Design Institute Co., Ltd. (formerly known as Shaanxi Provincial Institute of Posts) from September 1978 to September 1980. Mr. Ma was the chairman of Beijing Dalu Automation Control System Co., Ltd., the business license of which was revoked on December 9, 1999. He confirmed that, to the best of his knowledge and belief, as of May 15, 2023, no claims have been made against him and he is not aware of any threatened or potential claims made against him and there are no outstanding claims and/or liabilities as a result of the revocation of the above company. Mr. Ma graduated from Beijing University of Posts and Telecommunication (formerly known as Beijing College of Posts and Telecommunication) in the PRC in August 1978, majoring in radio technology and short-wave communication. He further obtained his master’s degree in engineering from China Electric Power Research Institute (formerly known as Electric Power Research Institute) in the PRC in September 1983.
Ruoyu Chen will be the Interim Chief Financial Officer of the combined company. Ms. Chen has worked as senior vice president of finance of GNI USA since 2021. She is primarily responsible for managing GNI Japan’s business in the United States. She has also served as a director of BC since 2018. Ms. Chen has over 20 years of management experience working for multinational companies in departments such as global finance, audit, internal control, taxation, administration and mergers and acquisitions. From 2014 to 2021, Ms. Chen served as the director of finance and accounting of GNI Japan and directly reported to the chief financial officer of GNI Japan. In this role, she led investments, financing, financial reporting, and public company disclosure, and was responsible for budget management and financial analysis. From 2012 to 2014, Ms. Chen worked as a manager of the internal audit division at Protiviti Japan. From 2007 to 2011, she worked at BDO International Japan as an auditor. From 1999 to 2003, Ms. Chen worked at Arthur Andersen Japan, where she participated in strategic consulting projects that implemented the enterprise resource planning systems at several Japanese multinational companies. From 1997 to 1999, she worked as a corporate strategy consultant for Mitsubishi UFJ Consulting and Research Japan. Ms. Chen holds a bachelor’s degree from Nankai University in the PRC and a master’s degree from the Graduate School of Economics at Kyoto University in Japan. She is a certified public accountant in Washington State and a CFA Level 2 candidate.
Weiguo Ye will be the Chief Operating Officer of the combined company. Mr. Ye has served as BC’s director and president since April 2023, and is primarily responsible for the overall management and operation of BC. Mr. Ye has over 20 years of experience in the pharmaceutical industry. Prior to his current position with BC, Mr. Ye held a series of positions at BC of increasing responsibility, including as a sales director from December 2016 to September 2017, vice president from September 2017 to May 2018, executive vice president from May 2018 to April 2023 and chief operating officer from January 2021 to April 2023. Prior to joining BC, Mr. Ye had over 18 years of sales management experience. Mr. Ye served as the marketing vice president of Hubei Monyan Pharmaceuticals Co., Ltd. from March 2015 to November 2016 and as the grand area manager and then national sales director of Jiangsu Simcere Pharmaceutical Co., Ltd. from November 2011 to February 2015. He worked at Shanghai Roche Pharmaceutical Ltd. from August 1997 to November 2011, with his last position as the regional sales manager. Mr. Ye obtained his undergraduate diploma in applied pharmacy through online learning from Peking University in the PRC in July 2009. He further obtained his executive master of business administration degree (EMBA) from China Europe International Business School in the PRC in August 2021.

Suzana Corritori, M.D., Ph.D., MSc. will serve as the Vice President of Clinical Development and Regulatory Affairs of the combined company. She has over 30 years of experience in biopharmaceutical and medical device product development. Since 2008, she has served as the President and Founder of Corritori Consulting Inc., a drug development consulting firm providing comprehensive drug development and regulatory expertise in both the domestic and international arenas. Over her career, Dr. Corritori has held a number of high-level positions at various biotechnology companies, including as Director of Biomedical Research at ICN Pharmaceuticals from 1990 to 2002, Director of Drug Development at Avanir Pharmaceuticals from 2002 to 2004, Senior Director of Clinical Development at Allergan from 2004 to 2006, Senior Medical Director at ACADIA Pharmaceuticals from 2006 to 2008, Chief Scientific Officer & Head, Drug Development at Nativis, Inc. in 2009, Vice President of Clinical Affairs at ReShape Medical, Inc. from 2010 to 2011, Vice President of Clinical Affairs at Obalon Therapeutics, Inc. from 2011 to 2012, and Senior Vice President of Strategic Drug Development Solution at Precision for Medicine and Rare Disease from 2018 to 2019. Dr Corritori received her MSc., Ph.D. and M.D. from the School of Medicine at the University of Belgrade and was a Postdoctoral Fellow at the University of Southern California.
Non-Employee Directors
Ying Luo, Ph.D. has served as a director of Catalyst since December 2022 and as a director, representative executive officer, president and chief executive officer of GNI Japan since 2007, Chief Executive Officer of SG from 2001 to 2021, chairman of the board of BC since 2011, a director of the board of GNI Hong Kong since 2013 and chairman of the board and Chief Executive Officer of Cullgen since 2018. Dr. Luo has also served as a director of the board and President of GNI USA since 2015 and a director of Berkeley Advanced Biomaterials LLC since 2017. Dr. Luo had been a postdoctoral fellow at the University of California at San Francisco studying HIV gene regulation from 1991 to 1992, a scientist at Aviron Company from 1992 to 1993, a scientist at Clontech Laboratories from 1993 to 1997 and senior scientist/director/senior director of genomics and target discovery of Rigel Inc. from 1997 to 2000, where he led research in the field of protein-protein interactions in cancer and inflammation signaling pathways. In his career, Dr. Luo has authored more than 37 research publications. Dr. Luo completed his undergraduate education at Peking Union Medical College (Peking University’s Premedicine) from 1982 to 1986 and received his doctorate in biomedical sciences from the University of Connecticut Health Center in 1991.
Dr. Luo’s scientific expertise from his extensive experience in R&D at biotechnology companies, as well as his experience as an executive and director of public and private companies in the life sciences industry, qualifies him to serve on the combined company’s board of directors.
Thomas Eastling has served as a director of Catalyst since December 2022 and served as a board member and Chief Financial Officer of Cullgen, since February 2018 and as an outside member of GNI Japan since April 2013 and an advisor to the executive committee of GNI Japan since September 2013. He previously served as Chief Financial Officer of GNI Japan, a vertically-integrated, multinational bio-pharma company, focused on drug research, clinical development, manufacturing, sales and marketing, from 2013 to 2021. Mr. Eastling has more than nine years of experience serving as a public company board member, as well as positions on numerous private company boards. His career covers 35 years of experience in executive management, global finance and mergers and acquisitions, with senior postings in New York, London, Tokyo and Hong Kong. Mr. Eastling started his career on Wall Street at Nikko Securities Co. International, Inc., where he worked from June 1983 to November 1999, rising to the position of Senior Vice President & General Manager of the Investment Banking and Syndicate Divisions. Mr. Eastling was the Company Representative in Japan for Duff & Phelps Credit Rating Co., which was acquired by Fitch Ratings, Inc. in 2021, from May 2000 to June 2001 and subsequently worked as Managing Director for Softbank Corp. from July 2001 to July 2003. In 2009 he relocated to Hong Kong with American Appraisal where he served as Director of the firm’s Transaction Advisory Services in Asia from April 2008 to August 2013. He returned to Japan in 2013 to assume the position of Chief Financial Officer and Representative Executive Officer for GNI Japan from 2013 to 2021, relocating in 2021 to Cullgen’s San Diego headquarters. Mr. Eastling has a bachelor’s degree from the University of Southern California and a master’s degree from the American Graduate School of International Management. He graduated from the Board Director Training Institute of Japan and is a member of the National Association of Corporate Directors.
Mr. Eastling’s financial expertise from his extensive experience in investment banking and as a Chief Financial Officer for various companies, as well as his experience as a director of public and private companies in the life sciences industry, qualifies him to serve on the combined company’s board of directors.
Nassim Usman, Ph.D. served as Chief Executive Officer and a member of the board of directors of Catalyst Bio from February 2006 until the completion of the merger of Catalyst Bio and Catalyst (formerly known as Targacept, Inc.)

in August 2015. Since August 2015, Dr. Usman has served as Catalyst’s President and Chief Executive Officer and as a director. Dr. Usman is currently a Venture Partner at Morgenthaler Ventures. Prior to joining Morgenthaler in 2005, he was Senior Vice President and Chief Operating Officer at Sirna Therapeutics Inc., which was subsequently acquired by Merck, from 2004 to 2005 and held various research and development positions at both Sirna and Ribozyme Pharmaceuticals, including Vice President of research and development and Chief Scientific Officer, from 1992 to 2004. During his industrial career, Dr. Usman has overseen the entry of several drugs into clinical development, completion of multiple licensing deals with pharmaceutical and biotechnology companies and raised capital in both private and public financings. Prior to moving into the private sector in 1992, Dr. Usman was an NIH Fogarty and NSERC Postdoctoral Fellow and Scientist in the Departments of Biology and Chemistry at the Massachusetts Institute of Technology from 1987 to 1992. He has authored more than 70 scientific articles and is the named inventor in 130 issued patents and patent applications. Dr. Usman is a past director of Mosaic Biosciences, Principia Biopharma, Osprey Pharmaceuticals, Archemix Corporation and atugen AG (now Silence Therapeutics) and served on the science advisory boards of RXi Pharmaceuticals and Noxxon Pharma AG. He received his B.Sc. (Honours) and Ph.D. in organic chemistry from McGill University. In his doctoral dissertation, he developed a method for the solid-phase synthesis of RNA that is widely used in science and in two marketed RNA products (Macugen™ and Onpattro™).
Dr. Usman is qualified to serve on the combined company’s board of directors because of his perspective and experience as Catalyst’s President and Chief Executive Officer and extensive experience, both scientific and business and innovations in the field of biotechnology, particularly with companies engaged in clinical drug development. In addition, Dr. Usman’s academic expertise and accomplishments provide the combined company’s board of directors with in-depth product and field knowledge.
Gordon G. Carmichael, Ph.D. will be a director of the combined company. Since 2017, he has served as a Director of the Connecticut Cell and Genome Engineering Core Facility. Dr. Carmichael has been a Professor of Genetics and Genome Sciences at the University of Connecticut Health Center in Farmington, Connecticut Health since 2003. His research focuses on the molecular signals which control the expression and function of RNA molecules. In 2018, he was elected to the Connecticut Academy of Science and Engineering. Dr. Carmichael served on National Institutes of Health review panels from 2017 to 2018, and in 2023, as a member of the R35 Review Panel. Since 2017, he has been on the Editorial Board of the journals Biomolecules and Frontiers in Genetics and was an Associate Editor of WIREs RNA, a scientific journal, from 2010 to 2018. He was a postdoctoral fellow in virology at the Swiss Institute for Experimental Cancer Research and at Harvard Medical School and was named as a fellow of the Jane Coffin Childs Memorial Fund for Medical Research. Dr. Carmichael was also a research fellow and assistant professor in pathology at Harvard Medical School from 1977 to 1982. He holds a B.S. in physics from Duke University, and a Ph.D. in biophysics from Harvard University. His Ph.D. research was carried out in the lab of Nobel Laureates James Watson and Walter Gilbert.
Dr. Carmichael is qualified to serve on the combined company’s board of directors because of his extensive and high-level experience with biomolecular research which, along with his academic expertise, provides the combined company’s board of directors with a valuable perspective and important insight.
Han Ying, Ph.D. will be a director of the combined company. Dr. Ying currently serves as a director of the Gene Corporation and as a director of Base Therapeutics. Dr. Ying has served as the co-founder and chief operating officer of Base Therapeutics since 2021. From 2020 to 2021, he served as the chief technology officer for Tactiva Therapeutics. From 2017 to 2019, Dr. Ying served as the scientific founding team member for T-Cure Bioscience and as chief scientific officer in the in the biomedical sector of Sanpower Group. From 1999 to 2022, Dr. Ying served as a principal investigator at the Maxine Dunitz Neurosurgical Institute, where he oversaw a clinical laboratory conducting dendritic cell vaccine trials for malignant brain tumors. From 2002 to 2007, he served as a project leader in the Cancer Research Department of Berlex Biosciences. From 2007 to 2009, Dr. Ying was at Monogram Biosciences, a personalized medicine company that developed biomarkers for a selection of patients for novel targeted drugs. In 2012, Dr. Ying co-founded Immunnova, a biotech company focused on dendritic cell vaccines and antigen-specific T cells. He has consulted for several early and late-stage biotech companies in the field of cancer immunotherapy, including HRYZ, Sanpower Group and SinoBioway, and he served as the key technical expert for the international mergers and acquisitions team that completed the acquisition of Dendreon by Sanpower Group in 2017. Dr. Ying received his Ph.D. in cancer biology from Stanford University and his B.S. and M.S. in biological studies from Beijing University. He completed his post-doctoral training at the National Cancer Institute.

Dr. Ying’s over 20 years of experience in immunology, the pharmaceutical industry, biotech startups, operations, project management and fundraising make him qualified to serve on the combined company’s board of directors.
Renate Parry, Ph.D. will be a director of the combined company. Since 2020, she has served as a consultant in oncology research and development and business strategy. She worked at Varian Medical Systems (“Varian”), a medical device company, as Senior Manager from 2008 to 2012, then as Director of Translational Medicine from 2012 to 2016, and as Senior Director from 2016 to 2019, where she was responsible for developing and implementing a novel strategy to improve cancer radiation therapy while reducing radiation-induced side effects. Prior to Varian, Dr. Parry served as an oncology scientist for Berlex Biosciences, and as a research scientist at the Institute for Diagnostic Research at Schering AG. She has developed and advanced three novel drugs for oncology and fibrosis indications, advancing these programs from conception to clinical trials. Dr. Parry has authored or co-authored over 15 publications and has 15 registered patents. She received her diploma and Ph.D. in biology from the Institute of Toxicology at the Johannes-Gutenberg-University of Mainz, Germany.
Dr. Parry is qualified to serve on the combined company’s board of directors because of her over 25 years of experience in management of research and development activities in pharmaceutical, biotechnology and medical device companies, including her experience and expertise in oncology research and development.
Controlled Company Exception
Following the completion of the Contributions, the GNI Parties will control a majority of the voting power of the combined company’s outstanding common stock. As a result, the combined company will qualify as a “controlled company” within the meaning of the Nasdaq listing standards. Under these rules, the combined company may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of the combined company board of directors consist of independent directors, (ii) director nominees be selected or recommended to the board entirely by independent directors and (iii) the compensation committee be composed entirely of independent directors.
Following the completion of the Contributions, the combined company intends to rely on the exemptions described in clauses (i), (ii) and (iii) above. Accordingly, the combined company’s stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. In the event that the combined company ceases to be a “controlled company” and its shares continue to be listed on the Nasdaq, it will be required to comply with these provisions within the applicable transition periods.
Family Relationships
Mr. Eastling, who is a current director of Catalyst and will be a director of the combined company, and Ms. Chen, who will be the Interim Chief Financial Officer of the combined company, are husband and wife. There are no other family relationships among any of the directors or executive officers of the combined company.
Director Independence Following the Contributions
Prior to the closing of the Contributions, Catalyst’s board of directors will undertake a review of the independence of each combined company director. Based on information provided by each combined company director concerning her or his background, employment and affiliations, it is expected that Catalyst’s board of directors will determine that each of Gordon G. Carmichael, Renate Parry, Nassim Usman, Ph.D and Han Ying, Ph.D has no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a combined company director and that each of Gordon G. Carmichael, Renate Parry, Nassim Usman, Ph.D and Han Ying, Ph.D, is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, Catalyst’s board of directors will consider the current and prior and anticipated relationships of each non-employee combined company director with Catalyst, the GNI Parties and the combined company and all other facts and circumstances Catalyst’s board of directors deems relevant in determining their independence, including the beneficial ownership of securities of the combined company by each non-employee combined company director and the transactions described in the section “Certain Relationships and Related Party Transactions of the Combined Company.”
Board Leadership Structure Following the Contributions
Following the completion of the Contributions, Ying Luo, Ph.D. is expected to serve as the combined company’s Chairman of the Board. The combined company’s Principles of Corporate Governance will provide its board of directors with the flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer. Following the completion Contributions, we believe that this structure will enable the Chairman to oversee corporate governance matters and the CEO to focus on leading the combined company’s business.
Following the completion of the Contributions, we expect the independent directors generally to have the opportunity to meet in executive sessions without management present at every regular meeting of the combined company’s board of directors. The purpose of these executive sessions is to encourage and enhance communication among non-management and independent directors.
We believe that that the programs for overseeing risk, as described in the “—Role of the Combined Company’s Board in Risk Oversight Following the Contributions” section below, would be effective under a variety of leadership frameworks. Accordingly, the risk oversight function of the combined company’s board of directors did not significantly impact the selection of the leadership structure.
Role of the Combined Company’s Board in Risk Oversight Following the Contributions
Following the completion of the Contributions, one of the key functions of the combined company’s board of directors will be informed oversight of the risk management process. The combined company’s board of directors does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors will be responsible for monitoring and assessing strategic risk exposure and the audit committee of the combined company’s board of directors will have the responsibility to consider and discuss major financial risk exposures and the steps management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee of the combined company’s board of directors will also monitor compliance with legal and other applicable regulatory requirements. The compensation committee of the combined company’s board of directors will assess and monitor whether the combined company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Committees of the Board of Directors of the Combined Company Following the Contributions
The combined company’s board of directors will have the following standing committees: audit committee, compensation committee and nominating and corporate governance committee.
Audit Committee
The audit committee of the combined company’s board of directors will oversee (a) its accounting and financial reporting processes, including the audits and integrity of its financial statements; (b) its compliance with ethical, legal and regulatory requirements; (c) the outside auditor’s qualifications and independence and (d) the performance of its outside auditor. As part of this oversight, the audit committee of the combined company’s board of directors will, among other things:
•	be responsible for the appointment, compensation, retention and oversight of the work of the outside auditor;
•	approve and oversee policies and procedures with respect to audit and permissible non-audit services to be provided by the outside auditor;
•
review and discuss with management and the outside auditor the annual audited and quarterly unaudited financial statements of the combined company and the independent auditor’s reports related to the financial statements, and recommend to the board of directors whether the annual audited financial statements should be included in the combined company’s Annual Reports on Form 10-K;

•	review and discuss the adequacy and effectiveness of the combined company’s internal financial controls and disclosure controls and procedures;
•	review and discuss earnings press releases and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;
•	review and discuss the combined company’s practices with respect to risk assessment and risk management;

•	oversee the combined company’s compliance program with respect to legal, regulatory and ethical requirements, and establish and oversee procedures for handling reports of potential misconduct; and
•
establish and periodically review policies and procedures for the review, approval and ratification of related person transactions, and review and approve such transactions consistent with the policies and procedures.

In connection with the completion of the Contributions, the combined company’s board of directors is expected to ratify the selection of the members of the audit committee of the combined company’s board of directors. Following the completion of the Contributions, the members of the audit committee of the combined company’s board of directors are expected to be Nassim Usman, Ph.D., Renate Parry and Han Ying, Ph.D. To qualify as independent to serve on the audit committee of the combined company’s board of directors, listing standards of Nasdaq and the applicable SEC rules require that a director not accept any consulting, advisory or other compensatory fee from the combined company, other than for service as a director, or be an affiliated person of the combined company. Catalyst and the GNI Parties intend that, following the completion of the Contributions, the composition of the audit committee of the combined company’s board of directors will comply with the applicable requirements of the rules and regulations of Nasdaq and the SEC.
Compensation Committee
The compensation committee of the combined company’s board of directors will assist the board of directors in discharging its responsibilities relating to compensation of the combined company’s executive officers and directors. In carrying out its duties, the compensation committee of the combined company’s board of directors will, among other things:
•	oversee the combined company’s overall compensation philosophy, policies and programs;
•
oversee and approve, as applicable, the evaluation and compensation of the combined company’s executive officers, including the chief executive officer, including approving the grant of equity awards to executive officers;

•
administer and make recommendations to the board of directors with respect to the combined company’s incentive compensation and equity-based compensation plans that are subject to the board of directors’ approval;

•	review and approve the design of other benefit plans pertaining to executive officers;
•	approve, amend or modify the terms of other compensation and benefit plans as appropriate;
•	review and recommend to the board of directors employment and severance arrangements for executive officers, including employment agreements and change-in-control provisions, plans or agreements;
•	review, discuss with management and approve compensation disclosures, as required by SEC rules;
•
review the form and amount of compensation paid to directors for their service on the board of directors and its committees and recommend changes in compensation to the board of directors as appropriate;

•	oversee succession planning with respect to executive officers;
•	oversee risks related to the combined company’s compensation policies and programs; and
•	oversee the work of compensation consultants involved in determining or recommending executive or director compensation.
The compensation committee of the combined company’s board of directors is expected to retain these duties and responsibilities following completion of the Contributions.
In connection with the completion of the Contributions, the combined company’s board of directors is expected to ratify the selection of the members of the compensation committee of the combined company’s board of directors. Following the completion of the Contributions, the members of the Compensation Committee are expected to be Nassim Usman, Ph.D., Han Ying, Ph.D., Gordon G. Carmichael and Renate Parry. The combined company intends to take advantage of the exception available for “controlled companies” under which it is not required to have a compensation committee comprised entirely of independent directors within the meaning of the independent director guidelines of Nasdaq. Catalyst and the GNI Parties believe that, following the completion of the Contributions, the composition of the compensation committee of the combined company’s board of directors will comply with the applicable requirements of the rules and regulations of Nasdaq.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee of the combined company’s board of directors will identify director candidates, recommend director candidates to the board of directors and take the lead in shaping the combined company’s corporate governance. Among its specific duties and responsibilities, the nominating and corporate governance committee of the combined company’s board of directors will:
•	develop and recommend to the board of directors criteria for identifying and evaluating director candidates;
•
evaluate the composition of the board of directors to assess whether the skills, experience, characteristics and other criteria established by the board of directors are currently represented on the board of directors as a whole and with respect to each individual director, and to assess the criteria that may be needed in the future;

•	identify, review the qualifications of and recruit director candidates, including recommending candidates to the board of directors as necessary to fill vacancies and newly created directorships;
•
assess the qualifications, contributions and independence of incumbent directors in determining whether to recommend them for reelection to the board of directors and recommend to the board of directors nominees for election or reelection;

•	discuss succession planning for the board of directors and key leadership roles on the board of directors and its committees;
•	develop and review a set of corporate governance principles and recommend changes to the board of directors as appropriate;
•	make recommendations to the board of directors concerning the size, structure, composition and functioning of the board of directors and its committees; and
•	oversee the evaluation of the board of directors and its committees.
In connection with the completion of the Contributions, the combined company’s board of directors is expected to ratify the selection of the members of the nominating and corporate governance committee of the combined company’s board of directors. Following the completion of the Contributions, the members of the nominating and corporate governance committee of the combined company’s board of directors are expected to be Ying Luo, Ph.D., Thomas Eastling, and Gordon G. Carmichael. The combined company intends to take advantage of the exception available for “controlled companies” under which it is not required to have a nominating committee comprised entirely of independent directors within the meaning of the independent director guidelines of Nasdaq. Catalyst and the GNI Parties believe that, following the completion of the Contributions, the composition of nominating and corporate governance committee of the combined company’s board of directors will comply with the applicable requirements of the rules and regulations of Nasdaq.
Compensation Committee Interlocks and Insider Participation
None of the proposed combined company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who is proposed to serve on the combined company’s board of directors or the combined company’s compensation committee following the completion of the Contributions. Dr. Usman, who is proposed to serve on the combined company’s compensation committee, currently serves as an executive officer of Catalyst. Dr. Usman is not proposed to serve as an executive officer of the combined company following the completion of the Contributions.
Non-Employee Director Compensation
Prior to the Contributions, BC did not have a formal policy to provide any cash or equity compensation to its non-employee directors for their service on its board of directors or committees of its board of directors. In connection with closing of the Contributions, it is expected that the combined company will provide compensation to non-employee directors that is consistent with Catalyst’s current practices, however, these director compensation policies may be re-evaluated by the combined company and the compensation committee following the completion of the Contributions and may be subject to change. Non-employee directors are expected to receive an annual retainer fee and equity compensation in the form of a stock option grant.

In connection with the closing of the Contributions and the transition of the board of directors, the combined company expects to evaluate Catalyst’s director compensation practices and finalize the combined company’s non-employee director compensation program, pursuant to which non-employee directors will be eligible to receive compensation for service on the board of directors of the combined company and its committees. The board of directors of the combined company expects to review director compensation periodically to ensure that director compensation remains competitive such that the combined company is able to recruit and retain qualified directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF THE COMBINED COMPANY
BC Transactions
F351 Transfer Agreement
In September 2020, BC entered into an intellectual property transfer agreement with GNI Japan and three of its subsidiaries (SG, GNI Tianjin Limited and GNI HK) for the transfer of IP rights related to Hydronidone. According to that transfer agreement, BC acquired the intellectual property rights related to Hydronidone and retain (1) the exclusive right to use those intellectual property rights in mainland PRC and (2) the right of first offer to the global intellectual property rights related to Hydronidone. During the year ended December 31, 2021, BC paid GNI Tianjin Limited $2.6 million as part of the consideration under the agreement. Pursuant to the terms and conditions thereof, BC is obligated to pay (i) $4.8 million once the NDA for Hydronidone is submitted to the NMPA in China, (ii) $1.2 million once such NDA has passed the on-site inspection for drug registration by the NMPA and (iii) $7 million once such NDA is approved by the NMPA. Following the F351 Acquisition, BC continues to retain such exclusive right in mainland PRC and right of first offer related to Hydronidone. In connection with the F351 Acquisition, BC waived its right of first offer under such agreement. For details, see “Catalyst’s Business—Agreements Relating to the Hydronidone Program—F351 Asset Purchase Agreement.”
Research and Development Services
During the year ended December 31, 2022, BC received from SG operations, consulting, advisory and related services in connection with BC’s research and development efforts relating to Hydronidone and paid SG an aggregate amount of $170,367 for such services. These fees were paid to SG in amounts mutually agreed upon in advance by BC and SG in consideration of certain services and materials provided to BC on an as-needed basis, from time to time and at BC’s request. Such fees were paid pursuant to invoices submitted to BC by SG from time to time.
Equity Grants to Executive Officers and Directors
BC has granted stock options to its executive officers and certain directors, as more fully described in the sections titled “BC Executive Compensation” and “Management Following the Contributions—Non-Employee Director Compensation,” respectively, in this proxy statement.
Director and Executive Officer Compensation
Please see the sections titled “Management Following the Contributions—Non-Employee Director Compensation” and “BC Executive Compensation” in this proxy statement for information regarding the compensation of BC’s directors and executive officers.
Executive Compensation and Employment Arrangements
Catalyst has entered into employment agreements with certain of its executive officers. For more information regarding the agreements with Nassim Usman, Ph.D. and Seline Miller, see “Catalyst Executive and Director Compensation” in this proxy statement.
Thomas Eastling, who is a current director of Catalyst and will be a director of the combined company, and Ruoyu Chen, who will be the Interim Chief Financial Officer of the combined company, are husband and wife. Ms. Chen is expected to receive compensation comparable to similarly situated officers in accordance with the combined company’s executive compensation policies, practices and committee approval procedures to be established following the Contributions.
Indemnification Agreements
Catalyst has entered into indemnification agreements with each of its directors and with each executive officer. Pursuant to the indemnification agreements, Catalyst has agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the DGCL. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of Catalyst. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to Catalyst’s obligation to indemnify the directors and officers, including any intentional malfeasance or act where the director or officer did not in good faith believe he or she was acting in Catalyst’s best interests, with respect to “short-swing” profit claims under Section 16(b) of the Exchange Act and, with certain exceptions, with respect to proceedings that he or she initiates.
Policies and Procedures Regarding Related Party Transactions
Catalyst’s board of directors has adopted a written policy pursuant to which each actual or proposed financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or series of similar financial transactions, arrangements or relationships, other than specified employment and compensatory matters, in which (i) Catalyst was or would be a participant, (ii) the amount involved exceeds $120,000 and (iii) a “related person” (as defined under Item 404 of Regulation S-K) has a direct or indirect material interest, is submitted to Catalyst’s audit committee for its review and approval or, if applicable, ratification. These transactions, arrangements or relationships are known as “related person transactions.”
Under the policy, Catalyst’s chief financial officer and outside counsel consult regarding any proposed transaction, arrangement or relationship that is identified as a possible related person transaction. If they determine Catalyst desires to proceed with the proposed transaction, arrangement or relationship and the outside counsel determines, based on available information, that the proposed transaction may constitute a related person transaction, it is submitted to the Audit Committee for its consideration. The Audit Committee is to consider all available relevant facts and circumstances, including the benefits to Catalyst, the impact on a director’s independence in the event the related person is a director (or a family member or entity affiliated with a director), the availability of other sources for comparable products or services, the proposed terms and the terms available to or from parties that are not related persons. Absent special circumstances, the Audit Committee may approve only those related person transactions that it determines to be in or not contrary to the best interests of Catalyst and its stockholders. No member of the Audit Committee may participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION
Selected Historical Condensed Consolidated Financial Data of Catalyst
The following tables summarize Catalyst’s financial data. The statement of operations data for the years ended December 31, 2022 and 2021 and the balance sheet data as of December 31, 2022 and 2021 have been derived from Catalyst’s audited condensed financial statements included elsewhere in this proxy statement. The selected financial information as of and for the three months ended March 31, 2023 are derived from the unaudited historical condensed statement of operations and unaudited condensed balance sheet of Catalyst included elsewhere in this proxy statement. You should read the following selected financial data together with “Catalyst Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Catalyst’s financial statements and the related notes included elsewhere in this proxy statement. Catalyst’s historical results are not necessarily indicative of results that should be expected in any future period.

Selected Condensed Consolidated Statement of Operations Data:
Catalyst Biosciences, Inc.
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
	Three Months Ended,	Year Ended December 31,
	March 31, 2023 (Unaudited)	2022	2021
Revenue:
Collaboration	$—	$794	$7,338

Operating expenses (income):
Cost of collaboration	—	798	7,380
Research and development	588	13,037	68,889
General and administrative	3,970	17,366	18,963
Acquired in-process research and development	—	35,390	—
Gain on disposal of assets, net	(4,736)	(57,186)	—
Total operating expenses (income)	(178)	9,405	95,232
Income (loss) from operations	178	(8,611)	(87,894)
Interest and other income (expense), net	96	717	(39)
Income (loss) before income taxes	274	(7,894)	(87,933)
Income tax expenses	14	348	—
Net income (loss)	260	$(8,242)	$(87,933)
Net income (loss) per share attributable to common stockholders, basic and diluted	0.01	$(0.26)	$(2.87)
Shares used to compute net loss per share attributable to common stockholders, basic	37,758,416	31,545,723	30,640,977
Shares used to compute net loss per share attributable to common stockholders, diluted	37,984,324	31,545,723	30,640,977

Cash dividends paid per common share	$0.24	$1.43	$—
CVR cash dividends paid per common share	$0.01	$—	$—
Cash dividends declared, unpaid, per common share	$—	$0.24	$—

Selected Consolidated Balance Sheet Data:
Catalyst Biosciences, Inc.
Consolidated Balance Sheets
(In thousands, except shares and per share amounts)
	March 31, 2023 (Unaudited)	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$8,099	$21,666	$44,347
Short-term investments	—	—	2,504
Accounts and other receivables	5,000	5,000	1,818
Prepaid and other current assets	915	1,540	2,807
Total current assets	14,014	28,206	51,476
Long-term receivable from GCBP	4,550	—	—
Other assets, noncurrent	168	168	472
Right-of-use assets	17	66	2,744
Property and equipment, net	1	4	970
Total assets	$18,750	$28,444	$55,662
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$16	$194	$6,419
Accrued compensation	1,085	2,582	1,467
Deferred revenue	—	—	230
Other accrued liabilities	743	1,452	4,072
Dividends payable	—	7,558	—
CVR derivative liability	5,000	5,000	—
Operating lease liability	—	38	1,977
Total current liabilities	6,844	16,824	14,165
CVR derivative liability, noncurrent	4,550	—	—
Operating lease liability, noncurrent	—	—	408
Total liabilities	11,394	16,824	14,573
Commitments and Contingencies (Note 8)
Series X redeemable convertible preferred stock, $0.001 par value, 123,418 shares authorized; 12,340 shares issued and outstanding as of December 31, 2022 and no shares issued and outstanding as of December 31, 2021	33,309	33,309	—
Stockholders’ equity (deficit):
Common stock, $0.001 par value, 100,000,000 shares authorized; 37,759,825, 37,756,574 and 31,409,707 shares issued and outstanding at March 31, 2023, December 31, 2022 and 2021, respectively	37	37	31
Additional paid-in capital	384,686	389,210	443,752
Accumulated deficit	(410,676)	(410,936)	(402,694)
Total stockholders’ equity (deficit)	(25,953)	(21,689)	41,089
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	18,750	$28,444	$55,662
Selected Historical Condensed Financial Data of BC
The following tables summarize BC’s financial data under U.S. GAAP. The statement of operations data for the years ended December 31, 2022 and 2021 and the balance sheet data as of December 31, 2022 and 2021 have been converted from BC’s audited condensed financial statements, and the statement of operations data for the three months ended March 31, 2023 and the balance sheet data as of March 31, 2023 have been converted from BC's unaudited interim condensed financial statements, in each case in conformity with IFRS included elsewhere in this proxy statement, as adjusted for the differences between U.S. GAAP and IFRS. You should read the following selected financial data together with “BC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and BC’s financial statements and the related notes included elsewhere in this proxy statement. BC’s historical results are not necessarily indicative of results that should be expected in any future period.

Selected Unaudited Statement of Operations Data under U.S. GAAP:
	Three Months Ended March 31, 2023	Years Ended December 31,
	(unaudited)	2022	2021
	(in thousands)	(in thousands)
Revenues	$24,560	$102,461	$88,517
Gross profit	$23,419	97,923	84,493
Operating expenses:
Selling and marketing	$(12,791)	$(52,554)	$(44,117)
General and administrative	(2,035)	(11,305)	(3,991)
Research and development	(2,768)	(15,245)	(14,459)
Total operating expenses	(17,594)	(79,104)	(62,567)
Total other income, net	(50)	425	(313)
Income Before Income Taxes	5,775	19,244	21,613
Income tax expense	(1,536)	(4,531)	(4,947)
Net Income	4,239	$14,713	$16,666
Selected Unaudited Balance Sheet Data under U.S. GAAP:
	March 31, 2023	December 31,
	(unaudited)	2022	2021
	(in thousands)	(in thousands)
Assets
Cash and cash equivalents	$26,459	$23,464	$26,083
Total Current Assets	47,080	47,942	44,841
Total Assets	89,468	82,243	68,621
Total Current Liabilities	12,841	11,208	10,294
Total Liabilities	13,900	12,221	11,927
Total Shareholders’ Equity	$75,568	$70,022	$56,694
Working Capital(1)	34,239	36,734	34,547
(1)	Working capital is defined as current assets less current liabilities.
Selected Unaudited Pro Forma Condensed Combined Financial Data of Catalyst and BC
For accounting purposes, CPI is considered to be acquiring Catalyst in this transaction. The transaction is expected to be accounted for as a reverse asset acquisition under existing U.S. GAAP, which is subject to change and interpretation. To determine the accounting for this transaction under U.S. GAAP, a company must assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The guidance requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the operations acquired are not a business. Catalyst is not expected to meet the definition of a business since substantially all of the fair value is included in IPR&D and no substantive processes are being acquired. As such, the Contributions are expected to be treated as an asset acquisition. The accounting treatment is dependent on certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. A final determination of these estimated fair values, which cannot be made prior to the completion of the transaction, will be based on the actual net tangible and intangible assets of Catalyst that exist as of the completion of the transaction.

The unaudited pro forma condensed combined balance sheet assumes that the Contributions were consummated as of December 31, 2022 and combines the historical balance sheets of Catalyst and BC as of such date. The unaudited pro forma condensed combined statement of operations for the years ended December 31, 2022 and 2021 assumes that the Contributions were consummated as of January 1, 2022 and combines the historical results of Catalyst and BC for the respective periods presented.
The selected unaudited pro forma condensed combined financial data are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods. The selected unaudited pro forma condensed combined financial data for the years ended December 31, 2021 and December 31, 2022 are derived from the unaudited pro forma condensed combined financial information and should be read in conjunction with that information. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement.
Selected Unaudited Pro Forma Condensed Combined Statement of Operations:
	Three Months Ended March 31, 2023	Year Ended December 31, 2022
	(in thousands, except per share amounts)
Unaudited Pro Forma Combined Statement of Operations:
Revenues	$24,560	$103,255
Cost of revenue	(1,141)	(5,336)
Gross profit	23,419	97,919
Operating expenses (income):
Selling and marketing expenses	12,791	52,554
Research and development	3,356	28,282
General and administrative	6,005	28,721
Acquired in-process research and development	—	71,254
Gain on disposal of assets, net	(4,736)	(57,186)
Total operating expenses	17,416	123,625
Income (loss) from operations	6,003	(25,706)
Interest and other income, net	46	1,142
Income (loss) before income taxes	6,049	(24,564)
Income tax expense	(1,550)	(4,879)
Net income (loss)	4,499	(29,443)
Net income attributable to noncontrolling interest	1,476	5,123
Net income attributable to Catalyst Convertible Preferred Stock	293	—
Net income (loss) attributable to common stockholders, basic	$2,730	$(34,566)
Net income (loss) attributable to common stockholders, diluted	2,751	(34,566)
Net income (loss) per share, basic	$0.00	$(0.03)
Net income (loss) per share, diluted	$0.00	$(0.03)
Weighted-average shares outstanding, basic	1,148,534	1,142,322
Weighted-average shares outstanding, diluted	1,247,771	1,142,322

Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data:
March 31, 2023
(in thousands)
Unaudited Pro Forma Combined Balance Sheet:
Cash and cash equivalents	$27,459
Accounts and other receivables	12,504
Inventories	5,693
Working capital	36,050
Long-term receivable from GCBP	4,550
Long-term bank deposits	13,378
Total assets	96,015
Accrued expenses and other liabilities	8,735
CVR derivative liability, noncurrent	4,550
Catalyst convertible preferred stock	28,382
Accumulated deficit	(21,995)
Noncontrolling Interest	26,313
Total stockholders’ equity	22,870
Total equity	49,183
Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined information does not give effect to the proposed reverse stock split described in Proposal No. 4 of this proxy statement, as any adjustment for the proposed reverse stock split is not factually supportable given that the terms of the proposed reverse stock split are not yet known. The unaudited pro forma condensed combined information does not give effect to any potential exercises of the Gyre Options to be granted in respect of the BC Options and conversion of Catalyst Convertible Preferred Stock.
The following unaudited pro forma condensed combined financial information gives effect to the Contributions and other related events contemplated by the Business Combination Agreement as described in Note 1 to this unaudited pro forma condensed combined financial information. It was prepared using the acquisition method of accounting under GAAP. For accounting purposes, CPI is considered to be acquiring Catalyst. After completion of the Contributions, the combined company will be renamed “Gyre Therapeutics, Inc.”
CPI, which holds a 55.97% indirect ownership interest in BC, will be deemed to be the accounting acquirer for financial reporting purposes even though Catalyst will be issuing shares of Catalyst Common Stock and Catalyst Preferred Stock pursuant to the Business Combination Agreement. This determination is based on the expectations that, immediately following the Contributions: (i) GNI USA (as one of the current stockholders of CPI) will own a substantial majority of the voting power of the combined company; (ii) CPI, through GNI USA, will have the ability to control the board of directors of the combined company; and (iii) senior management of BC will hold a majority of the key positions in senior management of the combined company.
The Contributions are expected to be accounted for as a reverse asset acquisition as, at the closing of the Contributions, Catalyst is not expected to meet the definition of a business because Catalyst does not have an organized workforce that significantly contributes to its ability to create output, and substantially all of its fair value is concentrated in cash and in-process research and development (“IPR&D”).
As of March 31, 2023, CPI had two subsidiaries. Prior to the Contributions, CPI has or will have divested all of its assets other than its 55.97% indirect ownership interest in BC. The unaudited pro forma condensed combined balance sheet data assumes that the Contributions took place on March 31, 2023 and combines the historical balance sheets of Catalyst and BC as of such date. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and the year ended December 31, 2022 assume that the Contributions took place as of January 1, 2022 and combine the historical results of Catalyst and BC for the periods presented.

The historical financial statements of Catalyst and the historical financial statements of BC have been adjusted to give pro forma effect to transaction accounting adjustments, including the non-controlling interest in BC not held by CPI. Adjustments are based on information available to management during the preparation of the unaudited pro forma condensed combined financial information and assumptions that management believes are reasonable and supportable.
The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the closing of the Contributions, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position. In addition, differences between the preliminary and final amounts will likely occur as a result of the amount of cash used for Catalyst’s operations, changes in the fair value of Catalyst Common Stock, and other changes in Catalyst’s assets and liabilities.
The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Catalyst and CPI been a combined company during the specified periods. The actual results reported in periods following the Contributions may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this pro forma financial information.
The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the Catalyst and BC historical audited financial statements for the year ended December 31, 2022 and the unaudited condensed financial statements for the three months ended March 31, 2023 included elsewhere in this proxy statement.
Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. The accounting policies of Catalyst may materially vary from those of CPI. During preparation of the unaudited pro forma condensed combined financial information as set forth in this proxy statement, management has performed a preliminary analysis of Catalyst’s accounting policies and financial statement classifications and is not aware of any material differences in the application of GAAP between the two companies. Following the closing of the Contributions, management will conduct another review of Catalyst’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Catalyst’s results of operations or reclassification of assets or liabilities to conform to CPI’s accounting policies and classifications. As a result of such review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2023
(in thousands)
			Transaction Accounting Adjustments
	Catalyst	Beijing Continent	Contributions	Note 4	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$8,099	$26,459	$(1,740)	B	$27,459
			(50)	C
			(5,309)	D
Notes receivable	—	608			608
Accounts and other receivables	5,000	12,504	(5,000)	A	12,504
Prepayments	—	877			877
Inventories	—	5,693			5,693
Prepaid and other current assets	915	939	(104)	B	1,750
Total current assets	14,014	47,080	(12,203)		48,891
Property, plant and equipment, net	1	19,341			19,342
Long-term receivable from GCBP	4,550	—			4,550
Intangible assets, net	—	2,506			2,506
Right-of-use assets	17	2,165			2,182
Long-term prepayments	—	481			481
Deferred tax assets	—	4,382			4,382
Long-term bank deposits	—	13,378			13,378
Other assets, noncurrent	168	135			303
Total assets	$18,750	$89,468	$(12,203)		$96,015
Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$16	$280	$(16)	B	$280
Other payable – related parties	—	113			113
Accrued compensation	1,085	—	(1,085)	B	—
Accrued expenses and other liabilities	743	8,735	(743)	B	8,735
CVR dividend liability	5,000	—	(5,000)	A	—
Contract liabilities	—	58			58
Income tax payable	—	3,148			3,148
Operating lease liability	—	507			507
Total current liabilities	6,844	12,841	(6,844)		12,841
Operating lease liability, noncurrent	—	123			123
CVR derivative liability, noncurrent	4,550	—			4,550
Other liabilities, noncurrent	—	936			936
Total liabilities	11,394	13,900	(6,844)		18,450
Catalyst Convertible Preferred Stock	33,309	—	28,382	F	28,382
			(33,309)	G
Stockholders' equity (deficit):
Common stock	37	—	992	F	1,149
			(37)	G
			157	H

			Transaction Accounting Adjustments
	Catalyst	Beijing Continent	Contributions	Note 4	Pro Forma Combined
Additional paid-in capital	384,686	47,265	(5,309)	D	41,910
			(19,627)	E
			8,487	F
			(379,377)	G
			5,785	H
Statutory reserve	—	5,326	(2,345)	E	2,981
Retained earnings (accumulated deficit)	(410,676)	24,779	(50)	C	(21,995)
			(10,910)	E
			(37,861)	F
			412,723	G
Accumulated other comprehensive loss	—	(1,802)	793	E	(1,175)
			(166)	H
Total stockholders' equity (deficit)	(25,953)	75,568	(26,745)		22,870
Noncontrolling interest	—	—	32,089	E	26,313
			(5,776)	H
Total equity (deficit)	(25,953)	75,568	(432)		49,183
Total liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)	$18,750	$89,468	$(12,203)		$96,015

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2023
(in thousands, except per share data)
			Transaction Accounting Adjustments
	Catalyst	Beijing Continent	Contributions	Note 4	Pro Forma Combined
Revenues	$—	$24,560	$—		$24,560
Cost of revenue	—	(1,141)	—		(1,141)
Gross profit	—	23,419	—		23,419
Operating expenses (income):
Selling and marketing expenses	—	12,791	—		12,791
Research and development	588	2,768	—		3,356
General and administrative	3,970	2,035	—		6,005
Gain on disposal of assets, net	(4,736)	—	—		(4,736)
Total operating expenses (income)	(178)	17,594	—		17,416
Income from operations	178	5,825	—		6,003
Interest and other income, net	96	(50)	—		46
Income before income taxes	274	5,775	—		6,049
Income tax expenses	(14)	(1,536)	—		(1,550)
Net income	260	4,239	—		4,499
Net income attributable to noncontrolling interest	—	—	1,476	AA	1,476
Net income attributable to stockholders	260	4,239	(1,476)		3,023
Net income attributable to Catalyst Convertible Preferred Stock	—	—	293	EE	293
Net income attributable to common stockholders – basic	$260	$4,239	$(1,769)	EE	$2,730
Net income attributable to common stockholders - diluted	$260	$4,239	$(1,748)	EE	$2,751
Net income per common share, basic	$0.01				$0.00
Net income per common share, diluted	$0.01				$0.00
Weighted average common share outstanding – basic	37,758		1,110,776	DD	1,148,534
Weighted average common share outstanding – diluted	37,984		1,209,787	DD	1,247,771

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2022
(in thousands, except per share data)
		Transaction Accounting Adjustments				Transaction Accounting Adjustments
	Catalyst	GCBP Asset Sale	Note 4	Catalyst (As adjusted)	Beijing Continent	Contributions	Note 4	Pro Forma Combined
Revenues	$794	$—		$794	$102,461	$—		$103,255
Cost of revenue	(798)	—		(798)	(4,538)	—		(5,336)
Gross profit (loss)	(4)	—		(4)	97,923	—		97,919
Operating expenses (income):
Selling and marketing expenses	—	—		—	52,554	—		52,554
Research and development	13,037	(2,433)	AA	10,604	15,245	—		21,909
General and administrative	17,366	—		17,366	11,305	350	CC	32,961
Acquired in-process research and development	35,390	—		35,390	—	31,456	DD	66,846
Gain on disposal of assets, net	(57,186)	(5,206)	AA	(62,392)	—	—		(62,392)
Total operating expenses	8,607	(7,639)		968	79,104	31,806		111,878
Income (loss) from operations	(8,611)	7,639		(972)	18,819	(31,806)		(13,959)
Interest and other income (expense), net	717	—		717	425	—		1,142
Income (loss) before income taxes	(7,894)	7,639		(255)	19,244	(31,806)		(12,817)
Income tax expense	(348)	—		(348)	(4,531)	—		(4,879)
Net income (loss)	(8,242)	7,639		(603)	14,713	(31,806)		(17,696)
Net income attributable to noncontrolling interest	—	—		—	—	5,123	BB	5,123
Net income (loss) attributable to common stockholders	$(8,242)	$7,639		$(603)	$14,713	$(36,929)		(22,819)
Net loss per common share, basic and diluted	$(0.26)							$(0.02)
Weighted average common share outstanding – basic and diluted	31,546					1,110,776	EE	1,142,322

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.	Description of the Contributions and other related transactions
Business Combination Agreement
On December 26, 2022, Catalyst, CPI, GNI USA, GNI Japan, GNI Hong Kong, SG and the Minority Holders entered into the Business Combination Agreement, as amended on March 29, 2023. Under the Business Combination Agreement, Catalyst will acquire an indirect controlling interest in BC. Subject to the terms and conditions set forth in the Business Combination Agreement, at the Effective Time of the Contributions,
a)	GNI USA will contribute all of its CPI Ordinary Shares to Catalyst in exchange for 688,850,101 shares of Catalyst Common Stock (as previously defined in this proxy statement, the “CPI Contribution”),
b)
GNI USA will contribute its interest in Further Challenger to Catalyst in exchange for 264,971,695 shares of Catalyst Common Stock (as previously defined in this proxy statement, the “FC Contribution”), and

c)
each Minority Holder will contribute 100% of the interest he or she holds in his or her respective entity to Catalyst in exchange for an aggregate of 156,954,428 shares of Catalyst Common Stock (as previously defined in this proxy statement, the “Minority Holder Contributions”).

As a result of the CPI Contribution and the FC Contribution, Catalyst will directly and indirectly hold 100% of CPI’s shares. Through Catalyst’s ownership of CPI, Catalyst will hold a 55.97% indirect interest in BC. Further, after the CPI Contribution and the FC Contribution, CPI will hold no assets other than its 55.97% indirect ownership interest in BC. After the Minority Holder Contributions, Catalyst will obtain additional indirect interests in BC and hold, in aggregate, a 65.18% indirect interest in BC.
Immediately after the closing of the Contributions, assuming there are no conversions of Catalyst Convertible Preferred Stock, current holders of CPI’s capital stock are expected to own approximately 83.59% of the outstanding shares of Catalyst Common Stock, Catalyst’s current stockholders are expected to own approximately 2.74% of the outstanding Catalyst Common Stock, and the Minority Holders are expected to own approximately 13.67% of the outstanding shares of Catalyst Common Stock.
At the Effective Time, BC will terminate the 2021 Plan and the BC Options outstanding under the 2021 Plan will be terminated and replaced with options granted pursuant to a sub-plan for PRC participants under the 2023 Omnibus Incentive Plan that are substantially similar in all material respects to the BC Options previously outstanding under the 2021 Plan.
Each share of Catalyst Common Stock and option to purchase Catalyst Common Stock that is issued and outstanding at the Effective Time will remain issued and outstanding and such shares and options will be unaffected by the Contributions.
To complete the Contributions, Catalyst stockholders must approve Proposals No. 1, 2, 3, 4 and 6. Additionally, each of the other closing conditions set forth in the Business Combination Agreement must be satisfied or waived.
Contingent Value Rights Agreement
Concurrent with the signing of the Business Combination Agreement on December 26, 2022, Catalyst and the Rights Agent entered into the CVR Agreement as amended on March 29, 2023, pursuant to which each holder of Catalyst Common Stock, excluding the Sellers, as of the CVR Record Date received one contractual CVR issued by Catalyst, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Catalyst Common Stock held by such holder at the CVR Record Date. Each CVR entitles the holder thereof to receive (i) certain cash payments from the net proceeds related to the disposition of Catalyst’s legacy assets or resolution of certain legal claims within three years following the Closing (as defined in the CVR Agreement), (ii) 100% of the excess cash (net of all current or contingent liabilities, including transaction-related expenses) retained by Catalyst in excess of $1,000,000 as of the Closing and (iii) 100% of the amount actually received (net of indemnity claims, if any) by Catalyst pursuant to the Asset Purchase Agreement, dated as of May 19, 2022, by and between Catalyst and Vertex. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Catalyst or any of its affiliates.
2.	Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information was prepared in accordance with GAAP and pursuant to the rules and regulations of Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 gives effect to the Contributions as if they had been consummated on March 31, 2023. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and the year ended December 31, 2022 give effect to the Contributions as if they had been consummated on January 1, 2022.
Additionally, the unaudited pro forma condensed combined balance sheet and statements of operations reflect the other related transactions that will have occurred at or prior to the completion of the Contributions.
Based on CPI’s preliminary review of CPI’s and Catalyst’s summary of significant accounting policies, the amount of any adjustments to the historical financial statements of Catalyst to conform Catalyst’s accounting policies to those of CPI are not expected to be material. Upon completion of the Contributions, further review of Catalyst’s accounting policies may result in additional revisions to Catalyst’s accounting policies and classifications to conform to those of CPI.
The unaudited pro forma condensed combined financial information has been prepared with the expectation that the Contributions will be treated as an asset acquisition, with CPI treated as the accounting acquirer. Since Catalyst is the legal acquirer, the Contributions will be accounted for as a reverse asset acquisition. To determine the accounting for this transaction under GAAP, a company must assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The guidance requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the operations acquired are not a business. Catalyst is not expected to meet the definition of a business since substantially all of the fair value is included in IPR&D and no substantive processes are being acquired. As such, the Contributions are expected to be treated as an asset acquisition.
The unaudited pro forma condensed combined financial statements also give effect to the other related transactions that are not directly attributable to the Contributions but are deemed relevant to the pro forma financial position and operations of the combined company. Since these transactions will impact the net assets ultimately acquired, the pro forma adjustments reflect the assumed distribution of Catalyst’s cash in excess of $1.0 million under the CVR Agreement after considering settlement of Catalyst’s remaining obligations immediately prior to the closing of the Contributions.
The unaudited pro forma condensed combined financial information is based on assumptions and adjustments that are reasonable and supportable. Key assumptions include the estimated fair value of equity consideration as well as assets acquired and liabilities assumed, which will be impacted by changes in the capitalization of CPI and Catalyst, changes in the share price of Catalyst, changes in Catalyst’s assets and liabilities and actual transaction costs to be incurred. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the closing of the Contributions, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.
3.	Preliminary Purchase Price for the CPI Contribution and the FC Contribution
The accompanying unaudited pro forma condensed combined financial statements reflect an estimated purchase price of approximately $37.9 million, which consists of the following (in thousands, except per share amount):
Catalyst Common Stock outstanding	37,760
Multiplied by the assumed price per share of Catalyst stock(1)	$0.23
Fair value of common shares of the combined company to be owned by Catalyst’s stockholders	$8,685
Fair value of preferred shares of the combined company to be owned by Catalyst’s stockholders(2)	$28,382
Estimated acquisition-date fair value of Catalyst	$37,067
Pre-combination Catalyst stock options assumed by CPI(3)	$794
Total preliminary estimated purchase price	$37,861
(1)
The estimated purchase price was based on the closing price of Catalyst Common Stock on June 14, 2023. The actual purchase price will fluctuate until the Effective Time. Therefore, the estimated consideration expected to be transferred reflected in this unaudited pro forma condensed combined financial information does not purport to represent what the actual transferred consideration will be when the transaction is completed.

(2)
This amount is calculated, for purposes of this unaudited pro forma condensed combined financial information, based on 12,340 shares of Catalyst Convertible Preferred Stock outstanding as of March 31, 2023. Each share of preferred stock converts into 10,000 shares of common stock. The fair value was estimated using the closing price of Catalyst Common Stock on June 14, 2023 and the number of underlying common shares.

(3)
Effective with the Contributions, any option to purchase Catalyst Common Stock that is issued and outstanding at the Effective Time will remain issued and outstanding and such option will be unaffected by the Contributions. In a reverse acquisition, however, from an accounting perspective, the Catalyst employee stock option awards have been exchanged for share-based payment awards of the accounting acquirer. Accordingly, this balance represents the precombination service portion of the estimated fair value of the employee stock option awards issued to Catalyst option holders. In calculating the estimated fair value of the option awards based on the Black-Scholes model, management used the following weighted-average assumptions:

Expected term (in years)	5.66
Volatility	92.58%
Risk free interest rate	3.00%
Dividend yield	—%
A preliminary allocation of the total preliminary estimated purchase price, as shown above, to the acquired assets and assumed liabilities of Catalyst based on the estimated fair values as of March 31, 2023 is as follows (in thousands):
Cash and cash equivalents	$1,000
Prepaid and other current assets	811
Property and equipment, net	1
Right-of-use assets	17
Long-term receivable from GCBP	4,550
Other assets, noncurrent	168
IPR&D	35,864
CVR derivative liability, noncurrent	(4,550)
Net assets acquired	$37,861
The allocation of the estimated purchase price is preliminary because the Contributions have not yet been completed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after closing of the Contributions and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date of the Contributions.
The pro forma statements of operations for the three months ended March 31, 2023 and for the year ended December 31, 2022 include transaction costs of $0.3 million and $1.0 million, respectively, incurred by Catalyst in connection with the Contributions and recorded as expense in the historical condensed consolidated statement of operations for the respective periods. Such transaction costs are not expected to recur. CPI did not incur any direct transaction costs in connection with the Contributions.
4.	Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheets as of March 31, 2023 are as follows:
(A)
To reflect the receipt of the $5.0 million hold-back under the asset purchase agreement with Vertex expected to be received prior to the closing of the Contributions, which will be immediately distributed to the CVR holders subject to the terms and conditions of the CVR Agreement.

(B)	To reflect Catalyst’s planned settlement of outstanding receivables and obligations immediately prior to the closing of the Contributions.
(C)
To reflect the payment of Contributions-related transaction costs consisting of legal fees, advisory fees, accounting and audit fees and other expenses to be incurred by Catalyst between March 31, 2023 and the closing of the Contributions. Such costs are assumed to be paid by Catalyst immediately prior to the closing of the Contributions.

(D)
To reflect the distribution of cash in excess of $1.0 million, after the settlement of Catalyst’s outstanding obligations, to the CVR holders under the CVR Agreement immediately prior to the closing of the Contributions. Such amount will change depending on the amounts necessary to cover outstanding obligations upon the closing of the Contributions.

(E)
To reflect the noncontrolling interest ownership of 44.03% in BC not held by CPI immediately after the CPI Contribution and the FC Contribution. After the CPI Contribution and the FC Contribution, CPI will hold no assets other than its 55.97% indirect ownership interest in BC.

(F)
Represents estimated purchase consideration values based on the Catalyst equity to be acquired, using the Catalyst closing stock price of $0.23 as of June 14, 2023. The net impact to CPI’s retained earnings resulting from all the pro forma balance sheet adjustments is the immediate expensing of Catalyst’s IPR&D of $35.9 million.

(G)	To eliminate Catalyst’s historical stockholders’ equity and Catalyst Convertible Preferred Stock balances, including accumulated deficit.
(H)
To reflect the additional ownership interest in BC acquired from the Minority Holders without an accompanying change in control (the Minority Holder Contributions). After the Minority Holder Contributions, the noncontrolling interest ownership in BC not held by Catalyst will be 34.82%.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and the year ended December 31, 2022 are as follows:
(AA)
To reflect net income attributable to noncontrolling interest ownership of 34.82% in BC not held by Catalyst after the Minority Holder Contributions for the three months ended March 31, 2023 and the year ended December 31, 2023.

(BB)
To reflect Contributions-related transaction costs consisting of legal fees, advisory fees, accounting and audit fees and other expenses to be incurred by Catalyst between March 31, 2023 and the closing of the Contributions.

(CC)	To reflect an adjustment to immediately expense the value attributed to Catalyst’s intangible assets consisting of IPR&D related to the F351 Assets.
(DD)
The weighted average shares outstanding for the period has been calculated as if the Contributions occurred on January 1, 2022, calculated as the sum of 1) historical weighted average shares outstanding for Catalyst, and 2) Catalyst shares issuable upon the closing of the Contributions. The following table presents the calculation of the pro forma weighted average number of common stock outstanding (in thousands).

	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Weighted average Catalyst shares outstanding	37,758	31,546
Estimated shares of Catalyst Common Stock to be issued to CPI shareholders upon closing of the Contributions(1)	1,110,776	1,110,776
Pro forma combined weighted average number of shares of common stock - basic	1,148,534	1,142,322
Effect of dilutive stock options - Catalyst	226	—
Effect of dilutive stock options - BC	99,011	—
Pro forma combined weighted average number of shares of common stock - diluted	1,247,771	1,142,322
(1)
Estimated shares of Catalyst Common Stock to be issued to CPI shareholders upon closing of the Contributions reflect 953,822 shares, in aggregate, to be issued to GNI USA and 156,954 shares to be issued to the Minority Holders.

(EE)
The Catalyst Convertible Preferred Stock contractually entitles the holders of such shares to participate in dividends, contingent upon the closing of the Contributions. The following table reconciles the numerators of the pro forma combined basic and diluted net income (loss) per common share calculation (in thousands).

	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Pro forma combined net income (loss)	$4,499	$(29,443)
Less: Estimated net (income) loss attributable to noncontrolling interest	1,476	5,123
Less: Estimated net income attributable to Catalyst Convertible Preferred Stock	293	—
Pro forma combined net income attributable to common stockholders - basic	2,730	(34,566)
Add: Estimated adjustments to undistributed earnings allocated to Catalyst Convertible Preferred Stock	21	—
Pro forma combined net income (loss) attributable to common stockholders - diluted	$2,751	$(34,566)

DESCRIPTION OF CATALYST CAPITAL STOCK
The following summary of certain provisions of the combined company’s capital stock after giving effect to the Contributions and the approval of Proposals Nos. 3, 4, 5 and 7 by stockholders at the Catalyst special meeting does not purport to be complete and is subject to the provisions of Catalyst’s restated certificate of incorporation, as amended on August 20, 2015 and February 10, 2017 and to be further amended by the amendment to Catalyst’s restated certificate of incorporation, a form of which is attached as Annex E to this proxy statement (the “Charter Amendment” and the restated certificate of incorporation as amended by the Charter Amendment, the “Proposed Charter”) and Catalyst’s amended and restated bylaws, as amended on December 22, 2022 (the “Catalyst Bylaws”), qualified by reference to such organizational documents and the applicable provisions of the DGCL. Catalyst has filed copies of its organizational documents with the SEC as exhibits to its periodic filings, which you are urged to read carefully. We also urge you to read the Catalyst’s restated certificate of incorporation, as amended, including the Charter Amendment, a form of which is attached hereto as Annex E, and is incorporated herein by reference, in its entirety.
General
The Proposed Charter will authorize the issuance of up to     ordinary shares, consisting of:
•	shares of Catalyst Common Stock, par value $0.001 per share;
•	20,000,000 shares of Catalyst Non-Voting Common Stock, par value $0.001 per share;
•	5,000,000 shares of Catalyst Preferred Stock, par value $0.001 per share.
The material terms of each of Catalyst Common Stock, Catalyst Non-Voting Common Stock and Catalyst Preferred Stock are summarized below.
Catalyst Common Stock
Under the Proposed Charter, the combined company has authority to issue    shares of Catalyst Common Stock, par value $0.001 per share. As of March 31, 2023, 37,759,825 shares of Catalyst Common Stock were issued and outstanding.
Dividends. Subject to preferential dividend rights of any other class or series of stock, the holders of shares of Catalyst Common Stock are entitled to receive dividends, including dividends of the combined company’s stock, as and when declared by the combined company’s board of directors, subject to any limitations imposed by law and to the rights of the holders, if any, of Catalyst Preferred Stock.
Liquidation. In the event the combined company is liquidated, dissolved or its affairs are wound up, after the combined company pays or makes adequate provisions for all of its known debts and liabilities, each holder of Catalyst Common Stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of Catalyst Preferred Stock.
Voting Rights. For all matters submitted to a vote of stockholders, each holder of Catalyst Common Stock is entitled to one vote for each share registered in his or her name. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to the Proposed Charter that affect the rights of stockholders, holders of Catalyst Common Stock vote together as a single class. There is no cumulative voting in the election of the combined company’s directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.
Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of Catalyst Common Stock have equal dividend, distribution, liquidation and other rights and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of Catalyst Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of the combined company’s securities. The Proposed Charter and the Catalyst Bylaws do not restrict the ability of a holder of Catalyst Common Stock to transfer his or her shares of Catalyst Common Stock.
The rights, powers, preferences and privileges of holders of Catalyst Common Stock are subject to and may be adversely affected by, the rights of holders of Catalyst Convertible Preferred Stock and holders of shares of any other series of preferred stock which the combined company may designate and issue from time to time in the future.

Listing. Catalyst Common Stock is listed on the Nasdaq Capital Market.
Transfer Agent and Registrar. The transfer agent for Catalyst Common Stock is American Stock Transfer &Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219.
Catalyst Non-Voting Common Stock
Under the Proposed Charter, holders of Catalyst Non-Voting Common Stock have identical rights to holders of Catalyst Common Stock, provided that, (i) except as otherwise expressly provided in the Proposed Charter or as required by applicable law, on any matter that is submitted to a vote by the combined company’s stockholders, holders of Catalyst Non-Voting Common Stock will not be entitled to any votes per share of Catalyst Non-Voting Common Stock, including for the election of directors and (ii) holders of Catalyst Non-Voting Common Stock will have the right to convert each share of Catalyst Non-Voting Common Stock into one share of Catalyst Common Stock at such holder’s election, provided that as a result of such conversion, such holder, together with its affiliates and any members of a Schedule 13(d) group with such holder, would not beneficially own in excess of the Non-Voting Beneficial Ownership Limitation, unless otherwise as expressly provided for in the Proposed Charter. However, the Non-Voting Beneficial Ownership Limitation may be increased or decreased to any other percentage (not to exceed 19.99%) designated by such holder of Catalyst Non-Voting Common Stock upon 61 days’ notice to the combined company. The Non-Voting Common Stock will not be listed on any securities exchange.
Catalyst Preferred Stock
Under the Proposed Charter, the combined company has authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 5,000,000 shares of Catalyst Preferred Stock, par value $0.001 per share, in one or more series. On December 22, 2022, Catalyst designated 123,418 shares of Catalyst Preferred Stock as “Series X Convertible Preferred Stock” (defined as “Catalyst Convertible Preferred Stock” in this proxy statement). As of March 31, 2023, Catalyst has 12,340 shares of Catalyst Convertible Preferred Stock issued and outstanding. As announced on June 20, 2023, the Catalyst board of directors declared a dividend of one one-thousandth (1/1,000th) of a share of “Series Y Preferred Stock” (as defined as “Catalyst Series Y Preferred Stock” in this proxy statement) for each outstanding share of Catalyst Common Stock to stockholders of record of Catalyst Common Stock as of the close of business on June 30, 2023.
Pursuant to the Proposed Charter, the combined company is authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by the combined company’s board of directors. The combined company’s board of directors, without further approval of the stockholders, is authorized to fix the designation, powers, preferences, relative, participating optional or other special rights and any qualifications, limitations and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power or rights of the holders of Catalyst Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the combined company, discourage bids for Catalyst Common Stock at a premium or otherwise adversely affect the market price of the common stock.
Catalyst Convertible Preferred Stock
Conversion. Under the Proposed Charter, (i) effective as of 5:00 p.m. (New York City time) on the second business day after the date on which such stockholder approval is received, each share of Catalyst Convertible Preferred Stock then outstanding automatically converts into approximately 10,000 of Catalyst Common Stock, and (ii) at any time thereafter at the option of the holder thereof, into approximately 10,000 shares of Catalyst Common Stock, in the case of each of (i) and (ii) subject to certain beneficial ownership limitations, including that a holder of Catalyst Convertible Preferred Stock is prohibited from converting shares of Catalyst Convertible Preferred Stock into shares of Catalyst Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be initially set at 9.9% and thereafter adjusted by the holder between to a number between 4.9% and 19.9%) of the total number of shares of Catalyst Common Stock issued and outstanding immediately after giving effect to such conversion.
Voting Rights. Except as otherwise provided in the Certificate of Designation or as otherwise required by the DGCL, Catalyst Convertible Preferred Stock does not have voting rights. However, as long as any shares of Catalyst Convertible Preferred Stock are outstanding, in addition to any other requirement of the DGCL or the Proposed Charter, Catalyst shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Catalyst Convertible Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to Catalyst Convertible Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of or add any provision to, the Proposed Charter or the Catalyst Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Catalyst Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of Catalyst Convertible Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Proposed Charter or by merger, consolidation or otherwise, (ii) issue further shares of Catalyst Convertible Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Catalyst Convertible Preferred Stock, (iii) at any time while at least 30% of the originally issued Catalyst Convertible Preferred Stock remains issued and outstanding, consummate either: (A) any Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of the combined company with or into another entity or any stock sale to, or other business combination in which the combined company’s stockholders immediately before such transaction do not hold at least a majority of the capital stock of the combined company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing.
Dividends. Holders of Catalyst Convertible Preferred Stock shall be entitled to receive when, as and if dividends are declared and paid on shares of Catalyst Common Stock, an equivalent dividend (with the same dividend declaration date and payment date), calculated on an as-converted basis without regard to the Beneficial Ownership Limitation (as defined in the Certificate of Designation), provided, however, in no event shall holders of Catalyst Convertible Preferred Stock be entitled to receive (a) the “rights” distributed pursuant to the CVR Agreement or any amounts paid under the CVR Agreement, or (b) cash distributions declared by the combined company on or prior to the closing of the transactions contemplated by the Business Combination Agreement.
Liquidation. Catalyst Convertible Preferred Stock ranks (i) senior to any class or series of capital stock of the combined company hereafter created specifically ranking by its terms junior to any Catalyst Convertible Preferred Stock; (ii) on parity with Catalyst Common Stock, Catalyst Non-Voting Common Stock and any class or series of capital stock of the combined company hereafter created specifically ranking by its terms on parity with Catalyst Convertible Preferred Stock; and (iii) junior to (A) any class or series of capital stock of the combined company hereafter created specifically ranking by its terms senior to any Catalyst Convertible Preferred Stock or (B) any “rights” distributed pursuant to the CVR Agreement or any amounts paid under the CVR Agreement, in each case, as to distributions of assets upon liquidation, dissolution or winding up of the combined company, whether voluntarily or involuntarily.
Certain Effects of Authorized but Unissued Stock
Catalyst has shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing requirements of The Nasdaq Capital Market. The combined company may issue these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on the combined company’s capital stock. The existence of unissued and unreserved preferred stock may enable the combined company’s board of directors to issue shares of preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of the combined company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of the combined company’s management. In addition, if the combined company issues preferred stock, the issuance could adversely affect the voting power of holders of Catalyst Common Stock and the likelihood that holders of Catalyst Common Stock will receive dividend payments or payments upon liquidation.
Anti-Takeover Effects of the Proposed Charter and the Catalyst Bylaws
The DGCL, the Proposed Charter and the Catalyst Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of the combined company. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the combined company to first negotiate with the combined company’s board of directors.
Staggered Board; Removal of Directors. The Proposed Charter provides for the combined company’s board of directors to be divided into three classes serving staggered terms. Approximately one-third of the combined company’s board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the combined company and could increase the likelihood that incumbent directors will retain their positions. The Proposed Charter provides that directors may be removed with or without cause only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding stock entitled to vote in the election of directors, voting together as a single class.
Amendment of the Proposed Charter and the Catalyst Bylaws. In addition to any vote of the holders of any class or series of stock of the combined company required by any applicable law, the Proposed Charter requires that the Proposed Charter and/or the Catalyst Bylaws may be amended, altered or repealed by the affirmative vote of holders of at least 66 2/3% of the voting power of the then-outstanding stock entitled to vote generally in the election of directors, voting together as a single class. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the combined company and could delay changes in management.
Advance Notice Requirements for Stockholder Proposals. The Catalyst Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual stockholders meeting, including proposed nominations of persons for election to the combined company’s board of directors. At an annual stockholders meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the combined company’s board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to the combined company’s Corporate Secretary timely written notice, in proper form, of his or her intention to bring that business before the annual stockholders meeting. The Catalyst Bylaws do not give the combined company’s board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, the Catalyst Bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the combined company.
Special Meetings. The Catalyst Bylaws provide that only the combined company’s board of directors, the chairperson of the combined company’s board of directors, the president of the combined company or the chief executive officer of the combined company may call a special meeting of stockholders. Because the combined company’s stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the combined company’s board of directors by calling a special meeting of stockholders prior to such time as a majority of the combined company’s board of directors, the chairperson of the combined company’s board of directors, the president of the combined company or the chief executive officer of the combined company believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual stockholders meeting.
Stockholder Action by Written Consent. Under Section 228 of the DGCL, stockholders may act by written consent to take any action which may be or is required to be taken at any annual or special meeting of stockholders, without prior notice and without a vote, unless otherwise specified in a company’s certificate of incorporation. The Proposed Charter permits stockholder action by written consent until such time as the combined company is no longer considered a “controlled company” under Nasdaq rules.
Anti-Takeover Effects of Provisions of Delaware Law
Under Section 203 of the DGCL, the combined company would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:
•	prior to this time, the combined company’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•
at or subsequent to such time, the business combination is approved by the combined company’s board of directors and authorized at a special or annual stockholders meeting, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203 of the DGCL, a “business combination” includes:
•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 of the DGCL defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.
Limitation of Liability and Indemnification
The Proposed Charter provides that the combined company’s directors shall not be personally liable to the combined company or the combined company’s stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability for breach of the director’s duty of loyalty to the combined company or the combined company’s stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for payment of dividends or approval of stock purchases or redemptions that are prohibited by the DGCL, or for any transaction from which the director derived an improper personal benefit. Under the DGCL, the combined company’s directors have a fiduciary duty to the combined company that is not eliminated by this provision of the Proposed Charter and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. This provision also does not affect the combined company’s directors’ responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.
Section 145 of the DGCL empowers a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors or officers of the corporation, if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Proposed Charter provides that, to the fullest extent permitted by Section 145 of the DGCL, the combined company shall indemnify any person who is or was a director or officer of the combined company, or is or was serving at the combined company’s request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL. The Catalyst Bylaws provide that the combined company will indemnify any person who was or is a party or threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of the combined company or is or was serving at the combined company’s request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL.
In addition, the combined company has entered into indemnification agreements with each of the combined company’s directors and with certain of the combined company’s executive officers. Pursuant to the indemnification agreements, the combined company has agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the DGCL. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of the combined company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to the combined company’s obligation to indemnify the directors and officers, including any intentional malfeasance or act where the director or officer did not in good faith believe he or she was acting in the combined company’s best interests, with respect to “short-swing” profit claims under Section 16(b) of the 1934 Act and, with certain exceptions, with respect to proceedings that he or she initiates.
Section 145 of the DGCL also empowers a corporation to purchase insurance for its officers and directors for such liabilities. The combined company maintains liability insurance for its officers and directors.

PRINCIPAL STOCKHOLDERS OF CATALYST
Except where specifically noted, the following information and all other information contained in this proxy statement does not give effect to the proposed Reverse Stock Split.
The following table sets forth information regarding the beneficial ownership of Catalyst Common Stock as of May 15, 2023 by:
•	each of its directors;
•	each of its named executive officers;
•	each person known by Catalyst to beneficially own 5% or more of its common stock; and
•	all of its directors and executive officers as a group.
Applicable percentage ownership is based on 37,759,825 shares of common stock outstanding on May 15, 2023. The number of shares of common stock beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of May 15, 2023 through the exercise of any warrant, stock option or other right. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable and notes convertible, within 60 days after May 15, 2023 are included for that person or group, but not the stock options of any other person or group. Unless otherwise indicated, the address of all listed stockholders is c/o Catalyst Biosciences, Inc., 611 Gateway Blvd, Suite 120, South San Francisco, CA 94080. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Entities affiliated with GNI Japan(1)	6,266,521	16.60%
Laurence W. Lytton(2)	2,667,333	7.06%
Named Executive Officers and Directors
Grant Blouse(3)	807,072	2.09%
Thomas Eastling	—	—
Andrea Hunt(4)	267,869	*%
Augustine Lawlor(5)	297,641	*%
Ying Luo, Ph.D.	—	—
Seline Miller(6)	61,786	*%
Nassim Usman, Ph.D.(7)	4,382,175	10.41%
All current executive officers and directors as a group (7 persons)	5,816,543	13.39%
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of Catalyst Common Stock.
(1)
Consists of (1) 895,217 shares held directly by GNI Japan and (2) 5,371,303 shares held by GNI Hong Kong. GNI Hong Kong, through GNI Japan-affiliated entities, is a wholly-owned subsidiary of GNI Japan. By virtue of such relationship, GNI Japan may be deemed to have voting and investment power with respect to the shares held by GNI Hong Kong. The principal business address of GNI Group Ltd. is Nihonbashi-Honcho YS Bldg. 3rd Floor, 2-2-2 Nihonbashi-Honcho, Chuo-ku, 103-0023 Tokyo, Japan. The principal business address of GNI Hong Kong is 12/F Elite Centre, 22 Hung TO, Kwun Tong KL, Hong Kong.

(2)
The information reported is based on a Schedule 13G filed with the SEC on February 13, 2023. The shares are held directly by Laurence W. Lytton. The principal business address of Mr. Lytton is 467 Central Park West, New York, NY 10025.

(3)	Includes 797,695 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(4)	Includes 239,641 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(5)
Includes (1) 24,215 shares owned by the Lawlor Family Trust UAD 4-17-00, for which Augustine Lawlor’s spouse serves as a Trustee, and (2) 248,853 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(6)	Includes 55,286 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(7)
Includes (1) 8,456 shares owned by the Usman Family Trust, for which Nassim Usman, Ph.D. serves as Trustee, (2) 1,168 shares owned by the Nassim Usman IRA, for which Dr. Usman is a Trustee and (3) 4,348,010 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

PRINCIPAL STOCKHOLDERS OF BC
The following table sets forth the beneficial ownership of BC’s ordinary shares as of May 15, 2023 by:
•	each person, or group of affiliated persons, who is known by BC to beneficially own more than 5% of its ordinary shares;
•	each of BC’s named executive officers;
•	each of BC’s directors; and
•	all of BC’s current executive officers and directors as a group.
BC has determined beneficial ownership in accordance with the rules of the SEC and thus it represents sole or shared voting or investment power with respect to BC’s securities. Unless otherwise indicated below, to BC’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.
BC has based its calculation of the percentage of beneficial ownership prior to the completion of the Contributions on 61,317,900 BC Common Shares outstanding as of May 15, 2023. BC has deemed BC Common Shares subject to stock options that are currently exercisable or exercisable within 60 days of May 15, 2023 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Beijing Continent Pharmaceuticals Co., Ltd, Room 320507-320509, Building 5, Wangjing SOHO Tower, Yard 1, Futong East Street.
Chaoyang District, Beijing, PRC.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% stockholders:
Entities affiliated with GNI Japan(1)	34,319,600	55.97%
Entities affiliated with Beijing Lapam Investment Management Consulting Center(2)	11,779,200	19.21%
Beijing Saint Lily Consulting Services Center(3)	7,147,400	11.66%
Named Executive Officers and Directors:
Ying Luo, Ph.D.(4)	1,533,000	2.50%
Songjiang Ma(5)	3,243,700	5.29%
Ruoyu Chen	–	*%
Yuwen Wu	–	*%
Weiguo Ye	–	*%
Charles Wu, Ph.D.	–	*%
Xiaoxing Jiang(3)	7,147,400	11.66%
Lin Han	–	*%
Li Zhang	–	*%
Qijia Liu	—	*%
All current executive officers and directors as a group (12 persons)	11,924,100	19.45%
*	Represents beneficial ownership of less than one percent (1%) of the outstanding BC Common Shares.
(1)
Consists of 34,319,600 BC Common Shares held of record by BJC Limited. BJC Limited, through GNI Japan-affiliated entities, is a wholly-owned subsidiary of GNI Japan. By virtue of such relationship, GNI Japan may be deemed to have voting and investment power with respect to the BC Common Shares held by BJC Limited. Ying Luo, Ph.D., one of BC’s directors, is a director, representative executive officer, president and chief executive officer and executive committee member of GNI Japan and may be deemed to share voting and dispositive power over the BC Common Shares held of record by BJC Limited. The business address for BJC Limited is c/o GNI Group Ltd., Nihonbashi-Honcho YS Bldg. 3rd Floor 2-2-2 Nihonbashi-Honcho, Chuo-ku, 103-0023 Tokyo, Japan.

(2)
Consists of (1) BC Common Shares held by Nepenthe Holdings Limited, a company incorporated under the laws of Hong Kong with limited liability (“Nepenthe”) and (2) BC Common Shares held by each of Beijing Lapam Biomedical Venture Investment Center (“Lapam

Biomedical”) and Beijing Lapam Venture Investment Center (“Lapam Venture”). The general partner of each of Lapam Biomedical and Lapam Venture is Beijing Lapam Investment Management Consulting Center, which in turn is managed by its general partner, Mr. Yu. As such, Beijing Lapam Investment Management Consulting Center and Mr. Zhihua may be deemed to have voting and investment power with respect to the 5,629,000 BC Common Shares held by Lapam Biomedical and 4,923,800 BC Common Shares held by Lapam Venture. Tibet Hengyuan Venture Investment Center is a limited partner of Lapam Venture with approximately 62.21% partnership interest as of May 15, 2023. As such, it may be deemed to have voting and investment power with respect to the 4,923,800 BC Common Shares held by Lapam Venture. The business address for these entities is Room 705-706, 7th Floor, No. 3, Suzhou Street, Haidan District, Beijing. Mr. Yu’s spouse is an associate director of marketing for investment projects of BC and the sole shareholder of Nepenthe and, accordingly, Mr. Yu, Lapam Biomedical and Lapam Venture may be deemed to have voting and investment power with respect to the 1,226,400 BC Common Shares held by Nepenthe. Mr. Yu, Lapam Biomedical and Lapam Venture disclaim beneficial ownership with respect to such BC Common Shares except to the extent of their pecuniary interest therein. The business address for Nepenthe is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong.
(3)
Beijing Saint Lily Consulting Services Center (“Saint Lily”) is a limited partnership established in the PRC, which is managed by its general partner, Beijing Saint Lily Management Consulting Limited (“Beijing Saint Lily”), which in turn is wholly-owned by Mr. Jiang Xiaoxing. The limited partners of Saint Lily are Mr. Xiaoxing with 35.94% partnership interest and Tibet Yundian Digital Technology Partnership (“Tibet Yundian”) with 63.69% partnership interest. Therefore, Mr. Xiaoxing, Tibet Yundian and Beijing Saint Lily may be deemed to have voting and investment power with respect to the 7,147,400 BC Common Shares held by Saint Lily. The business address for these entities is Room 309, First Floor, Building 3, No. 16, Yuanying Road, Zhaofeng Industrial Base Park, Zhaoquanying Town, Shunyi District, Beijing.

(4)
Consists of 1,533,000 BC Common Shares owned by Aaring Limited, a company incorporated under the laws of Hong Kong with limited liability. Aaring Limited is wholly owned by the spouse of Ying Luo, Ph.D. The address of Aaring Limited is Room D, 10/F, Tower A, Billion Centre, 1 Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong.

(5)
Consists of (1) 1,655,600 BC Common Shares owned by Ratel Consulting, a limited partnership established in the PRC and (2) 1,588,100 BC Common Shares owned by Ratel Holdings Limited, a company incorporated in the British Virgin Islands with limited liability, which is wholly-owned by Songjiang Ma’s spouse. Ratel Consulting is 99% owned by Mr. Ma as its limited partner and 1% owned by Beijing Ratel Management Consulting Limited as its general partner, which is wholly owned by Mr. Ma. The address of Ratel Consulting is Room 308, First Floor, Building 3, No. 16, Yuanying Road, Zhaofeng Industrial Base Park, Zhaoquanying Town, Shunyi District, Beijing, the address of Ratel Management Consulting Limited is No. 161, East Building, No. 13, Fuqian Street, Longwantun Town, Shunyi District, Beijing and the address of Ratel Holdings Limited is situated at the offices of Sertus Incorporations (BVI) limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(6)
Consists of (1) 1,995,100 BC Common Shares owned by Billionaire Consulting, a limited partnership established in the PRC and (2) 1,299,900 BC Common Shares owned by Rosefinch Holdings Limited, a company incorporated in the British Virgin Islands (“Rosefinch”). Billionaire Consulting is 90% owned by Youming Cheng as its general partner and 10% by Mr. Cheng’s spouse as its limited partner. Rosefinch is 100% owned by Mr. Cheng’s son. Therefore, Mr. Cheng may be deemed to have voting and investment power with respect to the 1,299,900 BC Common Shares held by Rosefinch. The address of Billionaire Consulting is Room 277, First Floor, Building 3, No. 16, Yuanying Road, Zhaofeng Industrial Base Park, Zhaoquanying Town, Shunyi District, Beijing, and the address of Rosefinch is situated at the offices of Sertus Incorporations (BVI) limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

PRINCIPAL STOCKHOLDERS OF THE COMBINED COMPANY
Except where specifically noted, the following information and all other information contained in this proxy statement does not give effect to the proposed Reverse Stock Split.
The following table sets forth certain information regarding beneficial ownership of the combined company’s common stock immediately after consummation of the Contributions, assuming the consummation of the Contributions occurred on May 15, 2023, for:
•	each stockholder expected by Catalyst and BC to become the beneficial owner of more than 5% of the combined company’s outstanding common stock;
•	each person expected to be a named executive officer of the combined company;
•	each person expected to be a director of the combined company; and
•	all of the combined company’s expected directors and executive officers as a group.
Beneficial ownership has been determined in accordance with the rules of the SEC and thus it represents sole or shared voting or investment power with respect to the combined company’s securities. Unless otherwise indicated below, to Catalyst’s and BC’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.
The percentage of beneficial ownership is calculated based on 1,148,532,798 shares of common stock expected to be outstanding upon consummation of the Contributions (which does not include conversion of the Catalyst Convertible Preferred Stock). The number of shares beneficially owned includes shares of common stock that each person has the right to acquire within 60 days of May 15, 2023, including upon the exercise of stock options and the vesting of restricted stock units. These stock options and restricted stock units shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the combined company’s common stock expected to be owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the combined organization’s common stock expected to be owned by any other person. The table gives effect to option awards expected to be granted to Mr. Eastling, Ms. Chen and Dr. Usman upon the consummation of the Contributions, as discussed in the section entitled “Catalyst Executive and Director Compensation—Post-Closing Arrangements” beginning on page 164 of this proxy statement.
Immediately after the Contributions, Catalyst stockholders as of immediately prior to the Contributions are expected to own approximately 2.5% of the outstanding shares of the combined company, GNI USA is expected to own approximately 85.2% of the outstanding shares of the combined company and the Minority Holders are expected to own approximately 12.3% of the outstanding shares of the combined company, in each case, assuming conversion of the Catalyst Convertible Preferred Stock. The table below assumes that (a) GNI USA will contribute all of the CPI Ordinary Shares it holds immediately prior to the Effective Time to Catalyst in exchange for 688,850,101 shares of Catalyst Common Stock, (b) GNI USA will contribute all of the ordinary shares of Further Challenger it holds immediately prior to the Effective Time to Catalyst in exchange for 264,971,695 shares of Catalyst Common Stock and (c) each Minority Holder will contribute 100% of the interest he or she holds in his or her respective Entity to Catalyst in exchange for an aggregate of 156,954,428 shares of Catalyst Common Stock in the amounts set forth on an annex to the Business Combination Agreement.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Beijing Continent Pharmaceuticals Co., Ltd, Room 320507-320509, Building 5, Wangjing SOHO Tower, Yard 1, Futong East Street.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% stockholders:
Entitles affiliated with GNI Japan(1)	960,088,317	83.59%
Named Executive Officers and Directors
Ying Luo, Ph.D.(2)	126,810,446	10.29%
Charles Wu, Ph.D.(3)	2,556,256	*%

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Thomas Eastling(4)	5,640,480	*%
Songjiang Ma(5)	111,787,717	9.19%
Ruoyu Chen(4)	—	*%
Gordon G. Carmichael	—	*%
Han Ying, Ph.D.	—	*%
Renate Parry, Ph.D.	—	*%
Nassim Usman, Ph.D.(6)	9,506,954	*%
Weiguo Ye(7)	24,976,721	2.13%
Suzana Corritori, M.D., Ph.D., MSc.	—	*%
All current executive officers and directors as a group (11 persons)	281,278,573	20.94%
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of the combined company’s common stock.
(1)
Consists of 960,088,317 shares held of record by GNI USA immediately after the Contributions. GNI USA, through GNI Japan-affiliated entities, is a wholly-owned subsidiary of GNI Japan. By virtue of such relationship, GNI Japan may be deemed to have voting and investment power with respect to the shares held by GNI USA. Ying Luo, Ph.D., one of BC’s directors, is a director, representative executive officer, president and chief executive officer and executive committee member of GNI Japan and may be deemed to share voting and dispositive power over the shares held of record by GNI USA. The address for these entities is c/o GNI Group Ltd., Nihonbashi-Honcho YS Bldg. 3rd Floor 2-2-2 Nihonbashi-Honcho, Chuo-ku, 103-0023 Tokyo, Japan.

(2)
Consists of (i) 42,605,648 shares held of record by the spouse of Ying Luo, Ph.D. immediately after the Contributions, (2) 50,263,465 shares underlying options held by Dr. Luo that are exercisable as of the date of this table or will become exercisable within 60 days after such date, and (3) 33,941,333 shares underlying options held by Dr. Luo’s spouse that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(3)	Consists of 2,556,256 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(4)
Consists of (1) 5,124,779 shares underlying options held by Mr. Eastling that are exercisable as of the date of this table or will become exercisable within 60 days after such date and (2) 515,701 shares underlying options held by Ms. Chen, spouse of Mr. Eastling, that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(5)
Consists of (i) 44,137,006 shares of record held by Songjiang Ma’s spouse immediately after the Contributions and (2) 67,650,710 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(6)
Includes (1) 8,456 shares owned by the Usman Family Trust immediately after the Contributions, for which Dr. Usman serves as Trustee, (2) 1,168 shares owned by the Nassim Usman IRA immediately after the Contributions, for which Dr. Usman is Trustee and (3) 9,472,789 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(7)	Consists of 24,976,721 shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

HOUSEHOLDING INFORMATION
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:
•
If the shares of Catalyst Common Stock are registered in the name of the stockholder, the stockholder should contact us at our executive offices at 611 Gateway Boulevard, Suite 120, South San Francisco, California 94080, or by telephone at +1 (650) 871-0761, to inform us of his or her request; or

•	If a bank, broker or other nominee holds the shares of Catalyst Common Stock, the stockholder should contact the bank, broker or other nominee directly.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10 percent of a registered class of our equity securities, (“Reporting Persons”) to file with the SEC reports of ownership and reports of changes in ownership of our Common Stock and our other equity securities. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons, to the Company’s knowledge, all Reporting Persons complied with all applicable requirements during fiscal year ended December 31, 2022, except for the following: (1) each of Messrs. Usman and Grant and Ms. Miller had one report related to the granting of shares purchased under Catalyst’s 2018 Employee Stock Purchase Plan on February 9, 2022 that was in each case inadvertently filed late on February 16, 2022; and (2) each of Mr. Blouse and Ms. Miller had one report related to stock options granted on February 11, 2022 that was in each case inadvertently filed late on February 23, 2022.

WHERE YOU CAN FIND MORE INFORMATION
Catalyst is subject to the informational requirements of the Exchange Act and in accordance therewith, files annual, quarterly and current reports, proxy statements and other information with the SEC electronically and the SEC maintains a website that contains Catalyst’s filings as well as reports, proxy and information statements and other information issuers file electronically with the SEC at www.sec.gov.
Catalyst also makes available free of charge on or through its website at www.catalystbiosciences.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after Catalyst electronically files such material with or otherwise furnishes it to the SEC. The website addresses for the SEC and Catalyst are inactive textual references and information on those websites is not part of this proxy statement.
If you would like to request documents from Catalyst or BC, please send a request in writing or by telephone to either Catalyst or BC at the following addresses:
Catalyst Biosciences, Inc. 611 Gateway Blvd, Suite 120 South San Francisco, CA 94080 Attn: Investor Relations Tel: (650) 871-0761 Email: investors@catbio.com
Beijing Continent Pharmaceuticals Co., Ltd
Room 320507-320509, Building 5, Wangjing SOHO
Tower, Yard 1, Futong East Street
Chaoyang District, Beijing, PRC
Attn: IR
Tel: +86-10-88877935
Email: ir@bjcontinent.com

If you are a Catalyst stockholder and would like additional copies, without charge, of this proxy statement or if you have questions about the Contributions, including the procedures for voting your shares, you should contact Catalyst’s proxy solicitor, Broadridge, at the following address and telephone number:
Broadridge Financial Solutions, Inc.
51 Mercedes Way
Edgewood, New York 11717
sendmaterial@proxyvote.com
Telephone: 1 (800) 579-1639

TRADEMARK NOTICE
This proxy statement contains trademarks, service marks and trade names of Catalyst Biosciences, Inc. and Beijing Continent Pharmaceuticals Co., Ltd, including their respective names and logos. Other trademarks, service marks and trade names referred to in this proxy statement are the property of their respective owners.
OTHER MATTERS
Stockholder Proposals
Catalyst’s stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of Catalyst’s amended and restated bylaws and the rules established by the SEC.
Pursuant to Rule 14a-8 of the Exchange Act, a stockholder who seeks to include a proposal in the proxy materials for Catalyst’s 2024 annual meeting of stockholders must submit the proposal so that it is received at Catalyst’s executive offices not later than the close of business on    . If the date of the 2024 annual meeting of stockholders is more than 30 days before or after the anniversary of this special meeting in lieu of a 2023 annual meeting, the deadline for inclusion of proposals in the Catalyst’s proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals will also need to comply with the SEC’s additional regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Catalyst’s amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in Catalyst’s proxy materials. Stockholders must provide notice of any business that they wish to submit for consideration at the 2024 annual meeting so that it is received at Catalyst’s executive offices no later than the close of business on and no earlier than the close of business on    . However, if the date of the 2024 annual meeting of stockholders is more than thirty days before or more than sixty days after the anniversary of the date of this special meeting in lieu of a 2023 annual meeting, the deadline will instead be not later than the close of business on the 90th day prior to the 2024 annual meeting or, if the first public disclosure of the date of such annual meeting is less than one hundred days prior to such annual meeting, the close of business on the 10th day following such first public disclosure.
In addition, to comply with the universal proxy rules, if a stockholder intends to solicit proxies in support of nominees submitted under Catalyst’s advance notice bylaws, then the stockholder must provide proper written notice that sets forth all information required under Rule 14a-19 of the Exchange Act to Catalyst no later than     (or, if the 2024 annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after the anniversary of the date of this special meeting in lieu of a 2023 annual meeting, then notice must be provided by the later of 60 days prior to the 2024 annual meeting of stockholders or the 10th day following the date on which announcement of the 2024 annual meeting of stockholders was first made). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under Catalyst’s bylaws as described above. Nominations or proposals should be addressed to the attention of Catalyst’s Corporate Secretary at our principal executive offices at 611 Gateway Boulevard, Suite 120, South San Francisco, California 94080 and Catalyst suggests that it be sent by certified mail, return receipt requested. Any such nomination or proposal must be made in writing, and must also include the information required by SEC Rule 14A and Catalyst’s amended and restated bylaws. A copy of the full text of the provisions of Catalyst’s amended and restated bylaws dealing with stockholder nominations and proposals will be made available to stockholders from Catalyst’s Corporate Secretary upon written request.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
INDEX TO FINANCIAL STATEMENTS
CATALYST BIOSCIENCES, INC.
BEIJING CONTINENT PHARMACEUTICALS CO., LTD.
Page
Unaudited Interim Condensed Consolidated Financial Statements
Unaudited interim condensed consolidated statements of profit or loss and other comprehensive income for the three months ended March 31, 2023 and 2022	F-46
Unaudited interim condensed consolidated statements of financial position as of March 31, 2023 and audited consolidated statements of financial position as of December 31, 2022	F-47
Unaudited interim condensed consolidated statements of changes in equity for the three months ended March 31, 2023 and 2022	F-48
Unaudited interim condensed consolidated statements of cash flows for the three months ended March 31, 2023 and 2022	F-49
Notes to the unaudited interim condensed consolidated financial statements	F-50
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-57
Consolidated statements of profit or loss and other comprehensive income for the years ended December 31, 2022 and 2021	F-58
Consolidated statements of financial position as of December 31, 2022 and 2021	F-59
Consolidated statements of changes in equity for the years ended December 31, 2022 and 2021	F-60
Consolidated statements of cash flows for the years ended December 31, 2022 and 2021	F-61
Notes to consolidated financial statements	F-62

Catalyst Biosciences, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,099	$21,666
Accounts and other receivables	5,000	5,000
Prepaid and other current assets	915	1,540
Total current assets	14,014	28,206
Long-term receivable from GCBP	4,550	—
Other assets, noncurrent	168	168
Right-of-use assets	17	66
Property and equipment, net	1	4
Total assets	$18,750	$28,444
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$16	$194
Accrued compensation	1,085	2,582
Other accrued liabilities	743	1,452
Dividends payable	—	7,558
CVR derivative liability	5,000	5,000
Operating lease liability	—	38
Total current liabilities	6,844	16,824
CVR derivative liability, noncurrent	4,550	—
Total liabilities	11,394	16,824
Commitments and Contingencies (Note 9)
Redeemable convertible preferred stock, $0.001 par value, 123,418 shares authorized; 12,340 shares issued and outstanding at March 31, 2023 and December 31, 2022	33,309	33,309
Stockholders’ deficit:
Common stock, $0.001 par value, 100,000,000 shares authorized; 37,759,825 and 37,756,574 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	37	37
Additional paid-in capital	384,686	389,210
Accumulated deficit	(410,676)	(410,936)
Total stockholders’ deficit	(25,953)	(21,689)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$18,750	$28,444
The accompanying notes are an integral part of these condensed consolidated financial statements.

Catalyst Biosciences, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2023	2022
Revenue:
Collaboration	$—	$794

Operating expenses (income):
Cost of collaboration	—	798
Research and development	588	9,703
General and administrative	3,970	4,994
Gain on disposal of assets, net	(4,736)	—
Total operating expenses (income)	(178)	15,495
Income (loss) from operations	178	(14,701)
Interest and other income, net	96	165
Income (loss) before income taxes	274	(14,536)
Income tax expenses	14	—
Net income (loss)	$260	$(14,536)
Net income (loss) per share attributable to common stockholders, basic	$0.01	$(0.46)
Net income (loss) per share attributable to common stockholders, diluted	$0.01	$(0.46)
Shares used to compute net income (loss) per share attributable to common stockholders, basic	37,758,416	31,456,090
Shares used to compute net income (loss) per share attributable to common stockholders, diluted	37,984,324	31,456,090

Cash dividends paid per common share	$0.24	$—
CVR cash dividends paid per common share	$0.01	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

Catalyst Biosciences, Inc.
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
(In thousands, except share amounts)
(Unaudited)
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount
Balance at December 31, 2022	12,340	$33,309	37,756,574	$37	$389,210	$(410,936)	$(21,689)
Stock-based compensation expense	—	—	—	—	210	—	210
Issuance of common stock from stock grants	—	—	3,251	—	2	—	2
CVR cash dividends paid related to GCBP Agreement ($0.01 per share)	—	—	—	—	(206)	—	(206)
CVR derivative liability	—	—	—	—	(4,530)	—	(4,530)
Net income	—	—	—	—	—	260	260
Balance at March 31, 2023	12,340	$33,309	37,759,825	$37	$384,686	$(410,676)	$(25,953)
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2021	—	$—	31,409,707	$31	$443,752	$(402,694)	$41,089
Stock-based compensation expense	—	—	32,684	—	515	—	515
Issuance of common stock from stock grants	—	—	34,662	—	16	—	16
Net loss	—	—	—	—	—	(14,536)	(14,536)
Balance at March 31, 2022	—	$—	31,477,053	$31	$444,283	$(417,230)	$27,084
The accompanying notes are an integral part of these condensed consolidated financial statements.

Catalyst Biosciences, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended March 31,
	2023	2022
Operating Activities
Net income (loss)	$260	$(14,536)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation expense	210	515
Depreciation and amortization	3	113
Change in fair value of long-term receivables	(20)	—
Change in fair value of derivative liabilities	20	—
Bad debt expense	—	200
Net gain on disposal of assets	(4,736)	—
Changes in operating assets and liabilities:
Accounts and other receivables	—	1,054
Prepaid and other current assets	625	1,485
Accounts payable	(178)	(1,713)
Accrued compensation and other accrued liabilities	(2,411)	1,036
Operating lease liability and right-of-use asset	11	26
Deferred revenue	—	(230)
Net cash flows used in operating activities	(6,216)	(12,050)

Investing Activities
Proceeds from maturities of short-term investments	—	2,504
Proceeds from the sale of legacy rare bleeding disorder program to GCBP	1,000	—
Payment of transaction costs in connection with the sale of legacy rare bleeding disorder program to GCBP	(589)	—
Net cash flows provided by investing activities	411	2,504

Financing Activities
Payment of dividends	(7,764)	—
Issuance of common stock from stock grants	2	16
Net cash flows (used in) provided by financing activities	(7,762)	16
Net decrease in cash and cash equivalents	(13,567)	(9,530)
Cash and cash equivalents at beginning of the period	21,666	44,347
Cash and cash equivalents at end of the period	$8,099	$34,817

Supplemental Disclosure on Non-Cash Investing and Financing Activities:
CVR derivative liability	$4,530	$—
Accrued transaction costs related to GCBP asset sale	$205	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

Catalyst Biosciences, Inc.
Notes to Condensed Consolidated Financial Statements (Unaudited)
1.	Nature of Operations and Liquidity
Catalyst Biosciences, Inc. and its subsidiary (the “Company” or “Catalyst”) was a biopharmaceutical company with expertise in protease engineering. Prior to ceasing research and development activities in March 2022, the Company had several protease assets that were designed to address unmet medical needs in disorders of the complement or coagulation systems. As discussed further below, the Company recently completed a purchase agreement to acquire a clinical-stage drug candidate for the treatment of NASH (nonalcoholic steatohepatitis, a severe form of nonalcoholic fatty liver disease). Concurrent with this purchase agreement, the Company entered into a separate business combination agreement to acquire an indirect controlling interest in a China-based pharmaceutical company. The Company will continue to evaluate the impact of the novel coronavirus disease (“COVID-19”) pandemic on its business, operations, and cash requirements. The Company is located in South San Francisco, California and operates in one segment.
On May 19, 2022, Catalyst entered into and closed on an asset purchase agreement with Vertex Pharmaceuticals Inc. (“Vertex”), pursuant to which Vertex acquired Catalyst’s complement portfolio, including CB 2782-PEG and CB 4332, as well as its complement-related intellectual property including the ProTUNETM and ImmunoTUNETM platforms. See Note 11, Restructuring.
On February 27, 2023, Catalyst entered into and closed on an asset purchase agreement with GC Biopharma Corp. (“GCBP”), pursuant to which GCBP acquired Catalyst’s legacy rare bleeding disorder program, including the coagulation related assets marzeptacog alfa (activated) (“MarzAA”), dalcinonacog alfa (“DalcA”), and CB-2679d-GT. See Note 11, Restructuring.
F351 Asset Acquisition
On December 26, 2022, the Company executed and closed an Asset Purchase Agreement, which was amended on March 29, 2023 (the “F351 Agreement”), with GNI Group Ltd. and GNI Hong Kong Limited (together “GNI”) to purchase all of the assets and intellectual property rights primarily related to the proprietary Hydronidone compound (collectively, the “F351 Assets”), other than such assets and intellectual property rights located in the People’s Republic of China. At the closing of the agreement on December 26, 2022, the Company paid $35.0 million in the form of 6,266,521 shares of Catalyst common stock and 12,340 shares of newly designated Series X redeemable convertible preferred stock (“Catalyst Convertible Preferred Stock”). Each share of Catalyst Convertible Preferred Stock is convertible into 10,000 shares of common stock, subject to stockholder approval under Nasdaq rules and subject to a beneficial ownership conversion blocker. For additional information, see Note 3, F351 Asset Acquisition.
Business Combination Agreement
Concurrent with the F351 Asset acquisition, the Company signed a definitive agreement, as amended on March 29, 2023, with GNI Group Ltd., GNI Hong Kong Limited, GNI USA, Inc., Continent Pharmaceuticals Inc. and Shanghai Genomics, Inc. (collectively, “GNI”) and other minority stockholders to acquire an indirect controlling interest in Beijing Continent Pharmaceutical Co Ltd. (“BC”), a commercial-stage pharmaceutical company based in China and majority-owned subsidiary of GNI, in exchange for newly issued shares of common stock (the “Business Combination Agreement”). The closing of the transactions under the Business Combination Agreement will be subject to stockholder approval at a stockholder meeting expected to be held in the third quarter of 2023 and certain customary closing conditions. For additional information, see Note 9, Commitments and Contingencies.
Contingent Value Rights Agreement
Pursuant to the Business Combination Agreement, on December 26, 2022, Catalyst and the Rights Agent (as defined therein) executed a contingent value rights agreement, as amended on March 29, 2023 (the “CVR Agreement”), pursuant to which each holder of Catalyst common stock as of January 5, 2023 (the “CVR Holders”), excluding GNI, received one contractual contingent value right (a “CVR”) issued by the Company for each share of Catalyst common stock held by such holder. Each CVR entitles the holder thereof to receive certain cash payments in the future. For additional information, see Note 9, Commitments and Contingencies.

Liquidity
On January 12, 2023, the Company paid a one-time cash dividend of $0.24 per share to the Company’s common stockholders of record as of close of business on January 5, 2023, excluding GNI. The aggregate amount of the special dividend payment was approximately $7.6 million.
On March 8, 2023, the Company distributed the net cash proceeds received from the GCBP asset sale of $0.2 million, or $0.01 per share, to the CVR Holders, excluding GNI. See Note 11, Restructuring, for additional information regarding this distribution.
The Company had net income of $0.3 million for the three months ended March 31, 2023. As of March 31, 2023, the Company had an accumulated deficit of $410.7 million and cash and cash equivalents of $8.1 million. Its primary uses of cash are to fund operating expenses and general and administrative expenditures. As part of the F351 Agreement, the Company issued 12,340 shares of Catalyst Convertible Preferred Stock, which upon stockholder approval, will be converted to 123,400,000 shares of common stock, subject to applicable beneficial ownership limitations. The terms of the Catalyst Convertible Preferred Stock include a cash settlement feature which provide that, if the Company’s stockholders fail to approve the conversion of the Catalyst Convertible Preferred Stock by September 30, 2023, the Company could be required to make cash payments to the holders of Catalyst Convertible Preferred Stock significantly in excess of its current liquidity. The Company believes that stockholders who are entitled to vote on the conversion proposal at the Company’s 2023 Annual Meeting of Stockholders, which is expected to be held in the third quarter of 2023, will vote to approve the proposal. However, as the vote of the Company’s common stockholders is outside of the control of the Company, there is substantial doubt about its ability to continue as a going concern for at least 12 months following the issuance of these condensed consolidated financial statements. The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.
2.	Summary of Significant Accounting Policies
Basis of Presentation
The Company’s condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and following the requirements of the Securities and Exchange Commission (the “SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP can be condensed or omitted. These financial statements have been prepared on the same basis as the Company’s annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the Company’s financial information. These interim results and cash flows for any interim period are not necessarily indicative of the results to be expected for the year ending December 31, 2023, or for any other future annual or interim period.
The accompanying condensed consolidated financial statements and related financial information should be read in conjunction with the consolidated financial statements filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”).
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. On an ongoing basis, management evaluates its estimates, including those related to revenue recognition, allowance of doubtful accounts, long-term receivable, contingent value rights, operating lease right-of-use assets and liabilities, accrued expenses, income taxes and stock-based compensation. The Company bases its estimates on various assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.
Accounting Pronouncements Recently Adopted
In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. The main objective of ASU 2016-13 is to provide financial statement users with more decision-useful information about an entity's expected credit losses on financial instruments and other commitments to extend credit at each reporting date. To achieve this objective, the amendments in this update replace the incurred loss impairment methodology currently used today with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to develop credit loss estimates. ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, using a modified retrospective approach. The Company adopted ASU 2016-13 and related updates as of January 1, 2023 and the adoption did not have a material impact on its condensed consolidated financial statements.
Long-Term Receivable
The Company determined that the hold-back from the GCBP asset sale in February 2023 qualified as a long-term receivable. The receivable is considered a loan held for investment since the Company has the intent and ability to hold to maturity. Catalyst has elected to account for the receivable under the fair value option method of accounting and any changes in fair value are recorded in interest and other income, net on the condensed consolidated statement of operations. Refer to Note 4, Fair Value Measurements and Note 11, Restructuring, for additional information regarding the long-term receivable and GCBP asset sale.
Net Income (Loss) per Share Attributable to Common Stockholders
The Company calculates basic and diluted net income (loss) per share attributable to common stockholders in conformity with the two-class method required for participating securities. The Catalyst Convertible Preferred Stock contractually entitles the holders of such shares to participate in dividends but such participation is contingent upon the completion of the merger with GNI. As a result, the Catalyst Convertible Preferred Stock is excluded from the basic EPS calculation, as these shares are not participating securities until the merger with GNI closes. As such, net income for the periods presented was not allocated to these securities. During periods of loss, the Company allocates no loss to participating securities because they have no contractual obligation to share in the losses of the Company.
Basic net income (loss) per share attributable to common stockholders is calculated by dividing the net income (loss) by the weighted average number of shares of common stock outstanding during the period, without consideration for potentially dilutive securities. Participating securities are excluded from the basic weighted average common shares outstanding.
Diluted net income (loss) per share attributable to common stockholders is based on the weighted average number of common shares outstanding during the period, including potential dilutive common shares. For purposes of this calculation, outstanding stock options and warrants are considered potential dilutive common shares. The calculation of diluted EPS does not consider the effect of the Catalyst Convertible Preferred Stock since conversion is contingent upon the occurrence of a specified future event.
3.	F351 Asset Acquisition
On December 26, 2022, the Company acquired the F351 Assets from GNI in accordance with the terms of the F351 Agreement as discussed in Note 1, Nature of Operations and Liquidity. Under the terms of the F351 Agreement, the Company issued 6,266,521 shares of common stock and 12,340 shares of Catalyst Convertible Preferred Stock.
The Company concluded that the F351 acquisition was not the acquisition of a business, as substantially all of the fair value of the gross assets acquired was concentrated in a single identifiable asset, the intellectual property rights (outside of China) to a clinical stage drug candidate for the treatment of liver fibrosis, or the F351 Assets.
Subject to stockholder approval, each share of Catalyst Convertible Preferred Stock issued under the F351 Agreement is convertible into 10,000 shares of common stock. The Company is required to hold a stockholders’ meeting to request the approval of the conversion of the Catalyst Convertible Preferred Stock into shares of common stock in accordance with Nasdaq Listing Rule 5635(a) (the “Conversion Proposal”). The Company expects to hold its 2023 Annual Meeting of Stockholders in the third quarter of 2023 and will include the following matters as proposals to be voted on at the meeting: (i) the Conversion Proposal and (ii) if necessary or appropriate, the approval of an amendment to the Company’s certificate of incorporation to authorize sufficient shares of common stock for the conversion of the Catalyst Convertible Preferred Stock issued pursuant to the F351 Agreement.

In March 2023, the Company amended the F351 Agreement and the Catalyst Convertible Preferred Stock Certificate of Designation to extend the deadline for the cash settlement of the Catalyst Convertible Preferred Stock from June 26, 2023 to September 30, 2023. Under the amended terms, if the Company’s stockholders do not approve the conversion of the Catalyst Convertible Preferred Stock by September 30, 2023, then the Catalyst Convertible Preferred Stock would be redeemable at the option of the holders for cash equal to the closing price of the common stock on the last trading day prior to the holder’s redemption request. Using the closing price on May 8, 2023 of $0.21, if all the currently outstanding Catalyst Convertible Preferred Stock was redeemed for cash, the Company would be required to make a payment of approximately $25.9 million. The Company has insufficient liquidity to make such a payment, if required.
4.	Fair Value Measurements
For a description of the fair value hierarchy and the Company’s fair value methodology, see “Part II - Item 8 - Financial Statements and Supplementary Data - Note 3 – Summary of Significant Accounting Policies” in the Company’s Annual Report. There were no significant changes in these methodologies during the three months ended March 31, 2023.
The following tables present the fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of March 31, 2023 and December 31, 2022 (in thousands):
	March 31, 2023
	Level 1	Level 2	Level 3	Total
Financial assets:
Money market funds(1)	$8,099	$—	$—	$8,099
Long-term receivable from GCBP	—	—	4,550	4,550
Total financial assets	$8,099	$—	$4,550	$12,649

Financial liabilities:
CVR derivative liability	$—	$—	$5,000	$5,000
CVR derivative liability, noncurrent	—	—	4,550	4,550
Total financial liabilities	$—	$—	$9,550	$9,550
	December 31, 2022
	Level 1	Level 2	Level 3	Total
Financial assets:
Money market funds(1)	$21,666	$—	$—	$21,666
Total financial assets	$21,666	$—	$—	$21,666

Financial liabilities:
CVR derivative liability	$—	$—	$5,000	$5,000
Total financial liabilities	$—	$—	$5,000	$5,000
(1)	Included in cash and cash equivalents on the accompanying condensed consolidated balance sheets.
The carrying amounts of accounts and other receivables, accounts payable, and accrued liabilities approximate their fair values due to the short-term maturity of these instruments.
Derivative Liabilities and Long-term Receivables
The CVR derivative liability relates to the CVR Agreement executed in connection with the Business Combination Agreement. The fair value of this derivative liability is based on significant unobservable inputs, which represent Level 3 measurements within the fair value hierarchy. The estimated fair value of the CVR liability was determined based on the anticipated amount and timing of projected cash flows to be received from Vertex pursuant to the Vertex asset purchase agreement. As of March 31, 2023, the Company expects to receive a $5.0 million hold-back payment from Vertex in the second quarter of 2023, which will be distributed, net of expenses, to the holders of Catalyst common stock as of January 5, 2023 under the CVR Agreement. The CVR liability was initially recorded at $5.0 million at issuance on December 26, 2022 and there was no change in the estimated fair value as of March 31, 2023.
The long-term receivable and the corresponding CVR derivative liability, noncurrent relate to the asset purchase agreement with GCBP. The fair value of this long-term receivable and derivative liability is based on significant unobservable inputs, which represent Level 3 measurements within the fair value hierarchy. The estimated fair value of the long-term receivable and CVR derivative liability, noncurrent was determined based on the anticipated amount and timing of projected cash flows to be received from GCBP pursuant to the GCBP asset purchase agreement discounted to their present values using an estimated discount rate of 5.05%. As of March 31, 2023, the Company expects to receive a $5.0 million hold-back payment from GCBP in the first quarter of 2025, which will be distributed, net of expenses, to the holders of Catalyst common stock as of January 5, 2023 under the CVR Agreement.
The following table sets forth the changes in the estimated fair value of the Company’s Level 3 financial assets and liabilities (in thousands):
	Long-term receivable from GCBP	CVR derivative liability, noncurrent
Balance at December 31, 2022	$—	$—
Additions in the period	4,530	4,530
Changes in fair value	20	20
Balance at March 31, 2023	$4,550	$4,550
5.	Lease
Operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term. In calculating the present value of the lease payments, the Company has elected to utilize its incremental borrowing rate based on the original lease term and not the remaining lease term. The lease includes non-lease components (e.g., common area maintenance) that are paid separately from rent based on actual costs incurred and, therefore, were not included in the right-of-use asset and lease liability but are reflected as an expense in the period incurred.
The Company leases office space for its corporate headquarters, located in South San Francisco, CA. The lease term is through April 30, 2023 and there are no stated renewal options. The Company currently has a month-to-month lease that will continue to be utilized following the expiration of the corporate headquarters lease.
In March 2022, the Company entered into a sublease agreement for its leased facility that commenced in April 2022. Under the terms of the sublease agreement, the Company will receive $0.2 million in base lease payments over the term of the sublease, which ends in April 2023. For the three months ended March 31, 2023, the Company recognized sublease income of $38,000. The sublease agreement began in April 2022, so no sublease income was recognized during the three months ended March 31, 2022.
For the three months ended March 31, 2023 and 2022, the Company’s operating lease expense was $0.1 million and $0.5 million, respectively.
The Company has historically prepaid one month’s worth of rent expense, therefore as of March 31, 2023, the Company does not have any remaining lease payments under its current lease agreement. The present value assumptions used in calculating the present value of the lease payments were as follows:
	March 31, 2023	December 31, 2022
Weighted-average remaining lease term	0 years	0.3 years
Weighted-average discount rate	0.0%	4.3%

Supplemental cash flow information related to operating leases was as follows (in thousands):
	Three Months Ended March 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities	$39	$502
6.	Stock Based Compensation
2018 Omnibus Incentive Plan
In June 2018, stockholders of the Company approved the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”). The 2018 Plan had previously been approved by the Company’s Board of Directors (the “Board”) and the Compensation Committee (the “Committee”) of the Board, subject to stockholder approval. The 2018 Plan became effective on June 13, 2018. On June 9, 2021, the stockholders of the Company approved an amendment previously approved by the Board to increase the number of shares of common stock reserved for issuance under the 2018 Plan by 2,500,000 to a total of 5,300,000 shares. The amendment became effective immediately upon stockholder approval. After the option modification (as discussed below), the number of shares of common stock reserved for issuance under the 2018 Plan increased to a total of 31,456,403. As of March 31, 2023, there were 25,521,867 shares of common stock available for future grant.
Performance-Based Stock Option Grants
In June 2022, the Committee approved the issuance of an option grant to purchase 400,000 shares (2,457,917 shares after the option modification discussed below) of common stock to the Chief Executive Officer pursuant to the 2018 Plan, which will vest upon (a) the achievement of a specified performance goal and (b) the grantee’s continued employment during the service period. During the three months ended March 31, 2023, this award was cancelled. Prior to cancellation, no expense has been recognized related to this award and no options have vested.
Special Cash Dividend
On January 12, 2023, the Company paid a special, one-time cash dividend of $7.6 million (or $0.24 per share) to the Company’s common stockholders of record as of the close of business on January 5, 2023. The Company determined, in accordance with the adjustment provision of the 2018 Plan, that the special cash dividend was unusual and non-recurring and that appropriate adjustment to the stock options to purchase shares of the Company’s common stock outstanding under the 2018 Plan was required. The Company treated this adjustment as a modification to the original stock option grants because the terms of the agreements were modified in order to preserve the value of the option awards after a large non-recurring cash dividend. These options were amended to decrease the exercise price and increase the number of shares subject to the stock option on a proportionate basis. No incremental value was provided to the option holders as a result of the modification and no additional compensation cost was recorded by the Company.
The following table summarizes stock option activity under the Company’s 2018 Plan and related information:
	Number of Shares Underlying Outstanding Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)
Outstanding — December 31, 2022	8,678,767	$1.42	7.47
Options granted(1)	14,008,093	$0.86
Options forfeited and cancelled(1)	(14,210,119)	$0.91
Options expired	(12,174)	$36.16
Outstanding — March 31, 2023	8,464,567	$1.30	6.01
Exercisable — March 31, 2023	7,306,692	$1.40
(1)	Includes options that were cancelled and re-granted as part of the option modification from the special cash dividend, as further discussed above.

Valuation Assumptions
The Company estimated the fair value of stock options granted using the Black-Scholes option-pricing formula and a single option award approach. Due to its limited relevant historical data, the Company estimated its volatility considering a number of factors including the use of the volatility of comparable public companies. The expected term of options granted under the Plan, all of which qualify as “plain vanilla” per SEC Staff Accounting Bulletin 107, is determined based on the simplified method due to the Company’s limited relevant history. The risk-free rate is based on the yield of a U.S. Treasury security with a term consistent with the option. This fair value is being amortized ratably over the requisite service periods of the awards, which is generally the vesting period.
The only options granted during the quarter ended March 31, 2023 were as a result of the option modification. Since no new stock options were granted during the quarter ended March 31, 2023, all weighted-average assumptions for the period were not applicable.
The fair value of employee stock options was estimated using the following weighted-average assumptions:
	Three Months Ended March 31,
	2023	2022
Employee Stock Options:
Risk-free interest rate	—	1.87%
Expected term (in years)	—	6.1
Dividend yield	—	—
Volatility	—	91.54%
Weighted-average fair value of stock options granted	$—	$0.39
Total stock-based compensation expense recognized was as follows (in thousands):
	Three Months Ended March 31,
	2023	2022
Research and development	$66	$128
General and administrative(1)	144	387
Total stock-based compensation expense	$210	$515
(1)	No shares of common stock were issued to board members for the three months ended March 31, 2023.
7.	Collaborations
ISU Abxis
In December 2018, the Company entered into an amended and restated license agreement with ISU Abxis (the “A&R ISU Abxis Agreement”). Under the A&R ISU Abxis Agreement, ISU Abxis will receive commercialization rights in South Korea to the Company’s engineered Factor IX dalcinonacog alfa - DalcA and the Company will receive clinical development and commercialization rights in the rest of world (excluding South Korea) and manufacturing development and manufacturing rights worldwide (including South Korea). The A&R ISU Abxis Agreement provides for a low single-digit royalty payment to ISU Abxis, on a country-by-country basis, for net product sales of DalcA by the Company or its affiliates in each country other than South Korea. Pursuant to the A&R ISU Abxis Agreement, the Company will also pay up to an aggregate of $19.5 million in milestone payments to ISU Abxis, including $2.5 million in regulatory and development milestone payments and up to $17.0 million in commercial milestone payments, if the applicable milestones are met.
As a result of the sale of the Company’s rare bleeding disorders programs, including DalcA and other assets, to GCBP in February 2023, the A&R ISU Abxis Agreement was transferred to GCBP. See Note 11, Restructuring. As of the date of transfer, no milestones have been met.

8.	Net Income (Loss) per Share Attributable to Common Stockholders
Potentially dilutive securities are excluded from the calculation of diluted net income (loss) per share attributable to common stockholders if their inclusion is anti-dilutive. Potentially dilutive securities that were not included in the diluted per share calculations because they would be anti-dilutive were as follows:
	Three Months Ended March 31,
	2023	2022
Options to purchase common stock	8,249,500	2,777,710
Common stock warrants	—	85
Total	8,249,500	2,777,795
In addition, the Catalyst Convertible Preferred Stock has also been excluded from the computation of diluted net income (loss) per share attributable to common stockholders because the contingency for conversion of these shares has not been met.
The following is a reconciliation of the numerator (net income or loss) and denominator (number of shares) used in the calculation of basic and diluted net income (loss) per share attributable to common stockholders (in thousands, except share and per share data):
	Three Months Ended March 31,
	2023	2022
Numerator
Net income (loss)	$260	$(14,536)

Denominator
Weighted-average number of shares used in computing net income (loss) per share available to common stockholders, basic	37,758,416	31,456,090
Effect of dilutive stock options	225,908	—
Weighted-average number of shares used in computing net income (loss) per share available to common stockholders, diluted	37,984,324	31,456,090
Net income (loss) per share available for common stockholders, basic	$0.01	$(0.46)
Net income (loss) per share available for common stockholders, dilutive	$0.01	$(0.46)
9.	Commitments and Contingencies
As of March 31, 2023 and December 31, 2022, the Company had cash deposited in certain financial institutions in excess of federally insured levels. The Company regularly monitors the financial stability of these financial institutions and believes that it is not exposed to any significant credit risk in cash and cash equivalents. However, in March and April 2023, certain U.S. government banking regulators took steps to intervene in the operations of certain financial institutions due to liquidity concerns, which caused general heightened uncertainties in financial markets. While these events have not had a material direct impact on the Company’s operations, if further liquidity and financial stability concerns arise with respect to banks and financial institutions, either nationally or in specific regions, the Company’s ability to access cash or enter into new financing arrangements may be threatened, which could have a material adverse effect on its business, financial condition and results of operations.
Business Combination Agreement
Concurrent with the F351 Asset acquisition, as amended on March 29, 2023, the Company entered into the Business Combination Agreement with GNI and other minority stockholders (“Sellers” and each a “Seller”) to acquire an indirect controlling interest in BC, a commercial-stage pharmaceutical company based in China and majority-owned subsidiary of GNI, in exchange for newly issued shares of Catalyst common stock. The closing of the transactions under the Business Combination Agreement will be subject to stockholder approval at a stockholder meeting expected to be held in the third quarter of 2023 and certain customary closing conditions. If the transaction is approved by stockholders, the Company would issue at closing a total of up to

1,110,776,224 shares of Catalyst common stock for an indirect controlling interest in BC. Each Seller may elect to be issued Catalyst Convertible Preferred Stock in lieu of the Company’s common stock.
The Business Combination Agreement contains certain termination rights, including the right for Catalyst to terminate the Business Combination Agreement to enter into a definitive agreement for a superior proposal. Upon termination of the Business Combination Agreement under specified circumstances, the Company may be required to pay a termination fee of $2.0 million and either party, as the case may be, may be required to reimburse the other party for reasonable out-of-pocket fees and expenses incurred by such party in connection with the Business Combination Agreement, up to a maximum amount of $2.0 million.
Contingent Value Rights Agreement
Pursuant to the Business Combination Agreement, on December 26, 2022, Catalyst and the Rights Agent (as defined therein) executed the CVR Agreement, as amended on March 29, 2023, pursuant to which the CVR Holders received one contractual CVR issued by the Company, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Catalyst common stock held by such holder. Each CVR entitles the holder thereof to receive (i) certain cash payments from the net proceeds related to the disposition of the Company’s legacy assets (MarzAA, DalcA, and CB 2679d-GT), (ii) 100% of the excess cash (net of all current or contingent liabilities, including transaction-related expenses) retained by the Company in excess of $1.0 million as of the closing date of the transactions under the Business Combination Agreement, (iii) 100% of the amount actually received by the Company, net of expenses, pursuant to the Vertex asset purchase agreement and (iv) 100% of the excess, by which the preapproved costs to manage, negotiate, settle and finalize certain third party claims exceed the costs actually incurred with respect to such claims. The CVRs are not transferable, except in certain limited circumstances as provided for in the CVR Agreement, will not be certificated or evidenced by any instrument, and will not be registered with the SEC or listed for trading on any exchange.
In February 2023, the Company recorded a $4.5 million long-term CVR derivative liability as a result of the disposition of the Company’s legacy assets to GCBP. On March 8, 2023, the Company distributed the net cash proceeds received from the GCBP asset sale of $0.2 million to the CVR Holders. Refer to Note 4, Fair Value Measurements and Note 11, Restructuring, for additional information regarding the CVR derivative liability and GCBP asset sale.
COVID-19
The current COVID-19 pandemic has presented a substantial public health and economic challenge around the world and is affecting the Company’s employees and business operations. The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19, the actions taken to contain it or treat its impact and the economic impact on local, regional, national, and international markets. The COVID-19 pandemic may disrupt the Company’s ability to conduct the clinical development and commercialization of Hydronidone in NASH fibrosis as planned.
10.	Income Taxes
During the three months ended March 31, 2023 and 2022, the Company recorded an income tax expense of $14,000 and zero, respectively. The Company recorded no income tax benefits for the net operating losses incurred or for the research and development tax credits generated in each period due to its uncertainty of realizing a benefit from those items. All of the Company’s operating losses since inception have been generated in the United States.
As of March 31, 2023, after consideration of certain limitations (see below), the Company had approximately $194.1 million federal and $3.6 million state net operating loss carryforwards (“NOL”) available to reduce future taxable income which, if unused, the majority will carry forward indefinitely for federal and will begin to expire in 2032 for state tax purposes.
If the Company experiences a greater than 50 percent aggregate change in ownership over a three-year period (a Section 382 ownership change), utilization of its pre-change NOL carryforwards are subject to annual limitation under Section 382 of the Internal Revenue Code (California has similar provisions). The annual limitation is determined by multiplying the value of the Company's stock at the time of such ownership change by the applicable long-term tax-exempt rate. Such limitations may result in expiration of a portion of the NOL carryforwards before utilization. The Company determined that ownership changes occurred on December 31, 2007, August 20, 2015, April 13, 2017, February 15, 2018, February 18, 2020, and December 26, 2022. The ability of the Company to use its remaining NOL and tax credit carry forwards may be further limited if the Company experiences a Section 382 ownership change as a result of future changes in its stock ownership.
11.	Restructuring
In November 2021, the Board approved a restructuring of its business based on its decision to stop the clinical development of MarzAA and focus solely on its complement programs and protease medicines platform. The restructuring included a reduction-in-force whereby approximately 35% of employees were terminated.
In March 2022, the Board approved a further reduction of its workforce as part of its restructuring plan whereby 22 full-time employees were terminated. Following this reduction, the Company had five full-time employees remaining. During the quarter ended March 31, 2022, the Company recorded additional charges of $1.0 million for severance and other costs related to the reduction-in-force, recognized as an operating expense within the condensed consolidated statements of operations, which the Company paid during the second quarter of 2022.
Sale of Assets
In May 2022, the Company entered into an asset purchase agreement with Vertex, pursuant to which Vertex purchased the Company’s complement portfolio, including CB 2782-PEG and CB 4332, as well as its complement-related intellectual property including the ProTUNETM and ImmunoTUNETM platforms for $60.0 million in cash consideration. Cash of $55.0 million was received upfront in May 2022 and the remaining $5.0 million will be paid one year after the closing upon satisfaction of certain post-closing indemnification obligations. The hold-back amount is recorded within accounts and other receivables on the condensed consolidated balance sheet. Once received, the net proceeds from the hold-back amount will be distributed to the CVR Holders pursuant to the CVR Agreement, see Note 9, Commitments and Contingencies. There were no carrying amounts associated with the intellectual property sold to Vertex, and, therefore, the Company recorded a gain of $57.4 million related to the disposal, net of $2.6 million of transaction costs during the second quarter of 2022.
In February 2023, Catalyst entered into an asset purchase agreement with GCBP, pursuant to which GCBP acquired the Company’s legacy rare bleeding disorders programs, including MarzAA, DalcA and CB-2679d-GT, for $6.0 million in cash consideration. Cash of $1.0 million was received upfront in February 2023 and the remaining $5.0 million will be paid two years after the closing upon satisfaction of certain post-closing indemnification obligations. The hold-back amount is recorded as a long-term receivable on the condensed consolidated balance sheet. In March 2023, the Company distributed the net cash proceeds received upfront of $0.2 million to the CVR Holders. Once received, the remaining net proceeds, net of expenses, from the hold-back amount will be distributed to the CVR Holders pursuant to the CVR Agreement, see Note 9, Commitments and Contingencies. There were no carrying amounts associated with the intellectual property sold to GCBP, and, therefore, Catalyst recorded a gain of $4.7 million related to the disposal, net of $0.8 million of transaction costs, which is included in gain on disposal of assets, net in the condensed consolidated statements of operations for the three months ended March 31, 2023.
12.	Subsequent Events
Cost Sharing Agreement
On April 13, 2023, the Company entered into a Cost Sharing and Agency Agreement with GNI. Under this agreement, GNI will pay for certain costs related to the development of the F351 Assets in the U.S. incurred from December 26, 2022 until the Business Combination Agreement closes. After the Business Combination Agreement closes, the Company will be required to reimburse GNI for such costs. The Company has not incurred any expenses related to the development of the F351 Assets through March 31, 2023.
Manufacturing Agreements
On April 18, 2023, the Company entered into two separate agreements to support the F351 Assets acquired from GNI. One agreement will cover analytical method process familiarization and validation to support good manufacturing practices (“GMP”) manufacturing, and the other agreement will cover non-GMP manufacturing services and clinical supply batch GMP manufacturing of the F351 Assets, with total payments of up to $0.3 million and $0.2 million, respectively. The Company can terminate these agreements at any time upon 90 days written notice. Upon termination, the Company will be responsible to pay for services incurred prior to termination and any non-cancellable obligations in connection with such services.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Catalyst Biosciences, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Catalyst Biosciences, Inc. (the “Company”) as of December 31, 2022 and 2021 and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders’ equity (deficit), and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2022 and 2021, and the consolidated results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the terms of the Convertible Preferred Stock include a cash settlement feature which, provide that, if the Company’s stockholders fail to approve the conversion of the Convertible Preferred Stock by September 30, 2023, the Company could be required to make cash payments to the holders of the Convertible Preferred Stock significantly in excess of its current liquidity, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the financial statements and (ii) involved especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.
Asset Acquisition
As described in Note 1 to the financial statements, during the year ended December 31, 2022, the Company executed and closed an asset purchase agreement, with GNI Group Ltd. and GNI Hong Kong Limited (together “GNI”) to purchase all of the assets and intellectual property rights primarily related to GNI’s proprietary Hydronidone compound, other than such assets and intellectual property rights located in the People’s Republic of China. The Company paid GNI $35.0 million in the form of 6,266,521 shares of the Company’s common stock and 12,340 shares of newly designated Series X redeemable convertible preferred stock (“Convertible Preferred Stock”). The Convertible Preferred Stock is classified as temporary equity on the consolidated balance sheet because it would be redeemable at the option of the holders for cash if conversion to common stock is not approved by the shareholders. Concurrently with the asset purchase agreement, the Company executed a contingent value rights agreement, in which certain common stockholders received a contractual contingent value right (“CVR”) for each share of common stock held by the stockholder entitling the holder to certain cash payments in the future. Certain contingent payments under the CVR agreement qualified as derivatives and were recorded as a liability on the balance sheet at fair value as of December 31, 2022. Significant management judgment was required in evaluating the various rights of the Convertible Preferred Stock and in classifying the Convertible Preferred Stock. The determination of derivative qualification and the initial and subsequent fair value of the CVR liability also required significant management judgment.
We identified the classification of the Convertible Preferred Stock and the derivative evaluation for contingent payments and the initial and subsequent valuation of the CVR under the CVR agreement as a critical audit matter due to (i) the significant management judgment required in the applicable accounting guidance; (ii) the complexity of the accounting guidance in these areas; and (iii) the significant unusual nature of the transactions. Auditing these elements involved specialized knowledge and experience in dealing with complex debt and equity arrangements.
Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. We obtained an understanding and evaluated the design of controls relating to the Company's accounting for significant accounting transactions. We read and analyzed the agreements and contract terms related to the Convertible Preferred Stock and CVR agreement. We evaluated the assumptions and conclusions made by the Company related to the accounting treatment of the Convertible Preferred Stock classification and CVR derivative liability, including the Company’s consideration of relevant accounting standards and their analysis of the appropriate accounting treatment. We utilized personnel with specialized skill and knowledge in the relevant technical accounting guidance to assist in evaluating the appropriateness of the Company’s application of the relevant accounting guidance. We tested the valuation of the Convertible Preferred Stock and utilized internal valuation specialists to assist in evaluating the appropriateness of the Company’s methodology and the assumptions utilized.
/s/ EisnerAmper LLP
We have served as the Company’s auditor since 2014.
EISNERAMPER LLP
Philadelphia, Pennsylvania
March 30, 2023

Catalyst Biosciences, Inc.
Consolidated Balance Sheets
(In thousands, except shares and per share amounts)
	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$21,666	$44,347
Short-term investments	—	2,504
Accounts and other receivables	5,000	1,818
Prepaid and other current assets	1,540	2,807
Total current assets	28,206	51,476
Other assets, noncurrent	168	472
Right-of-use assets	66	2,744
Property and equipment, net	4	970
Total assets	$28,444	$55,662
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$194	$6,419
Accrued compensation	2,582	1,467
Deferred revenue	—	230
Other accrued liabilities	1,452	4,072
Dividends payable	7,558	—
CVR derivative liability	5,000	—
Operating lease liability	38	1,977
Total current liabilities	16,824	14,165
Operating lease liability, noncurrent	—	408
Total liabilities	16,824	14,573
Commitments and Contingencies (Note 8)
Redeemable convertible preferred stock, $0.001 par value, 123,418 shares authorized; 12,340 shares issued and outstanding as of December 31, 2022 and no shares issued and outstanding as of December 31, 2021	33,309	—
Stockholders’ equity (deficit):
Common stock, $0.001 par value, 100,000,000 shares authorized; 37,756,574 and 31,409,707 shares issued and outstanding at December 31, 2022 and 2021, respectively	37	31
Additional paid-in capital	389,210	443,752
Accumulated deficit	(410,936)	(402,694)
Total stockholders’ equity (deficit)	(21,689)	41,089
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$28,444	$55,662
The accompanying notes are an integral part of these consolidated financial statements.

Catalyst Biosciences, Inc.
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
	Year Ended December 31,
	2022	2021
Revenue:
Collaboration	$794	$7,338

Operating expenses (income):
Cost of collaboration	798	7,380
Research and development	13,037	68,889
General and administrative	17,366	18,963
Acquired in-process research and development	35,390	—
Gain on disposal of assets, net	(57,186)	—
Total operating expenses	9,405	95,232
Loss from operations	(8,611)	(87,894)
Interest and other income (expense), net	717	(39)
Loss before income taxes	(7,894)	(87,933)
Income tax expenses	348	—
Net loss	$(8,242)	$(87,933)
Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(2.87)
Shares used to compute net loss per share attributable to common stockholders, basic and diluted	31,545,723	30,640,977

Cash dividends paid per common share	$1.43	$—
Cash dividends declared, unpaid, per common share	$0.24	$—
The accompanying notes are an integral part of these consolidated financial statements.

Catalyst Biosciences, Inc.
Consolidated Statements of Comprehensive Loss
(In thousands)
	Year Ended December 31,
	2022	2021
Net loss	$(8,242)	$(87,933)
Other comprehensive loss:
Unrealized loss on available-for-sale debt securities	—	(5)
Total comprehensive loss	$(8,242)	$(87,938)
The accompanying notes are an integral part of these consolidated financial statements.

Catalyst Biosciences, Inc.
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
(In thousands, except share amounts)
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at December 31, 2020	—	$—	22,097,820	$22	$390,803	$5	$(314,761)	$76,069
Stock-based compensation expense	—	—	56,912	—	3,405	—	—	3,405
Issuance of common stock from stock grants and option exercises	—	—	69,975	—	303	—	—	303
Issuance of common stock for public offering, net of issuance costs of $3,563	—	—	9,185,000	9	49,241	—	—	49,250
Unrealized loss on available-for-sale debt securities	—	—	—	—	—	(5)	—	(5)
Net loss	—	—	—	—	—	—	(87,933)	(87,933)
Balance at December 31, 2021	—	—	31,409,707	31	443,752	—	(402,694)	41,089
Stock-based compensation expense	—	—	32,684	—	1,342	—	—	1,342
Issuance of common stock from stock grants and option exercises	—	—	47,662	—	20	—	—	20
Issuance of common and preferred stock upon acquisition of F351 Assets	12,340	33,309	6,266,521	6	1,685	—	—	1,691
Cash dividends paid ($1.43 per share)	—	—	—	—	(45,031)	—	—	(45,031)
Cash dividends declared, unpaid ($0.24 per share)	—	—	—	—	(7,558)	—	—	(7,558)
CVR derivative liability	—	—	—	—	(5,000)	—	—	(5,000)
Net loss	—	—	—	—	—	—	(8,242)	(8,242)
Balance at December 31, 2022	12,340	$33,309	37,756,574	$37	$389,210	$—	$(410,936)	$(21,689)
The accompanying notes are an integral part of these consolidated financial statements.

Catalyst Biosciences, Inc.
Consolidated Statements of Cash Flows
(In thousands)
	Year Ended December 31,
	2022	2021
Operating Activities
Net loss	$(8,242)	$(87,933)
Adjustments to reconcile net loss to net cash used in operating activities:
Acquired in-process research and development	35,390	—
Stock-based compensation expense	1,342	3,405
Depreciation and amortization	230	290
Bad debt expense	200	—
Loss on lease termination	115	—
Net gain on disposal of assets	(57,186)	—
Changes in operating assets and liabilities:
Accounts and other receivables	1,618	1,495
Prepaid and other current assets	1,609	3,880
Accounts payable	(6,225)	500
Accrued compensation and other accrued liabilities	(1,895)	(3,680)
Operating lease liability and right-of-use asset	178	41
Deferred revenue	(230)	(1,753)
Net cash flows used in operating activities	(33,096)	(83,755)
Investing Activities
Proceeds from maturities of short-term investments	2,504	49,028
Purchases of property and equipment	—	(839)
Proceeds from the sale of property and equipment	498	—
Proceeds from the sale of complement portfolio to Vertex	55,000	—
Payment of transaction costs in connection with sale of complement portfolio to Vertex	(2,576)	—
Net cash flows provided by investing activities	55,426	48,189
Financing Activities
Issuance of common stock for public offering, net of issuance costs	—	49,250
Payment of dividends	(45,031)	—
Issuance of common stock from stock grants and option exercises	20	303
Net cash flows (used in) provided by financing activities	(45,011)	49,553
Net (decrease) increase in cash and cash equivalents	(22,681)	13,987
Cash and cash equivalents at beginning of the period	44,347	30,360
Cash and cash equivalents at end of the period	$21,666	$44,347

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Dividend declared, unpaid	$7,558	$—
CVR derivative liability	$5,000	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$1,850
Remeasurement of right-of-use asset due to operating lease modification	$—	$624
The accompanying notes are an integral part of these consolidated financial statements.

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
1.	Nature of Operations
Catalyst Biosciences, Inc. and its subsidiary (the “Company” or “Catalyst”) was a biopharmaceutical company with expertise in protease engineering. Prior to ceasing research and development activities in March 2022, the Company had several protease assets that were designed to address unmet medical needs in disorders of the complement or coagulation systems. As discussed further below, the Company recently completed a purchase agreement to acquire a clinical-stage drug candidate for the treatment of NASH (nonalcoholic steatohepatitis, a severe form of nonalcoholic fatty liver disease). Concurrent with this purchase agreement, the Company entered into a separate business combination agreement to acquire an indirect controlling interest in a China-based pharmaceutical company. The Company will continue to evaluate the impact of the novel coronavirus disease (“COVID-19”) pandemic on its business, operations, and cash requirements. The Company is located in South San Francisco, California and operates in one segment.
On May 19, 2022, Catalyst entered into and closed on an asset purchase agreement with Vertex Pharmaceuticals Inc. (“Vertex”), pursuant to which Vertex acquired Catalyst’s complement portfolio, including CB 2782-PEG and CB 4332, as well as its complement-related intellectual property including the ProTUNETM and ImmunoTUNETM platforms. See Note 16, Restructuring. After the transaction of its complement portfolio, Catalyst’s product candidates consisted of the coagulation related assets marzeptacog alfa (activated) (“MarzAA”), dalcinonacog alfa (“DalcA”), and CB 2679d-GT. MarzAA is a SQ administered next generation engineered coagulation Factor VIIa (“FVIIa”) for the treatment of episodic bleeding and prophylaxis in subjects with rare bleeding disorders. DalcA is a next-generation SQ administered FIX. CB 2679d-GT is an AAV-based gene therapy construct harboring the DalcA sequence. Both MarzAA and DalcA have shown sustained efficacy and safety in mid-stage clinical trials. CB 2679d-GT has obtained preclinical proof-of-concept. Catalyst sold MarzAA, DalcA and CB-2679d-GT in February 2023 to GC Biopharma Corp. (“GCBP”). See Note 17, Subsequent Events.
F351 Asset Acquisition
On December 26, 2022, the Company executed and closed an Asset Purchase Agreement (the “F351 Agreement”), with GNI Group Ltd. and GNI Hong Kong Limited (together “GNI”) to purchase all of the assets and intellectual property rights primarily related to the proprietary Hydronidone compound (collectively, the “F351 Assets”), other than such assets and intellectual property rights located in the People’s Republic of China. At the closing of the agreement on December 26, 2022, the Company paid $35.0 million in the form of 6,266,521 shares of Catalyst common stock and 12,340 shares of newly designated Series X redeemable convertible preferred stock (“Catalyst Convertible Preferred Stock”). Each share of Catalyst Convertible Preferred Stock is convertible into 10,000 shares of common stock, subject to stockholder approval under Nasdaq rules and subject to a beneficial ownership conversion blocker. For additional information, see Note 4, F351 Asset Acquisition and Note 14, Stockholders’ Equity.
Business Combination Agreement
Concurrent with the F351 Asset acquisition, the Company signed a definitive agreement with GNI Group Ltd., GNI Hong Kong Limited, GNI USA, Inc., Continent Pharmaceuticals Inc. and Shanghai Genomics, Inc. (collectively, “GNI”) and other minority stockholders to acquire an indirect controlling interest in Beijing Continent Pharmaceutical Co Ltd. (“BC”), a commercial-stage pharmaceutical company based in China and majority-owned subsidiary of GNI, in exchange for newly issued shares of common stock (the “Business Combination Agreement”). The closing of the Business Combination Agreement will be subject to stockholder approval at a stockholder meeting expected to be held in the third quarter of 2023 and certain customary closing conditions. For additional information, see Note 8, Commitments and Contingencies.
Contingent Value Rights Agreement
Pursuant to the Business Combination Agreement, on December 26, 2022, Catalyst and the Rights Agent (as defined therein) executed a contingent value rights agreement (the “CVR Agreement”), pursuant to which each holder of Catalyst common stock as of January 5, 2023 (the “CVR Holders”), excluding GNI, received one

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
contractual contingent value right (a “CVR”) issued by the Company for each share of Catalyst common stock held by such holder. Each CVR entitles the holder thereof to receive certain cash payments in the future. For additional information, see Note 8, Commitments and Contingencies.
2.	Liquidity
In October 2021, the Company entered into a sales agreement with Piper Sandler & Co. (“Piper Sandler”), pursuant to which the Company could issue and sell shares of common stock, par value of $0.001 per share, through an at-the-market offering program (the “ATM Program”). The Company pays Piper Sandler 3% of the gross proceeds from any common stock sold through the sales agreement. There was no activity from the ATM Program during the years ended December 31, 2022 and 2021.
On September 20, 2022, the Company paid a special, one-time cash dividend of $1.43 per share to the Company’s common stockholders of record as of close of business on September 6, 2022. The aggregate amount of the special dividend payment was approximately $45.0 million.
On December 27, 2022, the Company declared a special, one-time cash dividend of $0.24 per share, or approximately $7.6 million, to the Company’s common stockholders of record as of close of business on January 5, 2022, excluding GNI. This dividend was paid on January 12, 2023.
For the year ended December 31, 2022, the Company had a net loss of $8.2 million. As of December 31, 2022, the Company had an accumulated deficit of $410.9 million and cash and cash equivalents of $21.7 million. Its primary uses of cash are to fund operating expenses and general and administrative expenditures. As part of the F351 Agreement, the Company issued 12,340 shares of Catalyst Convertible Preferred Stock, which upon stockholder approval, will be converted to 123,400,000 shares of common stock, subject to applicable beneficial ownership limitations. The terms of the Catalyst Convertible Preferred Stock include a cash settlement feature which, as described in Note 14, Stockholders’ Equity, provide that, if the Company’s stockholders fail to approve the conversion of the Catalyst Convertible Preferred Stock by June 26, 2023 (which has been extended to September 30, 2023, see Note 17, Subsequent Events), the Company could be required to make cash payments to the holders of Catalyst Convertible Preferred Stock significantly in excess of its current liquidity. The Company believes that stockholders who are entitled to vote on the conversion proposal at the Company’s 2023 Annual Meeting of Stockholders, which is expected to be held in the third quarter of 2023, will vote to approve the proposal. However, as the vote of the Company’s common stockholders is outside of the control of the Company, there is substantial doubt about its ability to continue as a going concern for at least 12 months following the issuance of these consolidated financial statements. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.
3.	Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements include the accounts of the Company and its subsidiary. Intercompany accounts and transactions, if applicable, have been eliminated in consolidation. The Company’s consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. On an ongoing basis, management evaluates its estimates, including those related to revenue recognition, allowance of doubtful accounts, contingent value rights, operating lease right-of-use assets

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
and liabilities, accrued expenses, income taxes and stock-based compensation. The Company bases its estimates on various assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.
Accounting Pronouncements Recently Adopted
In May 2021, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. The amendments in ASU 2021-04 provide guidance to clarify and reduce diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. The amendments in this ASU 2021-04 are effective for all entities for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The Company adopted ASU 2021-04 and related updates on January 1, 2022, and the adoption did not have a material impact on its consolidated financial statements.
In August 2020, FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the previous models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The amendments in this ASU are effective for public business entities for fiscal years beginning after December 15, 2021. The Company adopted ASU 2020-06 on January 1, 2022, and the adoption did not have a material impact on its consolidated financial statements.
New Accounting Pronouncements - Issued But Not Yet Adopted
In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. The main objective of ASU 2016-13 is to provide financial statement users with more decision-useful information about an entity’s expected credit losses on financial instruments and other commitments to extend credit at each reporting date. To achieve this objective, the amendments in this update replace the incurred loss impairment methodology currently used today with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to develop credit loss estimates. ASU 2016-13 will be effective for the Company for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, using a modified retrospective approach. The Company adopted ASU 2016-13 and related updates on January 1, 2023 and the adoption did not have a material impact on its consolidated financial statements.
Cash and Cash Equivalents
The Company invests its excess cash in bank deposits, consisting primarily of money market mutual funds. The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents.
Fair Value of Financial Instruments
The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.
The fair value hierarchy requires that an entity maximize the use of observable inputs when estimating fair value. The fair value hierarchy includes the following three-level classification which is based on the market observability of the inputs used for estimating the fair value of the assets or liabilities being measured:

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
Level 1 – Quoted prices in active markets for identical assets or liabilities.
Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.
Derivative Financial Instruments
The Company evaluates its contracts to determine if those contracts qualify as derivatives under ASC 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date. Any changes in fair value are recorded as non-operating, non-cash other income or expense for each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is probable within the next 12 months from the balance sheet date.
The Company determined that certain contingent payments under the CVR Agreement qualified as derivatives under ASC 815, and as such, were recorded as a liability on the balance sheet as of December 31, 2022. Refer to Note 5, Fair Value Measurement and Note 8, Commitments and Contingencies, for additional information regarding the CVR derivative liability.
Property and Equipment
Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, which are three years for computer equipment and software, and three to seven years for furniture and leasehold improvements.
Investments
The Company invests its excess cash in investment grade, short to intermediate-term, fixed income securities and recognizes purchased securities on the settlement date. All investments have been classified as “available-for-sale” and are carried at estimated fair value based upon quoted market prices or pricing models for similar securities. Management determines the appropriate classification of its investments at the time of purchase and reevaluates such designation as of each consolidated balance sheet date. Unrealized gains and losses on available-for-sale debt securities are excluded from earnings and are reported as a component of comprehensive loss. Realized gains and losses and declines in fair value determined to be other-than-temporary, if any, on available-for-sale debt securities are included in interest and other income (expense), net. The cost of securities sold is based on the specific-identification method. Interest on short-term investments is included in interest and other income (expense), net.
Revenue Recognition
License and Collaboration Arrangements
The Company may enter into collaboration arrangements that fall under the scope Collaborative Arrangements (Topic 808). The Company analyzes its collaboration arrangements to assess whether they are within the scope of ASC 808 to determine whether such arrangements involve joint operating activities performed by parties that are both active participants in the activities and exposed to significant risks and rewards dependent on the commercial success of such activities. This assessment is performed throughout the life of the arrangement based on changes in the responsibilities of all parties in the arrangement. The accounting for some of the activities under collaboration arrangements may be analogized to ASC 606 for distinct units of account that are reflective of a vendor-customer relationship.
Under ASC 606, in determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps: (i) identification of the promised goods or

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations based on estimated selling prices; and (v) recognition of revenue when the Company satisfies each performance obligation.
If a license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenues attributed to the license when the license is transferred to the customer and the customer is able to use and benefit from the license. For licenses that are bundled with other promises, the Company utilizes judgement to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time.
At the inception of each arrangement that contain development milestones, the Company evaluates whether the development milestones included are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are not generally considered probable of being achieved until those approvals are received.
At the end of each reporting period, the Company re-evaluates the probability of achievement of any development milestones, and if necessary, adjusts its estimate of the transaction price. Any such adjustments would be recorded on a cumulative catch-up basis, which would affect revenues and earnings in the period of adjustment.
For research and development services, the Company elected the practical expedient to recognize revenue as the research and development services are invoiced. As the Company has a right to consideration from the collaboration agreement with Biogen International GmbH (“Biogen”), in an amount that corresponds directly with the value of the Company’s performance completed to date for the research services, the Company recognized revenue related to the research services as invoiced, in line with the practical expedient in ASC 606-10-55-18.
The transaction price is allocated to each performance obligation on a relative stand-alone selling price (“SSP”) basis. The Company recognizes revenue as or when the performance obligations under the contract are satisfied. As part of the accounting for these arrangements, the Company must develop assumptions that require judgment to determine the timing of recognition and the SSP for each performance obligation identified in the contract.
The SSP for licenses are calculated using the residual approach if the Company has not yet established a price for such license and the license has not previously been sold on a standalone basis. Otherwise, selling prices for licenses are determined using an income approach model and include key assumptions such as: development timeline, revenue forecast, commercialization expenses, discount rate and probabilities of technical and regulatory success. To estimate the SSP for research and development services, the Company uses a cost-plus margin approach.
Cost of License and Collaboration
Cost of license revenue includes sublicense fees paid or payable to Mosaic Biosciences, Inc. (“Mosaic”), incurred in the period, under the terms of the Mosaic collaboration agreement, and fees for patent development and protection paid or payable to other third-party vendors corresponding to the recognition of license revenue from the Company’s collaboration agreement with Biogen. See Note 12, Collaborations. Cost of license revenue does not include any allocated overhead costs.
Cost of collaboration revenue includes fees for research and development services paid or payable to Mosaic and other third-party vendors and personnel cost, incurred in the period pertaining to the Company’s agreement with Biogen. See Note 12, Collaborations. Cost of collaboration revenue does not include any allocated overhead costs.

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
Research and Development Expenses
Research and development costs are expensed as incurred. Nonrefundable advance payments for goods or services used in research and development are initially deferred and capitalized in prepaid and other current assets. The capitalized amounts are then expensed as the related goods are delivered or services are performed, or until it is no longer expected that the goods or services will be delivered. Research and development costs consist of payroll and other personnel-related expenses, laboratory supplies and reagents, contract research and development services, materials, and consulting costs, as well as allocations of facilities and other overhead costs. Under the Company’s collaboration agreement with Biogen, certain specific expenditures are reimbursed by third parties. During the years ended December 31, 2022 and 2021, $0.7 million and $6.5 million, respectively, of research and development expense was recorded as cost of collaboration revenue related to the collaboration agreement with Biogen signed in December 2019 and terminated as of May 2022.
Accrued Research and Development Expenses
Accrued expenses include estimated costs of research and development activities conducted by external service providers, which include the conduct of preclinical studies and clinical trials and contract manufacturing activities. The Company records the estimated costs of research and development activities based upon the estimated amount of services provided but not yet invoiced and includes these costs in other accrued liabilities in the consolidated balance sheet and within research and development expense in the consolidated statement of operations. These costs are a significant component of the research and development expenses. The Company records accrued expenses for these costs based on the estimated amount of work completed and in accordance with agreements established with these external service providers.
Acquired In-Process Research and Development
The Company measures and recognizes asset acquisitions that are not deemed to be business combinations based on the cost to acquire the assets, which includes transaction costs. Goodwill is not recognized in asset acquisitions. In an asset acquisition, the cost allocated to acquired in-process research and development (“IPR&D”) with no alternative future use is charged to expense at the acquisition date. Refer to Note 4, F351 Asset Acquisition, for a more detailed description of the accounting policy utilized for the recent asset acquisition.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents, investments and accounts receivable. The Company’s investment policy restricts cash investments to high credit quality, investment grade investments. The Company believes that it has established guidelines for investment of its excess cash that maintain safety and liquidity through its policies on high quality of investment and investment duration. The Company is exposed to credit risk of $21.4 million in the event of default by the institutions holding the cash and cash equivalents to the extent beyond the amount insured by the federal depository insurance corporation.
Accounts Receivable and Allowance for Doubtful Accounts
Amounts payable to the Company are recorded as accounts receivable when the Company’s right to consideration is unconditional. Customer payments are recorded as deferred revenue upon receipt or when due and may require deferral of revenue recognition to a future period until the Company performs its obligations under the arrangements. The Company continuously monitors collections and payments from its customers and maintains a provision for estimated credit losses. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time balances are past due, the Company’s previous loss history, the customer’s current ability to pay its obligations to the Company and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they are determined to be uncollectible. For the year ended December 31, 2022, the Company recognized $0.2 million of bad debt expense and no bad debt expense was recognized during the year ended December 31, 2021.

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
Income Taxes
Income taxes are computed using the liability method. Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.
The Company follows the authoritative guidance on accounting for uncertainty in income taxes. This guidance prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the Company’s income tax returns. This interpretation also provides guidance on accounting for interest and penalties and associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.
The Company’s policy is to include penalties and interest expense related to income taxes as a component of other expense and interest expense, respectively, as necessary.
Stock-Based Compensation
The Company measures the cost of employee, non-employee and director services received in exchange for an award of equity instruments based on the fair value of the award on the date of grant and recognizes the related expense over the period during which the employee, non-employee or director is required to provide service in exchange for the award on a straight-line basis. The estimated fair value of equity awards that contain performance conditions is expensed over the term of the award once the Company has determined that it is probable that performance conditions will be satisfied.
The Company uses the Black-Scholes option-pricing valuation model to estimate the grant-date fair value of stock-based awards. The determination of fair value for stock-based awards on the date of grant using an option-pricing model requires management to make certain assumptions regarding a number of variables. The Company elected to account for forfeitures when they occur. As such, the Company recognizes stock-based compensation expense, over their requisite service period, based on the vesting provisions of the individual grants.
Restructuring Charges
Costs and liabilities associated with restructuring are recorded in the period management commits to a restructuring or cost reduction plan, or executes specific actions contemplated by the plan and all criteria for liability recognition have been met. One-time employee termination costs are recognized at the time of communication to employees, unless future service is required, in which case the costs are recognized ratably over the future service period. Restructuring charges are recognized as an operating expense within the consolidated statements of operations and related liabilities are recorded within accrued compensation on the consolidated balance sheets. The Company periodically evaluates and, if necessary, adjusts its estimates based on currently available information.
Leases
At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected lease term. The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes its incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. Certain adjustments to the right-of-use asset may be required for items such as initial direct costs paid or incentives received.
The Company has elected to combine lease and non-lease components as a single component. The lease expense is recognized over the expected term on a straight-line basis. Operating leases are recognized on the consolidated balance sheet as right-of-use assets, operating lease liabilities, current and operating lease liabilities, non-current.

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
Redeemable Convertible Preferred Stock
The Company records shares of non-voting redeemable Catalyst Convertible Preferred Stock at its relative fair value on the date of issuance. The Company applied the guidance in ASC 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities, and at issuance classified the Catalyst Convertible Preferred Stock as temporary equity on the consolidated balance sheet because if conversion to common stock is not approved by the shareholders, the Catalyst Convertible Preferred Stock would be redeemable at the option of the holders for cash equal to the closing price of the common stock on last trading day prior to the holder’s redemption request. Refer to Note 14, Stockholders’ Equity for additional information.
Net Loss per Share Attributable to Common Stockholders
The Company calculates basic and diluted net loss per share attributable to common stockholders in conformity with the two-class method required for participating securities. The Company’s redeemable convertible preferred stock contractually entitled the holders of such shares to participate in dividends but does not contractually require the holders of such shares to participate in the Company’s losses. As such, net losses for the periods presented were not allocated to these securities.
Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per share is the same as basic net loss per share for each period presented since the effects of potentially dilutive securities are antidilutive given the Company’s net loss.
4.	F351 Asset Acquisition
On December 26, 2022, the Company acquired the F351 Assets from GNI in accordance with the terms of the F351 Agreement as discussed in Note 1, Nature of Operations. Under the terms of F351 Agreement, the Company issued 6,266,521 shares of common stock and 12,340 shares of Catalyst Convertible Preferred Stock. Each share of Catalyst Convertible Preferred Stock is convertible into 10,000 shares of common stock, subject to certain conditions.
The Company concluded that the F351 acquisition was not the acquisition of a business, as substantially all of the fair value of the gross assets acquired was concentrated in a single identifiable asset, the intellectual property rights (outside of China) to a clinical stage drug candidate for the treatment of liver fibrosis, or the F351 Assets.
The Company determined that the cost to acquire the F351 Assets was $35.4 million, based on the estimated fair value of the F351 Assets acquired and including direct costs of the acquisition of $0.4 million. The cost of the acquisition was allocated entirely to acquired IPR&D as no other assets or liabilities were acquired or assumed.
As the F351 Assets had not, at the time of the F351 Asset acquisition, received regulatory approval in any territory, the cost attributable to the IPR&D was expensed in the Company’s consolidated statements of operations for the year ended December 31, 2022 since the acquired IPR&D had no alternative future use, as determined by the Company in accordance with GAAP.
5.	Fair Value Measurements
For a description of the fair value hierarchy and fair value methodology, see Note 3, Summary of Significant Accounting Policies. As of December 31, 2022 and 2021, the Company’s highly liquid money market funds included within cash equivalents and U.S. government agency securities are valued using Level 1 inputs. There were no transfers in or out of Level 1 and Level 2 during the periods presented. U.S. government agency securities are bonds issued by the U.S. government and are fully backed by the U.S. government. Given the frequency at which U.S. government agency securities trade and the accessibility of observable, quoted prices for such assets in active markets, they are recognized as Level 1 assets.

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
The following tables present the fair value hierarchy for financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2022 and 2021 (in thousands):
	December 31, 2022
	Level 1	Level 2	Level 3	Total
Financial assets:
Money market funds(1)	$21,666	$—	$—	$21,666
Total financial assets	$21,666	$—	$—	$21,666

Financial liabilities:
CVR derivative liability	$—	$—	$5,000	$5,000
Total financial liabilities	$—	$—	$5,000	$5,000
	December 31, 2021
	Level 1	Level 2	Level 3	Total
Financial assets:
Money market funds(1)	$44,347	$—	$—	$44,347
U.S. government agency securities(2)	2,504	—	—	2,504
Total financial assets	$46,851	$—	$—	$46,851
(1)	Included in cash and cash equivalents on accompanying consolidated balance sheet.
(2)	Included in short-term investments on accompanying consolidated balance sheet and are classified as available-for-sale debt securities.
The carrying amounts of accounts and other receivables, accounts payable, and accrued liabilities approximate their fair values due to the short-term maturity of these instruments.
Derivative Liabilities
The CVR derivative liability relates to the CVR Agreement executed in connection with the Business Combination Agreement. The fair value of this derivative liability is based on significant unobservable inputs, which represent Level 3 measurements within the fair value hierarchy. The estimated fair value of the CVR liability was determined based on the anticipated amount and timing of projected cash flows to be received from Vertex pursuant to the Vertex asset purchase agreement. As of December 31, 2022, the Company expects to receive a $5.0 million hold-back payment from Vertex in the second quarter of 2023, which will be immediately distributed to the holders of Catalyst common stock as of January 5, 2023 under the CVR Agreement. The CVR liability was initially recorded at $5.0 million at issuance on December 26, 2022 and there was no change in the estimated fair value as of December 31, 2022.
6.	Financial Instruments
Cash equivalents and investments (debt securities) which are classified as available-for-sale securities, consisted of the following (in thousands):
December 31, 2022	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Money market funds (cash equivalents)	$21,666	$—	$—	$21,666
Total financial assets	$21,666	$—	$—	$21,666
Classified as:
Cash and cash equivalents				$21,666
Total financial assets				$21,666

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
December 31, 2021	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Money market funds (cash equivalents)	$44,347	$—	$—	$44,347
U.S. government agency securities	2,504	—	—	2,504
Total financial assets	$46,851	$—	$—	$46,851
Classified as:
Cash and cash equivalents				$44,347
Short-term investments				2,504
Total financial assets				$46,851
There have been no material realized gains or losses on available-for-sale debt securities for the periods presented. As of December 31, 2022, the Company had no available-for-sale debt securities.
7.	Other Accrued Liabilities
Other accrued liabilities consisted of the following (in thousands):
	Year Ended December 31,
	2022	2021
Professional and consulting services	$1,417	$509
Manufacturing	22	1,381
Biogen	—	868
Pre-clinical	—	773
Clinical	—	361
Other	13	180
Total other accrued liabilities	$1,452	$4,072
8.	Commitments and Contingencies
Business Combination Agreement
Concurrent with the F351 Asset acquisition, the Company signed a definitive agreement with GNI and other minority stockholders (“Sellers” and each a “Seller”) to acquire an indirect controlling interest in BC, a commercial-stage pharmaceutical company based in China and majority-owned subsidiary of GNI, in exchange for newly issued shares of Catalyst common stock. The closing of the Business Combination Agreement will be subject to stockholder approval at a stockholder meeting expected to be held in the third quarter of 2023 and certain customary closing conditions. If the transaction is approved by stockholders, the Company would issue at closing a total of up to 1,110,776,224 shares of Catalyst common stock for an indirect controlling interest in BC. Each Seller may elect to be issued Catalyst Convertible Preferred Stock in lieu of the Company’s common stock.
The Business Combination Agreement contains certain termination rights, including the right for Catalyst to terminate the Business Combination Agreement to enter into a definitive agreement for a superior proposal. Upon termination of the Business Combination Agreement under specified circumstances, the Company may be required to pay a termination fee of $2.0 million and either party, as the case may be, may be required to reimburse the other party for reasonable out-of-pocket fees and expenses incurred by such party in connection with the Business Combination Agreement, up to a maximum amount of $2.0 million.
Contingent Value Rights Agreement
Pursuant to the Business Combination Agreement, on December 26, 2022, Catalyst and the Rights Agent (as defined therein) executed a CVR Agreement, pursuant to which the CVR Holders received one contractual CVR issued by the Company, subject to and in accordance with the terms and conditions of the CVR Agreement, for

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
each share of Catalyst common stock held by such holder. Each CVR entitles the holder thereof to receive (i) certain cash payments from the net proceeds related to the disposition of the Company’s legacy assets (MarzAA, DalcA, and CB 2679d-GT), (ii) 100% of the excess cash (net of all current or contingent liabilities, including transaction-related expenses) retained by the Company in excess of $1.0 million as of the closing date of the Business Combination Agreement, (iii) 100% of the amount actually received by the Company pursuant to the Vertex asset purchase agreement and (iv) 100% of the excess, by which the preapproved costs to manage, negotiate, settle and finalize certain third party claims exceed the costs actually incurred with respect to such claims. The CVRs are not transferable, except in certain limited circumstances as provided for in the CVR Agreement, will not be certificated or evidenced by any instrument, and will not be registered with the SEC or listed for trading on any exchange.
Manufacturing Agreements
The Company previously signed an agreement with AGC Biologics, Inc. (“AGC”) to perform certain manufacturing services related to the Company’s collaboration agreement with Biogen, which included firm work orders totaling $0.7 million. The payment obligations were fully paid off as of March 31, 2022, and Vertex assumed responsibility for further complement-related manufacturing in connection with the sale of the Company’s complement portfolio to Vertex. See Note 16, Restructuring. During the year ended December 31, 2022, the Company terminated its manufacturing agreement with AGC for Catalyst’s remaining programs and has no remaining obligations under the agreement as of December 31, 2022.
In July 2021, the Company entered into an agreement for the Company’s screening and natural history of disease clinical studies related to CFI deficiency, with total payments of up to $6.5 million. During the year ended December 31, 2022, the Company terminated this agreement and incurred $0.8 million for clinical trial services incurred prior to termination and reasonable wind-down expenses. As of December 31, 2022, the Company has no remaining obligations under this agreement.
On September 16, 2021, the Company signed a Manufacturing and Research and Development Studies Agreement to support the lyophilized drug product, CB 4332. The agreement covers analytical method qualification to support good manufacturing practices (“GMP”) manufacturing. The Company had firm work orders related to this agreement totaling $0.3 million. During the year ended December 31, 2022, the Company terminated this agreement and has no remaining obligations under the agreement as of December 31, 2022.
Legal Proceedings
On June 15, 2022, certain Company stockholders who beneficially held in the aggregate more than five percent (5%) of the Company’s common stock filed a lawsuit in Delaware Chancery Court, captioned JDS1, LLC v. Catalyst Biosciences, Inc., alleging that the Company violated Section 271 of the Delaware General Corporation Law and breach of fiduciary duty in connection with the Company’s asset sale to Vertex, as well as certain claims related to the alleged failure to disclose information related to the Vertex transaction. In August 2022, the lawsuit was dismissed with prejudice and the Company reimbursed JDS1, LLC for its legal and other expenses related to the litigation in the amount of $0.4 million.
COVID-19
The current COVID-19 pandemic has presented a substantial public health and economic challenge around the world and is affecting the Company’s employees and business operations. The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19, the actions taken to contain it or treat its impact and the economic impact on local, regional, national, and international markets. The COVID-19 pandemic may disrupt the Company’s ability to out-license any of its remaining assets.
9.	Leases
Operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term. In calculating the present value of the lease payments, the Company has elected to utilize its

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
incremental borrowing rate based on the original lease term and not the remaining lease term. The lease includes non-lease components (e.g., common area maintenance) that are paid separately from rent based on actual costs incurred and, therefore, were not included in the right-of-use asset and lease liability but are reflected as an expense in the period incurred.
The Company leases office space for its corporate headquarters, located in South San Francisco, CA. The lease term is through April 30, 2023 and there are no stated renewal options.
In April 2021, the Company entered into a license agreement (the “License Agreement”) for the use of laboratory facilities in South San Francisco, CA, for an aggregated undiscounted future payment of $1.9 million. This License Agreement commenced during the second quarter of 2021. In October 2021, the Company amended the License Agreement to extend the lease term for a period of one year. The amendment was not accounted for as a separate lease, and resulted in an adjustment to the right-of-use asset and lease liability of $0.6 million. In August 2022, the Company terminated the License Agreement.
In March 2022, the Company entered into a sublease agreement for one of its leased facilities that commenced in April 2022. Under the terms of the sublease agreement, the Company will receive $0.2 million in base lease payments over the term of the sublease, which ends in April 2023. For the year ended December 31, 2022, the Company recognized sublease income of $0.1 million.
During the year ended December 31, 2022, the Company terminated several of its lease agreements. Pursuant to the termination agreements, the Company paid $0.2 million in termination fees. The termination resulted in the derecognition of the related right-of-use assets of $1.1 million and lease liabilities of $1.0 million, and the recognition of a $0.2 million loss on lease termination for the year ended December 31, 2022, which is included in general and administrative operating expenses in the consolidated statements of operations.
For the years ended December 31, 2022 and 2021, the Company’s operating lease expense was $1.7 million and $1.7 million, respectively.
The present value assumptions used in calculating the present value of the lease payments were as follows:
	December 31,
	2022	2021
Weighted-average remaining lease term	0.3 years	1.3 years
Weighted-average discount rate	4.3%	4.8%
The maturity of the Company’s operating lease liabilities as of December 31, 2022 were as follows (in thousands):
Year Ending December 31,	Amount
2023	$38
Total undiscounted lease payments	38
Less: imputed interest	—
Total operating lease liability	$38
Under the terms of the lease agreements, the Company is also responsible for certain variable lease payments that are not included in the measurement of the lease liability. The Company did not incur significant variable lease costs for the years ended December 31, 2022 and 2021.
Supplemental cash flow information related to operating leases was as follows (in thousands):
	Year Ended December 31,
	2022	2021
Cash paid for amounts included in the measurement of lease liabilities	$1,512	$1,641
Prepaid cash payment for lease	—	208
Cash paid for operating leases that were included in operating cash outflows	$1,512	$1,849

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
10.	Stock Based Compensation
2018 Omnibus Incentive Plan
In June 2018, stockholders of the Company approved the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”). The 2018 Plan had previously been approved by the Company’s Board of Directors (the “Board”) and the Compensation Committee (the “Committee”) of the Board, subject to stockholder approval. The 2018 Plan became effective on June 13, 2018. On June 9, 2021, the stockholders of the Company approved an amendment previously approved by the Board to increase the number of shares of common stock reserved for issuance under the 2018 Plan by 2,500,000 to a total of 5,300,000 shares. The amendment became effective immediately upon stockholder approval. After the option modification (as discussed below), the number of shares of common stock reserved for issuance under the 2018 Plan increased by 14,860,784 to a total of 20,160,784. As of December 31, 2022, there were 12,990,839 shares of common stock available for future grant.
Performance-Based Stock Option Grants
In June 2022, the Committee approved the issuance of an option grant to purchase 400,000 shares (1,521,568 shares after the option modification discussed below) of common stock to the Chief Executive Officer pursuant to the 2018 Plan, which will vest upon (a) the achievement of a specified performance goal and (b) the grantee’s continued employment during the service period. For the year ended December 31, 2022, no expense has been recognized related to this award and no options have vested as of December 31, 2022.
Special Cash Dividend
On September 20, 2022, the Company paid a special, one-time cash dividend of $45.0 million (or $1.43 per share) to the Company’s common stockholders of record as of the close of business on September 6, 2022. The Company determined, in accordance with the adjustment provision of the 2018 Plan, that the special cash dividend was unusual and non-recurring and that appropriate adjustment to the stock options to purchase shares of the Company’s common stock outstanding under the 2018 Plan was required. The Company treated this adjustment as a modification to the original stock option grants because the terms of the agreements were modified in order to preserve the value of the option awards after a large non-recurring cash dividend. These options were amended to decrease the exercise price and increase the number of shares subject to the stock option on a proportionate basis. No incremental value was provided to the option holders as a result of the modification and no additional compensation cost was recorded by the Company.
The following table summarizes stock option activity under the Company’s 2018 Plan and related information:
	Number of Shares Underlying Outstanding Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (thousands)
Outstanding — December 31, 2021	2,603,630	$7.70	7.46	$—
Options granted(1)	10,270,911	1.34
Options forfeited and cancelled(1)	(4,148,455)	4.96
Options expired	(47,319)	13.27
Outstanding — December 31, 2022	8,678,767	$1.42	7.47	$1,051
Exercisable — December 31, 2022	4,317,076	$2.38	5.94	$—
(1)	Includes options that were cancelled and re-granted as part of the option modification from the special cash dividend, as further discussed above.
The weighted-average grant date fair value of options granted during the years ended December 31, 2022 and 2021 was $0.96 and $4.00, respectively.

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
No options were exercised during the year ended December 31, 2022. The aggregate intrinsic value of options exercised during the year ended December 31, 2021 was $3,000.
The fair value of options vested during the years ended December 31, 2022 and 2021 was $1.9 million and $2.6 million, respectively.
Valuation Assumptions
The Company estimated the fair value of stock options granted using the Black-Scholes option-pricing formula and a single option award approach. Due to its limited relevant historical data, the Company estimated its volatility considering a number of factors including the use of the volatility of comparable public companies. The expected term of options granted under the Plan, all of which qualify as “plain vanilla” per SEC Staff Accounting Bulletin 107, is determined based on the simplified method due to the Company’s limited relevant history. The risk-free rate is based on the yield of a U.S. Treasury security with a term consistent with the option. This fair value is being amortized ratably over the requisite service periods of the awards, which is generally the vesting period.
The fair value of employee stock options was estimated using the following weighted-average assumptions:
	Year Ended December 31,
	2022	2021
Employee Stock Options:
Expected term (in years)	6.02	6.00
Risk-free interest rate	3.00%	0.84%
Dividend yield	—	—
Volatility	92.58%	93.25%
Total stock-based compensation recognized was as follows (in thousands):
	Year Ended December 31,
	2022	2021
Research and development	$330	$1,202
General and administrative(1)	1,012	2,203
Total stock-based compensation	$1,342	$3,405
(1)
Included in general and administrative stock-based compensation for the years ended December 31, 2022 and 2021 is $30,000 and $0.3 million in expense related to 32,684 shares and 56,912 shares of common stock, respectively, issued to certain board members in lieu of their cash compensation.

As of December 31, 2022, the Company had unrecognized employee stock-based compensation expense of $1.1 million, related to unvested stock option awards, which is expected to be recognized over an estimated weighted-average period of 1.93 years.
Employee Stock Purchase Plan
In June 2018, the Company’s stockholders approved the 2018 Employee Stock Purchase Plan (the “ESPP”). The ESPP had previously been approved by the Board and the Compensation Committee of the Board, subject to stockholder approval which became effective as of June 13, 2018. Under the ESPP, employees meeting certain specific employment qualifications are eligible to participate and can purchase shares of common stock semi-annually on February 9th and August 9th of each year, through payroll deductions. The purchase price is 85% of the lower of the fair market value of the stock at the commencement or end of the offering period. The ESPP permits eligible employees to purchase shares of common stock through payroll deductions for up to 15% of qualified compensation.

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
The Company’s ESPP is subject to an Evergreen provision which shares may be added to the pool as needed. As of December 31, 2022, a total of 359,545 shares of common stock may be granted in accordance with the terms of the ESPP.
For the year ended December 31, 2022, a total of 47,662 shares of common stock for $20,000 have been issued to employees participating in the two ESPP purchases during 2022 and 187,807 shares are available for issuance under the ESPP as of December 31, 2022.
Stock-based compensation expense for the ESPP was not significant and $0.1 million for the years ended December 31, 2022 and 2021, respectively, and is included in total stock-based compensation recognized.
11.	Income Taxes
The components of the provision for income taxes for the years ended December 31, 2022 and 2021 consist of the following:
	Year Ended December 31,
	2022	2021
Current tax provision:
Federal	$341	$—
State	7	—
Total tax provision	$348	$—
The reconciliation of the federal statutory income tax rate to the Company’s effective tax rate for the years ended December 31, 2022 and 2021 are as follows:
	Year Ended December 31,
	2022	2021
Tax at statutory federal rate	-21.00%	-21.00%
State Tax (benefit)—net of federal benefit	-0.01%	0.00%
Permanent differences	1.00%	0.35%
Tax credits	-42.08%	-5.86%
Derecognition due to Sec. 382 and 383 limitations	139.00%	0.00%
Change in valuation allowance	-69.24%	26.26%
Fixed assets other adjustment	-1.19%	0.00%
Other	-2.07%	0.25%
Effective tax rate	4.41%	0.00%
Significant components of the Company’s deferred tax assets as of December 31, 2022 and 2021 consist of the following (in thousands):
	Year Ended December 31,
	2022	2021
Deferred tax assets:
Accruals and reserves	$1,273	$1,000
Net operating loss carry forwards	40,770	47,541
Tax credit carry forwards	4,463	12,939
Fixed and intangible assets	9,510	3
Valuation allowance	(56,016)	(61,483)
Net deferred tax assets:	$—	$—
Based on the available objective evidence at December 31, 2022, the Company does not believe it is more likely than not that the net deferred tax assets will be realizable. Accordingly, the Company has provided a full

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
valuation allowance against its net deferred tax assets at December 31, 2022 and 2021. The net valuation allowance decreased by approximately $5.5 million and increased by approximately $23.1 million during the years ended December 31, 2022 and 2021, respectively.
As of December 31, 2022, after consideration of certain limitations (see below), the Company had approximately $194.1 million federal and $3.6 million state net operating loss carryforwards (“NOL”) available to reduce future taxable income which, if unused, will begin to expire in 2037 for federal and 2032 for state tax purposes. The federal net operating loss carryforward includes $192.4 million that have an indefinite life.
As of December 31, 2022, the Company also had tax credit carry forwards available to offset future tax liabilities of approximately $8,500 for federal and $7.5 million for state. If unused, the federal credit will begin to expire in 2042 and the state tax credit does not expire.
If the Company experiences a greater than 50 percent aggregate change in ownership over a three-year period (a Section 382 ownership change), utilization of its pre-change NOL carryforwards are subject to annual limitation under Section 382 of the Internal Revenue Code (California has similar provisions). The annual limitation is determined by multiplying the value of the Company’s stock at the time of such ownership change by the applicable long-term tax-exempt rate. Such limitations may result in expiration of a portion of the NOL carryforwards before utilization. The Company determined that ownership changes occurred on December 31, 2007, August 20, 2015, April 13, 2017, February 15, 2018, February 18, 2020, and December 26, 2022. Approximately $156.5 million and $75.2 million of the NOLs will expire unutilized for federal and California purposes, respectively. The Company has derecognized NOL related deferred tax assets in the tax affected amounts of $32.9 million and $0 for federal and California purposes, respectively through the year ended December 31, 2022.
All of the federal R&D credits could expire unutilized, whereas none of the California R&D credits are subject to expiration. Approximately $26.1 million of gross federal R&D credit-related deferred tax assets were derecognized due to the Section 383 limitation. The ability of the Company to use its remaining NOL and carryforwards may be further limited if the Company experiences a Section 382 ownership change as a result of future changes in its stock ownership.
On June 29, 2020, the California Governor signed Assembly Bill 85 (“A.B. 85”), which now becomes California law. A.B. 85, which includes several tax measures, provides for a three-year suspension of the use of net operating losses for medium and large businesses and a three-year cap on the use of business incentive tax credits to offset no more than $5 million of tax per year. Generally, A.B. 85 suspends the use of net operating losses for taxable years 2020, 2021, and 2022 for taxpayers with taxable income of $1 million or more. Since the Company is not expected to generate California source taxable income of more than $1 million, no material impact is anticipated at this time.
Accounting for Uncertainty in Income Taxes
The Company only recognizes tax benefits if it is more likely than not that they will be sustained upon audit by the relevant tax authority based upon their technical merits. An uncertain tax position will not be recognized if it has less than a 50% likelihood of being sustained.
The Company had approximately $1.9 million and $4.7 million of unrecognized tax benefits as of December 31, 2022 and 2021, respectively. As the Company has a full valuation allowance on its deferred tax assets, the unrecognized tax benefits have reduced the deferred tax assets and the valuation allowance in the same amount. The Company does not expect the amount of unrecognized tax benefits to materially change in the next twelve months.

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
A reconciliation of the beginning and ending balance of the unrecognized tax benefits is as follows (in thousands):
Beginning Balance at January 1, 2021	$2,955
Increase/(Decrease) of unrecognized tax benefits taken in prior years	—
Increase/(Decrease) of unrecognized tax benefits related to current year	1,749
Ending Balance at December 31, 2021	$4,704
Increase/(Decrease) of unrecognized tax benefits taken in prior years	(2,841)
Increase/(Decrease) of unrecognized tax benefits related to current year	20
Ending Balance at December 31, 2022	$1,883
Interest and penalties related to unrecognized tax benefits would be included as income tax expense in the Company’s consolidated statements of operations. As of December 31, 2022 and 2021, the Company had not recognized any tax-related penalties or interest in its consolidated financial statements.
The Company files income tax returns in the United States federal and California, with a new filing in Florida for tax year 2022. The Company filed final returns in 2021 in Kansas, Missouri and New Jersey state jurisdictions. The Company is not currently under examination by income tax authorities in federal, state or other jurisdictions. As of December 31, 2022 and 2021, the Company had no uncertain tax positions which affected its financial position as its results of operations or its cash flow, and will continue to evaluate for uncertain tax positions in the future. The Company is subject to United States federal and state income tax examinations by authorities for all tax years due to accumulated net operating losses that are being carried forward for tax purposes.
12.	Collaborations
Mosaic
In October 2017, the Company entered into a strategic research collaboration with Mosaic to develop intravitreal anti-complement factor 3 (C3) products for the treatment of dry Age-related Macular Degeneration (AMD) and other retinal diseases. The Company subsequently amended this agreement in December 2018, December 2019 and May 2020.
Under the as amended Mosaic collaboration agreement, Mosaic is eligible to receive up to $4.0 million in potential future milestone payments related to regulatory and clinical development events for CB 2782-PEG and an additional anti-complement product candidate in lieu of the Company’s prior obligations to pay Mosaic a double-digit percentage of funds the Company receives from Biogen or any other amounts the Company receives related to sublicense fees, research and development payments, or any other research, regulatory, clinical or commercial milestones and royalties on any other development candidates.
As a result of the sale of the Company’s complement portfolio, including CB 2782-PEG and other assets, to Vertex in May 2022, the Mosaic collaboration agreement was transferred to Vertex. See Note 16, Restructuring.
ISU Abxis
In December 2018, the Company entered into an amended and restated license agreement with ISU Abxis (the “A&R ISU Abxis Agreement”). Under the A&R ISU Abxis Agreement, ISU Abxis will receive commercialization rights in South Korea to the Company’s engineered Factor IX dalcinonacog alfa - DalcA and the Company will receive clinical development and commercialization rights in the rest of world (excluding South Korea) and manufacturing development and manufacturing rights worldwide (including South Korea). The A&R ISU Abxis Agreement provides for a low single-digit royalty payment to ISU Abxis, on a country-by-country basis, for net product sales of DalcA by the Company or its affiliates in each country other than South Korea. Pursuant to the A&R ISU Abxis Agreement, the Company will also pay up to an aggregate of $19.5 million in milestone payments to ISU Abxis, including $2.5 million in regulatory and development milestone payments and up to $17.0 million in commercial milestone payments, if the applicable milestones are met. As of December 31, 2022, no milestones have been met.

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
As a result of the sale of the Company’s rare bleeding disorders programs, including DalcA and other assets, to GCBP in February 2023, the A&R ISU Abxis Agreement was transferred to GCBP. See Note 17, Subsequent Events.
Biogen
On December 18, 2019, the Company and Biogen entered into a License and Collaboration Agreement (the “Biogen Agreement”), under which the Company granted Biogen a worldwide, royalty-bearing, exclusive, with the right to sublicense, license (“Exclusive License”) to develop and commercialize CB 2782-PEG and other anti-C3 proteases for potential treatment of dry AMD and other disorders. Pursuant to the Biogen Agreement, the Company performed certain pre-clinical and manufacturing activities (“Research Services”), and Biogen was solely responsible for funding the pre-clinical and manufacturing activities and performing IND-enabling activities, worldwide clinical development, and commercialization.
Under the terms of the Biogen Agreement, the Company received an up-front payment for the transfer of the Exclusive License (inclusive of certain know-how) of $15.0 million in January 2020. The Company was eligible to receive development milestones and sales milestones of up to $340.0 million. In addition, the Company was eligible to receive royalties in the range of single-digit to low double-digit percentage rates of annual net sales on a product-by-product and country-by-country basis. The Company also received reimbursements for costs associated with the performance of the Research Services.
The Company determined that the performance obligations under the Biogen Agreement were the Exclusive License and the Research Services. For the Exclusive License, the Company used the residual approach in determining the standalone selling price, or SSP, which includes the upfront payments, milestones and royalties. For the Research Services, the Company used the historical pricing approach for determining the SSP, which includes the reimbursement of personnel and out-of-pocket costs.
In March 2022, the Company received written notice from Biogen declaring intent to terminate the Biogen Agreement which was effective as of May 2022. As a result of the termination, Biogen no longer has the Exclusive License to develop, manufacture and commercialize CB 2782-PEG and other anti-C3 proteases for potential treatment of dry AMD and other disorders. In March 2022, Biogen returned full rights to CB 2782-PEG.
In June 2022, Biogen and the Company reached an agreement to resolve the outstanding obligations and monetary disputes between the parties. The Company agreed to forgive approximately $0.6 million of accounts receivable due from Biogen and to pay Biogen $10,000 in cash. This resulted in the Company recognizing a $0.6 million settlement expense for the year ended December 31, 2022, which is included in general and administrative operating expenses in the consolidated statements of operations.
For the years ended December 31, 2022 and 2021, the Company recognized no license revenue from the Biogen Agreement.
For the years ended December 31, 2022 and 2021, the Company recognized $0.8 million and $7.3 million in collaboration revenue for reimbursable out-of-pocket and personnel costs incurred related to Research Services.
For the year ended December 31, 2022, the Company recognized $0.2 million in collaboration revenue from the beginning of period deferred revenue balance.

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
13.	Interest and Other Income (Expense), Net
The following table shows the detail of interest and other income (expense), net as follows (in thousands):
	Year Ended December 31,
	2022	2021
Interest income	$537	$39
Gain from extinguishment of liability	180	—
Other	—	(78)
Total interest and other income (expense), net	$717	$(39)
14.	Stockholders’ Equity
Common Stock
Under the Company’s amended and restated certificate of incorporation, the Company has 100,000,000 shares of common stock authorized for issuance with a $0.001 par value per share. The number of authorized shares of common stock may be increased or decreased by the affirmative vote of the holders of a majority of the Company’s stock who are entitled to vote. Each share of common stock is entitled to one vote. The holders of common stock are entitled to receive dividends when and as declared or paid by the Board.
The Company had 0 and 85 issued and outstanding common stock warrants as of December 31, 2022 and 2021, respectively, with a weighted-average exercise price of $392.70. The warrants expired in August 2022.
2021 ATM Program
On October 15, 2021, the Company entered into an Equity Distribution Agreement (the “ATM Agreement”) with Piper Sandler, as sales agent, pursuant to which the Company may offer and sell, from time to time, through Piper Sandler, shares of the Company’s common stock, par value of $0.001 per share, with aggregate gross sales proceeds of up to $50.0 million through the ATM Program. The Company will pay Piper Sandler a commission of 3.0% of the gross proceeds of any shares sold. The Company also agreed to reimburse Piper Sandler for certain expenses incurred in connection with its services under the ATM Agreement, including up to $50,000 for legal expenses in connection with the establishment of the ATM Program.
Sales of shares of common stock under the ATM Program will be made pursuant to the registration statement on Form S-3 (File No. 333-253874), which was declared effective by the SEC on May 3, 2021, and a related prospectus supplement file with the SEC on October 15, 2021. For the years ended December 31, 2022 and 2021, no shares of common stock were sold under the ATM Program.
Redeemable Convertible Preferred Stock
The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.001 per share under its restated certificate of incorporation. Under the Catalyst Convertible Preferred Stock Certificate of Designation, the Company has designated 123,418 shares to be Catalyst Convertible Preferred Stock and is authorized to issue up to 12,340 shares of Catalyst Convertible Preferred Stock pursuant to the terms of the F351 Agreement and up to 111,078 shares of Catalyst Convertible Preferred stock pursuant to the terms of the Business Combination Agreement. As of December 31, 2022, the Company has 12,340 shares of Catalyst Convertible Preferred Stock issued and outstanding. Refer to Note 1, Nature of Operations, regarding the Company’s issuance of Catalyst Convertible Preferred Stock in December 2022.
Subject to stockholder approval, each share of Catalyst Convertible Preferred Stock issued under the F351 Agreement is convertible into 10,000 shares of common stock. The Company is required to hold a stockholders’ meeting to request the approval of the conversion of the Catalyst Convertible Preferred Stock into shares of common stock in accordance with Nasdaq Listing Rule 5635(a) (the “Conversion Proposal”). The Company expects to hold its 2023 Annual Meeting of Stockholders in the third quarter of 2023 and will include

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
the following matters as proposals to be voted on at the meeting: (i) the Conversion Proposal and (ii) if necessary or appropriate, the approval of an amendment to the Company’s certificate of incorporation to authorize sufficient shares of common stock for the conversion of the Catalyst Convertible Preferred Stock issued pursuant to the F351 Agreement.
If the Company’s stockholders do not approve the conversion of the Catalyst Convertible Preferred Stock by June 26, 2023 (which has been extended to September 30, 2023, see Note 17, Subsequent Events), then the holders of the Catalyst Convertible Preferred Stock are entitled to require the Company to make cash payments at a price per share equal to the fair value of undelivered shares of common stock, defined as the last reported closing price of the Company’s common stock on the trading day on which notice of conversion is delivered to the Company. Using the closing price on March 24, 2023 of $0.21, if all the currently outstanding Catalyst Convertible Preferred Stock was redeemed for cash, the Company would be required to make a payment of approximately $25.7 million. The Company has insufficient liquidity to make such a payment, if required.
Holders of Catalyst Convertible Preferred Stock are entitled to receive dividends on shares of Catalyst Convertible Preferred Stock equal, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of the Company’s common stock. Except as otherwise required by law, the Catalyst Convertible Preferred Stock does not have voting rights. However, as long as any shares of Catalyst Convertible Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Catalyst Convertible Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Catalyst Convertible Preferred Stock or alter or amend this Certificate of Designation that authorized the Catalyst Convertible Preferred Stock, amend or repeal any provision of or add any provision to, the Certificate of Incorporation or bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Catalyst Convertible Preferred Stock, (ii) issue further shares of Catalyst Convertible Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Catalyst Convertible Preferred Stock, or (iii) enter into any agreement with respect to any of the foregoing. Additionally, the approval of the holders of a majority of the Catalyst Convertible Preferred Stock is required for certain change of control transactions, provided that this approval right will terminate upon stockholder approval of the Conversion Proposal. The Catalyst Convertible Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.
Following stockholder approval of the Conversion Proposal, each share of Catalyst Convertible Preferred Stock is convertible into shares of common stock at any time at the option of the holder thereof, into 10,000 shares of the Company’s common stock, subject to certain beneficial ownership limitations, including that a holder of Catalyst Convertible Preferred Stock is prohibited from converting shares of Catalyst Convertible Preferred Stock into shares of the Company’s common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be initially set at 9.99% and thereafter adjustable by the holder to a number between 4.99% and 19.99%) of the total number of shares of the Company’s common stock issued and outstanding immediately after giving effect to such conversion.
The Catalyst Convertible Preferred Stock is classified as temporary equity on the consolidated balance sheet because if conversion to common stock is not approved by the shareholders, the Catalyst Convertible Preferred Stock would be redeemable at the option of the holders for cash equal to the closing price of the common stock on last trading day prior to the holder’s redemption request. The Catalyst Convertible Preferred Stock is recorded at its relative fair value on the date of issuance (i.e., the closing date of the F351 Asset acquisition) and the Company has not adjusted the carrying value to its redemption value since the Catalyst Convertible Preferred Stock is not currently redeemable, and it is not probable that it will become redeemable in the future at the balance sheet date. Subsequent adjustments to the carrying value will be made only when it becomes probable that such redemption will occur.

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
15.	Net Loss per Share Attributable to Common Stockholders
Since the Company was in a loss position for all periods presented, diluted net loss per share is the same as basic net loss per share for all periods as the inclusion of all potential common shares outstanding would have been anti-dilutive. Potentially dilutive securities that were not included in the diluted per share calculations because they would be anti-dilutive were as follows:
	Year Ended December 31,
	2022	2021
Options to purchase common stock	8,678,767	2,603,630
Redeemable convertible preferred stock(1)	123,400,000	—
Common stock warrants	—	85
Total	132,078,767	2,603,715
(1)	Shown as common stock equivalents
16.	Restructuring
In November 2021, the Board approved a restructuring of its business based on its decision to stop the clinical development of MarzAA and focus solely on its complement programs and protease medicines platform. The restructuring included a reduction-in-force whereby approximately 35% of employees were terminated. During the year ended December 31, 2021, the Company recorded charges of $0.4 million related to one-time severance costs and related expenses in connection with the workforce reduction, and charges of $3.8 million related to the write-off of prepaid manufacturing costs that will no longer be used for the clinical development of MarzAA. As of December 31, 2021, the remaining restructuring liability was $0.2 million, which the Company paid during the second quarter of 2022.
In March 2022, the Board approved a further reduction of its workforce as part of its restructuring plan whereby 22 full-time employees were terminated. Following this reduction, the Company had five full-time employees remaining. During the quarter ended March 31, 2022, the Company recorded additional charges of $1.0 million for severance and other costs related to the reduction-in-force, recognized as an operating expense within the consolidated statements of operations, which the Company paid during the second quarter of 2022.
The following table summarizes restructuring charges recorded in each component of operating expenses in the Company’s consolidated statements of operations (in thousands):
	Year Ended December 31,
	2022	2021
Research and development	$609	$4,025
General and administrative	402	143
Total restructuring charges	$1,011	$4,168
Sale of Assets
During the year ended December 31, 2022, the Company entered into sales agreements, pursuant to which the Company sold various lab equipment, consumables, and furniture and fixtures for total consideration of $0.5 million. The Company recorded a loss on disposal of $0.2 million, which is included in gain on disposal of assets, net in the consolidated statements of operations.
In May 2022, the Company entered into an asset purchase agreement with Vertex, pursuant to which Vertex purchased the Company’s complement portfolio, including CB 2782-PEG and CB 4332, as well as its complement-related intellectual property including the ProTUNETM and ImmunoTUNETM platforms for $60.0 million in cash consideration. Cash of $55.0 million was received upfront in May 2022 and the remaining $5.0 million will be paid one year after the closing upon satisfaction of certain post-closing indemnification

Catalyst Biosciences, Inc.

Notes to the Consolidated Financial Statements
obligations. The hold-back amount is recorded within accounts and other receivables on the consolidated balance sheet. There were no carrying amounts associated with the intellectual property sold to Vertex, and, therefore, the Company recorded a gain of $57.4 million related to the disposal, net of $2.6 million of transaction costs, which is included in gain on disposal of assets, net in the consolidated statements of operations.
17.	Subsequent Events
Payment of Dividend
On January 12, 2023, the Company paid a one-time cash dividend of $0.24 per share, or approximately $7.6 million, to the Company’s common stockholders of record as of close of business on January 5, 2023. GNI common stockholders were not entitled to such dividend payment.
Sale of Assets
On February 27, 2023, Catalyst entered into an asset purchase agreement with GC Biopharma Corp. (“GCBP”), pursuant to which GCBP acquired the Company’s legacy rare bleeding disorders programs including MarzAA, DalcA and CB-2679d-GT for $6.0 million in cash consideration. Cash of $1.0 million was received upfront in February 2023 and the remaining $5.0 million will be paid two years after the closing upon satisfaction of certain post-closing indemnification obligations. In March 2023, the Company distributed the net cash proceeds received upfront of $0.2 million to the CVR Holders. Once received, the remaining net proceeds from the transaction will be distributed to the CVR Holders.
Silicon Valley Bank Closure
As of March 10, 2023, the Company maintained two accounts at Silicon Valley Bank (“SVB”) holding cash deposits of approximately $9.0 million. On March 10, 2023, SVB was closed by the California Department of Financial Protection and Innovation, and the Federal Deposit Insurance Corporation (“FDIC”) was appointed receiver. The FDIC initially announced that all insured depositors will have full access to their insured deposits no later than, March 13, 2023, with uninsured depositors receiving an advance dividend receivership certificate for their uninsured funds. On March 12, 2023, the U.S. Treasury Department, the Federal Reserve and the FDIC jointly announced enabling actions that fully protect all SVB depositors’ insured and uninsured deposits, and that such depositors would have access to all of their funds starting March 13, 2023. On March 13, 2023, the Company was able to access its full deposits with SVB.
F351 Agreement Amendment
In March 2023, the Company amended the F351 Agreement and the Catalyst Convertible Preferred Stock Certificate of Designation to extend the deadline for the cash settlement of the Catalyst Convertible Preferred Stock to September 30, 2023. Under the amended terms, if the Company’s stockholders do not approve the conversion of the Catalyst Convertible Preferred Stock by September 30, 2023, then the Catalyst Convertible Preferred Stock would be redeemable at the option of the holders for cash equal to the closing price of the common stock on last trading day prior to the holder’s redemption request.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
For the three months ended March 31, 2023 and 2022
(Amounts expressed in thousands of RMB)
	Notes	For the three months ended March 31,
		2023	2022
		(Unaudited)	(Unaudited)
Revenue	4	168,175	159,035

Cost of revenue		(7,732)	(7,623)

Gross profit		160,443	151,412
Other income and gains		1,711	701
Selling expenses		(87,589)	(72,012)
Administrative expenses		(12,870)	(15,468)
Research and development expenses		(10,683)	(13,181)
Other expenses		(2,053)	(939)
Finance costs		(52)	(87)
Profit before tax		48,907	50,426
Income tax expense	5	(11,933)	(11,316)

Net profit		36,974	39,110

Other comprehensive income, net of tax		—	—

Total comprehensive income		36,974	39,110
The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION AS OF March 31, 2023 AND AUDITED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION AS OF December 31, 2022
(Amounts expressed in thousands of RMB)
	Notes	March 31, 2023	December 31, 2022
		(Unaudited)	(Audited)
ASSETS
Non-current assets
Property, plant and equipment	6	132,907	123,339
Right-of-use assets		14,585	15,282
Prepayments and deposits		23,459	21,730
Intangible assets		168,983	161,249
Deferred tax assets		2,787	2,589
Bank deposits	9	91,931	51,500
Total non-current assets		434,652	375,689

Current assets
Inventories	7	39,120	42,639
Trade receivables	8	85,926	108,753
Debt investments at fair value through other comprehensive income		4,180	10,597
Prepayments, deposits and other receivables		12,483	8,493
Cash and bank balances	9	181,820	163,420
Total current assets		323,529	333,902
Total assets		758,181	709,591

LIABILITIES AND EQUITY
Current liabilities
Trade payables		1,921	850
Other payables and accruals	10	61,212	61,084
Lease liabilities		3,486	3,467
Tax payable		21,630	12,668
Total current liabilities		88,249	78,069

Non-current liabilities
Customers’ deposits		382	380
Lease liabilities		842	1,525
Deferred government grants		6,047	5,150
Total non-current liabilities		7,271	7,055
Total liabilities		95,520	85,124

Equity
Share capital		61,318	61,318
Capital reserve		249,880	248,660
Surplus reserve		31,449	31,449
Retained profits		320,014	283,040
Total equity		662,661	624,467
Total liabilities and equity		758,181	709,591
The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
For the three months ended March 31, 2023 and 2022
(Amounts expressed in thousands of RMB)
	Note	Share capital	Capital reserve	Surplus reserve	Retained profits	Total
As of January 1, 2023 (unaudited)		61,318	248,660	31,449	283,040	624,467
Profit for the period		—	—	—	36,974	36,974
Equity-settled share option arrangements	11	—	1,220	—	—	1,220
As of March 31, 2023 (unaudited)		61,318	249,880	31,449	320,014	662,661
	Note	Share capital	Capital reserve	Surplus reserve	Retained profits	Total
As of January 1, 2022 (unaudited)		61,318	240,055	16,346	147,109	464,828
Profit for the period		—	—	—	39,110	39,110
Equity-settled share option arrangements	11	—	4,075	—	—	4,075
As of March 31, 2022 (unaudited)		61,318	244,130	16,346	186,219	508,013
The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2023 and 2022
(Amounts expressed in thousands of RMB)
	Note	For the three months ended March 31,
		2023	2022
		(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Profit before tax		48,907	50,426
Finance costs		52	87
Interest income		(431)	—
Loss on disposal of property, plant and equipment		6	24
Depreciation of property, plant and equipment		1,848	1,475
Depreciation of right-of-use assets		957	816
Amortization of intangible assets		820	819
Recognition of equity-settled share option expenses	11	1,220	4,075
Provision for inventories		180	249
Reversal for the impairment of trade receivables		(199)	(174)
Amortization of deferred government grants		(71)	(38)
		53,289	57,759

Decrease in inventories		3,339	2,579
Decrease (increase) in trade receivables		29,443	(3,093)
Increase in deposits and other receivables		(3,990)	(8,218)
Increase (decrease) in trade payables		1,071	(340)
Increase in other payables and accruals		131	14,401
Increase in deferred government grants		1,100	—
Cash generated from operations		84,383	63,088
Income tax paid		(3,169)	(5,897)

Net cash generated from operating activities		81,214	57,191

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment		(12,372)	(3,719)
Additions to intangible assets		(9,466)	(16,132)
Purchase of long-term bank deposits		(40,000)	—
Net cash used in investing activities		(61,838)	(19,851)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal portion of lease payments		(924)	(726)
Interest paid on lease liabilities		(52)	(87)
Net cash used in financing activities		(976)	(813)

NET INCREASE IN CASH AND CASH EQUIVALENTS		18,400	36,527
Cash and cash equivalents at beginning of period		163,420	166,294

CASH AND CASH EQUIVALENTS AT END OF PERIOD		181,820	202,821
The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in thousands of RMB)
1.	CORPORATE INFORMATION
Beijing Continent Pharmaceuticals Co., Ltd. (the “Company”) is a limited company registered and established in the People's Republic of China (the “PRC”) in 2002. The registered office of the Company is located at 60 Shunkang Road, Shunyi District, Beijing, the PRC.
The Company and its subsidiary (collectively referred to as the “Group”) are principally engaged in the following activities:
•	research and development of new drugs
•	manufacture and sale of the Class 1.1 new drug “ETUARY” for the treatment of idiopathic pulmonary fibrosis
•	manufacture and sale of other pharmaceutical products
In the opinion of the directors, the immediate holding company of the Company is BJContinent Pharmaceuticals Limited, which is incorporated in Hong Kong, and the intermediate holding company of the Company is Continent Pharmaceuticals Inc., which is incorporated in the Cayman Islands, and the ultimate holding company of the Company is GNI Group Co., Ltd., which is a listed company on the Tokyo Stock Exchange since September 23, 2011.
2.	BASIS OF PREPARATION
The interim condensed consolidated financial information for the three months ended March 31,2023 have been prepared in accordance with International Accounting Standard 34 Interim Financial Reporting (“IAS 34”). The interim condensed consolidated financial information does not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the Group’s annual consolidated financial statements for the year ended December 31, 2022.
3.	CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES
The accounting policies adopted in the preparation of the interim condensed consolidated financial information are consistent with those applied in the preparation of the Group’s annual consolidated financial statements for the year ended December 31, 2022, except for the adoption of the following revised International Financial Reporting Standards (“IFRSs”) for the first time for the current period’s financial information.
Amendments to IAS 8	Definition of Accounting Estimates
Amendments to IAS 1 and IFRS Practice Statement 2	Disclosure of Accounting Policies
Amendments to IAS 12	Deferred Tax related to Assets and Liabilities arising from a Single Transaction
The nature and impact of the revised IFRSs are described below:
(a)
The amendments to IAS 8 clarify the distinction between changes in accounting estimates, and changes in accounting policies and the correction of errors. They also clarify how entities use measurement techniques and inputs to develop accounting estimates. The amendments had no impact on the Group’s interim condensed consolidated financial statements.

(b)
The amendments to IAS 1 and IFRS Practice Statement 2 Making Materiality Judgements provide guidance and examples to help entities apply materiality judgements to accounting policy disclosures. The amendments aim to help entities provide accounting policy disclosures that are more useful by replacing the requirement for entities to disclose their ‘significant’ accounting policies with a requirement to disclose their ‘material’ accounting policies and adding guidance on how entities apply the concept of materiality in making decisions about accounting policy disclosures. The amendments had no impact on the Group’s interim condensed consolidated financial statements, but are expected to affect the accounting policy disclosures in the Group’s annual consolidated financial statements.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS(continued)
(Amounts expressed in thousands of RMB)
3.
CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES(continued)
(c)
The amendments to IAS 12 Income Tax narrow the scope of the initial recognition exception, so that it no longer applies to transactions that give rise to equal taxable and deductible temporary differences such as leases and decommissioning liabilities. The amendments had an insignificant impact on the Group’s interim condensed consolidated financial statements.

4.	REVENUE
Revenue is analyzed as follows:
	For the three months ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Revenue from contracts with customers
Sales of pharmaceutical products	168,175	159,035
Disaggregated revenue information is as follow:
	For the three months ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Timing of revenue recognition
Products transferred at a point in time	168,175	159,035
5.	INCOME TAX
The Company was designated and approved as a High and New Technology Enterprise in December 2019 and December 2022 with a validity period of 3 years, respectively, and was entitled to a preferential tax rate of 15% accordingly.
The Company calculates the period income tax expense using the tax rate that would be applicable to the expected total annual earnings. The major components of income tax expense in the interim unaudited condensed consolidated statement of profit or loss are:
	For the three months ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Current income tax charge in Mainland China	12,132	11,353
Deferred income tax	(199)	(37)

Total tax charge for the for the period	11,933	11,316
6.	PROPERTY, PLANT AND EQUIPMENT
During the three months ended March 31, 2023 and 2022, the Company acquired assets with costs of RMB11,422 and RMB2,498, respectively, which were mainly categorized as construction in progress.
The carrying amounts of these projects as of March 31, 2023 and December 31, 2022 were RMB45,011 and RMB33,778, respectively.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS(continued)
(Amounts expressed in thousands of RMB)
7.	INVENTORIES
	March 31, 2023	December 31, 2022
	(Unaudited)	(Audited)
Raw materials	6,216	7,354
Work in progress	4,596	2,749
Semi-finished goods	18,323	22,790
Finished goods	10,227	9,808
	39,362	42,701
Provision for inventories	(242)	(62)
	39,120	42,639
8.	TRADE RECEIVABLES
	March 31, 2023	December 31, 2022
	(Unaudited)	(Audited)
Trade receivables	86,589	109,615
Allowance for impairment	(663)	(862)
	85,926	108,753
The Company’s trading terms with its customers are mainly on credit, and the credit period is usually within 3 months. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by the management. Trade receivables are non-interest-bearing.
9.	CASH AND BANK BALANCES
	March 31, 2023	December 31, 2022
	(Unaudited)	(Audited)
Cash and bank balances	273,751	214,920
Less: Long-term bank deposits	(91,931)	(51,500)
Cash and cash equivalents	181,820	163,420
Cash at banks earns interest at floating rates based on daily bank deposit rates. The bank balances are deposited with creditworthy banks with no recent history of default.
The long-term bank deposits represented certificates of deposits issued by three different banks with due dates in 2025 and 2026. According to management’s assessment, these deposits have passed “solely payments of principal and interest test” and the Company intends to hold them till the due date, so management accounted for them as financial assets measured at amortized cost.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS(continued)
(Amounts expressed in thousands of RMB)
10.	OTHER PAYABLES AND ACCRUALS
	March 31, 2023	December 31, 2022
	(Unaudited)	(Audited)
Payroll and welfare payables	31,825	34,911
Accrued expenses	19,154	1,970
Other payables	8,775	22,081
Deferred government grants*	6,329	5,300
Others	1,558	2,352
	67,641	66,614
Less:
Non-current portion of deposits from customers	(382)	(380)
Non-current portion of deferred government grants	(6,047)	(5,150)

Current portion	61,212	61,084
*	The balance represents the government grants which were used for research and development projects and the development of the manufacturing plants in two cities in the PRC.
11.	SHARE OPTION SCHEME
In February 2021, the board of directors of the Company approved the 2021 Stock Incentive Plan (the “2021 Plan”) to certain employees and consultants of the Company to purchase a total of 9,197,685 ordinary shares of the Company. The 2021 Plan has a contractual term of seven years. Share options granted under the 2021 Plan were accounted for as equity awards, and subject to service condition and certain specified performance targets. In addition, share options granted under the 2021 Plan have an exercise price of RMB9.79 per share, and will not be exercisable until the closing of an IPO and the lapse of the applicable lock-up periods after such IPO.
In December 2021, the board of directors of the Company approved to further amend the 2021 Plan, and removed the exercise condition related to the closing of an IPO. In addition, all share options granted under the 2021 Plan will generally vest over twenty months after the grant date, subject to certain specified performance targets.
A summary of number of share options under the 2021 Plan is as follows:
	For the three months ended March 31, 2023		For the year ended December 31, 2022
	Number of share options	Weighted average exercise price RMB per share	Number of share options	Weighted average exercise price RMB per share
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Outstanding at the beginning of the period/year	9,195,130	9.79	9,197,685	9.79
Forfeited	(10,220)	9.79	(2,555)	9.79
Outstanding at the end of the period/year	9,184,910	9.79	9,195,130	9.79
No share options were granted or exercised during the reporting periods.
12.	CAPITAL COMMITMENTS
	March 31, 2023	December 31, 2022
	(Unaudited)	(Audited)
Contracted, but not provided for:
Property, plant and equipment	45,556	39,943
Research and development	225,858	206,023
	271,414	245,966

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS(continued)
(Amounts expressed in thousands of RMB)
13.	RELATED PARTY TRANSACTIONS
Related party	Relationship with the Company
GNI Group Ltd.	The ultimate holding company of the Company
Shanghai Genomics, Inc.	Company controlled by the ultimate holding company, GNI Group Ltd.
(i)	The Company had the following transactions with related parties during the periods:
	For the three months ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Capitalized expenditures
Shanghai Genomics, Inc.	—	1,145
(ii)	Outstanding balances with related parties
	March 31, 2023	December 31, 2022
	(Unaudited)	(Audited)
Due to related parties, which are trade in nature
GNI Group Ltd.	774	785
14.	FINANCIAL INSTRUMENTS BY CATEGORY
The carrying amounts of each of the categories of financial instruments as of March 31, 2023 and December 31, 2022 are as follows:
Financial assets
	Financial assets at fair value through other comprehensive income debt investments		Financial assets at amortized cost
	March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022
	(Unaudited)	(Audited)	(Unaudited)	(Audited)
Trade receivables	—	—	85,926	108,753
Debt investments at fair value through other comprehensive income	4,180	10,597	—	—
Financial assets included in prepayments, deposits and other receivables	—	—	7,381	6,799
Cash and bank balances	—	—	181,820	163,420
Bank deposits	—	—	91,931	51,500
	4,180	10,597	367,058	330,472
Financial liabilities
	Financial liabilities at amortized cost
	March 31, 2023	December 31, 2022
	(Unaudited)	(Audited)
Trade payables	1,921	850
Financial liabilities included in customers’ deposits, other payables and accruals	9,931	23,246
Lease liabilities	4,328	4,992
	16,180	29,088

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS(continued)
(Amounts expressed in thousands of RMB)
15.	FAIR VALUE AND FAIR VALUE HIERARCHY OF FINANCIAL INSTRUMENTS
Management has assessed that the fair values of cash and cash equivalents, trade receivables, financial assets included in prepayments, deposits and other receivables, trade payables, and financial liabilities included in other payables and accruals approximate to their carrying amounts largely due to the short-term maturities of these instruments.
The Company’s finance department headed by the finance manager is responsible for determining the policies and procedures for the fair value measurement of financial instruments. The finance department reports directly to the chief financial officer. At each reporting date, the finance department analyses the movements in the values of financial instruments and determines the major inputs applied in the valuation. The valuation is reviewed and approved by the chief financial officer.
The fair values of the financial assets and liabilities are included at the amounts at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The following methods and assumptions were used to estimate the fair values.
The fair value of the debt investments at fair value through other comprehensive income and the long-term bank deposits has been calculated by discounting the expected future cash flows using rates currently available for instruments with similar terms, credit risk and remaining maturities.
The following tables illustrate the fair value measurement hierarchy of the Company’s financial instruments:
Assets measured at fair value:
As of March 31, 2023	Fair value measurement using			Total
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Debt investments at fair value through other comprehensive income	—	4,180	—	4,180

As of December 31, 2022	Fair value measurement using			Total
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	(Audited)	(Audited)	(Audited)	(Audited)
Debt investments at fair value through other comprehensive income	—	10,597	—	10,597
The Company did not have any financial liabilities measured at fair value as of March 31, 2023 and December 31, 2022.
Assets for which fair values are disclosed:
As of March 31, 2023	Fair value measurement using			Total
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Bank deposits, non-current portion	—	91,931	—	91,931

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS(continued)
(Amounts expressed in thousands of RMB)
15.
FAIR VALUE AND FAIR VALUE HIERARCHY OF FINANCIAL INSTRUMENTS(continued)
As of December 31, 2022	Fair value measurement using			Total
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
	(Audited)	(Audited)	(Audited)	(Audited)
Bank deposits, non-current portion	—	51,500	—	51,500
The Company did not have any financial liabilities disclosed at fair value as of March 31, 2023 and 2022.
During the periods, there were no transfers of fair value measurement between Level 1 and Level 2 and no transfers into or out of Level 3 for both financial assets and liabilities.
16.	EVENTS AFTER THE REPORTING PERIOD
In April 2023, the shareholders of the Company approved to terminate the 2021 Plan. The Company will no longer grant any options under the 2021 Plan, and all unexercised share options previously granted under the 2021 Plan will be terminated and cancelled.
The termination will take effect upon the effective time as defined in the Business Combination Agreement entered among Catalyst Biosciences, Inc. (“Catalyst”), GNI Group Ltd. and certain of its subsidiaries, and the Company and certain of its minority shareholders on December 26, 2022, as amended on March 29, 2023. According to the Business Combination Agreement, each outstanding share option under the Company’s 2021 Plan upon termination will be replaced with options granted under the 2023 Omnibus Incentive Plan of Gyre Therapeutics, Inc., the new name of Catalyst after the business combination closes.

Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Directors of Beijing Continent Pharmaceuticals Co., Ltd.
Opinion
We have audited the accompanying consolidated statements of financial position of Beijing Continent Pharmaceuticals Co., Ltd. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of profit or loss and comprehensive income, changes in equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young Hua Ming LLP
We have served as the Company’s auditor since 2021
Beijing, the People’s Republic of China
March 30, 2023

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
	Note	For the year ended December 31,
		2022	2021
Revenue	4	688,630	571,038
Cost of revenue		(30,163)	(25,629)
Gross profit		658,467	545,409
Other income and gains	5	10,648	5,062
Selling expenses		(353,219)	(284,609)
Administrative expenses		(59,910)	(23,464)
Research and development expenses		(57,214)	(46,188)
Other expenses		(7,782)	(6,726)
Finance costs	7	(299)	(780)
Profit before tax	6	190,691	188,704
Income tax expense	8	(39,657)	(39,317)
Net profit		151,034	149,387
Other comprehensive income, net of tax		—	—
Total comprehensive income		151,034	149,387
The accompanying notes are an integral part of these consolidated financial statements

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
As of December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
	Note	As of December 31,
		2022	2021
ASSETS
Non-current assets
Property, plant and equipment	9	123,339	92,250
Right-of-use assets	10	15,282	18,295
Prepayments and deposits	16	21,730	9,550
Intangible assets	11	161,249	132,354
Deferred tax assets	12	2,589	2,532
Bank deposits	17	51,500	—
Total non-current assets		375,689	254,981
Current assets
Inventories	13	42,639	36,457
Trade receivables	14	108,753	64,058
Debt investments at fair value through other comprehensive income	15	10,597	2,480
Prepayments, deposits and other receivables	16	8,493	16,599
Cash and bank balances	17	163,420	166,294
Total current assets		333,902	285,888
Total assets		709,591	540,869
LIABILITIES AND EQUITY
Current liabilities
Trade payables	18	850	1,600
Other payables and accruals	19	61,084	45,586
Lease liabilities	10	3,467	3,103
Tax payable		12,668	15,338
Total current liabilities		78,069	65,627
Non-current liabilities
Customers’ deposits	19	380	383
Lease liabilities	10	1,525	4,731
Deferred government grants	19	5,150	5,300
Total non-current liabilities		7,055	10,414
Total liabilities		85,124	76,041
Equity
Share capital	20	61,318	61,318
Capital reserve	21	248,660	240,055
Surplus reserve	22	31,449	16,346
Retained profits		283,040	147,109
Total equity		624,467	464,828
Total liabilities and equity		709,591	540,869
The accompanying notes are an integral part of these consolidated financial statements

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
	Note	Share capital	Capital reserve	Surplus reserve	Retained profits	Total
As of January 1, 2022		61,318	240,055	16,346	147,109	464,828
Profit for the year		—	—	—	151,034	151,034
Allocation to surplus reserve	22	—	—	15,103	(15,103)	—
Equity-settled share option arrangements	23	—	8,605	—	—	8,605
As of December 31, 2022		61,318	248,660	31,449	283,040	624,467
As of January 1, 2021		61,318	241,860	1,407	12,661	317,246
Profit for the year		—	—	—	149,387	149,387
Allocation to surplus reserve	22	—	—	14,939	(14,939)	—
Equity-settled share option arrangements	23	—	(1,805)	—	—	(1,805)
As of December 31, 2021		61,318	240,055	16,346	147,109	464,828
The accompanying notes are an integral part of these consolidated financial statements

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
	Note	For the year ended December 31,
		2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Profit before tax		190,691	188,704
Finance costs	7	299	780
Interest income		(1,198)	—
Investment income		—	(1,528)
Loss (gain) on disposal of property, plant and equipment	6	24	(140)
Depreciation of property, plant and equipment	6	6,130	5,759
Depreciation of right-of-use assets	6	3,388	3,245
Amortization of intangible assets	6	3,232	3,286
Recognition (reversal) of equity-settled share option expenses	23	8,605	(1,805)
(Reversal) provision for inventories	6	(271)	292
Provision for the impairment of trade receivables	6	416	263
Amortization of deferred government grants	6	(150)	(150)
		211,166	198,706
Increase in inventories		(5,911)	(15,433)
Increase in trade receivables		(53,228)	(12,470)
Decrease (increase) in deposits and other receivables		8,116	(6,796)
Decrease in trade payables		(750)	(222)
Increase in other payables and accruals		11,812	1,818
Decrease in deferred government grants		—	(1,003)
Cash generated from operations		171,205	164,600
Income tax paid		(42,384)	(32,300)
Net cash generated from operating activities		128,821	132,300
CASH FLOWS FROM INVESTING ACTIVITIES
Investment income received		—	1,528
Purchase of property, plant and equipment		(34,385)	(7,160)
Proceeds from disposal of property, plant and equipment		—	140
Additions to intangible assets		(43,492)	(46,717)
Purchase of long-term bank deposits		(50,302)	—
Net cash used in investing activities		(128,179)	(52,209)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of bank loans		—	(39,900)
Principal portion of lease payments		(3,217)	(2,825)
Interest paid on lease liabilities		(299)	(430)
Interest paid on bank loans		—	(350)
Net cash used in financing activities		(3,516)	(43,505)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS		(2,874)	36,586
Cash and cash equivalents at beginning of year		166,294	129,708
CASH AND CASH EQUIVALENTS AT END OF YEAR		163,420	166,294
The accompanying notes are an integral part of these consolidated financial statements

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
1.	CORPORATE INFORMATION
Beijing Continent Pharmaceuticals Co., Ltd. (the “Company”) is a limited company registered and established in the People's Republic of China (the “PRC”) in 2002. The registered office of the Company is located at 60 Shunkang Road, Shunyi District, Beijing, the PRC.
The Company is a pharmaceutical company principally engaged in the following activities:
•	research and development of new drugs
•	manufacture and sale of the Class 1.1 new drug “ETUARY” for the treatment of idiopathic pulmonary fibrosis
•	manufacture and sale of other pharmaceutical products
In the opinion of the directors, the immediate holding company of the Company is BJContinent Pharmaceuticals Limited, which is incorporated in Hong Kong, and the intermediate holding company of the Company is Continent Pharmaceuticals Inc., which is incorporated in the Cayman Islands, and the ultimate holding company of the Company is GNI Group Co., Ltd., which is a listed company on the Tokyo Stock Exchange since September 23, 2011.
2.1	BASIS OF PREPARATION
These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”), which comprise all standards and interpretations approved by the International Accounting Standards Board (the “IASB”).
These financial statements have been prepared under the historical cost convention, except for debt investments at fair value through other comprehensive income which have been measured at fair value.
The preparation of these financial statements in conformity with IFRSs requires the use of certain critical accounting estimates. It also requires the directors of the Company to exercise judgment in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to these financial statements are disclosed in note 3 to the consolidated financial statements.
2.2	CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES
The Company has adopted the following revised IFRSs, for the first time for the reporting periods’ financial statements. The adoption of these revised IFRSs did not have any material impact on the financial position and financial performance of the Company.
The revised IFRSs which were effective for annual periods beginning on or after January 1, 2021 (unless otherwise stated) are as follows:
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16	Interest Rate Benchmark Reform – Phase 2
Amendments to IFRS 16	Covid-19-Related Rent Concessions beyond June 30, 2021 (early adopted)
The revised IFRSs which were effective for annual periods beginning on or after January 1, 2022 (unless otherwise stated) are as follows:
Amendments to IFRS 3	Reference to the Conceptual Framework
Amendments to IAS 16	Property, Plant and Equipment: Proceeds before Intended Use
Amendments to IAS 37	Onerous Contracts – Cost of Fulfilling a Contract

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
2.3	ISSUED BUT NOT YET EFFECTIVE INTERNATIONAL FINANCIAL REPORTING STANDARDS
The Company has not applied the following new and revised IFRSs, that have been issued but are not yet effective, in the financial statements.
Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture[2]
IFRS 17	Insurance Contracts[1]
Amendments to IFRS 17	Insurance Contracts[1,3]
Amendments to IAS 1	Classification of Liabilities as Current or Non-current (the “2020 Amendments”)[4,5]
Amendments to IAS 1	Non-current Liabilities with Covenants (the “2022 Amendments”)[4]
Amendments to IAS8	Definition of Accounting Estimates[1]
Amendments to IAS 1 and IFRS Practice Statement 2	Disclosure of Accounting Policies[1]
Amendments to IAS 12	Deferred Tax related to Assets and Liabilities arising from a Single Transaction[1]
Amendments to IFRS 16	Lease Liability in a Sale and Leaseback[4]
[1]	Effective for annual periods beginning on or after January 1, 2023.
[2]	No mandatory effective date yet determined but available for adoption.
[3]
As a consequence of the amendments to IFRS 17 issued in June 2020, IFRS 4 was amended to extend the temporary exemption that permits insurers to apply IAS 39 rather than IFRS 9 for annual periods beginning before January 1, 2023.

[4]	Effective for annual periods beginning on or after January 1, 2024.
[5]	As a consequence of the 2022 Amendments, the effective date of the 2020 Amendments was deferred to annual periods beginning on or after January 1, 2024.
The Company is in the process of assessing the impact of these new and revised IFRSs upon initial application and has concluded that the adoption of them will not have a material impact on the Company’s financial position and financial performance.
2.4	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Fair value measurement
The Company measures its debt investments at fair value through other comprehensive income at fair value at the end of each reporting period. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Company. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.
A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.
The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
2.4
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorised within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:
Level 1 –	based on quoted prices (unadjusted) in active markets for identical assets or liabilities
Level 2 –	based on valuation techniques for which the lowest level input that is significant to the fair value measurement is observable, either directly or indirectly
Level 3 –	based on valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable
For assets and liabilities that are recognized in the financial statements on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy by reassessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.
Property, plant and equipment and depreciation
Property, plant and equipment, other than construction in progress, are stated at cost less accumulated depreciation and any impairment losses. The cost of an item of property, plant and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.
Expenditure incurred after items of property, plant and equipment that have been put into operation, such as repairs and maintenance, is normally charged to profit or loss in the period in which it is incurred. In situations where the recognition criteria are satisfied, the expenditure for a major inspection is capitalized in the carrying amount of the asset as a replacement. Where significant parts of property, plant and equipment are required to be replaced at intervals, the Company recognizes such parts as individual assets with specific useful lives and depreciates them accordingly.
Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, as follows:
Buildings	20 to 30 years
Leasehold improvement	4 to 5 years
Machinery and electronic devices	3 to 10 years
Furniture and fixtures	3 to 5 years
Motor vehicles	3 to 5 years
Where parts of an item of property, plant and equipment have different useful lives, the cost of that item is allocated on a reasonable basis among the parts and each part is depreciated separately. Residual values, useful lives and the depreciation method are reviewed, and adjusted if appropriate, at least annually.
An item of property, plant and equipment including any significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. The difference between the net sales proceeds and the carrying amount of the asset is recorded as gain or loss in profit or loss in the year the relevant asset is derecognized.
Construction in progress represents a building under construction or machinery not yet put into operation, which is stated at cost less any impairment losses, and is not depreciated. Cost comprises the direct costs of construction and machinery and capitalized borrowing costs on related borrowed funds during the period of construction. Construction in progress is reclassified to the appropriate category of property, plant and equipment when completed and ready for use.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
2.4
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
Research and development expenses
All research expenses are charged to profit or loss as incurred.
Expenditure incurred on projects to develop new products is capitalized under the category of “Product development in progress” and deferred only when the Company can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the project and the ability to measure reliably the expenditure during the development. Product development expenditure which does not meet these criteria is expensed when incurred. Expenditure is capitalized before the completion of the product development activities. Product development in progress is included in intangible assets on the consolidated statements of financial position, and stated at cost less any impairment losses. Upon the commencement of the commercial production of a product, the expenditure on development activities is transferred to “technological know-how”.
Intangible assets (other than goodwill)
Intangible assets acquired separately are measured on initial recognition at cost.
The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with finite lives are subsequently amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least annually.
Patents and technological know-how
Patents and technological know-how that have finite useful lives are stated at cost less any impairment losses and are amortized on the straight-line basis over their estimated useful life of 10 to 20 years.
Computer software
Purchased computer software is stated at cost less any impairment losses and is amortized on the straight-line basis over its estimated useful life of 2 to 3 years.
Leases
The Company assesses at contract inception whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
2.4
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
Company as a lessee
The Company applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Company recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.
(a)	Right-of-use assets
Right-of-use assets are recognized at the commencement date of the lease (that is the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and any impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease terms and the estimated useful lives of the assets as follows:
Leasehold land	35 to 50 years
Buildings	2 to 5 years
If ownership of the leased asset transfers to the Company by the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the asset.
(b)	Lease liabilities
Lease liabilities are recognized at the commencement date of the lease at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for termination of a lease, if the lease term reflects the Company exercising the option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers the payment occurs.
In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in lease payments (e.g., a change to future lease payments resulting from a change in an index or rate) or a change in assessment of an option to purchase the underlying asset.
(c)	Short-term leases
The Company applies the short-term lease recognition exemption to its short-term leases of buildings (that is those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). Lease payments on short-term leases are recognized as an expense on a straight-line basis over the lease term.
Financial assets
Initial recognition and measurement
Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income, and fair value through profit or loss.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
2.4
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Company’s business model for managing them. With the exception of trade receivables that do not contain a significant financing component or for which the Company has applied the practical expedient of not adjusting the effect of a significant financing component, the Company initially measures a financial asset at its fair value plus in the case of a financial asset not at fair value through profit or loss, transaction costs. Trade receivables that do not contain a significant financing component or for which the Company has applied the practical expedient are measured at the transaction price determined under IFRS 15 in accordance with the policies set out for “Revenue from contracts with customers” below.
In order for a financial asset to be classified and measured at amortized cost or fair value through other comprehensive income, it needs to give rise to cash flows that are solely payments of principal and interest (“SPPI”) on the principal amount outstanding.
The Company’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows, while financial assets classified and measured at fair value through other comprehensive income are held within a business model with the objective of both holding to collect contractual cash flows and selling the financial assets. Financial assets which are not held within the aforementioned business models are classified and measured at fair value through profit or loss.
All regular way purchases and sales of financial assets are recognized on the trade date, that is, the date that the Company commits to purchase or sell the asset. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the period generally established by regulation or convention in the marketplace.
Subsequent measurement
The subsequent measurement of financial assets depends on their classification as follows:
Financial assets at amortized cost (debt instruments)
Financial assets at amortized cost are subsequently measured using the effective interest method and are subject to impairment. Gains and losses are recognized in profit or loss when the asset is derecognized, modified or impaired.
Financial assets at fair value through other comprehensive income (debt instruments)
For debt investments at fair value through other comprehensive income, interest income, foreign exchange revaluation and impairment losses or reversals are recognized in profit or loss and computed in the same manner as for financial assets measured at amortized cost. The remaining fair value changes are recognized in other comprehensive income. Upon derecognition, the cumulative fair value change recognized in other comprehensive income is recycled to profit or loss.
Financial assets at fair value through profit or loss
Financial assets at fair value through profit or loss are carried in the consolidated statements of financial position at fair value with net changes in fair value recognized in profit or loss.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
2.4
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
Derecognition of financial assets
A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized (i.e., removed from the Company’s consolidated statements of financial position) when:
•	The rights to receive cash flows from the asset have expired; or
•
The Company has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a “pass-through” arrangement; and either (a) the Company has transferred substantially all the risks and rewards of the asset, or (b) the Company has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Company has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, the Company evaluates if, and to what extent, it has retained the risks and rewards of ownership. When the Company has neither transferred nor retained substantially all of the risks and rewards of the asset, nor transferred control of the asset, the Company continues to recognize the transferred asset to the extent of its continuing involvement. In that case, the Company also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Company has retained.
Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Company could be required to repay.
Impairment of financial assets
The Company recognizes an allowance for expected credit losses (“ECLs”) for all debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.
ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12 months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).
At the end of each reporting period, the Company assesses whether the credit risk on a financial instrument has increased significantly since initial recognition. When making the assessment, the Company compares the risk of a default occurring on the financial instrument as at the end of each reporting period with the risk of a default occurring on the financial instrument as at the date of initial recognition and considers reasonable and supportable information that is available without undue cost or effort, including historical and forward-looking information. The Company considers that there has been a significant increase in credit risk when contractual payments are more than 90 days past due.
For debt investments at fair value through other comprehensive income, the Company applies the low credit risk simplification. At each reporting date, the Company evaluates whether the debt investments are considered to have low credit risk using all reasonable and supportable information that is available without undue cost or effort. In making that evaluation, the Company reassesses the external credit ratings of the debt investments.
The Company considers a financial asset in default when contractual payments are 3 months past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
2.4
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.
Debt investments at fair value through other comprehensive income and financial assets at amortized cost are subject to impairment under the general approach and they are classified within the following stages for measurement of ECLs except for trade receivables which apply the simplified approach as detailed below.
Stage 1 – Financial instruments for which credit risk has not increased significantly since initial recognition and for which the loss allowance is measured at an amount equal to 12-month ECLs
Stage 2 – Financial instruments for which credit risk has increased significantly since initial recognition but that are not credit-impaired financial assets and for which the loss allowance is measured at an amount equal to lifetime ECLs
Stage 3 – Financial assets that are credit-impaired at the reporting date (but that are not purchased or originated credit-impaired) and for which the loss allowance is measured at an amount equal to lifetime ECLs.
Simplified approach
For trade receivables that do not contain a significant financing component or when the Company applies the practical expedient of not adjusting the effect of a significant financing component, the Company applies the simplified approach in calculating ECLs. Under the simplified approach, the Company does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at the end of each reporting period. The Company has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment.
Financial liabilities
Initial recognition and measurement
Financial liabilities are classified, at initial recognition, as loans and borrowings, or payables.
All financial liabilities are recognized initially at fair value net of directly attributable transaction costs.
The Company’s financial liabilities include trade payables, financial liabilities included in customers’ deposits, other payables and accruals, and amounts due to related parties.
Subsequent measurement
The subsequent measurement of the Company’s financial liabilities is described below:
Loans and borrowings
After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortized cost, using the effective interest rate method unless the effect of discounting would be immaterial, in which case they are stated at cost. Gains and losses are recognized in profit or loss when the liabilities are derecognized as well as through the effective interest rate amortization process.
Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the effective interest rate. The effective interest rate amortization is included in finance costs in the consolidated statements of profit or loss and comprehensive income.
Derecognition of financial liabilities
A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms,

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
2.4
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and a recognition of a new liability. The difference between the respective carrying amounts is recognized in profit or loss.
Inventories
Inventories comprise raw materials, work in progress, semi-finished goods and finished goods and are stated at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis and, in the case of work in progress, semi-finished goods and finished goods, comprises direct materials, direct labor and an appropriate proportion of overheads. Net realizable value is based on estimated selling prices less any estimated costs to be incurred to completion and disposal.
Cash and cash equivalents
For the purpose of the consolidated statements of cash flows, cash and cash equivalents comprise cash on hand and demand deposits, and short term highly liquid investments that are readily convertible into known amounts of cash, are subject to an insignificant risk of changes in value, and have a short maturity of generally within three months when acquired, and form an integral part of the Company’s cash management.
Provisions
A provision is recognized when a present obligation (legal or constructive) has arisen as a result of a past event and it is probable that a future outflow of resources will be required to settle the obligation, provided that a reliable estimate can be made of the amount of the obligation. Provisions are related to sales and distribution, research and development, and professional service expenses. Amounts of provisions are estimated according to contracts with suppliers.
When the effect of discounting is material, the amount recognized for a provision is the present value at the end of the reporting period of the future expenditures expected to be required to settle the obligation. The increase in the discounted present value amount arising from the passage of time is included in finance costs in profit or loss.
Income tax
Income tax comprises current and deferred tax. Income tax relating to items recognized outside profit or loss is recognized either in other comprehensive income or directly in equity.
Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period, taking into consideration interpretations and practices prevailing in the countries in which the Company operates.
Deferred tax is provided, using the liability method, on all temporary differences at the end of the reporting period between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.
Deferred tax liabilities are recognized for all taxable temporary differences, except:
•
when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•
in respect of taxable temporary differences associated with investments in subsidiaries, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
2.4
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
Deferred tax assets are recognized for all deductible temporary differences, the carryforward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carryforward of unused tax credits and unused tax losses can be utilized, except:
•
when the deferred tax asset relating to the deductible temporary differences arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•
in respect of deductible temporary differences associated with investments in subsidiaries, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at the end of each reporting period and are recognized to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be recovered.
Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.
Deferred tax assets and deferred tax liabilities are offset if and only if the Company has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred taxes assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.
Government grants
Government grants are recognized at their fair value where there is reasonable assurance that the grant will be received and all attaching conditions will be complied with. When the grant relates to an expense item, it is recognized as income on a systematic basis over the periods that the costs, for which it is intended to compensate, are expensed.
Where the grant relates to an asset, the fair value is credited to a deferred income account and is released to profit or loss over the expected useful life of the relevant asset by equal annual instalments or deducted from the carrying amount of the asset and released to profit or loss by way of a reduced depreciation charge.
Impairment of non-financial assets
Where an indication of impairment exists, or when annual impairment testing for an asset is required (other than inventories, deferred tax assets and financial assets), the asset’s recoverable amount is estimated. An asset’s recoverable amount is the higher of the asset’s or cash-generating unit’s value in use and its fair value less costs of disposal, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, in which case the recoverable amount is determined for the cash-generating unit to which the asset belongs.
An impairment loss is recognized only if the carrying amount of an asset exceeds its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
2.4
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. An impairment loss is charged to profit or loss in the period in which it arises in those expense categories consistent with the function of the impaired asset.
An assessment is made at the end of each reporting period as to whether there is an indication that previously recognized impairment losses may no longer exist or may have decreased. If such an indication exists, the recoverable amount is estimated. A previously recognized impairment loss of an asset other than goodwill is reversed only if there has been a change in the estimates used to determine the recoverable amount of that asset, but not to an amount higher than the carrying amount that would have been determined (net of any depreciation/amortization) had no impairment loss been recognized for the asset in prior years. A reversal of such an impairment loss is credited to profit or loss in the period in which it arises.
The Company determines whether product development in progress is impaired at least on an annual basis. This requires an estimation of the value in use of the cash-generating units to which the product development in progress is allocated. Estimating the value in use requires the Company to make an estimate of the expected future cash flows from the cash-generating units and also to choose a suitable discount rate in order to calculate the present value of those cash flows.
Related parties
A party is considered to be related to the Company if:
(a)	the party is a person or a close member of that person’s family and that person
(i)	has control or joint control over the Company;
(ii)	has significant influence over the Company; or
(iii)	is a member of the key management personnel of the Company or of a parent of the Company;
or
(b)	the party is an entity where any of the following conditions applies:
(i)	the entity and the Company are members of the same group;
(ii)	one entity is an associate or joint venture of the other entity (or of a parent, subsidiary or fellow subsidiary of the other entity);
(iii)	the entity and the Company are joint ventures of the same third party;
(iv)	one entity is a joint venture of a third entity and the other entity is an associate of the third entity;
(v)	the entity is a post-employment benefit plan for the benefit of employees of either the Company or an entity related to the Company;
(vi)	the entity is controlled or jointly controlled by a person identified in (a);
(vii)	a person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity); and
(viii)	the entity, or any member of a group of which it is a part, provides key management personnel services to the Company or to the parent of the Company.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
2.4
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
Revenue recognition
Revenue from contracts with customers
Revenue from contracts with customers is recognized when control of goods or services is transferred to the customers at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.
When the consideration in a contract includes a variable amount, the amount of consideration is estimated to which the Company will be entitled in exchange for transferring the products to the customer. Variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved.
(a)	Sale of pharmaceutical products
Revenue from the sale of pharmaceutical products is recognized at the point in time when control of the asset is transferred to the customer, generally on completion of delivery of the pharmaceutical products and quality inspection by the customer.
For contracts which provide a customer with a right to return defective products within a specified period, the expected value method is used to estimate the products that will not be returned because this method best predicts the amount of variable consideration to which the Company will be entitled. The requirements in IFRS 15 on constraining estimates of variable consideration are applied in order to determine the amount of variable consideration that can be included in the transaction price.
According to the sales contract between the Company and customers, the Company gives the customers certain sales rebates. Payments to the customers are not in exchange for any distinct good or service. The Company accounts for such payments as consideration payable to a customer and deducts the amount from revenue from the customers.
To estimate the variable consideration for the expected future rebates, the most likely amount method is used for contracts with a single-volume threshold and the expected value method for contracts with more than one volume threshold. The selected method that best predicts the amount of variable consideration is primarily driven by the number of volume thresholds contained in the contract. The requirements on constraining estimates of variable consideration are applied and the expected future rebates are deducted from the trade receivables from the customers.
(b)	License of intellectual property
Revenue from license is recognized when the control of the right to use of the license is transferred to the customer. Milestone payments, which are included in the transaction price to the extent that it is highly probable that a significant reversal of accumulative revenue recognized will not occur, represent a form of variable consideration when the uncertainty associated with the variable consideration is subsequently resolved. At the inception of each arrangement that includes milestone payments, the Company evaluates whether the milestones are considered highly probable of being achieved and estimates the amount to be included in the transaction price using the most likely amount method. Milestone payments that are not within the control of the Company, such as regulatory approvals, are not considered highly probable of being achieved until those approvals are received.
Interest income
Interest income is recognized on an accrual basis using the effective interest method by applying the rate that exactly discounts the estimated future cash receipts over the expected life of the financial instrument or a shorter period, when appropriate, to the net carrying amount of the financial asset.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
2.4
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
Contract liabilities
A contract liability is recognized when a payment is received or a payment is due (whichever is earlier) from a customer before the Company transfers the related goods or services. Contract liabilities are recognized as revenue when the Company performs under the contract (i.e., transfers control of the related goods or services to the customer).
Share-based payments
The Company operates a share option scheme for the purpose of providing incentives and rewards to eligible participants who contribute to the success of the Company's operations. Employees (including directors) of the Company receive remuneration in the form of share-based payments, whereby employees render services in exchange for equity instruments (“equity-settled transactions”).
The cost of equity-settled transactions with employees is measured by reference to the fair value at the date at which they are granted. The fair value is determined by an external valuer using a binomial model, further details of which are given in note 23 to the consolidated financial statements.
The cost of equity-settled transactions is recognized in employee benefit expense, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled. The cumulative expense recognized for equity-settled transactions at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and the Company's best estimate of the number of equity instruments that will ultimately vest. The charge or credit to profit or loss for a period represents the movement in the cumulative expense recognized as at the beginning and end of that period.
Service and non-market performance conditions are not taken into account when determining the grant date fair value of awards, but the likelihood of the conditions being met is assessed as part of the Company’s best estimate of the number of equity instruments that will ultimately vest. Market performance conditions are reflected within the grant date fair value. Any other conditions attached to an award, but without an associated service requirement, are considered to be non-vesting conditions. Non-vesting conditions are reflected in the fair value of an award and lead to an immediate expensing of an award unless there are also service and/or performance conditions.
For awards that do not ultimately vest because non-market performance and/or service conditions have not been met, no expense is recognized. Where awards include a market or non-vesting condition, the transactions are treated as vesting irrespective of whether the market or non-vesting condition is satisfied, provided that all other performance and/or service conditions are satisfied.
Where the terms of an equity-settled award are modified, a minimum expense is recognized as if the terms had not been modified, if the original terms of the award are met. In addition, an expense is recognized for any modification that increases the total fair value of the share-based payments, or is otherwise beneficial to the employee as measured at the date of modification.
Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any expense not yet recognized for the award is recognized immediately. This includes any award where non-vesting conditions within the control of either the Company or the employee are not met. However, if a new award is substituted for the cancelled award, and is designated as a replacement award on the date that it is granted, the cancelled and new awards are treated as if they were a modification of the original award, as described in the previous paragraph.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
2.4
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)
Employee benefits
PRC contribution plan
The employees of the Company which operates in Mainland China are required to participate in a central pension scheme operated by the local municipal government. The Company is required to contribute 16% of its payroll costs to the central pension scheme. The contributions are charged to profit or loss as they become payable in accordance with the rules of the central pension scheme.
Borrowing costs
Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, i.e., assets that necessarily take a substantial period of time to get ready for their intended use or sale, are capitalized as part of the cost of those assets. The capitalization of such borrowing costs ceases when the assets are substantially ready for their intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs capitalized. All other borrowing costs are expensed in the period in which they are incurred. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.
Dividends
Final dividends are recognized as a liability when they are approved by the shareholders in a general meeting. Proposed final dividends are disclosed in the notes to the consolidated financial statements, if any.
Interim dividends are simultaneously proposed and declared, because the Company's memorandum and articles of association grant the directors the authority to declare interim dividends. Consequently, interim dividends are recognized immediately as a liability when they are proposed and declared.
3.	SIGNIFICANT ACCOUNTING JUDGMENTS AND ESTIMATES
The preparation of the Company’s financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and their accompanying disclosures, and the disclosure of contingent liabilities. Uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amounts of the assets or liabilities affected in the future.
Judgments
In the process of applying the Company’s accounting policies, management has made the following judgments, apart from those involving estimations, which have the most significant effect on the amounts recognized in the consolidated financial statements:
Revenue from contracts with customers
The Company applied the following judgment that significantly affects the determination of the amount and timing of revenue from contracts with customers:
Determining the method to estimate consideration payable to a customer
Certain contracts for the sale of pharmaceutical products include certain sales rebates which are incurred after the control and rights of products have been passed to customers that give rise to consideration payable to a customer. As the specific amount of the rebates is not finalized at the point of revenue recognition, the Company makes deductions from revenue based on its historical experience. There may be differences between the

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
3.
SIGNIFICANT ACCOUNTING JUDGMENTS AND ESTIMATES(continued)
deductions and the actual settlements. In estimating consideration payable to a customer, the Company is required to use either the expected value method or the most likely amount method depending on which method better predicts the amount of consideration to which it will be entitled.
The Company has determined that the most likely amount method is the appropriate method to use in estimating consideration payable to a customer.
Estimation uncertainty
The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below.
Development costs
Development costs are capitalized at the end of each reporting period in accordance with the accounting policy for research and development expenses in note 2.4 to the consolidated financial statements. Determining the commencement date of the capitalization period requires management to make assumptions regarding the Company’s intention to complete and the Company’s ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the project and the ability to measure reliably the expenditure during the development stage. As of December 31, 2022 and 2021, the best estimates of the carrying amounts of capitalized development costs under the category of “Product development in progress” were RMB143,680 and RMB111,644, respectively.
Impairment of non-financial assets
The Company assesses whether there are any indicators of impairment for all non-financial assets at the end of each reporting period. Product development in progress is tested for impairment annually and at other times when such an indicator exists. Other non-financial assets are tested for impairment when there are impairment indicators. An impairment exists when the carrying value of an asset or a cash-generating unit exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The calculation of the fair value less costs of disposal is based on available data from binding sales transactions in an arm’s length transaction of similar assets or observable market prices less incremental costs for disposing of the asset. When value in use calculations are undertaken, management must estimate the expected future cash flows from the asset or cash-generating unit and choose a suitable discount rate in order to calculate the present value of those cash flows. No impairment losses of product development in progress were recognized for the years ended December 31, 2022 and 2021.
4.	REVENUE
Revenue is analysed as follows:
	For the year ended December 31,
	2022	2021
Revenue from contracts with customers
Sales of pharmaceutical products	679,130	570,438
License of intellectual property	9,500	600
	688,630	571,038

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
4.
REVENUE (continued)
Disaggregated revenue information is as follows:
	For the year ended December 31,
	2022	2021
Timing of revenue recognition
Products transferred at a point in time	679,130	570,438
License of intellectual property transferred at a point in time	9,500	600
	688,630	571,038
The following table shows the amounts of revenue recognized in the current reporting period that was included in contract liabilities at the beginning of the reporting period:
	For the year ended December 31,
	2022	2021
Sale of pharmaceutical products	304	1,101
License of intellectual property	1,900	—
	2,204	1,101
5.	OTHER INCOME AND GAINS
Other income and gains include the following:
	For the year ended December 31,
	2022	2021
Government grants	5,762	926
Interest income	4,883	2,437
Investment income	—	1,528
Others	3	171
	10,648	5,062
6.	PROFIT BEFORE TAX
The Company’s profit before tax is arrived at after charging (crediting):
		For the year ended December 31,
	Note	2022	2021
Cost of inventories sold		30,434	25,337
(Reversal) provision for inventories	13	(271)	292
Cost of sales		30,163	25,629

Depreciation of property, plant and equipment	9	6,130	5,759
Depreciation of right-of-use assets	10	3,388	3,245
Amortization of intangible assets	11	3,232	3,286
Lease payments not included in the measurement of lease liabilities		500	101

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
6.
PROFIT BEFORE TAX (continued)
		For the year ended December 31,
	Note	2022	2021
Employee benefit expenses (excluding directors’ remuneration):
Wages and salaries		133,378	135,626
Equity-settled share option expenses		4,342	(906)
Pension scheme contributions		11,922	9,433
Foreign exchange differences, net		(67)	—
Provision for the impairment of trade receivables	14	416	263
Interest income		(4,883)	(2,437)
Investment income		—	(1,528)
Professional service fees		25,432	3,930
Loss (gain) on disposal of items of property, plant and equipment		24	(140)
Amortization of deferred government grants*		(150)	(150)
*:	There are no unfulfilled conditions or contingencies relating to the deferred government grants in the consolidated statements of financial position.
7.	FINANCE COSTS
An analysis of finance costs is as follows:
	For the year ended December 31,
	2022	2021
Interest on bank borrowings	—	350
Interest on lease liabilities	299	430
	299	780
8.	INCOME TAX
The Company was designated and approved as a High and New Technology Enterprise in December 2019 and December 2022 with a validity period of 3 years, respectively, and was entitled to a preferential tax rate of 15% for the years ended December 31, 2022 and 2021.
The major components of income tax expense are as follows:
	For the year ended December 31,
	2022	2021
Current income tax charge in Mainland China	39,714	38,676
Deferred income tax (note 12)	(57)	641
Total tax charge for the year	39,657	39,317

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
8.
INCOME TAX (continued)
A reconciliation of the tax expense applicable to profit before tax at the statutory rate for the country in which the Company is domiciled to the tax expense at the effective tax rate is as follows:
	For the year ended December 31,
	2022	%	2021	%

Profit before tax	190,691		188,704

Tax at the statutory tax rate	47,673	25.0	47,176	25.0
Lower tax rates enacted by local authorities	(19,069)	(10.0)	(18,870)	(10.0)
Additional deduction of research and development expenses	(7,962)	(4.2)	(6,772)	(3.6)
Taxable income from deemed sales	15,812	8.3	16,183	8.6
Expenses not deductible for tax	4,486	2.4	1,439	0.8
Proceeds from technology transfer	(1,088)	(0.6)	—	—
Additional deduction of high-tech enterprise equipment	(660)	(0.3)	—	—
Others	465	0.2	161	0.1
Tax charge at the Company’s effective tax rate	39,657	20.8	39,317	20.9
9.	PROPERTY, PLANT AND EQUIPMENT
For the year ended December 31, 2021:	Buildings	Leasehold improvement	Machinery and electronic devices	Furniture and fixtures	Motor vehicles	Construction in progress	Total
As of January 1, 2022:
Cost	74,279	2,264	27,976	3,955	1,214	4,787	114,475
Accumulated depreciation	(9,522)	(1,188)	(7,900)	(2,829)	(786)	—	(22,225)
Net carrying amount	64,757	1,076	20,076	1,126	428	4,787	92,250
As of January 1, 2022, net of accumulated depreciation	64,757	1,076	20,076	1,126	428	4,787	92,250
Additions	1,192	65	6,552	443	—	28,991	37,243
Disposals	—	—	(24)	—	—	—	(24)
Depreciation provided during the year	(2,409)	(494)	(2,594)	(527)	(106)	—	(6,130)
As of December 31, 2022, net of accumulated depreciation	63,540	647	24,010	1,042	322	33,778	123,339
As of December 31, 2022:
Cost	75,471	2,329	33,991	4,398	1,214	33,778	151,181
Accumulated depreciation	(11,931)	(1,682)	(9,981)	(3,356)	(892)	—	(27,842)
Net carrying amount	63,540	647	24,010	1,042	322	33,778	123,339

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
9.
PROPERTY, PLANT AND EQUIPMENT (continued)
For the year ended December 31, 2021:	Buildings	Leasehold improvement	Machinery and electronic devices	Furniture and fixtures	Motor vehicles	Construction in progress	Total
As of January 1, 2021:
Cost	72,627	2,329	23,650	3,698	1,206	2,495	106,005
Accumulated depreciation	(7,173)	(737)	(5,575)	(2,303)	(678)	—	(16,466)
Net carrying amount	65,454	1,592	18,075	1,395	528	2,495	89,539
As of January 1, 2021, net of accumulated depreciation	65,454	1,592	18,075	1,395	528	2,495	89,539
Additions	428	—	2,885	257	8	4,957	8,535
Disposals	—	(65)	—	—	—	—	(65)
Transfer	1,224	—	1,441	—	—	(2,665)	—
Depreciation provided during the year	(2,349)	(451)	(2,325)	(526)	(108)	—	(5,759)
As of December 31, 2021, net of accumulated depreciation	64,757	1,076	20,076	1,126	428	4,787	92,250
As of December 31, 2021:
Cost	74,279	2,264	27,976	3,955	1,214	4,787	114,475
Accumulated depreciation	(9,522)	(1,188)	(7,900)	(2,829)	(786)	—	(22,225)
Net carrying amount	64,757	1,076	20,076	1,126	428	4,787	92,250
10.	LEASES
(a)	Right-of-use assets
	Leasehold land	Buildings	Total
As of January 1, 2021	11,413	9,381	20,794
Additions	—	746	746
Depreciation expense	(279)	(2,966)	(3,245)

As of December 31, 2021 and January 1, 2022	11,134	7,161	18,295
Additions	—	375	375
Depreciation expense	(279)	(3,109)	(3,388)
As of December 31, 2022	10,855	4,427	15,282
(b)	Lease liabilities
	As of December 31,
	2022	2021
Current portion	3,467	3,103
Non-current portion	1,525	4,731
	4,992	7,834

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
10.
LEASES(continued)
The movements in lease liabilities are as follows:
Buildings
As of January 1, 2021	9,913
Additions	746
Interest expense	430
Payments	(3,255)

As of December 31, 2021 and January 1, 2022	7,834
Additions	375
Interest expense	299
Payments	(3,516)
As of December 31, 2022	4,992
The maturity analysis of lease liabilities is disclosed in note 28 to the consolidated financial statements.
(c)	The amounts recognized in profit or loss in relation to leases are as follows:
	For the year ended December 31,
	2022	2021
Interests on lease liabilities	299	430
Depreciation charge of right-of-use assets	3,388	3,245
Expense relating to short-term leases	500	101
Total amount recognized in profit or loss	4,187	3,776
11.	INTANGIBLE ASSETS
For the year ended December 31, 2022:
	Product development in progress	Patents	Technological know-how	Computer software	Total
Cost as of January 1, 2022, net of accumulated amortization and impairment	111,644	19,411	1,244	55	132,354
Additions	32,036	—	—	91	32,127
Amortization provided during the year	—	(3,043)	(127)	(62)	(3,232)
As of December 31, 2022	143,680	16,368	1,117	84	161,249
As of December 31, 2022:
Cost	143,680	32,612	2,545	724	179,561
Accumulated amortization and impairment	—	(16,244)	(1,428)	(640)	(18,312)
Net carrying amount	143,680	16,368	1,117	84	161,249

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
11.
INTANGIBLE ASSETS (continued)
For the year ended December 31, 2021:
	Product development in progress	Patents	Technological know-how	Computer software	Total
Cost as of January 1, 2021, net of accumulated amortization and impairment	71,251	22,454	1,370	172	95,247
Additions	40,393	—	—	—	40,393
Amortization provided during the year	—	(3,043)	(126)	(117)	(3,286)
As of December 31, 2021	111,644	19,411	1,244	55	132,354
As of December 31, 2021:
Cost	111,644	32,612	2,545	633	147,434
Accumulated amortization and impairment	—	(13,201)	(1,301)	(578)	(15,080)
Net carrying amount	111,644	19,411	1,244	55	132,354
12.	DEFERRED TAX
Deferred tax assets:
	Provisions and accruals	Share option	Total
As of January 1, 2021	1,782	1,734	3,516
Deferred tax charged to profit or loss during the year	(713)	(271)	(984)
As of December 31, 2021 and January 1, 2022	1,069	1,463	2,532
Deferred tax credited (charged) to profit or loss during the year	(574)	1,291	717
As of December 31, 2022	495	2,754	3,249
Deferred tax liabilities:
Provisions and accruals
As of January 1, 2021	343
Deferred tax credited to profit or loss during the year	(343)
As of December 31, 2021 and January 1, 2022	—
Deferred tax charged to profit or loss during the year	660
As of December 31, 2022	660
For presentation purposes, all deferred tax assets and liabilities have been offset in the consolidated statements of financial position.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
13.	INVENTORIES
	As of December 31,
	2022	2021
Raw materials	7,354	4,916
Work in progress	2,749	6,030
Semi-finished goods	22,790	17,222
Finished goods	9,808	8,622
	42,701	36,790
Provision for inventories	(62)	(333)
	42,639	36,457
The movements in provision for impairment of inventories are as follows:
	For the year ended December 31,
	2022	2021
At the beginning of the year	333	41
(Reversal) provision for inventories	(271)	292
At the end of the year	62	333
14.	TRADE RECEIVABLES
	As of December 31,
	2022	2021
Trade receivables	109,615	64,504
Allowance for impairment	(862)	(446)
	108,753	64,058
The Company’s trading terms with its customers are mainly on credit, and the credit period is usually within 3 months. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by the management. Trade receivables are non-interest-bearing.
The movements in loss allowance for impairment of trade receivables are as follows:
	For the year ended December 31,
	2022	2021
At the beginning of the year	(446)	(183)
Provision for impairment	(416)	(263)
At the end of the year	(862)	(446)
An impairment analysis is performed at the end of each reporting period using a provision matrix to measure expected credit losses. The provision rates are based on days past due for groupings of various customer segments with similar loss patterns by product type and customer rating. The calculation reflects the probability-weighted outcome, the time value of money and reasonable and supportable information that is available at the end of each reporting period about past events, current conditions and forecasts of future economic conditions. Generally, trade receivables are written off if past due for more than one year and are not subject to enforcement activity.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
14.
TRADE RECEIVABLES(continued)
Set out below is the information about the credit risk exposure on the Company's trade receivables using a provision matrix:
As of December 31, 2022:
		Past due
	Current	Within 3 months	3 months to 12 months	Total
Expected credit loss rate	—	3%	20%
Gross carrying amount	84,172	24,861	582	109,615
Expected credit losses	—	746	116	862
As of December 31, 2021:
		Past due		Total
	Current	Within 3 months	3 months to 12 months
Expected credit loss rate	—	3%	18%
Gross carrying amount	52,286	11,688	530	64,504
Expected credit losses	—	351	95	446
15.	DEBT INVESTMENTS AT FAIR VALUE THROUGH OTHER COMPREHENSIVE INCOME
The balances of RMB10,597 and RMB2,480 as of December 31, 2022 and 2021, respectively, represented bills receivable arising from the sale of pharmaceutical products. As the Company’s management policy is collect contractual cashflows when the bills expire or endorse the bills to supplier before the bills mature, management accounted for them as debt investments at fair value through other comprehensive income.
16.	PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES
	As of December 31,
	2022	2021
Prepayments	23,424	20,584
Deposits and other receivables	6,799	5,565
	30,223	26,149
Less: Non-current portion of deposits and other receivables	(928)	(938)
Non-current portion of prepayments	(20,802)	(8,612)
	(21,730)	(9,550)
	8,493	16,599
17.	CASH AND BANK BALANCES
	As of December 31,
	2022	2021
Cash and bank balances	214,920	166,294
Less: Long-term bank deposits	(51,500)	—
Cash and cash equivalents	163,420	166,294
Cash at banks earns interest at floating rates based on daily bank deposit rates. The bank balances are deposited with creditworthy banks with no recent history of default.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
17.
CASH AND BANK BALANCES(continued)
The long-term bank deposits represented certificates of deposits issued by China Merchants Bank which will fall due in February 2025. According to management’s assessment, the deposits have passed “solely payments of principal and interest test” and the Company intends to hold them till the due date, so management accounted for them as financial assets measured at amortized cost.
18.	TRADE PAYABLES
Trade payables are non-interest bearing and are normally settled on 90-day terms.
19.	OTHER PAYABLES AND ACCRUALS
		As of December 31,
	Note	2022	2021
Deferred government grants*		5,300	5,450
Contract liabilities		1,012	2,204
Deposits from customers		380	383
Other tax payables		175	20
Payroll and welfare payables		34,911	27,327
Accrued expenses		1,970	5,548
Other payables		22,081	9,654
Amounts due to related parties	25(ii)	785	683
		66,614	51,269
Less:
Non-current portion of deposits from customers		(380)	(383)
Non-current portion of deferred government grants		(5,150)	(5,300)

Current portion		61,084	45,586
*	The balance represents the government grants which were used for research and development projects and the development of the manufacturing plant in Cangzhou, Hebei Province, the PRC.
20.	SHARE CAPITAL
	As of December 31,
	2022	2021
Issued and fully paid ordinary share capital	61,318	61,318
A summary of movements in the Company’s share capital is as follows:
	Number of shares in issue	Share capital
As of January 1, 2021, December 31, 2021 and December 31, 2022	61,318,000	61,318

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
21.	CAPITAL RESERVE
The amounts of the capital reserve and the movements therein for the reporting periods are presented in the consolidated statements of changes in equity.
A summary of the capital reserve is as follows:
As of January 1, 2021	241,860
Share option reserve	(1,805)
As of December 31, 2021 and January 1, 2022	240,055
Share option reserve	8,605
As of December 31, 2022	248,660
22.	SURPLUS RESERVE
The amounts of the surplus reserve and the movements therein for the reporting period are presented in the consolidated statements of changes in equity.
A summary of the surplus reserve is as follows:
As of January 1, 2021	1,407
Allocation to surplus reserve (Note (a))	14,939
As of December 31, 2021 and January 1, 2022	16,346
Allocation to surplus reserve (Note (a))	15,103
As of December 31, 2022	31,449
Note:
(a)	The Company allocates 10% of its net profit to surplus reserve each year.
23.	SHARE OPTION SCHEME
In April 2019, Continent Pharmaceuticals Inc. (the intermediate holding company of the Company) issued share options to certain employees and consultants of the Company to purchase a total of 180,000,000 ordinary shares of Continent Pharmaceuticals Inc. (the “Cayman Share Option Scheme”). The Cayman Share Option Scheme has a contractual term of four years. Share options granted under the Cayman Share Option Scheme were accounted for as equity awards, and subject to service condition and certain specified performance targets. In addition, share options granted under the Cayman Share Option Scheme have an exercise price of RMB0.5 per share, and will not be exercisable until the closing of an initial public offering (“IPO”) and the lapse of the applicable lock-up periods after such IPO.
In February 2021, the board of directors of Continent Pharmaceuticals Inc. approved to terminate the Cayman Share Option Scheme, and the board of directors of the Company approved the 2021 Stock Incentive Plan (the “2021 Plan”) to certain employees and consultants of the Company to purchase a total of 9,197,685 ordinary shares of the Company. The 2021 Plan has a contractual term of seven years. Share options granted under the 2021 Plan were accounted for as equity awards, and subject to service condition and certain specified performance targets. In addition, share options granted under the 2021 Plan have an exercise price of RMB9.79 per share, and will not be exercisable until the closing of an IPO and the lapse of the applicable lock-up periods after such IPO.
In December 2021, the board of directors of the Company approved to further amend the 2021 Plan, and removed the exercise condition related to the closing of an IPO. In addition, all share options granted under the 2021 Plan will generally vest over twenty months after the grant date, subject to certain specified performance targets.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
23.
SHARE OPTION SCHEME (continued)
A summary of share option activity under the Cayman Share Option Scheme is as follows:
	Number of share options	Weighted average exercise price per share	Weighted average grant-date fair value per share	Weighted average remaining contractual term (Years)	Aggregate intrinsic value
Outstanding as of January 1, 2021	180,000,000	0.5	—	2.1	—
Replaced by the 2021 Plan	(180,000,000)	0.5	—	—	—
Outstanding as of December 31, 2021	—	—	—	—	—
A summary of share option activity under the 2021 Plan is as follows:
	Number of share options	Weighted average Exercise price per share	Weighted average grant-date fair value per share	Weighted average remaining contractual term (Years)	Aggregate intrinsic value
Outstanding as of January 1, 2021	—	—	—	—	—
Granted in February 2021 as a replacement of Cayman Share Option Scheme	9,197,685	9.79	2.4	—	63,655
Granted in December 2021	60,330	9.79	3.6	—	411
Forfeited	(15,330)	9.79	—	—	—
Cancelled	(45,000)	9.79	—	—	—
Outstanding December 31, 2021	9,197,685	9.79	—	6.1	—
Forfeited	(2,555)	9.79	—	—	—
Outstanding December 31, 2022	9,195,130	9.79	—	5.1	—
The exercise prices and exercise periods of the share options outstanding as at the end of each reporting period are as follows:
As of December 31, 2021:
Number of options	Exercise price RMB per share	Exercise period
9,197,685	9.79	January 4, 2023 to January 3, 2025
As of December 31, 2022:
Number of options	Exercise price RMB per share	Exercise period
9,195,130	9.79	January 4, 2023 to January 3, 2025
As a result of the termination of Cayman Share Option Scheme and launch of the 2021 Plan as a replacement in February 2021, the fair value of the share options increased by RMB1,897. The Company recognized share option expenses of RMB8,605 for the year ended December 31, 2022 and recognized reversal of share option expenses of RMB1,805 for the year ended December 31, 2021, respectively.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
23.
SHARE OPTION SCHEME (continued)
The fair value of equity-settled share options granted during the years ended December 31, 2022 and 2021 was estimated as at the date of grant using a binomial model, taking into account the terms and conditions upon which the options were granted. The following table lists the inputs to the model used:
For the year ended December 31,
	2022	2021
Dividend yield (%)	—	—
Expected volatility (%)	43.50 - 45.33	43.50 - 45.33
Historical volatility (%)	43.50 - 45.33	43.50 - 45.33
Risk-free interest rate (%)	2.83 - 2.92	2.83 - 2.92
Expected life of share options (year)	1.0 - 2.0	2.0 - 3.0
Weighted average share price of the Company (RMB per share)	16.60	16.60
The expected life of the options is based on management’s estimate and is not necessarily indicative of the exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility of comparable public companies is indicative of future trends, which may also not necessarily be the actual outcome.
No other feature of the options granted was incorporated into the measurement of fair value.
24.	CAPITAL COMMITMENTS
The Company had the following capital commitments as of December 31, 2022 and 2021:
	As of December 31,
	2022	2021
Contracted, but not provided for:
Property, plant and equipment	39,943	1,008
Research and development	206,023	174,674
	245,966	175,682
25.	RELATED PARTY TRANSACTIONS
Related party	Relationship with the Company
GNI Group Ltd.	The ultimate holding company of the Company
GNI Hong Kong Ltd.	Company controlled by the ultimate holding company, GNI Group Ltd.
Shanghai Genomics, Inc.	Company controlled by the ultimate holding company, GNI Group Ltd.
Shanghai Genomics Technology, Ltd.	Company controlled by the ultimate holding company, GNI Group Ltd.
GNI Tianjin Limited	Company controlled by the ultimate holding company, GNI Group Ltd.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
25.
RELATED PARTY TRANSACTIONS (continued)
(i)	The Company had the following transactions with related parties during the years:
	For the year ended December 31,
	2022	2021
Research and development expenses and capitalized expenditures
GNI Group Ltd.	—	683
Shanghai Genomics, Inc.	1,145	409
Shanghai Genomics Technology, Ltd.	—	3
	1,145	1,095
Acquisition of patents and technological know-how
GNI Tianjin Limited	—	16,540
(ii)	Outstanding balances with related parties
	As of December 31,
	2022	2021
Due to related parties, which are trade in nature
GNI Group Ltd.	785	683
(iii)	Commitments with related parties
In September 2020, the Company entered into an intellectual property transfer agreement (the “F351 Transfer Agreement”) with Shanghai Genomics, Inc., GNI Tianjin Limited, GNI Hong Kong Limited and GNI Group Ltd. (collectively, the “F351 Transferors”) for the transfer of patents and technological know-how related to F351, the assets and intellectual property rights primarily related to the proprietary Hydronidone compound located in the PRC. Shanghai Genomics, Inc., GNI Tianjin Limited and GNI Hong Kong Limited are pharmaceutical companies wholly owned by GNI Group Ltd., the Company’s controlling shareholder. The Company paid Shanghai Genomics, Inc. RMB41,350 and GNI Tianjin Limited RMB16,540 in 2020, respectively. The amount of instalment paid in 2021 is disclosed in note 25(i) to the financial statements. Under the F351 Transfer Agreement, in exchange for the intellectual property rights, the Company is further obliged to pay RMB33,080 after the application for F351 New Drug Application (“NDA”) to the Center for Drug Evaluation of the National Medical Products Administration (the “NMPA”) of China is submitted, RMB8,270 after the NDA is passed the on-site inspection for drug registration of the F351 product by the Center for Food and Drug Review and Inspection of the NMPA, and RMB49,620 after the NDA is approved by the NMPA.
(iv)	Compensation of key management personnel of the Company
	For the year ended December 31,
	2022	2021
Short term employee benefits	7,101	5,433
Performance related bonuses	3,676	2,314
Pension scheme contributions	505	396
Recognition (reversal) of equity-settled share option expenses	1,638	(335)
Total compensation paid to key management personnel	12,920	7,808

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
26.	FINANCIAL INSTRUMENTS BY CATEGORY
The carrying amounts of each of the categories of financial instruments as at the end of the reporting period are as follows:
As of December 31, 2022:
Financial assets
	Financial assets at fair value through other comprehensive income debt investments	Financial assets at amortized cost
Trade receivables	—	108,753
Debt investments at fair value through other comprehensive income	10,597	—
Financial assets included in prepayments, deposits and other receivables	—	6,799
Cash and bank balances	—	163,420
Bank deposits	—	51,500
	10,597	330,472
Financial liabilities
Financial liabilities at amortized cost
Trade payables	850
Financial liabilities included in customers’ deposits, other payables and accruals	22,461
Amounts due to related parties	785
Lease liabilities	4,992
29,088
As of December 31, 2021:
Financial assets
	Financial assets at fair value through other comprehensive income debt investments	Financial assets at amortized cost
Trade receivables	—	64,058
Debt investments at fair value through other comprehensive income	2,480	—
Financial assets included in prepayments, deposits and other receivables	—	5,565
Cash and bank balances	—	166,294
	2,480	235,917
Financial liabilities
Financial liabilities at amortized cost
Trade payables	1,600
Financial liabilities included in customers’ deposits, other payables and accruals	10,037
Amounts due to related parties	683
Lease liabilities	7,834
20,154

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
27.	FAIR VALUE AND FAIR VALUE HIERARCHY OF FINANCIAL INSTRUMENTS
Management has assessed that the fair values of cash and cash equivalents, trade receivables, financial assets included in prepayments, deposits and other receivables, trade payables, financial liabilities included in other payables and accruals and amounts due from/to related parties approximate to their carrying amounts largely due to the short-term maturities of these instruments.
The Company’s finance department headed by the finance manager is responsible for determining the policies and procedures for the fair value measurement of financial instruments. The finance department reports directly to the chief financial officer. At each reporting date, the finance department analyses the movements in the values of financial instruments and determines the major inputs applied in the valuation. The valuation is reviewed and approved by the chief financial officer.
The fair values of the financial assets and liabilities are included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The following methods and assumptions were used to estimate the fair values:
The fair value of the financial assets at fair value through profit or loss, the debt investments at fair value through other comprehensive income, and the long-term bank deposits has been calculated by discounting the expected future cash flows using rates currently available for instruments with similar terms, credit risk and remaining maturities. Management has assessed that the fair values of the Company’s financial instruments reasonably approximate to their carrying amounts.
The following tables illustrate the fair value measurement hierarchy of the Company’s financial instruments:
Assets measured at fair value:
As of December 31, 2022	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Debt investments at fair value through other comprehensive income	—	10,597	—	10,597
As of December 31, 2021	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Debt investments at fair value through other comprehensive income	—	2,480	—	2,480
The Company did not have any financial liabilities measured at fair value as of December 31, 2022 and 2021.
During the years, there were no transfers of fair value measurement between Level 1 and Level 2 and no transfers into or out of Level 3 for both financial assets and liabilities.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
27.
FAIR VALUE AND FAIR VALUE HIERARCHY OF FINANCIAL INSTRUMENTS(continued)
Assets for which fair values are disclosed:
As of December 31, 2022	Fair value measurement using
	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Bank deposits, non-current portion	—	51,500	—	51,500
The Company did not have any financial liabilities disclosed at fair value as of December 31, 2022 and 2021.
28.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES
The Company’s principal financial instruments comprise cash and bank balances and bank deposits. The main purpose of these financial instruments is to raise finance for the Company’s operations. The Company has various other financial assets and liabilities such as trade receivables, amounts due from/to related parties, financial assets included in prepayments, deposits and other receivables, trade payables, lease liabilities, financial liabilities included in customers’ deposits, other payables and accruals, which arise directly from its operations.
The main risks arising from the Company’s financial instruments are foreign currency risk, credit risk and liquidity risk. The board of directors reviews and agrees policies for managing each of these risks and they are summarized below.
Foreign currency risk
The Company mainly operates in Mainland China with transactions primarily settled in RMB. The foreign exchange risk arising from recognized assets and liabilities is considered to be minimal.
Credit risk
The Company trades only with recognized and creditworthy third parties. It is the Company’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures. In addition, balances of receivables are monitored on an ongoing basis and the Company’s exposure to bad debts is not significant.
The credit risk of the Company’s other financial assets, which comprise cash and bank balances, bank deposits and other receivables included in the financial statements, arises from default of counterparty with a maximum exposure equal to the carrying amounts of these instruments.
Since the Company trades only with recognized and creditworthy third parties, there is no requirement for collateral. For trade and other receivables, the credit quality of the counterparties is assessed by taking into account their financial position, credit history and other factors. Given the constant repayment history, the Company is of the opinion that the risk of default by these counterparties is not significant.
At the end of each reporting period, the Company had certain concentrations of credit risk. As of December 31, 2022 and 2021, RMB214,920 and RMB166,294 were deposited with various major reputable financial institutions located in the PRC. In May 2015, a new Deposit Insurance System (“DIS”) managed by the People’s Bank of China (“PBOC”) was implemented by the Chinese government. Deposits in the licensed banks in mainland China are protected by DIS, up to a limit of RMB500. In the event of bankruptcy of one of these financial institutions, the Company may be unable to claim its deposits back in full. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions.
As of December 31, 2022 and 2021, the Company had trade receivables arising from product sales of RMB109,615 and RMB64,504, respectively. The Company monitors economic conditions to identify facts or

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
28.
FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES(continued)
circumstances that may indicate receivables are at risk of collection. As of December 31, 2022 and 2021, the Company's three largest customers contributed a total of 69.7% and 77.7% of trade receivables, respectively.
For the year ended December 31, 2022, revenue contributed by the Company's three largest customers represented 48.3%, 11.4% and 10.9% of pharmaceutical product revenue, respectively. For the year ended December 31, 2021, revenue contributed by the Company's three largest customers represented 48.0%, 12.0% and 10.9% of pharmaceutical product revenue, respectively.
The tables below show the credit quality and the maximum exposure to credit risk based on the Company's credit policy, which is mainly based on past due information unless other information is available without undue cost or effort, and year-end staging classification as of December 31, 2022 and 2021.
The amounts presented are gross carrying amounts for financial assets.
As at December 31, 2022
	12-month ECLs	Lifetime ECLs
	Stage 1	Stage 2	Stage 3	Simplified approach	Total
Trade receivables	—	—	—	109,615	109,615
Debt investments at fair value through other comprehensive income	—	—	—	10,597	10,597
Financial assets included in prepayments, deposits and other receivables	6,799	—	—	—	6,799
Cash and bank balances	163,420	—	—	—	163,420
Bank deposits	51,500	—	—	—	51,500
	221,719	—	—	120,212	341,931
As at December 31, 2021
	12-month ECLs	Lifetime ECLs
	Stage 1	Stage 2	Stage 3	Simplified approach	Total
Trade receivables	—	—	—	64,504	64,504
Debt investments at fair value through other comprehensive income	—	—	—	2,480	2,480
Financial assets included in prepayments, deposits and other receivables	5,565	—	—	—	5,565
Cash and bank balances	166,294	—	—	—	166,294
	171,859	—	—	66,984	238,843
Liquidity risk
The Company’s policies are to maintain sufficient cash and bank balances and to have available funding through bank and other borrowings to meet its working capital requirements.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
28.
FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES(continued)
The maturity profile of the Company’s financial liabilities as at the end of the reporting period, based on the contractual undiscounted payments, is as follows:
As at December 31, 2022
	On demand	Less than 1 year	1 to 2 years	2 to 5 years	Total
Trade payables	850	—	—	—	850
Financial liabilities included in customers’ deposits, other payables and accruals	22,461	—	—	—	22,461
Amounts due to related parties	785	—	—	—	785
Lease liabilities	—	3,557	1,620	—	5,177
	24,096	3,557	1,620	—	29,273
As at December 31, 2021
	On demand	Less than 1 year	1 to 2 years	2 to 5 years	Total
Trade payables	1,600	—	—	—	1,600
Financial liabilities included in customers’ deposits, other payables and accruals	10,037	—	—	—	10,037
Amounts due to related parties	683	—	—	—	683
Lease liabilities	—	3,430	3,369	1,527	8,326
	12,320	3,430	3,369	1,527	20,646
Capital management
The primary objectives of the Company’s capital management are to safeguard the Company’s ability to continue as a going concern and to maintain healthy capital ratios in order to support its business and maximize shareholders’ value.
The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. No changes were made in the objectives, policies or processes for capital management during the years ended December 31, 2022 and 2021.

BEIJING CONTINENT PHARMACEUTICALS CO., LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2022 and 2021
(Amounts expressed in thousands of RMB, except for number of shares and per share data)
28.
FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES(continued)
The Company monitors capital using a gearing ratio, which is net debt divided by the adjusted capital plus net debt. Net debt includes trade payables, other payables and accruals, amounts due to related parties and lease liabilities, less cash and bank balances. Capital includes equity attributable to owners of the parent. The gearing ratios as at each reporting period were as follows:
	As of December 31,
	2022	2021
Trade payables	850	1,600
Accrued expenses	1,970	5,548
Other payables	22,081	9,654
Amounts due to related parties	785	683
Lease liabilities	4,992	7,834
Less: Bank deposits	(51,500)	—
Cash and bank balances	(163,420)	(166,294)
Net cash position	(184,242)	(140,975)
Equity attributable to owners of the parent	624,467	464,828
Capital and net debt	440,225	323,853
Gearing ratio	(42%)	(44%)
29.	EVENTS AFTER THE REPORTING PERIOD
On December 26, 2022, GNI Group Ltd. and certain of its subsidiaries (collectively “GNI”) entered into a business combination agreement with Catalyst Biosciences, Inc. (“Catalyst”), pursuant to which GNI will transfer 34,319,600 of the Company’s ordinary shares to Catalyst in exchange for 953,821,796 ordinary shares of Catalyst. As of the issuance date of the consolidated financial statements, the transaction was not completed.
30.	APPROVAL OF THE FINANCIAL STATEMENTS
The financial statements were approved and authorized for issue by the board of directors on March 30, 2023.

Annex A
Certain information identified by bracketed asterisks ([***]) has been omitted from this exhibit because it is both not material and would be competitively harmful if publicly disclosed.
BUSINESS COMBINATION AGREEMENT

among

CATALYST BIOSCIENCES, INC.,

GNI USA, INC.,

GNI GROUP LTD.

GNI HONG KONG LIMITED

SHANGHAI GENOMICS, INC.,

CONTINENT PHARMACEUTICALS INC.,

and

THE OTHER PARTIES THAT ARE SIGNATORIES HERETO

Dated as of December 26, 2022
This document is not intended to create, nor will it be deemed to create, a legally binding or enforceable offer or agreement, acceptance of an offer or agreement of any type or nature, unless and until agreed to and executed by all parties hereto.

A-i

A-ii

Exhibit A	CVR Agreement
Exhibit B	Parent Tax Certificate
A-iii

INDEX OF DEFINED TERMS
Definition	Location
Acceptable Confidentiality Agreement	6.2(c)
Acquisition Proposal	6.2(j)(i)
Action	3.9
Adverse Recommendation Change	6.2(d)(i)
Affiliate	9.3(a)
Agreement	Preamble
Business Combination Proposal	Recitals
Business Day	9.3(b)
Cash and Cash Equivalents	9.3(c)
Charter Amendment Proposal	Recitals
Closing	1.2
Closing Date	1.2
Closing Form 8-K	6.13(b)
Closing Press Release	6.13(b)
Code	Recitals
Company	Preamble
Company Articles	3.1(b)
Company Balance Sheet	3.6(a)
Company Certificate of Incorporation	3.1(b)
Company Disclosure Letter	Article III
Company Expenses	8.3(b)(iii)
Company Material Adverse Effect	3.1(a)
Company Ordinary Share	Recitals
Company Owned	9.3(d)
Company Plans	3.12(a)
Company Products	3.11(c)
Company Registered IP	3.19(a)
Company Safety Notices	3.11(g)
Confidentiality Agreements	6.4(a)
Contract	3.5(a)
Contributor	Preamble
control	9.3(e)
Conversion Proposal	Recitals
Covered Person	4.2(d)
COVID-19	9.3(f)
CVR	1.6(a)
CVR Agreement	1.6(a)
CVR Distribution	1.6(a)
D&O Indemnified Parties	6.8(a)
DGCL	Recitals
Disqualifying Event	4.2(d)
Effective Time	1.3
Entity	Recitals
Entity Shares	1.1
Environmental Law	3.14(b)
ERISA	3.12(a)
Exchange Act	2.5(b)
F351 Agreement	Recitals
FC Share	Recitals
A-iv

Definition	Location
FDA	3.11(c)
FDA Ethics Policy	3.11(i)
FDCA	3.11(a)
Form S-4	6.3(c)
Further Challenger	Recitals
GAAP	4.1(a)
GNI Group	Preamble
GNI HK	Preamble
GNI USA	Preamble
GNI USA Contribution	1.1
Governmental Entity	2.5(b)
Hazardous Substance	3.14(c)
Health Care Laws	3.11(a)
HSR Act	7.1(b)
IFRS	3.1(a)
Incentive Plan Proposal	Recitals
Indebtedness	9.3(g)
Intellectual Property	9.3(h)
Intended Tax Treatment	Recitals
Interim Operating Amount	6.16(b)
Intervening Event	6.2(j)(iii)
IRS	3.12(a)
IT Systems	3.19(g)
knowledge	9.3(i)
Law	2.5(a)
Liens	3.5(a)
LTIP	6.15
Material Contracts	3.16(a)
Measurement Date	4.2(a)
Minority Holder	Preamble
Minority Holder Contribution	1.1
Net Cash	9.3(j)
Net Cash Schedule	6.16(a)
Operating Company	Recitals
Operating Company Common Shares	1.5
Operating Company Option	1.5
Ordinary Course Agreement	3.15(g)
Outside Date	8.1(b)(i)
Parent	Preamble
Parent Balance Sheet	9.3(k)
Parent Board	1.6(a)
Parent Capital Stock	9.3(l)
Parent Capital Stock Issuance	4.4(a)
Parent Common Stock	Recitals
Parent Convertible Preferred Stock	Recitals
Parent Disclosure Letter	Article IV
Parent Expenses	8.3(b)(ii)
Parent IT Systems	4.19(f)
Parent Legacy Proposal	6.2(a)
Parent Material Adverse Effect	4.1(a)
A-v

Definition	Location
Parent Material Contracts	4.16(a)
Parent Option	9.3(m)
Parent Owned IP	9.3(n)
Parent Plans	4.12(a)
Parent Products	4.11(c)
Parent Registered IP	4.19(a)
Parent Safety Notices	4.11(g)
Parent SEC Documents	4.6(a)
Parent Stock Awards	4.2(b)
Parent Stockholder Approval	4.4(a)
Parent Stockholder Matters	Recitals
Parent Stockholders Meeting	6.3(a)
PBGC	3.12(c)(iii)
Pension Plan	3.12(b)
Permits	3.10
Permitted Liens	4.18(a)
Person	9.3(o)
Personal Information	9.3(p)
Privacy Laws	3.19(h)
Proxy Statement	6.3(a)
Record Date	1.6(a)
Representatives	6.2(a)
Sarbanes-Oxley Act	4.6(a)
SEC	2.8
Securities Act	2.5(b)
Shanghai Genomics	Preamble
Signing Form 8-K	6.13(a)
Subsidiary	9.3(q)
Superior Proposal	6.2(j)(ii)
Takeover Laws	3.20
Tax Action	3.15(d)
Tax Return	9.3(r)
Taxes	9.3(s)
Termination Fee	8.3(b)(i)
Trade Secrets	8.3(h)
Transactions	Recitals
WARN Act	3.13(d)
A-vi

BUSINESS COMBINATION AGREEMENT
This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of December 26, 2022, is by and among CATALYST BIOSCIENCES, INC., a Delaware corporation (“Parent”), GNI USA, Inc., a Delaware corporation (“GNI USA”), GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Group”), GNI Hong Kong Limited, a company incorporated under the laws of Hong Kong with limited liability (“GNI HK”), Shanghai Genomics, Inc., a company organized under the laws of the People’s Republic of China (“Shanghai Genomics”, and collectively with GNI USA, GNI Group and GNI HK, “Contributors,” and each a “Contributor”), the individuals listed on Annex A hereto (each, a “Minority Holder” and collectively, the “Minority Holders”) and Continent Pharmaceuticals Inc., a Cayman Islands company limited by shares (the “Company”).
RECITALS
WHEREAS, the parties intend to effect the contribution of the interests in each of the Company, Further Challenger International Limited, a company incorporated and existing under the laws of the British Virgin Islands with company number 1982271 (“Further Challenger”), and the interest in each of the entities held by the Minority Holders listed on Annex A hereto (each, an “Entity” and collectively, the “Entities”), to Parent in exchange for shares of common stock, par value $0.001 per share, of Parent (the “Parent Common Stock”), or at the election of GNI USA or the Minority Holders, shares of Parent Convertible Preferred Stock, on the terms and subject to the conditions set forth herein (collectively, the “Transactions”);
WHEREAS, the parties intend that the GNI USA Contribution and Minority Holder Contribution, taken together, will qualify as a transaction governed by Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code,” and such treatment, the “Intended Tax Treatment”);
WHEREAS, the board of directors of Parent has (i) unanimously approved this Agreement and the Transactions in accordance with the Delaware General Corporation Law (the “DGCL”) and determined that the Transactions are advisable and in the best interests of the stockholders of Parent and (ii) resolved to recommend that Parent stockholders approve (A) the consummation of the transactions contemplated hereby (the “Business Combination Proposal”), (B) the conversion of the Series X Convertible Preferred Stock, par value $0.001 per share, of Parent (the “Parent Convertible Preferred Stock”) issued pursuant to the F351 Agreement into shares of Parent Common Stock in accordance with Nasdaq Listing Rule 5635 (the “Conversion Proposal”), (C) if deemed necessary or appropriate by Parent or as otherwise required by applicable Law or Contract, to authorize sufficient Parent Common Stock in Parent’s certificate of incorporation for the conversion of the Parent Convertible Preferred Stock issued pursuant to the F351 Agreement and/or to effectuate a reverse stock split (collectively, the “Charter Amendment Proposal”), and (D) if deemed necessary or appropriate by the parties in order to effectuate Section 1.5 hereto or as otherwise required by applicable Law or Contract, an increase in the share reserve under Parent’s 2018 Omnibus Incentive Plan (the “Incentive Plan Proposal” and, together with the Business Combination Proposal, the Conversion Proposal and the Charter Amendment Proposal, the “Parent Stockholder Matters”);
WHEREAS, prior to the Closing, under Section 6.17, each of GNI Group and GNI HK shall contribute all of its ordinary shares in the capital of the Company, par value $0.0001 per share (each a “Company Ordinary Share”) to GNI USA, such that immediately prior to the Closing, GNI USA shall hold 72.22% of the Company Ordinary Shares;
WHEREAS, prior to the Closing, under Section 6.17, Shanghai Genomics shall contribute all of the 50,000 no par value shares of a single class it holds in Further Challenger (each a “FC Share”) to GNI USA, such that immediately prior to the Closing, GNI USA shall hold 100% of the FC Shares;
WHEREAS, the executive director of Shanghai Genomics has approved this Agreement and the Transactions, pursuant to which Shanghai Genomics shall contribute all of the FC Shares immediately prior to the Closing to GNI USA upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the board of directors of GNI Group has approved this Agreement and the Transactions, pursuant to which GNI Group shall contribute all of the Company Ordinary Shares it holds prior to the Closing to GNI USA upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the board of directors of GNI HK has approved this Agreement and the Transactions, pursuant to which GNI HK shall contribute all of the Company Ordinary Shares it holds prior to the Closing to GNI USA upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors and the sole stockholder of GNI USA has approved this Agreement and the Transactions, pursuant to which GNI USA shall contribute all of the Company Ordinary Shares and all of the FC Shares it holds immediately prior to the Closing to Parent in exchange for shares of Parent Common Stock upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the board of directors of the Company has approved this Agreement and the Transactions, pursuant to which GNI USA shall transfer all of the Company Ordinary Shares and all of the FC Shares it holds immediately prior to the Closing to Parent in exchange for shares of Parent Common Stock upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, each Minority Holder and the governing body of his or her wholly-owned respective Entity has approved this Agreement and the Transactions, pursuant to which each Minority Holder shall transfer all of his or her interests in such Entity he or she holds immediately prior to the Closing to Parent in exchange for shares of Parent Common Stock upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the Company and the Minority Holders hold, in the aggregate, a 65.18% interest in Beijing Continent Pharmaceuticals Co., Ltd., a company organized under the laws of the People’s Republic of China (the “Operating Company”);
WHEREAS, substantially concurrently with the execution of this Agreement, Parent, GNI Group, and GNI HK are entering into that certain Asset Purchase Agreement dated as of the date hereof (the “F351 Agreement”);
WHEREAS, prior to the Closing, GNI Group and GNI HK shall contribute the shares of Parent Common Stock and Parent Convertible Preferred Stock issued to GNI Group and GNI HK pursuant to the F351 Agreement to GNI USA; and
WHEREAS, Parent, the Contributors, the Minority Holders, and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions as specified herein.
AGREEMENT
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, the Contributors, and the Company hereby agree as follows:
ARTICLE I
CONTRIBUTION AND EXCHANGE
Section 1.1 Contributions. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time:
(a) GNI USA shall contribute all of the Company Ordinary Shares it holds immediately prior to the Closing to Parent in exchange for a number of shares of Parent Common Stock as set forth in Section 1.4(a)(i);
(b) GNI USA shall contribute all of the FC Shares it holds immediately prior to the Closing to Parent in exchange for a number of shares of Parent Common Stock as set forth in Section 1.4(a)(ii) (together with the contribution described in Section 1.1(a), the “GNI USA Contribution”); and
(c) following the GNI USA Contribution, each Minority Holder shall contribute 100% of the interest he or she holds immediately prior to the Closing in his or her respective Entity (“Entity Shares”) to Parent in exchange for a number of shares of Parent Common Stock as set forth in Section 1.4(a)(iii) (such contributions described in this Section 1.1(c) are collectively referred to herein as the “Minority Holder Contribution”, and together with the GNI USA Contribution, the “Contributions”).
Following the Contributions, (i) the Company shall continue, directly and indirectly through Parent’s ownership of Further Challenger, as a wholly-owned subsidiary of Parent; (ii) Further Challenger shall continue as a wholly-owned subsidiary of Parent; and (iii) each of the Entities shall continue as a wholly-owned subsidiary of Parent.

Section 1.2 Closing. The closing of the Transactions (the “Closing”) shall take place at 10:00 a.m., eastern time, on the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Gibson, Dunn & Crutcher LLP, 555 Mission Street, San Francisco, CA 94105, unless another date, time or place is agreed to in writing by Parent, the Contributors and the Company; provided, that the Closing may occur remotely via electronic exchange of required Closing documentation in lieu of an in-person Closing, and the parties shall cooperate in connection therewith. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
Section 1.3 Effective Time. The Transactions contemplated herein to occur on and as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of 12:01 a.m. on the Closing Date or at such other time as Parent, the Contributors and the Company shall agree in writing (the “Effective Time”).
Section 1.4 Exchange.
(a) On the Closing Date, Parent shall issue an aggregate number of book-entry shares (or certificates, if requested) to GNI USA as set forth below:
(i) 688,850,101 shares of Parent Common Stock to GNI USA in exchange for the contribution of the Company to Parent;
(ii) 264,971,695 shares of Parent Common Stock to GNI USA in exchange for the contribution of Further Challenger to Parent;
(iii) an aggregate of 156,954,428 shares of Parent Common Stock to the Minority Holders, in the amounts set forth on Annex A hereto, in exchange for the contributions of the Entities to Parent.
(b) At the election of GNI USA or any Minority Holder, in lieu of the issuance of Parent Common Stock that GNI USA or any Minority Holder is entitled to be issued pursuant to Section 1.4(a) at the Closing, GNI USA or such Minority Holder may elect to be issued a number of shares of Parent Convertible Preferred Stock determined by dividing (i) the number of shares of Parent Common Stock GNI USA or such Minority Holder elects to receive in the form of Parent Convertible Preferred Stock by (ii) 10,000. GNI USA or such Minority Holder shall deliver notice of such election to Parent two (2) Business Days prior to the Closing.
Section 1.5 Treatment of Operating Company Options. At the Effective Time, each option to purchase common shares of the Operating Company (the “Operating Company Common Shares”) granted under any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of the Operating Company (each, an “Operating Company Option”), that is outstanding immediately prior to the Effective Time and held by a United States taxpayer, will be converted into an option to purchase shares of Parent Common Stock with the exercise price, the number of shares of Parent Common Stock subject to such option and the terms and conditions of exercise of such option to be determined in a manner consistent with the requirements of Section 409A of the Code in order to avoid the imposition of any additional taxes thereunder. With respect to any Operating Company Option that is outstanding immediately prior to the Effective Time and held by an individual who is not a United States taxpayer, such Operating Company Option will remain outstanding and, at the time that any such Operating Company Option becomes exercisable, the holder thereof shall have the option to receive, in lieu of Operating Company Common Shares, a number of shares of Parent Common Stock equal to the intrinsic value of such Operating Company Option on the exercise date. Prior to the Effective Time, the Company shall take, or cause to be taken, all actions necessary or appropriate to give effect to the provisions of this Section 1.5.
Section 1.6 Contingent Value Right.
(a) On the tenth (10th) day after the date of this Agreement (or if the tenth (10th) calendar day after the date of this Agreement is not a Business Day, then the immediately subsequent Business Day) (the “Record Date”), the Board of Directors of Parent (the “Parent Board”) shall (i) set a record date for the CVR Distribution (as defined below) to the holders of Parent Common Stock of record on the Record Date and (ii) declare a distribution (the “CVR Distribution”) to the holders of Parent Common Stock of record as of the Record Date of the right to receive one contingent value right (each, a “CVR”) for each outstanding share of Parent Common Stock held by such stockholder as of such date (less applicable withholding taxes), each representing the right to receive contingent payments upon the occurrence of certain events set forth in, and subject to and in accordance with the terms and conditions of, the Contingent Value Rights Agreement in the form attached hereto as Exhibit A (the “CVR Agreement”); provided, that (i) the holders of shares of Parent Common Stock that are entitled to receive such shares pursuant to this Agreement or the F351 Agreement will not receive CVRs for any such shares of Parent Common Stock held by such stockholder and (ii) such holders waive any rights to the CVRs for such shares. The CVR Distribution shall occur on the fifth (5th) Business Day following the Record Date.
(b) On the date of this Agreement, the Parent shall (i) provide Nasdaq, in accordance with Nasdaq Listing Rule 5250(e)(6), written notice of the Record Date, (ii) provide public disclosure of the CVR Distribution in a manner complaint with Regulation FD and (iii) make prior notification of the public disclosure to Nasdaq MarketWatch through the Electronic Disclosure submission system.
(c) Parent shall, as promptly as practicable after the Closing Date (and in any event prior to the CVR Distribution), duly authorize, execute and deliver the CVR Agreement. Parent agrees to pay all costs and fees associated with any action contemplated by this Section 1.6.
Section 1.7 Parent Matters.
(a) Parent Certification of Incorporation. As of the Effective Time, the certificate of incorporation of Parent shall be identical to the certificate of incorporation of Parent immediately prior to the Effective Time, unless the Contributors elect to amend the certificate of incorporation prior to the Closing, until thereafter amended in accordance with its terms and as provided by applicable Law.
(b) Parent Bylaws. As of the Effective Time, the bylaws of Parent shall be identical to the bylaws of Parent immediately prior to the Effective Time, unless the Contributors elect to amend the bylaws prior to the Closing, until thereafter amended in accordance with their terms and as provided by applicable Law.
(c) Parent Directors. Subject to the Parent Stockholder Approval, the parties shall take all action necessary (including, to the extent necessary, procuring the resignation or removal of any directors on the Board of Directors of Parent immediately prior to the Effective Time) so that, as of immediately after the Effective Time, the number of directors that comprise the full Board of Directors of Parent shall be five (5), and such Board of Directors shall immediately after the Effective Time initially consist of the individuals listed in Schedule 1.7(c) unless otherwise designated by the Contributors prior to the Closing, who shall serve in such capacity in accordance with the terms of the governing documents of Parent following the Closing.
(d) Parent Officers. The parties shall take all action necessary (including, to the extent necessary, procuring the resignation or removal of any officers of Parent immediately prior to the Effective Time) so that, as of the Effective Time, the Parent officers shall initially consist of the Persons listed in Schedule 1.7(d), unless otherwise designated by the Contributors prior to the Closing.
Section 1.8 Company Matters.
(a) Company Articles. At the Effective Time, the Company Articles immediately prior to the Effective Time shall be the memorandum and articles of association of the Company until thereafter amended in accordance with its terms and as provided by applicable Law.
(b) Company Directors and Officers. At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.
Section 1.9 Further Challenger Matters.
(a) Further Challenger Articles. At the Effective Time, the memorandum and articles of association of Further Challenger immediately prior to the Effective Time shall be the memorandum and articles of association of Further Challenger until thereafter amended in accordance with its terms and as provided by applicable Law. (b)Further Challenger Directors and Officers. At the Effective Time, the directors and officers of Further Challenger immediately prior to the Effective Time shall be the directors and officers of Further Challenger until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

Section 1.10 Entity Matters.
(a) Entity Governing Documents. At the Effective Time, the governing documents of each Entity immediately prior to the Effective Time shall be the governing documents of each Entity, unless the Contributors elect to amend the governing documents prior to the Closing, until thereafter amended in accordance with its terms and as provided by applicable Law.
(b) Entity Directors and Officers. The parties shall take all action necessary (including, to the extent necessary, procuring the resignation or removal of any officers and directors of each Entity immediately prior to the Effective Time) so that, as of the Effective Time, each Entity’s officers and directors shall consist of the Persons designated by Parent.
Section 1.11 Withholding Rights. Parent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amount payable to the Contributors such amounts that are required to be deducted or withheld therefrom in respect of any U.S. federal, state, or local or non-U.S. tax Law; provided, however, that (i) Parent shall not, absent a change in Law after the date hereof, deduct or withhold from any amount payable to GNI USA in respect of any non-U.S. Tax Law and (ii) Parent shall give notice to the applicable payee before effecting any such Tax withholding, and cooperate with the applicable payee to minimize any required deduction and withholding. To the extent such amounts are so deducted or withheld and remitted to the applicable Governmental Entity, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS
Each Contributor represents and warrants to Parent, each on behalf of itself only and not on behalf of the other, as follows:
Section 2.1 Organization, Standing and Power. The Contributor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.
Section 2.2 Capital Stock.
(a) The authorized share capital of the Company and number of outstanding and issued Company Ordinary Shares is set forth in Section 3.2.
(b) The maximum number of shares Further Challenger is authorized to issue consists of 50,000 FC Shares. As of the date hereof, 50,000 FC Shares were issued and outstanding. All outstanding FC Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Further Challenger does not have outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, interests having the right to vote) with the shareholders of Further Challenger any matter. Except as set forth above in this Section 2.2(b), there are no outstanding (A) shares or other voting or equity interests of Further Challenger, (B) securities of Further Challenger convertible into or exchangeable or exercisable for shares of Further Challenger or other voting or equity interests of Further Challenger, (C) profits or revenue-based interests or rights, including beneficial, appreciation, phantom or tracking interests in or rights to the ownership or earnings of Further Challenger or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Further Challenger, or obligations of Further Challenger to issue, any shares of Further Challenger, voting interests, equity interests or securities convertible into or exchangeable or exercisable for shares or other voting interests or equity interests of Further Challenger or rights or interests described in the preceding clause (C), or (E) obligations of Further Challenger to repurchase, redeem or otherwise acquire any such interests or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such interests. There are no shareholder agreements, voting trusts or other agreements or understandings to which Further Challenger is a party or of which Further Challenger has knowledge with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restrict the transfer of, any shares or other voting interests or equity interests of Further Challenger.
(c) Further Challenger does not have any option plan or any other plan, program, agreement or arrangement providing for an equity-based compensation for any Person.

Section 2.3 Subsidiaries.
(a) The Subsidiaries of the Company are set forth in Section 3.3.
(b) Except for the capital stock of, or other equity or voting interests in, the Company, Further Challenger does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.
Section 2.4 Authority. The Contributor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Contributor and the consummation by the Contributor of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Contributor and no other proceedings on the part of the Contributor are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Contributor and, assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Contributor, enforceable against the Contributor in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
Section 2.5 No Conflict; Consents and Approvals.
(a) The execution, delivery and performance of this Agreement by the Contributor does not, and the consummation of the transactions contemplated hereby and compliance by the Contributor with the provisions hereof will not, conflict with, or result in any violation or breach of, any provision of, or:
(i) conflict with or violate the organizational documents of the Contributor;
(ii) conflict with or violate any federal, state, local or foreign law (including common law), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other legally enforceable requirement (“Law”), injunction, decree or order of any Governmental Entity applicable to the Contributor or by which any property or asset of the Contributor is bound or affected; or
(iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, create in any party the right to accelerate, terminate, modify or cancel, or require any consent of any Person pursuant to, any material contract or material agreement to which the Contributor is a party;
except as, in the case of clauses (ii) and (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission or body (each, a “Governmental Entity”) is required by or with respect to the Contributor in connection with the execution, delivery and performance of this Agreement by the Contributor or the consummation by the Company of the Transactions and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) such other filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made would not be material to the Contributor.
Section 2.6 Shares. The Contributor is the record and beneficial owner of the Company Ordinary Shares or the FC Shares, as applicable, free and clear of any encumbrance (other than restrictions on transfer that may arise under applicable securities Laws). The Contributor has the right, authority and power to assign and transfer the Company Ordinary Shares or the FC Shares, as applicable, to Parent.

Section 2.7 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates.
Section 2.8 Accredited Investor Status. Prior to the date of this Agreement, the Contributor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act or is not a “U.S. person” within the meaning of Regulation S, Rule 902, promulgated by the SEC under the Securities Act.
Section 2.9 No Other Representations or Warranties. Except for the representations and warranties contained in Article IV, the Contributor acknowledges and agrees that none of Parent or any other Person on behalf of Parent makes any other express or implied representation or warranty whatsoever, and specifically (but without limiting the generality of the foregoing) that none of Parent, its Subsidiaries or any other Person on behalf of Parent makes any representation or warranty with respect to any projections or forecasts delivered or made available to the Contributor or any of its Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent (including any such projections or forecasts made available to the Contributor and Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement), and the Contributor has not relied on any such information or any representation or warranty not set forth in Article IV.
Section 2.10 Exclusivity of Representations and Warranties. Neither the Contributor nor any of its Affiliates or Representatives is making any representation or warranty on behalf of the Contributor of any kind or nature whatsoever, oral or written, express or implied, except as expressly set forth in this Article II, and the Contributor hereby disclaims any such other representations or warranties.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the corresponding section or subsection of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent), the Company represents and warrants to Parent as follows (and any references to the Company that are made in Section 3.8 through Section 3.23 (inclusive) shall be deemed to refer to the Company and its Subsidiaries):
Section 3.1 Organization, Standing and Power.
(a) The Company (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Company Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, results of operations of the Company and its Subsidiaries, taken as a whole, or (B) materially impairs the ability of the Company to consummate the Transactions or any of the other transactions contemplated by this Agreement; provided, however, that in the case of clause (A) only, Company Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the industries in which the Company or any of its Subsidiaries operates, or the economy or the financial, debt, banking, capital, credit or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of war or acts of terrorism or any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Entity in response thereto,

(3) changes in Law or International Financial Reporting Standards (the “IFRS”), or the interpretation or enforcement thereof, (4) the public announcement of this Agreement, or (5) any specific action taken (or omitted to be taken) by the Company at or with the express written consent of Parent; provided, that, with respect to clauses (1), (2) and (3), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to the Company as compared to other participants in the industries in which the Company operates.
(b) The Company has previously made available to Parent true and complete copies of the Company’s certificate of incorporation (the “Company Certificate of Incorporation”) and memorandum and articles of association (the “Company Articles”), in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of the Company Articles.
(c) The Operating Company (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(d) The Company has previously made available to Parent true and complete copies of the Operating Company’s organizational documents, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of the Operating Company’s organizational documents.
Section 3.2 Authorized Share Capital.
(a) The authorized share capital of the Company is $50,000.000 divided into 500,000,000 shares of a nominal or par value of $0.0001 each. As of the date hereof, 20,903,448 Company Ordinary Shares are issued and outstanding. All issued and outstanding Company Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. The Company does not have outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, interests having the right to vote) with the members of the Company on any matter. Except as set forth above in this Section 3.2(a), there are no outstanding (A) shares or other voting or equity interests of the Company, (B) securities of the Company convertible into or exchangeable or exercisable for shares of the Company or other voting or equity interests of the Company, (C) profits or revenue-based interests or rights, including beneficial, appreciation, phantom or tracking interests in or rights to the ownership or earnings of the Company or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from the Company, or obligations of the Company to issue, any shares of the Company, voting interests, equity interests or securities convertible into or exchangeable or exercisable for shares or other voting interests or equity interests of the Company or rights or interests described in the preceding clause (C), or (E) obligations of the Company to repurchase, redeem or otherwise acquire any such interests or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such interests. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or of which the Company has knowledge with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restrict the transfer of, any shares or other voting interests or equity interests of the Company.
(b) The Company does not have any option plan or any other plan, program, agreement or arrangement providing for an equity-based compensation for any Person.
Section 3.3 Subsidiaries. Section 3.3 of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company, including its jurisdiction of incorporation or formation. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

Section 3.4 Authority. The Company has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no other proceedings on the part of the Company are necessary to approve this Agreement or to consummate the Transactions and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
Section 3.5 No Conflict; Consents and Approvals.
(a) The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the Transactions and the other transactions contemplated hereby and compliance by the Company with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any pledge, claim, lien, charge, option, right of first refusal, encumbrance or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”) in or upon any of the properties, assets or rights of the Company under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Company Articles, (ii) any material bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether oral or written (each, including all amendments thereto, a “Contract”) to which the Company is a party or by which the Company or any of its properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 3.5(b), any Law applicable to the Company or by which the Company or any of its properties or assets may be bound, except as, in the case of clauses (ii) and (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to the Company in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Transactions and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) such other filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made would not be material to the Company.
Section 3.6 Financial Statements.
(a) A true and complete copy of the balance sheet of the Operating Company for the nine months ended September 30, 2022 (the “Company Balance Sheet”) is attached hereto as Section 3.6(a) of the Company Disclosure Letter. The Company Balance Sheet (i) is correct and complete in all material respects and has been prepared in accordance with the books and records of the Operating Company, (ii) has been prepared in accordance with IFRS (except that the Company Balance Sheet may not have notes thereto and other presentation items that may be required by IFRS and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) and (iii) fairly presents, in all material respects, the financial position, of the Operating Company as at the date thereof.
(b) The Operating Company maintains a system of internal accounting controls consistent with the practices of similarly situated private companies designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Operating Company in conformity with

IFRS and to maintain accountability of the Operating Company’s assets, (iii) access to the Operating Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with the existing assets at regular intervals and appropriate action is taken with respect to any differences. The Operating Company maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS.
Section 3.7 No Undisclosed Liabilities.
(a) The Operating Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under IFRS, except (a) to the extent accrued or reserved against in the Company Balance Sheet and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet that are not material to the Operating Company.
(b) The Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under IFRS, except (a) to the extent accrued or reserved against in the Company Balance Sheet and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet that are not material to the Operating Company.
Section 3.8 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet: (x) except in connection with execution of this Agreement and the consummation of the transactions contemplated hereby, the Company has conducted its business only in the ordinary course of business consistent with past practice; (y) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; and (z) the Company has not:
(a) (i) declared, set aside or paid any dividends on, or made any other distributions (whether in cash, stock or property) in respect of, any of its shares or other equity interests, (ii) purchased, redeemed or otherwise acquired shares or other equity interests of the Company or any options, warrants, or rights to acquire any such shares or other equity interests, or (iii) split, combined, reclassified or otherwise amended the terms of any of its shares or other equity interests or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of its shares or other equity interests;
(b) amended or otherwise changed, or authorized or proposed to amend or otherwise change, the Company Certificate of Incorporation or the Company Articles (or similar organizational documents);
(c) adopted or entered into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or reorganization; or
(d) changed its financial or Tax accounting methods, principles or practices, except insofar as may have been required by a change in IFRS or applicable Law, or revalued any of its material assets.
Section 3.9 Litigation. There is no action, suit, claim, arbitration, investigation, inquiry, grievance or other proceeding (each, an “Action”) (or basis therefor) pending or, to the knowledge of the Company, threatened against or affecting the Company, its material assets, or any present or former officer, director or employee of the Company in such individual’s capacity as such. Neither the Company nor any of its properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity. There is no Action pending or, to the knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the Transactions or any of the other transactions contemplated by this Agreement.
Section 3.10 Compliance with Laws. The Company is and has been in compliance in all material respects with all Laws applicable to its businesses, operations, properties or assets. The Company has not received, since the Company’s inception, a notice or other written communication alleging or relating to a possible material violation of any Law applicable to its businesses, operations, properties, assets or Company Products (as defined below). The Company has in effect all material permits, licenses, variances, exemptions, applications, approvals, clearances, authorizations, registrations, formulary listings, consents, operating certificates, franchises, orders and approvals

(collectively, “Permits”) of all Governmental Entities necessary or advisable for it to own, lease or operate its properties and assets and to carry on its businesses and operations as now conducted, and there has occurred no violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, nonrenewal, adverse modification or cancellation result from the consummation of the transactions contemplated hereby.
Section 3.11 Health Care Regulatory Matters.
(a) The Company, and to the knowledge of the Company, each of its directors, officers, management employees, agents (while acting in such capacity), contract manufacturers, suppliers, and distributors are, and at all times prior hereto were, in material compliance with all health care laws to the extent applicable to the Company or any of its products or activities, including, but not limited to the following: the Federal Food, Drug & Cosmetic Act (“FDCA”); the Public Health Service Act (42 U.S.C. § 201 et seq.), including the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a); the Federal Trade Commission Act (15 U.S.C. § 41 et seq.); the Controlled Substances Act (21 U.S.C. § 801 et seq.); the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the civil monetary penalties law (42 U.S.C. § 1320a-7a); the civil False Claims Act (31 U.S.C. § 3729 et seq.); the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)); the Stark law (42 U.S.C. § 1395nn); the Criminal Health Care Fraud Statute (18 U.S.C. § 1347); the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.); the exclusion laws (42 U.S.C. § 1320a-7); Medicare (Title XVIII of the Social Security Act); Medicaid (Title XIX of the Social Security Act); and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (42 U.S.C. § 18001 et seq.); any regulations promulgated pursuant to such laws; and any other state, federal or ex-U.S. laws, accreditation standards, or regulations governing the manufacturing, development, testing, labeling, advertising, marketing or distribution of biological products, kickbacks, patient or program charges, record-keeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care, clinical laboratory or diagnostic products or services (“Health Care Laws”). To the knowledge of the Company, there are no facts or circumstances that reasonably would be expected to give rise to any material liability under any Health Care Laws.
(b) The Company is not party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity.
(c) All applications, notifications, submissions, information, claims, reports and statistical analyses, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Permit from the U.S. Food and Drug Administration (“FDA”) or other Governmental Entity relating to products that are regulated as drugs, medical devices, or other healthcare products under Health Care Laws, including biological and drug candidates, compounds or products being researched, tested, stored, developed, labeled, manufactured, packed and/or distributed by the Company or any of its Subsidiaries (“Company Products”), including, without limitation, investigational new drug applications, when submitted to the FDA or other Governmental Entity were true, complete and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or other Governmental Entity. The Company does not have knowledge of any facts or circumstances that would be reasonably likely to lead to the revocation, suspension, limitation, or cancellation of a Permit required under Health Care Laws.
(d) All preclinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of the Company have been, and if still pending are being, conducted in material compliance with research protocols and all applicable Health Care Laws, including, but not limited to, the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, 312 and 314. No clinical trial conducted by or on behalf of the Company has been conducted using any clinical investigators who have been disqualified, debarred or excluded from healthcare programs. No clinical trial conducted by or on behalf of the Company has been terminated or suspended prior to completion, and no clinical investigator who has participated or is participating in, or institutional review board that has or has had jurisdiction over, a clinical trial conducted by or on behalf of the Company has placed a partial or full clinical hold order on, or otherwise terminated, delayed or suspended, such a clinical trial at a clinical research site based on an actual or alleged lack of safety or efficacy of any Company Product or a failure to conduct such clinical trial in compliance with applicable Health Care Laws, their implementing regulations and good clinical practices. The Company has not identified or received notice of instances or allegations of research misconduct (defined as falsification or fabrication of data, or plagiarism, as those terms are defined in 42 C.F.R. Part 93) involving research conducted by, or on behalf of the Company, that could compromise or affect the integrity, reliability, completeness, or accuracy of the data collected in such research, or the rights, safety, or welfare of the research subjects.
(e) All manufacturing operations conducted by or, to the knowledge of the Company, for the benefit of the Company have been and are being conducted in material compliance with all Permits under applicable Health Care Laws, all applicable provisions of the FDA’s current good manufacturing practice (cGMP) regulations for biological products at 21 C.F.R. Parts 600 and 610 and all comparable foreign regulatory requirements of any Governmental Entity.
(f) The Company has not received any written communication that relates to an alleged violation or noncompliance with any Health Care Laws, including any notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration, import detention or refusal, FDA Warning Letter or Untitled Letter, or any action by a Governmental Entity relating to any Health Care Laws. All Warning Letters, Form-483 observations, or comparable findings from other Governmental Entities listed in Section 3.11 of the Company Disclosure Letter have been resolved and closed out to the satisfaction of the applicable Governmental Entity.
(g) There have been no seizures, withdrawals, recalls, detentions, or suspensions of manufacturing, testing, or distribution relating to the Company Products required or requested by a Governmental Entity, or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company Products, or any adverse experiences relating to the Company Products that have been reported to FDA or other Governmental Entity (“Company Safety Notices”), and, to the knowledge of the Company, there are no facts or circumstances that reasonably would be expected to give rise to a Company Safety Notice.
(h) There are no unresolved Company Safety Notices, and to the knowledge the Company, there are no facts that would be reasonably likely to result in a material Company Safety Notice or a termination or suspension of developing and testing of any of the Company Products.
(i) Neither the Company, nor, to the knowledge of the Company, any officer, employee, agent, or distributor of the Company has made an untrue statement of a material fact or fraudulent or misleading statement to a Governmental Entity, failed to disclose a material fact required to be disclosed to a Governmental Entity, or committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting the “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto (the “FDA Ethics Policy”). To the knowledge of the Company, none of the aforementioned is or has been under investigation resulting from any allegedly untrue, fraudulent, misleading, or false statement or omission, including data fraud, or had any action pending or threatened relating to the FDA Ethics Policy.
(j) All reports, documents, claims, Permits and notices required to be filed, maintained or furnished to the FDA or any Governmental Entity by the Company have been so filed, maintained or furnished, except where failure to file, maintain or furnish such reports, documents, claims, Permits or notices has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All such reports, documents, claims, Permits and notices were true and complete in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).
(k) Neither the Company nor, to the knowledge of the Company, any officer, employee, agent, or distributor of the Company has committed any act, made any statement or failed to make any statement that violates the Federal Anti-Kickback Statute, 28 U.S.C. § 1320a-7b, the Federal False Claims Act, 31 U.S.C. § 3729, other Drug or Health Care Laws, or any other similar federal, state, or ex-U.S. law applicable in the jurisdictions in which the Company Products are sold or intended to be sold.
(l) Neither the Company nor, to the knowledge of the Company, any officer, employee, agent, or distributor of the Company has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under applicable Law, including, without limitation,

21 U.S.C. § 335a, or exclusion under 42 U.S.C. § 1320a-7, or any other statutory provision or similar law applicable in other jurisdictions in which the Company Products are sold or intended to be sold. Neither the Company nor, to the knowledge of the Company, any officer, employee, agent or distributor of the Company, has been excluded from participation in any federal health care program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935, as amended, or any similar Health Care Law or program.
Section 3.12 Benefit Plans.
(a) Section 3.12(a) of the Company Disclosure Letter contains a true and complete list of each material “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), and all stock purchase, stock option, phantom stock or other equity-based plan, severance, employment, collective bargaining, change-in-control, fringe benefit, bonus, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, in each case, whether written or oral, under which any current or former employee, director or consultant of the Company (or any of their dependents) has any present or future right to compensation or benefits or the Company sponsors or maintains, is making contributions to or has any present or future liability or obligation (contingent or otherwise). All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Company Plans.” The Company has provided or made available to Parent a current, accurate and complete copy of each material Company Plan, or if such Company Plan is not in written form, a written summary of all of the material terms of such Company Plan. With respect to each Company Plan, the Company has furnished or made available to Parent a current, accurate and complete copy of, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the Internal Revenue Service (the “IRS”), (iii) any summary plan description, or summary of material modifications, and (iv) for the most recent year and as applicable (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.
(b) Neither the Company nor any member of its Controlled Group (defined as any organization which is a member of a controlled, affiliated or otherwise related group of entities within the meaning of Code Section 414(b), (c), (m) or (o)) has, in the past six (6) years, sponsored, maintained, contributed to or been required to contribute to or incurred any liability (contingent or otherwise) with respect to: (i) a “multiemployer plan” (within the meaning of ERISA section 3(37)), (ii) an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA (“Pension Plan”) that is subject to Title IV of ERISA or Section 412 of the Code, (iii) a Pension Plan which is a “multiple employer plan” as defined in Section 413 of the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code.
(c) With respect to the Company Plans:
(i) each Company Plan complies in all material respects with its terms and materially complies in form and in operation with the applicable provisions of ERISA and the Code and all other applicable legal requirements;
(ii) each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred to the knowledge of the Company since the date of such letter that would reasonably be expected to cause the loss of the sponsor’s ability to rely upon such letter, and nothing has occurred to the knowledge of the Company that would reasonably be expected to result in the loss of the qualified status of such Company Plan;
(iii) there is no material Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits);

(iv) none of the Company Plans currently provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by Section 601 et seq. of ERISA and Section 4980B(b) of the Code or other applicable similar law regarding health care coverage continuation;
(v) each Company Plan is subject exclusively to United States Law; and
(vi) the execution and delivery of this Agreement and the consummation of the Transactions will not, either alone or in combination with any other event, (A) entitle any current or former employee, officer, director or consultant of the Company to severance pay, unemployment compensation or any other similar termination payment, or any other compensatory payment, including any bonus, retention, retirement or other benefit (B) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due to any such employee, officer, director or consultant, or (C) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.
(d) Each Company Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code (or any comparable or similar provision of state, local, or foreign Law) complies in both form and operation in all material respects with the requirements of Section 409A of the and all applicable IRS guidance issued with respect thereto. There is no agreement, plan or other arrangement to which the Company is a party or by which the Company is otherwise bound to reimburse, indemnify or otherwise compensate any person in respect of excise or other Taxes or other liabilities (including interest and penalties) incurred with respect to Section 409A or 4999 of the Code.
Section 3.13 Labor and Employment Matters.
(a) The Company is and, since the Company’s inception has been, in compliance in all material respects with all applicable Laws relating to labor and employment, including those relating to employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, nondiscrimination in employment, workers’ compensation, the collection and payment of withholding and/or payroll Taxes and similar Taxes, unemployment compensation, equal employment opportunity, discrimination, harassment, employee and contractor classification, information privacy and security, and continuation coverage with respect to group health plans. During the preceding three years, there has not been, and as of the date of this Agreement there is not pending or, to the knowledge of the Company, threatened, any labor dispute, work stoppage, labor strike or lockout against the Company by employees.
(b) No employee of the Company is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the knowledge of the Company, there has not been any activity on behalf of any labor union, labor organization or similar employee group to organize any employees of the Company and there are no representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority. There are no (i) unfair labor practice charges or complaints against the Company pending before the National Labor Relations Board or any other labor relations tribunal or authority and to the knowledge of the Company no such representations, claims or petitions are threatened, or (ii) grievances or pending arbitration proceedings against the Company that arose out of or under any collective bargaining agreement, except, in each case, as would not, individually or in the aggregate, result in the Company incurring a material liability.
(c) To the knowledge of the Company, no current employee or officer of the Company intends, or is expected, to terminate his or her employment relationship with such entity in connection with or as a result of the transactions contemplated hereby or otherwise within one year of the Closing Date.
(d) During the preceding three years, (i) the Company has not effectuated a “plant closing” (as defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) in connection with the Company affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) the Company has not engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law. The Company currently properly classifies and for the past three (3) years has properly classified its employees as exempt or nonexempt in accordance with applicable overtime laws, and no person treated as an independent contractor or consultant by the Company within the past three (3) years should have been properly classified as an employee under applicable Law, in each case, except as would not, individually or in the aggregate, result in the Company incurring a material liability.
(e) With respect to any current or former employee, officer, consultant or other service provider of the Company, there are no Actions against the Company pending, or to the Company’s knowledge, threatened to be brought or filed, in connection with the employment or engagement of any current or former employee, officer, consultant or other service provider of the Company, including, without limitation, any claim relating to employment discrimination, harassment, retaliation, equal pay, employment classification or any other employment-related matter arising under applicable Laws, except where such action would not, individually or in the aggregate, result in the Company incurring a material liability.
(f) Since the Company’s inception, (i) no allegations of workplace sexual harassment, discrimination or other misconduct have been made, initiated, filed or, to the knowledge of the Company, threatened against the Company or any of its respective current or former directors, officers or senior-level management employees in their capacities as such, (ii) to the knowledge of the Company, no incidents of any such workplace sexual harassment, discrimination or other misconduct have occurred, and (iii) the Company has not entered into any settlement agreement related to allegations of sexual harassment, discrimination or other misconduct by any of its directors, officers or employees described in clause (i) hereof or any independent contractor.
(g) The Company is and has at all relevant times been in compliance in all material respects with (i) COVID-19-related Laws, standards, regulations, orders and guidance (including without limitation relating to business reopening), including those issued and enforced by the Occupational Safety and Health Administration, the Centers for Disease Control, the Equal Employment Opportunity Commission, and any other Governmental Entity; and (ii) the Families First Coronavirus Response Act and any other applicable COVID-19-related leave Law, whether state, local or otherwise.
Section 3.14 Environmental Matters.
(a) Except as would not be material to the Company, (i) the Company has conducted its businesses in compliance with all, and has not violated any, applicable Environmental Laws; (ii) the Company has obtained all Permits of all Governmental Entities and any other Person that are required under any Environmental Law; and (iii) the Company has not received any claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any federal, state, local, foreign or provincial Governmental Entity or any other Person asserting that the Company is in violation of, or liable under, any Environmental Law.
(b) As used herein, “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface and subsurface soils and strata, wetlands, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.
(c) As used herein, “Hazardous Substance” means any substance listed, defined, designated, classified or regulated as a waste, pollutant or contaminant or as hazardous, toxic, radioactive or dangerous or any other term of similar import under any Environmental Law, including but not limited to petroleum.
Section 3.15 Taxes.
(a) The Company has (i) filed all income Tax Returns and other material Tax Returns required to be filed by or on behalf of it (taking into account any applicable extensions thereof) and all such Tax Returns are true, accurate and complete in all material respects; and (ii) paid in full (or caused to be timely paid in full) all income and other material Taxes that are required to be paid by it, whether or not such Taxes were shown as due on such Tax Returns.
(b) All material Taxes not yet due and payable by the Company as of the date of the Company Balance Sheet have been, in all material respects, properly accrued in accordance with IFRS on the Company Balance Sheet, and such Company Balance Sheet reflects an adequate reserve (in accordance with IFRS) for all material

Taxes accrued but unpaid by the Company through the date of such Company Balance Sheet. Since the date of the Company Balance Sheet, the Company has not incurred, individually or in the aggregate, any material amount of liability for Taxes outside the ordinary course of business.
(c) The Company has not executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any material amount of Tax, in each case that has not since expired.
(d) No material audits or other investigations, proceedings, claims, assessments or examinations by any Governmental Entity (each, a “Tax Action”) with respect to Taxes or any Tax Return of the Company are presently in progress or have been asserted, threatened or proposed in writing. No deficiencies or claims for a material amount of Taxes have been claimed, proposed, assessed or asserted in writing against the Company by a Governmental Entity, other than any such claim, proposal, assessment or assertion that has been satisfied by payment in full, settled or withdrawn.
(e) The Company has timely withheld all material amounts of Taxes required to have been withheld from payments made (or deemed made) to its employees, independent contractors, creditors, stockholders and other third parties and, to the extent required, such Taxes have been timely paid to the relevant Governmental Entity.
(f) The Company has not engaged in a “reportable transaction” as set forth in Treasury Regulations § 1.6011-4(b).
(g) The Company (i) is not a party to or bound by, or has any liability pursuant to, any Tax sharing, allocation, indemnification or similar agreement or obligation, other than any such agreement or obligation which is a customary commercial agreement or obligation entered into in the ordinary course of business with vendors, lessors, lenders or the like the primary purpose of which is unrelated to Taxes (each, an “Ordinary Course Agreement”); (ii) is not and has not been a member of a group (other than a group the common parent of which is the Company) filing a consolidated, combined, affiliated, unitary or similar income Tax Return; (iii) has no liability for the Taxes of any Person (other than its Subsidiaries) pursuant to Treasury Regulations § 1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, by Contract (other than Ordinary Course Agreements) or otherwise by operation of Law; and (iv) is not and has not been treated as a resident for any income Tax purpose, or as subject to Tax by virtue of having a permanent establishment, an office or fixed place of business, in any country other than the country in which it was or is organized.
(h) No private-letter rulings, technical advice memoranda, or similar material agreements or rulings have been requested in writing, entered into or issued by any taxing authority with respect to the Company which rulings remain in effect.
(i) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) a change in, or use of improper, method of accounting requested or initiated on or prior to the Closing Date, (ii) a “closing agreement” as described in Section 7121 of the Code (or any similar provision of Law) executed on or prior to the Closing Date, (iii) an installment sale or open-transaction disposition made on or prior to the Closing Date, or (iv) any deferred intercompany gain or excess-loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(j) There are no liens for Taxes upon any of the assets of the Company other than Liens described in clause (i) of the definition of Permitted Liens.
(k) The Company has not distributed stock of another Person or has had its shares distributed by another Person, in a transaction (or series of transactions) that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.
(l) The Company has not been a United States real property holding corporation, as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(m) No material claim has been made in writing by any Governmental Entity in a jurisdiction where the Company has not paid a specific Tax or filed a specific Tax Return that the Company is or may be required to pay such Tax or file such Tax Return by such jurisdiction.

(n) Neither the Company nor any of its Subsidiaries has elected to be treated as other than a corporation for U.S. federal income tax purposes.
(o) Neither the Company nor any of its Subsidiaries has taken any action (or agreed to take any action prior to the Closing), nor does it know of any fact or circumstance, in each case, that it knows could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment.
Section 3.16 Contracts.
(a) As of the date of this Agreement, there are no Contracts that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act), with respect to the Company (assuming the Company was subject to the requirements of the Exchange Act), other than those Contracts identified in Section 3.16(a) of the Company Disclosure Letter, which, for the avoidance of doubt, shall exclude any Company Plans (all such contracts, “Material Contracts”).
(b) (i) Each Material Contract is valid and binding on the Company and to the knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms; (ii) the Company, and, to the knowledge of the Company, each other party thereto, has performed all material obligations required to be performed by it under each Material Contract; and (iii) there is no material default under any Material Contract by the Company or, to the knowledge of the Company, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a material default on the part of the Company or, to the knowledge of the Company, any other party thereto under any such Material Contract, nor has the Company received any notice of any such material default, event or condition. The Company has made available to Parent true and complete copies of all Material Contracts, including all amendments thereto.
Section 3.17 Insurance. The Company is covered by valid and currently effective insurance policies issued in favor of the Company that are customary and adequate for companies of similar size in the industries and locations in which the Company operates. With respect to each such insurance policy, (a) such policy is in full force and effect and all premiums due thereon have been paid, (b) the Company is not in breach or default, and has not taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy and (c) to the knowledge of the Company, no insurer issuing any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation. No notice of cancellation or termination has been received with respect to any such policy, nor will any such cancellation or termination result from the consummation of the transactions contemplated hereby.
Section 3.18 Properties. The Company does not own nor has ever owned any real property. The Company does not lease nor has ever leased any real property.
Section 3.19 Intellectual Property.
(a) Section 3.19(a) of the Company Disclosure Letter sets forth a true and complete list of all (i) material patents and patent applications; (ii) material trademark registrations and applications; and (iii) material copyright registrations and applications (collectively, “Company Registered IP”), in each case owned by the Company, and a true and complete list of all domain names owned or exclusively licensed by the Company. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (A) all of the Company Registered IP is subsisting and, in the case of any Company Registered IP that is registered or issued and to the knowledge of the Company, valid and enforceable, (B) no Company Registered IP is involved in any interference, reissue, derivation, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of the Company, no such action is threatened with respect to any of the Company Registered IP and (C) the Company owns exclusively, free and clear of any and all Liens (other than Permitted Liens), all Company Owned IP, including all Intellectual Property created on behalf of the Company by employees or independent contractors.
(b) Section 3.19(b) of the Company Disclosure Letter accurately identifies (i) all contracts pursuant to which any Company Registered IP are licensed to the Company (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a nonexclusive, internal-use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Company’s products or services, (B) any Intellectual Property licensed on a nonexclusive basis ancillary to the purchase or use of equipment, reagents or other materials, (C) any confidential information provided under confidentiality agreements and (D) agreements between Company and its employees in Company’s standard form thereof), (ii) the corresponding Company contract pursuant to which such Company Registered IP is licensed to the Company and (iii) whether the license or licenses granted to the Company are exclusive or nonexclusive.
(c) Section 3.19(c) of the Company Disclosure Letter accurately identifies each Company contract pursuant to which any Person has been granted any license or covenant not to sue under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company Registered IP (other than (i) any confidential information provided under confidentiality agreements and (ii) any Company Registered IP nonexclusively licensed to academic collaborators, suppliers or service providers for the sole purpose of enabling such academic collaborator, supplier or service providers to provide services for Company’s benefit).
(d) To the knowledge of Company, the Company Registered IP constitutes all Intellectual Property necessary for Company to conduct its business as currently conducted; provided, however, that the foregoing representation is not a representation with respect to non-infringement of Intellectual Property.
(e) The Company has taken commercially reasonable measures to maintain the confidentiality of all information that constitutes or constituted a material Trade Secret of the Company, including requiring all Persons having access thereto to execute written nondisclosure agreements or other binding obligations to maintain confidentiality of such information.
(f) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) to the knowledge of the Company, the conduct of the businesses of the Company, including the manufacture, marketing, offering for sale, sale, importation, use or intended use or other disposal of any product as currently sold or under development by Company, has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any Intellectual Property of any Person, (ii) the Company has not received any written notice or claim asserting or suggesting that any such infringement, misappropriation, or dilution is or may be occurring or has or may have occurred and (iii) to the knowledge of the Company, no Person is infringing, misappropriating, or diluting in any material respect any Company Registered IP.
(g) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company has taken commercially reasonable steps to protect the confidentiality and security of the computer and information technology systems used by the Company (the “IT Systems”) and the information and transactions stored or contained therein or transmitted thereby, (ii) to the knowledge of the Company, since the Company’s inception, there has been no unauthorized or improper use, loss, access, transmittal, modification or corruption of any such information or data and (iii) since the Company’s inception, there have been no material failures, crashes, viruses, security breaches (including any unauthorized access to any personally identifiable information), affecting the IT Systems.
(h) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) to the knowledge of the Company, the Company has at all times complied in all material respects with all applicable Laws relating to privacy, data protection, and the collection, retention, protection, and use of Personal Information (collectively, “Privacy Laws”) collected, used, or held for use by the Company, (ii) since the Company’s inception, no claims have been asserted or, to the knowledge of the Company, threatened in writing against the Company alleging a violation of any Person’s privacy or Personal Information, (iii) neither this Agreement nor the consummation of the transactions contemplated hereby will breach or otherwise violate any applicable Privacy Laws and (iv) the Company has taken commercially reasonable steps to protect the Personal Information collected, used or held for use by the Company against loss and unauthorized access, use, modification, disclosure or other misuse.
(i) To the knowledge of the Company, no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company Owned IP, to the knowledge of the Company, exclusively licensed to the Company, and no Governmental Entity, university, college, other educational institution or research center has, to the knowledge of the Company, any claim or right in or to such Intellectual Property.

(j) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss of, or give rise to any right of any third party to terminate or modify any of the Company’s rights or obligations under any agreement under which the Company grants to any Person, or any Person grants to the Company, a license or right under or with respect to any Intellectual Property that is material to any of the businesses of the Company.
Section 3.20 State Takeover Statutes. No “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law (collectively, “Takeover Laws”) or any similar anti-takeover provision in the Company Articles is, or at the Effective Time will be, applicable to this Agreement, the Transactions or any of the other transactions contemplated hereby.
Section 3.21 No Rights Plan. There is no member rights plan, “poison pill” anti-takeover plan or other similar device in effect to which the Company is a party or is otherwise bound.
Section 3.22 Related Party Transactions. Since the Company’s inception through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between the Company, on the one hand, and the Affiliates of the Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (assuming the Company was subject to the requirements of the Exchange Act).
Section 3.23 Certain Payments. Neither the Company nor, to the knowledge of the Company, any of its respective directors, executives, representatives, agents or employees (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT
Except (a) as disclosed in the Parent SEC Documents at least two Business Days prior to the date of this Agreement and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk,” and any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature); or (b) as set forth in the corresponding section or subsection of the disclosure letter delivered by Parent to the Contributors immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the Parent Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), Parent represents and warrants to the Contributors and the Minority Holders as follows:
Section 4.1 Organization, Standing and Power.
(a) Parent is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Parent (i) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (ii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (ii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, or results of operations of Parent and its Subsidiaries, taken as a whole, or (B) materially impairs the ability of Parent to consummate the Transactions or any of the other transactions contemplated by this Agreement; provided, however, that in the case of clause (A) only, Parent Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the industries in which the Parent and its

Subsidiaries operate, or the economy or the financial, debt, banking, capital, credit or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of war or acts of terrorism or any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Entity in response thereto, (3) changes in Law or generally accepted accounting principles in the United States (“GAAP”), or the interpretation or enforcement thereof, (4) the public announcement of this Agreement, or (5) any specific action taken (or omitted to be taken) by the Parent at or with the express written consent of the Contributors; provided, that, with respect to clauses (1), (2) and (3), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to Parent and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which Parent and its Subsidiaries operate.
(b) Parent has previously made available to the Contributors true and complete copies of the Certificate of Incorporation and Bylaws (or comparable organizational documents) of Parent, and the Certificate of Incorporation and Bylaws (or comparable organizational documents) of each Subsidiary of Parent, in each case, as amended to the date of this Agreement, and each as so delivered is in full force and effect. Parent is not in violation of any provision of its Certificate of Incorporation or Bylaws (or comparable organizational documents). Except with respect to the extent relating to the transactions contemplated by this Agreement or in draft form and except as may be redacted to preserve a privilege (including attorney-client privilege), Parent has made available to the Contributors true and complete copies of the minutes of all meetings (including any actions taken by written consent) of Parent’s stockholders, the Parent Board and each committee of the Parent Board held since January 1, 2020.
Section 4.2 Capital Stock.
(a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 5,000,000 shares of Parent Convertible Preferred Stock. As of the close of business on September 30, 2022, 2022 (the “Measurement Date”), (i) 31,490,053 shares of Parent Common Stock (excluding treasury shares) were issued and outstanding, (ii) no shares of Parent Common Stock were held by Parent in its treasury, (iii) no shares of Parent Convertible Preferred Stock were issued and outstanding, (iv) no shares of Parent Convertible Preferred Stock were held by Parent in its treasury, (v) 21,172,695 shares of Parent Common Stock were reserved for issuance pursuant to Parent’s 2018 Omnibus Incentive Plan, the Catalyst 2004 Plan Residual, the Catalyst 2015 Stock Incentive Plan and the Targacept 2006 Plan (of which 8,906,711 shares were subject to Parent Options), (vi) 359,545 shares of Parent Common Stock were reserved for issuance pursuant to Parent’s 2018 Employee Stock Purchase Plan and (vii) no shares of Parent Common Stock were reserved for issuance upon the exercise or conversion of warrants. Neither Parent nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of Parent or such Subsidiary on any matter. Except for changes since the close of business on the Measurement Date resulting from the exercise of any options as described above, as of the Measurement Date, there are no outstanding (A) shares of capital stock or other voting securities or equity interests of Parent, (B) securities of Parent or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Parent or other voting securities or equity interests of Parent or its Subsidiaries, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Parent or its Subsidiaries or other equity-equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Parent or its Subsidiaries, or obligations of Parent or any of its Subsidiaries to issue, any shares of capital stock of Parent or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Parent or its Subsidiaries or rights or interests described in the preceding clause (C), or (E) obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities.
(b) Section 4.2(b) of the Parent Disclosure Letter sets forth a true and complete list of all holders of rights to purchase or receive shares of Parent Common Stock or similar rights (collectively, “Parent Stock Awards”), indicating as applicable, with respect to each Parent Stock Award then outstanding, the type of award, the number of shares of Parent Common Stock subject to such Parent Stock Award, the name of the plan under which such Parent Stock Award was granted, the date of grant, exercise or purchase price, vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof, and whether (and to what extent) the vesting of such Parent Stock Award will be accelerated or otherwise adjusted in any way or any other terms will be triggered or otherwise adjusted in any way by the consummation of the Transactions and the other transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the Transactions. Each Parent Option was granted with a per share exercise price that is no less than the fair market value of a share of Parent Common Stock on the date such Parent Option was granted and is exempt from the requirements of Section 409A of the Code. Parent has made available to the Contributors a true and complete copy of the forms of all award agreements evidencing outstanding Parent Stock Awards.
(c) The shares of Parent Capital Stock to be issued pursuant to the Transactions will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.
(d) To the knowledge of Parent as of the date of this Agreement and as of the Closing, no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualifying Event”) is applicable to Parent or, to Parent’s knowledge, any Covered Person, except for a Disqualifying Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. “Covered Person” means, with respect to Parent as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).
Section 4.3 Subsidiaries. Section 4.3 of the Parent Disclosure Letter sets forth a true and complete list of each Subsidiary of Parent, including its jurisdiction of incorporation or formation. Each of Parent’s Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. All outstanding shares of capital stock and other voting securities or equity interests of each such Subsidiary are owned, directly or indirectly, by Parent, free and clear of all Liens other than Permitted Liens of Parent and its Subsidiaries. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Parent does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.
Section 4.4 Authority.
(a) Parent has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions and the other transactions contemplated hereby, including the issuance of the shares of Parent Capital Stock to the Contributors (the “Parent Capital Stock Issuance”). The execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the Transactions and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the Transactions and the other transactions contemplated hereby, subject, in the case of the Parent Stockholder Matters, to the approval by the holders of at least a majority of the outstanding shares of Parent Common Stock in accordance with the requirements of applicable Law and Nasdaq rules and regulations (the “Parent Stockholder Approval”). This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Contributors and the Company, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) The Parent Board, at a meeting duly called and held at which all directors of Parent were present, unanimously and duly adopted resolutions (i) determining that the terms of this Agreement, the Transactions, the CVR Agreement and the other transactions contemplated hereby are fair to and in the best interests of Parent and its stockholders, (ii) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Transactions, and by the CVR Agreement, and (iii) resolving to recommend that Parent stockholders approve the Parent Stockholder Matters, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.
(c) The Parent Stockholder Approval is the only vote of the holders of any class or series of the Parent Capital Stock or other securities required in connection with the consummation of the Transactions and the other transactions contemplated hereby, and by the CVR Agreement, including the Parent Stockholder Matters. Other than the Parent Stockholder Approval, no vote of the holders of any class or series of the Parent’s Capital Stock or other securities is required in connection with the consummation of any of the transactions contemplated hereby to be consummated by Parent.
Section 4.5 No Conflict; Consents and Approvals.
(a) The execution, delivery and performance of this Agreement by Parent does not, and the consummation of the Transactions and the other transactions contemplated hereby and compliance by Parent with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Certificate of Incorporation or Bylaws of Parent, (ii) any material Contract to which Parent is a party by which Parent or any of its properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 3.5, any material Law or any rule or regulation of Nasdaq applicable to Parent or by which Parent or any of its properties or assets may be bound, except as, in the case of clause (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to Parent in connection with the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the Transactions and the other transactions contemplated hereby or compliance with the provisions hereof, except for (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) such other filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices, the failure of which to be obtained or made would not be material to Parent.
(c) The Parent Board has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the transactions contemplated by this Agreement. No other state takeover statute or similar Law applies or purports to apply to the Transactions, this Agreement or any of the other transactions contemplated by this Agreement.
Section 4.6 SEC Reports; Financial Statements.
(a) Parent has filed with or furnished to the SEC on a timely basis true and complete copies of all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by Parent since January 1, 2021 (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “Parent SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Parent SEC Documents (i) have been prepared in a manner consistent with the books and records of Parent and its Subsidiary, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (iii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iv) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since January 1, 2021, Parent has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.
(c) Parent has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to Parent, including its consolidated Subsidiaries, required to be disclosed in Parent’s periodic and current reports under the Exchange Act, is made known to Parent’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of Parent have evaluated the effectiveness of Parent’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.
(d) Parent and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with GAAP. Parent has disclosed, based on its most recent evaluation of Parent’s internal control over financial reporting prior to the date hereof, to Parent’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of Parent’s internal control over financial reporting which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. A true, correct and complete summary of any such disclosures made by management to Parent’s auditors and audit committee is set forth as Section 4.6(d) of Parent Disclosure Letter.
(e) Since January 1, 2021, (i) neither Parent nor any of its Subsidiaries nor, to the knowledge of the Parent, any director, officer, employee, auditor, accountant or representative of the Parent or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Parent or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Parent Board or any committee thereof or to any director or officer of Parent or any of its Subsidiaries.

(f) As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Parent SEC Documents. To the knowledge of Parent, none of the Parent SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.
(g) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special-purpose or limited-purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in Parent’s or such Subsidiary’s published financial statements or other Parent SEC Documents.
(h) Parent is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of Nasdaq, in each case, that are applicable to Parent.
(i) No Subsidiary of Parent is required to file any form, report, schedule, statement or other document with the SEC.
(j) Parent has not been and is not currently a “shell company” as defined under Section 12b-2 of the Exchange Act.
(k) Parent is, and since its first date of listing on Nasdaq has been, in compliance in all material respects with the applicable current listing and governance rules and regulations of Nasdaq.
Section 4.7 No Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, except (a) to the extent accrued or reserved against in the audited consolidated balance sheet of Parent and its Subsidiaries as at December 31, 2021 included in the Annual Report on Form 10-K filed by Parent with the SEC on March 31, 2022 (without giving effect to any amendment thereto filed on or after the date hereof) and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2021 that are not material to Parent and its Subsidiaries, taken as a whole. Parent has not applied for or received any funds or incurred any indebtedness pursuant to the Coronavirus Aid, Relief, and Economic Security Act (P.L. 116-136), enacted March 27, 2020 or any other economic relief or stimulus legislation or program, or otherwise received any funds or incurred any indebtedness from any Governmental Entity.
Section 4.8 Absence of Certain Changes or Events. Since December 31, 2021, except in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, (x) Parent and its Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice; (y) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect; and (z) neither Parent nor any of its Subsidiaries have:
(a) (i) declared, set aside or paid any dividends on, or made any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly-owned Subsidiary of Parent to its parent, (ii) purchased, redeemed or otherwise acquired shares of capital stock or other equity interests of Parent or its Subsidiary or any options, warrants, or rights to acquire any such shares or other equity interests, or (iii) split, combined, reclassified or otherwise amended the terms of any of its capital stock or other equity interests or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;
(b) amended or otherwise changed, or authorized or proposed to amend or otherwise change, its certificate of incorporation or by-laws (or similar organizational documents);
(c) adopted or entered into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or reorganization; or
(d) changed its financial or Tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable Law, or revalued any of its material assets.

Section 4.9 Litigation. There is no Action (or basis therefor) pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, any of their respective properties or assets, or any present or former officer, director or employee of Parent or any of its Subsidiaries in such individual’s capacity as such, other than any Action that (a) does not involve an amount in controversy in excess of $100,000 and (b) does not seek material injunctive or other nonmonetary relief. Neither Parent nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity. There is no Action pending or, to the knowledge of Parent, threatened seeking to prevent, hinder, modify, delay or challenge the Transactions or any of the other transactions contemplated by this Agreement.
Section 4.10 Compliance with Laws. Parent and each of its Subsidiaries are and have been in compliance in all material respects with all Laws applicable to their businesses, operations, properties or assets. None of Parent or any of its Subsidiaries has received, since January 1, 2020, a notice or other written communication alleging or relating to a possible material violation of any Law applicable to their businesses, operations, properties, assets or Parent Products (as defined below). Parent and each of its Subsidiaries have in effect all material Permits of all Governmental Entities necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted, and there has occurred no violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, nonrenewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, nonrenewal, adverse modification or cancellation result from the consummation of the transactions contemplated hereby.
Section 4.11 Health Care Regulatory Matters.
(a) Parent and, to the knowledge of Parent, each of its directors, officers, management employees, agents (while acting in such capacity), contract manufacturers, suppliers, and distributors are, and at all times prior hereto were, in material compliance with all Health Care Laws to the extent applicable to Parent or any of its products or activities. To the knowledge of Parent, there are no facts or circumstances that reasonably would be expected to give rise to any material liability under any Health Care Laws.
(b) Parent is not party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity.
(c) All applications, notifications, submissions, information, claims, reports and statistical analyses, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Permit from the FDA or other Governmental Entity relating to products that are regulated as drugs, medical devices, or other healthcare products under Health Care Laws, including biological and drug candidates, compounds or products being researched, tested, stored, developed, labeled, manufactured, packed and/or distributed by Parent or any of its Subsidiaries (“Parent Products”), including, without limitation, investigational new drug applications, when submitted to the FDA or other Governmental Entity were true, complete and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or other Governmental Entity. Parent does not have knowledge of any facts or circumstances that would be reasonably likely to lead to the revocation, suspension, limitation, or cancellation of a Permit required under Health Care Laws.
(d) All preclinical studies and clinical trials conducted by or, to the knowledge of Parent, on behalf of Parent have been, and if still pending are being, conducted in material compliance with research protocols and all applicable Health Care Laws, including, but not limited to, the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, 312 and 314. No clinical trial conducted by or on behalf of Parent has been conducted using any clinical investigators who have been disqualified, debarred or excluded from healthcare programs. No clinical trial conducted by or on behalf of the Parent has been terminated or suspended prior to completion, and no clinical investigator who has participated or is participating in, or institutional review board that has or has had jurisdiction over, a clinical trial conducted by or on behalf of Parent has placed a partial or full clinical hold order on, or otherwise terminated, delayed or suspended, such a clinical trial at a clinical research site based on an actual or alleged lack of safety or efficacy of any Parent Product or a failure to conduct such clinical trial in compliance with applicable Health Care Laws, their implementing regulations and good clinical practices. The Parent has not identified or received notice of instances or allegations of research misconduct (defined as falsification or fabrication of data, or plagiarism, as those terms are defined in 42 C.F.R. Part 93) involving research conducted by, or on behalf of the Parent, that could compromise or affect the integrity, reliability, completeness or accuracy of the data collected in such research, or the rights, safety or welfare of the research subjects.
(e) All manufacturing operations conducted by or, to the knowledge of Parent, for the benefit of Parent have been and are being conducted in material compliance with all Permits under applicable Health Care Laws, all applicable provisions of the FDA’s current good manufacturing practice (cGMP) regulations at 21 C.F.R. Parts 210-211 and Parts 600 and 610 and FDA’s Quality System (QS) regulations at 21 C.F.R. Part 820, and all comparable foreign regulatory requirements of any Governmental Entity.
(f) Parent has not received any written communication that relates to an alleged violation or noncompliance with any Health Care Laws, including any notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration, import detention or refusal, FDA Warning Letter or Untitled Letter, or any action by a Governmental Entity relating to any Health Care Laws. All Warning Letters, Form-483 observations, or comparable findings from other Governmental Entities listed in Section 4.11(f) of the Parent Disclosure Letter have been resolved and closed out to the satisfaction of the applicable Governmental Entity.
(g) There have been no seizures, withdrawals, recalls, detentions, or suspensions of manufacturing, testing, or distribution relating to the Parent Products required or requested by a Governmental Entity, or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Parent Products, or any adverse experiences relating to the Parent Products that have been reported to FDA or other Governmental Entity (“Parent Safety Notices”), and, to the knowledge of Parent, there are no facts or circumstances that reasonably would be expected to give rise to a Parent Safety Notice. All Parent Safety Notices listed in Section 4.11(g) of the Parent Disclosure Letter have been resolved to the satisfaction of the applicable Governmental Entity.
(h) There are no unresolved Parent Safety Notices, and to the knowledge Parent, there are no facts that would be reasonably likely to result in a material Parent Safety Notice or a termination or suspension of developing and testing of any of the Parent Products.
(i) Neither Parent, nor, to the knowledge of Parent, any officer, employee, agent, or distributor of Parent has made an untrue statement of a material fact or fraudulent or misleading statement to a Governmental Entity, failed to disclose a material fact required to be disclosed to a Governmental Entity, or committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide a basis for the FDA to invoke its FDA Ethics Policy. To the knowledge of Parent, none of the aforementioned is or has been under investigation resulting from any allegedly untrue, fraudulent, misleading, or false statement or omission, including data fraud, or had any action pending or threatened relating to the FDA Ethics Policy.
(j) All reports, documents, claims, Permits and notices required to be filed, maintained or furnished to the FDA or any Governmental Entity by Parent have been so filed, maintained or furnished, except where failure to file, maintain or furnish such reports, documents, claims, Permits or notices has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All such reports, documents, claims, Permits and notices were true and complete in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).
(k) Neither Parent nor, to the knowledge of Parent, any officer, employee, agent, or distributor of Parent has committed any act, made any statement or failed to make any statement that violates the Federal Anti-Kickback Statute, 28 U.S.C. § 1320a-7b, the Federal False Claims Act, 31 U.S.C. § 3729, other Drug or Health Care Laws, or any other similar federal, state, or ex-U.S. law applicable in the jurisdictions in which the Parent Products are sold or intended to be sold.
(l) Neither Parent nor, to the knowledge of Parent, any officer, employee, agent, or distributor of Parent has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under applicable Law, including, without limitation, 21 U.S.C. § 335a, or exclusion under 42 U.S.C. § 1320a-7, or any other statutory provision or similar law applicable in other jurisdictions in which the Parent Products are sold or intended to be sold. Neither Parent nor, to the knowledge of Parent, any officer, employee, agent or distributor of Parent, has been excluded from participation in any federal health care program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935, as amended, or any similar Health Care Law or program.
Section 4.12 Benefit Plans.
(a) Section 4.12(a) of the Parent Disclosure Letter contains a true and complete list of each “employee benefit plan” (within the meaning of section 3(3) of ERISA, whether or not subject to ERISA), and all stock purchase, stock option, phantom stock or other equity-based plan, severance, employment, collective bargaining, change-in-control, fringe benefit, bonus, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, in each case, whether written or oral, legally binding or not, under which any current or former employee, director or consultant of Parent or its Subsidiaries (or any of their dependents) has any present or future right to compensation or benefits or Parent or any of its Subsidiaries sponsors or maintains, is making contributions to or has any present or future liability or obligation (contingent or otherwise). All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Parent Plans.” Parent has provided or made available to the Contributors a current, accurate and complete copy of each Parent Plan, or if such Parent Plan is not in written form, a written summary of all of the material terms of such Parent Plan. With respect to each Parent Plan, Parent has furnished or made available to the Contributors a current, accurate and complete copy of, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the IRS, (iii) any summary plan description or summary of material modifications, and (iv) for the most recent year and as applicable (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.
(b) Neither Parent, its Subsidiaries or any member of their Controlled Group (defined as any organization which is a member of a controlled, affiliated or otherwise related group of entities within the meaning of Code Section 414(b), (c), (m) or (o)) has, in the past six (6) years, sponsored, maintained, contributed to or been required to contribute to or incurred any liability (contingent or otherwise) with respect to: (i) a “multiemployer plan” (within the meaning of ERISA section 3(37)), (ii) a Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code, (iii) a Pension Plan which is a “multiple employer plan” as defined in Section 413 of the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code.
(c) With respect to the Parent Plans:
(i) each Parent Plan complies in all material respects with its terms and materially complies in form and in operation with the applicable provisions of ERISA and the Code and all other applicable legal requirements;
(ii) each Parent Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred to the knowledge of the Parent since the date of such letter that would reasonably be expected to cause the loss of the sponsor’s ability to rely upon such letter, and nothing has occurred to the knowledge of the Parent that would reasonably be expected to result in the loss of the qualified status of such Parent Plan;
(iii) there is no material Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the PBGC, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of Parent, threatened, relating to the Parent Plans, any fiduciaries thereof with respect to their duties to Parent Plans or the assets of any of the trusts under any of Parent Plans (other than routine claims for benefits);
(iv) none of the Parent Plans currently provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA, and none of Parent, its Subsidiaries or any members of their Controlled Group has any liability to provide post-termination or retiree welfare benefits to any person, except to the extent required by statute or except with respect to a contractual obligation to reimburse any premiums such person may pay in order to obtain health coverage under COBRA;
(v) each Parent Plan is subject exclusively to United States Law; and

(vi) the execution and delivery of this Agreement and the consummation of the Transactions will not, either alone or in combination with any other event, (A) entitle any current or former employee, officer, director or consultant of Parent or any Subsidiary to severance pay, unemployment compensation or any other similar termination payment, or any other compensatory payment, including any bonus, retention, retirement or other benefit, (B) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due to any such employee, officer, director or consultant, or (C) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.
(d) Each Parent Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code (or any comparable or similar provision of state, local, or foreign Law) materially complies in both form and operation in all material respects with the requirements of Section 409A of the Code (or any comparable or similar provision of state, local, or foreign Law) and all applicable IRS guidance issued with respect thereto. There is no agreement, plan or other arrangement to which any of Parent or any Subsidiary is a party or by which any of them is otherwise bound to compensate any person in respect of any excise or other Taxes or other liabilities (including interest and penalties) incurred with respect to Section 409A or 4999 of the Code.
Section 4.13 Labor and Employment Matters.
(a) Parent and its Subsidiaries are and since January 1, 2020 have been in compliance in all material respects with all applicable Laws relating to labor and employment, including those relating to employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation, the collection and payment of withholding and/or payroll Taxes and similar Taxes, unemployment compensation, equal employment opportunity, discrimination, harassment, employee and contractor classification, information privacy and security, and continuation coverage with respect to group health plans. During the preceding three years, there has not been, and as of the date of this Agreement there is not pending or, to the knowledge of Parent, threatened, any labor dispute, work stoppage, labor strike or lockout against Parent or any of its Subsidiaries by employees.
(b) No employee of Parent or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the knowledge of Parent, since January 1, 2020, there has not been any activity on behalf of any labor union, labor organization or similar employee group to organize any employees of Parent or any of its Subsidiaries, and there are no representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority. There are no (i) material unfair labor practice charges or complaints against Parent or any of its Subsidiaries pending before the National Labor Relations Board or any other labor relations tribunal or authority and to the knowledge of Parent no such representations, claims or petitions are threatened, or (ii) grievances or pending arbitration proceedings against Parent or any of its Subsidiaries that arose out of or under any collective bargaining agreement. Neither the consent or consultation of, nor the formal rendering of advice by, any labor union, labor organization or similar employee group is required for Parent to enter into this Agreement or to consummate the transactions contemplated hereby.
(c) To the knowledge of Parent, no current key employee or officer of Parent or any of its Subsidiaries intends, or is expected, to terminate his or her employment relationship with such entity in connection with or as a result of the transactions contemplated hereby or otherwise within one year of the Closing Date.
(d) During the preceding three years, (i) neither Parent nor any Subsidiary has effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) in connection with Parent or any Subsidiary affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) neither Parent nor any Subsidiary has engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law. The Parent and its Subsidiaries currently properly classify and for the past three (3) years have properly classified its and their employees as exempt or nonexempt in accordance with applicable overtime laws, and no person treated as an independent contractor or consultant by Parent or any Subsidiary within the past three (3) years should have been properly classified as an employee under applicable Law, in each case, except as would not, individually or in the aggregate, result in Parent incurring a material liability.
(e) With respect to any current or former employee, officer, consultant or other service provider of Parent, there are no Actions against Parent or any of its Subsidiaries pending, or to Parent’s knowledge, threatened to be brought or filed, in connection with the employment or engagement of any current or former employee, officer, consultant or other service provider of Parent, including, without limitation, any claim relating to employment discrimination, harassment, retaliation, equal pay, employment classification or any other employment related matter arising under applicable Laws, except where such action would not, individually or in the aggregate, result in Parent incurring a material liability.
(f) Since January 1, 2020, (i) no allegations of workplace sexual harassment, discrimination or other misconduct have been made, initiated, filed or, to the knowledge of Parent, threatened against Parent, any of its Subsidiaries or any of their respective current or former directors, officers or senior-level management employees in their capacities as such, (ii) to the knowledge of Parent, no incidents of any such workplace sexual harassment, discrimination or other misconduct have occurred, and (iii) Parent has not entered into any settlement agreement related to allegations of sexual harassment, discrimination or other misconduct by any of its directors, officers or employees described in clause (i) hereof or any independent contractor.
(g) Parent and its Subsidiaries are and have at all relevant times been in compliance in all material respects with (i) COVID-19 related Laws, standards, regulations, orders and guidance (including without limitation relating to business reopening), including those issued and enforced by the Occupational Safety and Health Administration, the Centers for Disease Control, the Equal Employment Opportunity Commission, and any other Governmental Entity; and (ii) the Families First Coronavirus Response Act and any other applicable COVID-19-related leave Law, whether state, local or otherwise.
Section 4.14 Environmental Matters. Except as would not be material to the Parent, (i) Parent and each of its Subsidiaries have conducted their respective businesses in compliance with all, and have not violated any, applicable Environmental Laws; (ii) Parent and its Subsidiaries have obtained all Permits of all Governmental Entities and any other Person that are required under any Environmental Law; (iii) there has been no release of any Hazardous Substance by Parent or any of its Subsidiaries or any other Person in any manner that has given or would reasonably be expected to give rise to any remedial or investigative obligation, corrective action requirement or liability of Parent or any of its Subsidiaries under applicable Environmental Laws; (iv) neither Parent nor any of its Subsidiaries has received any claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any federal, state, local, foreign or provincial Governmental Entity or any other Person asserting that Parent or any of its Subsidiaries is in violation of, or liable under, any Environmental Law; (v) no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability under any Environmental Law, in each case, on, at, under or from any current or former properties or facilities owned or operated by Parent or any of its Subsidiaries or as a result of any operations or activities of Parent or any of its Subsidiaries at any location and, to the knowledge of Parent, Hazardous Substances are not otherwise present at or about any such properties or facilities in amount or condition that has resulted in or would reasonably be expected to result in liability to Parent or any of its Subsidiaries under any Environmental Law; and (vi) neither Parent, its Subsidiaries nor any of their respective properties or facilities are subject to, or are threatened to become subject to, any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities.
Section 4.15 Taxes.
(a) Parent and each of its Subsidiaries have (i) filed all income Tax Returns and other material Tax Returns required to be filed by or on behalf of themselves (taking into account any applicable extensions thereof) and all such Tax Returns are true, accurate and complete in all material respects; and (ii) paid in full (or caused to be timely paid in full) all income and other material Taxes that are required to be paid by it, whether or not such Taxes were shown as due on such Tax Returns.

(b) All material Taxes not yet due and payable by Parent or any of its Subsidiaries as of the date of the Parent Balance Sheet have been, in all respects, properly accrued in accordance with GAAP on the financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Parent SEC Documents, and such financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Parent SEC Documents reflect an adequate reserve (in accordance with GAAP) for all material Taxes accrued but unpaid by Parent and each of its Subsidiaries through the date of such financial statements. Since the date of the Parent Balance Sheet, neither Parent nor any of its Subsidiaries has incurred, individually or in the aggregate, any liability for Taxes outside the ordinary course of business.
(c) Neither Parent nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any material amount of Tax, in each case that has not since expired.
(d) No material Tax Actions with respect to Taxes or any Tax Return of Parent or any of its Subsidiaries are presently in progress or have been asserted, threatened or proposed in writing. No deficiencies or claims for a material amount of Taxes have been claimed, proposed, assessed or asserted in writing against Parent or any of its Subsidiaries by a Governmental Entity, other than any such claim, proposal, assessment or assertion that has been satisfied by payment in full, settled or withdrawn.
(e) Parent and each of its Subsidiaries have timely withheld all material amounts of Taxes required to have been withheld from payments made (or deemed made) to their employees, independent contractors, creditors, stockholders and other third parties and, to the extent required, such Taxes have been timely paid to the relevant Governmental Entity.
(f) Neither Parent nor any of its Subsidiaries has engaged in a “reportable transaction” as set forth in Treasury Regulations § 1.6011-4(b).
(g) Neither Parent nor any of its Subsidiaries (i) is a party to or bound by, or has any liability pursuant to, any Tax sharing, allocation, indemnification or similar agreement or obligation other than any Ordinary Course Agreement; (ii) is or has ever been a member of a group (other than a group the common parent of which is Parent) filing a consolidated, combined, affiliated, unitary or similar income Tax Return; (iii) has any liability for the Taxes of any Person (other than Parent) pursuant to Treasury Regulations § 1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, by Contract (other than Ordinary Course Agreements), or otherwise by operation of Law; and (iv) is or has ever been treated as a resident for any income Tax purpose, or as subject to Tax by virtue of having a permanent establishment, an office or fixed place of business, in any country other than the country in which it was or is organized.
(h) No private-letter rulings, technical advice memoranda, or similar material agreements or rulings have been requested in writing, entered into or issued by any taxing authority with respect to Parent or any of its Subsidiaries which rulings remain in effect.
(i) Neither Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) a change in, or use of improper, method of accounting requested or initiated on or prior to the Closing Date, (ii) a “closing agreement” as described in Section 7121 of the Code (or any similar provision of Law) executed on or prior to the Closing Date, (iii) an installment sale or open-transaction disposition made on or prior to the Closing Date, or (iv) any deferred intercompany gain or excess-loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(j) There are no liens for Taxes upon any of the assets of Parent or any of its Subsidiaries other than Liens described in clause (i) of the definition of Permitted Liens.
(k) Neither Parent nor any of its Subsidiaries has distributed stock of another Person or has had its stock distributed by another Person, in a transaction (or series of transactions) that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.
(l) Neither Parent nor any of its Subsidiaries has been a United States real property holding corporation, as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(m) No material claim has been made in writing by any Governmental Entity in a jurisdiction where Parent or any of its Subsidiaries does not currently file or has not filed a Tax Return that Parent or any of its Subsidiaries is or may be subject to taxation by such jurisdiction.
(n) To Parent’s knowledge, neither Parent nor any of its Subsidiaries has been, is, and immediately prior to the Effective Time will be, treated as an “investment company” within the meanings of Section 351(e) of the Code.
(o) Neither Parent nor any of its Subsidiaries has taken any action (or agreed to take any action prior to the Closing), nor does it know of any fact or circumstance, in each case, that it knows could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment.
(p) Section 4.15(p) of the Parent Disclosure Letter sets forth the entity classification of Parent and each of its Subsidiaries for U.S. federal income tax purposes. Neither Parent nor any of its Subsidiaries has made an election to change its federal and state income tax classification from such classification.
Section 4.16 Contracts.
(a) Except as set forth in the Parent SEC Documents publicly available prior to the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or is bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act, excluding, however, any Company Plans) (all such Contracts “Parent Material Contracts”).
(b) (i) Each Parent Material Contract is valid and binding on Parent and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the knowledge of Parent, each other party thereto, and is in full force and effect and enforceable in accordance with its terms; (ii) Parent and each of its Subsidiaries, and, to the knowledge of Parent, each other party thereto, have performed all material obligations required to be performed by themselves under each Parent Material Contract; and (iii) there is no material default under any Parent Material Contract by Parent or any of its Subsidiaries or, to the knowledge of Parent, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a material default on the part of Parent or any of its Subsidiaries or, to the knowledge of Parent, any other party thereto under any such Parent Material Contract, nor has Parent or any of its Subsidiaries received any notice of any such material default, event or condition. Parent has made available to the Contributors true and complete copies of all Parent Material Contracts, including all amendments thereto.
Section 4.17 Insurance. Each of Parent and its Subsidiaries is covered by valid and currently effective insurance policies issued in favor of Parent or one or more of its Subsidiaries that are customary and adequate for companies of similar size in the industries and locations in which Parent operates. Section 4.17 of the Parent Disclosure Letter sets forth, as of the date hereof, a true and complete list of all material insurance policies issued in favor of Parent or any of its Subsidiaries, or pursuant to which Parent or any of its Subsidiaries is a named insured or otherwise a beneficiary, as well as any historic incurrence-based policies still in force. With respect to each such insurance policy, (a) such policy is in full force and effect and all premiums due thereon have been paid, (b) neither Parent nor any of its Subsidiaries is in breach or default, and has not taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy and (c) to the knowledge of Parent, no insurer issuing any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation. No notice of cancellation or termination has been received with respect to any such policy, nor will any such cancellation or termination result from the consummation of the transactions contemplated hereby. The transactions contemplated in this Agreement are not deemed to be a change of control under the Parent’s existing directors’ and officers’ liability insurance policy.
Section 4.18 Properties.
(a) Parent or one of its Subsidiaries has good and valid title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in, all of its real properties and tangible assets that are necessary for Parent and its Subsidiaries to conduct their respective businesses as currently conducted, free and clear of all Liens other than (i) Liens for current Taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business consistent with past practice and (iii) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Parent as currently conducted (“Permitted Liens”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the tangible personal property currently used in the operation of the business of Parent and its Subsidiaries is in good working order (reasonable wear and tear excepted).
(b) Each of Parent and its Subsidiaries has complied with the terms of all leases to which it is a party, and all such leases are in full force and effect, except for any such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except for any such failure to do so that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(c) Section 4.18(c) of the Parent Disclosure Letter sets forth a true and complete list of (i) all real property owned by Parent or any of its Subsidiaries and (ii) all real property leased for the benefit of Parent or any of its Subsidiaries.
(d) This Section 4.18 does not relate to Intellectual Property, which is the subject of Section 4.19.
Section 4.19 Intellectual Property.
(a) Section 4.19(a) of the Parent Disclosure Letter sets forth a true and complete list of all (i) material patents and patent applications; (ii) material trademark registrations and applications; and (iii) material copyright registrations and applications (collectively, “Parent Registered IP”), in each case owned by the Parent and its Subsidiaries, and a true and complete list of all domain names owned or exclusively licensed by Parent and its Subsidiaries. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect (A) all of the Parent Registered IP is subsisting and, in the case of any Parent Registered IP that is registered or issued and to the knowledge of Parent, valid and enforceable, (B) no Parent Registered IP is involved in any interference, reissue, derivation, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of Parent, no such action is threatened with respect to any of the Parent Registered IP and (C) Parent or its Subsidiaries own exclusively, free and clear of any and all Liens (other than Permitted Liens), all Parent Owned IP, including all Intellectual Property created on behalf of Parent or its Subsidiaries by employees or independent contractors.
(b) Section 4.19(b) of the Parent Disclosure Letter accurately identifies (i) all contracts pursuant to which any Parent Registered IP is licensed to Parent or its Subsidiaries (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a nonexclusive, internal-use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Parent’s or its Subsidiaries’ products or services, (B) any Intellectual Property licensed on a nonexclusive basis ancillary to the purchase or use of equipment, reagents or other materials, (C) any confidential information provided under confidentiality agreements and (D) agreements between Parent and any of its Subsidiaries and their employees in Parent’s standard form thereof), (ii) the corresponding Parent Contract pursuant to which such Parent Registered IP is licensed to Parent or any of its Subsidiaries and (iii) whether the license or licenses granted to Parent or its Subsidiaries are exclusive or nonexclusive.
(c) Section 4.19(c) of the Parent Disclosure Letter accurately identifies each Parent contract pursuant to which any Person has been granted any license or covenant not to sue under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Parent Registered IP (other than (i) any confidential information provided under confidentiality agreements and (ii) any Parent Registered IP nonexclusively licensed to academic collaborators, suppliers or service providers for the sole purpose of enabling such academic collaborator, supplier or service providers to provide services for Parent’s benefit).
(d) Parent and its Subsidiaries have taken commercially reasonable measures to maintain the confidentiality of all information that constitutes or constituted a material Trade Secret of Parent or its Subsidiaries, including requiring all Persons having access thereto to execute written nondisclosure agreements or other binding obligations to maintain confidentiality of such information.
(e) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) to the knowledge of Parent, the conduct of the businesses of Parent and its Subsidiaries, including the manufacture, marketing, offering for sale, sale, importation, use or intended use or other disposal of any product as currently sold or under development by Parent or its Subsidiaries, has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any Intellectual Property of any Person, (ii) neither Parent nor any of its Subsidiaries has received any written notice or claim asserting or suggesting that any such infringement, misappropriation, or dilution is or may be occurring or has or may have occurred and (iii) to the knowledge of Parent, no Person is infringing, misappropriating, or diluting in any material respect any Parent Registered IP.
(f) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and its Subsidiaries have taken commercially reasonable steps to protect the confidentiality and security of the computer and information technology systems used by Parent and its Subsidiaries (the “Parent IT Systems”) and the information and transactions stored or contained therein or transmitted thereby, (ii) to the knowledge of Parent, during the past two (2) years, there has been no unauthorized or improper use, loss, access, transmittal, modification or corruption of any such information or data, and (iii) during the past two (2) years, there have been no material failures, crashes, viruses, or security breaches (including any unauthorized access to any personally identifiable information) affecting the Parent IT Systems.
(g) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) to the knowledge of Parent, Parent and its Subsidiaries have at all times complied in all material respects with all applicable Privacy Laws, (ii) during the past two (2) years, no claims have been asserted or, to the knowledge of Parent, threatened in writing against Parent alleging a violation of any Person’s privacy or Personal Information, (iii) neither this Agreement nor the consummation of the transactions contemplated hereby will breach or otherwise violate any applicable Privacy Laws and (iv) Parent and its Subsidiaries have taken commercially reasonable steps to protect the Personal Information collected, used or held for use by Parent or its Subsidiaries against loss and unauthorized access, use, modification, disclosure or other misuse.
(h) To the knowledge of Parent, no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Parent Owned IP, to the knowledge of Parent, exclusively licensed to Parent, and no Governmental Entity, university, college, other educational institution or research center has, to the knowledge of Parent, any claim or right in or to such Intellectual Property.
(i) The execution, delivery and performance by Parent of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss of, or give rise to any right of any third party to terminate or modify any of Parent’s or any Subsidiaries’ rights or obligations under any agreement under which Parent or any of its Subsidiaries grants to any Person, or any Person grants to Parent or any of its Subsidiaries, a license or right under or with respect to any Intellectual Property that is material to any of the businesses of Parent or any of its Subsidiaries.
Section 4.20 Related Party Transactions. Since January 1, 2021 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between Parent or any of its Subsidiaries, on the one hand, and the Affiliates of Parent, on the other hand (other than Parent’s Subsidiaries), that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and that have not been so disclosed in the Parent SEC Documents.
Section 4.21 Certain Payments. Neither Parent nor any of its Subsidiaries (nor, to the knowledge of the Parent, any of their respective directors, executives, representatives, agents or employees) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
Section 4.22 Brokers. No broker, investment banker, financial advisor or other Person, other than Raymond James & Associates, Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this

Agreement based upon arrangements made by or on behalf of Parent. Parent has furnished to Company a true and complete copy of any Contract between the Parent and Raymond James & Associates, Inc. pursuant to which Raymond James & Associates, Inc. could be entitled to any payment from the Parent relating to the transactions contemplated hereby.
Section 4.23 State Takeover Statutes. No Takeover Laws or any similar anti-takeover provision in the Certificate of Incorporation or Bylaws of Parent applicable to Parent is, or at the Effective Time will be, applicable to this Agreement, the Transactions, the Parent Capital Stock Issuance, or any of the other transactions contemplated hereby.
Section 4.24 No Other Representations or Warranties. Except for the representations and warranties contained in Article II and Article III, Parent acknowledges and agrees that none of the Contributors, the Company or any other Person on behalf of the Contributors or the Company makes any other express or implied representation or warranty whatsoever, and specifically (but without limiting the generality of the foregoing) that none of the Contributors, the Company or any other Person on behalf of the Contributors, the Company or any of its Subsidiaries makes any representation or warranty with respect to any projections or forecasts delivered or made available to Parent or any of its Subsidiaries or Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company (including any such projections or forecasts made available to Parent or any of its Subsidiaries or Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement), and Parent has not relied on any such information or any representation or warranty not set forth in Article III.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE MINORITY HOLDERS
Each Minority Holder represents and warrants to Parent, each on behalf of itself only and not on behalf of another Minority Holder, as follows:
Section 5.1 Authority. Minority Holder has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Minority Holder and the consummation by Minority Holder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Minority Holder and no other proceedings on the part of Minority Holder are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Minority Holder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of Minority Holder, enforceable against Minority Holder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
Section 5.2 No Conflict; Consents and Approvals.
(a) The execution, delivery and performance of this Agreement by Minority Holder does not, and the consummation of the transactions contemplated hereby and compliance by Minority Holder with the provisions hereof will not, conflict with, or result in any violation or breach of, any provision of, or:
(i) conflict with or violate the organizational documents of the Minority Holder (if and as applicable) or his or her Entity;
(ii) conflict with or violate any federal, state, local or foreign Law, injunction, decree or order of any Governmental Entity applicable to Minority Holder or his or her respective Entity or by which any property or asset of Minority Holder or his or her respective Entity is bound or affected, or
(iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, create in any party the right to accelerate, terminate, modify or cancel, or require any consent of any Person pursuant to, any material contract or material agreement to which his or her respective Entity is a party.
(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to Minority Holder in connection with the execution, delivery and performance of this Agreement by Minority Holder or the consummation by the respective Entity of the transactions contemplated hereby or compliance with the provisions hereof, except for (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) such other filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made would not be material to Minority Holder.
Section 5.3 Shares. Minority Holder is the recorded and beneficial owner of the Entity Shares, free and clear of any encumbrance (other than restrictions on transfer that may arise under applicable securities Laws). Minority Holder has the right, authority and power to assign and transfer his or her Entity Shares to Parent.
Section 5.4 Accredited Investor Status. Prior to the date of this Agreement, Minority Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act or is not a “U.S. person” within the meaning of Regulation S, Rule 902, promulgated by the SEC under the Securities Act.
Section 5.5 Entity Representations and Warranties. Each Minority Holder represents and warrants to Parent on behalf of his or her respective Entity and not on behalf of any other Entity as follows:
(a) Organization, Standing and Power. Such Entity is an entity duly organized, incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Such Entity is not in violation of any provision of its organizational documents. The Minority Holder has previously made available to Parent true and complete copies of such Entity’s organizational documents, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect.
(b) Capital Stock. The maximum number of shares such Entity is authorized to issue and the shares issued and outstanding for such Entity is set forth on Annex A hereto. All outstanding Entity Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Such Entity does not have outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, interests having the right to vote) with the shareholders of such Entity on any matter. Except as set forth above on Annex A hereto, there are no outstanding (A) shares or other voting or equity interests of such Entity, (B) securities of such Entity convertible into or exchangeable or exercisable for shares of such Entity or other voting or equity interests of such Entity, (C) profits or revenue-based interests or rights, including beneficial, appreciation, phantom or tracking interests in or rights to the ownership or earnings of such Entity or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from such Entity, or obligations of such Entity to issue, any shares of such Entity, voting interests, equity interests or securities convertible into or exchangeable or exercisable for shares or other voting interests or equity interests of such Entity or rights or interests described in the preceding clause (C), or (E) obligations of such Entity to repurchase, redeem or otherwise acquire any such interests or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such interests. There are no shareholder agreements, voting trusts or other agreements or understandings to which such Entity is a party or of which such Entity has knowledge with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restrict the transfer of, any shares or other voting interests or equity interests of such Entity. Such Entity does not have any option plan or any other plan, program, agreement or arrangement providing for an equity-based compensation for any Person.
(c) Subsidiaries. Except for the capital stock of, or other equity or voting interests in, the Operating Company, such Entity does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.
(d) Taxes. None of the Company, its Subsidiaries or the Entities will recognize any income or other Tax liability for non-U.S. tax purposes with respect to the Transactions.
Section 5.6 No Other Representations or Warranties. Except for the representations and warranties contained in Article IV, Minority Holder acknowledges and agrees that none of Parent or any other Person on behalf of Parent makes any other express or implied representation or warranty whatsoever, and specifically (but without limiting the generality of the foregoing) that none of Parent, its Subsidiaries or any other Person on behalf of Parent makes any representation or warranty with respect to any projections or forecasts delivered or made available to Minority Holder or any of its Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent (including any such projections or forecasts made available to Minority Holder and Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement), and Minority Holder has not relied on any such information or any representation or warranty not set forth in Article IV.
Section 5.7 Exclusivity of Representations and Warranties. Neither Minority Holder nor any of its Affiliates or Representatives is making any representation or warranty on behalf of Minority Holder or his or her respective Entity of any kind or nature whatsoever, oral or written, express or implied, except as expressly set forth in this Article V, and Minority Holder hereby disclaims any such other representations or warranties.
ARTICLE VI
COVENANTS
Section 6.1 Conduct of Business.
(a) During the period from the date of this Agreement to the Effective Time, except as may be required by applicable Law, Parent shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course of business in all material respects consistent with past practice and use reasonable best efforts to preserve intact its business organization, preserve its assets, rights and properties in good repair and condition, keep available the services of its current officers, employees and consultants and preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it and, except (x) as set forth in Section 6.1(a) of the Parent Disclosure Letter, (y) as consented to in writing in advance by the Contributors, or (z) as otherwise specifically required by this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would reasonably be expected to materially impede or delay the consummation of the Transactions and the other transactions contemplated hereby. In clarification of the foregoing, without the consent in writing in advance by the Contributors (such consent not to unreasonably withheld, delayed, or conditioned), Parent shall not, and shall not permit each of its Subsidiaries to:
(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly-owned Subsidiary of Parent to its parent, (B) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of Parent or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests or (C) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;
(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, or grant any Person any right to acquire any shares of its capital stock;
(iii) amend or otherwise change, or authorize or propose to amend or otherwise change, its certificate of incorporation or bylaws (or similar organizational documents);
(iv) acquire (A) by merging or consolidating with, purchasing an equity interest in or a portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof, or (B) any assets;
(v) sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any Lien or otherwise dispose in whole or in part of any of its material properties, assets or rights or any interest therein;
(vi) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
(vii) (A) incur, create, assume or otherwise become liable for, or repay or prepay, any Indebtedness, or amend, modify or refinance any Indebtedness or (B) make any loans, advances or capital contributions to, or investments in, any other Person;
(viii) incur or commit to incur any material new capital expenditure or authorization or commitment with respect thereto;

(ix) enter into, materially amend or terminate any Material Contract;
(x) commence any Action (other than an Action as a result of an Action commenced against Parent or any of its Subsidiaries), or compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby);
(xi) implement or adopt any change to its financial or tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable Law;
(xii) settle or compromise any liability for Taxes; file any amended Tax Return or claim for Tax refund; make (outside of the ordinary course of business and other than on a basis consistent with past practice), revoke or modify any Tax election; file any Tax Return other than on a basis consistent with past practice, unless required by applicable Law; consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes (other than an extension for the filing of a Tax Return in the ordinary course of business); grant any power of attorney with respect to Taxes; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, Tax holiday or any closing or other similar agreement; or change any method of accounting for Tax purposes;
(xiii) except to the extent required by applicable Law (including Section 409(A) of the Code), any arrangement in effect as of the date hereof, or as consistent with past practice, (A) increase the compensation or benefits of any director or executive officer of Parent, (B) amend or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan (other than any such adoption or amendment that does not increase the cost to Parent or any of its Subsidiaries of maintaining the applicable compensation or benefit plan) with or for the benefit or its employees or directors or (C) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;
(xiv) hire employees;
(xv) terminate any employees of Parent or its Subsidiaries or otherwise cause any employees of Parent or its Subsidiaries to resign, in each case other than for cause or poor performance (documented in accordance with Parent’s past practices);
(xvi) pay, discharge or satisfy any claim or liability, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected or reserved against on the Parent Balance Sheet or subsequently incurred in the ordinary course of business;
(xvii) accelerate the collection of or discount any accounts receivable, delay the payment of accounts payable or defer expenses, reduce inventories or otherwise increase cash on hand;
(xviii) fail to keep in force insurance policies or replacement or revised provisions regarding insurance coverage with respect to the assets, operations and activities of Parent and its Subsidiaries as currently in effect;
(xix) permit the lapse of any right relating to Intellectual Property or any other intangible asset used in the business of Parent or any of its Subsidiaries;
(xx) renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement that would restrict or limit the operations of Parent or any of its Subsidiaries;
(xxi) enter into any new line of business outside of its existing business;
(xxii) enter into any new lease or amend the terms of any existing lease of real property;
(xxiii) take any action (or omit to take any action) if such action (or omission) could reasonably be expected to result in any of the conditions to the Transactions set forth in Article VII not being satisfied; or
(xxiv) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.
(b) During the period from the date of this Agreement to the Effective Time, except as may be required by applicable Law, each Contributors shall, and shall cause each of its respective Subsidiaries (which, for the avoidance of the doubt, includes the Company and the Operating Company) to, carry on its business in the ordinary course of business in all material respects consistent with past practice and use reasonable best efforts to preserve intact its business organization, preserve its assets, rights and properties in good repair and condition, keep available the services of its current officers, employees and consultants and preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it and, except (w) as set forth in Section 6.1(b) of the Company Disclosure Letter, (x) as consented to in writing in advance by the Parent, (y) as would not reasonably be expected to result in any of the conditions to the Transactions set forth in Article VII not being satisfied, or (z) as otherwise specifically required by this Agreement, the Contributors shall not, and shall not permit any of their Subsidiaries to, take any action that would reasonably be expected to materially impede or delay the consummation of the Transactions and the other transactions contemplated hereby. In clarification of the foregoing, without the consent in writing in advance by the Parent (such consent not to unreasonably withheld, delayed, or conditioned), each Contributor and Minority Holder shall not, and shall not permit each of its Subsidiaries to engage in any of the following actions to the extent such action could reasonably be expected to result in any of the conditions to the Transactions set forth in Article VII not being satisfied:
(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly-owned Subsidiary of the Contributor to its holders, (B) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests, or (C) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, except in each case as contemplated by Section 6.17;
(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, or grant any Person any right to acquire any shares of its capital stock;
(iii) amend or otherwise change, or authorize or propose to amend or otherwise change, its certificate of incorporation or bylaws (or similar organizational documents);
(iv) acquire (A) by merging or consolidating with, purchasing an equity interest in or a portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof, or (B) any assets, except in each case as contemplated by Section 6.17;
(v) sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any Lien or otherwise dispose in whole or in part of any of its material properties, assets or rights or any interest therein;
(vi) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
(vii) enter into any new line of business outside of its existing business; or
(viii) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.
Section 6.2 No Solicitation; Recommendation of the Transactions.
(a) Parent shall not, and shall not permit or authorize any of its Subsidiaries or any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, “Representatives”) of Parent or any of its Subsidiaries, directly or indirectly, to (i) solicit, initiate, endorse, encourage or facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal or (iii) resolve, agree or propose to do any of the foregoing. Notwithstanding the foregoing, (i) nothing in this Section 6.2 shall preclude the Parent, its Subsidiaries, and their respective Representatives from actively taking any and all actions in the preceding sentence (or otherwise prohibited under this Section 6.2) with respect to the sale or license of the Parent’s legacy assets, technology, and Intellectual Property (including the Parent’s bleeding disorder product candidates) in existence as of the date of this Agreement (such permitted transaction, a “Parent Legacy Proposal”), and (ii) each Contributor acknowledges and agrees that (A) a Parent Legacy Proposal shall not be deemed to be an Acquisition Proposal, and (B) any and all actions taken by the Parent, its Subsidiaries, and their respective Representatives with respect to a Parent Legacy Proposal shall not be deemed to be a breach of this Section 6.2 or any other provisions of this Agreement, and therefore, the Contributors shall not be entitled to terminate this Agreement or to payment of the Termination Fee as a result of any such actions taken.
(b) Parent shall, and shall cause each of its Subsidiaries and the Representatives of Parent and its Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or potential Acquisition Proposal and immediately terminate all physical and electronic data room access previously granted to any such Person, (B) request the prompt return or destruction of all confidential information previously furnished with respect to any Acquisition Proposal or potential Acquisition Proposal, and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal or potential Acquisition Proposal, and shall enforce the provisions of any such agreement, which shall include seeking any injunctive relief available to enforce such agreement (provided, that Parent shall be permitted to grant waivers of, and not enforce, any standstill agreement, but solely to the extent that the Parent Board has determined in good faith, after consultation with its outside counsel, that failure to take such action (I) would prohibit the counterparty from making an unsolicited Acquisition Proposal to the Parent Board in compliance with this Section 6.2 and (II) would constitute a breach of its fiduciary duties to the stockholders of Parent under applicable Law).
(c) Notwithstanding the foregoing, if at any time following the date of this Agreement and prior to obtaining the Parent Stockholder Approval, (1) Parent receives a written Acquisition Proposal that the Parent Board believes in good faith to be bona fide, (2) such Acquisition Proposal was unsolicited and did not otherwise result from a breach of this Section 6.2, (3) the Parent Board determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal, and (4) the Parent Board determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) below would constitute a breach of its fiduciary duties to the stockholders of Parent under applicable Law, then Parent may (x) furnish information with respect to Parent and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to Parent than, those set forth in the Confidentiality Agreements (including any standstill agreement contained therein) (an “Acceptable Confidentiality Agreement”); provided, that (I) Parent shall provide the Contributors a non-redacted copy of each confidentiality agreement Parent has executed in accordance with this Section 6.2 and (II) that any non-public information provided to any such Person shall have been previously provided to the Contributors or shall be provided to the Contributors prior to or concurrently with the time it is provided to such Person, and (y) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal.
(d) Neither the Parent Board nor any committee thereof shall:
(i) (A) withdraw (or modify or qualify in any manner adverse to the Contributors) the recommendation or declaration of advisability by the Parent Board or any such committee of this Agreement, the Transactions, the Parent Stockholder Matters or any of the other transactions contemplated hereby, (B) recommend or otherwise declare advisable the approval by the Parent stockholders of any Acquisition Proposal, or (C) resolve, agree or propose to take any such actions (each such action set forth in this Section 6.2(d)(i) being referred to herein as an “Adverse Recommendation Change”); or
(ii) cause or permit Parent or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract, except for an Acceptable Confidentiality Agreement, in each case constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal, or resolve, agree or propose to take any such actions.
(e) Notwithstanding the foregoing, at any time prior to obtaining the Parent Stockholder Approval, the Parent Board may, if the Parent Board determines in good faith (after consultation with outside counsel) that the failure to do so would result in a breach of its fiduciary duties to the stockholders of Parent under applicable

Law, taking into account all adjustments to the terms of this Agreement that may be offered by Contributors pursuant to this Section 6.2, (x) make an Adverse Recommendation Change in response to either (I) a Superior Proposal or (II) an Intervening Event, or (y) solely in response to a Superior Proposal received after the date hereof that was unsolicited and did not otherwise result from a breach of this Section 6.2, cause Parent to terminate this Agreement in accordance with Section 8.1(c)(ii) and concurrently enter into a binding Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that Parent may not make an Adverse Recommendation Change in response to a Superior Proposal or terminate this Agreement pursuant to Section 8.1(d)(ii) unless: (A) Parent notifies the Contributors in writing at least five Business Days before taking that action of its intention to do so, and specifies the reasons therefor, including the terms and conditions of, and the identity of the Person making, such Superior Proposal, and contemporaneously furnishes a copy (if any) of the proposed Alternative Acquisition Agreement and any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by Parent and a new five Business Day period); and (B) if the Contributors make a proposal during such five Business Day period to adjust the terms and conditions of this Agreement, the Parent Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by the Contributors, continues to determine in good faith (after consultation with outside counsel and its financial advisor) that such Superior Proposal continues to be a Superior Proposal and that the failure to make an Adverse Recommendation Change or terminate this Agreement, as applicable, would result in a breach of its fiduciary duties to the stockholders of Parent under applicable Law; provided further, that the Parent Board may not make an Adverse Recommendation Change in response to an Intervening Event unless:
(1) Parent provides the Contributors with written information describing such Intervening Event in reasonable detail as soon as reasonably practicable after becoming aware of it;
(2) Parent keeps the Contributors reasonably informed of developments with respect to such Intervening Event;
(3) Parent notifies the Contributors in writing at least five Business Days before making an Adverse Recommendation Change with respect to such Intervening Event of its intention to do so and specifies the reasons therefor; and
(4) if the Contributors make a proposal during such five Business Day period to adjust the terms and conditions of this Agreement, the Parent Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by the Contributors, continues to determine in good faith (after consultation with outside counsel) that the failure to make such Adverse Recommendation Change would result in a breach of its fiduciary obligations to the stockholders of Parent under applicable Law.
During the five Business Day period prior to its effecting an Adverse Recommendation Change or terminating this Agreement as referred to above, Parent shall, and shall cause its financial and legal advisors to, negotiate with the Contributors in good faith (to the extent the Company seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by the Contributors. Notwithstanding anything to the contrary contained herein, neither Parent nor any of its Subsidiaries shall enter into any Alternative Acquisition Agreement unless this Agreement has been terminated in accordance with its terms (including the payment of the Termination Fee pursuant to Section 8.3(b), if applicable).
(f) In addition to the obligations of Parent set forth in Section 6.2(a), Section 6.2(b), Section 6.2(c) and Section 6.2(d), Parent promptly (and in any event within 24 hours of receipt) shall advise the Contributors in writing in the event Parent or any of its Subsidiaries or Representatives receives (i) any indication by any Person that it is considering making an Acquisition Proposal, (ii) any inquiry or request for information, discussion or negotiation that is reasonably likely to lead to or that contemplates an Acquisition Proposal, or (iii) any proposal or offer that is or is reasonably likely to lead to an Acquisition Proposal, in each case together with a description of the material terms and conditions of and facts surrounding any such indication, inquiry, request, proposal or offer, the identity of the Person making any such indication, inquiry, request, proposal or offer, and a copy of any written proposal, offer or draft agreement provided by such Person. Parent shall keep the Contributors informed (orally and in writing) in all material respects on a timely basis of the status and details (including, within 24 hours after the occurrence of any amendment, modification, development, discussion or negotiation) of any such Acquisition Proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting any of the foregoing, Parent shall promptly (and in any event within 24 hours) notify the Contributors orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to this Section 6.2 and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice. Parent shall provide the Contributors with at least 24 hours prior notice (or such shorter notice as may be provided to the Parent Board) of a meeting of the Parent Board at which the Parent Board is reasonably expected to consider an Acquisition Proposal.
(g) Parent shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict Parent’s ability to comply with any of the terms of this Section 6.2, and represents that neither it nor any of its Subsidiaries is a party to any such agreement.
(h) Parent shall not take any action to exempt any Person (other than the Contributors and its respective Affiliates) from the restrictions on “business combinations” contained in Section 203 of the DGCL (or any similar provision of any other Takeover Law) or otherwise cause such restrictions not to apply, or agree to do any of the foregoing, in each case unless such actions are taken substantially concurrently with a termination of this Agreement pursuant to Section 8.1(d).
(i) Nothing contained in this Section 6.2 shall prohibit Parent from taking and disclosing a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; provided, however, that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change (including for purposes of Section 8.1(d)) unless the Parent Board expressly reaffirms its recommendation to Parent’s stockholders in favor of the approval of this Agreement and the Transactions in such disclosure and expressly rejects any applicable Acquisition Proposal.
(j) For purposes of this Agreement:
(i) “Acquisition Proposal” means any proposal or offer with respect to any direct or indirect acquisition or purchase or license, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing or similar transaction, or otherwise, of (A) assets or businesses of Parent and its Subsidiaries that generate 15% or more of the net revenues or net income (for the 12-month period ending on the last day of Parent’s most recently completed fiscal quarter) or that represent 15% or more of the total assets (based on fair market value) of Parent and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (B) 10% or more of any class of capital stock, other equity securities or voting power of Parent, any of its Subsidiaries or any resulting parent company of Parent, in each case other than the Transactions and other transactions contemplated by this Agreement.
(ii) “Superior Proposal” means any unsolicited bona fide binding written Acquisition Proposal that is fully financed or has fully committed financing that the Parent Board determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, is (A) more favorable to the stockholders of Parent from a financial point of view than the Transactions and the other transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by the Contributors in response to such proposal) and (B) reasonably likely of being completed on the terms proposed on a timely basis; provided, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “15%” shall be deemed to be references to “50%”.
(iii) “Intervening Event” means a material event or circumstance that was not known or reasonably foreseeable to the Parent Board prior to the execution of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any material consequence thereof, becomes known to the Parent Board prior to the receipt of the Parent Stockholder

Approval that does not relate to (A) an Acquisition Proposal, (B) the Company or its Subsidiaries (including any Company Material Adverse Effect), (C) any actions taken pursuant to this Agreement or (D) any changes in the price of Parent Common Stock.
Section 6.3 Preparation of Form S-4 and Proxy Statement; Stockholders’ Meeting.
(a) As promptly as practicable after the date of this Agreement, Parent shall file with the SEC a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of Parent relating to the special meeting of Parent’s stockholders (the “Parent Stockholders Meeting”) to be held to consider the Parent Stockholder Matters; provided, that is it understood and agreed that the Contributors shall prepare the initial draft of the Proxy Statement.
(b) Parent covenants and agrees that the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL, and (ii) with regard to the information provided in the Proxy Statement by Parent, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(c) As promptly as practicable following the date of this Agreement, Parent shall file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, the “Form S-4”), in which the Proxy Statement will be part of the prospectus, in connection with the registration under the Securities Act of the Parent Common Stock to be issued in the Transactions; provided, that is it understood and agreed that the Contributors shall prepare the initial draft of the Form S-4. The Contributors covenant and agree that all information concerning the Contributors, the Company and Further Challenger furnished by the Contributors, and the Minority Holders covenant and agree, individually and not with respect to each other, that all information concerning the Minority Holders and the Entities, and included in the Proxy Statement and Form S-4 will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL, and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Parent shall use its reasonable best efforts to have the Form S-4 declared effective by the SEC under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the Transactions and the other transactions contemplated hereby. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities or “blue sky” laws in connection with the issuance of shares of Parent Common Stock in the Transactions and the Contributors shall furnish all information concerning Contributors as may be reasonably requested in connection with any such action. Parent shall use its reasonable best efforts to respond promptly to any comments or requests of the SEC or its staff relating to the Proxy Statement and the Form S-4; provided, that any comments or request of the SEC or its staff which relate to disclosures contained in the Form S-4 or Proxy Statement and which were provided by the Minority Holders or the Contributors will be promptly addressed by the Contributors.
(d) Parent shall cause the Proxy Statement to be mailed to Parent’s stockholders as promptly as practicable after the Form S-4 is declared effective by the SEC under the Securities Act. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement will be made by Parent, without providing the Contributors a reasonable opportunity to review and comment thereon and without the Contributors’ prior approval (which shall not be unreasonably withheld, conditioned, or delayed). Parent will advise the Contributors promptly after it receives oral or written notice thereof of the time when the Form S-4 has become effective or any amendment or supplement thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Transactions for offering or sale in any jurisdiction or any oral or written request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto. If at any time prior to the Effective Time any information relating to the Contributors, the Minority Holders or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent that should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable Law, disseminated to stockholders of Parent; provided, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.
(e) As promptly as practicable after the Form S-4 is declared effective under the Securities Act, Parent shall duly call, give notice of, convene and hold the Parent Stockholders Meeting to consider and vote to approve the Parent Stockholder Matters pursuant to the terms of this Agreement (and such Parent Stockholders Meeting shall in any event be no later than 45 calendar days after the Form S-4 is declared effective). Parent may postpone or adjourn the Parent Stockholders Meeting solely (i) with the consent of the Contributors; (ii) (A) due to the absence of a quorum or (B) if Parent has not received proxies representing a sufficient number of shares for the Parent Stockholder Approval, whether or not a quorum is present, to solicit additional proxies; or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Parent Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Parent’s stockholders prior to the Parent Stockholders Meeting; provided, that the Parent may not postpone or adjourn the Parent Stockholders Meeting more than a total of two times pursuant to clause (ii)(A) and/or clause (ii)(B) of this Section. Notwithstanding the foregoing, Parent shall, at the request of Contributors, to the extent permitted by Law, adjourn the Parent Stockholders Meeting to a date specified by the Contributors for the absence of a quorum or if the Parent has not received proxies representing a sufficient number of shares for the Parent Stockholder Approval; provided, that the Parent shall not be required to adjourn the Parent Stockholders Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding 10 Business Days. Parent, through the Parent Board, shall (i) recommend to its stockholders that they vote to approve the Parent Stockholder Matters, (ii) include such recommendation in the Proxy Statement and (iii) publicly reaffirm such recommendation within 24 hours after a request to do so by the Contributors. Without limiting the generality of the foregoing, Parent agrees that (x) Parent shall use its reasonable best efforts to solicit proxies to obtain the Parent Stockholder Approval and (y) its obligations pursuant to this Section 6.3 shall not be affected by the commencement, public proposal, public disclosure or communication to Parent or any other Person of any Acquisition Proposal.
Section 6.4 Access to Information; Confidentiality.
(a) Parent shall, and shall cause each of its Subsidiaries to, afford to the Contributors and their respective Representatives reasonable access during normal business hours, during the period prior to the Effective Time or the termination of this Agreement in accordance with its terms, to all their respective properties, assets, books, contracts, commitments, personnel and records and, during such period, Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to the Contributors: (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as the Contributors may reasonably request (including Tax Returns filed and those in preparation and the work papers of its auditors); provided, however, that the foregoing shall not require Parent to disclose any information to the extent such disclosure would contravene applicable Law. All such information shall be held confidential in accordance with the terms of the Confidentiality Agreements between Parent and GNI Group and between Parent and the Operating Company, in each case dated as of October 7, 2022 (the “Confidentiality Agreements”). No investigation pursuant to this Section 6.4 or information provided, made available or delivered to the Contributors pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.
(b) Each Contributor shall, and shall cause each of its Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours, during the period prior to the Effective Time or the termination of this Agreement in accordance with its terms, to such information, properties and personnel regarding the Contributor and its Subsidiaries as shall be reasonably necessary for Parent to fulfill its obligations pursuant to this Agreement or to confirm that the representations and warranties of the Contributor contained herein are true and correct and that the covenants of the Contributor contained herein have been performed in all material respects; provided, however, that the foregoing shall not require the Contributor to disclose any information to the extent such disclosure would contravene applicable Law. All such information shall be held confidential in accordance with the terms of the Confidentiality Agreements. No investigation pursuant to this Section 6.4(b) or information provided, made available or delivered to Parent pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.
Section 6.5 Regulatory Approvals; Consents.
(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) obtain all required consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including as required under any Material Contract, (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities, make all necessary registrations, declarations and filings and make all commercially reasonable efforts to obtain an approval or waiver from, or to avoid any Action by, any Governmental Entity, including filings under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby and fully to carry out the purposes of this Agreement; provided, however, that neither party shall commit to the payment of any fee, penalty or other consideration or make any other concession, waiver or amendment under any Contract in connection with obtaining any consent without the prior written consent of the other party. Notwithstanding anything to the contrary in this Agreement, the Contributors have the sole right to control and direct all antitrust strategy in connection with review of the transactions contemplated by this Agreement by any Governmental Entity, or any litigation by, or negotiations with, any antitrust authority or other Person relating to the transaction under the HSR Act or any other antitrust law and will take the lead in all meetings, discussions, and communications with any Governmental Entity relating to obtaining antitrust approval from the transactions contemplated by this Agreement provided that the Contributors will consult with and consider in good faith the comments of Parent in connection with any filing, communication, defense, litigation, negotiation, or strategy. Each of the parties hereto shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable Law relating to the exchange of information, Parent and the Contributors shall each have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, all of the information relating to Parent or the Contributors, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transactions and the other transactions contemplated hereby. In exercising the foregoing rights, each of Parent and the Contributors shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any Governmental Entity, the Contributors and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other written communications received by the Contributors or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity and/or third party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection therewith.
(b) Notwithstanding any other provision of this Agreement to the contrary, in no event shall either Contributor or any of their Affiliates be required to (i) agree or proffer to divest or hold separate (in a trust or otherwise), or take any other action with respect to, any of the assets or businesses of the Contributor or any of its Affiliates or, assuming the consummation of the Transactions, the Company or Further Challenger or any of their respective Affiliates, (ii) agree or proffer to limit in any manner whatsoever or not to exercise any rights of ownership of any securities, (iii) enter into any agreement that in any way limits the ownership or operation of any business of the Contributors or any of their respective Affiliates, or (iv) agree to obtain prior approval or other approval from a Governmental Entity, or submit a notification or otherwise notify the Governmental Entity, prior to consummating any future transaction (other than the transactions contemplated by this Agreement).

Section 6.6 Takeover Laws. Each of the Contributors and Parent and their respective boards of directors shall (a) take no action to cause any Takeover Law to become applicable to this Agreement, the Transactions or any of the other transactions contemplated hereby and (b) if any Takeover Law is or becomes applicable to this Agreement, the Transactions or any of the other transactions contemplated hereby, take all action necessary to ensure that the Transactions and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law with respect to this Agreement, the Transactions and the other transactions contemplated hereby.
Section 6.7 Notification of Certain Matters. The Contributors and Parent shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Transactions or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions or the other transactions contemplated hereby, and (b) any Action commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions or the other transactions contemplated hereby; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement, or (ii) limit the remedies available to the party receiving such notice; provided further, that failure to give prompt notice shall not constitute a failure of a condition to the Transactions set forth in Article VII except to the extent that the underlying fact or circumstance not so notified would standing alone constitute such a failure.
Section 6.8 Indemnification, Exculpation and Insurance.
(a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Parent and the Company shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Parent, the Company or Further Challenger, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Parent or the Company, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted under the DGCL. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Parent or the Company, as the case may be, jointly and severally, upon receipt by Parent or the Company, as the case may be, from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to Parent or the Company, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
(b) The provisions of the certificate of incorporation and bylaws of Parent with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Parent that are presently set forth in the certificate of incorporation and bylaws of Parent shall not be amended, modified or repealed for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Parent, unless such modification is required by applicable Law. To the extent permitted by applicable Law, the memorandum and articles of association of the Company shall contain, and Parent shall cause the memorandum and articles of association of the Company to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the certificate of incorporation and bylaws of Parent.
(c) From and after the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, (i) the Company shall fulfill and honor in all respects the obligations of the Company to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under its respective memorandum and articles of association and pursuant to any indemnification agreements between the Company and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time and (ii) Parent shall fulfill and honor in all respects the obligations of Parent to its D&O

Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Parent’s certificate of incorporation and bylaws and pursuant to any indemnification agreements between Parent and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time.
(d) From and after the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall maintain the directors’ and officers’ liability insurance tail policies, which tail policies shall be purchased by the Parent prior to the Closing in favor of each director or officer of Parent, with an effective date as of the Closing Date, and the cost of such tail policies shall be an expense borne by the Parent prior to the Closing under this Agreement.
(e) In the event Parent or the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation, company, or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Company, as the case may be, shall succeed to the obligations set forth in this Section 6.8. Parent shall cause the Company to perform all of its respective obligations under this Section 6.8.
Section 6.9 Stock Exchange Listing. Parent shall use its reasonable best efforts to (a) remain listed as a public company on Nasdaq and (b) cause the shares of Parent Common Stock to be issued in the Transactions, and such other shares of Parent Common Stock to be reserved for issuance in connection with the Transactions, to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time. In the event that Parent receives a second notice of delisting from Nasdaq due to failure to comply with Nasdaq’s $1.00 minimum closing bid price requirement, Parent and the Contributors shall each use their respective best efforts to take actions to regain compliance with such requirement, including effecting a reverse stock split and seeking the requisite stockholder approval.
Section 6.10 Stockholder Litigation. Parent shall give the Contributors the opportunity to participate in the defense and settlement of any stockholder litigation against Parent and/or its officers or directors relating to the Transactions or any of the other transactions contemplated by this Agreement in accordance with the terms of a mutually agreed upon joint defense agreement. Parent shall not enter into any settlement agreement in respect of any stockholder litigation against Parent and/or its directors or officers relating to the Transactions or any of the other transactions contemplated hereby without the prior written consent of each of the Contributors (such consent not to be unreasonably withheld, conditioned or delayed).
Section 6.11 Certain Tax Matters.
(a) Each of Parent and the Contributors will (and will each cause its respective Affiliates to) (i) use commercially reasonable efforts to cause the Transactions to qualify for the Intended Tax Treatment and (ii) not take any action or fail to take any action required hereby (or reasonably requested by GNI USA) that could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment. Parent and Contributors shall not file (or cause their Affiliates, including the Contributors, to file) any U.S. federal, state or local Tax Return after the Closing Date in a manner that is inconsistent with the treatment of the Transactions as qualifying for the Intended Tax Treatment for U.S. federal, state income and other relevant Tax purposes, and shall not take any inconsistent position during the course of any audit, litigation or other proceeding with respect to Taxes, in each case, unless otherwise required by a change in Law after the date hereof or a determination within the meaning of Section 1313(a) of the Code.
(b) All transfer, documentary, sales, use, stamp, registration, excise, recording, registration value-added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of (i) the GNI USA Contribution shall be borne and paid by GNI USA and (ii) the Minority Holder Contribution shall be borne and paid by the Minority Holders. Unless otherwise required by applicable law, Parent shall timely file any Tax Return or other document with respect to such Taxes or fees (and the Contributors shall reasonably cooperate with respect thereto as necessary).
Section 6.12 Dividends. Except as provided in this Agreement with respect to the CVR, the Parent shall not any dividends in respect of Parent Common Stock and the record dates and payment dates relating thereto.

Section 6.13 Public Announcements.
(a) As promptly as practicable following the date of this Agreement (and in any event within four (4) Business Days thereafter), Parent shall prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”) and the parties shall issue a mutually agreeable press release announcing the execution of this Agreement. Parent shall provide the Contributors with a reasonable opportunity to review and comment on the Signing Form 8-K prior to its filing and shall consider such comments in good faith.
(b) At least five (5) days prior to the Closing, the Contributors shall begin preparing a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the transactions contemplated by this Agreement pursuant to Form 8-K (the “Closing Form 8-K”). The Contributors shall provide Parent with a reasonable opportunity to review and comment on the Closing Form 8-K prior to its filing and shall incorporate any such comments. Prior to the Closing, the Contributors shall prepare a press release announcing the consummation of the transactions contemplated by this Agreement (“Closing Press Release”). The Contributors shall provide Parent with a reasonable opportunity to review and comment on the Closing Press Release prior to its filing and shall consider such comments in good faith. Concurrently with or promptly following with the Closing, Parent shall distribute the Closing Press Release, and within four (4) Business Days thereafter, file the Closing Form 8-K with the SEC.
Section 6.14 Section 16 Matters. Prior to the Effective Time, each of Parent and the Contributors shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including acquisitions of Parent Common Stock (including derivative securities with respect to such Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who will become subject to such reporting requirements with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.15 LTIP. Prior to the Closing Date, upon request by the Contributors, Parent shall approve and, subject to the Parent Stockholder Approvals, adopt, an increase to the number of shares reserved under the Catalyst Biosciences, Inc. 2018 Omnibus Incentive Plan to be effective upon and following the Closing (the “LTIP”).
Section 6.16 Parent Deliverables.
(a) Two Business Days prior to the Closing, Parent will deliver to the Contributors a schedule (the “Net Cash Schedule”) setting forth, in reasonable detail, Parent’s good faith, estimated calculation of Net Cash, including each component thereof as of the close of business on the last Business Day prior to the Closing Date prepared and certified by Parent’s principal financial or accounting officer. Parent shall make available to the Contributors, as requested by the Contributors, the work papers and back-up materials used or useful in preparing the Net Cash Schedule.
(b) Two Business Days prior to the Closing, Parent will deliver to the Contributors a good faith estimate of the costs (the “Interim Operating Amount”) to manage, negotiate, settle and finalize the Claims (as defined in the CVR Agreement). Following the Closing, the Contributors acknowledge and agree that (i) the Special Committee (as defined in the CVR Agreement) will manage, negotiate, settle, and finalize the Claims, and (ii) Parent will pay any related fees and expenses up to the Interim Operating Amount until such amount has been exhausted, in each case, as such performance and obligations are governed exclusively by the terms and conditions of the CVR Agreement.
Section 6.17 Contributions to GNI USA.
(a) Company Ordinary Shares. Prior to the Closing, each of GNI Group and GNI HK shall contribute all of its Company Ordinary Shares to GNI USA, such that immediately prior to the Closing, GNI USA shall hold 72.22% of the Company Ordinary Shares.

(b) Further Challenger. Prior to the Closing, Shanghai Genomics shall contribute all of the FC Shares to GNI USA, such that immediately prior to the Closing, GNI USA shall hold 100% of the FC Shares.
(i) Prior to or on the Closing Date, but prior to the transfer of the FC Shares from GNI USA to Parent, Shanghai Genomics shall deliver to GNI USA the following:
(A) a duly executed share transfer form with respect to the FC Shares between Shanghai Genomics as transferor and GNI USA as transferee;
(B) the share certificate relating to the FC Shares held by Shanghai Genomics (if applicable) which has been marked as “Cancelled”; and
(C) a certified true copy of the resolution of the directors of Further Challenger (i) approving the transfer of the FC Shares from Shanghai Genomics to GNI USA; and (ii) authorizing the name of GNI USA to be entered into Further Challenger’s register of members as the holder of the FC Shares and directing the issuance of a new share certificate in respect thereof.
(ii) Prior to or on the Closing Date (but prior to the transfer of the FC Shares from GNI USA to the Parent) Shanghai Genomics shall procure the entry of GNI USA in Further Challenger’s register of members as the holder of the FC Shares and shall deliver to GNI USA a copy of Further Challenger’s register of members reflecting the transfer of the FC Shares to GNI USA.
(iii) On the Closing Date (and prior to the Effective Time) GNI USA shall deliver to Parent the following:
(A) a duly executed share transfer form with respect to the FC Shares between GNI USA as transferor and Parent as transferee;
(B) a registered agent’s certificate issued by Further Challenger’s registered agent, attaching certified copies of Further Challenger’s current register of members, register of directors and register of charges and dated no earlier than 10 Business Days prior to the Closing Date;
(C) a certificate of good standing issued by the Registrar of Corporate Affairs in the British Virgin Islands with respect to Further Challenger, dated no earlier than 5 Business Days prior to the Closing Date;
(D) the share certificate relating to the FC Shares held by GNI USA (if applicable) which has been marked as “Cancelled”; and
(E) a certified true copy of the resolution of the directors of Further Challenger (i) approving the transfer of the FC Shares from GNI USA to Parent; and (ii) authorizing the name of Parent to be entered into Further Challenger’s register of members as the holder of the FC Shares and directing the issuance of a new share certificate in respect thereof.
ARTICLE VII
CONDITIONS PRECEDENT
Section 7.1 General Conditions. The obligation of each party to effect the Transactions is subject to the satisfaction at or prior to the Effective Time of the following conditions:
(a) Stockholder Approval. The Parent Stockholder Approval shall have been obtained.
(b) HSR Act; Antitrust. Any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) as well as any agreement not to close embodied in a “timing agreement” between the parties and a Governmental Entity, shall have expired or been terminated. Neither party shall have received a letter from any Governmental Entity stating that although the waiting period under the HSR Act applicable to the transactions contemplated by this Agreement will soon expire, the Governmental Entity has not yet completed any purported investigation of the proposed transaction.
(c) No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any such case, prohibits or makes illegal the consummation of the Transactions.

(d) Nasdaq Listing. The shares of Parent Common Stock issuable to the stockholders of the Company as provided for in Article I shall have been approved for listing on Nasdaq, subject only to official notice of issuance, and immediately following the Closing, Parent shall satisfy all applicable initial and continuing listing requirements of Nasdaq and shall not have received any notice of non-compliance therewith.
(e) Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened.
Section 7.2 Conditions to the Obligations of Parent. The obligation of Parent to effect the Transactions is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Contributors and the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all knowledge, materiality and “Material Adverse Effect” qualifications and exceptions contained in such representations and warranties shall be disregarded).
(b) Performance of Obligations of the Contributors. Each of the Contributors and the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.
(c) Officers’ Certificate. Parent shall have received a certificate signed by an executive officer of each of the Contributors and the Company certifying as to the matters set forth in Section 7.2(a) and Section 7.2(b).
(d) Tax Certificates. (i) GNI USA shall have delivered to the Parent an accurate, executed, and complete U.S. Internal Revenue Service Form W-9, and (ii) each of the Minority Holders shall have delivered to Parent an accurate, executed, and complete U.S. Internal Revenue Service Form W-8 or W-9, as the case may be.
Section 7.3 Conditions to the Obligations of the Contributors and the Company. The obligation of each of the Contributors and the Company to effect the Transactions is also subject to the satisfaction, or waiver by the Contributors and the Company, at or prior to the Effective Time of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all knowledge, materiality and “Material Adverse Effect” qualifications and exceptions contained in such representations and warranties shall be disregarded).
(b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.
(c) Officers’ Certificate. The Contributors shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 7.3(a) and Section 7.3(b).
(d) Directors and Officers. The Persons listed in Schedule 1.7(c) shall have been approved by the Parent Stockholder Approval (with such appointments to take effect immediately following the Closing). The Contributors shall have received the written resignations of all of the directors and officers of Parent (other than such Persons, if any, who will continue as directors following the Closing), effective as of the Closing.

(e) Tax Certificate. Parent shall have delivered to the Contributors a properly executed Foreign Investment and Real Property Tax Act of 1980 notification letter which states that the shares of Parent Common Stock do not constitute “United States real property interests” under Section 897(c) of the Code for purposes of satisfying each Contributor’s obligations under Treasury Regulation Section 1.1445-2(c)(3), and a form of notice to the IRS prepared in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), each in substantially the form of Exhibit B hereto.
Section 7.4 Frustration of Closing Conditions. None of Parent, the Contributors or the Company may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s breach of this Agreement.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
Section 8.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the Parent Stockholder Approval has been obtained:
(a) by mutual written consent of Parent and the Contributors;
(b) by either Parent or the Contributors:
(i) if the Transactions shall not have been consummated on or before the date that is the 180th day after the date hereof (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the primary cause of, or the primary factor that resulted in, the failure of the Transactions to be consummated by the Outside Date;
(ii) if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have used its reasonable best efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with Section 6.5; or
(iii) if the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken; provided, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b)(iii) if the failure to obtain such Parent Stockholder Approval is proximately caused by any action or failure to act of Parent that constitutes a breach of this Agreement;
(c) by Parent:
(i) if the Contributors or the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of the Contributors or the Company shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in Section 7.1 or Section 7.2 and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) 30 days after the giving of written notice to the Contributors or Company of such breach or failure; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if Parent is then in material breach of any of its covenants or agreements set forth in this Agreement such that Section 6.2(a) or Section 6.2(b) would not be satisfied; or
(ii) at any time prior to obtaining the Parent Stockholder Approval, in order to accept a Superior Proposal in accordance with Section 6.2(b); provided, that Parent shall have (A) simultaneously with such termination entered into the associated Alternative Acquisition Agreement, (B) otherwise complied with all provisions of Section 6.2(b), including the notice provisions thereof, and (C) paid any amounts due pursuant to Section 8.3(b).

(d) by the Contributors:
(i) if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a breach of Section 6.2 or Section 6.3(c), as to which Section 8.1(d) will apply), or if any representation or warranty of Parent shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in Section 7.1 or Section 7.3 and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) 30 days after the giving of written notice to Parent of such breach or failure; provided, that the Contributors shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if it is then in material breach of any of its covenants or agreements set forth in this Agreement such that Section 7.3(a) or Section 7.3(b) would not be satisfied; or
(ii) if (A) an Adverse Recommendation Change shall have occurred, (B) Parent shall, within 10 Business Days of a tender or exchange offer relating to securities of Parent having been commenced, fail to publicly recommend against such tender or exchange offer, or (C) Parent shall have failed to publicly reaffirm its recommendation of the Transactions within five (5) Business Days after the date any Acquisition Proposal or any material modification thereto is first commenced, publicly announced, distributed or disseminated to Parent’s stockholders upon a request to do so by the Contributors.
The party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give notice of such termination to the other party.
Section 8.2 Effect of Termination. In the event of termination of the Agreement, this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of Parent or the Contributors, provided, that:
(a) the Confidentiality Agreement (as amended hereby) and the provisions of Section 2.7 and Section 4.22 (Brokers), Section 6.13 (Public Announcements), this Section 8.2, Section 8.3 (Fees and Expenses), Section 9.2 (Notices), Section 9.5 (Entire Agreement), Section 9.6 (No Third Party Beneficiaries), Section 9.7 (Governing Law), Section 9.8 (Submission to Jurisdiction), Section 9.9 (Assignment; Successors), Section 9.10 (Specific Performance), Section 9.12 (Severability), Section 9.13 (Waiver of Jury Trial) and Section 9.16 (No Presumption Against Drafting Party) shall survive the termination hereof;
(b) the Contributors may have liability as provided in Section 8.3; and
(c) no such termination shall relieve any party from any liability or damages arising out of a willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity.
Section 8.3 Fees and Expenses.
(a) Except as otherwise provided in this Section 8.3 or in Section 6.16 or under the terms and conditions of the CVR Agreement, all fees and expenses incurred in connection with this Agreement, the Transactions and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated, except for the following:
(i) the expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Proxy Statement, and all filing and other fees paid to the SEC or in respect of the HSR Act, in each case in connection with the Transactions (other than attorneys’ fees, accountants’ fees and related expenses), shall be shared equally by Parent and the Company;
(ii) the Contributors shall, on a joint and several basis, reimburse Parent for ongoing operating expenses in excess of $500,000 (but not to exceed $1,000,000) in the aggregate, where such expenses are solely incurred between the date of this Agreement and the Closing; provided, that such expenses shall be set forth on a budget that is approved by the Parent Board after the date of this Agreement and delivered to the Company within 30 days of the date of this Agreement, and the aggregate sum of such reimbursed amounts shall be distributed to the stockholders of Parent pursuant to the CVR Agreement. Operating expenses in excess of $1,000,000 (if any) incurred by Parent, where such expenses are solely incurred between the date of this Agreement and the Closing, shall be borne equally by the Company and Parent;

provided, that any such expenses shall be approved by the Parent Board. Expenses that were incurred prior to the date of this Agreement, in whole or in part, shall not be subject to this Section 8.3(a)(ii) or the cost-reimbursement or cost-sharing provisions hereunder.
(b) In the event that:
(i) One of the follow events occurs:
(A) (I) an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) is made directly to the Parent’s stockholders or is otherwise publicly disclosed or otherwise communicated to senior management of Parent or the Parent Board, (II) this Agreement is terminated by the Contributors or Parent pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii), and (III) within eighteen (18) months after the date of such termination, Parent enters into an agreement in respect of any Acquisition Proposal, or recommends or submits any Acquisition Proposal to its stockholders for adoption, or a transaction in respect of such Acquisition Proposal is consummated, which, in each case, need not be the same Acquisition Proposal that was made, disclosed or communicated prior to termination hereof (provided, that for purposes of this clause (III), each reference to “15%” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “50%”);
(B) this Agreement is terminated by the Contributors pursuant to Section 8.1(d)(ii); or
(C) this Agreement is terminated by Parent pursuant to Section 8.1(c)(ii).
then, in any such event, Parent shall pay to the Contributors a fee of $2,000,000 (the “Termination Fee”); provided, that the payment by Parent of the Termination Fee pursuant to this Section 8.3 shall not relieve Parent from any liability or damage resulting from a willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud.
(ii) this Agreement is terminated by Parent pursuant to Section 8.1(c)(i), then, in any such event, the Contributors shall reimburse Parent for all of its reasonable out-of-pocket fees and expenses (including all operating expenses and all fees and expenses of counsel, accountants, investment bankers, experts and consultants to Parent) incurred by Parent or on its behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution, and performance of this Agreement and the Transactions (the “Parent Expenses”), up to a maximum amount of $2,000,000; provided, that the payment by the Company of the Parent Expenses pursuant to this Section 8.3 shall not relieve the Contributors from any liability or damage resulting from a willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud.
(iii) this Agreement is terminated by the Contributors pursuant to Section 8.1(d)(i), then, in any such event, then Parent shall reimburse the Contributors for all of their reasonable out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the Contributors) incurred by the Contributors or on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution, and performance of this Agreement and the Transactions (the “Company Expenses”), up to a maximum amount of $2,000,000; provided, that the payment by Parent of the Company Expenses under this Section shall not relieve Parent from any liability or damage resulting from a willful and material breach of any of its representations, warranties, covenants, or agreements set forth in this Agreement or fraud.
(c) Payment of the Termination Fee shall be made by wire transfer of same-day funds to the accounts designated by the Contributors (i) on the earliest of the execution of a definitive agreement with respect to, submission to the stockholders of, or consummation of, any transaction contemplated by an Acquisition Proposal, as applicable, in the case of a Termination Fee payable pursuant to Section 8.3(b)(i)(A), (ii) as promptly as reasonably practicable after termination (and, in any event, within two Business Days thereof), in the case of termination by Parent pursuant to Section 8.1(c)(ii), or (iii) simultaneously with, and as a condition to the effectiveness of, termination, in the case of a termination by the Contributors pursuant to Section 8.1(d)(ii). Payment of the Parent Expenses or the Company Expenses shall be made by wire transfer of same-day funds to the accounts designated by Parent or the Contributors, as applicable, as promptly as reasonably practicable after termination (and, in any event, within two Business Days thereof), in the case of termination by (x) Parent pursuant to Section 8.1(c)(i), or (y) the Contributors pursuant to Section 8.1(d)(i).

(d) The parties acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement. Accordingly, if any party fails promptly to pay any amounts due pursuant to this Section 8.3, and, in order to obtain such payment, the other party commences a suit that results in a judgment against such non-paying party for the amounts set forth in this Section 8.3, such non-paying party shall pay to the other party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 8.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.
Section 8.4 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the Parent, the Contributors and the Company by action taken or authorized by their respective boards of directors or equivalent at any time prior to the Effective Time, whether before or after the Parent Stockholder Approval has been obtained; provided, however, that any amendment to Section 1.1, Section 1.4, Article V, Section 6.3(c), Section 6.3(d), and this Section 8.4 (to the extent such amendment pertains to Section 1.1, Section 1.4, Article V, Section 6.3(c), Section 6.3(d)) must also be approved by the Minority Holders; provided, further, that after the Parent Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of Parent without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.
Section 8.5 Extension of Time; Waiver. At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective boards of directors or equivalent, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that after the Parent Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of Parent without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.
ARTICLE IX
GENERAL PROVISIONS
Section 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(i)	if to Parent, to:

Catalyst Biosciences, Inc. 611 Gateway Blvd. Suite 120
South San Francisco, CA 94080
	Attention:	Nassim Usman, PhD
	E-mail:	nusman@catbio.com

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, NY 10019
	Attention:	Stephen Thau and David Schwartz
	E-mail:	sthau@orrick.com and dschwartz@orrick.com

(ii)	if to the Contributors, the Company or Further Challenger, to:

c/o GNI USA, Inc. 12730 High Bluff Drive, Suite 250 San Diego, CA 92130
	Attention:	Ying Luo
Thomas Eastling
	E-mail:	yluo@gnipharma.com
t-eastling@gnipharma.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105
	Attention:	Ryan A. Murr and Branden C. Berns
	E-mail:	RMurr@gibsondunn.com and BBerns@gibsondunn.com
(iii) if to the Minority Holders, to the addresses listed on Annex A.

Section 9.3 Certain Definitions. For purposes of this Agreement:
(a) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;
(b) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed;
(c) “Cash and Cash Equivalents” means all (i) cash and cash equivalents and (ii) marketable securities, in each case determined in accordance with GAAP;
(d) “Company Owned IP” means all Intellectual Property owned by the Company or any of its Subsidiaries in whole or in part;
(e) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;
(f) “COVID-19” means SARS-CoV-2 or COVID-19, and any variants or evolutions thereof or related or associate epidemics, pandemic or disease outbreaks;
(g) “Indebtedness” means, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to unearned advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person, (iv) all obligations of such Person under installment sale contracts, (v) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, and (vi) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position of others or to purchase the obligations of others;
(h) “Intellectual Property” means all intellectual property rights of any kind or nature in any jurisdiction throughout the world, including all of the following to the extent protected by applicable law: (i) trademarks or service marks (whether registered or unregistered), trade names, domain names, social media user names, social media addresses, logos, slogans, and trade dress, including applications to register any of the foregoing, together with the goodwill symbolized by any of the foregoing; (ii) patents, utility models and any similar or equivalent statutory rights with respect to the protection of inventions, and all applications for any of the foregoing, together with all re-issuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof; (iii) copyrights (registered and unregistered) and applications for registration; (iv) trade secrets and customer lists, in each case to the extent any of the foregoing derive economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from their disclosure or use, and other confidential information (“Trade Secrets”); and (v) any other proprietary or intellectual property rights of any kind or nature;
(i) “knowledge” of any party means (i) the actual knowledge of any executive officer of such party or other officer having primary responsibility for the relevant matter or (ii) any fact or matter which any such officer of such party could be expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation, consistent with such officer’s title and responsibilities, concerning the existence of the relevant matter;
(j) “Net Cash” means the amount, whether positive or negative, without duplication, as of immediately prior to the Effective Time: (i) Parent’s unrestricted Cash and Cash Equivalents, short-term investments, and accounts receivable, determined, to the extent in accordance with GAAP, in a manner consistent with the manner in which such items were historically determined and in accordance with the financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents and the Parent Balance Sheet, minus (ii) the sum of (x) Parent’s consolidated short-term and long-term liabilities accrued at Closing under GAAP (including fees and expenses incurred with respect to the Transactions and related transactions and excluding non-cash liabilities (e.g., deferred revenue)), (y) any accrued and unpaid Tax liabilities of Parent and its Subsidiaries, and (z) the cash cost of change in control payments, including termination or similar payments to current or former employees or other service provider of such party that have to be paid by a party in connection with, or at the time of, the Closing and/or the termination of Parent’s then employees (if any), minus (iii) the cash costs of any retention payments or other bonuses due to any current or former employee as of the

Closing Date, minus (iv) 80% of the sum of estimated cash costs associated with the termination of ongoing contractual obligations relating to Parent’s legacy business operations (including without limitation CRO fees, consulting fees with termination provisions, manufacturing obligations, etc.), minus (v) to the extent not included in the balance sheet liabilities, other outstanding contractual obligations of Parent, minus (vi) the aggregate costs associated with obtaining a D&O tail policy (if applicable), minus (vii) any amounts paid or payable as bonuses to employees granted prior to the date of this Agreement, plus (viii) solely with respect to Parent, prepaid expenses;
(k) “Parent Balance Sheet” means the audited balance sheet of Parent as of December 31, 2021, included in Parent’s Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC;
(l) “Parent Capital Stock” means the Parent Common Stock and Parent Convertible Preferred Stock;
(m) “Parent Option” means any option exercisable for shares of Parent Common Stock granted under the Catalyst Biosciences, Inc. 2018 Omnibus Incentive Plan or under any other employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of Parent;
(n) “Parent Owned IP” means all Intellectual Property owned by Parent or any of its Subsidiaries in whole or in part;
(o) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;
(p) “Personal Information” means any information that alone or in combination with other information can be used to identify an individual;
(q) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person; provided, that for purposes of this Agreement, the Operating Company shall be deemed a Subsidiary of the Company;
(r) “Tax Return” means any return, declaration, report, certificate, bill, election, claim for refund, information return, statement or other written information and any other document filed or supplied or required to be filed or supplied to any Governmental Entity with respect to Taxes, including any schedule, attachment or supplement thereto, and including any amendment thereof; and
(s) “Taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, stock, ad valorem, transfer, transaction, franchise, profits, gains, registration, license, wages, lease, service, service use, employee and other withholding, social security, unemployment, welfare, disability, payroll, employment, excise, severance, stamp, environmental, occupation, workers’ compensation, premium, real property, personal property, escheat or unclaimed property, windfall profits, net worth, capital, value-added, alternative or add-on minimum, customs duties, estimated and other taxes, fees, assessments, charges or levies of any kind whatsoever (whether imposed directly or through withholding and including taxes of any third party in respect of which a Person may have a duty to collect or withhold and remit and any amounts resulting from the failure to file any Tax Return), whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.
Section 9.4 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. Each of the terms “delivered” and “made available” means, with respect to any documentation, that (i) prior to 11:59 p.m. (Pacific Time) on the date that is two Business Days prior to the date of this Agreement (A) a copy of such material has been posted to and made available by a party to the other party and its Representatives in the electronic data room maintained by such disclosing party or (B) such material is disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof and publicly made available on the SEC’s Electronic Data Gathering Analysis and Retrieval system or (ii) such documentation has been delivered by or on behalf of a party or its Representatives via electronic mail or in hard copy form prior to the execution of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York, are authorized or obligated by Law to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.
Section 9.5 Entire Agreement. This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreements constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.
Section 9.6 No Third Party Beneficiaries.
(a) Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided in Section 6.8.
(b) The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.
Section 9.8 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that each Contributor may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to (a) any of its Affiliates at any time, in which case all references herein to the Contributor shall be deemed references to such other Affiliate, except that all representations and warranties made herein with respect to the Contributor as of the date of this Agreement shall be deemed to be representations and warranties made with respect to such other Affiliate as of the date of such assignment (provided, however, that in such instance, the Contributor shall remain liable for the performance of all obligations required to be performed by the Contributors and its Subsidiaries at or prior to the Effective Time), or (b) after the Effective Time, any Person. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
Section 9.10 Specific Performance. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to any termination of this Agreement pursuant to Section 8.1, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.
Section 9.11 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.
Section 9.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Section 9.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 9.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
Section 9.15 Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.
Section 9.16 No Presumption Against Drafting Party. Each of Parent, the Contributors and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
CATALYST BIOSCIENCES, INC.

By:	/s/ Nassim Usman, Ph.D.
Name: Nassim Usman, Ph.D.
Title: Chief Executive Officer
[Signature Page to the Business Combination Agreement]

GNI USA, INC.

By:	/s/ Ying Luo
Name: Ying Luo
Title: Director

GNI GROUP LTD.

By:	/s/ Ying Luo
Name: Ying Luo
Title : President and Chief Executive Officer

GNI HONG KONG LIMITED

By	/s/ Ying Luo
Name: Ying Luo
Title: Director and President

SHANGHAI GENOMICS, INC.

By:	/s/ Yuwen Wu
Name: Yuwen Wu
Title: Executive Director, General Manager and Legal Representative

CONTINENT PHARMACEUTICALS INC.

By:	/s/ Ying Luo
Name: Ying Luo
Title: Chairman

By:	/s/ Zhu Yueying
Zhu Yueying

By:	/s/ Lan Ping
Lan Ping

By:	/s/ Arthur Cheng
Arthur Cheng

By:	/s/ Sun Hui
Sun Hui

[Signature Page to the Business Combination Agreement]

Annex A
Minority Holders
Individual	Entity	Jurisdiction	Authorized Shares	Issued and Outstanding Shares	Notice Address	Parent Common Stock
Zhu Yueying	Ratel Holdings Limited	BVI	50,000	50,000	[***]	44,137,006
Lan Ping	Aaring Limited	Hong Kong	10,000	10,000	[***]	42,605,648
Arthur Cheng	Rosefinch Holdings Limited	BVI	50,000	50,000	[***]	36,127,255
Sun Hui	Nepenthe Holdings Limited	Hong Kong	10,000	10,000	[***]	34,084,519

AMENDMENT TO BUSINESS COMBINATION AGREEMENT
This Amendment to Business Combination Agreement (this “Amendment”) is dated as of March 29, 2023, with respect to that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of December 26, 2022, by and among Catalyst Biosciences, Inc., a Delaware corporation (“Parent”), GNI USA, Inc., a Delaware corporation (“GNI USA”), GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Group”), GNI Hong Kong Limited, a company incorporated under the laws of Hong Kong with limited liability (“GNI HK”), Shanghai Genomics, Inc., a company organized under the laws of the People’s Republic of China (“Shanghai Genomics”, and collectively with GNI USA, GNI Group and GNI HK, the “Contributors,” and each a “Contributor”), the individuals (each, a “Minority Holder” and collectively, the “Minority Holders”) listed on Annex A thereto and Continent Pharmaceuticals Inc., a Cayman Islands company limited by shares (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.
RECITALS
WHEREAS, Section 8.4 of the Business Combination Agreement provides that it may be amended, modified or supplemented by Parent, the Contributors and the Company by action taken or authorized by their respective boards of directors or equivalent at any time prior to the Effective Time, whether before or after the Parent Stockholder Approval has been obtained, and by an instrument in writing specifically designated as an amendment thereto, signed on behalf of each of the parties in interest at the time of the amendment; provided, however, that any amendment to Section 1.1, Section 1.4, Article V, Section 6.3(c), Section 6.3(d), and Section 8.4 (to the extent such amendment pertains to Section 1.1, Section 1.4, Article V, Section 6.3(c), Section 6.3(d)) must also be approved by the Minority Holders.
NOW, THEREFORE, in consideration of the premises, and of the mutual agreements contained herein, and intending to be legally bound hereby, Parent, the Contributors, the Minority Holders and the Company hereby agree as follows:
ARTICLE I
AMENDMENT
Section 1.1 Amendments.
(a) The reference to “Form S-4” in the Index of Defined Terms of the Business Combination Agreement shall be deleted.
(b) The following references shall be added into the Index of Defined Terms of the Business Combination Agreement:
Proxy Clearance Date	6.3(a)
Resale Shelf Registration Statement	6.3(c)
(c) Section 1.5 of the Business Combination Agreement is hereby amended and restated as follows:
Treatment of Operating Company Options.
At the Effective Time, each option to purchase common shares of the Operating Company (the “Operating Company Common Shares”) granted under any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of the Operating Company (each, an “Operating Company Option”), that is outstanding immediately prior to the Effective Time, shall be terminated and replaced with an option granted under Parent’s 2023 Omnibus Incentive Plan that is substantially similar in all material respects to the terms and conditions applicable to the Operating Company Options (including with respect to vesting and forfeiture). Prior to the Effective Time, the Company shall take, or cause to be taken, all actions necessary or appropriate to give effect to the provisions of this Section 1.5, including causing the Operating Company to terminate its 2021 Stock Incentive Plan effective as of the Effective Time.
(d) Section 6.3 of the Business Combination Agreement is hereby amended and restated as follows:
Preparation of Proxy Statement and Resale Shelf Registration Statement; Stockholders’ Meeting
(a) As promptly as practicable after the date of this Agreement, Parent shall file with the SEC a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of Parent relating to the special meeting of Parent’s stockholders (the “Parent Stockholders Meeting”) to be held to consider the Parent Stockholder Matters; provided, that it is understood and agreed that the Contributors shall prepare the initial draft of the Proxy Statement. Parent shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, at such time as reasonably agreed by the Contributors and the Company promptly (and in any event within five (5) Business Days) following (x) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act or (y) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (the date in (x) or (y), the “Proxy Clearance Date”).
(b) Parent covenants and agrees that the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL, and (ii) with regard to the information provided in the Proxy Statement by Parent, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(c) As promptly as practicable following March 29, 2023, Parent shall file with the SEC a registration statement on Form S-3 or similar short form registration statement that may be available at such time or its successor form, or, if Parent is ineligible to use Form S-3, a registration statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale of the securities from time to time pursuant to any method or combination of methods legally available to, and requested by, the Contributors and the Minority Holders then held by such holders that are not then covered by an effective resale registration statement (the “Resale Shelf Registration Statement”); provided, that it is understood and agreed that the Contributors shall prepare the initial draft of the Resale Registration Statement. Parent will advise the Contributors promptly after it receives oral or written notice thereof of the time when the Resale Registration Statement has become effective or any amendment or supplement thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock registered on the Resale Registration Statement for offering or sale in any jurisdiction or any oral or written request by the SEC for amendment of the Resale Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto. The Contributors covenant and agree that all information concerning the Contributors, the Company and Further Challenger furnished by the Contributors, and the Minority Holders covenant and agree, individually and not with respect to each other, that all information concerning the Minority Holders and the Entities, and included in the Proxy Statement and the Resale Registration Statement will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL, and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Parent shall use its reasonable best efforts to have the Resale Registration Statement declared effective by the SEC under the Securities Act as promptly as practicable after such filing and to keep the Resale Registration Statement effective until all securities covered by the Resale Registration Statement are sold in accordance with the intended plan of distribution set forth in the Resale Registration Statement or supplement to the prospectus or such securities have been withdrawn. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities or “blue sky” laws in connection with the registration of the Parent Common Stock and the Contributors shall furnish all information concerning Contributors as may be reasonably requested in connection with any such action.
(d) Parent shall use its reasonable best efforts to respond promptly to any comments or requests of the SEC or its staff relating to the Proxy Statement and the Resale Registration Statement; provided, that any comments or request of the SEC or its staff which relate to disclosures contained in the Proxy Statement or the Resale Registration Statement and which were provided by the Minority Holders or the Contributors will be promptly addressed by the Contributors. No filing of, or amendment or supplement to, the Proxy Statement or the Resale Registration Statement will be made by Parent, without providing the

Contributors a reasonable opportunity to review and comment thereon and without the Contributors’ prior approval (which shall not be unreasonably withheld, conditioned, or delayed). If at any time prior to the Effective Time any information relating to the Contributors, the Minority Holders or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent that should be set forth in an amendment or supplement to either of the Proxy Statement or the Resale Registration Statement, so that any of such documents would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable Law, disseminated to stockholders of Parent; provided, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.
(e) As promptly as practicable after the Proxy Clearance Date, Parent shall duly call, give notice of, convene and hold the Parent Stockholders Meeting to consider and vote to approve the Parent Stockholder Matters pursuant to the terms of this Agreement (and such Parent Stockholders Meeting shall in any event be no later than forty-five (45) calendar days after the Proxy Clearance Date). Parent may postpone or adjourn the Parent Stockholders Meeting solely (i) with the consent of the Contributors; (ii) (A) due to the absence of a quorum or (B) if Parent has not received proxies representing a sufficient number of shares for the Parent Stockholder Approval, whether or not a quorum is present, to solicit additional proxies; or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Parent Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Parent’s stockholders prior to the Parent Stockholders Meeting; provided, that Parent may not postpone or adjourn the Parent Stockholders Meeting more than a total of two times pursuant to clause (ii)(A) and/or clause (ii)(B) of this Section. Notwithstanding the foregoing, Parent shall, at the request of Contributors, to the extent permitted by Law, adjourn the Parent Stockholders Meeting to a date specified by the Contributors for the absence of a quorum or if the Parent has not received proxies representing a sufficient number of shares for the Parent Stockholder Approval; provided, that Parent shall not be required to adjourn the Parent Stockholders Meeting more than one (1) time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding ten (10) Business Days. Parent, through the Parent Board, shall (i) recommend to its stockholders that they vote to approve the Parent Stockholder Matters, (ii) include such recommendation in the Proxy Statement and (iii) publicly reaffirm such recommendation within 24 hours after a request to do so by the Contributors. Without limiting the generality of the foregoing, Parent agrees that (x) Parent shall use its reasonable best efforts to solicit proxies to obtain the Parent Stockholder Approval and (y) its obligations pursuant to this Section 6.3 shall not be affected by the commencement, public proposal, public disclosure or communication to Parent or any other Person of any Acquisition Proposal.
(e) Section 7.1(e) of the Business Combination Agreement is hereby amended and restated as follows:
[Intentionally omitted].
(f) Section 8.1(b)(i) of the Business Combination Agreement is hereby amended and restated as follows:
if the Transactions shall not have been consummated on or before September 30, 2023 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the primary cause of, or the primary factor that resulted in, the failure of the Transactions to be consummated by the Outside Date;
(g) Section 8.3(a)(i) of the Business Combination Agreement is hereby amended and restated as follows:
the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and the Resale Registration Statement, and all filing and other fees paid to the SEC or in respect of the HSR Act, in each case in connection with the Transactions (other than attorneys’ fees, accountants’ fees and related expenses), shall be shared equally by Parent and the Company;

(h) Section 8.3(a)(ii) of the Business Combination Agreement is hereby amended and restated as follows:
the Contributors shall, on a joint and several basis, reimburse Parent for ongoing operating expenses in excess of $500,000 (but not to exceed $1,000,000) in the aggregate, where such expenses are solely incurred between the date of this Agreement and the Closing; provided, that such expenses shall be set forth on a budget that is approved by the Parent Board after the date of this Agreement and delivered to the Company within 30 days of the date of this Agreement, and the aggregate sum of such reimbursed amounts shall be distributed to the stockholders of Parent pursuant to the terms of the CVR Agreement; provided, further, that, notwithstanding the foregoing, the Contributors shall, on a joint and several basis, reimburse Parent for all ongoing operating expenses incurred between July 20, 2023 and the Closing. Operating expenses in excess of $1,000,000 (if any) incurred by Parent, where such expenses are solely incurred between the date of this Agreement and July 20, 2023, shall be borne equally by the Company and Parent; provided, that any such expenses shall be approved by the Parent Board. Expenses that were incurred prior to the date of this Agreement, in whole or in part, shall not be subject to this Section 8.3(a)(ii) or the cost-reimbursement or cost-sharing provisions hereunder. All expenses required to be paid pursuant to this Section 8.3(a)(ii) shall be made no later than three (3) Business Days prior to the Closing by wire transfer of immediately available funds to an account designated by Parent.
Section 1.2 Effect of Amendment; Counterparts. Except as specifically modified herein, the Business Combination Agreement remains in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. Article IX of the Business Combination Agreement is hereby incorporated by reference.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have each caused this Amendment to be duly executed as of the date first written above.
PARENT:

CATALYST BIOSCIENCES, INC.

By:	/s/ Nassim Usman, Ph.D.
Name: Nassim Usman, Ph.D.
Title: Chief Executive Officer
[Signature Page to Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, the parties have each caused this Amendment to be duly executed as of the date first written above.
CONTRIBUTORS:

GNI USA, INC.

By:	/s/ Ying Luo
Name: Ying Luo
Title: Director
GNI GROUP LTD.

By:	/s/ Ying Luo
Name: Ying Luo
Title: President and Chief Executive Officer
GNI HONG KONG LIMITED

By:	/s/ Ying Luo
Name: Ying Luo
Title: Director and President
COMPANY:

CONTINENT PHARMACEUTICALS INC.

By:	/s/ Ying Luo
Name: Ying Luo
Title: Chairman
[Signature Page to Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, the parties have each caused this Amendment to be duly executed as of the date first written above.
SHANGHAI GENOMICS, INC.

By:	/s/ Yuwen Wu
Name: Yuwen Wu
Title: Executive Director, General Manager and Legal Representative
[Signature Page to Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, the parties have each caused this Amendment to be duly executed as of the date first written above.
MINORITY HOLDERS::

By:	/s/ Zhu Yueying
Zhu Yueying

By:	/s/ Lan Ping
Lan Ping

By:	/s/ Arthur Cheng
Arthur Cheng

By:	/s/ Sun Hui
Sun Hui
[Signature Page to Amendment to Business Combination Agreement]

Annex B
Certain information identified by bracketed asterisks ([***]) has been omitted from this exhibit because it is both not material and would be competitively harmful if publicly disclosed.
ASSET PURCHASE AGREEMENT

by and among

CATALYST BIOSCIENCES, INC.,

as the Buyer,

and

GNI GROUP LTD.,

and

GNI HONG KONG LIMITED,

as the Sellers

Dated as of December 26, 2022
This document is not intended to create, nor will it be deemed to create, a legally binding or enforceable offer or agreement, acceptance of an offer or agreement of any type or nature, unless and until agreed to and executed by all parties hereto.

B-i

Exhibit A	Bill of Sale
Exhibit B	Assignment of Intellectual Property
Exhibit C	Certificate of Designation
B-ii

INDEX OF DEFINED TERMS
Definition	Location
Action	2.6
Affiliate	5.3(a)
Agreement	Preamble
Allocation	4.4(a)
Ancillary Agreements	5.3(b)
Assignment of Intellectual Property	1.7(b)(ii)
Assumed Liabilities	1.3
BC Agreement	5.3(c)
BC Transactions Proposal	Recitals
Bill of Sale	1.7(b)(i)
Business Day	5.3(d)
Buyer	Preamble
Buyer Balance Sheet	5.3(d)
Buyer Board	Recitals
Buyer Capital Stock	5.3(f)
Buyer Capital Stock Issuance	3.4(a)
Buyer Common Stock	1.6(a)
Buyer Convertible Preferred Stock	1.6(b)
Buyer Disclosure Letter	Article III
Buyer IT Systems	3.19(f)
Buyer Material Adverse Effect	3.1(a)
Buyer Material Contracts	3.16(a)
Buyer Options	3.2(a)
Buyer Owned IP	5.3(g)
Buyer Plans	3.12(a)
Buyer Products	3.11(c)
Buyer Registered IP	3.19(a)
Buyer Safety Notices	3.11(g)
Buyer SEC Documents	3.6(a)
Buyer Stock Awards	3.2(b)
Buyer Stockholder Approval	3.4(a)
Buyer Stockholder Matters	Recitals
Buyer Stockholders Meeting	4.1(a)
Certificate of Designation	5.3(h)
Charter Amendment Proposal	Recitals
Closing	1.7(a)
Closing Date	1.7
Code	5.3(i)
Compound	5.3(j)
Contract	2.3(a)(iii)
control	5.3(k)
Conversion Proposal	Recitals
Copyrights	5.3(t)
Covered Person	3.2(d)
COVID-19	5.3(l)
Develop	5.3(m)
Development	5.3(l)
Disqualifying Event	3.2(d)
Effective Time	1.7(a)
B-iii

Definition	Location
Encumbrance	5.3(n)
Environmental Law	3.14(b)
ERISA Affiliate	5.3(o)
Exchange Act	2.3(b)
Excluded Assets	1.2
Excluded Liabilities	1.4
Excluded Taxes	5.3(p)
FD&C Act	5.3(q)
FDA	2.8(c)
FDA Ethics Policy	2.8(i)
Form 8-K	4.6
Form S-4	4.1(c)
GAAP	2.1
Governmental Authority	5.3(r)
Governmental Entity	2.3(b)
Hazardous Substance	3.14(c)
Health Care Laws	2.8(a)
Incentive Plan Proposal	Recitals
IND	5.3(s)
Intellectual Property	5.3(t)
Inventory	5.3(u)
knowledge	5.3(v)
Law	2.3(a)(ii)
Marketing Approval	5.3(w)
Marks	5.3(t)
Measurement Date	3.2(a)
Multiemployer Plan	5.3(x)
Nasdaq	5.3(y)
NDA	5.3(z)
Patent Files	5.3(aa)
Patents	5.3(bb)
Pension Plan	5.3(cc)
Permits	2.7(b)
Permitted Encumbrance	5.3(dd)
Person	5.3(ee)
Personal Information	5.3(ff)
Product	5.3(gg)
Property Taxes	4.4(b)
Proxy Statement	4.1(a)
Purchase Price	1.6
Purchased Assets	1.1
Purchased Contracts	1.1(e)
Purchased Intellectual Property	5.3(hh)
Purchased Patents	1.1(a)
Purchased Registered IP	2.11(e)
Purchased Trade Secrets	1.1(b)
Regulatory Materials	5.3(ii)
Representative	5.3(jj)
Right	5.3(kk)
Sarbanes-Oxley Act	3.6(a)
B-iv

Definition	Location
SEC	5.3(ll)
Securities Act	2.3(b)
Seller	Preamble
Seller Material Adverse Effect	2.1
Seller Products	2.8(c)
Seller Registered IP	2.11(a)
Seller Safety Notices	2.8(g)
Sellers Disclosure Letter	Article II
Subsidiary	5.3(mm)
Tax Return	5.3(nn)
Taxes	5.3(oo)
Trade Secrets	5.3(t)
Transfer Taxes	4.4(c)
B-v

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of December 26, 2022, is by and among CATALYST BIOSCIENCES, INC., a Delaware corporation (“Buyer”), and GNI GROUP LTD., a company incorporated under the laws of Japan with limited liability, and GNI HONG KONG LIMITED, a company incorporated under the laws of Hong Kong with limited liability (each a “Seller” and together, the “Sellers”).
RECITALS
WHEREAS, the Sellers own the Purchased Assets (defined below);
WHEREAS, the Sellers wish to sell to Buyer, and Buyer wishes to purchase from the Seller, the Purchased Assets, and in connection therewith Buyer is willing to assume certain liabilities and obligations of the Sellers relating thereto, all upon the terms and subject to the conditions set forth herein;
WHEREAS, substantially concurrently with the execution of this Agreement, the Buyer is entering into the BC Agreement;
WHEREAS, the board of directors of Buyer (the “Buyer Board”) has (i) unanimously approved this Agreement and determined that the transactions contemplated hereby are advisable and in the best interests of the stockholders of Buyer and (ii) resolved to recommend that the stockholders of Buyer approve (A) the transactions contemplated by the BC Agreement (the “BC Transactions Proposal”), (B) the conversion of the Buyer Convertible Preferred Stock into shares of Buyer Common Stock in accordance with Nasdaq Listing Rule 5635 (the “Conversion Proposal”), and (C) if deemed necessary or appropriate by Buyer or as otherwise required by applicable Law or Contract, to authorize sufficient Buyer Common Stock in Buyer’s certificate of incorporation for the conversion of the Buyer Convertible Preferred Stock and/or to effectuate a reverse stock split (collectively, the “Charter Amendment Proposal”), and (D) if deemed necessary or appropriate by the parties in order to effectuate the treatment of the Operating Company Options (as defined in the BC Agreement) as set forth in Section 1.5 of the BC Agreement or as otherwise required by applicable Law or Contract, an increase in the share reserve under Buyer’s 2018 Omnibus Incentive Plan (the “Incentive Plan Proposal” and, together with the BC Transactions Proposal, the Conversion Proposal and the Charter Amendment Proposal, the “Buyer Stockholder Matters”); and
WHEREAS, Buyer and the Sellers each desire to make certain representations, warranties, covenants and agreements as specified herein.
AGREEMENT
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Buyer and the Sellers hereby agree as follows:
ARTICLE I
PURCHASE AND SALE
Section 1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Buyer, and Buyer, in reliance on the representations, warranties and covenants of the Sellers contained herein, shall purchase from the Sellers, all of the Sellers’ right, title and interest, direct or indirect, in and to all assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, accrued or contingent (including goodwill) primarily related to the Compound or the Product, as the same shall exist on the Closing Date, other than the Excluded Assets (collectively, the “Purchased Assets”), in each case free and clear of any Encumbrances other than Permitted Encumbrances, including all of the Sellers’ right, title and interest in and to the following:
(a) (i) all Patents that are owned by the Sellers as of the Effective Time that disclose or claim the composition of matter, manufacture or use of, or are otherwise related to (A) the Compound, (B) any compound that is structurally similar to, or is a derivative or analog of, the Compound, (C) any compound that is an agonist of the Compound, (D) [***] of any compound described in clause (A), (B) or (C), or (E) a pharmaceutical product containing or comprising any of the foregoing, including the Patents set forth on Schedule 1.1(a) and all Patent Families of such Patents (collectively, “Purchased Patents”); (ii) all legal rights entitled by the Sellers to collect royalties under such Purchased Patents, to prosecute all existing Purchased Patents worldwide, to apply for additional Purchased Patents worldwide and to have Purchased Patents assigned and issued in the name of Buyer; and (iii) all right, title and interest the Sellers have to sue for past, present and future infringement of the Purchased Patents, including without limitation all right, title and interest the Sellers have in and to all causes of action and enforcement rights, whether known, unknown, currently pending, filed, or otherwise, in respect of the Purchased Patents, and all rights to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Purchased Patents;
(b) all Trade Secrets that are primarily related to the Compound or the Product (“Purchased Trade Secrets”);
(c) all Regulatory Materials forth on Schedule 1.1(c);
(d) a copy of all Patent Files and all other technical books and records (including laboratory notebooks and electronic records) that are primarily related to the Purchased Patents, Purchased Trade Secrets, or Regulatory Materials; and
(e) the Contracts set forth on Schedule 1.1(e) (collectively, the “Purchased Contracts”).
Section 1.2 Excluded Assets. The Sellers are not selling, and Buyer is not purchasing, any of the following assets of the Sellers, all of which shall be retained by the Sellers (collectively, the “Excluded Assets”):
(a) all assets of the Sellers or any of their Affiliates that are not Purchased Assets (including, for the avoidance of doubt, all Tax assets), including overpayments of Taxes, claims for refunds, prepaid amounts or credits of the Sellers or any of their Affiliates related to the Purchased Assets for any taxable period (or portion thereof) ending on or prior to the Closing Date, and any other Tax assets of the Sellers and their Affiliates for any taxable period;
(b) all rights of the Sellers under this Agreement and the Ancillary Agreements; and
(c) all Patents (and any associated rights, titles or interests), Trade Secrets, Regulatory Materials, Inventory, Patent Files and Contracts existing or held for use in the People’s Republic of China.
Section 1.3 Assumed Liabilities. In connection with the purchase and sale of the Purchased Assets pursuant to this Agreement, subject to Section 4.2, at the Closing, Buyer shall assume and pay, discharge, perform or otherwise satisfy all liabilities accruing, arising out of or relating to ownership or use of the Purchased Assets from and after the Closing Date, whether known or unknown, express or implied, primarily or secondary, direct or indirect, absolute, accrued, contingent or otherwise and whether due or to become due, of Sellers arising out of, relating to or otherwise in respect of the Purchased Assets (the “Assumed Liabilities”).
Section 1.4 Excluded Liabilities. Notwithstanding any other provision of this Agreement to the contrary, Buyer is not assuming and Sellers shall pay, perform or otherwise satisfy, all liabilities other than the Assumed Liabilities (the “Excluded Liabilities”), including any liability or obligation relating to an Excluded Asset.
Section 1.5 Consents and Waivers; Further Assurances.
(a) Nothing in this Agreement or the Ancillary Agreements shall be construed as an agreement to assign any Seller Contract, Permit, Right or other Purchased Asset that by its terms or pursuant to applicable Law is not capable of being sold, assigned, transferred or delivered without the consent or waiver of a third party or Governmental Authority unless and until such consent or waiver shall be given. The Sellers shall use their reasonable best efforts, and Buyer shall cooperate reasonably with the Sellers, to obtain such consents and waivers and to resolve the impediments to the sale, assignment, transfer or delivery contemplated by this Agreement or the Ancillary Agreements and to obtain any other consents and waivers necessary to convey to Buyer all of the Purchased Assets. If and when any such consents will be obtained after the consummation of the Closing, the Sellers will promptly assign their rights thereunder to Buyer without payment of consideration and Buyer will, without payment of any additional consideration, assume from and after the date of such assignment the obligations thereunder (but only the obligations of the Sellers thereunder arising exclusively from, and accruing exclusively with respect to, the period after the date of such assignment (other than obligations thereunder arising as a result of the breach thereof at or prior to such assignment)). In the event any such consents or waivers are not obtained prior to the Closing Date, the Sellers shall continue to use their reasonable best efforts to obtain the relevant consents or waivers until such consents or waivers are obtained, and the Sellers will cooperate with Buyer in any lawful and economically feasible arrangement to provide that Buyer shall receive the interest of the Sellers in the benefits under any such Seller Contract, Permit, Right or other Purchased Asset, including performance by the Sellers, if economically feasible, as agent; provided, that Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Buyer would have been responsible therefor hereunder if such consents or waivers had been obtained.
(b) From time to time, whether before, at or following the Closing, the Sellers and Buyer shall execute, acknowledge and deliver all such further conveyances, notices, assumptions and releases and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Buyer all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Agreement and the Ancillary Agreements and to assure fully to the Sellers the assumption of the liabilities and obligations intended to be assumed by Buyer pursuant to this Agreement and the Ancillary Agreements, and to otherwise make effective as promptly as practicable the transactions contemplated hereby and thereby.
Section 1.6 Consideration. In full consideration for the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer, at the Closing, Buyer shall (a) pay to the Sellers an aggregate payment of $35,000,000 (the “Purchase Price”) through the issuance of Buyer Common Stock and Buyer Convertible Preferred Stock to the Sellers as set forth below and (b) assume the Assumed Liabilities. No later than 21 days after the Closing Date, Buyer shall issue (or cause to be issued) an aggregate number of book-entry shares (or certificates, if requested) to the Sellers (as allocated between the Sellers on Schedule 1.6) as follows:
(a) 6,266,521 shares of common stock, par value $0.001 per share, of Buyer (the “Buyer Common Stock”); and
(b) 12,340 shares of Series X Convertible Preferred Stock, par value $0.001 per share, of Buyer (the “Buyer Convertible Preferred Stock”).
Section 1.7 Closing.
(a) The sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the “Closing”) on the date of this Agreement, or at such other date, time or place as agreed to in writing by Buyer and the Sellers, at the offices of Gibson, Dunn & Crutcher LLP, 555 Mission Street, San Francisco, CA 94105; provided, that the Closing may occur remotely via electronic exchange of required Closing documentation in lieu of an in-person Closing, and the parties shall cooperate in connection therewith. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” All transactions contemplated herein to occur on and as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of 12:01 a.m. on the Closing Date (the “Effective Time”).
(b) At the Closing, the Sellers shall deliver or cause to be delivered to Buyer the following documents:
(i) a bill of sale for the Purchased Assets, in the form of Exhibit A (the “Bill of Sale”), duly executed by the Sellers;
(ii) an instrument of assignment of Purchased Intellectual Property, in the form of Exhibit B (the “Assignment of Intellectual Property” ), duly executed by the Sellers;
(iii) certified resolutions of the Board of Directors of the Sellers authorizing the transactions contemplated by this Agreement and the Ancillary Agreements;
(iv) the Regulatory Materials;
(v) evidence, reasonably satisfactory to Buyer, as to the third party consents and waivers referred to in Schedule 1.7(b)(v); and
(vi) such other bills of sale, assignments and other instruments of assignment, transfer or conveyance, in form and substance reasonably satisfactory to Buyer, as Buyer may reasonably request or as may be otherwise necessary or desirable to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer and to put Buyer in actual possession or control of the Purchased Assets, duly executed by the Sellers.

(c) At the Closing, Buyer shall deliver or cause to be delivered to the Sellers the following documents:
(i) evidence that the shares of Buyer Common Stock issuable to the Sellers as provided for in this Article I shall have been approved for listing on the Nasdaq, subject to official notice of issuance and Section 1.6; and
(ii) certified resolutions of the Board of Directors of the Buyer authorizing the transactions contemplated by this Agreement and the Ancillary Agreements.
Section 1.8 Buyer Directors. The parties shall take all action necessary (including, to the extent necessary, procuring the resignation or removal of any directors on the Buyer Board immediately prior to the Effective Time) so that, as of immediately after the Effective Time, the number of directors that comprise the full Buyer Board shall be five (5), and such Board of Directors shall immediately after the Effective Time initially consist of the individuals listed in Schedule 1.8, who shall serve in such capacity in accordance with the terms of the governing documents of Buyer following the Closing.
Section 1.9 Withholding Rights. Buyer shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amount payable to the Sellers such amounts that are required to be deducted or withheld therefrom in respect of any U.S. federal, state, or local or non-U.S. tax Law; provided, however, that (i) Buyer shall not, absent a change in Law after the date hereof, deduct or withhold from any amount payable to Sellers in respect of any non-U.S. Tax Law and (ii) Buyer shall give notice to the applicable payee before effecting any such Tax withholding, and cooperate with the applicable payee to minimize any required deduction and withholding. To the extent such amounts are so deducted or withheld and remitted to the applicable Governmental Entity, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLERS
Except as set forth in the corresponding section or subsection of the disclosure letter delivered by the Sellers to Buyer immediately prior to the execution of this Agreement (the “Sellers Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the Sellers Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent), each Seller represents and warrants to Buyer as follows:
Section 2.1 Organization, Standing and Power. The Seller (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own, lease and operate the Purchased Assets as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of the Purchased Assets makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect. For purposes of this Agreement, “Seller Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the Purchased Assets, taken as a whole or (B) materially impairs the ability of the Seller to consummate any of the transactions contemplated by this Agreement and each Ancillary Agreements to which it will be a party; provided, however, that in the case of clause (A) only, Seller Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the biopharmaceutical, or the economy or the financial, debt, banking, capital, credit or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of war or acts of terrorism or any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Entity in response thereto, (3) changes in Law (as defined below) or generally accepted accounting principles in the United States (“GAAP”), or the interpretation or enforcement thereof, (4) the public announcement of this Agreement, or (5) any specific action taken (or omitted to be taken) by the Seller at or with the express written consent of Buyer; provided, that, with respect to clauses (1), (2) and (3), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to the Purchased Assets, taken as a whole, as compared to similarly-situated companies or businesses.

Section 2.2 Authority. The Seller has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreements to which it will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller of this Agreement and each Ancillary Agreements to which it will be a party and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Seller and no other proceedings on the part of the Seller are necessary to approve this Agreement and each Ancillary Agreements to which it will be a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and upon their execution each Ancillary Agreements to which the Seller will be a party have been, duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each Ancillary Agreements to which the Seller is a party will constitute, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
Section 2.3 No Conflict; Consents and Approvals.
(a) The execution, delivery and performance by the Seller of this Agreement and each Ancillary Agreements to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:
(i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of the Seller;
(ii) conflict with or violate any federal, state, local or foreign law (including common law), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other legally enforceable requirement (“Law”) applicable to the Seller or any of the Purchased Assets or by which the Seller or any of the Purchased Assets may be bound or affected; or
(iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of the Seller under, or result in the creation of any Encumbrance on any of the Purchased Assets pursuant to, any material bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, Permit, concession or franchise, whether oral or written (each, including all amendments thereto, a “Contract”) to which the Seller is a party or by which the Seller or the Purchased Assets may be bound or affected.
(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission or body (each, a “Governmental Entity”) is required by or with respect to the Seller in connection with the execution, delivery and performance by the Seller of this Agreement and each Ancillary Agreements to which it will be a party or the consummation by the Seller of the transactions contemplated hereby or thereby or compliance with the provisions hereof or in order to prevent the termination of any right, privilege, license or qualification of or affecting the Purchased Assets, except for (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) such other filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made would not be material to the Seller.

Section 2.4 Purchased Assets.
(a) The Seller has good, valid, and marketable title to or a valid leasehold interest in the Purchased Assets it holds, free and clear of any Encumbrance, other than Permitted Encumbrances.
(b) The Purchased Assets constitute all of the assets of the Seller and of its Affiliates primarily related to the Compound and the Products, with the exception of those assets existing or held for use in the People’s Republic of China.
(c) The delivery to the Buyer of the Bill of Sale and other instruments of assignment, conveyance and transfer pursuant to this Agreement and the Ancillary Agreements will transfer to the Buyer good, valid and marketable title to or a valid leasehold interest in all of the Purchased Assets, free and clear of any Encumbrance other than Permitted Encumbrances.
(d) The Seller has not marketed, commercialized, distributed, or sold any of the Products at any time prior to the Closing Date.
Section 2.5 Absence of Certain Changes or Events. During the past twelve (12) months and at the Closing Date: (a) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Seller Material Adverse Effect on the Purchased Assets and (b) the Purchased Assets have not suffered any loss, damage, destruction or other casualty affecting any material properties or assets thereof or included therein, whether or not covered by insurance.
Section 2.6 Litigation. There is no action, suit, claim, arbitration, investigation, inquiry, grievance or other proceeding (each, an “Action”) (or basis therefor) pending or, to the knowledge of the Seller, threatened in connection with the Purchased Assets or the Seller’s ownership or operation thereof. There is no Action pending or, to the knowledge of the Seller, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the knowledge of the Seller, threatened investigation by any Governmental Authority relating to the Purchased Assets, the Seller’s ownership or operation thereof or the transactions contemplated by this Agreement or the Ancillary Agreements. There is no Action by the Seller pending, or which the Seller has commenced preparations to initiate, against any other Person in connection with the Purchased Assets.
Section 2.7 Compliance with Laws; Permits.
(a) The Seller is and has been in compliance in all material respects with all Laws applicable to the Seller in connection with the ownership or use of the Purchased Assets. The Seller has not received during the past three (3) years a notice or other written communication from any Governmental Authority or any other Person that the Seller is not in compliance in all material respects with any such Laws.
(b) The Seller has in effect all material permits, licenses, variances, exemptions, applications, approvals, clearances, authorizations, registrations, formulary listings, consents, operating certificates, franchises, orders and approvals (collectively, “Permits”) of all Governmental Entities necessary or advisable for it to own, lease or operate the Purchased Assets in all material respects as now conducted. The Seller is and has been in compliance in all material respects with all such Permits. No suspension, cancellation, modification, revocation or nonrenewal of any Permit is pending or, to the knowledge of the Seller, threatened. All Permits may be transferred in accordance with applicable Law and assigned to Buyer.
Section 2.8 Health Care Regulatory Matters.
(a) The Seller, and to the knowledge of the Seller, each of its directors, officers, management employees, agents (while acting in such capacity), contract manufacturers, suppliers, and distributors are, and at all times prior hereto were, in material compliance with all Health Care Laws to the extent applicable to the Seller or any of its products or activities, including, but not limited to, the following: the Federal Food, Drug & Cosmetic Act (“FDCA”); the Public Health Service Act (42 U.S.C. § 201 et seq.), including the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a); the Federal Trade Commission Act (15 U.S.C. § 41 et seq.); the Controlled Substances Act (21 U.S.C. § 801 et seq.); the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); the civil monetary penalties law (42 U.S.C. § 1320a-7a); the civil False Claims Act (31 U.S.C. § 3729 et seq.); the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)); the Stark law (42 U.S.C. § 1395nn); the Criminal Health Care Fraud Statute (18 U.S.C. § 1347); the Health Insurance Portability and

Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.); the exclusion laws (42 U.S.C. § 1320a-7); Medicare (Title XVIII of the Social Security Act); Medicaid (Title XIX of the Social Security Act); and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 (42 U.S.C. § 18001 et seq.); any regulations promulgated pursuant to such Laws; and any other state, federal or ex-U.S. Laws, accreditation standards, or regulations governing the manufacturing, development, testing, labeling, advertising, marketing or distribution of biological or drug products, kickbacks, patient or program charges, record-keeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care, clinical laboratory or diagnostic products or services (“Health Care Laws”). To the knowledge of the Seller, there are no facts or circumstances that reasonably would be expected to give rise to any material liability under any Health Care Laws.
(b) The Seller is not party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity.
(c) All applications, notifications, submissions, information, claims, reports and statistical analyses, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Permit from the U.S. Food and Drug Administration (“FDA”) or other Governmental Entity relating to products that are regulated as drugs, medical devices, or other healthcare products under Health Care Laws, including biological and drug candidates, compounds or products being researched, tested, stored, developed, labeled, manufactured, packed and/or distributed by the Seller (“Seller Products”), including, without limitation, INDs, when submitted to the FDA or other Governmental Entity were true, complete and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or other Governmental Entity. The Seller does not have knowledge of any facts or circumstances that would be reasonably likely to lead to the revocation, suspension, limitation, or cancellation of a Permit required under Health Care Laws.
(d) All preclinical studies and clinical trials conducted by or, to the knowledge of the Seller, on behalf of the Seller have been, and if still pending are being, conducted in material compliance with research protocols and all applicable Health Care Laws, including, but not limited to, the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, 312 and 314. No clinical trial conducted by or on behalf of the Seller has been conducted using any clinical investigators who have been disqualified, debarred or excluded from healthcare programs. No clinical trial conducted by or on behalf of the Seller has been terminated or suspended prior to completion, and no clinical investigator who has participated or is participating in, or institutional review board that has or has had jurisdiction over, a clinical trial conducted by or on behalf of the Seller has placed a partial or full clinical hold order on, or otherwise terminated, delayed or suspended, such a clinical trial at a clinical research site based on an actual or alleged lack of safety or efficacy of any Seller Product or a failure to conduct such clinical trial in compliance with applicable Health Care Laws, their implementing regulations and good clinical practices. The Seller has not identified or received notice of instances or allegations of research misconduct (defined as falsification or fabrication of data, or plagiarism, as those terms are defined in 42 C.F.R. Part 93) involving research conducted by, or on behalf of the Seller, that could compromise or affect the integrity, reliability, completeness, or accuracy of the data collected in such research, or the rights, safety, or welfare of the research subjects.
(e) All manufacturing operations conducted by or, to the knowledge of the Seller, for the benefit of the Seller have been and are being conducted in material compliance with all Permits under applicable Health Care Laws, all applicable provisions of the FDA’s current good manufacturing practice (cGMP) regulations for biological products at 21 C.F.R. Parts 600 and 610 and for drug products at 21 C.F.R. Parts 210-212 and all comparable foreign regulatory requirements of any Governmental Entity.
(f) The Seller has not received any written communication that relates to an alleged violation or noncompliance with any Health Care Laws, including any notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration, import detention or refusal, FDA Warning Letter or

Untitled Letter, or any action by a Governmental Entity relating to any Health Care Laws. All Warning Letters, Form-483 observations, or comparable findings from other Governmental Entities listed in Section 2.8 of the Seller Disclosure Letter have been resolved and closed out to the satisfaction of the applicable Governmental Entity.
(g) There have been no seizures, withdrawals, recalls, detentions, or suspensions of manufacturing, testing, or distribution relating to the Seller Products required or requested by a Governmental Entity, or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Seller Products, or any adverse experiences relating to the Seller Products that have been reported to FDA or other Governmental Entity (“Seller Safety Notices”), and, to the knowledge of the Seller, there are no facts or circumstances that reasonably would be expected to give rise to a Seller Safety Notice.
(h) There are no unresolved Seller Safety Notices, and to the knowledge of the Seller, there are no facts that would be reasonably likely to result in a material Seller Safety Notice or a termination or suspension of developing and testing of any of the Seller Products.
(i) Neither the Seller, nor, to the knowledge of the Seller, any officer, employee, agent, or distributor of the Seller has made an untrue statement of a material fact or fraudulent or misleading statement to a Governmental Entity, failed to disclose a material fact required to be disclosed to a Governmental Entity, or committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting the “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto (the “FDA Ethics Policy”). To the knowledge of the Seller, none of the aforementioned is or has been under investigation resulting from any allegedly untrue, fraudulent, misleading, or false statement or omission, including data fraud, or had any action pending or threatened relating to the FDA Ethics Policy.
(j) All reports, documents, claims, Permits and notices required to be filed, maintained or furnished to the FDA or any Governmental Entity by the Seller have been so filed, maintained or furnished, except where failure to file, maintain or furnish such reports, documents, claims, Permits or notices has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. All such reports, documents, claims, Permits and notices were true and complete in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).
(k) Neither the Seller nor, to the knowledge of the Seller, any officer, employee, agent, or distributor of the Seller has committed any act, made any statement or failed to make any statement that violates the Federal Anti-Kickback Statute, 28 U.S.C. § 1320a-7b, the Federal False Claims Act, 31 U.S.C. § 3729, other drug or Health Care Laws, or any other similar federal, state, or ex-U.S. Law applicable in the jurisdictions in which the Seller Products are sold or intended to be sold.
(l) Neither the Seller nor, to the knowledge of the Seller, any officer, employee, agent, or distributor of the Seller has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under applicable Law, including, without limitation, 21 U.S.C. § 335a, or exclusion under 42 U.S.C. § 1320a-7, or any other statutory provision or similar law applicable in other jurisdictions in which the Seller Products are sold or intended to be sold. Neither the Seller nor, to the knowledge of the Seller, any officer, employee, agent or distributor of the Seller, has been excluded from participation in any federal health care program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935, as amended, or any similar Health Care Law or program.
Section 2.9 Taxes.
(a) The Seller has timely filed all Tax Returns required to be filed with respect to the Purchased Assets it holds (taking into account any extension of time to file), and each such Tax Return has been prepared in compliance with all applicable Laws and regulations and is true, correct and complete in all material respects.
(b) All material Taxes due and payable with respect to the Purchased Assets (in each case whether or not shown on any Tax Return) have been timely paid in full.
(c) There are no Encumbrances for Taxes on any of the Purchased Assets, other than Permitted Encumbrances.

(d) No Action, suit, proceeding or audit or any notice of inquiry of any of the foregoing is pending against or with respect to the Purchased Assets regarding Taxes, and, to the knowledge of the Seller, no action, suit, proceeding or audit has been threatened against or with respect to the Purchased Assets regarding Taxes.
(e) The Seller has not executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any Taxes on or with respect to the Purchased Assets.
(f) No deficiencies for a material amount of Taxes have been claimed, proposed, assessed or asserted in writing with respect to the Purchased Assets by a Governmental Entity, other than any such claim, proposal, assessment, or assertion that has been satisfied by payment in full, settled or withdrawn.
(g) No private-letter rulings, technical advice memoranda, or similar material written agreements with, or rulings from, a taxing authority have been requested in writing, entered into, or issued by any taxing authority specifically with respect to the taxation of the Purchased Assets which rulings will remain in effect after the Closing.
(h) The Seller has not made an election on IRS Form 8832 to be treated as other than a C corporation for U.S. federal income tax purposes.
Section 2.10 Contracts.
(a) As of the date of this Agreement, no Purchased Contracts would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) of Buyer.
(b) (i) Each Purchased Contract is valid and binding on the Seller and to the knowledge of the Seller, each other party thereto, and is in full force and effect and enforceable in accordance with its terms; (ii) the Seller, and, to the knowledge of the Seller, each other party thereto, has performed all material obligations required to be performed by it under each Purchased Contract; and (iii) there is no material default under any Purchased Contract by the Seller or, to the knowledge of the Seller, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a material default on the part of the Seller or, to the knowledge of the Seller, any other party thereto under any such Purchased Contract, nor has the Seller received any notice of any such material default, event or condition. The Seller has made available to Buyer true and complete copies of all Purchased Contracts, including all amendments thereto.
Section 2.11 Intellectual Property.
(a) Section 2.11 of the Sellers Disclosure Letter sets forth a true and complete list of all registered Marks, Patents and registered Copyrights included in the Purchased Intellectual Property (the “Seller Registered IP”). Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect, (i) all of the Seller Registered IP is subsisting and, in the case of any Seller Registered IP that is registered or issued and to the knowledge of the Seller, valid and enforceable and (i) no Seller Registered IP is involved in any interference, reissue, derivation, reexamination, opposition, cancellation, or similar proceeding and, to the knowledge of the Seller, no such action is threatened with respect to any of the Seller Registered IP.
(b) Except as would not be material, the Seller owns, licenses or otherwise has the right to use, free and clear of all Encumbrances except for Permitted Encumbrances, all of the Purchased Intellectual Property.
(c) The Seller has not received any notice or claim challenging its ownership of any of the material Purchased Intellectual Property, nor to the knowledge of the Seller is there a reasonable basis for any claim that it does not so own any of such Purchased Intellectual Property.
(d) The Seller has taken commercially reasonable steps to protect its rights in the material Purchased Trade Secrets and to protect and maintain the confidentiality thereof. No present or former employee, consultant or contractor of the Seller owns any right, title or interest in or to any material Purchased Intellectual Property.
(e) Except as would not be material, all registered Marks, issued Patents and registered Copyrights identified on Section 2.11 of the Sellers Disclosure Letter (“Purchased Registered IP”) are valid and subsisting and, to the knowledge of the Seller, enforceable, and the Seller has not received any written notice or claim challenging the validity or enforceability of any Purchased Registered IP or alleging any misuse of such Purchased Registered IP.

(f) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect, (i) to the knowledge of the Seller, the manufacture, marketing, offering for sale, sale, importation, use or intended use or other disposal of any Product, has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any Intellectual Property of any Person, (ii) the Seller has not in the past three (3) years received any written notice or claim asserting or suggesting that any such infringement, misappropriation, or dilution is or may be occurring or has or may have occurred, and (iii) to the knowledge of the Seller, no Person is infringing, misappropriating, or diluting in any material respect any Company Registered IP.
(g) The Seller has not transferred ownership of, or granted any exclusive license with respect to, any material Purchased Intellectual Property. Upon the consummation of the Closing, the Buyer shall succeed to all of the Seller’s rights and interest in or under all material Purchased Intellectual Property.
(h) Except as would not be material, the Seller (i) takes reasonable measures, directly or indirectly, designed to ensure the confidentiality, privacy and security of customer, employee and other confidential information in connection with the Purchased Assets and (ii) complies and has complied in all material respects with applicable data protection, privacy and similar Laws, directives and codes of practice in any jurisdiction relating to any data processed by the Seller.
Section 2.12 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers or any of their Affiliates.
Section 2.13 No Other Representations or Warranties. Except for the representations and warranties contained in Article III, the Seller acknowledges and agrees that none of Buyer or any other Person on behalf of Buyer makes any other express or implied representation or warranty whatsoever, and specifically (but without limiting the generality of the foregoing) that none of Buyer, its Subsidiaries or any other Person on behalf of Buyer makes any representation or warranty with respect to any projections or forecasts delivered or made available to the Seller or any of its Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Buyer (including any such projections or forecasts made available to the Seller and Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement and the Ancillary Agreements), and the Seller has not relied on any such information or any representation or warranty not set forth in Article III.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER
Except (a) as disclosed in the Buyer SEC Documents at least two (2) Business Days prior to the date of this Agreement and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk,” and any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature); or (b) as set forth in the corresponding section or subsection of the disclosure letter delivered by Buyer to the Sellers immediately prior to the execution of this Agreement (the “Buyer Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the Buyer Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), Buyer represents and warrants to the Sellers as follows:
Section 3.1 Organization, Standing and Power.
(a) Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Buyer (i) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (ii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (ii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect. For purposes of this Agreement, “Buyer Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, or results of operations of Buyer and its Subsidiaries, taken as a whole, or (B) materially impairs the ability of Buyer to consummate the transactions contemplated by this Agreement and each Ancillary Agreements to which it will be a party; provided, however, that in the case of clause (A) only, Buyer Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (1) changes or conditions generally affecting the industries in which Buyer and its Subsidiaries operate, or the economy or the financial, debt, banking, capital, credit or securities markets, in the United States, including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (2) the outbreak or escalation of war or acts of terrorism or any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Entity in response thereto, (3) changes in Law or GAAP, or the interpretation or enforcement thereof, (4) the public announcement of this Agreement, or (5) any specific action taken (or omitted to be taken) by Buyer at or with the express written consent of the Sellers; provided, that, with respect to clauses (1), (2) and (3), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to Buyer and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which Buyer and its Subsidiaries operate.
(b) Buyer has previously made available to the Sellers true and complete copies of its certificate of incorporation and bylaws, and the certificate of incorporation and bylaws (or comparable organizational documents) of each Subsidiary of Buyer, in each case, as amended to the date of this Agreement, and each as so delivered is in full force and effect. Buyer is not in violation of any provision of its certificate of incorporation or bylaws. Except with respect to the extent relating to the transactions contemplated by this Agreement and the Ancillary Agreements or in draft form and except as may be redacted to preserve a privilege (including attorney-client privilege), Buyer has made available to the Sellers true and complete copies of the minutes of all meetings (including any actions taken by written consent) of Buyer’s stockholders, the Buyer Board and each committee of the Buyer Board held since January 1, 2020.
Section 3.2 Capital Stock.
(a) The authorized capital stock of Buyer consists of 100,000,000 shares of Buyer Common Stock and 5,000,000 shares of Buyer Convertible Preferred Stock. As of the close of business on September 30, 2022 (the “Measurement Date”), (i) 31,490,053 shares of Buyer Common Stock (excluding treasury shares) were issued and outstanding, (ii) no shares of Buyer Common Stock were held by Buyer in its treasury, (iii) no shares of Buyer Convertible Preferred Stock were issued and outstanding, (iv) no shares of Buyer Convertible Preferred Stock were held by Buyer in its treasury, (v) 21,172,695 shares of Buyer Common Stock were reserved for issuance pursuant to Buyer’s 2018 Omnibus Incentive Plan, the Catalyst 2004 Plan Residual, the Catalyst 2015 Stock Incentive Plan and the Targacept 2006 Plan (of which 8,906,711 shares were subject to outstanding options to purchase shares of Buyer Common Stock (the “Buyer Options”)), (vi) 359,545 shares of Buyer Common Stock were reserved for issuance pursuant to Buyer’s 2018 Employee Stock Purchase Plan and (vii) no shares of Buyer Common Stock were reserved for issuance upon the exercise or conversion of warrants. Except as set forth above in this Section 3.2(a), neither Buyer nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of Buyer or such Subsidiary on any matter. Except as set forth above in this Section 3.2(a) and except for changes since the close of business on the Measurement Date resulting from the exercise of any Buyer Options as described above, as of the Measurement Date, there are no outstanding (A) shares of capital stock or other voting securities or equity interests of Buyer, (B) securities of Buyer or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Buyer or other voting securities or equity interests of Buyer or its Subsidiaries, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Buyer or its Subsidiaries or other equity-equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Buyer or its Subsidiaries, or obligations of Buyer or any of its Subsidiaries to issue, any shares of capital stock of Buyer or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Buyer or its Subsidiaries or rights or interests described in the preceding clause (C), or (E) obligations of Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities.
(b) Section 3.2(b) of the Buyer Disclosure Letter sets forth a true and complete list of all holders of rights to purchase or receive shares of Buyer Common Stock or similar rights (collectively, “Buyer Stock Awards”), indicating as applicable, with respect to each Buyer Stock Award then outstanding, the type of award, the number of shares of Buyer Common Stock subject to such Buyer Stock Award, the name of the plan under which such Buyer Stock Award was granted, the date of grant, exercise or purchase price, vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof, and whether (and to what extent) the vesting of such Buyer Stock Award will be accelerated or otherwise adjusted in any way or any other terms will be triggered or otherwise adjusted in any way by the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. Each Buyer Option was granted with a per share exercise price that is no less than the fair market value of a share of Buyer Common Stock on the date such Buyer Option was granted and is exempt from the requirements of Section 409A of the Code. Buyer has made available to the Sellers a true and complete copy of the forms of all award agreements evidencing outstanding Buyer Stock Awards.
(c) The shares of Buyer Capital Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.
(d) To the knowledge of Buyer as of the date of this Agreement and as of the Closing, no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualifying Event”) is applicable to Buyer or, to Buyer’s knowledge, any Covered Person, except for a Disqualifying Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. “Covered Person” means, with respect to Buyer as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).
Section 3.3 Subsidiaries. Section 3.3 of the Buyer Disclosure Letter sets forth a true and complete list of each Subsidiary of Buyer, including its jurisdiction of incorporation or formation. Each of Buyer’s Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect. All outstanding shares of capital stock and other voting securities or equity interests of each such Subsidiary are owned, directly or indirectly, by Buyer, free and clear of all Encumbrances other than Permitted Encumbrances. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Buyer does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.
Section 3.4 Authority.
(a) Buyer has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and each Ancillary Agreements to which it will be a party and to consummate the transactions contemplated hereby and thereby, including the issuance of the shares of Buyer Capital Stock to the Sellers in satisfaction of the Purchase Price (the “Buyer Capital Stock Issuance”). The execution, delivery and performance of this Agreement and each Ancillary Agreements to which it will be a party by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to approve this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby, subject, in the case of the Buyer Stockholder Matters, to the approval by the holders of Buyer Common Stock in accordance with requirements of applicable Law and Nasdaq rules and regulations (the “Buyer Stockholder Approval”). This Agreement has been, and the Ancillary Agreements to which Buyer will be a party will have been, duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitutes, and upon their execution each Ancillary Agreements to which Buyer will be a party will constitute, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
(b) The Buyer Board, at a meeting duly called and held at which all directors of Buyer were present, duly adopted resolutions (i) determining that the terms of this Agreement, the Ancillary Agreements to which Buyer will be a party, and the transactions contemplated hereby and thereby are fair to and in the best interests of Buyer and its stockholders, and (ii) approving and declaring advisable this Agreement, the Ancillary Agreements to which Buyer will be a party and the transactions contemplated hereby and thereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.
(c) The Buyer Stockholder Approval is the only vote of the holders of any class or series of the Buyer Capital Stock or other securities required in connection with the consummation of the transactions contemplated hereby, including the Buyer Capital Stock Issuance. Other than the Buyer Stockholder Approval, no vote of the holders of any class or series of the Buyer’s Capital Stock or other securities is required in connection with the consummation of any of the transactions contemplated hereby to be consummated by Buyer.
Section 3.5 No Conflict; Consents and Approvals.
(a) The execution, delivery and performance by Buyer of this Agreement and each Ancillary Agreements to which Buyer will be a party does not, and the consummation of the transactions contemplated hereby and thereby and compliance by Buyer with the provisions hereof and thereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Encumbrance in or upon any of the properties, assets or rights of Buyer under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the certificate of incorporation or bylaws of Buyer, (ii) any material Contract to which Buyer is a party by which Buyer or any of its properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 2.3, any material Law or any rule or regulation of Nasdaq applicable to Buyer or by which Buyer or any of its properties or assets may be bound, except, in the case of clauses (ii) and (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect.
(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to Buyer in connection with the execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements to which Buyer will be a party or the consummation by Buyer of the transactions contemplated hereby and thereby or compliance with the provisions hereof and thereof, except for (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act, as may be required in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, (ii) such other filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices, the failure of which to be obtained or made would not be material to Buyer.
Section 3.6 SEC Reports; Financial Statements.
(a) Buyer has filed with or furnished to the SEC on a timely basis true and complete copies of all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by Buyer since January 1, 2021 (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “Buyer SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Buyer SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Buyer SEC Documents (i) have been prepared in a manner consistent with the books and records of Buyer and its Subsidiaries, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (iii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iv) fairly present in all material respects the consolidated financial position of Buyer and its Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since January 1, 2021, Buyer has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law. The books and records of Buyer and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.
(c) Buyer has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to Buyer, including its consolidated Subsidiaries, required to be disclosed in Buyer’s periodic and current reports under the Exchange Act, is made known to Buyer’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of Buyer have evaluated the effectiveness of Buyer’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Buyer SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.
(d) Buyer and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of Buyer’s financial reporting and the preparation of Buyer’s financial statements for external purposes in accordance with GAAP. Buyer has disclosed, based on its most recent evaluation of Buyer’s internal control over financial reporting prior to the date hereof, to Buyer’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of Buyer’s internal control over financial reporting which are reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Buyer’s internal control over financial reporting. A true, correct and complete summary of any such disclosures made by management to Buyer’s auditors and audit committee is set forth as Section 3.6(d) of the Buyer Disclosure Letter.
(e) Since January 1, 2021, (i) neither Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer, any director, officer, employee, auditor, accountant or Representative of Buyer or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Buyer or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing Buyer or any of its Subsidiaries, whether or not employed by Buyer or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Buyer or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Buyer Board or any committee thereof or to any director or officer of Buyer or any of its Subsidiaries.

(f) As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Buyer SEC Documents. To the knowledge of Buyer, none of the Buyer SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.
(g) Neither Buyer nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Buyer and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special-purpose or limited-purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Buyer or any of its Subsidiaries in Buyer’s or such Subsidiary’s published financial statements or other Buyer SEC Documents.
(h) Buyer is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of Nasdaq, in each case, that are applicable to Buyer.
(i) No Subsidiary of Buyer is required to file any form, report, schedule, statement or other document with the SEC.
(j) Buyer has not been and is not currently a “shell company” as defined under Section 12b-2 of the Exchange Act.
(k) Buyer is, and since its first date of listing on Nasdaq has been, in compliance in all material respects with the applicable current listing and governance rules and regulations of Nasdaq.
Section 3.7 No Undisclosed Liabilities. Neither Buyer nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, except (a) to the extent accrued or reserved against in the audited consolidated balance sheet of Buyer and its Subsidiaries as at December 31, 2021 included in the Annual Report on Form 10-K filed by Buyer with the SEC on March 31, 2022 (without giving effect to any amendment thereto filed on or after the date hereof) and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2021 that are not material to Buyer and its Subsidiaries, taken as a whole. Buyer has not applied for or received any funds or incurred any indebtedness pursuant to the Coronavirus Aid, Relief, and Economic Security Act (P.L. 116-136), enacted March 27, 2020 or any other economic relief or stimulus legislation or program, or otherwise received any funds or incurred any indebtedness from any Governmental Entity.
Section 3.8 Absence of Certain Changes or Events. Since December 31, 2021, except in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, (x) Buyer and its Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice; (y) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Buyer Material Adverse Effect; and (z) neither Buyer nor any of its Subsidiaries have:
(a) (i) declared, set aside or paid any dividends on, or made any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly-owned Subsidiary of Buyer to its parent, (ii) purchased, redeemed or otherwise acquired shares of capital stock or other equity interests of Buyer or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests, or (iii) split, combined, reclassified or otherwise amended the terms of any of its capital stock or other equity interests or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;
(b) amended or otherwise changed, or authorized or proposed to amend or otherwise change, its certificate of incorporation or bylaws (or similar organizational documents);
(c) adopted or entered into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or reorganization; or
(d) changed its financial or Tax accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable Law, or revalued any of its material assets.

Section 3.9 Litigation. There is no Action (or basis therefor) pending or, to the knowledge of Buyer, threatened against or affecting Buyer or any of its Subsidiaries, any of their respective properties or assets, or any present or former officer, director or employee of Buyer or any of its Subsidiaries in such individual’s capacity as such, other than any Action that (a) does not involve an amount in controversy in excess of $100,000 and (b) does not seek material injunctive or other nonmonetary relief. Neither Buyer nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity. There is no Action pending or, to the knowledge of Buyer, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements.
Section 3.10 Compliance with Laws. Buyer and each of its Subsidiaries are and have been in compliance in all material respects with all Laws applicable to their businesses, operations, properties or assets. None of Buyer or any of its Subsidiaries has received, since January 1, 2020, a notice or other written communication alleging or relating to a possible material violation of any Law applicable to their businesses, operations, properties, assets or Buyer Products. Buyer and each of its Subsidiaries have in effect all material Permits of all Governmental Entities necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted, and there has occurred no violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, nonrenewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, nonrenewal, adverse modification or cancellation result from the consummation of the transactions contemplated hereby.
Section 3.11 Health Care Regulatory Matters.
(a) Buyer and, to the knowledge of Buyer, each of its directors, officers, management employees, agents (while acting in such capacity), contract manufacturers, suppliers, and distributors are, and at all times prior hereto were, in material compliance with all Health Care Laws to the extent applicable to Buyer or any of its products or activities. To the knowledge of Buyer, there are no facts or circumstances that reasonably would be expected to give rise to any material liability under any Health Care Laws.
(b) Buyer is not party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity.
(c) All applications, notifications, submissions, information, claims, reports and statistical analyses, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Permit from the FDA or other Governmental Entity relating to products that are regulated as drugs, medical devices, or other healthcare products under Health Care Laws, including biological and drug candidates, compounds or products being researched, tested, stored, developed, labeled, manufactured, packed and/or distributed by Buyer or any of its Subsidiaries (“Buyer Products”), including, without limitation, investigational new drug applications, when submitted to the FDA or other Governmental Entity were true, complete and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or other Governmental Entity. Buyer does not have knowledge of any facts or circumstances that would be reasonably likely to lead to the revocation, suspension, limitation, or cancellation of a Permit required under Health Care Laws.
(d) All preclinical studies and clinical trials conducted by or, to the knowledge of Buyer, on behalf of Buyer have been, and if still pending are being, conducted in material compliance with research protocols and all applicable Health Care Laws, including, but not limited to, the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, 312 and 313. No clinical trial conducted by or on behalf of Buyer has been conducted using any clinical investigators who have been disqualified, debarred or excluded from healthcare programs. No clinical trial conducted by or on behalf of Buyer has been terminated or suspended prior to completion, and no clinical investigator who has participated or is participating in, or institutional review board that has or has had jurisdiction over, a clinical trial conducted by or on behalf of Buyer has placed a partial or full clinical hold order on, or otherwise terminated, delayed or suspended, such a clinical trial at a clinical research site based on an actual or alleged lack of safety or efficacy of any Buyer Product or a failure to conduct such clinical trial in compliance with applicable Health Care Laws, their implementing regulations and good clinical practices. Buyer has not identified or received notice of instances or allegations of research misconduct

(defined as falsification or fabrication of data, or plagiarism, as those terms are defined in 42 C.F.R. Part 93) involving research conducted by, or on behalf of Buyer, that could compromise or affect the integrity, reliability, completeness or accuracy of the data collected in such research, or the rights, safety or welfare of the research subjects.
(e) All manufacturing operations conducted by or, to the knowledge of Buyer, for the benefit of Buyer have been and are being conducted in material compliance with all Permits under applicable Health Care Laws, all applicable provisions of the FDA’s current Good Manufacturing Practice (cGMP) regulations at 21 C.F.R. Parts 210-212, 600 and 610, and FDA’s Quality System (QS) regulations at 21 C.F.R. Part 820, and all comparable foreign regulatory requirements of any Governmental Entity.
(f) Buyer has not received any written communication that relates to an alleged violation or noncompliance with any Health Care Laws, including any notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration, import detention or refusal, FDA Warning Letter or Untitled Letter, or any action by a Governmental Entity relating to any Health Care Laws. All Warning Letters, Form-483 observations, or comparable findings from other Governmental Entities listed in Section 3.11(f) of the Buyer Disclosure Letter have been resolved and closed out to the satisfaction of the applicable Governmental Entity.
(g) There have been no seizures, withdrawals, recalls, detentions, or suspensions of manufacturing, testing, or distribution relating to the Buyer Products required or requested by a Governmental Entity, or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Buyer Products, or any adverse experiences relating to the Buyer Products that have been reported to the FDA or any other Governmental Entity (“Buyer Safety Notices”), and, to the knowledge of Buyer, there are no facts or circumstances that reasonably would be expected to give rise to a Buyer Safety Notice. All Buyer Safety Notices listed in Section 3.11(g) of the Buyer Disclosure Letter have been resolved to the satisfaction of the applicable Governmental Entity.
(h) There are no unresolved Buyer Safety Notices, and to the knowledge of Buyer, there are no facts that would be reasonably likely to result in a material Buyer Safety Notice or a termination or suspension of developing and testing of any of the Buyer Products.
(i) Neither Buyer, nor, to the knowledge of Buyer, any officer, employee, agent, or distributor of Buyer has made an untrue statement of a material fact or fraudulent or misleading statement to a Governmental Entity, failed to disclose a material fact required to be disclosed to a Governmental Entity, or committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide a basis for the FDA to invoke its FDA Ethics Policy. To the knowledge of Buyer, none of the aforementioned is or has been under investigation resulting from any allegedly untrue, fraudulent, misleading, or false statement or omission, including data fraud, or had any action pending or threatened relating to the FDA Ethics Policy.
(j) All reports, documents, claims, Permits and notices required to be filed, maintained or furnished to the FDA or any Governmental Entity by Buyer have been so filed, maintained or furnished, except where failure to file, maintain or furnish such reports, documents, claims, Permits or notices has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. All such reports, documents, claims, Permits and notices were true and complete in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).
(k) Neither Buyer nor, to the knowledge of Buyer, any officer, employee, agent, or distributor of Buyer has committed any act, made any statement or failed to make any statement that violates the Federal Anti-Kickback Statute, 28 U.S.C. § 1320a-7b, the Federal False Claims Act, 31 U.S.C. § 3729, other drug or Health Care Laws, or any other similar federal, state, or ex-U.S. Law applicable in the jurisdictions in which the Buyer Products are sold or intended to be sold.
(l) Neither Buyer nor, to the knowledge of Buyer, any officer, employee, agent, or distributor of Buyer has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under applicable Law, including, without limitation, 21 U.S.C. § 335a, or exclusion under 42 U.S.C. § 1320a-7, or any other statutory provision or similar law applicable in other jurisdictions in which the Buyer Products are sold or intended to be sold. Neither Buyer nor, to the knowledge of Buyer, any officer, employee, agent or distributor of Buyer, has been excluded from participation in any federal health care program or convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care program under Section 1128 of the Social Security Act of 1935, as amended, or any similar Health Care Law or program.
Section 3.12 Benefit Plans.
(a) Section 3.12(a) of the Buyer Disclosure Letter contains a true and complete list of each “employee benefit plan” (within the meaning of section 3(3) of ERISA, whether or not subject to ERISA), and all stock purchase, stock option, phantom stock or other equity-based plan, severance, employment, collective bargaining, change-in-control, fringe benefit, bonus, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, in each case, whether written or oral, under which any current or former employee, director or consultant of Buyer or its Subsidiaries (or any of their dependents) has any present or future right to compensation or benefits or Buyer or any of its Subsidiaries sponsors or maintains, is making contributions to or has any present or future liability or obligation (contingent or otherwise). All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Buyer Plans.” Buyer has provided or made available to the Sellers a current, accurate and complete copy of each Buyer Plan, or if such Buyer Plan is not in written form, a written summary of all of the material terms of such Buyer Plan. With respect to each Buyer Plan, Buyer has furnished or made available to the Sellers a current, accurate and complete copy of, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the IRS, (iii) any summary plan description or summary of material modifications, and (iv) for the most recent year and as applicable (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.
(b) Neither Buyer, its Subsidiaries or any member of their Controlled Group (defined as any organization which is a member of a controlled, affiliated or otherwise related group of entities within the meaning of Code Section 414(b), (c), (m) or (o)) has, in the past six (6) years, sponsored, maintained, contributed to or been required to contribute to or incurred any liability (contingent or otherwise) with respect to: (i) a “multiemployer plan” (within the meaning of ERISA section 3(37)), (ii) a Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code, (iii) a Pension Plan which is a “multiple employer plan” as defined in Section 413 of the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code.
(c) With respect to the Buyer Plans:
(i) each Buyer Plan complies in all material respects with its terms and materially complies in form and in operation with the applicable provisions of ERISA and the Code and all other applicable legal requirements;
(ii) each Buyer Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred to the knowledge of Buyer since the date of such letter that would reasonably be expected to cause the loss of the sponsor’s ability to rely upon such letter, and nothing has occurred to the knowledge of Buyer that would reasonably be expected to result in the loss of the qualified status of such Buyer Plan;
(iii) there is no material Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the PBGC, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of Buyer, threatened, relating to the Buyer Plans, any fiduciaries thereof with respect to their duties to Buyer Plans or the assets of any of the trusts under any of the Buyer Plans (other than routine claims for benefits);
(iv) none of the Buyer Plans currently provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA, and none of Buyer, its Subsidiaries or any members of their Controlled Group has any liability to provide post-termination or retiree welfare benefits to any person, except to the extent required by statute or except with respect to a contractual obligation to reimburse any premiums such Person may pay in order to obtain health coverage under COBRA;
(v) each Buyer Plan is subject exclusively to U.S. Law; and

(vi) the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, either alone or in combination with any other event, (A) entitle any current or former employee, officer, director or consultant of Buyer or any Subsidiary to severance pay, unemployment compensation or any other similar termination payment, or any other compensatory payment, including any bonus, retention, retirement or other benefit, (B) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due to any such employee, officer, director or consultant, or (C) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.
(d) Each Buyer Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code (or any comparable or similar provision of state, local, or foreign Law) materially complies in both form and operation in all material respects with the requirements of Section 409A of the Code (or any comparable or similar provision of state, local, or foreign Law) and all applicable IRS guidance issued with respect thereto. There is no agreement, plan or other arrangement to which any of Buyer or any Subsidiary is a party or by which any of them is otherwise bound to compensate any person in respect of any excise or other Taxes or other liabilities (including interest and penalties) incurred with respect to Section 409A or 4999 of the Code.
Section 3.13 Labor and Employment Matters.
(a) Buyer and its Subsidiaries are and since January 1, 2020 have been in compliance in all material respects with all applicable Laws relating to labor and employment, including those relating to employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation, the collection and payment of withholding and/or payroll Taxes and similar Taxes, unemployment compensation, equal employment opportunity, discrimination, harassment, employee and contractor classification, information privacy and security, and continuation coverage with respect to group health plans. During the preceding three (3) years, there has not been, and as of the date of this Agreement there is not pending or, to the knowledge of Buyer, threatened, any labor dispute, work stoppage, labor strike or lockout against Buyer or any of its Subsidiaries by employees.
(b) No employee of Buyer or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the knowledge of Buyer, since January 1, 2020, there has not been any activity on behalf of any labor union, labor organization or similar employee group to organize any employees of Buyer or any of its Subsidiaries, and there are no representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority. There are no (i) material unfair labor practice charges or complaints against Buyer or any of its Subsidiaries pending before the National Labor Relations Board or any other labor relations tribunal or authority and to the knowledge of Buyer no such representations, claims or petitions are threatened, or (ii) grievances or pending arbitration proceedings against Buyer or any of its Subsidiaries that arose out of or under any collective bargaining agreement. Neither the consent or consultation of, nor the formal rendering of advice by, any labor union, labor organization or similar employee group is required for Buyer to enter into this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby.
(c) To the knowledge of Buyer, no current key employee or officer of Buyer or any of its Subsidiaries intends, or is expected, to terminate his or her employment relationship with such entity in connection with or as a result of the transactions contemplated hereby or otherwise within one (1) year of the Closing Date.
(d) During the preceding three (3) years, (i) neither Buyer nor any Subsidiary has effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) in connection with Buyer or any Subsidiary affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) neither Buyer nor any Subsidiary has engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Law. Buyer and its Subsidiaries currently properly classify and for the past three (3) years have properly classified its and their employees as exempt or nonexempt in accordance with applicable overtime

Laws, and no Person treated as an independent contractor or consultant by Buyer or any Subsidiary within the past three (3) years should have been properly classified as an employee under applicable Law, in each case, except as would not, individually or in the aggregate, result in Buyer incurring a material liability.
(e) With respect to any current or former employee, officer, consultant or other service provider of Buyer, there are no Actions against Buyer or any of its Subsidiaries pending, or to Buyer’s knowledge, threatened to be brought or filed, in connection with the employment or engagement of any current or former employee, officer, consultant or other service provider of Buyer, including, without limitation, any claim relating to employment discrimination, harassment, retaliation, equal pay, employment classification or any other employment-related matter arising under applicable Laws, except where such action would not, individually or in the aggregate, result in Buyer incurring a material liability.
(f) Since January 1, 2020, (i) no allegations of workplace sexual harassment, discrimination or other misconduct have been made, initiated, filed or, to the knowledge of Buyer, threatened against Buyer, any of its Subsidiaries or any of their respective current or former directors, officers or senior-level management employees in their capacities as such, (ii) to the knowledge of Buyer, no incidents of any such workplace sexual harassment, discrimination or other misconduct have occurred, and (iii) Buyer has not entered into any settlement agreement related to allegations of sexual harassment, discrimination or other misconduct by any of its directors, officers or employees described in clause (i) hereof or any independent contractor.
(g) Buyer and its Subsidiaries are and have at all relevant times been in compliance in all material respects with (i) COVID-19-related Laws, standards, regulations, orders and guidance (including without limitation relating to business reopening), including those issued and enforced by the Occupational Safety and Health Administration, the Centers for Disease Control, the Equal Employment Opportunity Commission, and any other Governmental Entity; and (ii) the Families First Coronavirus Response Act and any other applicable COVID-19-related leave Law, whether state, local or otherwise.
Section 3.14 Environmental Matters.
(a) Except as would not be material to Buyer, (i) Buyer and each of its Subsidiaries have conducted their respective businesses in compliance with all, and have not violated any, applicable Environmental Laws; (ii) Buyer and its Subsidiaries have obtained all Permits of all Governmental Entities and any other Person that are required under any Environmental Law; (iii) there has been no release of any Hazardous Substance by Buyer or any of its Subsidiaries or any other Person in any manner that has given or would reasonably be expected to give rise to any remedial or investigative obligation, corrective action requirement or liability of Buyer or any of its Subsidiaries under applicable Environmental Laws; (iv) neither Buyer nor any of its Subsidiaries has received any claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any federal, state, local, foreign or provincial Governmental Entity or any other Person asserting that Buyer or any of its Subsidiaries is in violation of, or liable under, any Environmental Law; (v) no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability under any Environmental Law, in each case, on, at, under or from any current or former properties or facilities owned or operated by Buyer or any of its Subsidiaries or as a result of any operations or activities of Buyer or any of its Subsidiaries at any location and, to the knowledge of Buyer, Hazardous Substances are not otherwise present at or about any such properties or facilities in amount or condition that has resulted in or would reasonably be expected to result in liability to Buyer or any of its Subsidiaries under any Environmental Law; and (vi) neither Buyer, its Subsidiaries nor any of their respective properties or facilities are subject to, or are threatened to become subject to, any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities.
(b) As used herein, “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface and subsurface soils and strata, wetlands, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.

(c) As used herein, “Hazardous Substance” means any substance listed, defined, designated, classified or regulated as a waste, pollutant or contaminant or as hazardous, toxic, radioactive or dangerous or any other term of similar import under any Environmental Law, including, but not limited to, petroleum.
Section 3.15 Taxes.
(a) Buyer and each of its Subsidiaries have (i) filed all income Tax Returns and other material Tax Returns required to be filed by or on behalf of themselves (taking into account any applicable extensions thereof) and all such Tax Returns are true, accurate and complete in all material respects; and (ii) paid in full (or caused to be timely paid in full) all income and other material Taxes that are required to be paid by it, whether or not such Taxes were shown as due on such Tax Returns.
(b) All material Taxes not yet due and payable by Buyer or any of its Subsidiaries as of the date of the Buyer Balance Sheet have been, in all respects, properly accrued in accordance with GAAP on the financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Buyer SEC Documents, and such financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Buyer SEC Documents reflect an adequate reserve (in accordance with GAAP) for all material Taxes accrued but unpaid by Buyer and each of its Subsidiaries through the date of such financial statements. Since the date of the Buyer Balance Sheet, neither Buyer nor any of its Subsidiaries has incurred, individually or in the aggregate, any liability for Taxes outside the ordinary course of business.
(c) Neither Buyer nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any material amount of Tax, in each case that has not since expired.
(d) No material Tax Actions with respect to Taxes or any Tax Return of Buyer or any of its Subsidiaries are presently in progress or have been asserted, threatened or proposed in writing. No deficiencies for a material amount of Taxes have been claimed, proposed, assessed or asserted in writing against Buyer or any of its Subsidiaries by a Governmental Entity, other than any such claim, proposal, assessment or assertion that has been satisfied by payment in full, settled or withdrawn.
(e) Buyer and each of its Subsidiaries have timely withheld all material amounts of Taxes required to have been withheld from payments made (or deemed made) to their employees, independent contractors, creditors, shareholders and other third parties and, to the extent required, such Taxes have been timely paid to the relevant Governmental Entity.
(f) Neither Buyer nor any of its Subsidiaries has engaged in a “reportable transaction” as set forth in Treasury Regulations § 1.6011-4(b).
(g) Neither Buyer nor any of its Subsidiaries (i) is a party to or bound by, or has any liability pursuant to, any Tax sharing, allocation, indemnification or similar agreement or obligation; (ii) is or has ever been a member of a group (other than a group the common parent of which is Buyer) filing a consolidated, combined, affiliated, unitary or similar income Tax Return; (iii) has any liability for the Taxes of any Person (other than Buyer) pursuant to Treasury Regulations § 1.1502-6 (or any similar provision of state, local or non-U.S. Law) as a transferee or successor, by Contract, or otherwise by operation of Law; and (iv) is or has ever been treated as a resident for any income Tax purpose, or as subject to Tax by virtue of having a permanent establishment, an office or fixed place of business, in any country other than the country in which it was or is organized.
(h) No private-letter rulings, technical advice memoranda, or similar material written agreements with, or rulings from, a taxing authority have been requested in writing, entered into or issued by any taxing authority with respect to Buyer or any of its Subsidiaries which rulings will remain in effect after the Closing.
(i) Neither Buyer nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) a change in, or use of improper, method of accounting requested or initiated on or prior to the Closing Date, (ii) a “closing agreement” as described in Section 7121 of the Code (or any similar provision of Law) executed on or prior to the Closing Date, (iii) an installment sale or open-transaction disposition made on or prior to the Closing Date, or (iv) any deferred intercompany gain or excess-loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(j) There are no Encumbrances for Taxes upon any of the assets of Buyer or any of its Subsidiaries other than Encumbrances described in clause (i) of the definition of Permitted Encumbrances.
(k) Neither Buyer nor any of its Subsidiaries has distributed stock of another Person or has had its stock distributed by another Person, in a transaction (or series of transactions) that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.
(l) Neither Buyer nor any of its Subsidiaries has been a United States real property holding corporation, as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(m) No material claim has been made in writing by any Governmental Entity in a jurisdiction where Buyer or any of its Subsidiaries does not currently file or has not filed a Tax Return that Buyer or any of its Subsidiaries is or may be subject to taxation by such jurisdiction.
(n) Section 3.15(n) of the Buyer Disclosure Letter sets forth the entity classification of Buyer and each of its Subsidiaries for U.S. federal income tax purposes. Neither Buyer nor any of its Subsidiaries has made an election or taken any other action to change its federal and state income tax classification from such classification.
Section 3.16 Contracts.
(a) Except as set forth in the Buyer SEC Documents publicly available prior to the date of this Agreement, neither Buyer nor any of its Subsidiaries is a party to or is bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act, excluding, however, any Buyer Plans) (all such Contracts “Buyer Material Contracts”).
(b) (i) Each Buyer Material Contract is valid and binding on Buyer and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the knowledge of Buyer, each other party thereto, and is in full force and effect and enforceable in accordance with its terms; (ii) Buyer and each of its Subsidiaries, and, to the knowledge of Buyer, each other party thereto, have performed all material obligations required to be performed by themselves under each Buyer Material Contract; and (iii) there is no material default under any Buyer Material Contract by Buyer or any of its Subsidiaries or, to the knowledge of Buyer, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a material default on the part of Buyer or any of its Subsidiaries or, to the knowledge of Buyer, any other party thereto under any such Buyer Material Contract, nor has Buyer or any of its Subsidiaries received any notice of any such material default, event or condition. Buyer has made available to the Sellers true and complete copies of all Buyer Material Contracts, including all amendments thereto.
Section 3.17 Insurance. Each of Buyer and its Subsidiaries is covered by valid and currently-effective insurance policies issued in favor of Buyer or one or more of its Subsidiaries that are customary and adequate for companies of similar size in the industries and locations in which Buyer operates. Section 3.17 of the Buyer Disclosure Letter sets forth, as of the date hereof, a true and complete list of all material insurance policies issued in favor of Buyer or any of its Subsidiaries, or pursuant to which Buyer or any of its Subsidiaries is a named insured or otherwise a beneficiary, as well as any historic incurrence-based policies still in force. With respect to each such insurance policy, (a) such policy is in full force and effect and all premiums due thereon have been paid, (b) neither Buyer nor any of its Subsidiaries is in breach or default, and has not taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy and (c) to the knowledge of Buyer, no insurer issuing any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation. No notice of cancellation or termination has been received with respect to any such policy, nor will any such cancellation or termination result from the consummation of the transactions contemplated hereby. The transactions contemplated in this Agreement are not deemed to be a change of control under Buyer’s existing directors’ and officers’ liability insurance policy.
Section 3.18 Properties.
(a) Buyer or one of its Subsidiaries has good and valid title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in, all of its real properties and tangible assets that are necessary for Buyer and its Subsidiaries to conduct their respective businesses as currently conducted, free and clear of all

Encumbrances (other than Permitted Encumbrances). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, the tangible personal property currently used in the operation of the business of Buyer and its Subsidiaries is in good working order (reasonable wear and tear excepted).
(b) Each of Buyer and its Subsidiaries has complied with the terms of all leases to which it is a party, and all such leases are in full force and effect, except for any such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect. Each of Buyer and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except for any such failure to do so that, individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect.
(c)  Section 3.18(c) of the Buyer Disclosure Letter sets forth a true and complete list of (i) all real property owned by Buyer or any of its Subsidiaries and (ii) all real property leased for the benefit of Buyer or any of its Subsidiaries.
(d) This Section 3.18 does not relate to Intellectual Property, which is the subject of Section 3.19.
Section 3.19 Intellectual Property.
(a) Section 3.19(a) of the Buyer Disclosure Letter sets forth a true and complete list of all (i) Patents; (ii) material trademark registrations and applications; and (iii) material copyright registrations and applications (collectively, “Buyer Registered IP”), in each case owned by Buyer and its Subsidiaries, and a true and complete list of all domain names owned or exclusively licensed by Buyer and its Subsidiaries. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect (A) all of the Buyer Registered IP is subsisting and, in the case of any Buyer Registered IP that is registered or issued and to the knowledge of Buyer, valid and enforceable, (B) no Buyer Registered IP is involved in any interference, reissue, derivation, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of Buyer, no such action is threatened with respect to any of the Buyer Registered IP and (C) Buyer or its Subsidiaries own exclusively, free and clear of any and all Encumbrances (other than Permitted Encumbrances), all Buyer Owned IP, including all Intellectual Property created on behalf of Buyer or its Subsidiaries by employees or independent contractors.
(b) Section 3.19(b) of the Buyer Disclosure Letter accurately identifies (i) all Contracts pursuant to which any Buyer Registered IP is licensed to Buyer or its Subsidiaries (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a nonexclusive, internal-use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Buyer’s or its Subsidiaries’ products or services, (B) any Intellectual Property licensed on a nonexclusive basis ancillary to the purchase or use of equipment, reagents or other materials, (C) any confidential information provided under confidentiality agreements and (D) agreements between Buyer and any of its Subsidiaries and their employees in Buyer’s standard form thereof), (ii) the corresponding Buyer Contract pursuant to which such Buyer Registered IP is licensed to Buyer or any of its Subsidiaries and (iii) whether the license or licenses granted to Buyer or its Subsidiaries are exclusive or nonexclusive.
(c) Section 3.19(c) of the Buyer Disclosure Letter accurately identifies each Buyer Contract pursuant to which any Person has been granted any license or covenant not to sue under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Buyer Registered IP (other than (i) any confidential information provided under confidentiality agreements and (ii) any Buyer Registered IP nonexclusively licensed to academic collaborators, suppliers or service providers for the sole purpose of enabling such academic collaborator, supplier or service providers to provide services for Buyer’s benefit).
(d) Buyer and its Subsidiaries have taken commercially reasonable measures to maintain the confidentiality of all information that constitutes or constituted a material Trade Secret of Buyer or its Subsidiaries, including requiring all Persons having access thereto to execute written nondisclosure agreements or other binding obligations to maintain confidentiality of such information.
(e) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect, (i) to the knowledge of Buyer, the conduct of the businesses of Buyer and its Subsidiaries, including the manufacture, marketing, offering for sale, sale, importation, use or intended use or other disposal of any product as currently sold or under development by Buyer or its Subsidiaries, has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any Intellectual Property of any Person, (ii) neither Buyer nor any of its Subsidiaries has received any written notice or claim asserting or suggesting that any such infringement, misappropriation, or dilution is or may be occurring or has or may have occurred and (iii) to the knowledge of Buyer, no Person is infringing, misappropriating, or diluting in any material respect any Buyer Registered IP.
(f) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect, (i) Buyer and its Subsidiaries have taken commercially reasonable steps to protect the confidentiality and security of the computer and information technology systems used by Buyer and its Subsidiaries (the “Buyer IT Systems”) and the information and transactions stored or contained therein or transmitted thereby, (ii) to the knowledge of Buyer, during the past two (2) years, there has been no unauthorized or improper use, loss, access, transmittal, modification or corruption of any such information or data, and (iii) during the past two (2) years, there have been no material failures, crashes, viruses, or security breaches (including any unauthorized access to any personally identifiable information) affecting the Buyer IT Systems.
(g) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect, (i) to the knowledge of Buyer, Buyer and its Subsidiaries have at all times complied in all material respects with all applicable privacy Laws, (ii) during the past two (2) years, no claims have been asserted or, to the knowledge of Buyer, threatened in writing against Buyer alleging a violation of any Person’s privacy or Personal Information, (iii) neither this Agreement nor the consummation of the transactions contemplated hereby will breach or otherwise violate any applicable privacy Laws and (iv) Buyer and its Subsidiaries have taken commercially reasonable steps to protect the Personal Information collected, used or held for use by Buyer or its Subsidiaries against loss and unauthorized access, use, modification, disclosure or other misuse.
(h) To the knowledge of Buyer, no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Buyer Owned IP, to the knowledge of Buyer, exclusively licensed to Buyer, and no Governmental Entity, university, college, other educational institution or research center has, to the knowledge of Buyer, any claim or right in or to such Intellectual Property.
(i) The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements to which Buyer will be a party, and the consummation of the transactions contemplated hereby and thereby, will not result in the loss of, or give rise to any right of any third party to terminate or modify any of Buyer’s or any Subsidiaries’ rights or obligations under any agreement under which Buyer or any of its Subsidiaries grants to any Person, or any Person grants to Buyer or any of its Subsidiaries, a license or right under or with respect to any Intellectual Property that is material to any of the businesses of Buyer or any of its Subsidiaries.
Section 3.20 Related Party Transactions. Since January 1, 2021 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between Buyer or any of its Subsidiaries, on the one hand, and the Affiliates of Buyer, on the other hand (other than Buyer’s Subsidiaries), that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and that have not been so disclosed in the Buyer SEC Documents.
Section 3.21 Certain Payments. Neither Buyer nor any of its Subsidiaries (nor, to the knowledge of Buyer, any of their respective directors, executives, Representatives, agents or employees) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
Section 3.22 Brokers. No broker, investment banker, financial advisor or other Person, other than Raymond James & Associates, Inc., the fees and expenses of which will be paid by Buyer, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this

Agreement based upon arrangements made by or on behalf of Buyer. Buyer has furnished to the Sellers a true and complete copy of any Contract between Buyer and Raymond James & Associates, Inc. pursuant to which Raymond James & Associates, Inc. could be entitled to any payment from Buyer relating to the transactions contemplated hereby.
Section 3.23 No Other Representations or Warranties. Except for the representations and warranties contained in Article II, Buyer acknowledges and agrees that none of the Sellers or any other Person on behalf of the Sellers makes any other express or implied representation or warranty whatsoever, and Buyer has not relied on any such information or any representation or warranty not set forth in Article II.
ARTICLE IV
COVENANTS
Section 4.1 Preparation of Form S-4 and Proxy Statement; Stockholders’ Meeting.
(a) As promptly as practicable after the date of this Agreement, Buyer shall (i) file with the SEC a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of Buyer relating to the special meeting of Buyer’s stockholders (the “Buyer Stockholders Meeting”) to be held to consider the Buyer Stockholder Matters and (ii) set a preliminary record date for the Buyer Stockholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in Connection therewith; provided, that it is understood and agreed that the Sellers shall prepare the initial draft of the Proxy Statement.
(b) Buyer covenants and agrees that the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL, and (ii) with regard to the information provided in the Proxy Statement by Buyer, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(c) As promptly as practicable following the date of this Agreement, Buyer shall file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, the “Form S-4”), in which the Proxy Statement will be part of the prospectus, in connection with the registration under the Securities Act of the Buyer Common Stock to be issued pursuant to this Agreement; provided, that it is understood and agreed that the Sellers shall prepare the initial draft of the Form S-4. The Sellers covenant and agree that all information concerning the Sellers and the Purchased Assets furnished by the Sellers and included in the Proxy Statement and Form S-4 will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws, and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Buyer shall use its reasonable best efforts to have the Form S-4 declared effective by the SEC under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the transactions contemplated hereby. Buyer shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities or “blue sky” laws in connection with the issuance of shares of Buyer Common Stock pursuant to this Agreement and the Sellers shall furnish all information concerning the Sellers as may be reasonably requested in connection with any such action. Buyer shall use its reasonable best efforts to respond promptly to any comments or requests of the SEC or its staff relating to the Proxy Statement and the Form S-4; provided, that any comments or request of the SEC or its staff which relate to disclosures contained in the Form S-4 or Proxy Statement and which are provided by the Sellers will be promptly addressed by the Sellers.
(d) Buyer shall cause the Proxy Statement to be mailed to Buyer’s stockholders as promptly as practicable after the Form S-4 is declared effective by the SEC under the Securities Act. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement will be made by Buyer without providing the Sellers a reasonable opportunity to review and comment thereon and without the Sellers’ prior approval (which shall not be unreasonably withheld, conditioned, or delayed). Buyer will advise the Sellers promptly after it receives oral or written notice thereof of the time when the Form S-4 has become effective or any amendment or supplement thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Buyer Common Stock issuable pursuant to this Agreement for offering or sale in any jurisdiction or any oral or written request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the Sellers with copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto. If at any time prior to the Effective Time any information relating to the Sellers or Buyer, or any of their respective Affiliates, officers or directors, should be discovered by the Sellers or Buyer that should be set forth in an amendment or supplement to either of the Form S-4 or the Proxy Statement, so that any of such documents would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable Law, disseminated to stockholders of Buyer; provided, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.
(e) As promptly as practicable after the Form S-4 is declared effective under the Securities Act, Buyer shall duly call, give notice of, convene and hold the Buyer Stockholders Meeting to consider and vote to approve the Buyer Stockholder Matters pursuant to the terms of this Agreement and the BC Agreement (and such Buyer Stockholders Meeting shall in any event be no later than 45 calendar days after the Form S-4 is declared effective). Buyer may postpone or adjourn the Buyer Stockholders Meeting solely (i) with the consent of the Sellers; (ii) (A) due to the absence of a quorum or (B) if Buyer has not received proxies representing a sufficient number of shares for the Buyer Stockholder Approval, whether or not a quorum is present, to solicit additional proxies; or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Buyer Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Buyer’s stockholders prior to the Buyer Stockholders Meeting; provided, that Buyer may not postpone or adjourn the Buyer Stockholders Meeting more than a total of two times pursuant to clause (ii)(A) and/or clause (ii)(B) of this Section 4.1(e). Notwithstanding the foregoing, Buyer shall, at the request of the Sellers, to the extent permitted by Law, adjourn the Buyer Stockholders Meeting to a date specified by the Sellers for the absence of a quorum or if Buyer has not received proxies representing a sufficient number of shares for the Buyer Stockholder Approval; provided, that Buyer shall not be required to adjourn the Buyer Stockholders Meeting more than one (1) time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding 10 Business Days. Buyer, through the Buyer Board, shall (i) recommend to its stockholders that they vote to approve the Buyer Stockholder Matters, (ii) include such recommendation in the Proxy Statement and (iii) publicly reaffirm such recommendation within 24 hours after a request to do so by the Sellers. Without limiting the generality of the foregoing, Buyer shall use its reasonable best efforts to solicit proxies to obtain the Buyer Stockholder Approval.
(f) Each Seller agrees that it shall, at the Buyer Stockholders Meeting, however called, or in connection with any written consent of the Buyer Stockholders, vote or consent (or cause to be voted or consented), in person or by proxy, all shares of Buyer Common Stock owned by such Seller (i) in favor of the approval of the Buyer Stockholder Matters and any other actions contemplated by this Agreement and the BC Agreement and any actions required in furtherance hereof and thereof, including delivering a written consent, (ii) against approval of any proposal made in opposition to, or in competition with, the Buyer Stockholder Matters, and (iii) against any other proposal, action, or transaction that would impede, frustrate, prevent or materially delay the consummation of the transactions contemplated by the BC Agreement. Each Seller agrees irreparable damage would occur in the event that such Seller does not perform the provisions of this Section 4.1(f) in accordance with its terms or otherwise breaches such provisions, and accordingly, Buyer would be entitled to the equitable remedies under Section 5.13.
Section 4.2 Information; Purchased Contracts.
(a) Information. On the Closing Date, the Sellers shall deliver or cause to be delivered to Buyer all original (and any and all copies of) agreements, documents, books and records, files and other information, and all computer disks, records, tapes and any other storage medium on which any such agreements, documents, books and records, files and other information is stored, in any such case, relating to the Purchased Assets, that are in the possession of or under the control of the Sellers. If, notwithstanding the foregoing, the Sellers discover following the Closing Date that it is in possession of or has under its control any such items, the Sellers shall (x) deliver to Buyer any such items and (y) thereafter permanently delete and erase all such information (including all copies thereof) in its possession or under its control as soon as reasonably practicable.
(b) Purchased Contracts. During the period beginning on the Closing Date and ending on the closing date of the transactions contemplated by the BC Agreement, the Sellers shall assume and pay, discharge, perform or otherwise satisfy the liabilities and obligations of any kind and nature, whether known or unknown, express or implied, primarily or secondary, direct or indirect, absolute, accrued, contingent or otherwise and whether due or to become due, arising out of, relating to, or otherwise in respect of the Purchased Contracts; and, for the avoidance of doubt, the Sellers agree that any such liabilities and obligations shall be Excluded Liabilities.
Section 4.3 Stockholder Litigation. Buyer shall give the Sellers the opportunity to participate in the defense and settlement of any stockholder litigation against Buyer and/or its officers or directors relating to the transactions contemplated by this Agreement and the Ancillary Agreements in accordance with the terms of a mutually agreed upon joint defense agreement. Buyer shall not enter into any settlement agreement in respect of any stockholder litigation against Buyer and/or its directors or officers relating to the transactions contemplated hereby or thereby without the Sellers’ prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Section 4.4 Tax Matters.
(a) Purchase Price Allocation. Promptly after the Closing Date, the Sellers shall provide the Buyer with an allocation of the Purchase Price (plus other relevant items treated as consideration for tax purposes) among the Purchased Assets (the “Allocation” ). The Sellers shall permit the Buyer to review and comment on the draft Allocation and shall consider in good faith such revisions as are reasonably requested by the Buyer within twenty (20) days of receipt of the draft Allocation. The parties shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation (as finally determined by the parties); provided, that the Sellers may thereafter revise the Allocation as necessary to reflect the fact that the amount treated as consideration for Tax purposes has changed by reason of payments of amounts between the parties subsequent to the Closing Date that were not previously reflected in the Allocation.
(b) Proration of Taxes. All real property Taxes, personal property Taxes and other similar ad valorem Taxes (“Property Taxes”) relating to the any of the Purchased Assets shall be prorated as of the Closing Date for the applicable Tax period that includes the Closing Date between the Seller and the Buyer. The amount of Property Taxes allocable to the Seller shall be equal to the amount of Tax for the period multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the period through the Closing Date and the denominator of which shall be the number of days in the period. The amount of Property Taxes allocable to the Buyer shall be equal to the amount of Tax or other charge for the period multiplied by a fraction, the numerator of which shall be the number of days after the Closing Date and the denominator of which shall be the number of days in the period. All other Taxes shall be allocated as of the Closing Date for the applicable Tax period that includes the Closing Date based on a closing of the books method. In the event that any party pays a Tax for which the other party is obligated in whole or in part under this Section 4.4(b), the former shall present the latter with a statement setting forth the latter’s proportionate share, and the latter shall promptly pay such proportionate share to the former. For purposes of this Section 4.4(b), any exemption, deduction, credit or other item (including, without limitation, the effect of any graduated rates of Tax) that is calculated on an annual basis shall be allocated to the portion of the applicable Tax period ending on the Closing Date on a pro rata basis determined by multiplying the total amount of such item allocated to such Tax period times a fraction, the numerator of which is the number of calendar days in the portion of the Tax period ending on the Closing Date and the denominator of which is the number of calendar days in such Tax period.
(c) Transfer Taxes. The Sellers shall be responsible for all excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes (“Transfer Taxes”) arising as a result of the transactions contemplated by this Agreement. The party customarily responsible under applicable Law shall file all necessary Tax Returns with respect to Transfer Taxes and the non-preparing party shall cooperate in duly and properly preparing, executing, and filing any certificates or other documents required to be filed in connection with such Transfer Taxes.
(d) Cooperation on Tax Matters. The Buyer and the Sellers shall use commercially reasonable efforts to provide to the other such cooperation and information, as and to the extent reasonably requested (and at the requesting party’s expense), in connection with the filing of any Tax Return or in conducting any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and the provision of records and information that are reasonably relevant to any action and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
(e) Certain Tax Forms. Each of the Sellers shall deliver to Buyer on or prior to the Closing Date an accurate, executed and complete IRS Form W-8BEN-E.
Section 4.5 Stock Exchange Listing. Buyer shall use its reasonable best efforts to (a) remain listed as a public company on the Nasdaq and (b) cause the shares of Buyer Common Stock to be issued in pursuant to this Agreement, and such other shares of Buyer Common Stock to be reserved for issuance in connection with the transactions contemplated hereby (including such shares issuable upon conversion of the Buyer Convertible Preferred Stock), to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Effective Time.
Section 4.6 Public Announcements. As promptly as practicable following the date of this Agreement (and in any event within four (4) Business Days thereafter), Buyer shall prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (the “Form 8-K”) and the parties shall issue a mutually agreeable press release announcing the execution of this Agreement. Buyer shall provide the Sellers with a reasonable opportunity to review and comment on the Form 8-K prior to its filing and shall consider such comments in good faith.
Section 4.7 Section 16 Matters. Prior to the Closing, each of Buyer and the Sellers shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including acquisitions of Buyer Common Stock (including derivative securities with respect to such Buyer Common Stock) resulting from the transactions contemplated by this Agreement by each individual who will become subject to such reporting requirements with respect to Buyer to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 4.8 Private Placement. The Sellers shall provide all documentation, including investor questionnaires, reasonably requested by Buyer to allow Buyer to issue the Buyer Capital Stock to such holders in a manner that satisfies the requirements of Rule 506 of Regulation D under the Securities Act or Rule 902 of Regulation S under the Securities Act, including certifications to Buyer that either (a)(i)(A) such holder is and will be, as of the Effective Time, an “accredited investor” (as such term is defined in Rule 501 of Regulation D under the Securities Act) and as to the basis on which such holder is an accredited investor; or (B) such holder is not and will not be, as of the Effective Time, an “accredited investor,” in which case such holder either alone or with such holder’s purchaser representative has such knowledge and experience in financial and business matters that such holder is capable of evaluating the merits and risks of the Buyer Capital Stock; and (ii) that the Buyer Capital Stock is being acquired for such holder’s account for investment only and not with a view towards, or with any intention of, a distribution or resale thereof for at least a period of six (6) months following the Closing, or (b) such holder is not a “U.S. person” within the meaning of Rule 902 of Regulation S under the Securities Act.
Section 4.9 Refunds and Remittances.
(a) If, after the Closing, Buyer or any of its Affiliates receive any refund or other amount that is an Excluded Asset or is otherwise properly due and owing to the Sellers or any of their Affiliates in accordance with the terms of this Agreement, Buyer promptly shall remit, or shall cause to be remitted, such refund or amount to the Sellers.
(b) If, during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, Buyer or any Affiliates is found subject to an Excluded Liability, (i) Buyer will return or transfer and convey (without further cost or consideration to Buyer) to the Sellers or the appropriate Subsidiary thereof such Excluded Liability, (ii) the Sellers will, or will cause its appropriate Subsidiary to, assume (without further cost or consideration to Buyer) such Excluded Liability, and (iii) the Sellers and Buyer will, and will cause their appropriate Subsidiaries to, execute such documents or instruments of conveyance and assumption and take such further acts as are reasonably necessary or desirable to effect the transfer of such Excluded Liability back to the Sellers or its appropriate Subsidiaries such that each party is put into the same economic position with respect to such Excluded Liability as if such action had been taken on or prior to the Closing Date.
(c) If, during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, any asset held by the Sellers or its Subsidiaries is ultimately determined to be a Purchased Asset, (i) the Sellers or its Subsidiaries will return or transfer and convey (without further cost to or consideration from Buyer) to Buyer such Purchased Assets, and (ii) the Sellers and Buyer will, and will cause their appropriate Subsidiaries to, execute such documents or instruments of conveyance and assumption and take such further acts as are reasonably necessary or desirable to effect the transfer of such Purchased Assets back to Buyer such that each party is put into the same economic position with respect to such Purchased Asset as if such action had been taken on or prior to the Closing Date.
Section 4.10 Certificate of Designation. The Buyer shall promptly file the Certificate of Designation with the Secretary of State of the State of Delaware, and in any event, within one (1) Business Day after the Closing Date, and shall deliver to the Sellers a copy of the Certificate of Designation, certified by the Secretary of State of the State of Delaware within one (1) Business Day after the Closing Date.
Section 4.11 Continued Development of Purchased Assets. In the event that Buyer Stockholders approve the Conversion Proposal but do not approve the BC Transactions Proposal, Buyer and the Sellers agree to use their commercially reasonable efforts to continue the development of the Purchased Assets in the United States, including obtaining appropriate financing to support such development.
Section 4.12 Bulk Transfer Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.
Section 4.13 Further Assurances. Each of the parties agrees to work diligently, expeditiously and in good faith to consummate the transactions contemplated by this Agreement. From time to time after the Closing Date, the Sellers shall execute and deliver to Buyer such instruments of sale, transfer, conveyance, assignment, consent, assurance, power of attorney, and other such instruments as may be reasonably requested by Buyer in order to vest in the Buyer all right, title, and interest in and to the Purchased Assets.
ARTICLE V
GENERAL PROVISIONS
Section 5.1 Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Closing, including, for the avoidance of doubt, all of the covenants in Article IV.
Section 5.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon written confirmation of receipt by e-mail or otherwise, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(i)	if to Buyer, to:
Catalyst Biosciences, Inc. 611 Gateway Blvd. Suite 120
South San Francisco, CA 94080
	Attention:	Nassim Usman, PhD
	E-mail:	nusman@catbio.com

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, NY 10019
	Attention:	Stephen Thau and David Schwartz
	E-mail:	sthau@orrick.com and dschwartz@orrick.com

(ii)	if to the Sellers, to:

GNI Group Ltd.
GNI Hong Kong Limited

Building 6. No. 230 Chuanhong Road Chuansha, Pudong New Area Shanghai, P. R. China

	Attention:	Ying Luo
Thomas Eastling
	E-mail:	yluo@gnipharma.com
t-eastling@gnipharma.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP 555 Mission St., Suite 3000 San Francisco, CA 94105
	Attention:	Ryan A. Murr
Branden C. Berns
	E-mail:	RMurr@gibsondunn.com
BBerns@gibsondunn.com
Section 5.3 Certain Definitions. For purposes of this Agreement:
(a) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
(b) “Ancillary Agreements” means (i) the Bill of Sale, (ii) the Assignment of Intellectual Property, and (iii) each document, certificate, or other instrument required to be delivered under this Agreement or under any other Ancillary Agreement.
(c) “BC Agreement” means that certain Business Combination Agreement, dated as of the date hereof, by and among Buyer, GNI Group, GNI Hong Kong, GNI USA, Inc., Shanghai Genomics, Inc., the Minority Holders (as defined therein) and Continent Pharmaceuticals Inc.
(d) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed.
(e) “Buyer Balance Sheet” means the audited balance sheet of Buyer as of December 31, 2021, included in Buyer’s Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC.
(f) “Buyer Capital Stock” means the Buyer Common Stock and Buyer Convertible Preferred Stock.
(g) “Buyer Owned IP” means all Intellectual Property owned by Buyer or any of its Subsidiaries in whole or in part.
(h) “Certificate of Designation” means a certificate of designation for the Buyer Convertible Preferred Stock in the form attached hereto as Exhibit C.
(i) “Code” means the Internal Revenue Code of 1986, as amended.
(j) “Compound” means [***].
(k) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(l) “COVID-19” means SARS-CoV-2 or COVID-19, and any variants or evolutions thereof or related or associate epidemics, pandemic or disease outbreaks.

(m) “Develop” or “Development” means non-clinical, CMC, and clinical drug development activities, including: clinical trials relating to the development of pharmaceutical compounds and pharmaceutical products; regulatory affairs activities, including any written and verbal communications or interactions with, a Governmental Authority for purposes including progressing development of an investigational drug; obtaining Marketing Approval of a pharmaceutical product; and any associated CMC activities to develop analytical or manufacturing capabilities for covered products for investigational or commercial purposes. “Develop” and “Development” includes product or assay optimization, nonclinical activities, the conduct and documentation of pharmacology and safety studies, toxicology studies, studies to characterize the absorption, distribution, metabolism or excretion of covered compounds or products; CMC development activities, including, formulation, manufacturing process development and scale-up (including bulk compound production); quality assurance and quality control; or technical support.
(n) “Encumbrance” means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.
(o) “ERISA Affiliate” means any Person that is (or at any relevant time was) a member of a “controlled group of corporations” with or under “common control” with the Seller as defined in Section 414(b) or (c) of the Code or that is otherwise (or at any relevant time was) required to be treated, together with the Seller, or as the case may be, as a single employer under Sections 414(m) or (o) of the Code.
(p) “Excluded Taxes” means any Taxes (i) irrespective of when asserted, of the Sellers (or any of their Affiliates (excluding the Buyer and its Subsidiaries after the Closing Date)), (ii) arising out of or imposed on the Purchased Assets for any taxable period (or portion thereof) ending on or before the Closing Date, (iii) that arise out of the consummation of the transactions contemplated hereby, or (iv) for which Sellers are responsible pursuant to Section 4.4(c); but, in each case, excluding any Transfer Taxes for which Buyer is responsible pursuant to Section 4.4(c) and any Taxes resulting from any act taken or transaction entered into by Buyer or any of its Affiliates outside of the ordinary course of business on the Closing Date after the Closing.
(q) “FD&C Act” means the U.S. Federal Food, Drug, and Cosmetic Act, as amended.
(r) “Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).
(s) “IND” means an Investigational New Drug Application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations (or its successor regulation), or the equivalent application or filing filed with any equivalent agency or Governmental Authority outside the United States of America (including any supra-national agency such as the EMA).
(t) “Intellectual Property” means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights and applications (including intent to use applications and similar reservations of marks and all goodwill associated therewith) to register any of the foregoing (collectively, “Marks”); (ii) Patents; (iii) copyrights (registered and unregistered) and applications for registration (collectively, “Copyrights”); (iv) trade secrets, know-how, inventions, methods, processes and processing instructions, technical data, specifications, research and development information, technology, product roadmaps, customer lists and any other information, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use, excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, “Trade Secrets”); and (v) moral rights, publicity rights, data base rights and any other proprietary or intellectual property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.
(u) “Inventory” means all stock of API, drug substance and/or Product that are related to the Compound, including (i) copies of all papers, records and documents (in paper or electronic format), and (ii) all technical and descriptive materials, purchasing and sales records, documentation, and related information and materials, in each case, in the possession or control of the Seller or any of its Affiliates, as of immediately prior to the Closing; provided however, that Inventory shall not include any damaged, obsolete, or expired stock (which, for the avoidance of doubt, shall be Excluded Assets).
(v) “knowledge” of any party means (i) the actual knowledge of any executive officer of such party or other officer having primary responsibility for the relevant matter or (ii) any fact or matter which any such officer of such party could be expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation, consistent with such officer’s title and responsibilities, concerning the existence of the relevant matter.
(w) “Marketing Approval” means, with respect to the Product in a particular country or regulatory jurisdiction, receipt of approval necessary for the commercial sale of the Product in such country or regulatory jurisdiction.
(x) “Multiemployer Plan” means any “multiemployer plan,” as defined in Section 4001(a)(3) of ERISA, (i) that the Seller or any of its ERISA Affiliates maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Seller or any of its ERISA Affiliates may incur any liability and (ii) that covers or has covered any employee or former employee of the Seller or any of its ERISA Affiliates (with respect to their relationship with such entities) or for which the Seller may be responsible.
(y) “Nasdaq” means the Nasdaq Stock Market, LLC.
(z) “NDA” means a New Drug Application, as defined in the FD&C Act, and applicable regulations promulgated thereunder by the FDA.
(aa) “Patent Files” means, with regard to the Purchased Patents, the file histories for such Patents in the possession or control of the Seller or any of its Affiliates.
(bb) “Patents” means all national, regional and international statutory invention registrations, issued patents, and patent applications of any kind, including all applications and filings made pursuant to the Patent Cooperation Treaty (PCTs), provisional applications, nonprovisional applications, converted provisional applications, requests for continued examination, continuation applications, continuation-in-part applications, divisional applications, substitutions, additions, reexaminations, reissue applications, supplemental examinations, oppositions, inter partes review, post-grant review, transitional program for covered business method patent review, interference proceedings, derivation proceedings, all rights in respect of design patents, utility models, certificates of invention, and any similar rights, including so-called pipeline protection, patent term extension, and supplemental protection certificates, all patent rights in inventions disclosed in each such registration, patent or patent application, and all rights and priorities afforded under any Law with respect to any of the foregoing in any jurisdiction, including all earlier-filed applications from which benefit or priority rights are derived, and all extensions, restorations, and renewals of any of the foregoing.
(cc) “Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (i) that the Seller or any of its ERISA Affiliates maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which any such entity may incur any liability and (ii) that covers or has covered any employee or former employee of the Seller or any of its ERISA Affiliates (with respect to their relationship with such entities) or for which the Seller may be responsible.
(dd) “Permitted Encumbrance” means any (i) statutory liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP or International Financial Reporting Standards (as applicable), or (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the ordinary course of business consistent with past practice.
(ee) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.
(ff) “Personal Information” means any information that alone or in combination with other information can be used to identify an individual.

(gg) “Product” means any current or future pharmaceutical product containing or comprising the Compound, whether or not as the sole active ingredient, and in any dosage, form or formulation.
(hh) “Purchased Intellectual Property” means the Purchased Patents and Purchased Trade Secrets.
(ii) “Regulatory Materials” means the U.S. and foreign regulatory applications, submissions and approvals (including all INDs, NDAs and foreign counterparts thereof, and all Marketing Approvals) for any Compound or Product, and all material correspondence with the FDA and other Governmental Authorities relating to any Compound or Product or any of the foregoing regulatory applications, submissions and approvals and all clinical, regulatory and other data and information contained in the foregoing regulatory applications, submissions and approvals; whether generated, filed or held by or for the Seller or its Affiliates or by any third party on behalf of the Seller or its Affiliates, as applicable, which materials are actually delivered by the Seller to Buyer on or prior to the Closing.
(jj) “Representative” means, with respect to a party, such party’s directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.
(kk) “Right” means all claims, causes of action, rights of recovery and rights of set-off against any Person arising from or related to the Purchased Assets, including: (i) all rights under any Seller Contract, including all rights to receive payment for products sold and services rendered thereunder, to receive goods and services thereunder, to assert claims and to take other rightful actions in respect of breaches, defaults and other violations thereof; (ii) all rights under or in respect of any Purchased Intellectual Property, including all rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof, and all rights of priority and protection of interests therein under the laws of any jurisdiction; and (iii) all rights under all guarantees, warranties, indemnities and insurance policies arising from or related to the Purchased Assets.
(ll) “SEC” means the Securities and Exchange Commission.
(mm) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.
(nn) “Tax Return” means any return, declaration, report, election, claim for refund, information return, or statement filed or supplied or required to be filed or supplied to any Governmental Entity or any other Person with respect to Taxes, including any schedule, attachment or supplement thereto, and including any amendment thereof.
(oo) “Taxes” means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, stock, ad valorem, transfer, transaction, franchise, profits, gains, registration, license, wages, lease, service, service use, employee and other withholding, social security, unemployment, welfare, disability, payroll, employment, excise, severance, stamp, environmental, occupation, workers’ compensation, premium, real property, personal property, windfall profits, net worth, capital, value-added, alternative or add-on minimum, customs duties, estimated and other taxes, fees, assessments, charges or levies of any kind whatsoever (whether imposed directly or through withholding and including taxes of any third party in respect of which a Person may have a duty to collect or withhold and remit and any amounts resulting from the failure to file any Tax Return), whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law, and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person (other than any such agreement entered into in the ordinary course of business the primary purpose of which is not related to Taxes).
Section 5.4 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. Each of the terms “delivered” and “made available” means, with respect to any documentation, that (i) prior to 11:59 p.m. (Pacific Time) on the date that is two Business Days prior to the date of this Agreement (A) a copy of such material has been posted to and made available by a party to the other party and its Representatives in the electronic data room maintained by such disclosing party, or (B) such material is disclosed in the Buyer SEC Documents filed with the SEC prior to the date hereof and publicly made available on the SEC’s Electronic Data Gathering Analysis and Retrieval system or (ii) such documentation has been delivered by or on behalf of a party or its Representatives via electronic mail or in hard copy form prior to the execution of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York, are authorized or obligated by Law to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.
Section 5.5 Entire Agreement. This Agreement (including the Exhibits hereto), the Sellers Disclosure Letter, the Buyer Disclosure Letter and the Confidentiality Agreements (as such term is defined in the BC Agreement) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.
Section 5.6 No Third-Party Beneficiaries.
(a) Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided in Section 4.2.
(b) The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 5.8 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 5.7 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their governing bodies at any time, whether before or after the Buyer Stockholder Approval has been obtained; provided, however, that after the Buyer Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the Sellers or the stockholders of the Buyer, as applicable, without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.
Section 5.8 Waiver. The parties may, by action taken or authorized by their respective Boards of Directors, to the extent permitted by applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that after the Buyer Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the Sellers or the stockholders of the Buyer, as applicable, without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.
Section 5.9 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses.
Section 5.10 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.
Section 5.11 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 5.12 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that a Seller may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to (a) any of its Affiliates at any time, in which case all references herein to such Seller shall be deemed references to such other Affiliate, except that all representations and warranties made herein with respect to such Seller as of the date of this Agreement shall be deemed to be representations and warranties made with respect to such other Affiliate as of the date of such assignment or (b) after the Closing, any Person. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
Section 5.13 Specific Performance. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.
Section 5.14 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to U.S. dollars, which is the currency used for all purposes in this Agreement.

Section 5.15 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Section 5.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 5.17 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
Section 5.18 Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.
Section 5.19 No Presumption Against Drafting Party. Each of Buyer and the Sellers acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
CATALYST BIOSCIENCES, INC.

By:	/s/ Nassim Usman, Ph.D.
Name: Nassim Usman, Ph.D.
Title: Chief Executive Officer

GNI GROUP LTD.

By:	/s/ Ying Luo
Name: Ying Luo
Title: President and Chief Executive Officer

GNI HONG KONG LIMITED

By:	/s/ Ying Luo
Name: Ying Luo
Title: Director and President
[Signature Page to Asset Purchase Agreement]

AGREEMENT AND AMENDMENT TO ASSET PURCHASE AGREEMENT
This Agreement and Amendment to Asset Purchase Agreement (this “Agreement and Amendment”) is dated as of March 29, 2023, with respect to (i) that certain Asset Purchase Agreement (the “F351 Agreement”), dated as of December 26, 2022, by and among Catalyst Biosciences, Inc., a Delaware corporation (“CBIO”), GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Group”) and GNI Hong Kong Limited, a company incorporated under the laws of Hong Kong with limited liability (“GNI HK” and collectively with GNI Group, the “GNI Parties”) and (ii) the CBIO Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on December 27, 2022 (the “Certificate of Designation”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the F351 Agreement and Certificate of Designation. RECITALS
WHEREAS, Section 5.7 of the F351 Agreement provides that it may be amended, modified or supplemented by the parties thereto by action taken or authorized by their governing bodies at any time, whether before or after the Buyer Stockholder Approval has been obtained, and by an instrument in writing specifically designated as an amendment thereto, signed on behalf of each of the parties in interest at the time of the amendment; provided, however, that after the Buyer Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the GNI Parties or the stockholders of CBIO, as applicable, without such further approval or adoption.
WHEREAS, as of the date hereof, the GNI Parties hold 12,340 shares of Series X Convertible Preferred Stock and have agreed to extend the deadline for the cash settlement of the Conversion Shares set forth in Section 6(d)(iii) of the Certificate of Designation.
NOW, THEREFORE, in consideration of the premises, and of the mutual agreements contained herein, and intending to be legally bound hereby, CBIO and the GNI Parties hereby agree as follows:
ARTICLE I
AMENDMENT TO F351 AGREEMENT
Section 1.1 Amendments.
(a) The reference to “Form S-4” in the Index of Defined Terms of the F351 Agreement shall be deleted.
(b) The following references shall be added into the Index of Defined Terms of the F351 Agreement:
Proxy Clearance Date	4.1(a)
Resale Shelf Registration Statement	4.1(c)
(c) Section 4.1 of the F351 Agreement is hereby amended and restated as follows:
Preparation of Proxy Statement and Resale Shelf Registration Statement; Stockholders’ Meeting
(a) As promptly as practicable after the date of this Agreement, Buyer shall (i) file with the SEC a proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of Buyer relating to the special meeting of Buyer’s stockholders (the “Buyer Stockholders Meeting”) to be held to consider the Buyer Stockholder Matters and (ii) set a preliminary record date for the Buyer Stockholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith; provided, that it is understood and agreed that the Sellers shall prepare the initial draft of the Proxy Statement. Buyer shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, at such time as reasonably agreed by the Sellers promptly (and in any event within five (5) Business Days) following (x) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Securities Exchange Act or (y) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (the date in (x) or (y), the “Proxy Clearance Date”).
(b) Buyer covenants and agrees that the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL, and (ii) with regard to the information provided in the Proxy Statement by Buyer, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(c) As promptly as practicable following March 29, 2023, Buyer shall file with the SEC a registration statement on Form S-3 or similar short form registration statement that may be available at such time or its successor form, or, if Buyer is ineligible to use Form S-3, a registration statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale of the Buyer Common Stock to be issued pursuant to this Agreement from time to time pursuant to any method or combination of methods legally available to, and requested by, the Sellers (the “Resale Shelf Registration Statement”); provided, that it is understood and agreed that the Sellers shall prepare the initial draft of the Resale Registration Statement. Buyer will advise the Sellers promptly after it receives oral or written notice thereof of the time when the Resale Registration Statement has become effective or any amendment or supplement thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Buyer Common Stock registered on the Resale Registration Statement for offering or sale in any jurisdiction or any oral or written request by the SEC for amendment of the Resale Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto. The Sellers covenant and agree that all information concerning the Sellers and the Purchased Assets furnished by the Sellers and included in the Proxy Statement and the Resale Registration Statement will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL, and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Buyer shall use its reasonable best efforts to have the Resale Registration Statement declared effective by the SEC under the Securities Act as promptly as practicable after such filing and to keep the Resale Registration Statement effective until all securities covered by the Resale Registration Statement are sold in accordance with the intended plan of distribution set forth in the Resale Registration Statement or supplement to the prospectus or such securities have been withdrawn. Buyer shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities or “blue sky” laws in connection with the registration of the Buyer Common Stock and the Sellers shall furnish all information concerning the Sellers as may be reasonably requested in connection with any such action.
(d) Buyer shall use its reasonable best efforts to respond promptly to any comments or requests of the SEC or its staff relating to the Proxy Statement and the Resale Registration Statement; provided, that any comments or request of the SEC or its staff which relate to disclosures contained in the Proxy Statement or the Resale Registration Statement and which were provided by the Sellers will be promptly addressed by the Sellers. No filing of, or amendment or supplement to, the Proxy Statement or the Resale Registration Statement will be made by Buyer, without providing the Sellers a reasonable opportunity to review and comment thereon and without the Sellers’ prior approval (which shall not be unreasonably withheld, conditioned, or delayed). If at any time prior to the Effective Time any information relating to the Sellers or Buyer, or any of their respective Affiliates, officers or directors, should be discovered by the Sellers or Buyer that should be set forth in an amendment or supplement to either of the Proxy Statement or the Resale Registration Statement, so that any of such documents would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable Law, disseminated to stockholders of Buyer; provided, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.
(e) As promptly as practicable after the Proxy Clearance Date, Buyer shall duly call, give notice of, convene and hold the Buyer Stockholders Meeting to consider and vote to approve the Buyer Stockholder Matters pursuant to the terms of this Agreement and the BC Agreement (and such Buyer Stockholders

Meeting shall in any event be no later than forty-five (45) calendar days after the Proxy Clearance Date). Buyer may postpone or adjourn the Buyer Stockholders Meeting solely (i) with the consent of the Sellers; (ii) (A) due to the absence of a quorum or (B) if Buyer has not received proxies representing a sufficient number of shares for the Buyer Stockholder Approval, whether or not a quorum is present, to solicit additional proxies; or (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Buyer Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Buyer’s stockholders prior to the Buyer Stockholders Meeting; provided, that Buyer may not postpone or adjourn the Buyer Stockholders Meeting more than a total of two times pursuant to clause (ii)(A) and/or clause (ii)(B) of this Section 4.1(e). Notwithstanding the foregoing, Buyer shall, at the request of the Sellers, to the extent permitted by Law, adjourn the Buyer Stockholders Meeting to a date specified by the Sellers for the absence of a quorum or if Buyer has not received proxies representing a sufficient number of shares for the Buyer Stockholder Approval; provided, that Buyer shall not be required to adjourn the Buyer Stockholders Meeting more than one (1) time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding ten (10) Business Days. Buyer, through the Buyer Board, shall (i) recommend to its stockholders that they vote to approve the Buyer Stockholder Matters, (ii) include such recommendation in the Proxy Statement and (iii) publicly reaffirm such recommendation within 24 hours after a request to do so by the Sellers. Without limiting the generality of the foregoing, Buyer shall use its reasonable best efforts to solicit proxies to obtain the Buyer Stockholder Approval.
(f) Each Seller agrees that it shall, at the Buyer Stockholders Meeting, however called, or in connection with any written consent of the Buyer Stockholders, vote or consent (or cause to be voted or consented), in person or by proxy, all shares of Buyer Common Stock owned by such Seller (i) in favor of the approval of the Buyer Stockholder Matters and any other actions contemplated by this Agreement and the BC Agreement and any actions required in furtherance hereof and thereof, including delivering a written consent, (ii) against approval of any proposal made in opposition to, or in competition with, the Buyer Stockholder Matters, and (iii) against any other proposal, action, or transaction that would impede, frustrate, prevent or materially delay the consummation of the transactions contemplated by the BC Agreement. Each Seller agrees irreparable damage would occur in the event that such Seller does not perform the provisions of this Section 4.1(f) in accordance with its terms or otherwise breaches such provisions, and accordingly, Buyer would be entitled to the equitable remedies under Section 5.13.
Section 1.2 Effect of Amendment. Except as specifically modified herein, the F351 Agreement remains in full force and effect.
ARTICLE II
AGREEMENT ON CASH SETTLEMENT EXTENSION
Section 2.1 Cash Settlement Extension. As of the date hereof, the GNI Parties hold 12,340 shares of Series X Convertible Preferred Stock. The GNI Parties and CBIO hereby agree to extend the deadline for the cash settlement of the Conversion Shares as set forth in Section 6(d)(iii) of the Certificate of Designation as follows:
(a) If, at any time after the earlier of (i) receipt of Stockholder Approval or (ii) September 30, 2023, CBIO fails to deliver to the GNI Parties such certificate or certificates, or electronically deliver (or cause its transfer agent to electronically deliver) such shares in the case of a DWAC Delivery, pursuant to Section 6(d)(i) of the Certificate of Designation on or prior to the third (3rd) Trading Day after the Share Delivery Date applicable to such conversion (other than a failure caused by incorrect or incomplete information provided by the GNI Parties to CBIO), then, unless the GNI Parties have rescinded the applicable Notice of Stock Conversion pursuant to Section 6(d)(i) of the Certificate of Designation, CBIO shall, at the request of the GNI Parties, pay an amount equal to the Fair Value (as defined therein) of such undelivered shares, with such payment to be made within two Business Days from the date of request by the GNI Parties, whereupon CBIO’s obligations to deliver such shares underlying the Notice of Stock Conversion shall be extinguished.
(b) If any of the GNI Parties assigns any or all of its rights, interests and obligations in the Series X Convertible Preferred Stock and/or Conversion Shares to any of its Affiliates, then all references herein to such GNI Party shall be deemed references to such other Affiliate. Any preferences, rights and limitations of Series X Convertible Preferred Stock set forth in the Certificate of Designation will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 2.2 Effect of Agreement. Except as specifically agreed herein, the preferences, rights and limitations of Series X Convertible Preferred Stock set forth in the Certificate of Designation remain unchanged and in full force and effect.
ARTICLE III
GENERAL PROVISIONS
Section 3.1 Counterparts. This Agreement and Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument.
Section 3.2 General Provisions. Article V of the F351 Agreement is hereby incorporated by reference.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have each caused this Agreement and Amendment to be duly executed as of the date first written above.
CBIO:

CATALYST BIOSCIENCES, INC.

By:	/s/ Nassim Usman, Ph.D.
Name: Nassim Usman, Ph.D.
Title: Chief Executive Officer
[Signature Page to Agreement and Amendment to Asset Purchase Agreement]

IN WITNESS WHEREOF, the parties have each caused this Agreement and Amendment to be duly executed as of the date first written above.
GNI PARTIES:

GNI GROUP LTD.

By:	/s/ Ying Luo
Name: Ying Luo
Title: President and Chief Executive Officer
GNI HONG KONG LIMITED

By:	/s/ Ying Luo
Name: Ying Luo
Title: Director and President
[Signature Page to Agreement and Amendment to Asset Purchase Agreement]

Annex C
December 21, 2022
Board of Directors
Catalyst Biosciences, Inc.
611 Gateway Blvd., Suite 710
South San Francisco, CA 94080
Members of the Board of Directors:
We understand that (a) Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), and GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Group”), and GNI Hong Kong Limited, a company incorporated under the laws of Hong Kong with limited liability (“GNI Hong Kong” and, together with GNI Group, the “Asset Sellers” and each, an “Asset Seller”), propose to enter into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which, among other things, the Asset Sellers will sell to the Company, and the Company will purchase from the Asset Sellers, the Purchased Assets (as defined in the Purchase Agreement), and in connection therewith the Company will assume certain liabilities and obligations of the Asset Sellers relating thereto (the “Asset Purchase”), and, in connection with the Asset Purchase, the Company will issue to the Asset Sellers (i) 6,298,010 shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), and (ii) 12,337 shares of Series X Convertible Preferred Stock, par value $0.001 per share, of the Company (“Company Convertible Preferred Stock”), and (b) the Company, GNI USA, Inc., a Delaware corporation (“GNI USA”), GNI Group, GNI Hong Kong, Shanghai Genomics, Inc., a company organized under the laws of the People’s Republic of China (together with GNI USA, “Contributors” and each, a “Contributor”), Continent Pharmaceuticals Inc., a Cayman Islands company limited by shares (“Continent”), and the other parties signatory thereto, propose to enter into a Business Combination Agreement (the “Business Combination Agreement” and, together with the Asset Purchase Agreement, the “Transaction Agreements”), related, in part, to the interest of Continent and the Minority Holders (as defined below) in Beijing Continent Pharmaceuticals Co., Ltd., a company organized under the laws of the People’s Republic of China (“Beijing Continent”), and pursuant to which, among other things, (i) GNI USA will transfer all of the ordinary shares in the capital of Continent, par value $0.0001 per share (each, a “Continent Ordinary Share”), it holds immediately prior to Closing (as defined in the Business Combination Agreement) to the Company (the “Continent Contribution”), (ii) GNI USA will contribute all of the 50,000, no par value, shares of a single class in Further Challenger International Limited, a company incorporated and existing under the laws of the British Virgin Islands with company number 1982271 (each, a “FC Share”), it holds immediately prior to Closing (as defined in the Business Combination Agreement) to the Company (the “FC Contribution”), (iii) each individual listed on Annex A to the Business Combination Agreement (each, a “Minority Holder” and, collectively, the “Minority Holders”) will transfer 100% of the interest he or she holds immediately prior to Closing (as defined in the Business Combination Agreement) in his or her respective Entity (as defined in the Business Combination Agreement) to the Company (the “Minority Holder Contributions” and, together with the Continent Contribution and the FC Contribution, the “Contributions”; the Contributions, together with the Asset Purchase, are collectively referred to herein as the “Transactions”), and (iii) the Company will issue (A)(x) to GNI USA 689,245,843 shares of Company Common Stock in exchange for the Continent Contribution, (y) to GNI USA 265,123,920 shares of Company Common Stock in exchange for the FC Contribution, and (z) to the Minority Holders an aggregate of 157,043,872 shares of Company Common Stock, in the amounts set forth on Annex A to the Business Combination Agreement, in exchange for the Minority Holder Contributions, or (B) at the election of GNI USA or any such Minority Holder, in lieu of the issuance of Company Common Stock it is entitled to be issued as set forth in the foregoing clause (A), a number of shares of Company Convertible Preferred Stock determined by dividing (x) the number of shares of Company Common Stock GNI USA or such Minority Holder elects to receive in the form of Company Convertible Preferred Stock by (y) 10,000. Each share of Company Convertible Preferred Stock is convertible into 10,000 shares of Company Common Stock. The shares of Company Common Stock and Company Convertible Preferred Stock to be issued in the Transactions is referred to herein as the “Transaction Consideration.” We have been advised that, prior to consummation of the Contributions, (1) the Company will declare and pay to the holders of Company Common Stock who were holders of Company Common Stock prior to execution of the Transaction Agreements (the “Existing Stockholders”) a cash dividend in the aggregate amount of $7,500,000, and (2) the Company will create and issue to the Existing Stockholders one contingent value right (a “CVR”) for each share of Company Common Stock held by such stockholder as of the record date set for such issuance. The CVRs will represent the right to receive contingent payments upon the occurrence of certain events set forth in, and subject to and in accordance with the terms and conditions of, the CVR Agreement (as defined in the Business Combination Agreement), including, without limitation, the amount of any cash payment received by the Company pursuant to a Disposition Agreement (as defined in the CVR Agreement), the amount of any excess net cash of the Company over $1,000,000 immediately following the Closing Date (as defined in the Business Combination Agreement), the amount of any cash received by the Company under the Asset Purchase Agreement (net of indemnity claims, if any) and the amount of the excess, if any, by which the Interim Operating Amount (as defined in the Business Combination Agreement) exceeds the Incurred Fees (as defined in the CVR Agreement). The terms and conditions of the Asset Purchase and the Contributions are more completely described in the Asset Purchase Agreement and the Business Combination Agreement, respectively.
The Board of Directors of the Company (the “Board”) has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Transaction Consideration to be paid by the Company in the Transactions pursuant to the Transaction Agreements is fair, from a financial point of view, to the Company.
In connection with our review of the proposed Transactions and the preparation of this Opinion, we have, among other things:
1.
reviewed the financial terms and conditions of (a) the Asset Purchase as stated in the draft of the Asset Purchase Agreement dated as of December 20, 2022, such draft being the last draft of the Asset Purchase Agreement provided to us, and (b) the Contributions as stated in the draft of the Business Combination Agreement dated as of December 20, 2022, such draft being the last draft of the Business Combination Agreement provided to us;

2.	reviewed the financial terms and conditions of the CVRs as stated in the draft of the CVR Agreement dated as of December 20, 2022, such draft being the last draft of the CVR Agreement provided to us;
3.	reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company;
4.
reviewed certain information related to the historical, current and future operations of Beijing Continent and the Purchased Assets (as defined in the Asset Purchase Agreement) made available to us by the Company, including, but not limited to, financial projections prepared by the management of the Company for the period ending 2023 through 2031, as approved for our use by the Company as of December 19, 2022 (the “Projections”);

5.	reviewed the Company’s recent public filings and certain other publicly available information regarding the Company, GNI Group, the Asset Sellers, the Contributors, Continent and Beijing Continent;
6.
reviewed certain other non-public financial, operating and other information regarding the Company, GNI Group, the Asset Sellers, the Contributors, Continent and Beijing Continent provided to us by the Company;

7.	reviewed the financial and operating performance of selected public companies that we deemed to be relevant;
8.	considered the publicly available financial terms of certain transactions we deemed to be relevant;
9.	performed a discounted cash flow analysis with respect to Beijing Continent and the Purchased Assets based upon the Projections;
10.	reviewed the current and historical market prices for the Company Common Stock and the current market prices of the publicly traded securities of certain other companies that we deemed to be relevant;
11.	considered certain discussions and negotiations between representatives of the Company, Beijing Continent, the Asset Sellers and/or the Contributors in which we participated;
12.
received a certificate addressed to Raymond James from a member of senior management of the Company regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of the Company;

13.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate; and
14.	discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company or Beijing Continent. With respect to the Projections and any other forward-looking information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have assumed that the final forms of the Transaction Agreements will be substantially similar to the drafts reviewed by us, and that the Transactions will be consummated in accordance with the terms of the Transaction Agreements without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Transaction Agreements are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Transaction Agreements without being waived. We have relied upon and assumed, without independent verification, that (i) the Transactions will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory and other consents and approvals necessary for the consummation of the Transactions will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transactions, the Company or Continent that would be material to our analyses or this Opinion. Furthermore, at the Company’s direction, we have ascribed no value to the CVRs and therefore are not providing any opinion with regard to any aspect of the CVRs, which are further described in the CVR Agreement.
Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of December 20, 2022 and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company, Continent, GNI Group, Beijing Continent, any Asset Seller or any Contributor since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.
We express no opinion as to the underlying business decision to effect the Transactions, the structure or tax consequences of the Transactions or the availability or advisability of any alternatives to the Transactions. While we provided advice to the Company with respect to the proposed Transactions, we did not recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Transactions. In addition, we do not express any opinion as to the likely trading range of the Company Common Stock following the Transactions, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of the Company at that time.
Our opinion is limited to the fairness, from a financial point of view, to the Company, of the Transaction Consideration to be paid by the Company in the Transactions. We express no opinion with respect to any other reasons, legal, business or otherwise that may support the decision of the Board to approve or consummate the Transactions. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting and tax advisors, and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company and the Transactions.
In formulating our opinion, we have considered only what we understand to be the Transaction Consideration to be paid by the Company in the Transactions as is described above, and we did not consider, and we express no opinion on, the fairness of the amount or nature of any compensation to be paid or payable to any of the Company’s, Continent’s, any Asset Seller’s or any Contributor’s officers, directors or employees, or class of such persons, whether relative to the compensation received by any such party or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the fairness of the Transactions to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, or (ii) the fairness of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituencies (including, without limitation, the allocation of any consideration to be received in the Transactions amongst or within such classes or groups of security holders or other constituencies or parties). We are not expressing any opinion as to the impact of the Transactions on the solvency or viability of the Company, Continent, any Asset Seller or any Contributor or the ability of the Company, Continent, any Asset Seller or any Contributor to pay their respective obligations when they come due.
The delivery of this opinion was approved by an opinion committee of Raymond James.
Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Transactions. Raymond James will receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Transactions or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.
In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In the previous two years, Raymond James provided investment banking services to the Company, for which it was paid fees of approximately $951,000. Other than such services, there are no material relationships that existed during the two years prior to the date of this Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Raymond James and any party to the Transaction. Raymond James may provide investment banking, financial advisory and other financial services to the Company in the future, for which Raymond James may receive compensation.
It is understood that this letter is for the information of the Board (solely in each director’s capacity as such) in evaluating the proposed Transactions and does not constitute a recommendation to the Board or any stockholder of the Company regarding how the Board or any such stockholder should vote on the proposed Transactions. This Opinion may not be reproduced or used for any other purpose without our prior written consent, except that this Opinion may be disclosed in any proxy statement or prospectus filed with any registration statement that is required to be filed in connection with the Transactions with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement or prospectus.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Transaction Consideration to be paid by the Company in the Transactions pursuant to the Transaction Agreements is fair, from a financial point of view, to the Company.
Very truly yours,
/s/ Raymond James & Associates, Inc.
RAYMOND JAMES & ASSOCIATES, INC.

Annex D
Certain information identified by bracketed asterisks ([***]) has been omitted from this exhibit because it is both not material and would be competitively harmful if publicly disclosed.
CONTINGENT VALUE RIGHTS AGREEMENT
THIS CONTINGENT VALUE RIGHTS AGREEMENT (this “Agreement”), dated as of December 26, 2022 (the “Effective Date”), is entered into by and between Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability company, as initial Rights Agent (as defined herein).
RECITALS
WHEREAS, on December 22, 2022, the Board of Directors of the Company authorized and declared a dividend distribution of one CVR right for each share of Company common stock outstanding at the close of business on the Record Date (defined below);
WHEREAS, the Company intends the distribution of the rights underlying the CVRs to be complete and irrevocable and hereby assigns to the Holders the right to receive the Payment Amounts (as defined below); and
WHEREAS, the parties have done all things necessary to make the CVR, when issued hereunder, the valid obligation of the Company and to make this Agreement a valid and binding agreement of the Company, in accordance with its terms.
NOW, THEREFORE, in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the proportionate benefit of all Holders (as defined below), as follows:
ARTICLE 1
DEFINITIONS
Section 1.1 Definitions.
Capitalized terms used but not otherwise defined herein have the meanings ascribed to thereto in the Business Combination Agreement. The following terms have the meanings ascribed to them as follows:
“Affiliate” shall have the meaning given to such term in Rule 145 under the Securities Act.
“Asset Purchase Agreement” means the Asset Purchase Agreement, dated as of May 19, 2022, by and between the Company and Vertex Pharmaceuticals Incorporated.
“Assignee” has the meaning set forth in Section 6.6.
“Business Combination Agreement” means that certain Business Combination Agreement, dated as of December 26, 2022, by and among the Company, GNI Group Ltd., GNI Hong Kong Limited, GNI USA, Inc., Shanghai Genomics, Inc., Continent Pharmaceuticals Inc., and the Minority Holders (as defined in the Business Combination Agreement).
“Business Day” means any day other than a day on which banks in the state of New York are authorized or obligated to be closed.
“Claim” means any pending, threatened, or potential claim, suit, proceeding, investigation arbitration, or other legal right that the Company has or may have during the Term against any third party related to the Company’s business on or before the Effective Time.
“Code” has the meaning set forth in Section 2.3(d).
“CVR” means a contingent contractual right of Holders to receive the Payment Amounts pursuant to this Agreement.
“CVR Register” has the meaning set forth in Section 2.2(b).
“Disposition” means (i) the sale, license, transfer or other disposition to a third party of any rights or assets comprising the Legacy Assets, including any sale or disposition of equity securities in any Subsidiary established by the Company to hold any right, title or interest in any Legacy Assets, or (ii) the settlement, court order, arbitration ruling, or other disposition of any Claim resulting in payment or the right to receive payment, in each case, during the Disposition Period.
“Disposition Agreement” means a definitive written agreement providing for (i) a Disposition of any portion of the Legacy Assets during the Disposition Period or (ii) the settlement of any Claim.
“Disposition Period” means the two-year period following the Record Date; provided, however, such period will be automatically extended for any Claim for an additional one-year period to the extent any Claim is appealed during the initial two-year term.
“Excluded Taxes” has the meaning set forth in Section 3.2(g).
“Holder” means, at the relevant time, a Person in whose name CVRs are registered in the CVR Register.
“Incurred Fees” has the meaning set forth in Section 4.4(c).
“Interim Operating Amount” has the meaning set forth in the Business Combination Agreement.
“Law” means any federal, state, national, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental authority (including under the authority of Nasdaq or the Financial Industry Regulatory Authority).
“Legacy Assets” means [***].
“Loss” has the meaning set forth in Section 3.2(g).
“Majority of Holders” means, at any time, the registered Holder or Holders of more than 50% of the total number of CVRs registered at such time, as set forth on the CVR Register, except that with respect to the use of the term Majority of Holders in Section 6.7, the term shall mean the registered Holder or Holders of more than 25% of the total number of CVRs registered at such time, as set forth on the CVR Register.
“Notice” has the meaning set forth in Section 6.1.
“Officer’s Certificate” means a certificate signed by the chief executive officer and the principal financial and accounting officer of the Company, in their respective official capacities.
“Payment Amount” means, with respect to any Payment Triggering Event: (i) 100% of the amount actually received (net of out-of-pocket and documented transaction expenses and potential indemnification obligations) by the Company pursuant to any Disposition Agreement; (ii) 100% of the excess cash (net of all current or contingent liabilities, including transaction-related expenses and unpaid severance or change of control payment obligations) retained by the Company in excess of $1,000,000 as of the Closing of the Closing Date (as defined in the Business Combination Agreement); (iii) 100% of the amount actually received (net of indemnity claims, if any) by the Company pursuant to the Asset Purchase Agreement; and (iv) 100% of the excess, if any, by which the Interim Operating Amount exceeds the Incurred Fees, in each case net of: (a) any Tax incurred by the Company or such Affiliate(s) as a result of the receipt of such payment and (b) the reasonable costs, out-of-pocket fees, expenses or charges incurred, directly or indirectly, by the Rights Agent, the Company or the Company’s Affiliates (but subject to Section 4.4), or for which the Rights Agent, the Company or the Company’s Affiliates (subject to Section 4.4) are responsible, in connection with such Payment Triggering Event (in each case to the extent such costs, fees, expenses or charges have not been previously accounted for in the calculation of a prior Payment Amount).
“Payment Triggering Event” means the actual receipt by the Rights Agent or the Company following the Record Date of: (i) any cash payment pursuant to a Disposition Agreement, (ii) Net Cash (as defined in the Business Combination Agreement) over $1,000,000 immediately following the Closing Date, (iii) any cash received by the Company under the Asset Purchase Agreement (net of indemnity claims, if any), and (iv) the excess, if any, by which the Interim Operating Amount exceeds the Incurred Fees under Section 4.4(c).
“Permitted Transfer” means a transfer of CVRs (i) upon death of a Holder by will or intestacy, (ii) pursuant to a court order, (iii) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (iv) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, or (v) as provided in Section 2.5.

“Person” means any individual, corporation, partnership, joint venture, estate, trust, company, firm, limited liability company, firm, society or other enterprise, association, organization, or any other entity not specifically listed herein, including any governmental authority.
“Pro Rata Share” means, with respect to any Holder, the quotient obtained by dividing (i) the aggregate number of CVRs held by such Holder by (ii) the aggregate number of outstanding CVRs held by all Holders, in each case, as reflected in the CVR Register.
“Record Date” means January 5, 2023.
“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent shall have been appointed pursuant to ARTICLE 3 of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.
“Securities Act” means the Securities Act of 1933, as amended.
“Special Committee” means an oversight committee initially comprised of the following individuals: Nassim Usman, Ph.D., Augustine Lawlor and Andrea Hunt, and such additional members as may be added by the Special Committee, from time to time.
An entity shall be deemed to be a “Subsidiary” of a Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such entity.
“Tax” means any federal, state, local, foreign or other tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax of any kind whatsoever, and including any fine, penalty, addition to tax or interest imposed by a governmental authority with respect thereto.
ARTICLE 2
CONTINGENT VALUE RIGHTS
Section 2.1 Holders of CVRs; Appointment of Rights Agent; Assignment of Rights.
(a) The initial Holders shall be the holders of shares of the Company’s common stock as of the close of business on the Record Date. Effective five Business Days following the Record Date, each initial Holder shall be issued and distributed in the form of a dividend one CVR for each share of Company common stock held of record by such Holder as of the close of business on the Record Date. Notwithstanding anything to the contrary in this Agreement, in no event shall any CVRs be issued pursuant to this Agreement prior to five Business Days following the Record Date.
(b) The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment.
Section 2.2 No Certificate; Registration; Registration of Transfer; Change of Address; CVR Distribution.
(a) Holders’ rights and obligations in respect of CVRs derive solely from this Agreement; CVRs will not be evidenced by a certificate or other instrument.
(b) The Rights Agent will create and maintain a register (the “CVR Register”) for the purposes of (i) identifying the Holders of CVRs, (ii) determining the Holders’ entitlement to CVRs and (iii) registering the CVRs and Permitted Transfers thereof. The CVR Register will be created, and CVRs will be distributed, pursuant to written instructions to the Rights Agent from Company. Except for the obligations to the Rights Agent set forth herein, neither the Company nor its Subsidiaries will have any responsibility or liability whatsoever to any Person other than the Holders.
(c) Subject to the restrictions on transferability set forth in Section 2.6, every request made to transfer CVRs must be in writing and accompanied by a written instrument of transfer reasonably acceptable to the Rights Agent, together with the signature guarantee of a guarantor institution which is a participant in a signature guarantee program approved by the Securities Transfer Association (a “signature guarantee”) and other requested documentation in a form reasonably satisfactory to the Rights Agent, duly executed and properly completed, as applicable, by the Holder or Holders thereof, or by the duly appointed legal representative, personal representative or survivor of such Holder or Holders, setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination in accordance with its own internal procedures, that the transfer instrument is in proper form and otherwise complies on its face with the other terms and conditions of this Agreement (including the provisions in Section 2.6), register the transfer of the applicable CVRs in the CVR Register. All transfers of CVRs registered in the CVR Register will be the valid obligations of the Company, evidencing the same right, and entitling the transferee to the same benefits and rights under this Agreement, as those held by the transferor. The Company and the Rights Agent may each require evidence of payment of a sum sufficient to cover any stamp or other transfer tax or governmental charge that is imposed in connection with (and would not have been imposed but for) any such registration of transfer (or evidence that such Taxes and charges are not applicable). No transfer of CVRs shall be valid until registered in the CVR Register and unless such transfer would not violate the Securities Act. Any putative transfer not duly registered in the CVR Register or in violation of the Securities Act shall be void.
(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. Such written request must be duly executed by such Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.
(e) The Company will provide written instructions to the Rights Agent for the distribution of CVRs to the Holders as of the Record Date. The Company shall inform Rights Agent of the Record Date at least five business days prior thereto. Subject to the terms and conditions of this Agreement and the Company’s confirmation of the Record Date, the Rights Agent hereunder shall make the CVR distribution, less any applicable withholding taxes imposed pursuant to Section 2.3(d), to each Holder as of the Record Date, five Business Days following the Record Date, by the mailing of a statement of holding reflecting CVRs.
Section 2.3 Payment Procedures.
(a) If a Payment Triggering Event occurs at any time prior to the termination of this Agreement then, within 10 calendar days after the occurrence of such Payment Triggering Event, the Company will deliver to the Rights Agent (i) an Officer’s Certificate certifying the date of the Payment Triggering Event, the amount of the payment and that the Holders are entitled to receive the applicable Payment Amount in respect thereof (the “Payment Triggering Event Notice”), and (ii) an amount in cash equal to the applicable Payment Amount (for further distribution to the Holders in accordance with the terms hereof) by wire transfer of immediately available funds to an account designated by the Rights Agent.
(b) Upon receipt of either the Payment Amount or the wire transfer referred to in Section 2.3(a), the Rights Agent will promptly (and in any event within 10 Business Days) pay, by check mailed, first-class postage prepaid, to the address of each Holder set forth in the CVR Register at such time or by other method of delivery as specified by the applicable Holder in writing to the Rights Agent, an amount in cash equal to such Holder’s Pro Rata Share of the applicable Payment Amount.
(c) With respect to any Payment Amount that is paid to the Company or an Affiliate of the Company, the Company shall have no further liability in respect of such Payment Amount upon delivery of the relevant funds to the Rights Agent in accordance with Section 2.3(a).
(d) The Company and the Rights Agent will be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts required to be paid or distributed under this Agreement (including any Payment Amount payable pursuant to this Agreement), such amounts as it is required to deduct and withhold with respect to the making of such payment or distribution (including in respect of the distribution of CVRs) under any provision of applicable Law relating to Taxes. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts will be treated for all purposes of this Agreement as having been paid or distributed to the Holder in respect of which such deduction and withholding was made. Prior to making any such Tax deductions or withholdings or causing any such Tax deductions or withholdings to be made with respect to any Holder, the Rights Agent will, to the extent reasonably practicable, provide notice to the Holder of such potential Tax deduction or withholding and a reasonable opportunity for the Holder to provide any necessary Tax forms in order to avoid or reduce such withholding amounts; provided, that the time period for payment of a Payment Amount by the Rights Agent set forth in Section 2.3(b) will be extended by a period equal to any delay caused by the Holder providing such forms, provided, further, that in no event shall such period be extended for more than ten Business Days, unless otherwise requested by the Holder for the purpose of delivering such forms and agreed to by the Rights Agent. The Rights Agent will solicit from each Holder an appropriate Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9, as applicable on or prior to any distribution or other payment to such Holder to permit any payment of any Payment Amount to be made without deduction or withholding of any US. backup withholding taxes or taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code, as amended (the “Code”).
(e) Any portion of a Payment Amount that remains undistributed to the Holders on the date that is six months after the Rights Agent’s receipt of the applicable Payment Triggering Event Notice (including by means of uncashed checks or invalid addresses on the CVR Register) will be delivered by the Rights Agent to the Company or a Person nominated in writing by the Company (with written notice thereof from the Company to the Rights Agent), and any Holder will thereafter look only to the Company for payment of such Payment Amount (which shall be without interest).
(f) If any Payment Amount (or portion thereof) remains unclaimed by a Holder on the date that is four years after the Rights Agent’s receipt of the applicable Payment Triggering Event Notice or the Payment Amount (or immediately prior to such earlier date on which such Payment Amount would otherwise escheat to or become the property of any governmental authority), then: (i) such Payment Amount (or portion thereof) will, to the extent permitted by applicable Law, become the property of the Company and will be transferred to the Company or a Person nominated in writing by the Company (with written notice thereof from the Company to the Rights Agent), free and clear of all claims or interest of any Person previously entitled thereto, and no consideration or compensation shall be payable therefor, and (ii) the CVRs to which such payment relate shall be deemed abandoned in accordance with Section 2.5 and shall no longer be deemed outstanding for any purpose (including for purposes of calculating a Holder’s Pro Rata Share). Neither the Company nor the Rights Agent will be liable to any Person in respect of a Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar legal requirement under applicable Law. In addition to and not in limitation of any other indemnity obligation herein, the Company agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to the Company or a public official.
Section 2.4 No Voting, Dividends or Interest; No Equity or Ownership Interest.
(a) CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable in respect of CVRs.
(b) CVRs will not represent any equity or ownership interest in the Company or any of its Affiliates. The sole right of the Holders to receive property hereunder is the right to receive Payment Amounts, if any, in accordance with the terms hereof.
(c) The CVRs and the possibility of any payment hereunder with respect thereto are highly speculative and subject to numerous factors outside of the Company’s control, and there is no assurance that Holders will receive any payments under this Agreement or in connection with the CVRs. It is highly possible that there will not be any CVR Payment Amounts. Neither Company nor its Affiliates owe, by virtue of their obligations under this Agreement, a fiduciary duty or any implied duties to the Holders and the parties hereto intend solely the express provisions of this Agreement to govern their contractual relationship with respect to the CVRs. This Section 2.4(c) is an essential and material term of this Agreement.
Section 2.5 Ability to Abandon CVR.
A Holder may at any time, at such Holder’s option or upon the failure to claim payment under Section 2.3(f), abandon all of such Holder’s remaining rights represented by CVRs by transferring such CVR to the Company or a Person nominated in writing by the Company (with written notice thereof from the Company to the Rights Agent) without consideration in compensation therefor, and such rights will be cancelled, with the Rights Agent being promptly notified in writing by the Company of such transfer and cancellation. No such notice to the Rights Agent shall be required in the case of abandonment due to the failure to claim payment under Section 2.3(f). Nothing in this Agreement is intended to prohibit the Company or its Affiliates from offering to acquire or acquiring CVRs, in private transactions or otherwise, for consideration in its sole discretion.

Section 2.6 Non-transferable.
The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. The CVRs will not be listed on any quotation system or traded on any securities exchange.
ARTICLE 3
THE RIGHTS AGENT
Section 3.1 Certain Duties and Responsibilities.
(a) The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent such liability arises as a result of the willful misconduct, bad faith or gross negligence of the Rights Agent (in each case as determined by a final non-appealable judgment of court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent during the 12 months immediately preceding the event for which recovery from the Rights Agent is being sought. Anything to the contrary notwithstanding, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damages, and regardless of the form of action.
(b) The Rights Agent will not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by any Person or entity, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company. All rights of action under this Agreement may be enforced (but shall not be required to be enforced) by the Rights Agent, any claim, action, suit, audit, investigation or proceeding instituted by the Rights Agent will be brought in its name as the Rights Agent and any recovery in connection therewith will be for the proportionate benefit of all the Holders, as their respective rights or interests may appear on the CVR Register.
Section 3.2 Certain Rights of Rights Agent.
(a) The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent.
(b) The Rights Agent may rely and will be protected by the Company in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in the absence of bad faith to be genuine and to have been signed or presented by or on behalf of the Company.
(c) Whenever the Rights Agent deems it desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Rights Agent may (i) rely upon an Officer’s Certificate and (ii) incur no liability and be held harmless by the Company for or in respect of any action taken or omitted to be taken by it under the provisions of this Agreement in reliance upon such Officer’s Certificate.
(d) The Rights Agent may engage and consult with counsel of its selection, and the advice or opinion of such counsel will, in the absence of bad faith, gross negligence or willful misconduct on the part of the Rights Agent, be full and complete authorization and protection in respect of any action taken or not taken by the Rights Agent in reliance thereon.
(e) Any permissive rights of the Rights Agent hereunder will not be construed as a duty.
(f) The Rights Agent will not be required to give any note or surety in respect of the execution of its powers or otherwise under this Agreement.
(g) The Company agrees to indemnify the Rights Agent for, and to hold the Rights Agent harmless from and against, any loss, liability, damage, judgment, fine, penalty, cost or expense (each, a “Loss”) suffered or incurred by the Rights Agent and arising out of or in connection with the Rights Agent’s performance of its obligations under this Agreement, including the reasonable and documented costs and expenses of defending the Rights Agent against any claims, charges, demands, actions or suits arising out of or in connection in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder, except to the extent such Loss has been determined by a final non-appealable decision of a court of competent jurisdiction to have resulted from the Rights Agent’s gross negligence, bad faith or willful misconduct; provided that this Section 3.2(g) shall not apply to (i) income, receipt, franchise or similar Taxes, (ii) any Taxes imposed due to the Rights Agent’s connection with the jurisdiction imposing such Taxes (other than any connection caused solely by this Agreement or the Rights Agent performing, enforcing or receiving payments under this Agreement), or (iii) any Taxes imposed due to the failure of the Rights Agent to provide any form, document or certificate that would have reduced or eliminated the amount of such withholding taxes (“Excluded Taxes”).
(h) In addition to the indemnification provided under Section 3.2(g), the Company agrees (i) to pay the fees of the Rights Agent in connection with the Rights Agent’s performance of its obligations hereunder, as agreed upon in writing by the Rights Agent and the Company on or prior to the date of this Agreement, and (ii) to reimburse the Rights Agent for all reasonable and properly documented out-of-pocket expenses, including all stamp and transfer Taxes (excluding any Excluded Taxes) and governmental charges, incurred by the Rights Agent in the performance of its obligations under this Agreement, except that the Company will have no obligation to pay the fees of the Rights Agent or reimburse the Rights Agent in connection with any lawsuit initiated by the Rights Agent on behalf of itself or the Holders, except in the case of any suit enforcing the provisions of Section 2.3(b) or Section 3.2(g), if the Company is found by a court of competent jurisdiction to be liable to the Rights Agent or the Holders, as applicable in such suit.
(i) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(j) The Rights Agent will not be deemed to have knowledge of any event of which it was supposed to receive notice hereunder but has not received written notice of such event, and the Rights Agent will not incur any liability for failing to take action in connection therewith, in each case, unless and until it has received such notice in writing.
(k) Subject to applicable Law, (i) the Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any securities of the Company or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement, and (ii) nothing herein will preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.
(l) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.
(m) The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(n) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.
(o) The Rights Agent shall act hereunder solely as agent for the Company and shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the CVRs. The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holders with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.
(p) The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.
(q) The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.
(r) The obligations of the Company under this Section 3.2 shall survive the expiration of the CVRs and the termination of this Agreement and the resignation, replacement or removal of the Rights Agent.
Section 3.3 Resignation and Removal; Appointment of Successor.
(a) The Rights Agent may resign at any time by written notice to the Company. Any such resignation notice shall specify the date on which such resignation will take effect (which shall be at least 30 days following the date that such resignation notice is delivered), and such resignation will be effective on the earlier of (x) the date so specified and (y) the appointment of a successor Rights Agent.
(b) The Company will have the right to remove the Rights Agent at any time by written notice to the Rights Agent, specifying the date on which such removal will take effect. Such notice will be given at least 30 days prior to the date so specified (or, if earlier, the appointment of the successor Rights Agent).
(c) If the Rights Agent resigns, is removed or becomes incapable of acting, the Company will promptly appoint a qualified successor Rights Agent. Notwithstanding the foregoing, if the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed will, upon its acceptance of such appointment in accordance with this Section 3.3(c) and Section 3.4, become the Rights Agent for all purposes hereunder.
(d) The Company will give notice to the Holders of each resignation or removal of the Rights Agent and each appointment of a successor Rights Agent in accordance with Section 6.2. Each notice will include the name and address of the successor Rights Agent. If the Company fails to send such notice within ten Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent will cause the notice to be mailed at the expense of the Company.
(e) Notwithstanding anything to the contrary in this Section 3.3, unless consented to in writing by the Majority of Holders, the Company will not appoint as a successor Rights Agent any Person that is not a stock transfer agent of national reputation or the corporate trust department of a commercial bank.
(f) The Rights Agent will reasonably cooperate with the Company and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including the CVR Register, to the successor Rights Agent; but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing.
Section 3.4 Acceptance of Appointment by Successor.
Every successor Rights Agent appointed hereunder will, at or prior to such appointment, execute, acknowledge and deliver to the Company and to the resigning or removed Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the Rights Agent; provided, that upon the request of the Company or the successor Rights Agent, such resigning or removed Rights Agent will execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of such resigning or removed Rights Agent.
ARTICLE 4
COVENANTS
Section 4.1 List of Holders.
The Company will furnish or cause to be furnished to the Rights Agent, in such form as the Company receives from its transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders within 10 Business Days following the Record Date.
Section 4.2 Prohibited Actions.
Unless approved by the Special Committee, the Company shall take no action for the principal purpose of (i) reducing the amount of any Payment Amounts payable under this Agreement or (ii) restricting the Company’s ability to pay any of the Payment Amounts hereunder. Unless approved by the Special Committee, the Company shall not grant any lien, security interest, pledge or similar interest in: (x) any Payment Amounts or proceeds from any Disposition or other Payment Triggering Event during the Term, or (y) any Legacy Assets during the Disposition Period.
Section 4.3 Backstop Financing Statement.
It is the intent of the Company for the distribution to the Holders of the rights to receive the Payment Amount in respect of any Disposition to be complete and irrevocable. Notwithstanding the foregoing, the form of financing statement on Form UCC-1 attached as Exhibit A hereto shall be filed within 10 Business Days from the Record Date for the purpose of establishing a first-priority security interest in the Payment Amounts, to the extent that the assignment of such rights hereunder is not deemed effective, complete, or irrevocable for any reason.
Section 4.4 CVR Committee; Efforts.
(a) Subject to Section 4.4(b), the Special Committee shall have the sole responsibility, authority, and discretion during the Disposition Period to (i) negotiate the terms of any Disposition, (ii) oversee the prosecution and settlement of any Claim(s), and (iii) oversee the execution of any Payment Triggering Event(s). The Special Committee will recommend to the Board of Directors approval of any Disposition Agreement negotiated by the Special Committee, and provided that such Disposition Agreement does require the Company to expend or risk its own funds or otherwise incur any financial liability in the performance of any duties under such Disposition Agreement following the closing of the transactions thereunder (such as indemnity obligations and any restrictions on the ability to conduct the Company’s business), the Board of Directors shall promptly cause the Company to execute and deliver such Disposition Agreement. For the avoidance of doubt, payments from the Interim Operating Amount shall not be considered Company financial liabilities for purposes of this Section 4.4. To the extent permitted under Nasdaq listing standards and applicable law, each member of the Special Committee will be entitled to receive reasonable compensation for their services and effort, and reasonable reimbursements for expenses, if any, provided that such compensation will not exceed an equivalent of $400 per hour of service or effort by each such member of the Special Committee.
(b) The responsibility and authority of the Special Committee set forth in Section 4.4(a) will not be revoked or modified at any time during the Disposition Period; provided, however, no provision of this Agreement will require the Company to expend or risk its own funds or otherwise incur any financial liability in the performance of any duties hereunder or in the exercise of any rights or powers, to the extent in excess of the Interim Operating Amount. The Special Committee and the Company’s Board of Directors will not owe fiduciary duties to the Holders (in their capacity as such) and will not have any liability to the Holders for any actions taken or not taken in connection with the matters set forth herein. Moreover, neither the Special Committee or any members thereof will be required to expend or risk his or her own funds or otherwise incur any financial liability in the performance of any duties hereunder or in the exercise of any rights or powers.
(c) In furtherance of the authority granted to the Special Committee under Section 4.4(a), the Special Committee will be entitled during the Disposition Period to incur, and the Company shall pay any and all, fees, expenses and costs to manage, negotiate, settle and finalize the Claims and any audits under Section 4.5 (the

“Incurred Fees”); provided, however, the Incurred Fees may not exceed the Interim Operating Amount. Upon the expiration of the Disposition Period, to the extent the Interim Operating Amount exceeds the Incurred Fees, any such excess amount will be distributed to the Holders as a Payment Amount. For the avoidance of doubt, the Special Committee may not incur any fees, expenses or costs under this Section in excess of the Interim Operating Amount without the prior written approval of the Company’s Board of Directors.
(d) Subject to Section 6.7, the Holders will be intended third-party beneficiaries of the provisions of this Agreement and will be entitled to specifically enforce the terms hereof; provided, that under no circumstances will the rights of Holders as third-party beneficiaries pursuant to this Section 4 be enforceable by such Holders or any other Person acting for or on their behalf other than the Special Committee. The Special Committee has the sole power and authority to act on behalf of the Holders in enforcing any of their rights hereunder.
(e) Subject to Section 4.4(b), during the Disposition Period, the Company will, and will cause its Subsidiaries to, use commercially reasonable efforts to uphold the terms of all Disposition Agreements, including as applicable, effectuate the Disposition of Legacy Assets or Claims pursuant to such Disposition Agreement in accordance with its terms.
(f) Notwithstanding anything contained herein to the contrary, the Company will not, and will not permit its Affiliates to: (i) amend any Disposition Agreement or waive any right thereunder, if such amendment or waiver materially and adversely affects the rights of the Holders to receive the CVR Payment Amounts hereunder, unless the Special Committee consents to each such amendment or waiver, which will not be unreasonably withheld, delayed, or conditioned, or (ii) assign any Disposition Agreement without the consent of the Special Committee, unless such assignee agrees to assume all payment obligations under, and agrees to be bound in writing to the terms of such agreement and this Agreement.
Section 4.5 Copies of CVR Records; Audit Rights.
(a) Each Holder shall have the right, at any time, to request in writing to receive copies of: (i) Payment Triggering Event Notices delivered to the Rights Agent, (ii) any Audit Reports delivered to the Rights Agent pursuant to Section 4.5(b), (iii) copies of material correspondence between the Company or its Affiliates and the Rights Agent, (iv) amendments to the Agreement effected pursuant to ARTICLE 5, and (v) the records of the Rights Agent setting forth the dates and amounts of all Payment Amounts delivered to the Rights Agent, whether by Celgene, the Company or an Affiliate of the Company. The requesting Holder(s) shall pay the reasonable out-of-pocket expenses of the Rights Agent (e.g., photocopying expenses, postage, etc.) incurred in responding to any such document requests.
(b) The Company shall keep, and shall require its Affiliates to keep, complete and accurate books and records that may be necessary for the purpose of calculating the Payment Amounts payable under this Agreement. At the request of the Special Committee, the Special Committee shall have the right to appoint an independent accounting firm to perform, on behalf of all Holders, an inspection of such books and records for the sole purpose of determining the Payment Amounts payable hereunder. Upon at least ten Business Days’ prior written notice from the Special Committee, such audit shall be conducted during regular business hours in such a manner as to not unnecessarily interfere with the Company’s normal business activities. Such audit shall not be performed more frequently than once per calendar year. If the audit reveals an overpayment, the Company shall be entitled to withhold such amount from future payments of Payment Amounts. If the audit reveals an underpayment, the Company shall promptly (and in any event within 30 days) remit such amount to the Rights Agent for distribution to the Holders. The Company shall pay the audit costs if the underpayment exceeds 5% of the aggregate amount owed with regard to the period of the audit; otherwise, the Special Committee requesting the audit shall bear such audit expenses. A copy of the results of any audit conducted under this Section 4.5(b) (an “Audit Report”) shall be provided to the Company and the Rights Agent within thirty (30) days from issuance by the auditor.
ARTICLE 5
AMENDMENTS
Section 5.1 Amendments Without Consent of Holders or Rights Agent.
(a) The Company, at any time and from time to time, may enter into one or more amendments to this Agreement for any of the following purposes, without the consent of any of the Holders or the Rights Agent (subject to Section 5.3), provided, that if any such amendment(s) (individually or the aggregate) materially impairs or adversely affects the rights of the Holders hereunder, such amendment shall also require the prior written consent of the Holders in accordance with Section 5.2:
(i) to evidence the appointment of another Person as a successor Rights Agent and the assumption by any successor Rights Agent of the covenants and obligations of the Rights Agent herein in accordance with the provisions hereof;
(ii) to evidence the succession of another Person to the Company and the assumption of any such successor of the covenants of the Company outlined herein in a transaction contemplated by Section 6.6;
(iii) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection and benefit of the Holders; provided, that in each case, such provisions shall not adversely affect the interests of the Holders;
(iv) to cure any ambiguity, to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement; provided, that in each case, such provisions shall not adversely affect the interests of the Holders;
(v) as may be necessary or appropriate to ensure that CVRs are not subject to registration under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations made thereunder, or any applicable state securities or “blue sky” laws;
(vi) as may be necessary or appropriate to ensure that the Company is not required to produce a prospectus or an admission document in order to comply with applicable Law;
(vii) to cancel CVRs (i) in the event that any Holder has abandoned its rights in accordance with Section 2.5 or (ii) following a transfer of such CVRs to the Company or its Affiliates in accordance with Section 2.2 and Section 2.6;
(viii) as may be necessary or appropriate to ensure that the Company complies with applicable Law; or
(ix) to effect any other amendment to this Agreement that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Agreement of any such Holder.
(b) Promptly after the execution by the Company of any amendment pursuant to this Section 5.1, the Company will (or will cause the Rights Agent to) notify the Holders in general terms of the substance of such amendment in accordance with Section 6.2.
Section 5.2 Amendments with Consent of Holders.
(a) In addition to any amendments to this Agreement that may be made by the Company without the consent of any Holder or the Rights Agent pursuant to Section 5.1, with the consent of the Majority of Holders, the Company and the Rights Agent may enter into one or more amendments to this Agreement for the purpose of adding, eliminating or amending any provisions of this Agreement, even if such addition, elimination or amendment is adverse to the interests of the Holders.
(b) Promptly after the execution by the Company and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, the Company will (or will cause the Rights Agent to) notify the Holders in general terms of the substance of such amendment in accordance with Section 6.2.
Section 5.3 Effect of Amendments.
Upon the execution of any amendment under this ARTICLE 5, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this ARTICLE 5, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No supplement, amendment or other modification to this Agreement shall be effective unless duly executed by the Rights Agent.

ARTICLE 6
MISCELLANEOUS
Section 6.1 Notices to Rights Agent and to the Company.
All notices, requests and other communications (each, a “Notice”) to any party hereunder shall be in writing and delivered personally, by FedEx or other internationally recognized overnight courier service or, except with respect to any Notice from any Holder, by email. Such Notice shall be deemed given (a) on the date of delivery, if delivered in person or by e-mail (upon confirmation of receipt) prior to 5:00 p.m. in the time zone of the receiving party or on the next Business Day, if delivered after 5:00 p.m. in the time zone of the receiving party or (b) on the first Business Day following the date of dispatch, if delivered by FedEx or by other internationally recognized overnight courier service (upon proof of delivery), addressed as follows:
if to the Rights Agent, to:
American Stock Transfer & Trust Company, LLC
6201 15th Ave
Brooklyn, NY 11219
Attention:	Corporate Actions Group
E-mail:	reorg_rm@astfinancial.com
if to the Company, to:
Catalyst Biosciences, Inc.
611 Gateway Blvd.
Suite 120
South San Francisco, CA 94080
Attention:	Nassim Usman
Seline Miller
E-mail:	nusman@catbio.com
smiller@catbio.com
or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto.
Section 6.2 Notice to Holders.
All Notices required to be given to the Holders will be given (unless otherwise herein expressly provided) in writing and mailed, first-class postage prepaid, to each Holder at such Holder’s address as set forth in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the sending of such Notice, if any, and will be deemed given on the date of mailing. In any case where notice to the Holders is given by mail, neither the failure to mail such Notice, nor any defect in any Notice so mailed, to any particular Holder will affect the sufficiency of such Notice with respect to other Holders.
Section 6.3 Entire Agreement.
As between the Company and the Rights Agent, this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, notwithstanding the reference to any other agreement herein, and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement.
Section 6.4 Successor Substituted.
Upon any consolidation of or merger by the Company with or into any other Person, or any conveyance, transfer or lease of substantially all of the properties and assets of the Company to any Person, the surviving Person or acquiring Person (as applicable) shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume all of the obligations of the Company under this Agreement with the same effect as if such Person had been named as the Company herein.
Section 6.5 Merger or Consolidation or Change of Name of Rights Agent.
Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or Person resulting from any merger or consolidation to which the Rights Agent or any successor

Rights Agent shall be a party, or any Person succeeding to the stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 3.3. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 6.5.
Section 6.6 Successors and Assigns.
This Agreement will be binding upon, and will be enforceable by and inure solely to the benefit of, the Holders, the Company and the Rights Agent and their respective successors and assigns. Except for assignments to its Affiliates and as provided in Section 6.5, the Rights Agent may not assign this Agreement without the Company’s prior written consent. Subject to Section 5.1(a)(ii) and Section 6.4 hereof, the Company may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more of its Affiliates or to any Person with whom the Company is merged or consolidated, or any entity resulting from any merger or consolidation to which the Company shall be a party (each, an “Assignee”); provided, however, that in connection with any assignment to an Assignee, the Company shall agree to remain liable for the performance by the Company of its obligations hereunder (to the extent the Company exists following such assignment). The Company or an Assignee may not otherwise assign this Agreement without the prior consent of the Majority of Holders. Any attempted assignment of this Agreement in violation of this Section 6.6 will be void ab initio and of no effect.
Section 6.7 Benefits of Agreement; Action by Majority of Holders.
Nothing in this Agreement, express or implied, will give to any Person (other than the Company, the Rights Agent, the Holders and their respective permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Company, the Rights Agent, the Holders and their permitted successors and assigns. The Holders are intended third-party beneficiaries under this Agreement, but will have no rights hereunder except as are expressly set forth herein. Except for the rights of the Rights Agent set forth herein, the Majority of Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding at law or in equity with respect to the performance of this Agreement by the Company, and no individual Holder or other group of Holders will be entitled to exercise such rights. Notwithstanding the foregoing, in the event of a bankruptcy of the Company, individual Holders shall be entitled to assert claims in bankruptcy and take related actions in pursuit of such claims with respect to any Payment Amounts that may be claimed by the bankruptcy estate of the Company or by any creditor of the Company.
Section 6.8 Governing Law.
This Agreement and the CVRs will be governed by, and construed in accordance with, the Laws of the State of New York, (without giving effect to any rule or principle that would result in application of the law of any other jurisdiction) and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
Section 6.9 Jurisdiction.
In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties hereto: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof); (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 6.9; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party; and (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 6.1 or Section 6.2 of this Agreement.

Section 6.10 Waiver of Jury Trial.
Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implication of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 6.10.
Section 6.11 Severability Clause.
In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, is for any reason determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be impaired or otherwise affected and will continue to be valid and enforceable to the fullest extent permitted by applicable Law. Upon such a determination, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible; provided, however, that if an excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to the Company.
Section 6.12 Counterparts; Effectiveness.
This Agreement may be signed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original. This Agreement will become effective when each party hereto will have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement will have no effect and no party will have any right or obligation hereunder (whether by virtue of any oral or written agreement or any other communication).
Section 6.13 Termination.
This Agreement will automatically terminate and be of no further force or effect and, except as provided in Section 3.2, the parties hereto will have no further liability hereunder, and the CVRs will expire without any consideration or compensation therefor upon the payment of all amounts potentially due under any Disposition Agreement entered into during the Disposition Period (if any) (the “Term”). The termination of this Agreement will not affect or limit the right of Holders to receive the Payment Amounts under Section 2.3(b) to the extent earned prior to the termination of this Agreement, and the provisions applicable thereto will survive the expiration or termination of this Agreement.
Section 6.14 Force Majeure.
Notwithstanding anything to the contrary contained herein, none of the Rights Agent, the Company or any of its Subsidiaries (except as it relates to the obligations of the Company under Section 2.3(a)) will be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.
Section 6.15 Construction.
(a) As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”
(b) The headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.

(c) Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York City, United States, unless otherwise specified. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.
Section 6.16 Tax Treatment.
The Rights Agent agrees to treat (i) the distribution of the CVRs as a distribution of contractual rights governed by Section 301 of the Code and (ii) any Payment Amount as a contractual payment pursuant to the rights afforded by this Agreement to the Holder and not as a distribution by the Company in respect of Company common stock for U.S. federal, and, to the extent applicable, state and local income tax purposes.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.
Catalyst Biosciences, Inc.

By:	/s/ Nassim Usman, Ph.D.
Name: Nassim Usman, Ph.D.
Title: Chief Executive Officer
American Stock Transfer & Trust Company, LLC

By:	/s/ Michael Legregin
Name: Michael Legregin
Title: Senior Vice President, Corporate Actions Relationship Management & Operations
[Signature Page to Catalyst Contingent Value Rights Agreement]

AMENDMENT TO CONTINGENT VALUE RIGHTS AGREEMENT
This Amendment to Contingent Value Rights Agreement (this “Amendment”) is dated as of March 29, 2023 (the “Effective Date”), with respect to that certain Contingent Value Rights Agreement (the “CVR Agreement”), dated December 26, 2022, between Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability company, as initial Rights Agent (as defined in the CVR Agreement). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the CVR Agreement.
RECITALS
WHEREAS, the Company desires to amend Section 1.1 of the CVR Agreement to modify the definition of “Disposition Period”; and
WHEREAS, pursuant to Section 5.1(a) of the Agreement, the Company, at any time and from time to time, may enter into one or more amendment to the CVR Agreement without the consent of any of the Holders or the Rights Agent for the purposes outlined therein.
NOW, THEREFORE, pursuant to Section 5.1(a) of the CVR Agreement, the Company hereby amends the CVR Agreement as set forth below:
AGREEMENT
Section 1.1 Amendment. The definition of “Disposition Period” set forth in Section 1.1 of the CVR Agreement is hereby amended and restated in its entirety as follows:
“Disposition Period” the time period beginning on the Record Date and ending on the 90th calendar day after the remainder of the Holdback Amount (as defined in that certain Asset Purchase Agreement, dated February 27, 2023, by and between the Company and GC Biopharma Corp., a Yongin-si corporation (the “GCB APA”)) is finally determined and received by the Company pursuant to Section 6.7 of the GCB APA (the “Initial Term”); provided, however, such period will be automatically extended for any Claim for an additional one-year period to the extent any Claim is appealed during the Initial Term.
Section 1.2 Reference to and Effect of the Agreement. On or after the Effective Date, each reference in the CVR Agreement to “this Agreement”, “hereunder”, “herein”, or words of like import shall mean and be a referenced to the CVR Agreement as amended hereby.
Section 1.3 Effect of Amendment. Except as specifically modified herein, the CVR Agreement remains in full force and effect in accordance with its terms.
Section 1.4 Miscellaneous. The provisions of ARTICLE 6 of the CVR Agreement will apply mutatis mutandis to this Amendment.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.
PARENT:

CATALYST BIOSCIENCES, INC.

By:	/s/ Nassim Usman, Ph.D.
	Name:	Nassim Usman, Ph.D.
	Title:	President & Chief Executive Officer
[Signature Page to Amendment to CVR Agreement]

Annex E
THIRD CERTIFICATE OF AMENDMENT TO THE FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF CATALYST BIOSCIENCES, INC.
Catalyst Biosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:
1. The current name of the Corporation is Catalyst Biosciences, Inc., and the Corporation was originally incorporated pursuant to the General Corporation Law on March 7, 1997 under the name Targacept, Inc.
2. The Corporation’s Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 18, 2006 (as amended from time to time, the “Certificate of Incorporation”).
3. The amendments to the Certificate of Incorporation set forth in this Certificate of Amendment were duly authorized and adopted in accordance with Section 242 of the General Corporation Law.
4. The Certificate of Incorporation is hereby amended by striking out Article First in its entirety and by substituting in lieu of said paragraph the following paragraph:
“FIRST: The name of the corporation (hereinafter called the “corporation”) is Gyre Therapeutics, Inc.”
5. The Certificate of Incorporation is hereby further amended by striking out the first and second paragraphs of Article Fourth in its entirety and by substituting in lieu of said paragraphs the following paragraphs:
“FOURTH:(1)
1. Authorized Stock. The total number of shares which the corporation shall have authority to issue is    million (  ), of which (1) 20 million (20) shares shall be designated as Voting Common Stock, $0.001 par value per share (“Voting Common Stock”); (2)    million (  ) shares shall be designated as Non-Voting Common Stock, $0.001 par value per share (“Non-Voting Common Stock”); and (3) five million (5,000,000) shares shall be designated as Preferred Stock, $0.001 par value per share (“Preferred Stock”). Any reference to “Common Stock” in this Fourth Amended and Restated Certificate of Incorporation shall refer to Voting Common Stock, unless specific reference is made to Non-Voting Common Stock; provided, however, that this sentence shall not alter or affect the rights of the Non-Voting Common Stock hereunder.
2. Reverse Stock Split. Upon the effectiveness of the Third Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation (the “Effective Time”), each    shares of Common Stock, issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of outstanding Common Stock or treasury share, as applicable, automatically and without any action by the holder thereof and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 par value per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book-entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the average (as adjusted in good faith by the corporation to account for the Reverse Stock Split ratio)
(1)
These amendments implement Proposals 3, 4 and 5 and reflect the combination of any whole number of shares of the Corporation’s common stock between and including    and    into one share of the Corporation’s common stock. If only Proposal 4 is approved by stockholders and implemented by the Board, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only the language reflected in Section 4.1(b) “Reverse Stock Split” at a ratio determined by the Board to be in the best interests of the Corporation and its stockholders.

E-1

of the high and low trading prices of the Common Stock on The Nasdaq Capital Market during regular trading hours for the five trading days immediately preceding the Effective Time.
Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate or book entry position that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book entry position shall have been reclassified.”
6. The Certificate of Incorporation is hereby further amended by striking out the second paragraph of Article Sixth in its entirety and by substituting in lieu of said paragraph the following paragraph:
“2. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders of the corporation and may not be effected by any written consent by such stockholders; provided, however, from and after the effectiveness of the Third Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation until the first date on which GNI USA, Inc., a Delaware corporation, and its affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), collectively, beneficially own (as defined by Securities and Exchange Commission rules promulgated under Section 13 of the Exchange Act) shares representing less than 50% of the combined voting power of the outstanding shares of Common Stock, any action required or permitted to be taken at any annual or special meeting of the stockholders of the corporation may be taken by written consent in accordance with Section 228 of the General Corporation Law without a meeting, without prior notice and without a vote.”
7. This Certificate of Amendment to the Certificate of Incorporation shall be effective as of 12:01 a.m. Eastern Time on    .
Executed at South San Francisco, California, on    ,    .

Nassim Usman, Ph.D.
President & Chief Executive Officer
E-2

Annex F
GYRE THERAPEUTICS, INC.

2023 OMNIBUS INCENTIVE PLAN
1. Purposes of the Plan. The purposes of this Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), thereby furthering the best interests of the Company and its shareholders. The Plan (including any Sub-plans established hereunder in accordance with Section 4(c)) shall serve as the primary plan under which equity-based incentives are awarded on a worldwide basis to Participants.
2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.
(b) “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Stock-Based Award granted under the Plan
(c) “Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(d) “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(e) “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(f) “Board” means the Board of Directors of the Company.
(g) “Cause” is as defined in Participant’s Service Agreement, if any, or Award Agreement or, if not so defined, means: (i) any theft, fraud, embezzlement, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, falsification of any documents or records of the Company or any of its Affiliates, felony or similar act by Participant (whether or not related to Participant’s relationship with the Company); (ii) an act of moral turpitude by Participant, or any act that causes significant injury to, or is otherwise adversely affecting, the reputation, business, assets, operations or business relationship of the Company (or a Subsidiary or Affiliate, when applicable); (iii) any breach by Participant of any material agreement with or of any material duty of Participant to the Company or any Subsidiary or Affiliate thereof (including breach of confidentiality, non-disclosure, non-use non-competition or non-solicitation covenants towards the Company or any of its Affiliates) or failure to abide by code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); or (iv) any act which constitutes a breach of a Participant’s fiduciary duty towards the Company or an Affiliate or Subsidiary, including disclosure of confidential or proprietary information thereof or acceptance or solicitation to receive unauthorized or undisclosed benefits, irrespective of their nature, or funds, or promises to receive either, from individuals, consultants or corporate entities that the Company or a Subsidiary does business with; (v) Participant’s unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the improper use or disclosure of confidential or proprietary information); or (vi) any circumstances that constitute grounds for termination for cause under Participant’s Service Agreement with the Company or Affiliate, to the extent applicable. For the avoidance of doubt, the determination as to whether a termination is for Cause for purposes of this Plan, shall be made in good faith by the Committee and shall be final and binding on Participant.
(h) “Change in Control” means the occurrence of any one or more of the following events:
(i) any Person, other than (A) any employee plan established by the Company or any Subsidiary, (B) the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by shareholders of the Company
F-1

in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;
(ii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was either (a) a result of the ordinary annual director elections or (b) approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election, in each case, shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;
(iii) consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power and total fair market value of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or
(iv) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Grantee is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as
F-2

defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Grantee who holds such Award incurring interest or additional tax under Section 409A of the Code.
(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(j) “Committee” means the compensation committee of the Board unless another committee is designated by the Board If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.
(k) “Common Stock” means the common stock, par value , of the Company.
(l) “Consultant” means any individual, including an advisor, who is providing bona fide services to the Company or any Subsidiary or who has accepted an offer of service or consultancy from the Company or any Subsidiary. For purposes of the Plan, in the case of a Consultant, references to employment shall be deemed to refer to such Consultant’s service in such capacity, but in no event shall the Plan or any action taken hereunder be construed to create an employer-employee relationship between any such Consultant and the Company or of any of its Affiliates.
(m) “Director” means a member of the Board.
(n) “Effective Date” means the date on which the Plan is adopted by the Board.
(o) “Employee” means any individual, including any officer, employed by the Company or any Subsidiary or any prospective employee or officer who has accepted an offer of employment from the Company or any Subsidiary, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws; provided that any such person may not receive any payment or exercise any right relating to an Award until such person has commenced employment or service with the Company or its Subsidiaries. An employee on an approved leave of absence (including maternity leave) shall be considered as still in the employment of the Company or its Subsidiaries for purposes of eligibility for participation in the Plan.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(q) “Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the trading day immediately preceding the date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(r) “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.
(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(t) “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.
(u) “Non-Employee Director” means a Director who either (i) is not a current Employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the
F-3

Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(v) “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.
(w) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(x) “Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.
(y) “Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.
(z) “Participant” means the recipient of an Award granted under the Plan.
(aa) “Performance Award” means an Award granted pursuant to Section 10.
(bb) “Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.
(cc) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(dd) “Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.
(ee) “RSU” means a contractual right granted pursuant to Section 9 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.
(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(gg) “SAR” means a right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.
(hh) “Service Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Grantee.
(ii) “Share” means a share of the common stock, par value $0.001 per share, of the Company.
(jj) “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Committee.
(kk) “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(ll) “Termination of Service” means, in the case of a Grantee who is an Employee, cessation of the employment relationship such that the Grantee is no longer an employee of the Company or any Subsidiary, or, in the case of a Grantee who is a Consultant or Non-Employee Director, the date the performance of services for the Company or any Subsidiary has ended; provided, however, that in the case of a Grantee who is an
F-4

Employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Grantee employed by, or performing services for, a Subsidiary when such Subsidiary ceases to be a Subsidiary unless such Grantee’s employment or service continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Grantee experiences a “separation of service” (as such term is defined under Section 409A of the Code).
3. Eligibility.
(a) Any Employee, Non-Employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(b) Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.
4. Administration.
(a) Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.
(b) Delegation of Authority. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.
(c) Establishment of Sub-plans. The Board shall have full discretion and authority to establish one or more sub-plans under the Plan to facilitate local administration of the Plan in any jurisdiction in which the Company or any of its Affiliates operate and to conform the Plan to the legal requirements of any such jurisdiction or to allow for favorable tax treatment under any applicable provision of tax law (each, a “Sub-plan”). The Board shall establish such Sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All Sub-plans adopted by the Board shall be deemed to be part of the Plan, but each Sub-plan shall apply only to Participants within the affected jurisdiction and the Company or an Affiliate, as applicable, shall not be required to provide copies of any Sub-plan to Participants in any jurisdiction that is not affected.
(d) Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award
F-5

under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
(e) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee (or a subcommittee thereof) that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee (or a subcommittee) meeting such requirements to the extent necessary for such exemption to remain available
5. Shares Available for Awards.
(a) Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate Shares. The total number of Shares available for issuance under the Plan shall be increased on the first day of each Company fiscal year following the Effective Date in an amount equal to the lesser of (i) five (5) percent% of outstanding Shares on the last day of the immediately preceding fiscal year and (ii) such number of Shares as determined by the Committee in its discretion. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.
(b) If any Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan. The following shall become available for issuance under the Plan: (i) any Shares withheld in respect of taxes relating to any Award and (ii) any Shares tendered or withheld to pay the exercise price of Options.
(c) In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 19 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(f);
(ii) the number and type of Shares (or other securities) subject to outstanding Awards;
(iii) the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
F-6

(iv) the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.
(e) The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $500,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board, $750,000 in total value during the initial annual period, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 5(e) shall apply commencing with the first calendar year that begins following the Effective Date.
(f) Subject to adjustment as provided in Section 5(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be   . To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonqualified Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.
(c) The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.
(d) To the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the Option shall be deemed automatically exercised immediately before its expiration.
(e) No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(c)).
(f) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).
7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
F-7

(b) The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.
(d) Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
(e) To the extent a SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration.
(f) No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(c)).
8. Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The Award Agreement shall specify the vesting schedule.
(b) Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c) Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends.
(d) The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.
(e) Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f) The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
9. RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:.
(a) The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).
(b) Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c) An RSU shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such RSU, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such RSU.
F-8

(d) The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as such Awards.
(e) Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f) The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.
10. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
(b) Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(c) Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.
(d) A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to any dividends declared during the period that such Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.
F-9

(e) The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
11. Other Cash-Based Awards and Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.
12. Effect of Termination of Service or a Change in Control on Awards.
(a) The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Grantee’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.
(b) Subject to the last sentence of Section 2(jj), the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service. In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Grantees and/or Awards:
(i) continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;
(ii) substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);
(iii) acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR Award, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR Award without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) immediately prior to or as of the date of the Change in Control, (B) upon a Grantee’s involuntary Termination of Service (including upon a termination of the Grantee’s employment by the Company (or a successor corporation or its parent) without Cause, by a Grantee for “good reason” (as such term may be defined in the applicable Award Agreement and/or a Grantee’s Service Agreement. as the case may be) and/or due to a Grantee’s death or Disability) on or within a specified period following the Change in Control or (C) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award;
(iv) in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s); and
(v) cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the
F-10

Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.
(c) In connection with any of the actions set forth in Sections 12(c)(i) – (v), the Committee may, in its sole discretion, determine: (i) that any payments to Grantees made in respect of Awards shall be made or delayed (subject to Section 409A of the Code, where applicable) to the same extent that payment of consideration to the holders of the Shares in connection with the Change of Control is made or delayed as a result of any escrow, indemnification, earn out, holdback or any other contingent or deferred payment arrangement; (ii) the terms and conditions applying to the payment made or payable to the Grantees, including participation in any escrow, indemnification, earn-outs, holdback or any other contingent or deferred payment arrangement; and (iii) that any terms and conditions applying under the applicable definitive transaction agreements in connection with the Change in Control shall apply to the Grantees (including, without limitation, appointment and engagement of a stockholders’ or sellers’ representative, payment of fees or other costs and expenses associated with such services, indemnification of such representative, and authorization to such representative within the scope of such representative’s authority in the applicable definitive transaction agreements).
(d) Neither the authorities and powers of the Committee under this Section 12 nor the exercise or implementation thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Award, and (ii) as, inter alia, being a feature of the Award upon its grant, be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan, and may be effected without consent of any Grantee and without any liability to the Company or its Affiliates or to its or their respective officers, directors, employees and representatives and the respective successors and assigns of any of the foregoing.
13. General Provisions Applicable to Awards.
(a) Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.
(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d) Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will or pursuant to Section 13(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
F-11

(f) All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g) The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
(h) The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.
14. Amendments and Terminations.
(a) Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create Sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.
(c) Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
F-12

(d) Repricing. The Committee shall, without the approval of the Company’s shareholders, have the authority to (i) amend any outstanding Option or SAR to reduce the exercise price per Share or (ii) cancel any Option or SAR in exchange for cash or another Award.
15. Miscellaneous.
(a) No Employee, Consultant, Non-Employee Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or any applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c) In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the Employee has a change in status from a full-time employee to a part-time employee (or serves as a Consultant or Director) or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by applicable law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(d) As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Committee’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Committee’s request.
(e) No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
(f) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.
(g) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
(h) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award
F-13

under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(i) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(j) Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Committee’s or another third party selected by the Committee. The form of delivery of any Shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(k) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(l) Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
16. Effective Date of the Plan. The Plan shall be effective as of the Effective Date.
17. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
18. Cancellation or “Clawback” of Awards.
(a) The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(b) The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time and the Committee may, to the extent
F-14

permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
19. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Grantee to be a “specified employee” under Section 409A of the Code at the time of such Grantee’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Grantee with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Grantee’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Grantee’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Grantee’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Grantee on account of non-compliance with Section 409A of the Code.
20. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).
21. Data Protection. In connection with the Plan, the Company may need to process personal data provided by a Grantee to the Company or its Affiliates, third party service providers or others acting on the Company’s behalf. Examples of such personal data may include, without limitation, the Grantee’s name, account information, social security number, tax number and contact information. The Company may process such personal data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:
(a) administering and maintaining Grantee records;
(b) providing the services described in the Plan;
(c) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Grantee works; and
(d) responding to public authorities, court orders and legal investigations, as applicable.
The Company may share the Grantee’s personal data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) third party service providers acting on the Company’s behalf to provide the services described above or (vii) regulators and others, as required by law.
If necessary, the Company may transfer the Grantee’s personal data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Grantee’s home country. Any transfer of the Grantee’s personal data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through the contact set forth in the Employee Privacy Notice (the “Employee Privacy Notice”) that previously has been provided by the Company or its applicable Affiliate to the Grantee. The terms set forth in this Section 21 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the rights of the Grantee with respect to the Grantee’s personal data); provided that, in the event of any conflict between the terms of this Section 21 and the terms of the Employee Privacy Notice, the terms of this Section 21 shall govern and control in relation to the Plan and any personal data of the Grantee to the extent collected in connection therewith.
F-15

The Company will keep personal data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.
A Grantee has a right to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.
22. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.
F-16

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CBIO2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V10861-S65410 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CATALYST BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
8. To elect two Class II directors to hold office until the 2026 annual meeting of stockholders or until their respective successors are elected and qualified: **Nominees:** 01) Andrea Hunt 02) Nassim Usman, Ph.D.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:			
1. To approve, for purposes of Nasdaq Listing Rules 5635(a) and (b), the issuance of shares of common stock and convertible preferred stock, each pursuant to the terms of the business combination agreement, dated as of December 26, 2022, as amended on March 29, 2023 (the "Business Combination Agreement"), by and between Catalyst Biosciences, Inc. (the "Company") and the other parties thereto, a copy of which is attached to the accompanying proxy statement as Annex A.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
2. To approve, for purposes of Nasdaq Listing Rules 5635(a) and (b), the conversion of convertible preferred stock into shares of common stock pursuant to the asset purchase agreement, dated as of December 26, 2022, as amended on March 29, 2023 the ("F351 Agreement"), by and between the Company and the other parties thereto, a copy of which is attached to the accompanying proxy statement as Annex B.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
3. To adopt and approve an amendment to the restated certificate of incorporation of the Company to increase the number of authorized shares of common stock from 100,000,000 shares to [TBD] shares.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
4. To adopt and approve an amendment to the restated certificate of incorporation of the Company to effect a reverse stock split of common stock, by a ratio of not less than 1-for-[TBD] and not more than 1-for-[TBD], such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of the Board of Directors.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
5. To adopt and approve an amendment to the restated certificate of incorporation of the Company to create a new class of non-voting common stock of the Company.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
6. To approve the Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
7. To adopt and approve an amendment to the restated certificate of incorporation of the Company to allow for stockholder action by written consent in certain circumstances.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
9. To approve the compensation of the Company's named executive officers in a non-binding advisory vote.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for the following proposal:	1 Year	2 Years	3 Years	Abstain
10. An advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:			
11. To ratify the appointment of EisnerAmper LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
12. To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2, 3, 4, 5 and 6.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2023 Special Meeting of Stockholders To Be Held on [TBD], 2023:
The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.proxyvote.com.

V10862-S65410

PRELIMINARY PROXY - SUBJECT TO COMPLETION

CATALYST BIOSCIENCES, INC.
Special Meeting of Stockholders
[TBD], 2023 [TBD] A.M. PT
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Nassim Usman, Ph.D., and Seline Miller, or either of them, as proxies, each having full power of substitution and revocation, to vote all of the shares of common stock of Catalyst Biosciences, Inc. that the undersigned stockholder(s) is/are entitled to vote at said meeting and any adjournment or postponement thereof on all matters set forth on the reverse side and in its/their discretion upon such other matters as may properly come before the Special Meeting of Stockholders.

The 2023 Special Meeting of Stockholders of Catalyst Biosciences, Inc, will be held virtually. In order to attend and vote at the Special Meeting, you will need to log in to the Special Meeting at www.virtualshareholdermeeting.com/CBIO2023SM. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement in the sections titled "Questions and Answers About the Contributions."

The undersigned hereby acknowledge(s) receipt of a copy of Catalyst Biosciences, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on March 30, 2023, and the Proxy Statement dated [TBD], 2023. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Catalyst Biosciences, Inc., gives notice of such revocation.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by the proxy may be voted for a substitute nominee selected by the Board of Directors.

Continued and to be signed on reverse side